The information in this preliminary prospectus supplement is not complete and may be changed. These securities described may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This preliminary prospectus supplement and prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                Filed Pursuant to Rule 424B5
                                                Registration File No. 333-120522

                  SUBJECT TO COMPLETION, DATED OCTOBER 7, 2005

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 2, 2005)

                          $1,948,599,000 (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2005-TOP20
                                    as Issuer

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                            as Mortgage Loan Sellers

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-TOP20

                                 ---------------

     The depositor is offering selected classes of its Series 2005-TOP20
Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 221 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2005-TOP20
Certificates are not obligations of the depositor, the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     Investing in the certificates offered to you involves risks. See "Risk
Factors" beginning on page S-31 of this prospectus supplement and page 2 of the prospectus.

                                 ---------------
           Characteristics of the certificates offered to you include:
                                 ---------------

                    APPROXIMATE            INITIAL
                INITIAL CERTIFICATE     PASS-THROUGH         PASS-THROUGH             RATINGS
    CLASS           BALANCE (1)             RATE         RATE DESCRIPTION (2)     (FITCH/MOODY'S)
------------   ---------------------   --------------   ----------------------   ----------------

Class A-1           $126,750,000                %              Fixed                  AAA/Aaa
Class A-2           $189,450,000                %              Fixed                  AAA/Aaa
Class A-3           $176,000,000                %              Fixed                  AAA/Aaa
Class A-AB          $142,600,000                %              Fixed                  AAA/Aaa
Class A-4A          $954,956,000                %              Fixed                  AAA/Aaa
Class A-4B          $130,816,000                %              Fixed                  AAA/Aaa
Class A-J           $147,699,000                %              Fixed                  AAA/Aaa
Class B             $ 15,548,000                %              Fixed                  AA+/Aa1
Class C             $ 20,730,000                %              Fixed                  AA/Aa2
Class D             $ 15,547,000                %              Fixed                  AA-/Aa3
Class E             $ 28,503,000                %              Fixed                   A/A2

---------
(1)   The certificate balances are approximate and on the closing date may vary by up to 5%.

(2)   The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4A, Class A-4B,
      Class A-J, Class B, Class C, Class D and Class E Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate,
      (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

                                 ---------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.
Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated, the
underwriters, will purchase the certificates offered to you from the depositor and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on
or about October   , 2005. The depositor expects to receive from this offering
approximately $    , plus accrued interest from the cut-off date, before
deducting expenses payable by the depositor.

                                 ---------------

BEAR, STEARNS & CO. INC.                                         MORGAN STANLEY
                                 October   , 2005

--------------------------------------------------------------------------------
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

        COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-TOP20
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

--------------------------------------------------------------------------------
                       [MAP OF THE UNITED STATES OMITTED]

WASHINGTON                                       VIRGINIA
7 properties                                     8 properties
$80,192,546                                      $68,507,460
3.9% of total                                    3.3% of total

IDAHO                                            NORTH CAROLINA
1 property                                       6 properties
$6,780,874                                       $23,814,959
0.3% of total                                    1.1% of total

WYOMING                                          SOUTH CAROLINA
1 property                                       1 property
$4,613,133                                       $3,613,245
0.2% of total                                    0.2% of total

NEBRASKA                                         GEORGIA
2 properties                                     11 properties
$21,658,797                                      $36,705,804
1.0% of total                                    1.8% of total

MISSOURI                                         FLORIDA
2 properties                                     22 properties
$17,970,808                                      $97,126,920
0.9% of total                                    4.7% of total

IOWA                                             ALABAMA
1 property                                       2 properties
$3,567,369                                       $9,377,348
0.2% of total                                    0.5% of total

MINNESOTA                                        TENNESSEE
3 properties                                     6 properties
$62,152,628                                      $13,371,073
3.0% of total                                    0.6% of total

ILLINOIS                                         LOUISIANA
10 properties                                    5 properties
$28,797,299                                      $6,986,722
1.4% of total                                    0.3% of total

WISCONSIN                                        OKLAHOMA
4 properties                                     1 property
$205,674,609                                     $3,841,782
9.9% of total                                    0.2% of total

INDIANA                                          TEXAS
3 properties                                     36 properties
$4,807,165                                       $117,197,370
0.2% of total                                    5.7% of total

MICHIGAN                                         KANSAS
4 properties                                     2 properties
$16,620,000                                      $5,973,904
0.8% of total                                    0.3% of total

OHIO                                             NEW MEXICO
3 properties                                     2 properties
$13,681,452                                      $8,112,647
0.7% of total                                    0.4% of total

PENNSYLVANIA                                     COLORADO
11 properties                                    2 properties
$65,336,467                                      $12,150,000
3.2% of total                                    0.6% of total

NEW YORK                                         ARIZONA
13 properties                                    17 properties
$175,479,792                                     $121,389,619
8.5% of total                                    5.9% of total

MAINE                                            SOUTHERN CALIFORNIA
3 properties                                     31 properties
$6,257,845                                       $185,823,358
0.3% of total                                    9.0% of total

MASSACHUSETTS                                    NORTHERN CALIFORNIA
5 properties                                     27 properties
$164,650,000                                     $148,765,825
7.9% of total                                    7.2% of total

CONNECTICUT                                      UTAH
5 properties                                     2 properties
$69,516,334                                      $3,798,407
3.4% of total                                    0.2% of total

RHODE ISLAND                                     NEVADA
1 property                                       4 properties
$5,512,864                                       $29,034,226
0.3% of total                                    1.4% of total

NEW JERSEY                                       ALASKA
10 properties                                    1 property
$56,653,322                                      $1,787,456
2.7% of total                                    0.1% of total

MARYLAND                                         OREGON
5 properties                                     5 properties
$137,431,023                                     $28,246,175
6.6% of total                                    1.4% of total

[LEGEND OMITTED]

[           ] less than 1.0% of Cut-Off Date Balance

[           ] 1.0% - 5.0% of Cut-Off Date Balance

[           ] 5.1% - 10.0% of Cut-Off Date Balance

[           ] greater than 10.0% of Cut-Off Date Balance

[PHOTO OF 1345 AVENUE
OF THE AMERICAS OMITTED]              [PHOTO OF TWO RENAISSANCE SQUARE OMITTED]
1345 AVENUE OF THE AMERICAS,          TWO RENAISSANCE SQUARE,
New York, NY                          Phoenix, AZ

[PHOTO OF WEST TOWNE MALL OMITTED]    [PHOTO OF THE WESTIN COPLEY PLACE OMITTED]
WEST TOWNE MALL,                      THE WESTIN COPLEY PLACE,
Madison, WI                           Boston, MA

[PHOTO OF LAKEFOREST MALL OMITTED]     [PHOTO OF LAWSON COMMONS OMITTED]
LAKEFOREST MALL,                       LAWSON COMMONS,
Gaithersburg, MD                       St. Paul, MN

[PHOTO OF EAST TOWNE MALL OMITTED]     [PHOTO OF COMPUTERSHARE CANTON OMITTED]
EAST TOWNE MALL,                       COMPUTERSHARE CANTON,
Madison, WI                            Canton, MA

[PHOTO OF 200 MADISON AVENUE OMITTED]  [PHOTO OF PARK 'N FLY OMITTED]
200 MADISON AVENUE,                    PARK 'N FLY,
New York, NY                           Various

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2005-TOP20 Certificates are not obligations of the depositor or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us"
refer to Bear Stearns Commercial Mortgage Securities Inc.

                         ------------------------------

         We will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

         The certificates referred to in this prospectus supplement constitute instruments creating or acknowledging indebtedness within the meaning of Article
77(1) of the Financial Services and Markets Act 2000 (Regulated Activities)
Order 2001 (as amended) and accordingly constitute debt instruments for the purposes of Article 5 of the Financial Services and Markets Act 2000 (Collective
Investment Schemes) Order 2001 (as amended). The certificates may not be offered or sold to persons in the United Kingdom except to persons who are authorized and regulated by the financial services authority in the United Kingdom or to persons who have professional experience in matters of investment within the meaning of Articles 19 or 49(2) of the Financial Services and Markets Act 2000
(Financial Promotion) Order 2005 (as amended) (the "Order"). This prospectus supplement and any other communication in connection with the offering and issuance of the certificates is intended for and directed at and may only be issued or passed to a person authorized and regulated by the financial services authority or to a person of a kind described in either Article 19 or Article
49(2) of the order or a person to whom this prospectus supplement or any other such communication may otherwise lawfully be issued or passed on (all such persons together being referred to as "Relevant Persons"). This communication must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is available only to Relevant Persons and will be engaged in only with Relevant
Persons.

                                      S-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      S-4

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND

     Reports to Certificateholders; Available

     The Paying Agent, Certificate Registrar
         and Authenticating Agent .............. S-95
     Expected Final Distribution Date; Rated
         Final Distribution Date ................S-96
     Amendments to the Pooling and Servicing

     Material Terms and Characteristics of the
         Mortgage Loans ........................S-106
     Assessments of Property Value and ConditionS-113

     Servicing of The Westin Copley Place
         Loan Group, the 1345 Avenue of the
         Americas Loan Group, the 200 Madison
         Avenue Loan Group, the Park Avenue
         Plaza Loan Group, the PCF A/B
         Mortgage Loans and the Hinckley
         Portfolio Loan Group ..................S-126
     The Westin Copley Place Loan Group.........S-126
     The 1345 Avenue of the Americas Loan Group.S-127

     The Operating Adviser and the Lakeforest

     Prepayment Premiums and Yield Maintenance

     Special Exemption Applicable to the

APPENDIX I - Mortgage Pool
     Information  (Tables)........................I-1
APPENDIX II - Certain Characteristics
     of the Mortgage Loans.......................II-1
APPENDIX III - Significant
     Loan Summaries.............................III-1
APPENDIX IV - Term Sheet..........................T-1
APPENDIX V - Form of Statement to
     Certificateholders...........................V-1
SCHEDULE A - Class A-AB Planned Principal Balance.A-1

                                      S-5

--------------------------------------------------------------------------------
                                EXECUTIVE SUMMARY
         This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
                                APPROXIMATE
                                  INITIAL         APPROXIMATE                     APPROXIMATE    WEIGHTED
                                CERTIFICATE         INITIAL                       PERCENT OF     AVERAGE    PRINCIPAL
 APPROXIMATE                     BALANCE OR      PASS-THROUGH       RATINGS          TOTAL         LIFE      WINDOW
CREDIT SUPPORT     CLASS      NOTIONAL AMOUNT        RATE        (FITCH/MOODY'S) CERTIFICATES     (YRS.)     (MONTHS)
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------

   17.000%      CLASS A-1     $  126,750,000           %            AAA/Aaa         6.114%        2.99        1-57
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
   17.000%      CLASS A-2     $  189,450,000           %            AAA/Aaa         9.139%        4.79        57-60
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
   17.000%      CLASS A-3     $  176,000,000           %            AAA/Aaa         8.490%        6.61        78-84
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
   17.000%      CLASS A-AB    $  142,600,000           %            AAA/Aaa         6.879%        7.04       60-108
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
   27.000%      CLASS A-4A    $  954,956,000           %            AAA/Aaa        46.067%        9.72       108-119
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
   17.000%      CLASS A-4B    $  130,816,000           %            AAA/Aaa         6.311%        9.90       119-120
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
   9.875%       CLASS A-J     $  147,699,000           %            AAA/Aaa         7.125%        9.97       120-121
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
   9.125%       CLASS B       $   15,548,000           %            AA+/Aa1         0.750%        10.04      121-121
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
   8.125%       CLASS C       $   20,730,000           %             AA/Aa2         1.000%        10.04      121-121
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
   7.375%       CLASS D       $   15,547,000           %            AA-/Aa3         0.750%        10.04      121-121
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
   6.000%       CLASS E       $   28,503,000           %              A/A2          1.375%        10.04      121-121
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
   5.125%       CLASS F       $   18,139,000           %             A-/A3          0.875%        10.04      121-121
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
   4.250%       CLASS G       $   18,139,000           %           BBB+/Baa1        0.875%        10.04      121-121
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
   3.125%       CLASS H       $   23,321,000           %            BBB/Baa2        1.125%        10.09      121-127
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
   2.250%       CLASS J       $   18,138,000           %           BBB-/Baa3        0.875%        10.78      127-131
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
    --------    CLASSES K-Q   $   46,642,628        --------        --------       --------      --------     --------
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
    --------    CLASS X       $2,072,978,628           %            AAA/Aaa        --------      --------     --------
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------
    --------    CLASS LF      $   20,000,000        --------        --------       --------      --------     --------
--------------- ------------- ----------------- ---------------- --------------- -------------- ----------- -----------

o    The notional amount of the Class X Certificates initially will be
     $2,072,978,628. The Class X Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4A
     and Class A-4B Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4A and Class A-4B
     Certificates in the aggregate. Additionally, the credit support percentage set forth for the Class A-4A Certificates reflects the credit support provided by the Class A-4B Certificates. References in this prospectus supplement to the Class A-4 Certificates means the Class A-4A Certificates and the Class A-4B Certificates in the aggregate. The credit support percentages do not include the Class LF Certificates.

o    The initial certificate balance on the closing date may vary by up to 5%.

o    The Class X Certificates and the Class F, Class G, Class H, Class J, Class
     K, Class L, Class M, Class N, Class O, Class P, Class Q and Class LF
     Certificates are not offered pursuant to this prospectus supplement.

o    The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4A, Class A-4B,
     Class A-J, Class B, Class C, Class D and Class E Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii)
     a fixed rate subject to a cap equal to the weighted average net mortgage rate (in the case of the Lakeforest Mall loan, based on the net mortgage rate and principal balance of the pooled component only) or (iii) a rate equal to the weighted average net mortgage rate (in the case of the
     Lakeforest Mall loan, based on the net mortgage rate and principal balance of the pooled component only) less a specified percentage, which percentage may be zero.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The
     Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having such a date; and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o    Each Class Q Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     -----
           Offered certificates.
     -----
     -----
           Certificates not offered pursuant to this prospectus supplement.
     -----

                                      S-6

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) will
                                            represent beneficial interests in a
                                            trust created by us on the closing
                                            date. All payments to you will come
                                            only from the amounts received in
                                            connection with the assets of the
                                            trust. The trust's assets will
                                            primarily be 221 mortgage loans
                                            secured by first mortgage liens on
                                            285 commercial, manufactured housing
                                            community and multifamily
                                            properties. The Class LF
                                            certificates will represent
                                            interests in one of the two
                                            components of a related mortgage
                                            loan (the Lakeforest Mall loan),
                                            which component will not be pooled
                                            with the other mortgage loans. The
                                            other component of the Lakeforest
                                            Mall loan will be pooled with the
                                            other mortgage loans and, together
                                            with the other mortgage loans, will
                                            back the other classes of
                                            certificates.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through
                                            Certificates, Series 2005-TOP20.

MORTGAGE POOL.............................  The mortgage pool consists of 221 mortgage loans with an aggregate
                                            principal balance of all mortgage
                                            loans as of the cut-off date, of
                                            approximately $2,072,978,628, which
                                            may vary on the closing date by up
                                            to 5%. Each mortgage loan requires
                                            scheduled payments of principal
                                            and/or interest to be made monthly.
                                            For purposes of those mortgage loans
                                            that have a due date on a date other
                                            than the first of the month, we have
                                            assumed that those mortgage loans
                                            are due on the first of the month
                                            for purposes of determining their
                                            cut-off dates and cut-off date
                                            balances.

                                            As of the cut-off date, the balances
                                            of the mortgage loans in the
                                            mortgage pool ranged from
                                            approximately $548,718 to
                                            approximately $121,050,000 and the
                                            mortgage loans had an approximate
                                            average balance of $9,379,994.

                           RELEVANT PARTIES AND DATES

ISSUER....................................  Bear Stearns Commercial Mortgage
                                            Securities Trust 2005-TOP20.

DEPOSITOR.................................  Bear Stearns Commercial Mortgage
                                            Securities Inc.

MASTER SERVICER...........................  Wells Fargo Bank, National
                                            Association.

SPECIAL SERVICER..........................  ARCap Servicing, Inc.

PRIMARY SERVICER..........................  Principal Global Investors, LLC will act as primary servicer with respect
                                            to those mortgage loans sold to the
                                            trust by Principal Commercial
                                            Funding, LLC. In addition, Wells
                                            Fargo Bank, National Association
                                            will act as primary servicer with
                                            respect to those mortgage loans sold
                                            to the trust by Wells Fargo Bank,
                                            National Association, Bear Stearns
                                            Commercial Mortgage, Inc. and Morgan
                                            Stanley Mortgage Capital Inc.

TRUSTEE...................................  LaSalle Bank National Association,
                                            a national banking association.

                                      S-7

FISCAL AGENT..............................  ABN AMRO Bank N.V., a Netherlands
                                            banking corporation and indirect
                                            corporate parent of the trustee.

PAYING AGENT..............................  Wells Fargo Bank, National
                                            Association, which will also act as
                                            the certificate registrar. See
                                            "Description of the Offered
                                            Certificates--The Paying Agent,
                                            Certificate Registrar and
                                            Authenticating Agent" in this
                                            prospectus supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the
                                            aggregate certificate balance of the
                                            most subordinate class of
                                            certificates (other than the Class
                                            LF Certificates), outstanding at any
                                            time of determination, or, if the
                                            certificate balance of that class of
                                            certificates is less than 25% of the
                                            initial certificate balance of that
                                            class, the next most subordinate
                                            class of certificates, may appoint a
                                            representative to act as operating
                                            adviser for the purposes described
                                            in this prospectus supplement;
                                            provided, that with respect to any
                                            A/B Mortgage Loan, a holder of the
                                            related B Note will, to the extent
                                            set forth in the related
                                            intercreditor agreement, instead be
                                            entitled to the rights and powers
                                            granted to the Operating Adviser
                                            under the Pooling and Servicing
                                            Agreement to the extent such rights
                                            and powers relate to the related A/B
                                            Mortgage Loan (but only so long as
                                            the holder of the related B Note is
                                            the directing holder). The holders
                                            of certificates representing more
                                            than 50% of the aggregate
                                            certificate balance of the Class LF
                                            Certificates, outstanding at any
                                            time of determination, may appoint a
                                            representative to act as operating
                                            adviser for the Lakeforest Mall loan
                                            for the purposes described in this
                                            prospectus supplement. The initial
                                            operating adviser will be ARCap
                                            REIT, Inc., other than with respect
                                            to the Lakeforest Mall Loan.

SELLERS...................................  Wells Fargo Bank, National
                                            Association, as to 101 mortgage
                                            loans, representing 32.7% of the
                                            initial outstanding pool balance.

                                            Morgan Stanley Mortgage Capital
                                            Inc., as to 41 mortgage loans,
                                            representing 22.5% of the initial
                                            outstanding pool balance.*

                                            Bear Stearns Commercial Mortgage,
                                            Inc., as to 45 mortgage loans,
                                            representing 22.7% of the initial
                                            outstanding pool balance.

                                            Principal Commercial Funding, LLC,
                                            as to 32 mortgage loans,
                                            representing 12.7% of the initial
                                            outstanding pool balance.

                                            Principal Commercial Funding,
                                            LLC/Morgan Stanley Mortgage Capital
                                            Inc. co-originated 2 mortgage loans,
                                            the West Towne Mall Mortgage Loan
                                            and the East Towne Mall Mortgage
                                            Loan, representing 5.5% and 3.9% of
                                            the initial outstanding pool
                                            balance, respectively.

                                            *Two mortgage loans, the 1345 Avenue
                                            of the Americas Pari Passu Loan and
                                            the Park Avenue Plaza Pari Passu
                                            Loan, were co-originated by Morgan
                                            Stanley Mortgage Capital Inc. and
                                            UBS Real Estate Investments Inc.

UNDERWRITERS..............................  Bear, Stearns & Co. Inc. and Morgan
                                            Stanley & Co. Incorporated.

CUT-OFF DATE..............................  October 1, 2005, or with respect to any mortgage loan originated in
                                            October 2005 that has its first
                                            scheduled payment date in December
                                            2005, the date of origination. For
                                            purposes of the information
                                            contained in this prospectus
                                            supplement (including the appendices
                                            to this prospectus supplement),
                                            scheduled payments due in October
                                            2005

                                      S-8

                                            with respect to mortgage loans not
                                            having payment dates on the first
                                            day of each month have been deemed
                                            received on October 1, 2005, not the
                                            actual day on which such scheduled
                                            payments were due.

CLOSING DATE..............................  On or about October      , 2005.

DISTRIBUTION DATE.........................  The 12th day of each month, or, if such 12th day is not a business day,
                                            the business day immediately
                                            following such 12th day, commencing
                                            in November 2005.

RECORD DATE...............................  With respect to each distribution date, the close of business on the
                                            last business day of the preceding
                                            calendar month.

                                            --------------- --------------------
EXPECTED FINAL DISTRIBUTION DATES........     Class A-1          July 12, 2010
                                            --------------- --------------------
                                              Class A-2        October 12, 2010
                                            --------------- --------------------
                                              Class A-3        October 12, 2012
                                            --------------- --------------------
                                             Class A-AB        October 12, 2014
                                            --------------- --------------------
                                             Class A-4A       September 12, 2015
                                            --------------- --------------------
                                             Class A-4B        October 12, 2015
                                            --------------- --------------------
                                              Class A-J        November 12, 2015
                                            --------------- --------------------
                                               Class B         November 12, 2015
                                            --------------- --------------------
                                               Class C         November 12, 2015
                                            --------------- --------------------
                                               Class D         November 12, 2015
                                            --------------- --------------------
                                               Class E         November 12, 2015
                                            --------------- --------------------

                                            The Expected Final Distribution Date
                                            for each class of certificates is
                                            the date on which such class is
                                            expected to be paid in full,
                                            assuming no delinquencies, losses,
                                            modifications, extensions of
                                            maturity dates, repurchases or
                                            prepayments of the mortgage loans
                                            after the initial issuance of the
                                            certificates. Any mortgage loans
                                            with anticipated repayment dates are
                                            assumed to repay in full on those
                                            dates.

RATED FINAL DISTRIBUTION DATE.............  As to each class of certificates, the distribution date in
                                            October 2042.

                                            OFFERED CERTIFICATES

GENERAL...................................  We are offering the following eleven
                                            (11) classes of our Series
                                            2005-TOP20 Commercial Mortgage
                                            Pass-Through Certificates:

                                            o        Class A-l

                                            o        Class A-2

                                            o        Class A-3

                                      S-9

                                            o        Class A-AB

                                            o        Class A-4A

                                            o        Class A-4B

                                            o        Class A-J

                                            o        Class B

                                            o        Class C

                                            o        Class D

                                            o        Class E

                                            The entire series will consist of a
                                            total of twenty-seven (27) classes,
                                            the following sixteen (16) of which
                                            are not being offered by this
                                            prospectus supplement and the
                                            accompanying prospectus: Class X,
                                            Class F, Class G, Class H, Class J,
                                            Class K, Class L, Class M, Class N,
                                            Class O, Class P, Class Q, Class LF,
                                            Class R-I, Class R-II and Class
                                            R-III.

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial
                                            certificate balance presented in the
                                            chart below and this balance below
                                            may vary by up to 5% on the closing
                                            date:

                                             ---------------------- --------------------------------------------------
                                                   Class A-1                $126,750,000 Certificate Balance
                                             ---------------------- --------------------------------------------------
                                                   Class A-2                $189,450,000 Certificate Balance
                                             ---------------------- --------------------------------------------------
                                                   Class A-3                $176,000,000 Certificate Balance
                                             ---------------------- --------------------------------------------------
                                                  Class A-AB                $142,600,000 Certificate Balance
                                             ---------------------- --------------------------------------------------
                                                  Class A-4A                $954,956,000 Certificate Balance
                                             ---------------------- --------------------------------------------------
                                                  Class A-4B                $130,816,000 Certificate Balance
                                             ---------------------- --------------------------------------------------
                                                   Class A-J                $147,699,000 Certificate Balance
                                             ---------------------- --------------------------------------------------
                                                    Class B                  $15,548,000 Certificate Balance
                                             ---------------------- --------------------------------------------------
                                                    Class C                  $20,730,000 Certificate Balance
                                             ---------------------- --------------------------------------------------
                                                    Class D                  $15,547,000 Certificate Balance
                                             ---------------------- --------------------------------------------------
                                                    Class E                  $28,503,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                            The certificate balance at any time
                                            is the maximum amount of principal
                                            distributable to a class and is
                                            subject to adjustment on each
                                            distribution date to reflect any
                                            reductions resulting from
                                            distributions of principal to that
                                            class or any allocations of losses
                                            to the certificate balance of that
                                            class.

                                            The Class X Certificates, which are
                                            private certificates, will not have
                                            certificate balances; such class of
                                            certificates will instead represent
                                            the right to receive distributions
                                            of interest accrued as described in
                                            this prospectus supplement on a
                                            notional amount. The notional amount
                                            of the Class X Certificates will be
                                            equal to the aggregate of the
                                            certificate

                                      S-10

                                            balances of the classes of
                                            certificates (other than the Class
                                            X, Class LF, Class R-I, Class R-II
                                            and Class R-III Certificates)
                                            outstanding from time to time. Any
                                            information provided herein
                                            regarding the characteristics of the
                                            Class X Certificates, which are not
                                            offered pursuant to this prospectus
                                            supplement, is provided only to
                                            enhance your understanding of the
                                            offered certificates.

                                            Accordingly, the notional amount of
                                            the Class X Certificates will be
                                            reduced on each distribution date by
                                            any distributions of principal
                                            actually made on, and any losses
                                            actually allocated to the
                                            certificate balance of, any class of
                                            certificates (other than the Class
                                            X, Class LF, Class R-I, Class R-II
                                            and Class R-III Certificates)
                                            outstanding from time to time.

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a
                                            pass-through rate. The following
                                            table lists the initial pass-through
                                            rates for each class of offered
                                            certificates:

                                            -------------- --------------------
                                             Class A-1% (Fixed)
                                            -------------- --------------------
                                             Class A-2% (Fixed)
                                            -------------- --------------------
                                             Class A-3% (Fixed)
                                            -------------- --------------------
                                            Class A-AB        % (Fixed)
                                            -------------- --------------------
                                            Class A-4A        % (Fixed)
                                            -------------- --------------------
                                            Class A-4B        % (Fixed)
                                            -------------- --------------------
                                             Class A-J        % (Fixed)
                                            -------------- --------------------
                                              Class B         % (Fixed)
                                            -------------- --------------------
                                              Class C         % (Fixed)
                                            -------------- --------------------
                                              Class D         % (Fixed)
                                            -------------- --------------------
                                              Class E         % (Fixed)
                                            -------------- --------------------

                                            Interest on your certificates will
                                            be calculated on the basis of a
                                            360-day year consisting of twelve
                                            30-day months, also referred to in
                                            this prospectus supplement as a
                                            30/360 basis.

                                            The Class A-1, Class A-2, Class A-3,
                                            Class A-AB, Class A-4A, Class A-4B,
                                            Class A-J, Class B, Class C, Class D
                                            and Class E Certificates, will, at
                                            all times, accrue interest at a per
                                            annum rate equal to (i) a fixed
                                            rate, (ii) a fixed rate subject to a
                                            cap equal to the weighted average
                                            net mortgage rate or (iii) a rate
                                            equal to the weighted average net
                                            mortgage rate less a specified
                                            percentage, which percentage may be
                                            zero.

                                            The weighted average net mortgage
                                            rate for a particular distribution
                                            date is a weighted average of the
                                            interest rates on the mortgage loans
                                            (in the case of the Lakeforest Mall
                                            loan, the interest rate on the
                                            pooled component only) minus a
                                            weighted average annual
                                            administrative cost

                                      S-11

                                            rate, which includes the master
                                            servicing fee rate, any excess
                                            servicing fee rate, the primary
                                            servicing fee rate, and the trustee
                                            fee rate. The relevant weighting is
                                            based upon the respective principal
                                            balances of the mortgage loans (in
                                            the case of the Lakeforest Mall
                                            loan, the principal balance of the
                                            pooled component only) as in effect
                                            immediately prior to the relevant
                                            distribution date. For purposes of
                                            calculating the weighted average net
                                            mortgage rate, the mortgage loan
                                            interest rates will not reflect any
                                            default interest rate. The mortgage
                                            loan interest rates will also be
                                            determined without regard to any
                                            loan term modifications agreed to by
                                            the special servicer or resulting
                                            from any borrower's bankruptcy or
                                            insolvency. In addition, for
                                            purposes of calculating the weighted
                                            average net mortgage rate, if a
                                            mortgage loan does not accrue
                                            interest on a 30/360 basis, its
                                            interest rate for any month will, in
                                            general, be deemed to be the rate
                                            per annum that, when calculated on a
                                            30/360 basis, will produce the
                                            amount of interest that actually
                                            accrues on that mortgage loan in
                                            that month.

                                            The pass-through rate applicable to
                                            the Class X Certificates for the
                                            initial distribution date will equal
                                            approximately   % per annum.

                                            The pass-through rate applicable to
                                            the Class X Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date will equal
                                            the weighted average of the
                                            respective strip rates (the "Class X
                                            Strip Rates") at which interest
                                            accrues from time to time on the
                                            respective components of the total
                                            notional amount of the Class X
                                            Certificates outstanding immediately
                                            prior to the related distribution
                                            date (weighted on the basis of the
                                            respective balances of such
                                            components outstanding immediately
                                            prior to such distribution date).
                                            Each of those components will equal
                                            the certificate balance of one of
                                            the classes of the Principal Balance
                                            Certificates. The applicable Class X
                                            Strip Rate with respect to each such
                                            component for each distribution date
                                            will equal the excess, if any, of
                                            (a) the weighted average net
                                            mortgage rate for such distribution
                                            date, over (b) the pass-through rate
                                            for such distribution date for the
                                            related class of Principal Balance
                                            Certificates. Under no circumstances
                                            will any Class X Strip Rate be less
                                            than zero.

                                            The Class F, Class G, Class H and
                                            Class J Certificates will, at all
                                            times, accrue interest at a per
                                            annum rate equal to (i) a fixed
                                            rate, (ii) a fixed rate subject to a
                                            cap equal to the weighted average
                                            net mortgage rate or (iii) a rate
                                            equal to the weighted average net
                                            mortgage rate less a specified
                                            percentage, which percentage may be
                                            zero. The pass-through rate
                                            applicable to the Class K, Class L,
                                            Class M, Class N, Class O, Class P
                                            and Class Q Certificates will, at
                                            all times, be a per annum rate equal
                                            to the lesser of   % and the
                                            weighted average net mortgage rate.

DISTRIBUTIONS

     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS..............  On each distribution date, funds available for distribution from the
                                            mortgage loans (other than those
                                            related to the Lakeforest Mall Loan
                                            Non-Pooled Component), net of excess
                                            interest, excess liquidation
                                            proceeds and specified trust
                                            expenses, including all servicing
                                            fees, trustee fees and related
                                            compensation, will be distributed in
                                            the following amounts and priority:

                                      S-12

                                                   Step l/Class A Senior and
                                            Class X: To interest on Classes A-1,
                                            A-2, A-3, A-AB, A-4 and X, pro rata,
                                            in accordance with their interest
                                            entitlements, provided that interest
                                            distributed to the Class A-4
                                            Certificates will be applied first
                                            to Class A-4A up to its interest
                                            entitlements and then to Class A-4B
                                            up to its interest entitlements.

                                                   Step 2/Class A Senior: To the
                                            extent of amounts then required to
                                            be distributed as principal, (i)
                                            first, to the Class A-AB
                                            Certificates until such Certificates
                                            are reduced to their Planned
                                            Principal Balance, (ii) second, to
                                            the Class A-1 Certificates, until
                                            the Class A-1 Certificates are
                                            reduced to zero, (iii) third, to the
                                            Class A-2 Certificates, until the
                                            Class A-2 Certificates are reduced
                                            to zero, (iv) fourth, to the Class
                                            A-3 Certificates, until the Class
                                            A-3 Certificates are reduced to
                                            zero, (v) fifth, to the Class A-AB
                                            Certificates, until the Class A-AB
                                            Certificates are reduced to zero and
                                            (vi) sixth, to the Class A-4
                                            Certificates, until the Class A-4
                                            Certificates are reduced to zero,
                                            provided that amounts distributed as
                                            principal to the Class A-4
                                            Certificates will first be applied
                                            to the Class A-4A Certificates until
                                            reduced to zero and then to the
                                            Class A-4B Certificates until
                                            reduced to zero. If the principal
                                            amount of each class of certificates
                                            other than Classes A-1, A-2, A-3,
                                            A-AB and A-4 has been reduced to
                                            zero as a result of losses on the
                                            mortgage loans or an appraisal
                                            reduction, principal will be
                                            distributed to Classes A-1, A-2,
                                            A-3, A-AB and A-4, pro rata,
                                            provided that principal distributed
                                            to the Class A-4 Certificates will
                                            be applied first to the Class A-4A
                                            Certificates until reduced to zero
                                            and then to the Class A-4B
                                            Certificates until reduced to zero.

                                                   Step 3/Class A Senior and
                                            Class X: To reimburse Classes A-1,
                                            A-2, A-3, A-AB and A-4 and, in
                                            respect of interest only, Class X,
                                            pro rata, for any previously
                                            unreimbursed losses on the mortgage
                                            loans that were previously borne by
                                            those classes, together with
                                            interest at the applicable
                                            pass-through rate, provided that all
                                            reimbursements with respect to the
                                            Class A-4 Certificates will be
                                            allocated first to the Class A-4A
                                            Certificates until all unreimbursed
                                            losses are reimbursed and then to
                                            the Class A-4B Certificates until
                                            all unreimbursed losses are
                                            reimbursed.

                                                   Step 4/Class A-J: To Class
                                            A-J as follows: (a) to interest on
                                            Class A-J in the amount of its
                                            interest entitlement; (b) to the
                                            extent of amounts required to be
                                            distributed as principal, to
                                            principal on Class A-J in the amount
                                            of its principal entitlement until
                                            its principal balance is reduced to
                                            zero; and (c) to reimburse Class A-J
                                            for any previously unreimbursed
                                            losses on the mortgage loans that
                                            were previously borne by that class,
                                            together with interest at the
                                            applicable pass-through rate.

                                                   Step 5/Class B: To Class B in
                                            a manner analogous to the Class A-J
                                            allocations of Step 4.

                                                   Step 6/Class C: To Class C in
                                            a manner analogous to the Class A-J
                                            allocations of Step 4.

                                                   Step 7/Class D: To Class D in
                                            a manner analogous to the Class A-J
                                            allocations of Step 4.

                                                   Step 8/Class E: To Class E in
                                            a manner analogous to the Class A-J
                                            allocations of Step 4.

                                      S-13

                                                   Step 9/Subordinate Private
                                            Certificates: To these certificates
                                            in the amounts and order of priority
                                            described in this prospectus
                                            supplement.

                                            Each certificateholder will receive
                                            its share of distributions on its
                                            class of certificates on a pro rata
                                            basis with all other holders of
                                            certificates of the same class. See
                                            "Description of the Offered
                                            Certificates-Distributions" in this
                                            prospectus supplement.

     B.  INTEREST AND
            PRINCIPAL ENTITLEMENTS........  A description of the interest entitlement payable to each Class
                                            can be found in "Description of the
                                            Offered Certificates--Distributions"
                                            in this prospectus supplement. As
                                            described in that section, there are
                                            circumstances relating to the timing
                                            of prepayments in which your
                                            interest entitlement for a
                                            distribution date could be less than
                                            one full month's interest at the
                                            pass-through rate on your
                                            certificate's principal balance. In
                                            addition, the right of the master
                                            servicer, the special servicer, the
                                            trustee and the fiscal agent to
                                            reimbursement for payment of
                                            nonrecoverable advances will be
                                            prior to your right to receive
                                            distributions of principal or
                                            interest.

                                            With respect to the two (2) mortgage
                                            loans that were originated in
                                            October 2005 and have their first
                                            due date in December 2005, the
                                            depositor has agreed to deposit
                                            $804,166.67 into the Certificate
                                            Account on the closing date, which
                                            amount represents one month's
                                            interest on the initial principal
                                            balance of such mortgage loan, and
                                            which amount will be distributable
                                            to certificateholders on the first
                                            distribution date in November 2005.

                                            The Class X Certificates will not be
                                            entitled to principal distributions.
                                            The amount of principal required to
                                            be distributed on the classes
                                            entitled to principal on a
                                            particular distribution date will,
                                            in general, be equal to:

                                            o    the principal portion of all
                                                 scheduled payments, other than
                                                 balloon payments, to the extent
                                                 received or advanced by the
                                                 master servicer or other party
                                                 (in accordance with the Pooling
                                                 and Servicing Agreement) during
                                                 the related collection period;

                                            o    all principal prepayments and
                                                 the principal portion of
                                                 balloon payments received
                                                 during the related collection
                                                 period;

                                            o    the principal portion of other
                                                 collections on the mortgage
                                                 loans received during the
                                                 related collection period,such
                                                 as liquidation proceeds,
                                                 condemnation proceeds,
                                                 insurance proceeds and income
                                                 on "real estate owned"; and

                                            o    the principal portion of
                                                 proceeds of mortgage loan
                                                 repurchases received during the
                                                 related collection period,

                                            subject, however, to the adjustments
                                            described herein. See the definition
                                            of "Principal Distribution Amount"
                                            in the "Glossary of Terms."

     C.  PREPAYMENT
            PREMIUMS/YIELD MAINTENANCE
            CHARGES.......................  The manner in which any prepayment premiums and yield maintenance
                                            charges received during a particular
                                            collection period will be allocated
                                            to the Class X Certificates, on the
                                            one hand, and the classes of
                                            certificates entitled to principal,
                                            on the other hand, is described in

                                      S-14

                                            "Description of the Offered
                                            Certificates--Distributions" in this
                                            prospectus supplement.

SUBORDINATION

     A.  GENERAL..........................  The chart below describes the manner in which the rights of various
                                            classes will be senior to the rights
                                            of other classes. Entitlement to
                                            receive principal and interest
                                            (other than excess liquidation
                                            proceeds and certain excess interest
                                            in connection with any loan having
                                            an anticipated repayment date) on
                                            any distribution date is depicted in
                                            descending order. The manner in
                                            which mortgage loan losses
                                            (including interest losses other
                                            than losses with respect to certain
                                            excess interest in connection with
                                            any loan having an anticipated
                                            repayment date) are allocated is
                                            depicted in ascending order. Such
                                            principal and interest (other than
                                            principal and interest related to
                                            the Lakeforest Mall Loan) will not
                                            be payable to the Class LF
                                            Certificates and such mortgage loan
                                            losses (other than mortgage loan
                                            losses on the Lakeforest Mall Loan)
                                            will not be allocated to the Class
                                            LF Certificates. Principal and
                                            interest related to the Lakeforest
                                            Mall Loan will be payable to the
                                            Class LF Certificates as specified
                                            herein. Mortgage loan losses that
                                            are realized on the Lakeforest Mall
                                            loan will be allocated to the Class
                                            LF certificates to the extent of the
                                            certificate balance of the Class LF
                                            certificates before being allocated
                                            to any other class of certificates.

                                            -------------------------------

                                                Class A-l, Class A-2,
                                            Class A-3, Class A-AB*, Class
                                                  A-4 and Class X**
                                            -------------------------------
                                                           |
                                            -------------------------------
                                                      Class A-J
                                            -------------------------------
                                                           |
                                            -------------------------------
                                                       Class B
                                            -------------------------------
                                                           |
                                            -------------------------------
                                                       Class C
                                            -------------------------------
                                                           |
                                            -------------------------------
                                                       Class D
                                            -------------------------------
                                                           |
                                            -------------------------------
                                                       Class E
                                            -------------------------------
                                                           |
                                            -------------------------------
                                                Classes F-Q and LF***
                                            -------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT
                                            WILL BE AVAILABLE TO YOU AS A HOLDER
                                            OF OFFERED CERTIFICATES.

                                      S-15

                                            LOSSES ALLOCATED TO THE CLASS A-4
                                            CERTIFICATES WILL BE APPLIED FIRST
                                            TO THE CLASS A-4B CERTIFICATES UNTIL
                                            REDUCED TO ZERO AND THEN TO THE
                                            CLASS A-4A CERTIFICATES UNTIL
                                            REDUCED TO ZERO.

                                            *The Class A-AB Certificates have
                                            priority with respect to receiving
                                            distributions of principal in
                                            respect of reducing such
                                            Certificates to their Planned
                                            Principal Balance, as described in
                                            this prospectus supplement.

                                            **Interest only certificates. No
                                            principal payments or realized loan
                                            losses in respect of principal will
                                            be allocated to the Class X
                                            Certificates. However, any loan
                                            losses (other than losses allocated
                                            to the non-pooled component of the
                                            Lakeforest Mall loan) will reduce
                                            the notional amount of the Class X
                                            Certificates.

                                            ***The Class LF certificates will be
                                            subordinated to the certificates
                                            only with respect to payments and
                                            other collections received on the
                                            Lakeforest Mall loan.

     B.  SHORTFALLS IN
            AVAILABLE FUNDS...............  Shortfalls in available funds will reduce amounts available for
                                            distribution and will be allocated
                                            in the same manner as mortgage loan
                                            losses. Among the causes of these
                                            shortfalls are the following:

                                            o    shortfalls resulting from
                                                 compensation which the special
                                                 servicer is entitled to
                                                 receive;

                                            o    shortfalls resulting from
                                                 interest on advances made by
                                                 the master servicer, the
                                                 trustee or the fiscal agent, to
                                                 the extent not covered by
                                                 default interest and late
                                                 payment charges paid by the
                                                 borrower; and

                                            o    shortfalls resulting from a
                                                 reduction of a mortgage loan's
                                                 interest rate by a bankruptcy
                                                 court or from other
                                                 unanticipated, extraordinary or
                                                 default-related expenses of the
                                                 trust.

                                            Shortfalls in mortgage loan interest
                                            as a result of the timing of
                                            voluntary and involuntary
                                            prepayments (net of certain amounts
                                            required to be used by the master
                                            servicer to offset such shortfalls)
                                            will be allocated to each class of
                                            certificates in accordance with
                                            their respective interest
                                            entitlements as described herein.

                                      S-16

                      INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

     A. GENERAL..........................   All numerical information in this
                                            prospectus supplement concerning the
                                            mortgage loans is approximate. All
                                            weighted average information
                                            regarding the mortgage loans
                                            reflects the weighting of the
                                            mortgage loans based upon their
                                            outstanding principal balances as of
                                            the cut-off date. With respect to
                                            mortgage loans not having due dates
                                            on the first day of each month,
                                            scheduled payments due in October
                                            2005 have been deemed received on
                                            October 1, 2005.

                                            For purposes of the statistical
                                            information in this prospectus
                                            supplement, unless otherwise noted,
                                            all numbers and statistical
                                            information include only the pooled
                                            component of the Lakeforest Mall
                                            loan. Generally, the exclusion of
                                            the non-pooled component of the
                                            Lakeforest Mall loan (1) decreases
                                            the loan-to-value ratio of, (2)
                                            increases the debt service coverage
                                            ratio of, and (3) decreases the
                                            percentage of the aggregate
                                            principal balance of the mortgage
                                            loans represented by the Lakeforest
                                            Mall loan indicated in such
                                            statistical information, because
                                            that information is based only on
                                            the pooled component of the
                                            Lakeforest Mall loan. References to
                                            the original principal balance of
                                            the pooled component of the
                                            Lakeforest Mall loan are references
                                            to the principal balance of the
                                            Lakeforest Mall loan as of its
                                            origination date, less the principal
                                            balance of its non-pooled component
                                            as of that date.

     B. PRINCIPAL BALANCES...............   The trust's primary assets will be
                                            221 mortgage loans with an aggregate
                                            principal balance as of the cut-off
                                            date of approximately
                                            $2,072,978,628. It is possible that
                                            the aggregate mortgage loan balance
                                            will vary by up to 5% on the closing
                                            date. As of the cut-off date, the
                                            principal balance of the mortgage
                                            loans in the mortgage pool ranged
                                            from approximately $548,718 to
                                            approximately $121,050,000 and the
                                            mortgage loans had an approximate
                                            average balance of $9,379,994.

                                            The aggregate principal balance of
                                            the Lakeforest Mall loan (including
                                            the component that is not pooled
                                            with the other mortgage loans) as of
                                            the cut-off date will be
                                            approximately $141,050,000. The
                                            non-pooled component of this
                                            mortgage loan is represented by the
                                            Class LF certificates, which are not
                                            being offered by this prospectus
                                            supplement. Only the pooled
                                            component (with an outstanding
                                            principal balance as of the cut-off
                                            date of approximately $121,050,000)
                                            of this mortgage loan will be
                                            represented by the offered
                                            certificates. All principal and
                                            interest collections on the
                                            Lakeforest Mall loan will be
                                            distributed as described in this
                                            prospectus supplement.

     C. FEE SIMPLE/LEASEHOLD.............   Two hundred seventy-four (274)
                                            mortgaged properties, securing
                                            mortgage loans representing 82.9% of
                                            the initial outstanding pool
                                            balance, are subject to a first
                                            mortgage lien on a fee simple estate
                                            in such mortgaged properties.

                                            Six (6) mortgaged properties,
                                            securing mortgage loans representing
                                            11.7% of the initial outstanding
                                            pool balance, are subject to a
                                            leasehold interest in the mortgaged
                                            properties.

                                            Five (5) mortgaged properties,
                                            securing mortgage loans representing
                                            5.4% of the initial outstanding pool
                                            balance, are subject to a first
                                            mortgage lien on a fee interest in a
                                            portion of such mortgaged properties
                                            and a leasehold interest in the
                                            remaining portion of such mortgaged
                                            properties.

                                      S-17

     D. PROPERTY TYPES...................   The following table shows how the
                                            mortgage loans are secured by
                                            collateral which is distributed
                                            among different types of properties.

                                             -------------------- --------------------------------- ------------------
                                                                                                        Number of
                                                                        Percentage of Initial           Mortgaged
                                             Property Type             Outstanding Pool Balance         Properties
                                             -------------------- --------------------------------- ------------------

                                             Retail                            38.0%                       134
                                             -------------------- --------------------------------- ------------------
                                             Office                            26.4%                       35
                                             -------------------- --------------------------------- ------------------
                                             Hospitality                       10.1%                       16
                                             -------------------- --------------------------------- ------------------
                                             Multifamily                        7.9%                       38
                                             -------------------- --------------------------------- ------------------
                                             Industrial                         7.6%                       30
                                             -------------------- --------------------------------- ------------------
                                             Mixed Use                          3.5%                        3
                                             -------------------- --------------------------------- ------------------
                                             Other                              3.4%                       11
                                             -------------------- --------------------------------- ------------------
                                             Self Storage                       2.4%                       13
                                             -------------------- --------------------------------- ------------------
                                             Manufactured                       0.9%                        5
                                             Housing Community
                                             -------------------- --------------------------------- ------------------

     E. PROPERTY LOCATION................   The number of mortgaged properties,
                                            and the approximate percentage of
                                            the aggregate principal balance of
                                            the mortgage loans secured by
                                            mortgaged properties located in the
                                            geographic areas with the highest
                                            concentrations of mortgaged
                                            properties, are as described in the
                                            table below:

                                            --------------------------- -------------------------------- -------------
                                                                                                           Number of
                                                                            Percentage of Initial          Mortgaged
                                            Geographic Areas               Outstanding Pool Balance       Properties
                                            --------------------------- -------------------------------- -------------

                                            California                               16.1%                    58
                                            --------------------------- -------------------------------- -------------
                                                   Southern                          9.0%                     31
                                            --------------------------- -------------------------------- -------------
                                                   Northern                          7.2%                     27
                                            --------------------------- -------------------------------- -------------
                                            Wisconsin                                9.9%                     4
                                            --------------------------- -------------------------------- -------------
                                            New York                                 8.5%                     13
                                            --------------------------- -------------------------------- -------------
                                            Massachusetts                            7.9%                     5
                                            --------------------------- -------------------------------- -------------
                                            Maryland                                 6.6%                     5
                                            --------------------------- -------------------------------- -------------
                                            Arizona                                  5.9%                     17
                                            --------------------------- -------------------------------- -------------
                                            Texas                                    5.7%                     36
                                            --------------------------- -------------------------------- -------------

                                            The remaining mortgaged properties
                                            are located throughout 32 states.
                                            None of these property locations has
                                            a concentration of mortgaged
                                            properties that represents security
                                            for more than 5.0% of the aggregate
                                            principal balance of the mortgage
                                            loans, as of the cut-off date.
                                            Northern California includes areas
                                            with zip codes above 93600 and
                                            Southern California includes areas
                                            with zip codes of 93600 and below.

                                      S-18

     F.  OTHER MORTGAGE
            LOAN FEATURES.................  As of the cut-off date, the mortgage loans had the following
                                            characteristics:

                                            o    No scheduled payment of
                                                 principal and interest on any
                                                 mortgage loan was thirty days
                                                 or more past due, and no
                                                 mortgage loan had been thirty
                                                 days or more delinquent in the
                                                 past year.

                                            o    Twenty-one (21) groups of
                                                 mortgage loans were made to the
                                                 same borrower or to borrowers
                                                 that are affiliated with one
                                                 another through partial or
                                                 complete direct or indirect
                                                 common ownership. The three (3)
                                                 largest groups represent 9.3%,
                                                 3.9% and 3.7%, respectively, of
                                                 the initial outstanding pool
                                                 balance. See Appendix II
                                                 attached to this prospectus
                                                 supplement.

                                            o    One hundred fourteen (114)
                                                 mortgaged properties, securing
                                                 mortgage loans representing
                                                 19.0% of the initial
                                                 outstanding pool balance, are
                                                 each 100% leased to a single
                                                 tenant.

                                            o    All of the mortgage loans bear
                                                 interest at fixed rates.

                                            o    Fixed periodic payments on the
                                                 mortgage loans are generally
                                                 determined assuming interest is
                                                 calculated on a 30/360 basis,
                                                 but interest actually accrues
                                                 and is applied on certain
                                                 mortgage loans on an actual/360
                                                 basis. Accordingly, there will
                                                 be less amortization of the
                                                 principal balance during the
                                                 term of these mortgage loans,
                                                 resulting in a higher final
                                                 payment on these mortgage
                                                 loans.

                                            o    No mortgage loan permits
                                                 negative amortization or the
                                                 deferral of accrued interest
                                                 (except excess interest that
                                                 would accrue in the case of any
                                                 loan having an anticipated
                                                 repayment date after the
                                                 applicable anticipated
                                                 repayment date for such loan).

     G. BALLOON LOANS/ARD LOANS..........   As of the cut-off date, the mortgage
                                            loans had the following additional
                                            characteristics:

                                            o    Two hundred eight (208)
                                                 mortgage loans, representing
                                                 93.8% of the initial
                                                 outstanding pool balance, are
                                                 "balloon loans." Twenty-four
                                                 (24) of these mortgage loans,
                                                 representing 13.4% of the
                                                 initial outstanding pool
                                                 balance, are ARD Loans. For
                                                 purposes of this prospectus
                                                 supplement, we consider a
                                                 mortgage loan to be a "balloon
                                                 loan" if its principal balance
                                                 is not scheduled to be fully or
                                                 substantially amortized by the
                                                 loan's stated maturity date or
                                                 anticipated repayment date, as
                                                 applicable.

                                            o    The remaining thirteen (13)
                                                 mortgage loans, representing
                                                 6.2% of the initial outstanding
                                                 pool balance, are fully
                                                 amortizing and are expected to
                                                 have less than 5% of the
                                                 original principal balance
                                                 outstanding as of their related
                                                 stated maturity dates.

     H.  INTEREST ONLY LOANS..............  As of the cut-off date, the mortgage loans had the following additional
                                            characteristics:

                                            o    Forty (40) mortgage loans,
                                                 representing 21.7% of the
                                                 initial outstanding pool
                                                 balance, provide for monthly
                                                 payments of interest only for a
                                                 portion of their respective
                                                 terms and then provide for the
                                                 monthly payment of principal
                                                 and interest over their
                                                 respective remaining terms.

                                      S-19

                                            o    Thirty-four (34) mortgage
                                                 loans, representing 33.5% of
                                                 the initial outstanding pool
                                                 balance, provide for monthly
                                                 payments of interest only for
                                                 their entire respective terms.

                                            o    One (1) mortgage loan,
                                                 representing 0.3% of the
                                                 initial outstanding pool
                                                 balance, provides for the
                                                 monthly payment of principal
                                                 and interest for a portion of
                                                 its term and then provides for
                                                 monthly payments of interest
                                                 only over the remaining term.

     I.  PREPAYMENT/DEFEASANCE
            PROVISIONS....................  As of the cut-off date, all of the mortgage loans restricted voluntary
                                            principal prepayments as follows:

                                            o    One hundred fifty-three (153)
                                                 mortgage loans, representing
                                                 74.8% of the initial
                                                 outstanding pool balance,
                                                 prohibit voluntary principal
                                                 prepayments for a period ending
                                                 on a date determined by the
                                                 related mortgage note (which
                                                 may be the maturity date),
                                                 which period is referred to in
                                                 this prospectus supplement as a
                                                 lock-out period, but permit the
                                                 related borrower, after an
                                                 initial period of at least two
                                                 years following the date of
                                                 issuance of the certificates,
                                                 to defease the loan by pledging
                                                 direct, non-callable United
                                                 States Treasury obligations and
                                                 obtaining the release of the
                                                 mortgaged property from the
                                                 lien of the mortgage.

                                            o    Twenty (20) mortgage loans,
                                                 representing 9.7% of the
                                                 initial outstanding pool
                                                 balance, prohibit voluntary
                                                 principal prepayments during a
                                                 lock-out period, and following
                                                 the lock-out period provide for
                                                 a prepayment premium or yield
                                                 maintenance charge calculated
                                                 on the basis of the greater of
                                                 a yield maintenance formula and
                                                 1% of the amount prepaid.

                                            o    Thirty-nine (39) mortgage
                                                 loans, representing 6.9% of the
                                                 initial outstanding pool
                                                 balance, prohibit voluntary
                                                 principal prepayments during a
                                                 lock-out period, and following
                                                 the lock-out period provide for
                                                 a prepayment premium or yield
                                                 maintenance charge calculated
                                                 on the basis of the greater of
                                                 a yield maintenance formula and
                                                 1% of the amount prepaid, and
                                                 also permit the related
                                                 borrower, after an initial
                                                 period of at least two years
                                                 following the date of the
                                                 issuance of the certificates,
                                                 to defease the loan by pledging
                                                 direct, non-callable United
                                                 States Treasury obligations and
                                                 obtaining the release of the
                                                 mortgaged property from the
                                                 lien of the mortgage.

                                            o    One (1) mortgage loan,
                                                 representing 4.1% of the
                                                 initial outstanding pool
                                                 balance, has no lock-out period
                                                 and permits voluntary principal
                                                 prepayments at any time if
                                                 accompanied by a yield
                                                 maintenance charge calculated
                                                 on the basis of a yield
                                                 maintenance formula.

                                            o    One (1) mortgage loan,
                                                 representing 1.7% of the
                                                 initial outstanding pool
                                                 balance, has no lock-out period
                                                 and permits voluntary principal
                                                 prepayments at any time during
                                                 the first twenty-six (26)
                                                 monthly payment periods if
                                                 accompanied by a prepayment
                                                 premium or yield maintenance
                                                 charge calculated on the basis
                                                 of the greater of a yield
                                                 maintenance formula or 1% of
                                                 the amount prepaid, and also
                                                 permits the related borrower,
                                                 after the initial twenty-six
                                                 (26) monthly payment periods
                                                 (which will be at least two
                                                 years following the date of
                                                 issuance of the certificates)
                                                 to defease the loan by pledging
                                                 direct, non-callable United
                                                 States

                                      S-20

                                                 Treasury obligations and
                                                 obtaining the release of the
                                                 mortgaged property from the
                                                 lien of the mortgage.

                                            o    One (1) mortgage loan,
                                                 representing 1.4% of the
                                                 initial outstanding pool
                                                 balance, has no lock-out period
                                                 and permits voluntary principal
                                                 prepayments at any time during
                                                 the first twenty-six (26)
                                                 monthly payment periods if
                                                 accompanied by a prepayment
                                                 premium or yield maintenance
                                                 charge calculated on the basis
                                                 of the greater of a yield
                                                 maintenance formula or 2% of
                                                 the amount prepaid, and also
                                                 permits the related borrower,
                                                 after the initial twenty-six
                                                 (26) monthly payment periods
                                                 (which will be at least two
                                                 years following the date of
                                                 issuance of the certificates)
                                                 to defease the loan by pledging
                                                 direct, non-callable United
                                                 States Treasury obligations and
                                                 obtaining the release of the
                                                 mortgaged property from the
                                                 lien of the mortgage.

                                            o    One (1) mortgage loan,
                                                 representing 1.0% of the
                                                 initial outstanding pool
                                                 balance, prohibits voluntary
                                                 principal prepayments during a
                                                 lock-out period, and following
                                                 the lock-out period permits
                                                 voluntary principal prepayments
                                                 if accompanied by a yield
                                                 maintenance charge calculated
                                                 on the basis of a yield
                                                 maintenance formula.

                                            o    Five (5) mortgage loans,
                                                 representing 0.4% of the
                                                 initial outstanding pool
                                                 balance, have no lock-out
                                                 period and permit voluntary
                                                 principal prepayments at any
                                                 time during the first
                                                 twenty-six (26) monthly payment
                                                 periods if accompanied by a
                                                 prepayment premium or yield
                                                 maintenance charge calculated
                                                 on the basis of the greater of
                                                 a yield maintenance formula or
                                                 1% of the amount prepaid, and
                                                 any time after the initial
                                                 twenty-six (26) monthly payment
                                                 periods, also permit the
                                                 related borrower to make
                                                 voluntary principal prepayments
                                                 if accompanied by a prepayment
                                                 premium or yield maintenance
                                                 charge calculated on the basis
                                                 of the greater of a yield
                                                 maintenance formula or 1% of
                                                 the amount prepaid or defease
                                                 (which will be at least two
                                                 years following the date of
                                                 issuance of the certificates)
                                                 the loan by pledging direct,
                                                 non-callable United States
                                                 Treasury obligations and
                                                 obtaining the release of the
                                                 mortgaged property from the
                                                 lien of the mortgage.

                                            With respect to the prepayment and
                                            defeasance provisions set forth
                                            above, certain of the mortgage loans
                                            also include provisions described
                                            below:

                                            o    One (1) mortgage loan,
                                                 representing 2.3% of the
                                                 initial outstanding pool
                                                 balance, is secured by multiple
                                                 mortgaged properties and
                                                 permits the release of any of
                                                 the mortgaged properties from
                                                 the lien of the mortgage upon
                                                 defeasance of an amount equal
                                                 to 125% of the allocated loan
                                                 amount of the mortgaged
                                                 property being released if the
                                                 loan-to-value ratio immediately
                                                 following such release is not
                                                 greater than 55% and the debt
                                                 service coverage ratio
                                                 immediately following such
                                                 release is at least equal to or
                                                 greater than 2.17x.

                                            o    One (1) mortgage loan,
                                                 representing 2.3% of the
                                                 initial outstanding pool
                                                 balance, which is secured by
                                                 multiple parcels, permits the
                                                 release of three such parcels
                                                 from the lien of the related
                                                 mortgage upon defeasance of an
                                                 amount equal to the amount of
                                                 the allocated loan balance of
                                                 the mortgaged property being
                                                 released.

                                      S-21

                                            o    One (1) mortgage loan,
                                                 representing 1.7% of the
                                                 initial outstanding pool
                                                 balance, which is secured by
                                                 multiple mortgaged properties,
                                                 permits the release of any such
                                                 property from the lien of the
                                                 related mortgage upon
                                                 prepayment of an amount equal
                                                 to at least 110% of the
                                                 allocated loan amount of the
                                                 mortgaged property provided
                                                 that the debt yield on the
                                                 mortgage loan prior to the
                                                 release is equal to or greater
                                                 than the debt yield on the
                                                 mortgage loan after such
                                                 release and the debt service
                                                 coverage ratio following such
                                                 release is at least equal to or
                                                 greater than the debt service
                                                 coverage ratio after such
                                                 release.

                                            o    One (1) mortgage loan,
                                                 representing 0.9% of the
                                                 initial outstanding pool
                                                 balance, is secured by multiple
                                                 mortgaged properties and
                                                 permits the release of one of
                                                 the mortgaged properties from
                                                 the lien of the mortgage upon
                                                 defeasance of an amount equal
                                                 to 115% of the allocated loan
                                                 amount of the mortgaged
                                                 property being released if the
                                                 loan-to-value ratio immediately
                                                 following such release is not
                                                 greater than 64% and the debt
                                                 service coverage ratio
                                                 immediately following such
                                                 release is at least equal to or
                                                 greater than 1.55x.

                                            o    One (1) mortgage loan,
                                                 representing 0.8% of the
                                                 initial outstanding pool
                                                 balance, is secured by multiple
                                                 mortgaged properties and
                                                 permits the partial release of
                                                 any of the mortgaged properties
                                                 from the lien of the mortgage
                                                 upon defeasance of an amount
                                                 equal to 125% of the allocated
                                                 loan amount of the mortgaged
                                                 property being released and the
                                                 satisfaction of various
                                                 criteria, including, among
                                                 others, a post-release
                                                 loan-to-value ratio of no more
                                                 than 77% and a debt service
                                                 coverage ratio of 1.30x.

                                            o    One (1) mortgage loan,
                                                 representing 0.8% of the
                                                 initial outstanding pool
                                                 balance, is secured by multiple
                                                 mortgaged properties and
                                                 permits the release of any of
                                                 the mortgaged properties from
                                                 the lien of the mortgage upon
                                                 defeasance of an amount equal
                                                 to 110% of the allocated loan
                                                 amount of the mortgaged
                                                 property being released if the
                                                 loan-to-value ratio immediately
                                                 following such release is not
                                                 greater than 75% and the debt
                                                 service coverage ratio
                                                 immediately following such
                                                 release is at least equal to or
                                                 greater than 1.15x, and also
                                                 permits the borrower to
                                                 substitute individual
                                                 properties once during the loan
                                                 term if the replacement
                                                 property satisfies various
                                                 criteria, including, among
                                                 others, loan-to-value ratio,
                                                 debt service coverage ratio,
                                                 property condition and rating
                                                 agency approval, as applicable.

                                            o    One (1) mortgage loan,
                                                 representing 0.2% of the
                                                 initial outstanding pool
                                                 balance, is secured by multiple
                                                 mortgaged properties and
                                                 permits the release of any of
                                                 the mortgaged properties from
                                                 the lien of the mortgage upon
                                                 defeasance of an amount equal
                                                 to 115% of the allocated loan
                                                 amount of the mortgaged
                                                 property being released if the
                                                 loan-to-value ratio immediately
                                                 following such release is not
                                                 greater than 60% and the debt
                                                 service coverage ratio
                                                 immediately following such
                                                 release is at least equal to or
                                                 greater than 1.12x.

                                            o    Four (4) mortgage loans,
                                                 representing 1.8% of the
                                                 initial outstanding pool
                                                 balance, are secured by
                                                 multiple mortgaged properties
                                                 and permit the substitution of
                                                 certain of the mortgaged
                                                 properties with other mortgaged
                                                 properties satisfying various

                                      S-22

                                                 criteria, including, among
                                                 others, loan-to-value ratio,
                                                 debt service coverage ratio,
                                                 property condition,
                                                 market-based criteria and
                                                 rating agency approval, as
                                                 applicable.

                                            o    Notwithstanding the above, the
                                                 mortgage loans generally
                                                 provide that the related
                                                 borrower may prepay the
                                                 mortgage loan without
                                                 prepayment premium or
                                                 defeasance requirements
                                                 commencing one (1) to seven (7)
                                                 payment dates prior to and
                                                 including the maturity date or
                                                 the anticipated repayment date.

                                            See Appendix II attached to this
                                            prospectus supplement for specific
                                            yield maintenance provisions with
                                            respect to the prepayment and
                                            defeasance provisions set forth
                                            above.

     J.  MORTGAGE LOAN RANGES
            AND WEIGHTED AVERAGES.........  As of the cut-off date, the mortgage loans had the following additional
                                            characteristics:

            i.   MORTGAGE INTEREST
                 RATES                      Mortgage interest rates ranging from
                                            4.540% per annum to 6.440% per
                                            annum, and a weighted average
                                            mortgage interest rate of 5.201% per
                                            annum;

            ii.  REMAINING TERMS            Remaining terms to scheduled
                                            maturity ranging from 57 months to
                                            239 months, and a weighted average
                                            remaining term to scheduled maturity
                                            of 113 months;

            iii. REMAINING
                 AMORTIZATION TERMS         Remaining amortization terms
                                            (excluding loans which provide for
                                            interest only payments for the
                                            entire loan term) ranging from 88
                                            months to 415 months, and a
                                            weighted average remaining
                                            amortization term of 327 months;

            iv.  LOAN-TO-VALUE RATIOS       Loan-to-value ratios ranging from
                                            7.1% to 79.8% and a weighted average
                                            loan-to-value ratio, calculated as
                                            described in this prospectus
                                            supplement, of 61.3%.

            v.   DEBT SERVICE
                 COVERAGE RATIOS            Debt service coverage ratios,
                                            determined according to the
                                            methodology presented in this
                                            prospectus supplement, ranging from
                                            1.15x to 16.51x and a weighted
                                            average debt service coverage ratio,
                                            calculated as described in this
                                            prospectus supplement, of 2.01x.

            vi.  DEBT SERVICE
                 COVERAGE RATIOS
                 (AFTER IO PERIOD)          Debt service coverage ratios (after
                                            IO Period), determined according to
                                            the methodology presented in this
                                            prospectus supplement, ranging from
                                            1.11x to 16.51x and a weighted
                                            average debt service coverage ratio,
                                            calculated as described in this
                                            prospectus supplement, of 1.91x.

     K.    NON-SERVICED MORTGAGE
           LOANS.........................   The 1345 Avenue of the Americas Pari
                                            Passu Loan, which, as of the cut-off
                                            date, had an unpaid principal
                                            balance of $46,800,000 and
                                            represents 2.3% of the initial
                                            outstanding pool balance, is secured
                                            by the related mortgaged property on
                                            a pari passu basis with, and
                                            pursuant to the same mortgage as,
                                            other notes that are not included in
                                            the trust (the "1345 Avenue of the
                                            Americas Companion Loans") and which
                                            had an original aggregate principal
                                            balance of approximately
                                            $466,695,115. The 1345 Avenue of the
                                            Americas Companion Loans have the
                                            same

                                      S-23

                                            interest rate, maturity date and
                                            amortization terms as the 1345
                                            Avenue of the Americas Pari Passu
                                            Loan.

                                            In addition, with respect to the
                                            1345 Avenue of the Americas Pari
                                            Passu Loan, the mortgage on the
                                            related mortgaged property also
                                            secures subordinated B Notes (the
                                            "1345 Avenue of the Americas B
                                            Notes"), which had an original
                                            aggregate principal balance of
                                            approximately $116,504,885, and
                                            subordinated C Notes (the "1345
                                            Avenue of the Americas C Notes"),
                                            which had an original aggregate
                                            principal balance of $100,000,000.
                                            The 1345 Avenue of the Americas B
                                            Notes and the 1345 Avenue of the
                                            Americas C Notes are not assets of
                                            the trust.

                                            The Park Avenue Plaza Pari Passu
                                            Loan, which, as of the cut-off date,
                                            had an unpaid principal balance of
                                            $19,350,000 and represents 0.9% of
                                            the initial outstanding pool
                                            balance, is secured by the related
                                            mortgaged property on a pari passu
                                            basis with, and pursuant to the same
                                            mortgage as, other notes that are
                                            not included in the trust (the "Park
                                            Avenue Plaza Companion Loans") and
                                            which had an original aggregate
                                            principal balance of $229,469,275.
                                            The Park Avenue Plaza Companion
                                            Loans have the same interest rate,
                                            maturity date and amortization terms
                                            as the Park Avenue Plaza Pari Passu
                                            Loan.

                                            In addition, with respect to the
                                            Park Avenue Plaza Pari Passu Loan,
                                            the mortgage on the related
                                            mortgaged property also secures
                                            subordinated B Notes (the "Park
                                            Avenue Plaza B Notes"), which had an
                                            original aggregate principal balance
                                            of $2,180,725. The Park Avenue Plaza
                                            B Notes are not assets of the trust.
                                            The Park Avenue Plaza Pari Passu
                                            Loan also has related mezzanine
                                            financing in the original principal
                                            amount of $85,000,000.

                                            The 1345 Avenue of the Americas Loan
                                            Group and the Park Avenue Plaza Loan
                                            Group are currently being serviced
                                            and administered pursuant to the
                                            MSCI FB 2005-1 Pooling and Servicing
                                            Agreement. The MSCI FB 2005-1
                                            Pooling and Servicing Agreement
                                            provides for servicing arrangements
                                            that are generally consistent with
                                            the terms of other comparably rated
                                            commercial mortgage loan
                                            securitizations. See "Servicing of
                                            the Mortgage Loans--Servicing of The
                                            Westin Copley Place Loan Group, the
                                            1345 Avenue of the Americas Loan
                                            Group, the 200 Madison Avenue Loan
                                            Group, the Park Avenue Plaza Loan
                                            Group, the PCF A/B Mortgage Loans
                                            and the Hinckley Portfolio Loan
                                            Group--The 1345 Avenue of the
                                            Americas Loan Group" and "--The Park
                                            Avenue Plaza Loan Group" in this
                                            prospectus supplement.

                                            The terms of the MSCI FB 2005-1
                                            Pooling and Servicing Agreement
                                            provide that:

                                            o    LaSalle Bank National
                                                 Association, which is the
                                                 trustee under the MSCI FB
                                                 2005-1 Pooling and Servicing
                                                 Agreement, will, in that
                                                 capacity, be the mortgagee of
                                                 record with respect to the
                                                 mortgaged property securing the
                                                 1345 Avenue of the Americas
                                                 Pari Passu Loan and the Park
                                                 Avenue Plaza Pari Passu Loan;

                                            o    Wells Fargo Bank, National
                                                 Association, which is the
                                                 servicer for the 1345 Avenue of
                                                 the Americas Loan Group and the
                                                 Park Avenue Plaza Loan Group
                                                 under the MSCI FB 2005-1
                                                 Pooling and Servicing
                                                 Agreement, will, in that
                                                 capacity, be the servicer for
                                                 the 1345 Avenue of the Americas
                                                 Pari Passu Loan and the Park
                                                 Avenue Plaza Pari Passu Loan,
                                                 subject to replacement pursuant
                                                 to

                                      S-24

                                                 the terms of the MSCI FB
                                                 2005-1 Pooling and Servicing
                                                 Agreement;

                                            o    Wells Fargo Bank, National
                                                 Association, which is the
                                                 special servicer under the MSCI
                                                 FB 2005-1 Pooling and Servicing
                                                 Agreement, will, in that
                                                 capacity, be the special
                                                 servicer for the 1345 Avenue of
                                                 the Americas Pari Passu Loan
                                                 and the Park Avenue Plaza Pari
                                                 Passu Loan, subject to
                                                 replacement pursuant to the
                                                 terms of the MSCI FB 2005-1
                                                 Pooling and Servicing
                                                 Agreement.

                                            See "Servicing of the Mortgage
                                            Loans--Servicing of The Westin
                                            Copley Place Loan Group, the 1345
                                            Avenue of the Americas Loan Group,
                                            the 200 Madison Avenue Loan Group,
                                            the Park Avenue Plaza Loan Group,
                                            the PCF A/B Mortgage Loans and the
                                            Hinckley Portfolio Loan Group--The
                                            1345 Avenue of the Americas Loan
                                            Group" and "--The Park Avenue Plaza
                                            Loan Group" in this prospectus
                                            supplement.

                                            The 200 Madison Avenue Pari Passu
                                            Loan, which, as of the cut-off date,
                                            had an unpaid principal balance of
                                            $45,000,000 and represents 2.2% of
                                            the initial outstanding pool
                                            balance, is secured by the related
                                            mortgaged property on a pari passu
                                            basis with, and pursuant to the same
                                            mortgage as, another note, that is
                                            not included in the trust (the "200
                                            Madison Avenue Companion Loan") and
                                            which had an original principal
                                            balance of $45,000,000. The 200
                                            Madison Avenue Companion Loan has
                                            the same interest rate, maturity
                                            date and amortization terms as the
                                            200 Madison Avenue Pari Passu Loan.

                                            The 200 Madison Avenue Companion
                                            Loan was included in the GSMSC
                                            2005-GG4 securitization. In
                                            connection therewith, the 200
                                            Madison Avenue Loan Group is
                                            currently being serviced and
                                            administered pursuant to the GSMSC
                                            2005-GG4 Pooling and Servicing
                                            Agreement. The GSMSC 2005-GG4
                                            Pooling and Servicing Agreement
                                            provides for servicing arrangements
                                            that are generally consistent with
                                            the terms of other comparably rated
                                            commercial mortgage loan
                                            securitizations. See "Servicing of
                                            the Mortgage Loans--Servicing of The
                                            Westin Copley Place Loan Group, the
                                            1345 Avenue of the Americas Loan
                                            Group, the 200 Madison Avenue Loan
                                            Group, the Park Avenue Plaza Loan
                                            Group, the PCF A/B Mortgage Loans
                                            and the Hinckley Portfolio Loan
                                            Group--The 200 Madison Avenue Loan
                                            Group" in this prospectus
                                            supplement.

                                            The terms of the GSMSC 2005-GG4
                                            Pooling and Servicing Agreement
                                            provide that:

                                            o    Wells Fargo Bank, National
                                                 Associaiton, which is the
                                                 trustee under the GSMSC
                                                 2005-GG4 Pooling and Servicing
                                                 Agreement, will, in that
                                                 capacity, be the mortgagee of
                                                 record with respect to the
                                                 mortgaged property securing the
                                                 200 Madison Avenue Pari Passu
                                                 Loan;

                                            o    GMAC Commercial Mortgage
                                                 Corporation, which is the
                                                 master servicer for the 200
                                                 Madison Avenue Loan Group under
                                                 the GSMSC 2005-GG4 Pooling and
                                                 Servicing Agreement, will, in
                                                 that capacity, be the master
                                                 servicer for the 200 Madison
                                                 Avenue Pari Passu Loan, subject
                                                 to replacement pursuant to the
                                                 terms of the GSMSC 2005-GG4
                                                 Pooling and Servicing
                                                 Agreement;

                                            o    LNR Partners, Inc., which is
                                                 the special servicer under the
                                                 GSMSC 2005-GG4 Pooling and
                                                 Servicing Agreement, will, in
                                                 that

                                      S-25

                                                 capacity, be the special
                                                 servicer for the 200 Madison
                                                 Avenue Pari Passu Loan, subject
                                                 to replacement pursuant to the
                                                 terms of the GSMSC 2005-GG4
                                                 Pooling and Servicing
                                                 Agreement.

                                            See "Servicing of the Mortgage
                                            Loans--Servicing of The Westin
                                            Copley Place Loan Group, the 1345
                                            Avenue of the Americas Loan Group,
                                            the 200 Madison Avenue Loan Group,
                                            the Park Avenue Plaza Loan Group,
                                            the PCF A/B Mortgage Loans and the
                                            Hinckley Portfolio Loan Group--The
                                            200 Madison Avenue Loan Group" in
                                            this prospectus supplement.

                                            The Hinckley Portfolio Pari Passu
                                            Loan, which, as of the cut-off date,
                                            had an unpaid principal balance of
                                            approximately $17,358,070 and
                                            represents approximately 0.8% of the
                                            initial outstanding pool balance, is
                                            secured by the related mortgaged
                                            property on a pari passu basis with,
                                            and pursuant to the same mortgage
                                            as, another note, that is not
                                            included in the trust (the "Hinckley
                                            Portfolio Companion Loan") and which
                                            had an original principal balance of
                                            $17,500,000. The Hinckley Portfolio
                                            Companion Loan has the same interest
                                            rate, maturity date and amortization
                                            terms as the Hinckley Portfolio
                                            Plaza Pari Passu Loan.

                                            The Hinckley Portfolio Companion
                                            Loan was included in the MSCI
                                            2005-TOP19 securitization. In
                                            connection therewith, the Hinckley
                                            Portfolio Loan Group is currently
                                            being serviced and administered
                                            pursuant to the MSCI 2005-TOP19
                                            Pooling and Servicing Agreement. The
                                            MSCI 2005-TOP19 Pooling and
                                            Servicing Agreement provides for
                                            servicing arrangements that are
                                            generally consistent with the terms
                                            of other comparably rated commercial
                                            mortgage loan securitizations. See
                                            "Servicing of the Mortgage
                                            Loans--Servicing of Westin Copley
                                            Place Loan Group, the 1345 Avenue of
                                            the Americas Loan Group, the 200
                                            Madison Avenue Loan Group, the Park
                                            Avenue Plaza Loan Group, the PCF A/B
                                            Mortgage Loans and the Hinckley
                                            Portfolio Loan Group--The Hinckley
                                            Portfolio Loan Group" in this
                                            prospectus supplement.

                                            The terms of the MSCI 2005-TOP19
                                            Pooling and Servicing Agreement
                                            provide that:

                                            o    LaSalle Bank National
                                                 Association, which is the
                                                 trustee under the MSCI
                                                 2005-TOP19 Pooling and
                                                 Servicing Agreement, will, in
                                                 that capacity, be the mortgagee
                                                 of record with respect to the
                                                 mortgaged property securing the
                                                 Hinckley Portfolio Pari Passu
                                                 Loan;

                                            o    Wells Fargo Bank, National
                                                 Association, which is the
                                                 master servicer for the
                                                 Hinckley Portfolio Loan Group
                                                 under the MSCI 2005-TOP19
                                                 Pooling and Servicing
                                                 Agreement, will, in that
                                                 capacity, be the master
                                                 servicer for the Hinckley
                                                 Portfolio Pari Passu Loan,
                                                 subject to replacement pursuant
                                                 to the terms of the MSCI
                                                 2005-TOP19 Pooling and
                                                 Servicing Agreement;

                                            o    ARCap Servicing, Inc., which is
                                                 the special servicer under the
                                                 MSCI 2005-TOP19 Pooling and
                                                 Servicing Agreement, will, in
                                                 that capacity, be the special
                                                 servicer for the Hinckley
                                                 Portfolio Pari Passu Loan,
                                                 subject to replacement pursuant
                                                 to the terms of the MSCI
                                                 2005-TOP19 Pooling and
                                                 Servicing Agreement.

                                            See "Servicing of the Mortgage
                                            Loans--Servicing of The Westin
                                            Copley Place Loan Group, the 1345
                                            Avenue of the Americas Loan Group,
                                            the 200 Madison Avenue Loan Group,
                                            the Park Avenue Plaza Loan Group,
                                            the PCF A/B Mortgage Loans and the
                                            Hinckley Portfolio

                                      S-26

                                            Loan Group--The Hinckley Portfolio
                                            Loan Group" in this prospectus
                                            supplement.

                                            References in this prospectus
                                            supplement, however, to the trustee,
                                            master servicer and special servicer
                                            will mean the trustee, master
                                            servicer and special servicer,
                                            respectively, under the Pooling and
                                            Servicing Agreement unless the
                                            context clearly indicates otherwise.
ADVANCES

     A.  PRINCIPAL AND
            INTEREST ADVANCES............   Subject to a recoverability
                                            determination described in this
                                            prospectus supplement, the master
                                            servicer is required to advance
                                            delinquent monthly mortgage loan
                                            payments for the mortgage loans that
                                            are part of the trust (excluding
                                            mortgage loan payments on the
                                            component of the Lakeforest Mall
                                            loan that is not pooled with the
                                            other mortgage loans). The master
                                            servicer will not be required to
                                            advance any additional interest
                                            accrued as a result of the
                                            imposition of any default rate or
                                            any rate increase after an
                                            anticipated repayment date. The
                                            master servicer also is not required
                                            to advance prepayment or yield
                                            maintenance premiums, excess
                                            interest or balloon payments. With
                                            respect to any balloon payment, the
                                            master servicer will instead be
                                            required to advance an amount equal
                                            to the scheduled payment that would
                                            have been due if the related balloon
                                            payment had not become due. If a P&I
                                            Advance is made, the master servicer
                                            will defer rather than advance its
                                            master servicing fee, the excess
                                            servicing fee and the primary
                                            servicing fee, but will advance the
                                            trustee fee.

                                            For an REO Property, the advance
                                            will equal the scheduled payment
                                            that would have been due if the
                                            predecessor mortgage loan had
                                            remained outstanding and continued
                                            to amortize in accordance with its
                                            amortization schedule in effect
                                            immediately before the REO Property
                                            was acquired.

     B. SERVICING ADVANCES...............   Subject to a recoverability
                                            determination described in this
                                            prospectus supplement, the master
                                            servicer, the special servicer, the
                                            trustee and the fiscal agent may
                                            also make servicing advances to pay
                                            delinquent real estate taxes,
                                            insurance premiums and similar
                                            expenses necessary to maintain and
                                            protect the mortgaged property, to
                                            maintain the lien on the mortgaged
                                            property or to enforce the mortgage
                                            loan documents, and subject to a
                                            substantially similar recoverability
                                            determination set forth in the
                                            related Non-Serviced Mortgage Loan
                                            Pooling and Servicing Agreement,
                                            each of such parties under that
                                            agreement will be required to make
                                            servicing advances of such type with
                                            respect to any Non-Serviced Mortgage
                                            Loans.

     C. INTEREST ON ADVANCES.............   All advances made by the master
                                            servicer, the special servicer, the
                                            trustee or the fiscal agent will
                                            accrue interest at a rate equal to
                                            the "prime rate" as reported in The
                                            Wall Street Journal.

     D. BACK-UP ADVANCES.................   Pursuant to the requirements of the
                                            Pooling and Servicing Agreement, if
                                            the master servicer fails to make a
                                            required advance, the trustee will
                                            be required to make the advance, and
                                            if the trustee fails to make a
                                            required advance, the fiscal agent
                                            will be required to make the
                                            advance, each subject to the same
                                            limitations, and with the same
                                            rights of the master servicer.

     E. RECOVERABILITY...................   None of the master servicer, the
                                            special servicer, the trustee or the
                                            fiscal agent will be obligated to
                                            make any advance if it or the
                                            special servicer (or another master
                                            servicer, special servicer, trustee
                                            or fiscal

                                      S-27

                                            agent with respect to a Non-Serviced
                                            Companion Mortgage Loan) reasonably
                                            determines that such advance would
                                            not be recoverable in accordance
                                            with the servicing standard and the
                                            trustee and the fiscal agent may
                                            rely on any such determination made
                                            by the master servicer or the
                                            special servicer.

     F. ADVANCES DURING AN
            APPRAISAL REDUCTION EVENT....   The occurrence of certain adverse
                                            events affecting a mortgage loan
                                            will require the special servicer to
                                            obtain a new appraisal or other
                                            valuation of the related mortgaged
                                            property. In general, if the
                                            principal amount of the mortgage
                                            loan (including the component of the
                                            Lakeforest Mall loan that is not
                                            pooled with the other mortgage
                                            loans) plus all other amounts due
                                            under the mortgage loan and interest
                                            on advances made with respect to the
                                            mortgage loan exceeds 90% of the
                                            value of the mortgaged property
                                            determined by an appraisal or other
                                            valuation, an appraisal reduction
                                            may be created in the amount of the
                                            excess as described in this
                                            prospectus supplement. If there
                                            exists an appraisal reduction for
                                            any mortgage loan, the amount of
                                            interest required to be advanced on
                                            that mortgage loan will be
                                            proportionately reduced to the
                                            extent of the appraisal reduction.
                                            This will reduce the funds available
                                            to pay interest on the most
                                            subordinate class or classes of
                                            certificates then outstanding.

                                            See "Description of the Offered
                                            Certificates--Advances" in this
                                            prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS..................................   The certificates offered to you will
                                            not be issued unless each of the
                                            classes of certificates being
                                            offered by this prospectus
                                            supplement receives the following
                                            ratings from Fitch, Inc. and Moody's
                                            Investors Service, Inc.

                                             ---------------------- ----------------------------------
                                                                                 Ratings
                                                      Class                   Fitch/Moody's
                                             ---------------------- ----------------------------------

                                             Classes A-1, A-2,                   AAA/Aaa
                                             A-3, A-AB, A-4A
                                             and A-4B
                                             ---------------------- ----------------------------------
                                             Class A-J                           AAA/Aaa
                                             ---------------------- ----------------------------------
                                             Class B                             AA+/Aa1
                                             ---------------------- ----------------------------------
                                             Class C                             AA/Aa2
                                             ---------------------- ----------------------------------
                                             Class D                             AA-/Aa3
                                             ---------------------- ----------------------------------
                                             Class E                              A/A2
                                             ---------------------- ----------------------------------

                                            A rating agency may lower or
                                            withdraw a security rating at any
                                            time.

                                            See "Ratings" in this prospectus
                                            supplement and "Ratings" in the
                                            prospectus for a discussion of the
                                            basis upon which ratings are given,
                                            the limitations of and restrictions
                                            on the ratings, and the conclusions
                                            that should not be drawn from a
                                            rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate principal balance of
                                            the mortgage loans is less than or
                                            equal to 1% of the initial
                                            outstanding pool balance (including
                                            the non-pooled component of the
                                            Lakeforest

                                      S-28

                                            Mall Loan), the holders of a
                                            majority of the controlling class,
                                            the master servicer, the special
                                            servicer and any holder of a
                                            majority interest in the Class R-I
                                            Certificates, in that order of
                                            priority, will have the option to
                                            purchase all of the remaining
                                            mortgage loans, and all property
                                            acquired through exercise of
                                            remedies in respect of any mortgage
                                            loan, at the price specified in this
                                            prospectus supplement. Exercise of
                                            this option would terminate the
                                            trust and retire the then
                                            outstanding certificates at par plus
                                            accrued interest.

DENOMINATIONS............................   The Class A-1, Class A-2, Class A-3,
                                            Class A-AB, Class A-4A, Class A-4B
                                            and Class A-J Certificates will be
                                            offered in minimum denominations of
                                            $25,000. The remaining offered
                                            certificates will be offered in
                                            minimum denominations of $100,000.
                                            Investments in excess of the minimum
                                            denominations may be made in
                                            multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT........................   Your certificates will be registered
                                            in the name of Cede & Co., as
                                            nominee of The Depository Trust
                                            Company, and will not be registered
                                            in your name. You will not receive a
                                            definitive certificate representing
                                            your ownership interest, except in
                                            very limited circumstances described
                                            in this prospectus supplement. As a
                                            result, you will hold your
                                            certificates only in book-entry form
                                            and will not be a certificateholder
                                            of record. You will receive
                                            distributions on your certificates
                                            and reports relating to
                                            distributions only through The
                                            Depository Trust Company,
                                            Clearstream Bank or Euroclear Bank,
                                            as operator of the Euroclear system,
                                            or through participants in The
                                            Depository Trust Company,
                                            Clearstream Bank or Euroclear Bank.

                                            You may hold your certificates
                                            through:

                                            o    The Depository Trust Company in
                                                 the United States; or

                                            o    Clearstream Bank or Euroclear
                                                 Bank in Europe.

                                            Transfers within The Depository
                                            Trust Company, Clearstream Bank or
                                            Euroclear Bank will be made in
                                            accordance with the usual rules and
                                            operating procedures of those
                                            systems. Cross-market transfers
                                            between persons holding directly
                                            through The Depository Trust
                                            Company, Clearstream Bank or
                                            Euroclear Bank will be effected in
                                            The Depository Trust Company through
                                            the relevant depositories of
                                            Clearstream Bank or Euroclear Bank.

                                            We may not terminate the book-entry
                                            system through The Depository Trust
                                            Company with respect to all or any
                                            portion of any class of the
                                            certificates offered to you without
                                            obtaining the required
                                            certificateholders' consent to
                                            initiate termination.

                                            We expect that the certificates
                                            offered to you will be delivered in
                                            book-entry form through the
                                            facilities of The Depository Trust
                                            Company, Clearstream Bank or
                                            Euroclear Bank on or about the
                                            closing date.

TAX STATUS...............................   Elections will be made to treat
                                            designated portions of the trust as
                                            three separate "real estate mortgage
                                            investment conduits"--REMIC I, REMIC
                                            II and REMIC III--for federal income
                                            tax purposes. In the opinion of
                                            counsel, each such designated
                                            portion of the trust will qualify
                                            for this treatment and each class of
                                            offered certificates will evidence
                                            "regular interests" in REMIC III.
                                            The portion of the trust consisting
                                            of the right to excess interest
                                            (interest on each mortgage loan with
                                            an anticipated repayment date
                                            accruing after such date at a rate
                                            in

                                      S-29

                                            excess of the rate that applied
                                            prior to such date) and the related
                                            sub-accounts will be treated as a
                                            grantor trust for federal income tax
                                            purposes.

                                            Pertinent federal income tax
                                            consequences of an investment in the
                                            offered certificates include:

                                            o    The regular interests will be
                                                 treated as newly originated
                                                 debt instruments for federal
                                                 income tax purposes.

                                            o    Beneficial owners of offered
                                                 certificates will be required
                                                 to report income on the
                                                 certificates in accordance with
                                                 the accrual method of
                                                 accounting.

                                            o    We anticipate that the offered
                                                 certificates will be issued at
                                                 a premium for federal income
                                                 tax purposes.

                                            See "Material Federal Income Tax
                                            Consequences" in this prospectus
                                            supplement.

CONSIDERATIONS RELATED TO TITLE I
   OF THE EMPLOYEE RETIREMENT
   INCOME SECURITY ACT OF 1974...........   Subject to the satisfaction of
                                            important conditions described under
                                            "ERISA Considerations" in this
                                            prospectus supplement and in the
                                            accompanying prospectus, the offered
                                            certificates may be purchased by
                                            persons investing assets of employee
                                            benefit plans or individual
                                            retirement accounts.

LEGAL INVESTMENT.........................   The offered certificates will not
                                            constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.
                                            If your investment activities are
                                            subject to legal investment laws and
                                            regulations, regulatory capital
                                            requirements or review by regulatory
                                            authorities, then you may be subject
                                            to restrictions on investment in the
                                            offered certificates. You should
                                            consult your own advisors for
                                            assistance in determining the
                                            suitability of and consequences to
                                            you of the purchase, ownership and
                                            sale of the offered certificates.
                                            See "Legal Investment" herein and in
                                            the accompanying prospectus.

                                      S-30

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR
SOURCE FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS           Payments under the mortgage loans
                                            are not insured or guaranteed by any
                                            governmental entity or mortgage
                                            insurer. Accordingly, the sources
                                            for repayment of your certificates
                                            are limited to amounts due with
                                            respect to the mortgage loans.

                                            You should consider all of the
                                            mortgage loans to be nonrecourse
                                            loans. Even in those cases where
                                            recourse to a borrower or guarantor
                                            is permitted under the related loan
                                            documents, we have not necessarily
                                            undertaken an evaluation of the
                                            financial condition of any of these
                                            persons. If a default occurs, the
                                            lender's remedies generally are
                                            limited to foreclosing against the
                                            specific properties and other assets
                                            that have been pledged to secure the
                                            loan. Such remedies may be
                                            insufficient to provide a full
                                            return on your investment. Payment
                                            of amounts due under a mortgage loan
                                            prior to its maturity or anticipated
                                            repayment date is dependent
                                            primarily on the sufficiency of the
                                            net operating income of the related
                                            mortgaged property. Payment of those
                                            mortgage loans that are balloon
                                            loans at maturity or on its
                                            anticipated repayment date is
                                            primarily dependent upon the
                                            borrower's ability to sell or
                                            refinance the property for an amount
                                            sufficient to repay the loan.

                                            In limited circumstances, a mortgage
                                            loan seller may be obligated to
                                            repurchase or replace a mortgage
                                            loan that it sold to the Depositor
                                            if the applicable seller's
                                            representations and warranties
                                            concerning that mortgage loan are
                                            materially breached or if there are
                                            material defects in the
                                            documentation for that mortgage
                                            loan. However, there can be no
                                            assurance that any of these entities
                                            will be in a financial position to
                                            effect a repurchase or substitution.
                                            The representations and warranties
                                            address the characteristics of the
                                            mortgage loans and mortgaged
                                            properties as of the date of
                                            issuance of the certificates. They
                                            do not relieve you or the trust of
                                            the risk of defaults and losses on
                                            the mortgage loans.

                                      S-31

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                The mortgage loans are secured by
                                            various types of income-producing
                                            commercial, multifamily and
                                            manufactured housing community
                                            properties. Commercial lending is
                                            generally thought to expose a lender
                                            to greater risk than one-to-four
                                            family residential lending because,
                                            among other things, it typically
                                            involves larger loans.

                                            Two hundred twenty (220) mortgage
                                            loans, representing 99.9% of the
                                            initial outstanding pool balance,
                                            were originated within twelve (12)
                                            months prior to the cut-off date.
                                            Consequently, these mortgage loans
                                            do not have a long-standing payment
                                            history.

                                            The repayment of a commercial
                                            mortgage loan is typically dependent
                                            upon the ability of the applicable
                                            property to produce cash flow. Even
                                            the liquidation value of a
                                            commercial property is determined,
                                            in substantial part, by the amount
                                            of the property's cash flow (or its
                                            potential to generate cash flow).
                                            However, net operating income and
                                            cash flow can be volatile and may be
                                            insufficient to cover debt service
                                            on the loan at any given time.

                                            The net operating income, cash flow
                                            and property value of the mortgaged
                                            properties may be adversely affected
                                            by any one or more of the following
                                            factors:

                                            o    the age, design and
                                                 construction quality of the
                                                 property;

                                            o    the lack of any operating
                                                 history in the case of a newly
                                                 built or renovated mortgaged
                                                 property;

                                            o    perceptions regarding the
                                                 safety, convenience and
                                                 attractiveness of the property;

                                            o    the proximity and
                                                 attractiveness of competing
                                                 properties;

                                            o    the inadequacy of the
                                                 property's management and
                                                 maintenance;

                                            o    increases in operating expenses
                                                 (including common area
                                                 maintenance charges) at the
                                                 property and in relation to
                                                 competing properties;

                                            o    an increase in the capital
                                                 expenditures needed to maintain
                                                 the property or make
                                                 improvements;

                                            o    the dependence upon a single
                                                 tenant, or a concentration of
                                                 tenants in a particular
                                                 business or industry;

                                            o    a decline in the financial
                                                 condition of a major tenant;

                                            o    an increase in vacancy rates;
                                                 and

                                            o    a decline in rental rates as
                                                 leases are renewed or entered
                                                 into with new tenants.

                                      S-32

                                            Other factors are more general in
                                            nature, such as:

                                            o    national, regional or local
                                                 economic conditions (including
                                                 plant closings, military base
                                                 closings, industry slowdowns
                                                 and unemployment rates);

                                            o    local real estate conditions
                                                 (such as an oversupply of
                                                 competing properties, rental
                                                 space or multifamily housing);

                                            o    demographic factors;

                                            o    decreases in consumer
                                                 confidence (caused by events
                                                 such as threatened or
                                                 continuing military action,
                                                 recent disclosures of
                                                 wrongdoing or financial
                                                 misstatements by major
                                                 corporations and financial
                                                 institutions and other
                                                 factors);

                                            o    changes in consumer tastes and
                                                 preferences; and

                                            o    retroactive changes in building
                                                 codes.

                                            The volatility of net operating
                                            income will be influenced by many of
                                            the foregoing factors, as well as
                                            by:

                                            o    the length of tenant leases;

                                            o    the creditworthiness of
                                                 tenants;

                                            o    the level of tenant defaults;

                                            o    the ability to convert an
                                                 unsuccessful property to an
                                                 alternative use;

                                            o    new construction in the same
                                                 market as the mortgaged
                                                 property;

                                            o    rent control and stabilization
                                                 laws or other laws impacting
                                                 operating costs;

                                            o    the number and diversity of
                                                 tenants;

                                            o    the rate at which new rentals
                                                 occur;

                                            o    the property's operating
                                                 leverage (which is the
                                                 percentage of total property
                                                 expenses in relation to
                                                 revenue), the ratio of fixed
                                                 operating expenses to those
                                                 that vary with revenues, and
                                                 the level of capital
                                                 expenditures required to
                                                 maintain the property and to
                                                 retain or replace tenants; and

                                            o    in the case of residential
                                                 cooperative properties, the
                                                 payments received by the
                                                 cooperative corporation from
                                                 its tenants/shareholders,
                                                 including any special
                                                 assessments against the
                                                 property.

                                            A decline in the real estate market
                                            or in the financial condition of a
                                            major tenant will tend to have a
                                            more immediate effect on the net
                                            operating income of properties with
                                            short-term revenue sources (such as
                                            short-term or month-to-month leases)
                                            and may lead to higher rates of
                                            delinquency or defaults under
                                            mortgage loans secured by such
                                            properties.

                                      S-33

CONVERTING COMMERCIAL PROPERTIES TO
ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR CERTIFICATES        Some of the mortgaged properties may
                                            not be readily convertible to
                                            alternative uses if those properties
                                            were to become unprofitable for any
                                            reason. This is because:

                                            o    converting commercial
                                                 properties to alternate uses or
                                                 converting single-tenant
                                                 commercial properties to
                                                 multi-tenant properties
                                                 generally requires substantial
                                                 capital expenditures; and

                                            o    zoning or other restrictions
                                                 also may prevent alternative
                                                 uses.

                                            The liquidation value of a mortgaged
                                            property not readily convertible to
                                            an alternative use may be
                                            substantially less than would be the
                                            case if the mortgaged property were
                                            readily adaptable to other uses. If
                                            this type of mortgaged property were
                                            liquidated and a lower liquidation
                                            value were obtained, less funds
                                            would be available for distributions
                                            on your certificates. See "Mortgaged
                                            Properties Securing The Mortgage
                                            Loans That Are Not In Compliance
                                            With Zoning And Building Code
                                            Requirements And Use Restrictions
                                            Could Adversely Affect Payments On
                                            Your Certificates."

                                            For instance, the mortgaged
                                            properties securing Mortgage Loans
                                            Nos. 7, 8, 9 and 10, representing
                                            2.3% of the initial outstanding pool
                                            balance, are used as airport parking
                                            facilities. In addition, the
                                            mortgaged properties securing
                                            Mortgage Loans Nos. 43, 44 and 47,
                                            representing 0.5% of the initial
                                            outstanding pool balance, are used
                                            for marinas, boat yards and boat
                                            production facilities, and represent
                                            specialized commercial or industrial
                                            uses.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS
NO CHANGE IN CURRENT OPERATING INCOME       Various factors may adversely affect
                                            the value of the mortgaged
                                            properties without affecting the
                                            properties' current net operating
                                            income. These factors include, among
                                            others:

                                            o    changes in governmental
                                                 regulations, fiscal policy,
                                                 zoning or tax laws;

                                            o    potential environmental
                                                 legislation or liabilities or
                                                 other legal liabilities;

                                            o    proximity and attractiveness of
                                                 competing properties;

                                            o    new construction of competing
                                                 properties in the same market;

                                            o    convertibility of a property to
                                                 an alternative use;

                                            o    the availability of
                                                 refinancing; and

                                            o    changes in interest rate
                                                 levels.

                                      S-34

TENANT CONCENTRATION INCREASES THE
RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               A deterioration in the financial
                                            condition of a tenant can be
                                            particularly significant if a
                                            mortgaged property is leased to a
                                            single or large tenant or a small
                                            number of tenants, because rent
                                            interruptions by a tenant may cause
                                            the borrower to default on its
                                            obligations to the lender. One
                                            hundred fourteen (114) of the
                                            mortgaged properties, securing
                                            mortgage loans representing 19.0% of
                                            the initial outstanding pool
                                            balance, are 100% leased to single
                                            tenants, and in some cases the
                                            tenant is related to the borrower.
                                            Mortgaged properties leased to a
                                            single tenant or a small number of
                                            tenants also are more susceptible to
                                            interruptions of cash flow if a
                                            tenant fails to renew its lease or
                                            defaults under its lease. This is so
                                            because:

                                            o    the financial effect of the
                                                 absence of rental income may be
                                                 severe;

                                            o    more time may be required to
                                                 re-lease the space; and

                                            o    substantial capital costs may
                                                 be incurred to make the space
                                                 appropriate for replacement
                                                 tenants.

                                            Additionally, some of the tenants at
                                            the mortgaged properties (including
                                            sole tenants or other significant
                                            tenants) have lease termination
                                            option dates or lease expiration
                                            dates that are prior to or shortly
                                            after the related maturity date or
                                            anticipated repayment date. See
                                            Appendix II to this prospectus
                                            supplement. There are a number of
                                            other mortgaged properties that
                                            similarly have a significant amount
                                            of scheduled lease expirations or
                                            potential terminations before the
                                            maturity of the related mortgage
                                            loan, although those circumstances
                                            were generally addressed by escrow
                                            requirements or other mitigating
                                            provisions.

                                            Another factor that you should
                                            consider is that retail, industrial
                                            and office properties also may be
                                            adversely affected if there is a
                                            concentration of tenants or of
                                            tenants in the same or similar
                                            business or industry.

                                            In some cases, the sole or a
                                            significant tenant is related to the
                                            subject borrower or an affiliate of
                                            that borrower.

                                            For further information with respect
                                            to tenant concentrations, see
                                            Appendix II.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH
COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                                If a mortgaged property has multiple
                                            tenants, re-leasing costs and costs
                                            of enforcing remedies against
                                            defaulting tenants may be more
                                            frequent than in the case of
                                            mortgaged properties with fewer
                                            tenants, thereby reducing the cash
                                            flow available for debt service
                                            payments. These costs may cause a
                                            borrower to default in its
                                            obligations to a lender which could
                                            reduce cash flow available for debt
                                            service payments. Multi-tenanted
                                            mortgaged properties also may
                                            experience higher continuing vacancy
                                            rates and greater volatility in
                                            rental income and expenses.

                                      S-35

RE-LEASING RISKS                            Repayment of mortgage loans secured
                                            by retail, office and industrial
                                            properties will be affected by the
                                            expiration of leases and the ability
                                            of the related borrowers and
                                            property managers to renew the
                                            leases or to relet the space on
                                            comparable terms. Certain mortgaged
                                            properties may be leased in whole or
                                            in part to government sponsored
                                            tenants who have the right to cancel
                                            their leases at any time because of
                                            lack of appropriations.

                                            In addition, certain properties may
                                            have tenants that are paying rent
                                            but are not in occupancy or may have
                                            vacant space that is not leased. Any
                                            "dark" space may cause the property
                                            to be less desirable to other
                                            potential tenants or the related
                                            tenant may be more likely to default
                                            in its obligations under the lease.
                                            We cannot assure you that those
                                            tenants will continue to fulfill
                                            their lease obligations or that the
                                            space will be relet.

                                            Income from, and the market value
                                            of, the mortgaged properties
                                            securing the mortgage loans would be
                                            adversely affected if vacant space
                                            in the mortgaged properties could
                                            not be leased for a significant
                                            period of time, if tenants were
                                            unable to meet their lease
                                            obligations or if, for any other
                                            reason, rental payments could not be
                                            collected or if one or more tenants
                                            ceased operations at the mortgaged
                                            property.

                                            Even if vacated space is
                                            successfully relet, the costs
                                            associated with reletting, including
                                            tenant improvements and leasing
                                            commissions, could be substantial
                                            and could reduce cash flow from the
                                            related mortgaged properties.
                                            Forty-four (44) of the mortgaged
                                            properties, securing mortgage loans
                                            representing 32.0% of the initial
                                            outstanding pool balance (excluding
                                            multifamily, manufactured housing
                                            community, self storage properties,
                                            hospitality and certain other
                                            property types), as of the cut-off
                                            date, have reserves for tenant
                                            improvements and leasing commissions
                                            which may serve to defray such
                                            costs. There can be no assurances,
                                            however, that the funds (if any)
                                            held in such reserves for tenant
                                            improvements and leasing commissions
                                            will be sufficient to cover any of
                                            the costs and expenses associated
                                            with tenant improvements or leasing
                                            commission obligations. In addition,
                                            if a tenant defaults in its
                                            obligations to a borrower, the
                                            borrower may incur substantial costs
                                            and experience significant delays
                                            associated with enforcing rights and
                                            protecting its investment, including
                                            costs incurred in renovating or
                                            reletting the property.

THE CONCENTRATION OF LOANS WITH THE
SAME OR RELATED BORROWERS INCREASES
THE POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        The effect of mortgage pool loan
                                            losses will be more severe:

                                            o    if the pool is comprised of a
                                                 small number of loans, each
                                                 with a relatively large
                                                 principal amount; or

                                            o    if the losses relate to loans
                                                 that account for a
                                                 disproportionately large
                                                 percentage of the pool's
                                                 aggregate principal balance of
                                                 all mortgage loans.

                                            Mortgage loans with the same
                                            borrower or related borrowers pose
                                            additional risks. Among other
                                            things, financial difficulty at one

                                      S-36

                                            mortgaged real property could cause
                                            the owner to defer maintenance at
                                            another mortgaged real property in
                                            order to satisfy current expenses
                                            with respect to the troubled
                                            mortgaged real property; and the
                                            owner could attempt to avert
                                            foreclosure on one mortgaged real
                                            property by filing a bankruptcy
                                            petition that might have the effect
                                            of interrupting monthly payments for
                                            an indefinite period on all of the
                                            related mortgage loans.

                                            Twenty-one (21) groups of mortgage
                                            loans are made to the same borrower
                                            or borrowers related through common
                                            ownership and where, in general, the
                                            related mortgaged properties are
                                            commonly managed. The related
                                            borrower concentrations of the three
                                            (3) largest groups represent 9.3%,
                                            3.9% and 3.7%, respectively, of the
                                            initial outstanding pool balance.

                                            The ten largest mortgage loans in
                                            the aggregate represent 36.0% of the
                                            initial outstanding pool balance.
                                            Each of the other mortgage loans
                                            represents no greater than 2.0% of
                                            the initial outstanding pool
                                            balance.

                                            In some cases, the sole or
                                            significant tenant is related to the
                                            subject borrower. In the case of
                                            Mortgage Loan Nos. 53, 106, 137,
                                            145, 166, 175, 210 and 224, the
                                            tenant at all of the related
                                            mortgaged properties is the parent
                                            of the related borrower. For further
                                            information with respect to tenant
                                            concentrations, see Appendix II.

A CONCENTRATION OF LOANS WITH THE
SAME PROPERTY TYPES INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                                A concentration of mortgaged
                                            property types also can pose
                                            increased risks. A concentration of
                                            mortgage loans secured by the same
                                            property type can increase the risk
                                            that a decline in a particular
                                            industry will have a
                                            disproportionately large impact on
                                            the pool of mortgage loans. The
                                            following property types represent
                                            the indicated percentage of the
                                            initial outstanding pool balance:

                                            o    retail properties represent
                                                 38.0%;

                                            o    office properties represent
                                                 26.4%;

                                            o    hospitality properties
                                                 represent 10.1%;

                                            o    multifamily properties
                                                 represent 7.9%;

                                            o    industrial properties represent
                                                 7.6%;

                                            o    mixed use properties represent
                                                 3.5%;

                                            o    other properties represent
                                                 3.4%;

                                            o    self storage property types
                                                 represent 2.4%; and

                                            o    manufactured housing community
                                                 properties represent 0.9%.

                                      S-37

A CONCENTRATION OF MORTGAGED PROPERTIES
IN A LIMITED NUMBER OF LOCATIONS MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Concentrations of mortgaged
                                            properties in geographic areas may
                                            increase the risk that adverse
                                            economic or other developments or a
                                            natural disaster or act of terrorism
                                            affecting a particular region of the
                                            country could increase the frequency
                                            and severity of losses on mortgage
                                            loans secured by the properties. In
                                            the past, several regions of the
                                            United States have experienced
                                            significant real estate downturns at
                                            times when other regions have not.
                                            Regional economic declines or
                                            adverse conditions in regional real
                                            estate markets could adversely
                                            affect the income from, and market
                                            value of, the mortgaged properties
                                            located in the region. Other
                                            regional factors--e.g., earthquakes,
                                            floods or hurricanes or changes in
                                            governmental rules or fiscal
                                            policies--also may adversely affect
                                            those mortgaged properties.

                                            The mortgaged properties are located
                                            in 39 different states. In
                                            particular, investors should note
                                            that 16.1% of the mortgaged
                                            properties, based on the initial
                                            outstanding pool balance, are
                                            located in California. Mortgaged
                                            properties located in California may
                                            be more susceptible to some types of
                                            special hazards that may not be
                                            covered by insurance (such as
                                            earthquakes) than properties located
                                            in other parts of the country. The
                                            mortgage loans generally do not
                                            require any borrowers to maintain
                                            earthquake insurance.

                                            In addition, 9.9%, 8.5%, 7.9%, 6.6%,
                                            5.9% and 5.7% of the mortgaged
                                            properties, based on the initial
                                            outstanding pool balance, are
                                            located in Wisconsin, New York,
                                            Massachusetts, Maryland, Arizona and
                                            Texas, respectively, and
                                            concentrations of mortgaged
                                            properties, in each case,
                                            representing less than 5.0% of the
                                            initial outstanding pool balance,
                                            also exist in several other states.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                                  One hundred thirty-four (134) of the
                                            mortgaged properties, securing
                                            mortgage loans representing 38.0% of
                                            the initial outstanding pool
                                            balance, are retail properties. The
                                            quality and success of a retail
                                            property's tenants significantly
                                            affect the property's value. The
                                            success of retail properties can be
                                            adversely affected by local
                                            competitive conditions and changes
                                            in consumer spending patterns. A
                                            borrower's ability to make debt
                                            service payments can be adversely
                                            affected if rents are based on a
                                            percentage of the tenant's sales and
                                            sales decline.

                                            An "anchor tenant" is
                                            proportionately larger in size and
                                            is vital in attracting customers to
                                            a retail property, whether or not it
                                            is part of the mortgaged property.
                                            One hundred seventeen (117) of the
                                            mortgaged properties, securing 35.9%
                                            of the initial outstanding pool
                                            balance, are properties considered
                                            by the applicable mortgage loan
                                            seller to be leased to or are
                                            adjacent to or are occupied by
                                            anchor tenants.

                                            The presence or absence of an anchor
                                            store in a shopping center also can
                                            be important because anchor stores
                                            play a key role in generating
                                            customer traffic and making a center
                                            desirable for other tenants.

                                      S-38

                                            Consequently, the economic
                                            performance of an anchored retail
                                            property will be adversely affected
                                            by:

                                            o    an anchor store's failure to
                                                 renew its lease;

                                            o    termination of an anchor
                                                 store's lease;

                                            o    the bankruptcy or economic
                                                 decline of an anchor store or
                                                 self-owned anchor or its parent
                                                 company; or

                                            o    the cessation of the business
                                                 of an anchor store at the
                                                 shopping center, even if, as a
                                                 tenant, it continues to pay
                                                 rent.

                                            There may be retail properties with
                                            anchor stores that are permitted to
                                            cease operating at any time if
                                            certain other stores are not
                                            operated at those locations.
                                            Furthermore, there may be non-anchor
                                            tenants that are permitted to offset
                                            all or a portion of their rent, pay
                                            rent based solely on a percentage of
                                            their sales or to terminate their
                                            leases if certain anchor stores
                                            and/or major tenants are either not
                                            operated or fail to meet certain
                                            business objectives.

                                            Retail properties also face
                                            competition from sources outside a
                                            given real estate market. For
                                            example, all of the following
                                            compete with more traditional retail
                                            properties for consumer dollars:
                                            factory outlet centers, discount
                                            shopping centers and clubs,
                                            catalogue retailers, home shopping
                                            networks, internet web sites and
                                            telemarketing. Continued growth of
                                            these alternative retail outlets,
                                            which often have lower operating
                                            costs, could adversely affect the
                                            rents collectible at the retail
                                            properties included in the mortgage
                                            pool, as well as the income from,
                                            and market value of, the mortgaged
                                            properties. Moreover, additional
                                            competing retail properties may be
                                            built in the areas where the retail
                                            properties are located, which could
                                            adversely affect the rents
                                            collectible at the retail properties
                                            included in the mortgage pool, as
                                            well as the income from, and market
                                            value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT
TO THE SPECIAL RISKS OF OFFICE
PROPERTIES                                  Thirty-five (35) of the mortgaged
                                            properties, securing mortgage loans
                                            representing 26.4% of the initial
                                            outstanding pool balance, are office
                                            properties.

                                            A large number of factors affect the
                                            value of these office properties,
                                            including:

                                            o    the quality of an office
                                                 building's tenants;

                                            o    the diversity of an office
                                                 building's tenants (or reliance
                                                 on a single or dominant
                                                 tenant);

                                            o    the physical attributes of the
                                                 building in relation to
                                                 competing buildings, e.g., age,
                                                 condition, design, location,
                                                 access to transportation and
                                                 ability to offer certain
                                                 amenities, such as
                                                 sophisticated building systems;

                                            o    the desirability of the area as
                                                 a business location;

                                            o    the strength and nature of the
                                                 local economy (including labor
                                                 costs and quality, tax
                                                 environment and quality of life
                                                 for employees); and

                                      S-39

                                            o    the concentration of tenants in
                                                 a particular business or
                                                 industry. For instance, certain
                                                 office properties may have
                                                 tenants that are technology and
                                                 internet start-up companies.
                                                 Technology and internet
                                                 start-up companies have
                                                 experienced a variety of
                                                 circumstances that tend to make
                                                 their businesses relatively
                                                 volatile. Many of those
                                                 companies have little or no
                                                 operating history, their owners
                                                 and management are often
                                                 inexperienced and such
                                                 companies may be heavily
                                                 dependent on obtaining venture
                                                 capital financing. In addition,
                                                 technology and internet
                                                 start-up companies often
                                                 require significant build-out
                                                 related to special technology
                                                 which may adversely affect the
                                                 ability of the landlord to
                                                 relet the properties. The
                                                 relative instability of these
                                                 tenants may have an adverse
                                                 impact on certain of the
                                                 properties. Four (4) mortgage
                                                 loans, representing 0.9% of the
                                                 initial outstanding pool
                                                 balance, are secured by a
                                                 mortgaged property that has
                                                 tenants with a concentration of
                                                 medical offices. The
                                                 performance of a medical office
                                                 property may depend on the
                                                 proximity of such property to a
                                                 hospital or other health care
                                                 establishment and on
                                                 reimbursements for patient fees
                                                 from private or
                                                 government-sponsored insurance
                                                 companies. The sudden closure
                                                 of a nearby hospital may
                                                 adversely affect the value of a
                                                 medical office property. In
                                                 addition, the performance of a
                                                 medical office property may
                                                 depend on reimbursements for
                                                 patient fees from private or
                                                 government-sponsored insurers
                                                 and issues related to
                                                 reimbursement (ranging from
                                                 non-payment to delays in
                                                 payment) from such insurers
                                                 could adversely impact cash
                                                 flow at such mortgaged
                                                 properties. Moreover, medical
                                                 office properties appeal to a
                                                 narrow market of tenants and
                                                 the value of a medical office
                                                 property may be adversely
                                                 affected by the availability of
                                                 competing medical office
                                                 properties.

                                            Moreover, the cost of refitting
                                            office space for a new tenant is
                                            often higher than the cost of
                                            refitting other types of property.

A LARGE CONCENTRATION OF MULTIFAMILY
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF MULTIFAMILY PROPERTIES     Thirty-eight (38) of the mortgaged
                                            properties, securing mortgage loans
                                            representing 7.9% of the initial
                                            outstanding pool balance, are
                                            multifamily properties.

                                            A large number of factors may affect
                                            the value and successful operation
                                            of these multifamily properties,
                                            including:

                                            o    the physical attributes of the
                                                 apartment building, such as its
                                                 age, appearance and
                                                 construction quality;

                                            o    the location of the property;

                                            o    the ability of management to
                                                 provide adequate maintenance
                                                 and insurance;

                                            o    the types of services and
                                                 amenities provided at the
                                                 property;

                                            o    the property's reputation;

                                      S-40

                                            o    the level of mortgage interest
                                                 rates and favorable income and
                                                 economic conditions (which may
                                                 encourage tenants to purchase
                                                 rather than rent housing);

                                            o    the presence of competing
                                                 properties;

                                            o    adverse local or national
                                                 economic conditions which may
                                                 limit the rent that may be
                                                 charged and which may result in
                                                 increased vacancies;

                                            o    the tenant mix (such as tenants
                                                 being predominantly students or
                                                 military personnel or employees
                                                 of a particular business or
                                                 industry);

                                            o    state and local regulations
                                                 (which may limit the ability to
                                                 increase rents); and

                                            o    government assistance/rent
                                                 subsidy programs (which may
                                                 influence tenant mobility).

A LARGE CONCENTRATION OF HOSPITALITY
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF HOSPITALITY PROPERTIES     Sixteen (16) of the mortgaged
                                            properties, securing mortgage loans
                                            representing 10.1% of the initial
                                            outstanding pool balance, are
                                            hospitality properties. Various
                                            factors may adversely affect the
                                            economic performance of a
                                            hospitality property, including:

                                            o    adverse economic and social
                                                 conditions, either local,
                                                 regional, national or
                                                 international which may limit
                                                 the amount that can be charged
                                                 for a room and reduce occupancy
                                                 levels;

                                            o    the construction of competing
                                                 hotels or resorts;

                                            o    continuing expenditures for
                                                 modernizing, refurbishing, and
                                                 maintaining existing facilities
                                                 prior to the expiration of
                                                 their anticipated useful lives;

                                            o    a deterioration in the
                                                 financial strength or
                                                 managerial capabilities of the
                                                 owner and/or operator of a
                                                 hotel; and

                                            o    changes in travel patterns,
                                                 increases in energy prices,
                                                 strikes, relocation of highways
                                                 or the construction of
                                                 additional highways.

                                            Because hotel rooms generally are
                                            rented for short periods of time,
                                            the financial performance of hotels
                                            tends to be affected by adverse
                                            economic conditions and competition
                                            more quickly than other types of
                                            commercial properties.

                                            Moreover, the hotel and lodging
                                            industry is generally seasonal in
                                            nature. This seasonality can be
                                            expected to cause periodic
                                            fluctuations in a hotel property's
                                            revenues, occupancy levels, room
                                            rates and operating expenses.

                                            The laws and regulations relating to
                                            liquor licenses generally prohibit
                                            the transfer of such license to any
                                            other person. In the event of a
                                            foreclosure of a hotel property with
                                            a liquor license, the trustee or a
                                            purchaser in a foreclosure sale
                                            would likely have to apply for a new
                                            license. There can be no assurance
                                            that a new liquor license could be
                                            obtained promptly or at all. The
                                            lack of a liquor license in a full
                                            service

                                      S-41

                                            hotel could have an adverse
                                            impact on the revenue generated by
                                            the hotel.

                                            A mortgage loan secured by hotel
                                            property may be affiliated with a
                                            franchise company through a
                                            franchise agreement or a hotel
                                            management company through a
                                            management agreement. The
                                            performance of a hotel property
                                            affiliated with a franchise or hotel
                                            management company depends in part
                                            on the continued existence and
                                            financial strength of the franchisor
                                            or hotel management company and,
                                            with respect to a franchise company
                                            only,

                                            o    the public perception of the
                                                 franchise or hotel chain
                                                 service mark; and

                                            o    the duration of the franchise
                                                 licensing agreement.

                                            With respect to Mortgage Loan No.
                                            91, Days Inn Anaheim, the borrower
                                            has the option to terminate the
                                            franchise agreement at any time
                                            during the loan term and the lender
                                            will permit termination of the
                                            franchise agreement so that the
                                            borrower may obtain a different
                                            franchisor or operate the hotel
                                            independent of a franchise
                                            agreement. Any provision in a
                                            franchise agreement providing for
                                            termination because of the
                                            bankruptcy of a franchisor generally
                                            will not be enforceable. Replacement
                                            franchises may require significantly
                                            higher fees. The transferability of
                                            franchise license agreements is
                                            restricted. In the event of a
                                            foreclosure, the lender or its agent
                                            would not have the right to use the
                                            franchise license without the
                                            franchisor's consent.

A LARGE CONCENTRATION OF SELF STORAGE
FACILITIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF SELF STORAGE
FACILITIES                                  Thirteen (13) of the mortgaged
                                            properties, securing mortgage loans
                                            representing 2.4% of the initial
                                            outstanding pool balance, are self
                                            storage facilities. Various factors
                                            may adversely affect the value and
                                            successful operation of a self
                                            storage facility including:

                                            o    competition, because both
                                                 acquisition and development
                                                 costs and break-even occupancy
                                                 are relatively low;

                                            o    conversion of a self storage
                                                 facility to an alternative use
                                                 generally requires substantial
                                                 capital expenditures;

                                            o    security concerns; and

                                            o    user privacy and ease of access
                                                 to individual storage space may
                                                 increase environmental risks
                                                 (although lease agreements
                                                 generally prohibit users from
                                                 storing hazardous substances in
                                                 the units).

                                            The environmental assessments
                                            discussed herein did not include an
                                            inspection of the contents of the
                                            self storage units of the self
                                            storage properties. Accordingly,
                                            there is no assurance that all of
                                            the units included in the self
                                            storage properties are free from
                                            hazardous substances or will remain
                                            so in the future.

                                      S-42

A LARGE CONCENTRATION OF INDUSTRIAL
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF INDUSTRIAL PROPERTIES      Thirty (30) of the mortgaged
                                            properties, securing mortgage loans
                                            representing 7.6% of the initial
                                            outstanding pool balance, are
                                            industrial properties. Various
                                            factors may adversely affect the
                                            economic performance of these
                                            industrial properties, which could
                                            adversely affect payments on your
                                            certificates, including:

                                            o    reduced demand for industrial
                                                 space because of a decline in a
                                                 particular industry segment;

                                            o    increased supply of competing
                                                 industrial space because of
                                                 relative ease in constructing
                                                 buildings of this type;

                                            o    a property becoming
                                                 functionally obsolete;

                                            o    insufficient supply of labor to
                                                 meet demand;

                                            o    changes in access to the
                                                 property, energy prices,
                                                 strikes, relocation of highways
                                                 or the construction of
                                                 additional highways;

                                            o    location of the property in
                                                 relation to access to
                                                 transportation;

                                            o    suitability for a particular
                                                 tenant;

                                            o    building design and
                                                 adaptability;

                                            o    a change in the proximity of
                                                 supply sources; and

                                            o    environmental hazards.

A LARGE CONCENTRATION OF MANUFACTURED
HOUSING COMMUNITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS OF
MANUFACTURED HOUSING COMMUNITY PROPERTIES   Five (5) mortgaged properties,
                                            securing mortgage loans representing
                                            0.9% of the initial outstanding pool
                                            balance, are manufactured housing
                                            community property. Various factors
                                            may adversely affect the economic
                                            performance of manufactured housing
                                            community properties, which could
                                            adversely affect payments on your
                                            certificates, including:

                                            o    the physical attributes of the
                                                 community (e.g., age, condition
                                                 and design);

                                            o    the location of the community;

                                            o    the services and amenities
                                                 provided by the community and
                                                 its management (including
                                                 maintenance and insurance);

                                            o    the strength and nature of the
                                                 local economy (which may limit
                                                 the amount that may be charged,
                                                 the timely payments of those
                                                 amounts, and may reduce
                                                 occupancy levels);

                                            o    state and local regulations
                                                 (which may affect the property
                                                 owner's ability to increase
                                                 amounts charged or limit the
                                                 owner's ability to convert the
                                                 property to an alternate use);

                                      S-43

                                            o    competing residential
                                                 developments in the local
                                                 market, such as other
                                                 manufactured housing
                                                 communities, apartment
                                                 buildings and single family
                                                 homes;

                                            o    the property's reputation;

                                            o    the availability of public
                                                 water and sewer facilities, or
                                                 the adequacy of any such
                                                 privately-owned facilities; and

                                            o    the property may not be readily
                                                 convertible to an alternate
                                                 use.

MORTGAGED PROPERTIES WITH CONDOMINIUM
OWNERSHIP COULD ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        One or more of the mortgaged
                                            properties securing the mortgage
                                            loans in the pool may be primarily
                                            secured by the related borrower's
                                            fee simple ownership in one or more
                                            condominium units.

                                            The management and operation of a
                                            condominium is generally controlled
                                            by a condominium board representing
                                            the owners of the individual
                                            condominium units, subject to the
                                            terms of the related condominium
                                            rules or by-laws. Generally, the
                                            consent of a majority of the board
                                            members is required for any actions
                                            of the condominium board. The
                                            condominium board is generally
                                            responsible for administration of
                                            the affairs of the condominium,
                                            including providing for maintenance
                                            and repair of common areas, adopting
                                            rules and regulations regarding
                                            common areas, and obtaining
                                            insurance and repairing and
                                            restoring the common areas of the
                                            property after a casualty.
                                            Notwithstanding the insurance and
                                            casualty provisions of the related
                                            mortgage loan documents, the
                                            condominium board may have the right
                                            to control the use of casualty
                                            proceeds. In addition, the
                                            condominium board generally has the
                                            right to assess individual unit
                                            owners for their share of expenses
                                            related to the operation and
                                            maintenance of the common elements.
                                            In the event that an owner of
                                            another unit fails to pay its
                                            allocated assessments, the related
                                            borrower may be required to pay such
                                            assessments in order to properly
                                            maintain and operate the common
                                            elements of the property. Although
                                            the condominium board generally may
                                            obtain a lien against any unit owner
                                            for common expenses that are not
                                            paid, such lien generally is
                                            extinguished if a mortgagee takes
                                            possession pursuant to a
                                            foreclosure. Each unit owner is
                                            responsible for maintenance of its
                                            respective unit and retains
                                            essential operational control over
                                            its unit.

                                            Due to the nature of condominiums
                                            and a borrower's ownership interest
                                            therein, a default on a loan secured
                                            by the borrower's interest in one or
                                            more condominium units may not allow
                                            the holder of the mortgage loan the
                                            same flexibility in realizing upon
                                            the underlying real property as is
                                            generally available with respect to
                                            properties that are not
                                            condominiums. The rights of any
                                            other unit owners, the governing
                                            documents of the owners' association
                                            and state and local laws applicable
                                            to condominiums must be considered
                                            and respected. Consequently,
                                            servicing and realizing upon such
                                            collateral could subject the trust
                                            to greater delay, expense and risk
                                            than servicing and realizing upon
                                            collateral for other loans that are
                                            not condominiums.

                                      S-44

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY
AND MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES               Certain of the tenants at some of
                                            the mortgaged properties may have
                                            been, may currently be, or may in
                                            the future become a party in a
                                            bankruptcy proceeding. The
                                            bankruptcy or insolvency of a major
                                            tenant, or a number of smaller
                                            tenants, in retail, industrial and
                                            office properties may adversely
                                            affect the income produced by the
                                            property. Under the federal
                                            bankruptcy code, a tenant/debtor has
                                            the option of affirming or rejecting
                                            any unexpired lease. If the tenant
                                            rejects the lease, the landlord's
                                            claim for breach of the lease would
                                            be a general unsecured claim against
                                            the tenant, absent collateral
                                            securing the claim. The claim would
                                            be limited to the unpaid rent under
                                            the lease for the periods prior to
                                            the bankruptcy petition, or earlier
                                            surrender of the leased premises,
                                            plus the rent under the lease for
                                            the greater of one year, or 15%, not
                                            to exceed three years, of the
                                            remaining term of such lease and the
                                            actual amount of the recovery could
                                            be less than the amount of the
                                            claim.

ENVIRONMENTAL LAWS ENTAIL RISKS THAT
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Various environmental laws may make
                                            a current or previous owner or
                                            operator of real property liable for
                                            the costs of removal or remediation
                                            of hazardous or toxic substances on,
                                            under or adjacent to such property.
                                            Those laws often impose liability
                                            whether or not the owner or operator
                                            knew of, or was responsible for, the
                                            presence of the hazardous or toxic
                                            substances. For example, certain
                                            laws impose liability for release of
                                            asbestos-containing materials into
                                            the air or require the removal or
                                            containment of asbestos-containing
                                            materials. In some states,
                                            contamination of a property may give
                                            rise to a lien on the property to
                                            assure payment of the costs of
                                            cleanup. In some states, this lien
                                            has priority over the lien of a
                                            pre-existing mortgage. Additionally,
                                            third parties may seek recovery from
                                            owners or operators of real
                                            properties for cleanup costs,
                                            property damage or personal injury
                                            associated with releases of, or
                                            other exposure to hazardous
                                            substances related to the
                                            properties.

                                            The owner's liability for any
                                            required remediation generally is
                                            not limited by law and could,
                                            accordingly, exceed the value of the
                                            property and/or the aggregate assets
                                            of the owner. The presence of
                                            hazardous or toxic substances also
                                            may adversely affect the owner's
                                            ability to refinance the property or
                                            to sell the property to a third
                                            party. The presence of, or strong
                                            potential for contamination by,
                                            hazardous substances consequently
                                            can have a materially adverse effect
                                            on the value of the property and a
                                            borrower's ability to repay its
                                            mortgage loan.

                                            In addition, under certain
                                            circumstances, a lender (such as the
                                            trust) could be liable for the costs
                                            of responding to an environmental
                                            hazard. Any potential environmental
                                            liability could reduce or delay
                                            payments on the offered
                                            certificates.

                                      S-45

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Except for mortgaged properties
                                            securing mortgage loans that are the
                                            subject of a secured creditor
                                            impaired property policy, all of the
                                            mortgaged properties securing the
                                            mortgage loans have been subject to
                                            environmental site assessments, or
                                            in some cases an update of a
                                            previous assessment, in connection
                                            with the origination or
                                            securitization of the loans. In all
                                            cases, the environmental site
                                            assessment was a Phase I
                                            environmental assessment, although
                                            in some cases a Phase II site
                                            assessment was also performed. With
                                            respect to the mortgaged properties
                                            securing the mortgage loans that
                                            were not the subject of an
                                            environmental site assessment within
                                            eighteen months prior to the cut-off
                                            date, the applicable mortgage loan
                                            seller either (a) represented that
                                            with respect to each such mortgaged
                                            property (i) no hazardous material
                                            is present on the mortgaged property
                                            and (ii) the mortgaged property is
                                            in material compliance with all
                                            applicable federal, state and local
                                            laws pertaining to hazardous
                                            materials or environmental hazards,
                                            in each case subject to limitations
                                            of materiality and the other
                                            qualifications set forth in the
                                            representation, or (b) provided
                                            secured creditor impaired property
                                            policies providing coverage for
                                            certain losses that may arise from
                                            adverse environmental conditions
                                            that may exist at the related
                                            mortgaged property. These reports
                                            generally did not disclose the
                                            presence or risk of environmental
                                            contamination that is considered
                                            material and adverse to the
                                            interests of the holders of the
                                            certificates; however, in certain
                                            cases, these assessments did reveal
                                            conditions that resulted in
                                            requirements that the related
                                            borrowers establish operations and
                                            maintenance plans, monitor the
                                            mortgaged property or nearby
                                            properties, abate or remediate the
                                            condition, and/or provide additional
                                            security such as letters of credit,
                                            reserves or stand-alone secured
                                            creditor impaired property policies.

                                            Sixty-three (63) of the mortgaged
                                            properties, securing mortgage loans
                                            representing 5.3% of the initial
                                            outstanding pool balance, are the
                                            subject of a group secured creditor
                                            impaired property policy providing
                                            coverage for certain losses that may
                                            arise from adverse environmental
                                            conditions that may exist at the
                                            related mortgaged properties. Two
                                            (2) of the mortgaged properties,
                                            securing mortgage loans representing
                                            1.4% of the initial outstanding pool
                                            balance, have the benefit of
                                            stand-alone secured creditor
                                            impaired property policies that
                                            provide coverage for selected
                                            environmental matters with respect
                                            to the related property. We describe
                                            these policies under "Description of
                                            the Mortgage Pool--Environmental
                                            Insurance" in this prospectus
                                            supplement. Generally, environmental
                                            site assessments were not performed
                                            with respect to those mortgaged
                                            properties covered by the group
                                            secured creditor impaired property
                                            policy.

                                            We cannot assure you, however, that
                                            the environmental assessments
                                            revealed all existing or potential
                                            environmental risks or that all
                                            adverse environmental conditions
                                            have been completely abated or
                                            remediated or that any reserves,
                                            insurance or operations and
                                            maintenance plans will be sufficient
                                            to remediate the environmental
                                            conditions. Moreover, we cannot
                                            assure you that:

                                            o    future laws, ordinances or
                                                 regulations will not impose any
                                                 material environmental
                                                 liability; or

                                      S-46

                                            o    the current environmental
                                                 condition of the mortgaged
                                                 properties will not be
                                                 adversely affected by tenants
                                                 or by the condition of land or
                                                 operations in the vicinity of
                                                 the mortgaged properties (such
                                                 as underground storage tanks).

                                            In addition, some borrowers under
                                            the mortgage loans may not have
                                            satisfied or may not satisfy all
                                            post-closing obligations required by
                                            the related mortgage loan documents
                                            with respect to environmental
                                            matters. There can be no assurance
                                            that recommended operations and
                                            maintenance plans have been
                                            implemented or will continue to be
                                            complied with.

                                            Portions of some of the mortgaged
                                            properties securing the mortgage
                                            loans may include tenants which
                                            operate as on-site dry-cleaners and
                                            gasoline stations. Both types of
                                            operations involve the use and
                                            storage of hazardous substances,
                                            leading to an increased risk of
                                            liability to the tenant, the
                                            landowner and, under certain
                                            circumstances, a lender (such as the
                                            trust) under environmental laws.
                                            Dry-cleaners and gasoline station
                                            operators may be required to obtain
                                            various environmental permits and
                                            licenses in connection with their
                                            operations and activities and comply
                                            with various environmental laws,
                                            including those governing the use
                                            and storage of hazardous substances.
                                            These operations incur ongoing costs
                                            to comply with environmental laws
                                            governing, among other things,
                                            containment systems and underground
                                            storage tank systems. In addition,
                                            any liability to borrowers under
                                            environmental laws, including in
                                            connection with releases into the
                                            environment of gasoline,
                                            dry-cleaning solvents or other
                                            hazardous substances from
                                            underground storage tank systems or
                                            otherwise, could adversely impact
                                            the related borrower's ability to
                                            repay the related mortgage loan.

                                            In addition, problems associated
                                            with mold may pose risks to real
                                            property and may also be the basis
                                            for personal injury claims against a
                                            borrower. Although the mortgaged
                                            properties are required to be
                                            inspected periodically, there are no
                                            generally accepted standards for the
                                            assessment of any existing mold. If
                                            left unchecked, problems associated
                                            with mold could result in the
                                            interruption of cash flow,
                                            remediation expenses and litigation
                                            which could adversely impact
                                            collections from a mortgaged
                                            property. In addition, many of the
                                            insurance policies presently
                                            covering the mortgaged properties
                                            may specifically exclude losses due
                                            to mold.

                                            Before the special servicer acquires
                                            title to a mortgaged property on
                                            behalf of the trust or assumes
                                            operation of the property, it must
                                            obtain an environmental assessment
                                            of the property, or rely on a recent
                                            environmental assessment. This
                                            requirement will decrease the
                                            likelihood that the trust will
                                            become liable under any
                                            environmental law. However, this
                                            requirement may effectively preclude
                                            foreclosure until a satisfactory
                                            environmental assessment is
                                            obtained, or until any required
                                            remedial action is thereafter taken.
                                            There is accordingly some risk that
                                            the mortgaged property will decline
                                            in value while this assessment is
                                            being obtained. Moreover, we cannot
                                            assure you that this requirement
                                            will effectively insulate the trust
                                            from potential liability under
                                            environmental laws. Any such
                                            potential liability could reduce or
                                            delay payments to
                                            certificateholders.

                                      S-47

IF A BORROWER IS UNABLE TO REPAY ITS
LOAN ON ITS MATURITY DATE, YOU MAY
EXPERIENCE A LOSS                           Two hundred eight (208) mortgage
                                            loans, representing 93.8% of the
                                            initial outstanding pool balance,
                                            are balloon loans. Twenty-four (24)
                                            of these mortgage loans,
                                            representing 13.4% of the initial
                                            outstanding pool balance, are
                                            mortgage loans with anticipated
                                            repayment dates. Included in these
                                            balloon loans are forty (40)
                                            mortgage loans, representing 21.7%
                                            of the initial outstanding pool
                                            balance, that provide for monthly
                                            payments of interest only for a
                                            portion of their respective terms
                                            and then provide for the monthly
                                            payment of principal and interest
                                            over their respective remaining
                                            terms, thirty-four (34) mortgage
                                            loans, representing 33.5% of the
                                            initial outstanding pool balance,
                                            that provide for monthly payments of
                                            interest only for their entire
                                            respective terms, and one (1)
                                            mortgage loan, representing 0.3% of
                                            the initial outstanding pool
                                            balance, that provides for the
                                            monthly payment of principal and
                                            interest for a portion of its term
                                            and then provides for monthly
                                            payments of interest only over the
                                            remaining term. For purposes of this
                                            prospectus supplement, we consider a
                                            mortgage loan to be a "balloon loan"
                                            if its principal balance is not
                                            scheduled to be fully or
                                            substantially amortized by the
                                            loan's respective anticipated
                                            repayment date (in the case of a
                                            loan having an anticipated repayment
                                            date) or maturity date. We cannot
                                            assure you that each borrower will
                                            have the ability to repay the
                                            principal balance outstanding on the
                                            pertinent date, especially under a
                                            scenario where interest rates have
                                            increased from the historically low
                                            interest rates in effect at the time
                                            that most of the mortgage loans were
                                            originated. Balloon loans involve
                                            greater risk than fully amortizing
                                            loans because a borrower's ability
                                            to repay the loan on its anticipated
                                            repayment date or stated maturity
                                            date typically will depend upon its
                                            ability either to refinance the loan
                                            or to sell the mortgaged property at
                                            a price sufficient to permit
                                            repayment. A borrower's ability to
                                            achieve either of these goals will
                                            be affected by a number of factors,
                                            including:

                                            o    the availability of, and
                                                 competition for, credit for
                                                 commercial real estate
                                                 projects;

                                            o    prevailing interest rates;

                                            o    the fair market value of the
                                                 related mortgaged property;

                                            o    the borrower's equity in the
                                                 related mortgaged property;

                                            o    the borrower's financial
                                                 condition;

                                            o    the operating history and
                                                 occupancy level of the
                                                 mortgaged property;

                                            o    tax laws; and

                                            o    prevailing general and regional
                                                 economic conditions.

                                            The availability of funds in the
                                            credit markets fluctuates over time.

                                            No mortgage loan seller or any of
                                            its respective affiliates is under
                                            any obligation to refinance any
                                            mortgage loan.

                                      S-48

A BORROWER'S OTHER LOANS MAY REDUCE
THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Eleven (11) of the mortgage loans,
                                            representing 20.9% of the initial
                                            outstanding pool balance, currently
                                            have additional financing in place
                                            that is secured by the mortgaged
                                            property or properties related to
                                            such mortgage loan. Mortgage Loan
                                            No. 1 (the "Lakeforest Mall Loan")
                                            will be deemed to have two
                                            components, the Lakeforest Mall Loan
                                            Pooled Component in an initial
                                            principal balance of $121,050,000 as
                                            of the cut-off date, and the
                                            Lakeforest Mall Loan Non-Pooled
                                            Component in an initial principal
                                            balance of $20,000,000 as of the
                                            cut-off date. Payments on the
                                            Lakeforest Mall Loan Non-Pooled
                                            Component will be subordinated as
                                            and to the extent set forth in this
                                            prospectus supplement. Mortgage Loan
                                            No. 3 ("The Westin Copley Place Pari
                                            Passu Loan"), which had an aggregate
                                            outstanding principal balance as of
                                            the cut-off date of $105,000,000, is
                                            secured by the related mortgaged
                                            property on a pari passu basis with
                                            another note that had an original
                                            principal balance of $105,000,000.
                                            Mortgage Loan No. 11 (the "1345
                                            Avenue of the Americas Pari Passu
                                            Loan"), which had an outstanding
                                            principal balance as of the cut-off
                                            date of $46,800,000, is secured by
                                            the related mortgaged property on a
                                            pari passu basis with other notes
                                            that had an aggregate original
                                            principal balance of approximately
                                            $466,695,115, which also secures
                                            subordinated B Notes (the "1345
                                            Avenue of the Americas B Notes")
                                            that had an aggregate original
                                            principal balance of approximately
                                            $116,504,885 and subordinated C
                                            Notes (the "1345 Avenue of the
                                            Americas C Notes") that had an
                                            aggregate original principal balance
                                            of $100,000,000. Mortgage Loan No.
                                            12 (the "200 Madison Avenue Pari
                                            Passu Loan"), which had an aggregate
                                            outstanding principal balance as of
                                            the cut-off date of $45,000,000, is
                                            secured by the related mortgaged
                                            property on a pari passu basis with
                                            another note that had an original
                                            principal balance of $45,000,000.
                                            Mortgage Loan No. 15 (the "Wilton
                                            Executive Campus Mortgage Loan"),
                                            which had an outstanding principal
                                            balance as of the cut-off date of
                                            $36,000,000, is secured by the
                                            related mortgaged property, which
                                            also secures a second lien loan that
                                            had an original principal balance of
                                            approximately $10,329,372. Mortgage
                                            Loan No. 31 (the "Saddle Brook
                                            Shopping Center Mortgage Loan"),
                                            which had an outstanding principal
                                            balance as of the cut-off date of
                                            approximately $23,471,972, is
                                            secured by the related mortgaged
                                            property, which also secures a
                                            subordinated B Note (the "Saddle
                                            Brook Shopping Center B Note") that
                                            had an original principal balance of
                                            $1,500,000. Mortgage Loan No. 38
                                            (the "Park Avenue Plaza Pari Passu
                                            Loan"), which had an outstanding
                                            principal balance as of the cut-off
                                            date of $19,350,000, is secured by
                                            the related mortgaged property on a
                                            pari passu basis with other notes
                                            that had an aggregate original
                                            principal balance of $229,469,275,
                                            which also secures subordinated B
                                            Notes (the "Park Avenue Plaza B
                                            Notes") that had an aggregate
                                            original principal balance of
                                            $2,180,725. The Park Avenue Plaza
                                            Pari Passu Loan also has related
                                            mezzanine financing in the original
                                            principal amount of $85,000,000.
                                            Mortgage Loan Nos. 43-47 (the
                                            "Hinckley Portfolio Pari Passu
                                            Loan"), which had an aggregate
                                            outstanding principal balance as of
                                            the cut-off date of approximately
                                            $17,358,070, is secured by the
                                            related mortgaged property on a pari
                                            passu basis with another note that
                                            had an original principal balance of
                                            $17,500,000. Mortgage Loan No. 62
                                            (the "FedEx Miami Mortgage Loan"),
                                            which had an outstanding

                                      S-49

                                            principal balance as of the cut-off
                                            date of $11,250,000, is secured by
                                            the related mortgaged property,
                                            which also secures a subordinated B
                                            Note (the "FedEx Miami B Note") that
                                            had an original principal balance of
                                            $500,000. Mortgage Loan No. 164 (the
                                            "Tinton Pines Apartments Mortgage
                                            Loan"), which had an outstanding
                                            principal balance as of the cut-off
                                            date of $3,493,287, is secured by
                                            the related mortgaged property,
                                            which also secures a subordinated B
                                            Note (the "Tinton Pines Apartments B
                                            Note") that had an original
                                            principal balance of $500,000.
                                            Mortgage Loan No. 165 (the "Weaver
                                            Fields Apartments Mortgage Loan"),
                                            which had an outstanding principal
                                            balance as of the cut-off date of
                                            approximately $3,493,056, is secured
                                            by the related mortgaged property,
                                            which also secures a second lien
                                            loan that had an original principal
                                            balance of $185,000. See "Servicing
                                            of the Mortgage Loans--Servicing of
                                            the Mortgage Loans--Servicing of The
                                            Westin Copley Place Loan Group, the
                                            1345 Avenue of the Americas Loan
                                            Group, the 200 Madison Avenue Loan
                                            Group, the Park Avenue Plaza Loan
                                            Group, the PCF A/B Mortgage Loans
                                            and the Hinckley Portfolio Loan
                                            Group."

                                            Three (3) of the mortgage loans,
                                            representing 1.4% of the initial
                                            outstanding pool balance, are
                                            secured by mortgaged properties that
                                            currently have additional financing
                                            in place that is not secured by that
                                            mortgaged property. With respect to
                                            Mortgage Loan Nos. 107-116 and
                                            124-133, there is related mezzanine
                                            financing in the aggregate original
                                            principal amount of $19,488,590. In
                                            general, borrowers that have not
                                            agreed to certain special purpose
                                            covenants in the related mortgage
                                            loan documents may have also
                                            incurred additional financing that
                                            is not secured by the mortgaged
                                            property.

                                            Four (4) of the mortgage loans,
                                            representing 7.1% of the initial
                                            outstanding pool balance, permit the
                                            borrower to enter into additional
                                            subordinate financing that is
                                            secured by the mortgaged property,
                                            provided that certain debt service
                                            coverage ratio and loan-to-value
                                            tests are satisfied as further
                                            discussed in this prospectus
                                            supplement under "Description of the
                                            Mortgage Pool--Material Terms and
                                            Characteristics of the Mortgage
                                            Loans--Subordinate and Other
                                            Financing."

                                            Twenty-three (23) of the mortgage
                                            loans, representing 36.5% of the
                                            initial outstanding pool balance,
                                            permit the borrower to enter into
                                            additional financing that is not
                                            secured by the related mortgaged
                                            property (or to retain unsecured
                                            debt existing at the time of the
                                            origination of such loan) and/or
                                            permit the owners of the borrower to
                                            enter into financing that is secured
                                            by a pledge of equity interests in
                                            the borrower. In general, borrowers
                                            that have not agreed to certain
                                            special purpose covenants in the
                                            related mortgage loan documents may
                                            also be permitted to incur
                                            additional financing that is not
                                            secured by the mortgaged property.

                                            We make no representation as to
                                            whether any other secured
                                            subordinate financing currently
                                            encumbers any mortgaged property or
                                            whether a third-party holds debt
                                            secured by a pledge of equity
                                            ownership interests in a related
                                            borrower. Debt that is incurred by
                                            the owner of equity in one or more
                                            borrowers and is secured by a
                                            guaranty of the borrower or by a
                                            pledge of the equity ownership
                                            interests in such borrowers
                                            effectively reduces the equity
                                            owners' economic stake in the
                                            related

                                      S-50

                                            mortgaged property. The existence of
                                            such debt may reduce cash flow on
                                            the related borrower's mortgaged
                                            property after the payment of debt
                                            service and may increase the
                                            likelihood that the owner of a
                                            borrower will permit the value or
                                            income producing potential of a
                                            mortgaged property to suffer by not
                                            making capital infusions to support
                                            the mortgaged property.

                                            Generally, all of the mortgage loans
                                            also permit the related borrower to
                                            incur other unsecured indebtedness,
                                            including but not limited to trade
                                            payables, in the ordinary course of
                                            business and to incur indebtedness
                                            secured by equipment or other
                                            personal property located at the
                                            mortgaged property.

                                            When a mortgage loan borrower, or
                                            its constituent members, also has
                                            one or more other outstanding loans,
                                            even if the loans are subordinated
                                            or are mezzanine loans not directly
                                            secured by the mortgaged property,
                                            the trust is subjected to certain
                                            risks. For example, the borrower may
                                            have difficulty servicing and
                                            repaying multiple loans. Also, the
                                            existence of another loan generally
                                            will make it more difficult for the
                                            borrower to obtain refinancing of
                                            the mortgage loan and may thus
                                            jeopardize the borrower's ability to
                                            repay any balloon payment due under
                                            the mortgage loan at maturity or to
                                            repay the mortgage loan on its
                                            anticipated repayment date.
                                            Moreover, the need to service
                                            additional debt may reduce the cash
                                            flow available to the borrower to
                                            operate and maintain the mortgaged
                                            property.

                                            Additionally, if the borrower, or
                                            its constituent members, are
                                            obligated to another lender, actions
                                            taken by other lenders could impair
                                            the security available to the trust.
                                            If a junior lender files an
                                            involuntary bankruptcy petition
                                            against the borrower, or the
                                            borrower files a voluntary
                                            bankruptcy petition to stay
                                            enforcement by a junior lender, the
                                            trust's ability to foreclose on the
                                            property will be automatically
                                            stayed, and principal and interest
                                            payments might not be made during
                                            the course of the bankruptcy case.
                                            The bankruptcy of a junior lender
                                            also may operate to stay foreclosure
                                            by the trust.

                                            Further, if another loan secured by
                                            the mortgaged property is in
                                            default, the other lender may
                                            foreclose on the mortgaged property,
                                            absent an agreement to the contrary,
                                            thereby causing a delay in payments
                                            and/or an involuntary repayment of
                                            the mortgage loan prior to maturity.
                                            The trust may also be subject to the
                                            costs and administrative burdens of
                                            involvement in foreclosure
                                            proceedings or related litigation.

                                            Even if a subordinate lender has
                                            agreed not to take any direct
                                            actions with respect to the related
                                            subordinate debt, including any
                                            actions relating to the bankruptcy
                                            of the borrower, and that the holder
                                            of the mortgage loan will have all
                                            rights to direct all such actions,
                                            there can be no assurance that in
                                            the event of the borrower's
                                            bankruptcy, a court will enforce
                                            such restrictions against a
                                            subordinate lender.

                                            For further information with respect
                                            to subordinate and other financing,
                                            see Appendix II.

                                      S-51

BANKRUPTCY PROCEEDINGS RELATING TO A
BORROWER CAN RESULT IN DISSOLUTION
OF THE BORROWER AND THE ACCELERATION
OF THE RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT REPAYMENT
OF THE RELATED MORTGAGE LOAN                Under the federal bankruptcy code,
                                            the filing of a bankruptcy petition
                                            by or against a borrower will stay
                                            the commencement or continuation of
                                            a foreclosure action. In addition,
                                            if a court determines that the value
                                            of the mortgaged property is less
                                            than the principal balance of the
                                            mortgage loan it secures, the court
                                            may reduce the amount of secured
                                            indebtedness to the then current
                                            value of the mortgaged property.
                                            Such an action would make the lender
                                            a general unsecured creditor for the
                                            difference between the then current
                                            value and the amount of its
                                            outstanding mortgage indebtedness. A
                                            bankruptcy court also may:

                                            o    grant a debtor a reasonable
                                                 time to cure a payment default
                                                 on a mortgage loan;

                                            o    reduce monthly payments due
                                                 under a mortgage loan;

                                            o    change the rate of interest due
                                                 on a mortgage loan; or

                                            o    otherwise alter the mortgage
                                                 loan's repayment schedule.

                                            Additionally, the trustee of the
                                            borrower's bankruptcy or the
                                            borrower, as debtor-in-possession,
                                            has special powers to avoid,
                                            subordinate or disallow debts. In
                                            some circumstances, the claims of
                                            the mortgage lender may be
                                            subordinated to financing obtained
                                            by a debtor-in-possession subsequent
                                            to its bankruptcy.

                                            The filing of a bankruptcy petition
                                            will also stay the lender from
                                            enforcing a borrower's assignment of
                                            rents and leases. The federal
                                            bankruptcy code also may interfere
                                            with the trustee's ability to
                                            enforce any lockbox requirements.
                                            The legal proceedings necessary to
                                            resolve these issues can be time
                                            consuming and costly and may
                                            significantly delay or reduce the
                                            lender's receipt of rents. A
                                            bankruptcy court may also permit
                                            rents otherwise subject to an
                                            assignment and/or lock-box
                                            arrangement to be used by the
                                            borrower to maintain the mortgaged
                                            property or for other court
                                            authorized expenses.

                                            As a result of the foregoing, the
                                            recovery with respect to borrowers
                                            in bankruptcy proceedings may be
                                            significantly delayed, and the
                                            aggregate amount ultimately
                                            collected may be substantially less
                                            than the amount owed.

                                            A number of the borrowers under the
                                            mortgage loans are limited or
                                            general partnerships. Under some
                                            circumstances, the bankruptcy of a
                                            general partner of the partnership
                                            may result in the dissolution of
                                            that partnership. The dissolution of
                                            a borrower partnership, the winding
                                            up of its affairs and the
                                            distribution of its assets could
                                            result in an early repayment of the
                                            related mortgage loan.

                                      S-52

BANKRUPTCY OR OTHER PROCEEDINGS
RELATED TO THE SPONSOR OF A
BORROWER MAY ADVERSELY AFFECT
THE PERFORMANCE OF THE RELATED
MORTGAGE LOAN                               Certain of the mortgage loans may
                                            have sponsors that have previously
                                            filed bankruptcy, which in some
                                            cases may have involved the same
                                            property that currently secures the
                                            mortgage loan. In each case, the
                                            related entity or person has emerged
                                            from bankruptcy. However, we cannot
                                            assure you that such sponsors will
                                            not be more likely than other
                                            sponsors to utilize their rights in
                                            bankruptcy in the event of any
                                            threatened action by the mortgagee
                                            to enforce its rights under the
                                            related loan documents.

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE LIKELY
TO FILE BANKRUPTCY PETITIONS AND
THIS MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        While many of the borrowers have
                                            agreed to certain special purpose
                                            covenants to limit the bankruptcy
                                            risk arising from activities
                                            unrelated to the operation of the
                                            property, some borrowers are not
                                            special purpose entities, and these
                                            borrowers and their owners generally
                                            do not have an independent director
                                            whose consent would be required to
                                            file a bankruptcy petition on behalf
                                            of such borrower. One of the
                                            purposes of an independent director
                                            is to avoid a bankruptcy petition
                                            filing that is intended solely to
                                            benefit a borrower's affiliate and
                                            is not justified by the borrower's
                                            own economic circumstances.
                                            Borrowers that are not special
                                            purpose entities may be more likely
                                            to file or be subject to voluntary
                                            or involuntary bankruptcy petitions
                                            with the effects set forth above.

THE OPERATION OF COMMERCIAL PROPERTIES
IS DEPENDENT UPON SUCCESSFUL MANAGEMENT     The successful operation of a real
                                            estate project depends upon the
                                            property manager's performance and
                                            viability. The property manager is
                                            generally responsible for:

                                            o    responding to changes in the
                                                 local market;

                                            o    planning and implementing the
                                                 rental structure;

                                            o    operating the property and
                                                 providing building services;

                                            o    managing operating expenses;
                                                 and

                                            o    assuring that maintenance and
                                                 capital improvements are
                                                 carried out in a timely
                                                 fashion.

                                            Properties deriving revenues
                                            primarily from short-term sources
                                            are generally more
                                            management-intensive than properties
                                            leased to creditworthy tenants under
                                            long-term leases.

                                            A property manager, by controlling
                                            costs, providing appropriate service
                                            to tenants and seeing to property
                                            maintenance and general upkeep, can
                                            improve cash flow, reduce vacancy,
                                            leasing and repair costs and
                                            preserve building value. On the
                                            other hand, management errors can,
                                            in some cases, impair short-term
                                            cash flow and the long-term
                                            viability of an income producing
                                            property.

                                      S-53

                                            We make no representation or
                                            warranty as to the skills of any
                                            present or future managers of the
                                            mortgaged properties. Additionally,
                                            we cannot assure you that the
                                            property managers will be in a
                                            financial condition to fulfill their
                                            management responsibilities
                                            throughout the terms of their
                                            respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE
CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                              Provisions requiring yield
                                            maintenance charges or lock-out
                                            periods may not be enforceable in
                                            some states and under federal
                                            bankruptcy law. Provisions requiring
                                            yield maintenance charges also may
                                            be interpreted as constituting the
                                            collection of interest for usury
                                            purposes. Accordingly, we cannot
                                            assure you that the obligation to
                                            pay any yield maintenance charge
                                            will be enforceable. Also, we cannot
                                            assure you that foreclosure proceeds
                                            will be sufficient to pay an
                                            enforceable yield maintenance
                                            charge.

                                            Additionally, although collateral
                                            substitution provisions related to
                                            defeasance do not have the same
                                            effect on the certificateholders as
                                            prepayment, we cannot assure you
                                            that a court would not interpret
                                            those provisions as requiring a
                                            yield maintenance charge. In certain
                                            jurisdictions, collateral
                                            substitution provisions might be
                                            deemed unenforceable under
                                            applicable law or public policy, or
                                            usurious.

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Most of the mortgage loans in the
                                            trust do not require the related
                                            borrower to cause rent and other
                                            payments to be made into a lockbox
                                            account maintained on behalf of the
                                            mortgagee. If rental payments are
                                            not required to be made directly
                                            into a lockbox account, there is a
                                            risk that the borrower will divert
                                            such funds for other purposes.

ENFORCEABILITY OF CROSS-COLLATERALIZATION
PROVISIONS MAY BE CHALLENGED AND THE
BENEFITS OF THESE PROVISIONS MAY
OTHERWISE BE LIMITED AND MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        Seventeen (17) groups of either
                                            cross-collateralized or
                                            multi-property mortgage loans,
                                            representing 8.8 % of the initial
                                            outstanding pool balance, are
                                            secured by multiple real properties,
                                            through cross-collateralization with
                                            other mortgage loans or otherwise.
                                            These arrangements attempt to reduce
                                            the risk that one mortgaged real
                                            property may not generate enough net
                                            operating income to pay debt
                                            service. However, arrangements of
                                            this type involving more than one
                                            borrower (i.e., in the case of
                                            cross-collateralized mortgage loans)
                                            could be challenged as a fraudulent
                                            conveyance if:

                                            o    one of the borrowers were to
                                                 become a debtor in a bankruptcy
                                                 case, or were to become subject
                                                 to an action brought by one or
                                                 more of its creditors outside a
                                                 bankruptcy case;

                                      S-54

                                            o    the related borrower did not
                                                 receive fair consideration or
                                                 reasonably equivalent value in
                                                 exchange for allowing its
                                                 mortgaged real property to be
                                                 encumbered; and

                                            o    at the time the lien was
                                                 granted, the borrower was (i)
                                                 insolvent, (ii) inadequately
                                                 capitalized or (iii) unable to
                                                 pay its debts.

                                            Furthermore, when multiple real
                                            properties secure a mortgage loan or
                                            group of cross-collateralized
                                            mortgage loans, the amount of the
                                            mortgage encumbering any particular
                                            one of those properties may be less
                                            than the full amount of the related
                                            mortgage loan or group of
                                            cross-collateralized mortgage loans,
                                            generally, to minimize recording
                                            tax. This mortgage amount may equal
                                            the appraised value or allocated
                                            loan amount for the mortgaged real
                                            property and will limit the extent
                                            to which proceeds from the property
                                            will be available to offset declines
                                            in value of the other properties
                                            securing the same mortgage loan or
                                            group of cross-collateralized
                                            mortgage loans.

                                            Moreover, seven (7) groups of either
                                            cross-collateralized or
                                            multi-property mortgage loans,
                                            representing 7.3% of the initial
                                            outstanding pool balance, are
                                            secured by mortgaged properties
                                            located in various states.
                                            Foreclosure actions are brought in
                                            state court and the courts of one
                                            state cannot exercise jurisdiction
                                            over property in another state. Upon
                                            a default under any of these
                                            mortgage loans, it may not be
                                            possible to foreclose on the related
                                            mortgaged real properties
                                            simultaneously.

RESERVES TO FUND CAPITAL EXPENDITURES
MAY BE INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Although many of the mortgage loans
                                            require that funds be put aside for
                                            specific reserves, certain mortgage
                                            loans do not require any reserves.
                                            Furthermore, we cannot assure you
                                            that any reserve amounts will be
                                            sufficient to cover the actual costs
                                            of the items for which the reserves
                                            were established. We also cannot
                                            assure you that cash flow from the
                                            properties will be sufficient to
                                            fully fund the ongoing monthly
                                            reserve requirements.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Title insurance for a mortgaged
                                            property generally insures a lender
                                            against risks relating to a lender
                                            not having a first lien with respect
                                            to a mortgaged property, and in some
                                            cases can insure a lender against
                                            specific other risks. The protection
                                            afforded by title insurance depends
                                            on the ability of the title insurer
                                            to pay claims made upon it. We
                                            cannot assure you that:

                                            o    a title insurer will have the
                                                 ability to pay title insurance
                                                 claims made upon it;

                                            o    the title insurer will maintain
                                                 its present financial strength;
                                                 or

                                            o    a title insurer will not
                                                 contest claims made upon it.

                                      S-55

MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS THAT ARE NOT IN COMPLIANCE
WITH ZONING AND BUILDING CODE REQUIREMENTS
AND USE RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        Noncompliance with zoning and
                                            building codes may cause the
                                            borrower to experience cash flow
                                            delays and shortfalls that would
                                            reduce or delay the amount of
                                            proceeds available for distributions
                                            on your certificates. The mortgage
                                            loan sellers have taken steps to
                                            establish that the use and operation
                                            of the mortgaged properties securing
                                            the mortgage loans are in compliance
                                            in all material respects with all
                                            applicable zoning, land-use and
                                            building ordinances, rules,
                                            regulations, and orders. Evidence of
                                            this compliance may be in the form
                                            of legal opinions, confirmations
                                            from government officials, title
                                            policy endorsements and/or
                                            representations by the related
                                            borrower in the related mortgage
                                            loan documents. These steps may not
                                            have revealed all possible
                                            violations.

                                            Some violations of zoning, land use
                                            and building regulations may be
                                            known to exist at any particular
                                            mortgaged property, but the mortgage
                                            loan sellers generally do not
                                            consider those defects known to them
                                            to be material. In some cases, the
                                            use, operation and/or structure of a
                                            mortgaged property constitutes a
                                            permitted nonconforming use and/or
                                            structure as a result of changes in
                                            zoning laws after such mortgaged
                                            properties were constructed and the
                                            structure may not be rebuilt to its
                                            current state or be used for its
                                            current purpose if a material
                                            casualty event were to occur.
                                            Insurance proceeds may not be
                                            sufficient to pay the mortgage loan
                                            in full if a material casualty event
                                            were to occur, or the mortgaged
                                            property, as rebuilt for a
                                            conforming use, may not generate
                                            sufficient income to service the
                                            mortgage loan and the value of the
                                            mortgaged property or its revenue
                                            producing potential may not be the
                                            same as it was before the casualty.
                                            If a mortgaged property could not be
                                            rebuilt to its current state or its
                                            current use were no longer permitted
                                            due to building violations or
                                            changes in zoning or other
                                            regulations, then the borrower might
                                            experience cash flow delays and
                                            shortfalls or be subject to
                                            penalties that would reduce or delay
                                            the amount of proceeds available for
                                            distributions on your certificates.

                                            Certain mortgaged properties may be
                                            subject to use restrictions pursuant
                                            to reciprocal easement or operating
                                            agreements which could limit the
                                            borrower's right to operate certain
                                            types of facilities within a
                                            prescribed radius. These limitations
                                            could adversely affect the ability
                                            of the borrower to lease the
                                            mortgaged property on favorable
                                            terms.

CONDEMNATIONS WITH RESPECT TO MORTGAGED
PROPERTIES SECURING THE MORTGAGE LOANS
COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           From time to time, there may be
                                            condemnations pending or threatened
                                            against one or more of the mortgaged
                                            properties. There can be no
                                            assurance that the proceeds payable
                                            in connection with a total
                                            condemnation will be sufficient to
                                            restore the related mortgaged
                                            property or to satisfy the remaining
                                            indebtedness of the related mortgage
                                            loan. The occurrence of a partial
                                            condemnation may have a

                                      S-56

                                            material adverse effect on the
                                            continued use of the affected
                                            mortgaged property, or on an
                                            affected borrower's ability to meet
                                            its obligations under the related
                                            mortgage loan. Therefore, we cannot
                                            assure you that the occurrence of
                                            any condemnation will not have a
                                            negative impact upon the
                                            distributions on your certificates.

IMPACT OF TERRORIST ATTACKS AND MILITARY
OPERATIONS ON THE FINANCIAL MARKETS AND
YOUR INVESTMENT                             On September 11, 2001, the United
                                            States was subjected to multiple
                                            terrorist attacks, resulting in the
                                            loss of many lives and massive
                                            property damage and destruction in
                                            New York City, the Washington, D.C.
                                            area and Pennsylvania. In its
                                            aftermath, there was considerable
                                            uncertainty in the world financial
                                            markets. It is impossible to predict
                                            whether, or the extent to which,
                                            future terrorist activities may
                                            occur in the United States.
                                            According to publicly available
                                            reports, the financial markets have
                                            in the past responded to the
                                            uncertainty with regard to the
                                            scope, nature and timing of current
                                            and possible future military
                                            responses led by the United States,
                                            as well as to the disruptions in air
                                            travel, substantial losses reported
                                            by various companies including
                                            airlines, insurance providers and
                                            aircraft makers, the need for
                                            heightened security across the
                                            country and decreases in consumer
                                            confidence that can cause a general
                                            slowdown in economic growth.

                                            It is impossible to predict the
                                            duration of the current military
                                            involvement of the United States in
                                            Iraq or Afghanistan and whether the
                                            United States will be involved in
                                            any other future military actions.
                                            The continued presence of United
                                            States military personnel in Iraq
                                            and Afghanistan may prompt further
                                            terrorist attacks against the United
                                            States.

                                            It is uncertain what effects the
                                            aftermath of such military
                                            operations of the United States in
                                            Iraq, any future terrorist
                                            activities in the United States or
                                            abroad and/or any consequent actions
                                            on the part of the United States
                                            Government and others, including
                                            military action, will have on: (a)
                                            United States and world financial
                                            markets, (b) local, regional and
                                            national economies, (c) real estate
                                            markets across the United States,
                                            (d) particular business segments,
                                            including those that are important
                                            to the performance of the mortgaged
                                            properties that secure the mortgage
                                            loans and/or (e) insurance costs and
                                            the availability of insurance
                                            coverage for terrorist acts,
                                            particularly for large mortgaged
                                            properties, which could adversely
                                            affect the cash flow at such
                                            mortgaged properties. In particular,
                                            the decrease in air travel may have
                                            a negative effect on certain of the
                                            mortgaged properties, including
                                            hotel mortgaged properties and those
                                            mortgaged properties in tourist
                                            areas which could reduce the ability
                                            of such mortgaged properties to
                                            generate cash flow. As a result, the
                                            ability of the mortgaged properties
                                            to generate cash flow may be
                                            adversely affected. These
                                            disruptions and uncertainties could
                                            materially and adversely affect the
                                            value of, and your ability to
                                            resell, your certificates.

                                      S-57

IMPACT OF HURRICANE KATRINA AND HURRICANE
RITA ON THE MORTGAGE LOANS AND YOUR
INVESTMENT                                  The damage caused by Hurricane
                                            Katrina and Hurricane Rita in
                                            coastal areas of Alabama, Louisiana,
                                            Mississippi, Florida and Texas in
                                            August and September 2005 may
                                            adversely affect certain of the
                                            mortgage loans. As of the cut-off
                                            date, sixty-five (65) of the
                                            mortgaged properties, securing
                                            mortgage loans representing 11.1% of
                                            the initial outstanding pool
                                            balance, are located in Alabama,
                                            Louisiana, Florida or Texas.
                                            Although it is too soon to assess
                                            the full impact of Hurricane Katrina
                                            and Hurricane Rita on the United
                                            States and local economies, in the
                                            short term the effects of the storm
                                            are expected to have a material
                                            adverse effect on the local
                                            economies and income producing real
                                            estate in the affected areas. Areas
                                            affected by Hurricane Katrina or
                                            Hurricane Rita have suffered severe
                                            flooding, wind and water damage,
                                            forced evacuations, lawlessness,
                                            contamination, gas leaks and fire
                                            and environmental damage. The
                                            devastation caused by Hurricane
                                            Katrina and Hurricane Rita could
                                            lead to a general economic downturn,
                                            including increased oil prices, loss
                                            of jobs, regional disruptions in
                                            travel, transportation and tourism
                                            and a decline in real-estate related
                                            investments, in particular, in the
                                            areas most directly damaged by the
                                            storms. Specifically, there can be
                                            no assurance that displaced
                                            residents of the affected areas will
                                            return, that the economies in the
                                            affected areas will recover
                                            sufficiently to support income
                                            producing real estate at pre-storm
                                            levels or that the costs of clean-up
                                            will not have a material adverse
                                            effect on the national economy.
                                            Additionally, the standard all-risk
                                            insurance policies which borrowers
                                            under the mortgage loans are
                                            required to maintain typically do
                                            not cover flood damage. Although
                                            certain mortgage loans may require
                                            borrowers to maintain additional
                                            flood insurance, there can be no
                                            assurance that such additional
                                            insurance will be sufficient to
                                            cover damage to a mortgaged property
                                            in a heavily flooded area, such as
                                            New Orleans, Louisiana. Because of
                                            the difficulty in obtaining
                                            information about the affected areas
                                            and the mortgaged properties in
                                            these areas, it is not possible at
                                            this time to make a complete
                                            assessment of the severity of loss,
                                            the availability of insurance
                                            coverage to cover these losses and
                                            the extent and expected duration of
                                            the effects of Hurricane Katrina or
                                            Hurricane Rita on the mortgaged
                                            properties, the southeast states and
                                            on the United States as a whole.

THE ABSENCE OF OR INADEQUACY OF INSURANCE
COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        The mortgaged properties may suffer
                                            casualty losses due to risks that
                                            are not covered by insurance
                                            (including acts of terrorism) or for
                                            which insurance coverage is not
                                            adequate or available at
                                            commercially reasonable rates. In
                                            addition, some of the mortgaged
                                            properties are located in California
                                            and in other coastal areas of
                                            certain states, which are areas that
                                            have historically been at greater
                                            risk of acts of nature, including
                                            earthquakes, fires, hurricanes and
                                            floods. The mortgage loans generally
                                            do not require borrowers to maintain
                                            earthquake, hurricane or flood
                                            insurance and we cannot assure you
                                            that borrowers will attempt or be
                                            able to obtain adequate insurance
                                            against such risks. If a borrower
                                            does not have insurance against such
                                            risks and a casualty occurs at a
                                            mortgaged property, the borrower may
                                            be unable to

                                      S-58

                                            generate income from the mortgaged
                                            property in order to make payments
                                            on the related mortgage loan.

                                            Moreover, if reconstruction or major
                                            repairs are required following a
                                            casualty, changes in laws that have
                                            occurred since the time of original
                                            construction may materially impair
                                            the borrower's ability to effect
                                            such reconstruction or major repairs
                                            or may materially increase their
                                            cost.

                                            As a result of these factors, the
                                            amount available to make
                                            distributions on your certificates
                                            could be reduced.

                                            In light of the September 11, 2001
                                            terrorist attacks in New York City,
                                            the Washington, D.C. area and
                                            Pennsylvania, the comprehensive
                                            general liability and business
                                            interruption or rent loss insurance
                                            policies required by typical
                                            mortgage loans, which are generally
                                            subject to periodic renewals during
                                            the term of the related mortgage
                                            loans, have been affected. To give
                                            time for private markets to develop
                                            a pricing mechanism and to build
                                            capacity to absorb future losses
                                            that may occur due to terrorism, on
                                            November 26, 2002 the Terrorism Risk
                                            Insurance Act of 2002 was enacted,
                                            which established the Terrorism
                                            Insurance Program. The Terrorism
                                            Insurance Program is administered by
                                            the Secretary of the Treasury and
                                            through December 31, 2005 will
                                            provide some financial assistance
                                            from the United States Government to
                                            insurers in the event of another
                                            terrorist attack that results in an
                                            insurance claim. The program applies
                                            to United States risks only and to
                                            acts that are committed by an
                                            individual or individuals acting on
                                            behalf of a foreign person or
                                            foreign interest as an effort to
                                            influence or coerce United States
                                            civilians or the United States
                                            Government.

                                            The Treasury Department will
                                            establish procedures for the program
                                            under which the federal share of
                                            compensation will be equal to 90
                                            percent of that portion of insured
                                            losses that exceeds an applicable
                                            insurer deductible required to be
                                            paid during each program year. The
                                            federal share in the aggregate in
                                            any program year may not exceed $100
                                            billion (and the insurers will not
                                            be liable for any amount that
                                            exceeds this cap).

                                            Through December 2005, insurance
                                            carriers are required under the
                                            program to provide terrorism
                                            coverage in their basic "all-risk"
                                            policies. Any commercial property
                                            and casualty terrorism insurance
                                            exclusion that was in force on
                                            November 26, 2002 is automatically
                                            voided to the extent that it
                                            excludes losses that would otherwise
                                            be insured losses. Any state
                                            approval of such types of exclusions
                                            in force on November 26, 2002 are
                                            also voided.

                                            The Terrorism Insurance Program
                                            required that each insurer for
                                            policies in place prior to November
                                            26, 2002 provide its insured with a
                                            statement of the proposed premiums
                                            for terrorism coverage, identifying
                                            the portion of the risk that the
                                            federal government will cover,
                                            within 90 days after November 26,
                                            2002. Insured then had 30 days to
                                            accept the continued coverage and
                                            pay the premium. If an insured did
                                            not pay the premium, insurance for
                                            acts of terrorism may have been
                                            excluded from the policy. All
                                            policies for insurance issued after
                                            November 26, 2002 must make similar
                                            disclosure. The Terrorism Risk
                                            Insurance Act of 2002 does not
                                            require insured to purchase the
                                            coverage and does not stipulate the
                                            pricing of the coverage.

                                      S-59

                                            The Terrorism Risk Insurance Act of
                                            2002 expires on December 31, 2005.
                                            There can be no assurance that it
                                            will be extended or that upon its
                                            expiration the program will be
                                            renewed or that subsequent terrorism
                                            insurance legislation will be
                                            passed. In fact, the Secretary of
                                            the Treasury announced on June 30,
                                            2005 that it is opposed to an
                                            extension of the Terrorism Risk
                                            Insurance Act of 2002 in its current
                                            form.

                                            It is likely, if the Terrorism Risk
                                            Insurance Act of 2002 is not
                                            extended or renewed, that premiums
                                            for terrorism insurance coverage
                                            will increase and may not be
                                            available at commercially reasonable
                                            rates and/or the terms of such
                                            insurance may be materially amended
                                            to enlarge stated exclusions or to
                                            otherwise effectively decrease the
                                            scope of coverage available (perhaps
                                            to the point where it is effectively
                                            not available). In addition, to the
                                            extent that any policies contain
                                            "sunset clauses" (i.e., clauses that
                                            void terrorism coverage if the
                                            federal insurance backstop program
                                            is not renewed), then such policies
                                            may cease to provide terrorism
                                            insurance upon the expiration of the
                                            Terrorism Risk Insurance Act of
                                            2002.

                                            Furthermore, because this program
                                            has only been recently passed into
                                            law, there can be no assurance that
                                            it or state legislation will
                                            substantially lower the cost of
                                            obtaining terrorism insurance.
                                            Because it is a temporary program,
                                            there is no assurance that it will
                                            create any long-term changes in the
                                            availability and cost of such
                                            insurance.

                                            To the extent that uninsured or
                                            underinsured casualty losses occur
                                            with respect to the related
                                            mortgaged properties, losses on
                                            mortgage loans may result. In
                                            addition, the failure to maintain
                                            such insurance may constitute a
                                            default under a mortgage loan, which
                                            could result in the acceleration and
                                            foreclosure of such mortgage loan.
                                            Alternatively, the increased costs
                                            of maintaining such insurance could
                                            have an adverse effect on the
                                            financial condition of the mortgage
                                            loan borrowers.

                                            Certain of the mortgage loans are
                                            secured by mortgaged properties that
                                            are not insured for acts of
                                            terrorism. If such casualty losses
                                            are not covered by standard casualty
                                            insurance policies, then in the
                                            event of a casualty from an act of
                                            terrorism, the amount available to
                                            make distributions on your
                                            certificates could be reduced.

CLAIMS UNDER BLANKET INSURANCE POLICIES
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Some of the mortgaged properties are
                                            covered by blanket insurance
                                            policies which also cover other
                                            properties of the related borrower
                                            or its affiliates. In the event that
                                            such policies are drawn on to cover
                                            losses on such other properties, the
                                            amount of insurance coverage
                                            available under such policies may
                                            thereby be reduced and could be
                                            insufficient to cover each mortgaged
                                            property's insurable risks.

PROPERTY INSPECTIONS AND ENGINEERING
REPORTS MAY NOT REFLECT ALL CONDITIONS
THAT REQUIRE REPAIR ON THE PROPERTY         Licensed engineers or consultants
                                            generally inspected the mortgaged
                                            properties and prepared engineering
                                            reports in connection with the
                                            origination or securitization of the
                                            mortgage loans to assess items such
                                            as structure, exterior walls,
                                            roofing, interior construction,
                                            mechanical

                                      S-60

                                            and electrical systems and general
                                            condition of the site, buildings and
                                            other improvements. However, we
                                            cannot assure you that all
                                            conditions requiring repair or
                                            replacement were identified. In
                                            those cases where a material
                                            condition was disclosed, such
                                            condition has been or is required to
                                            be remedied to the seller's
                                            satisfaction, or funds as deemed
                                            necessary by the seller, or the
                                            related engineer or consultant have
                                            been reserved to remedy the material
                                            condition. No additional property
                                            inspections were conducted by us in
                                            connection with the issuance of the
                                            certificates.

APPRAISALS MAY INACCURATELY REFLECT THE
VALUE OF THE MORTGAGED PROPERTIES           An appraisal certified by the
                                            applicable appraiser to be in
                                            compliance with FIRREA was conducted
                                            in respect of each mortgaged
                                            property in connection with the
                                            origination or securitization of the
                                            related mortgage loan. The resulting
                                            estimates of value are the basis of
                                            the cut-off date and maturity date
                                            loan-to-value ratios referred to in
                                            this prospectus supplement. Those
                                            estimates represent the analysis and
                                            opinion of the person performing the
                                            appraisal or market analysis and are
                                            not guarantees of present or future
                                            values. The appraiser may have
                                            reached a different conclusion of
                                            value than the conclusion that would
                                            be reached by a different appraiser
                                            appraising the same property.
                                            Moreover, the values of the
                                            mortgaged properties may have
                                            changed significantly since the
                                            appraisal or market study was
                                            performed. In addition, appraisals
                                            seek to establish the amount a
                                            typically motivated buyer would pay
                                            a typically motivated seller. Such
                                            amount could be significantly higher
                                            than the amount obtained from the
                                            sale of a mortgaged property under a
                                            distress or liquidation sale. The
                                            estimates of value reflected in the
                                            appraisals and the related
                                            loan-to-value ratios are presented
                                            for illustrative purposes only in
                                            Appendix I and Appendix II to this
                                            prospectus supplement. In each case
                                            the estimate presented is the one
                                            set forth in the most recent
                                            appraisal available to us as of the
                                            cut-off date, although we generally
                                            have not obtained updates to the
                                            appraisals. There is no assurance
                                            that the appraised values indicated
                                            accurately reflect past, present or
                                            future market values of the
                                            mortgaged properties.

THE TIMING OF MORTGAGE LOAN AMORTIZATION
MAY CAUSE INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           As principal payments or prepayments
                                            are made on mortgage loans, the
                                            remaining mortgage pool may be
                                            subject to increased concentrations
                                            of property types, geographic
                                            locations and other pool
                                            characteristics of the mortgage
                                            loans and the mortgaged properties,
                                            some of which may be unfavorable.
                                            Classes of certificates that have a
                                            lower payment priority are more
                                            likely to be exposed to this
                                            concentration risk than are
                                            certificate classes with a higher
                                            payment priority. This occurs
                                            because realized losses are
                                            allocated to the class outstanding
                                            at any time with the lowest payment
                                            priority and principal on the
                                            certificates entitled to principal
                                            is generally payable in sequential
                                            order or alphabetical order, with
                                            such classes generally not being
                                            entitled to receive principal until
                                            the preceding class or classes
                                            entitled to receive principal have
                                            been retired.

                                      S-61

SUBORDINATION OF SOME CERTIFICATES MAY
AFFECT THE TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                                As described in this prospectus
                                            supplement, the rights of the
                                            holders of each class of subordinate
                                            certificates to receive payments of
                                            principal and interest otherwise
                                            payable on their certificates will
                                            be subordinated to such rights of
                                            the holders of the more senior
                                            certificates having an earlier
                                            alphabetical class designation.
                                            Losses on the mortgage loans will be
                                            allocated to the Class Q, Class P,
                                            Class O, Class N, Class M, Class L,
                                            Class K, Class J, Class H, Class G,
                                            Class F, Class E, Class D, Class C,
                                            Class B and Class A-J Certificates,
                                            in that order, reducing amounts
                                            otherwise payable to each class.
                                            Mortgage loan losses that are
                                            realized on the Lakeforest Mall loan
                                            will be allocated to the Class LF
                                            certificates to the extent of the
                                            certificate balance of the Class LF
                                            certificates before being allocated
                                            to any other class of certificates.
                                            Any remaining losses would then be
                                            allocated or cause shortfalls to the
                                            Class A-1, Class A-2, Class A-3,
                                            Class A-AB and Class A-4
                                            Certificates, pro rata, provided
                                            that losses allocated to the Class
                                            A-4 Certificates will be applied
                                            first to the Class A-4B Certificates
                                            until reduced to zero and then to
                                            Class A-4A Certificates until
                                            reduced to zero, and, solely with
                                            respect to losses of interest, to
                                            the Class X Certificates, in
                                            proportion to the amounts of
                                            interest or principal distributable
                                            on those certificates.

THE OPERATION OF THE MORTGAGED PROPERTY
FOLLOWING FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS OF THE
TRUST AND MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        If the trust acquires a mortgaged
                                            property as a result of a
                                            foreclosure or deed in lieu of
                                            foreclosure, the special servicer
                                            will generally retain an independent
                                            contractor to operate the property.
                                            Any net income from operations other
                                            than qualifying "rents from real
                                            property", or any rental income
                                            based on the net profits derived by
                                            any person from such property or
                                            allocable to a non-customary
                                            service, will subject the trust to a
                                            federal tax on such income at the
                                            highest marginal corporate tax rate,
                                            which is currently 35%, and, in
                                            addition, possible state or local
                                            tax. In this event, the net proceeds
                                            available for distribution on your
                                            certificates will be reduced. The
                                            special servicer may permit the
                                            trust to earn such above described
                                            "net income from foreclosure
                                            property" but only if it determines
                                            that the net after-tax benefit to
                                            certificateholders is greater than
                                            under another method of operating or
                                            leasing the mortgaged property. In
                                            addition, if the trust were to
                                            acquire one or more mortgaged
                                            properties pursuant to a foreclosure
                                            or deed in lieu of foreclosure, upon
                                            acquisition of those mortgaged
                                            properties, the trust may in certain
                                            jurisdictions, particularly in New
                                            York, be required to pay state or
                                            local transfer or excise taxes upon
                                            liquidation of such mortgaged
                                            properties. Such state or local
                                            taxes may reduce net proceeds
                                            available for distribution to the
                                            certificateholders.

                                      S-62

STATE LAWS APPLICABLE TO FORECLOSURE
ACTIONS MAY AFFECT THE TIMING OF PAYMENTS
ON YOUR CERTIFICATES                        Some states, including California,
                                            have laws prohibiting more than one
                                            "judicial action" to enforce a
                                            mortgage obligation. Some courts
                                            have construed the term "judicial
                                            action" broadly. In the case of any
                                            mortgage loan secured by mortgaged
                                            properties located in multiple
                                            states, the master servicer or
                                            special servicer may be required to
                                            foreclose first on mortgaged
                                            properties located in states where
                                            these "one action" rules apply (and
                                            where non-judicial foreclosure is
                                            permitted) before foreclosing on
                                            properties located in states where
                                            judicial foreclosure is the only
                                            permitted method of foreclosure. As
                                            a result, the ability to realize
                                            upon the mortgage loans may be
                                            limited by the application of state
                                            laws.

THE BANKRUPTCY OR INSOLVENCY OF ANY
AFFILIATED BORROWERS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Twenty-one (21) groups of mortgage
                                            loans, the three (3) largest of
                                            which represent 9.3%, 3.9% and 3.7%,
                                            respectively, of the initial
                                            outstanding pool balance, were made
                                            to borrowers that are affiliated
                                            through common ownership of
                                            partnership or other equity
                                            interests and where, in general, the
                                            related mortgaged properties are
                                            commonly managed.

                                            The bankruptcy or insolvency of any
                                            such borrower or respective
                                            affiliate could have an adverse
                                            effect on the operation of all of
                                            the related mortgaged properties and
                                            on the ability of such related
                                            mortgaged properties to produce
                                            sufficient cash flow to make
                                            required payments on the related
                                            mortgage loans. For example, if a
                                            person that owns or controls several
                                            mortgaged properties experiences
                                            financial difficulty at one such
                                            property, it could defer maintenance
                                            at one or more other mortgaged
                                            properties in order to satisfy
                                            current expenses with respect to the
                                            mortgaged property experiencing
                                            financial difficulty, or it could
                                            attempt to avert foreclosure by
                                            filing a bankruptcy petition that
                                            might have the effect of
                                            interrupting monthly payments for an
                                            indefinite period on all the related
                                            mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS THAT
COULD ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        In certain jurisdictions, if tenant
                                            leases are subordinate to the liens
                                            created by the mortgage and do not
                                            contain attornment provisions which
                                            require the tenant to recognize a
                                            successor owner, following
                                            foreclosure, as landlord under the
                                            lease, the leases may terminate upon
                                            the transfer of the property to a
                                            foreclosing lender or purchaser at
                                            foreclosure. Not all leases were
                                            reviewed to ascertain the existence
                                            of these provisions. Accordingly, if
                                            a mortgaged property is located in
                                            such a jurisdiction and is leased to
                                            one or more desirable tenants under
                                            leases that are subordinate to the
                                            mortgage and do not contain
                                            attornment provisions, such
                                            mortgaged property could experience
                                            a further decline in value if such
                                            tenants' leases were terminated.
                                            This is particularly likely if such
                                            tenants were paying above-market
                                            rents or could not be replaced.

                                            Some of the leases at the mortgaged
                                            properties securing the mortgage
                                            loans included in the trust may not
                                            be subordinate to the related

                                      S-63

                                            mortgage. If a lease is not
                                            subordinate to a mortgage, the trust
                                            will not possess the right to
                                            dispossess the tenant upon
                                            foreclosure of the mortgaged
                                            property unless it has otherwise
                                            agreed with the tenant. If the lease
                                            contains provisions inconsistent
                                            with the mortgage, for example,
                                            provisions relating to application
                                            of insurance proceeds or
                                            condemnation awards, or which could
                                            affect the enforcement of the
                                            lender's rights, for example, a
                                            right of first refusal to purchase
                                            the property, the provisions of the
                                            lease will take precedence over the
                                            provisions of the mortgage.

                                            Additionally, with respect to
                                            certain of the mortgage loans, the
                                            related borrower may have granted
                                            certain tenants a right of first
                                            refusal in the event a sale is
                                            contemplated or a purchase option to
                                            purchase all or a portion of the
                                            mortgaged property. Such provisions,
                                            if not waived or subordinated, may
                                            impede the lender's ability to sell
                                            the related mortgaged property at
                                            foreclosure or adversely affect the
                                            foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                             Certain of the mortgage loans have
                                            borrowers that own, or in the future
                                            may own, the related mortgaged real
                                            properties as tenants-in-common. The
                                            bankruptcy, dissolution or action
                                            for partition by one or more of the
                                            tenants-in-common could result in an
                                            early repayment of the related
                                            mortgage loan, a significant delay
                                            in recovery against the
                                            tenant-in-common mortgagors, a
                                            material impairment in property
                                            management and a substantial
                                            decrease in the amount recoverable
                                            upon the related mortgage loan.

                                            Not all tenants-in-common for these
                                            types of mortgage loans will be
                                            special purpose entities. In
                                            general, with respect to a
                                            tenant-in-common ownership
                                            structure, each tenant-in-common
                                            owns an undivided share in the
                                            property and if such
                                            tenant-in-common desires to sell his
                                            interest in the property (and is
                                            unable to find a buyer or otherwise
                                            needs to force a partition), such
                                            tenant-in-common has the ability to
                                            request that a court order a sale of
                                            the property and distribute the
                                            proceeds to each tenant-in-common
                                            borrower proportionally.

LEGAL ACTION ARISING OUT OF ORDINARY
BUSINESS COULD ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        There may be pending or threatened
                                            legal actions, suits or proceedings
                                            against the borrowers and managers
                                            of the mortgaged properties and
                                            their respective affiliates arising
                                            out of their ordinary business. We
                                            cannot assure you that any such
                                            actions, suits or proceedings would
                                            not have a material adverse effect
                                            on your certificates.

RISKS RELATING TO COMPLIANCE WITH THE
AMERICANS WITH DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Under the Americans with
                                            Disabilities Act of 1990, public
                                            accommodations are required to meet
                                            certain federal requirements related
                                            to access and use by disabled
                                            persons. Borrowers may incur costs
                                            complying with the Americans with
                                            Disabilities Act. In addition,
                                            noncompliance could result in the
                                            imposition of fines by the federal
                                            government or an award of damages to
                                            private litigants. If a borrower

                                      S-64

                                            incurs such costs or fines, the
                                            amount available to pay debt service
                                            would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                                Conflicts between various
                                            certificateholders. The special
                                            servicer is given considerable
                                            latitude in determining whether and
                                            in what manner to liquidate or
                                            modify defaulted mortgage loans. The
                                            operating adviser will have the
                                            right to replace the special
                                            servicer upon satisfaction of
                                            certain conditions set forth in the
                                            Pooling and Servicing Agreement. At
                                            any given time, the operating
                                            adviser will be controlled generally
                                            by the holders of the most
                                            subordinate, or, if its certificate
                                            principal balance is less than 25%
                                            of its original certificate balance,
                                            the next most subordinate, class of
                                            certificates, that is, the
                                            controlling class, outstanding from
                                            time to time (or with respect to an
                                            A/B Mortgage Loan, the holder of the
                                            related B Note to the extent set
                                            forth in the related intercreditor
                                            agreement, or with respect to the
                                            Lakeforest Mall Loan, the Lakeforest
                                            Mall Loan Operating Adviser), and
                                            such holders may have interests in
                                            conflict with those of the holders
                                            of the other certificates. For
                                            instance, the holders of
                                            certificates of the controlling
                                            class might desire to mitigate the
                                            potential for loss to that class
                                            from a troubled mortgage loan by
                                            deferring enforcement in the hope of
                                            maximizing future proceeds. However,
                                            the interests of the trust may be
                                            better served by prompt action,
                                            since delay followed by a market
                                            downturn could result in less
                                            proceeds to the trust than would
                                            have been realized if earlier action
                                            had been taken. In general, no
                                            servicer is required to act in a
                                            manner more favorable to the offered
                                            certificates than to the non-offered
                                            certificates.

                                            The master servicer, the primary
                                            servicer, the special servicer or an
                                            affiliate of any of them may acquire
                                            certain of the most subordinated
                                            certificates, including those of the
                                            initial controlling class. Under
                                            such circumstances, the master
                                            servicer, the primary servicer and
                                            the special servicer may have
                                            interests that conflict with the
                                            interests of the other holders of
                                            the certificates. However, the
                                            Pooling and Servicing Agreement and
                                            the primary servicing agreement each
                                            provide that the mortgage loans are
                                            to be serviced in accordance with
                                            the servicing standard and without
                                            regard to ownership of any
                                            certificates by the master servicer,
                                            the primary servicer or the special
                                            servicer, as applicable. The initial
                                            special servicer under the Pooling
                                            and Servicing Agreement will be
                                            ARCap Servicing, Inc.; the initial
                                            operating adviser under the Pooling
                                            and Servicing Agreement will be
                                            ARCap CMBS Fund II REIT, Inc., other
                                            than with respect to the Lakeforest
                                            Mall Loan.

                                            Conflicts between certificateholders
                                            and the Non-Serviced Mortgage Loan
                                            Master Servicer and/or the
                                            Non-Serviced Mortgage Loan Special
                                            Servicer. Any Non-Serviced Mortgage
                                            Loan will be serviced and
                                            administered pursuant to the related
                                            Non-Serviced Mortgage Loan Pooling
                                            and Servicing Agreement, which
                                            provides for servicing arrangements
                                            that are generally consistent with
                                            the terms of other comparably rated
                                            commercial mortgage loan
                                            securitizations. Consequently,
                                            Non-Serviced Mortgage Loans will not
                                            be serviced and administered
                                            pursuant to the terms of the Pooling
                                            and Servicing Agreement. In
                                            addition, the legal and/or
                                            beneficial owners of the other
                                            mortgage loans secured by the
                                            mortgaged property securing
                                            Non-

                                      S-65

                                            Serviced Mortgage Loans, directly or
                                            through representatives, have
                                            certain rights under the related
                                            Non-Serviced Mortgage Loan Pooling
                                            and Servicing Agreement and the
                                            related intercreditor agreement that
                                            affect such mortgage loans,
                                            including with respect to the
                                            servicing of such mortgage loans and
                                            the appointment of a special
                                            servicer with respect to such
                                            mortgage loans. Those legal and/or
                                            beneficial owners may have interests
                                            that conflict with your interests.

                                            Conflicts between certificateholders
                                            and the holders of subordinate
                                            notes. Pursuant to the terms of the
                                            related intercreditor agreements, ,
                                            neither the master servicer nor
                                            special servicer may enter into
                                            material amendments, modifications
                                            or extensions of a mortgage loan in
                                            a material manner without the
                                            consent of the holder of the related
                                            subordinate note, subject to the
                                            expiration of the subordinate note
                                            holder's consent rights. The holders
                                            of the subordinate notes (or their
                                            respective designees) may have
                                            interests in conflict with those of
                                            the certificateholders of the
                                            classes of offered certificates. As
                                            a result, approvals to proposed
                                            actions of the master servicer or
                                            special servicer, as applicable,
                                            under the Pooling and Servicing
                                            Agreement may not be granted in all
                                            instances, thereby potentially
                                            adversely affecting some or all of
                                            the classes of offered certificates.

                                            Conflicts between certificateholders
                                            and primary servicer. The primary
                                            servicer for certain of the mortgage
                                            loans will be Principal Global
                                            Investors, LLC, an affiliate of a
                                            loan seller. It is anticipated that
                                            the master servicer will delegate
                                            many of its servicing obligations
                                            with respect to these mortgage loans
                                            to such primary servicer pursuant to
                                            a primary servicing agreement. Under
                                            these circumstances, the primary
                                            servicer, because it is an affiliate
                                            of a seller, may have interests that
                                            conflict with the interests of the
                                            holders of the certificates.

                                            Conflicts between borrowers and
                                            property managers. It is likely that
                                            many of the property managers of the
                                            mortgaged properties, or their
                                            affiliates, manage additional
                                            properties, including properties
                                            that may compete with the mortgaged
                                            properties. Affiliates of the
                                            managers, and managers themselves,
                                            also may own other properties,
                                            including competing properties. The
                                            managers of the mortgaged properties
                                            may accordingly experience conflicts
                                            of interest in the management of
                                            such mortgaged properties.

                                            Conflicts between the trust and the
                                            mortgage loan sellers. The
                                            activities of the sellers and their
                                            affiliates may involve properties
                                            which are in the same markets as the
                                            mortgaged properties underlying the
                                            certificates. In such case, the
                                            interests of each of the sellers or
                                            such affiliates may differ from, and
                                            compete with, the interests of the
                                            trust, and decisions made with
                                            respect to those assets may
                                            adversely affect the amount and
                                            timing of distributions with respect
                                            to the certificates. Conflicts of
                                            interest may arise between the trust
                                            and each of the sellers or their
                                            affiliates that engage in the
                                            acquisition, development, operation,
                                            financing and disposition of real
                                            estate if such sellers acquire any
                                            certificates. In particular, if
                                            certificates held by a seller are
                                            part of a class that is or becomes
                                            the controlling class the seller as
                                            part of the holders of the
                                            controlling class would have the
                                            ability to influence certain actions
                                            of the special servicer under
                                            circumstances where the interests of
                                            the trust conflict with the
                                            interests of the seller or its
                                            affiliates as acquirors, developers,
                                            operators, financers or sellers of
                                            real estate related assets.

                                      S-66

                                            The sellers or their affiliates may
                                            acquire a portion of the
                                            certificates. Under such
                                            circumstances, they may become the
                                            controlling class, and as such have
                                            interests that may conflict with
                                            their interests as a seller of the
                                            mortgage loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES              The yield to maturity on your
                                            certificates will depend, in
                                            significant part, upon the rate and
                                            timing of principal payments on the
                                            mortgage loans. For this purpose,
                                            principal payments include both
                                            voluntary prepayments, if permitted,
                                            and involuntary prepayments, such as
                                            prepayments resulting from casualty
                                            or condemnation of mortgaged
                                            properties, defaults and
                                            liquidations by borrowers, or
                                            repurchases as a result of a
                                            seller's breach of representations
                                            and warranties or material defects
                                            in a mortgage loan's documentation.

                                            The investment performance of your
                                            certificates may vary materially and
                                            adversely from your expectations if
                                            the actual rate of prepayment is
                                            higher or lower than you anticipate.

                                            Voluntary prepayments under some of
                                            the mortgage loans require payment
                                            of a prepayment premium or a yield
                                            maintenance charge unless the
                                            prepayment occurs within generally
                                            one (1) to seven (7) payments prior
                                            to and including the anticipated
                                            repayment date or stated maturity
                                            date, as the case may be.
                                            Nevertheless, we cannot assure you
                                            that the related borrowers will
                                            refrain from prepaying their
                                            mortgage loans due to the existence
                                            of a prepayment premium or a yield
                                            maintenance charge or that the
                                            amount of such premium or charge
                                            will be sufficient to compensate you
                                            for shortfalls in payments on your
                                            certificates on account of such
                                            prepayments. We also cannot assure
                                            you that involuntary prepayments
                                            will not occur. The rate at which
                                            voluntary prepayments occur on the
                                            mortgage loans will be affected by a
                                            variety of factors, including:

                                            o    the terms of the mortgage
                                                 loans;

                                            o    the length of any prepayment
                                                 lock-out period;

                                            o    the level of prevailing
                                                 interest rates;

                                            o    the availability of mortgage
                                                 credit;

                                            o    the applicable yield
                                                 maintenance charges or
                                                 prepayment premiums and the
                                                 ability of the master servicer,
                                                 primary servicer or special
                                                 servicer to enforce the related
                                                 provisions;

                                            o    the failure to meet
                                                 requirements for release of
                                                 escrows/reserves that result in
                                                 a prepayment;

                                            o    the occurrence of casualties or
                                                 natural disasters; and

                                            o    economic, demographic, tax or
                                                 legal factors.

                                            Generally, no yield maintenance
                                            charge or prepayment premium will be
                                            required for prepayments in
                                            connection with a casualty or
                                            condemnation unless an event of
                                            default has occurred. In addition,
                                            if a seller repurchases any mortgage
                                            loan from the trust due to the
                                            material breach of a representation
                                            or warranty or a material document
                                            defect or such mortgage loan is
                                            otherwise purchased from the trust
                                            (including certain purchases by the
                                            holder of a B Note or mezzanine
                                            loan), the repurchase price paid
                                            will be passed through to the
                                            holders of the

                                      S-67

                                            certificates with the same
                                            effect as if the mortgage loan
                                            had been prepaid in part or in
                                            full, except that no yield
                                            maintenance charge or
                                            prepayment premium will be
                                            payable. Such a repurchase or
                                            purchase may, therefore,
                                            adversely affect the yield to
                                            maturity on your certificates.

                                            Although all of the mortgage loans
                                            have prepayment protection in the
                                            form of lock-out periods, defeasance
                                            provisions, yield maintenance
                                            provisions and/or prepayment premium
                                            provisions, there can be no
                                            assurance that borrowers will
                                            refrain from prepaying mortgage
                                            loans due to the existence of a
                                            yield maintenance charge or
                                            prepayment premium or that
                                            involuntary prepayments or
                                            repurchases will not occur.

                                            Also, the description in the
                                            mortgage notes of the method of
                                            calculation of prepayment premiums
                                            and yield maintenance charges is
                                            complex and subject to legal
                                            interpretation and it is possible
                                            that another person would interpret
                                            the methodology differently from the
                                            way we did in estimating an assumed
                                            yield to maturity on your
                                            certificates as described in this
                                            prospectus supplement. See Appendix
                                            II attached to this prospectus
                                            supplement for a description of the
                                            various prepayment provisions.

THE YIELD ON YOUR CERTIFICATE WILL BE
AFFECTED BY THE PRICE AT WHICH THE
CERTIFICATE WAS PURCHASED AND THE
RATE, TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR CERTIFICATE           The yield on any certificate will
                                            depend on (1) the price at which
                                            such certificate is purchased by you
                                            and (2) the rate, timing and amount
                                            of distributions on your
                                            certificate. The rate, timing and
                                            amount of distributions on any
                                            certificate will, in turn, depend
                                            on, among other things:

                                            o    the interest rate for such
                                                 certificate;

                                            o    the rate and timing of
                                                 principal payments (including
                                                 principal prepayments) and
                                                 other principal collections
                                                 (including loan purchases in
                                                 connection with breaches of
                                                 representations and warranties)
                                                 on or in respect of the
                                                 mortgage loans and the extent
                                                 to which such amounts are to be
                                                 applied or otherwise result in
                                                 a reduction of the certificate
                                                 balance of such certificate;

                                            o    the rate, timing and severity
                                                 of losses on or in respect of
                                                 the mortgage loans or
                                                 unanticipated expenses of the
                                                 trust;

                                            o    the rate and timing of any
                                                 reimbursement of the master
                                                 servicer, the special servicer,
                                                 the trustee or the fiscal
                                                 agent, as applicable, out of
                                                 the Certificate Account of
                                                 nonrecoverable advances or
                                                 advances remaining unreimbursed
                                                 on a modified mortgage loan on
                                                 the date of such modification;

                                            o    the timing and severity of any
                                                 interest shortfalls resulting
                                                 from prepayments to the extent
                                                 not offset by a reduction in
                                                 master servicer compensation as
                                                 described in this prospectus
                                                 supplement;

                                            o    the timing and severity of any
                                                 reductions in the appraised
                                                 value of any mortgaged property
                                                 in a manner that has an effect
                                                 on the amount of advancing
                                                 required on the related
                                                 mortgage loan; and

                                      S-68

                                            o    the method of calculation of
                                                 prepayment premiums and yield
                                                 maintenance charges and the
                                                 extent to which prepayment
                                                 premiums and yield maintenance
                                                 charges are collected and, in
                                                 turn, distributed on such
                                                 certificate.

                                            In addition, any change in the
                                            weighted average life of a
                                            certificate may adversely affect
                                            yield. Prepayments resulting in a
                                            shortening of weighted average lives
                                            of certificates may be made at a
                                            time of lower interest rates when
                                            you may be unable to reinvest the
                                            resulting payment of principal at a
                                            rate comparable to the effective
                                            yield anticipated when making the
                                            initial investment in certificates.
                                            Delays and extensions resulting in a
                                            lengthening of the weighted average
                                            lives of the certificates may occur
                                            at a time of higher interest rates
                                            when you may have been able to
                                            reinvest principal payments that
                                            would otherwise have been received
                                            by you at higher rates.

YOU BEAR THE RISK OF BORROWER DEFAULTS      The rate and timing of delinquencies
                                            or defaults on the mortgage loans
                                            could affect the following aspects
                                            of the offered certificates:

                                            o    the aggregate amount of
                                                 distributions on them;

                                            o    their yields to maturity;

                                            o    their rates of principal
                                                 payments; and

                                            o    their weighted average lives.

                                            The rights of holders of each class
                                            of subordinate certificates to
                                            receive payments of principal and
                                            interest otherwise payable on their
                                            certificates will be subordinated to
                                            such rights of the holders of the
                                            more senior certificates having an
                                            earlier alphabetical class
                                            designation. Losses on the mortgage
                                            loans (other than losses allocable
                                            to the Class LF Certificates) will
                                            be allocated to the Class Q, Class
                                            P, Class O, Class N, Class M, Class
                                            L, Class K, Class J, Class H, Class
                                            G, Class F, Class E, Class D, Class
                                            C, Class B and Class A-J
                                            Certificates, in that order,
                                            reducing amounts otherwise payable
                                            to each class. Any remaining losses
                                            would then be allocated to the Class
                                            A-1 Certificates, Class A-2
                                            Certificates, Class A-3
                                            Certificates, Class A-AB
                                            Certificates and Class A-4
                                            Certificates, pro rata, and with
                                            respect to losses of interest only,
                                            the Class X Certificates based on
                                            their respective entitlements,
                                            provided that losses allocated to
                                            the Class A-4 Certificates will be
                                            applied first to the Class A-4B
                                            Certificates until reduced to zero
                                            and then to the Class A-4A
                                            Certificates until reduced to zero.

                                            If losses on the mortgage loans
                                            exceed the aggregate certificate
                                            balance of the classes of
                                            certificates subordinated to a
                                            particular class, that particular
                                            class will suffer a loss equal to
                                            the full amount of that excess up to
                                            the outstanding certificate balance
                                            of such class.

                                            If you calculate your anticipated
                                            yield based on assumed rates of
                                            default and losses that are lower
                                            than the default rate and losses
                                            actually experienced and such losses
                                            are allocable to your certificates,
                                            your actual yield to maturity will
                                            be lower than the assumed yield.
                                            Under extreme scenarios, such yield
                                            could be negative. In general, the
                                            earlier a loss is borne by your
                                            certificates, the greater the effect
                                            on your yield to maturity.

                                      S-69

                                            Additionally, delinquencies and
                                            defaults on the mortgage loans may
                                            significantly delay the receipt of
                                            distributions by you on your
                                            certificates, unless advances are
                                            made to cover delinquent payments or
                                            the subordination of another class
                                            of certificates fully offsets the
                                            effects of any such delinquency or
                                            default.

                                            Also, if the related borrower does
                                            not repay a mortgage loan with an
                                            anticipated repayment date by its
                                            anticipated repayment date, the
                                            effect will be to increase the
                                            weighted average life of your
                                            certificates and may reduce your
                                            yield to maturity.

                                            Furthermore, if P&I Advances and/or
                                            Servicing Advances are made with
                                            respect to a mortgage loan after
                                            default and the mortgage loan is
                                            thereafter worked out under terms
                                            that do not provide for the
                                            repayment of those advances in full
                                            at the time of the workout, then any
                                            reimbursements of those advances
                                            prior to the actual collection of
                                            the amount for which the advance was
                                            made may also result in reductions
                                            in distributions of principal to the
                                            holders of the offered certificates
                                            for the current month.

COMPENSATION TO THE MASTER SERVICER,
THE SPECIAL SERVICER AND THE TRUSTEE
MAY ADVERSELY AFFECT THE PAYMENTS
ON YOUR CERTIFICATES                        To the extent described in this
                                            prospectus supplement, the master
                                            servicer, the special servicer, the
                                            trustee or the fiscal agent (and the
                                            related master servicer, the special
                                            servicer, the trustee or the fiscal
                                            agent in respect of any Non-Serviced
                                            Mortgage Loans) will be entitled to
                                            receive interest at the "Prime Rate"
                                            on unreimbursed advances they have
                                            made with respect to defaulted
                                            monthly payments or that are made
                                            with respect to the preservation and
                                            protection of the related mortgaged
                                            property. This interest will
                                            generally accrue from the date on
                                            which the related advance is made or
                                            the related expense is incurred to
                                            the date of reimbursement. This
                                            interest may be offset in part by
                                            default interest and late payment
                                            charges paid by the borrower or by
                                            certain other amounts. In addition,
                                            under certain circumstances,
                                            including delinquencies in the
                                            payment of principal and interest, a
                                            mortgage loan will be serviced by a
                                            special servicer, and the special
                                            servicer is entitled to compensation
                                            for special servicing activities.
                                            The right to receive interest on
                                            advances and special servicing
                                            compensation is senior to the rights
                                            of certificateholders to receive
                                            distributions. The payment of
                                            interest on advances and the payment
                                            of compensation to the special
                                            servicer may result in shortfalls in
                                            amounts otherwise distributable on
                                            certificates.

LEASEHOLD INTERESTS ENTAIL CERTAIN RISKS
WHICH MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Six (6) mortgaged properties,
                                            securing mortgage loans representing
                                            11.7% of the initial outstanding
                                            pool balance, are subject to a
                                            leasehold interest in the mortgaged
                                            properties. Five (5) mortgaged
                                            properties, securing mortgage loans
                                            representing 5.4% of the initial
                                            outstanding pool balance, are
                                            subject to a first mortgage lien on
                                            both a fee interest in a portion of
                                            such mortgaged properties and a
                                            leasehold interest in the remaining
                                            portion of such mortgaged
                                            properties. Leasehold mortgage loans
                                            are subject to certain risks not
                                            associated with mortgage loans
                                            secured by a lien on the fee estate
                                            of the borrower. The most

                                      S-70

                                            significant of these risks is that
                                            if the borrower's leasehold were to
                                            be terminated upon a lease default,
                                            the lender (such as the trust) would
                                            lose its security. Generally, each
                                            related ground lease requires the
                                            lessor to give the lender notice of
                                            the borrower's defaults under the
                                            ground lease and an opportunity to
                                            cure them, permits the leasehold
                                            interest to be assigned to the
                                            lender or the purchaser at a
                                            foreclosure sale, in some cases only
                                            upon the consent of the lessor, and
                                            contains certain other protective
                                            provisions typically included in a
                                            "mortgageable" ground lease.

                                            Upon the bankruptcy of a lessor or a
                                            lessee under a ground lease, the
                                            debtor entity has the right to
                                            assume or reject the lease. If a
                                            debtor lessor rejects the lease, the
                                            lessee has the right to remain in
                                            possession of its leased premises
                                            for the rent otherwise payable under
                                            the lease for the term of the lease
                                            (including renewals). If a debtor
                                            lessee/borrower rejects any or all
                                            of the lease, the leasehold lender
                                            could succeed to the
                                            lessee/borrower's position under the
                                            lease only if the lessor
                                            specifically grants the lender such
                                            right. If both the lessor and the
                                            lessee/borrowers are involved in
                                            bankruptcy proceedings, the trustee
                                            may be unable to enforce the
                                            bankrupt lessee/borrower's right to
                                            refuse to treat a ground lease
                                            rejected by a bankrupt lessor as
                                            terminated. In such circumstances, a
                                            lease could be terminated
                                            notwithstanding lender protection
                                            provisions contained therein or in
                                            the mortgage.

                                            Most of the ground leases securing
                                            the mortgaged properties provide
                                            that the ground rent increases
                                            during the term of the lease. These
                                            increases may adversely affect the
                                            cash flow and net income of the
                                            borrower from the mortgaged
                                            property.

THE SELLERS OF THE MORTGAGE LOANS ARE
SUBJECT TO BANKRUPTCY OR INSOLVENCY
LAWS THAT MAY AFFECT THE TRUST'S
OWNERSHIP OF THE MORTGAGE LOANS             In the event of the insolvency of
                                            any seller, it is possible the
                                            trust's right to payment from or
                                            ownership of the mortgage loans
                                            could be challenged, and if such
                                            challenge were successful, delays or
                                            reductions in payments on your
                                            certificates could occur.

                                            Based upon opinions of counsel that
                                            the conveyance of the mortgage loans
                                            would generally be respected in the
                                            event of insolvency of the sellers,
                                            which opinions are subject to
                                            various assumptions and
                                            qualifications, the depositor
                                            believes that such a challenge will
                                            be unsuccessful, but there can be no
                                            assurance that a bankruptcy trustee,
                                            if applicable, or other interested
                                            party will not attempt to assert
                                            such a position. Even if actions
                                            seeking such results were not
                                            successful, it is possible that
                                            payments on the certificates would
                                            be delayed while a court resolves
                                            the claim.

LIMITED LIQUIDITY AND MARKET VALUE MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Your certificates will not be listed
                                            on any securities exchange or traded
                                            on any automated quotation systems
                                            of any registered securities
                                            association, and there is currently
                                            no secondary market for the
                                            certificates. While the Underwriters
                                            currently intend to make a secondary
                                            market in the certificates, none of
                                            them is obligated to do so.
                                            Accordingly, you may not have an
                                            active or liquid secondary market

                                      S-71

                                            for your certificates, which could
                                            result in a substantial decrease in
                                            the market value of your
                                            certificates. The market value of
                                            your certificates also may be
                                            affected by many other factors,
                                            including then-prevailing interest
                                            rates. Furthermore, you should be
                                            aware that the market for securities
                                            of the same type as the certificates
                                            has in the past been volatile and
                                            offered very limited liquidity.

WEIGHTED AVERAGE COUPON RATE ENTAIL
RISKS WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The interest rates on one or more
                                            classes of certificates may be based
                                            on a weighted average of the
                                            mortgage loan interest rates net of
                                            the administrative cost rate, which
                                            is calculated based upon the
                                            respective principal balances of the
                                            mortgage loans. Alternatively, the
                                            interest rate on one or more classes
                                            of the certificates may be capped at
                                            such weighted average rate. This
                                            weighted average rate is further
                                            described in this prospectus
                                            supplement under the definition of
                                            "Weighted Average Net Mortgage Rate"
                                            in the "Glossary of Terms." Any
                                            class of certificates that is either
                                            fully or partially based upon the
                                            weighted average net mortgage rate
                                            may be adversely affected by
                                            disproportionate principal payments,
                                            prepayments, defaults and other
                                            unscheduled payments on the mortgage
                                            loans. Because some mortgage loans
                                            will amortize their principal more
                                            quickly than others, the rate may
                                            fluctuate over the life of those
                                            classes of your certificates.

                                            In general, mortgage loans with
                                            relatively high mortgage interest
                                            rates are more likely to prepay than
                                            mortgage loans with relatively low
                                            mortgage interest rates. For
                                            instance, varying rates of
                                            unscheduled principal payments on
                                            mortgage loans which have interest
                                            rates above the weighted average net
                                            mortgage rate may have the effect of
                                            reducing the interest rate of your
                                            certificates.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors"
section and elsewhere in this prospectus supplement.

                                      S-72

                     DESCRIPTION OF THE OFFERED CERTIFICATES

         Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

         The Series 2005-TOP20 Commercial Mortgage Pass-Through Certificates
will be issued on or about October , 2005 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent, the fiscal agent and the trustee.

         The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

         o    the mortgage loans (including the Lakeforest Mall Loan Non-Pooled
              Component) and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off
              Date;

         o    any mortgaged property acquired on behalf of the
              Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

         o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

         o    certain rights of the Depositor under, or assigned to the
              Depositor pursuant to, each of the Mortgage Loan Purchase
              Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

         The certificates will be issued on the Closing Date and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

         The certificates will consist of various classes, to be designated as:

         o    the Class A-1 Certificates, the Class A-2 Certificates, the Class
              A-3 Certificates, the Class A-AB Certificates, the Class A-4A
              Certificates and the Class A-4B Certificates;

         o    the Class X Certificates;

         o    the Class A-J Certificates, the Class B Certificates, the Class C
              Certificates, the Class D Certificates, the Class E Certificates,
              the Class F Certificates, the Class G Certificates, the Class H
              Certificates, the Class J Certificates, the Class K Certificates,
              the Class L Certificates, the Class M Certificates, the Class N
              Certificates, the Class O Certificates, the Class P Certificates,
              the Class Q Certificates and the Class LF Certificates; and

         o    the Class R-I Certificates, the Class R-II Certificates and the
              Class R-III Certificates.

         The Class A Senior and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C, Class D and Class E
Certificates will be issued in denominations of $100,000 initial Certificate
Balance and in any whole dollar denomination in excess of that amount.

         Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The
Depository Trust Company ("DTC"). We have been informed by DTC that

                                      S-73

DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Certificates--Book-Entry Registration and Definitive
Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's
Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its
Participants. See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Bank or Euroclear Bank, as operator of the Euroclear system, in
Europe. Transfers within DTC, Clearstream Bank or Euroclear Bank, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Bank or Euroclear Bank, on the other, will be effected in DTC through the relevant depositaries of Clearstream Bank and
Euroclear Bank, respectively.

         Because of time-zone differences, credits of securities received in
Clearstream Bank or Euroclear Bank as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Bank participant or Clearstream Bank customer on such business day. Cash received in Clearstream Bank or Euroclear Bank as a result of sales of securities by or through a Clearstream Bank customer or a Euroclear
Bank participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Bank or
Euroclear Bank cash account only as of the business day following settlement in
DTC.

CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4A, Class A-4B, Class A-J, Class B, Class C, Class D and Class E
Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%:

                                                         APPROXIMATE
                            INITIAL AGGREGATE        PERCENT OF INITIAL           RATINGS           APPROXIMATE
         CLASS             CERTIFICATE BALANCE          POOL BALANCE          (FITCH/MOODY'S)      CREDIT SUPPORT
         -----             -------------------          ------------           -------------       --------------

       Class A-1            $126,750,000                      6.114%             AAA/Aaa               17.000%
       Class A-2            $189,450,000                      9.139%             AAA/Aaa               17.000%
       Class A-3            $176,000,000                      8.490%             AAA/Aaa               17.000%
       Class A-AB           $142,600,000                      6.879%             AAA/Aaa               17.000%
       Class A-4A           $954,956,000                     46.067%             AAA/Aaa               27.000%
       Class A-4B           $130,816,000                      6.311%             AAA/Aaa               17.000%
       Class A-J            $147,699,000                      7.125%             AAA/Aaa                9.875%
       Class B              $ 15,548,000                      0.750%             AA+/Aa1                9.125%
       Class C              $ 20,730,000                      1.000%              AA/Aa2                8.125%
       Class D              $ 15,547,000                      0.750%             AA-/Aa3                7.375%
       Class E              $ 28,503,000                      1.375%               A/A2                 6.000%

                                      S-74

         The percentages indicated under the columns "Approximate Credit
Support" with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4A and Class A-4B Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4A and Class A-4B
Certificates in the aggregate. In addition, the Class A-4A Certificates have additional credit support provided by the Class A-4B Certificates.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate
Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable
Distribution Date, and will be further reduced by any Realized Losses and
Expense Losses (or in the case of the Class LF Certificates, any related
Realized Losses and Expense Losses on the Lakeforest Mall Non-Pooled Component)
allocated to the Certificate Balance of such certificate on such Distribution
Date. See "--Distributions" and "--Distributions--Subordination; Allocation of
Losses and Certain Expenses" below.

         The Interest Only Certificates will not have a Certificate Balance.
Each such class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount. The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time.

         Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any class of Principal Balance Certificates. Upon initial issuance, the aggregate Notional Amount of the Class X Certificates will be
$2,072,978,628, subject to a permitted variance of plus or minus 5%. The
Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or
Notional Amounts.

PASS-THROUGH RATES

         The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4A, Class
A-4B, Class A-J, Class B, Class C, Class D and Class E Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or
(iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage, which percentage may be zero.

         The Pass-Through Rate applicable to the Class X Certificates for the
initial Distribution Date will equal approximately    % per annum. The Pass-
Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the classes of the
Principal Balance Certificates. The applicable Class X Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of
Principal Balance Certificates. Under no circumstances will any Class X Strip
Rate be less than zero.

         The Pass-Through Rate applicable to the Class F, Class G, Class H and
Class J Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the
Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average
Net Mortgage Rate less a specified percentage, which percentage may be zero. The
Pass-Through Rate applicable to the Class K, Class L, Class M, Class N, Class O,
Class P and Class Q Certificates will, at all times, be a per annum rate equal to the lesser of % and the Weighted Average Net Mortgage Rate.

                                      S-75

         The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

         Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in November 2005. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to such certificate, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage
Interests in such Class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates (other than the Class LF Certificates) will be made from the Available Distribution Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve
Amount from the preceding January (commencing in 2006), if applicable, and
February (commencing in 2006), and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

         With respect to the two (2) mortgage loans that were originated in
October 2005 and have their first Due Dates in December 2005, the Depositor has agreed to deposit $804,166.67 into the Certificate Account on the Closing Date, which amount represents one month's interest on the initial principal balances of such mortgage loans, and which amount will be distributable to
Certificateholders on the first Distribution Date in November 2005.

Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount

                                      S-76

other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

         (i)    to the holders of the Class A-1, Class A-2, Class A-3, Class
                A-AB, Class A-4 and Class X Certificates, the Distributable
                Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata, in proportion to the
                Distributable Certificate Interest Amount payable in respect of each such Class, provided that interest distributed to the Class
                A-4 Certificates will be applied first to the Class A-4A
                Certificates up to its interest entitlements and then to the
                Class A-4B Certificates up to its interest entitlements;

         (ii)   to the holders of the Class A-AB Certificates, the Principal
                Distribution Amount for such Distribution Date until the
                Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance for such Distribution
                Date;

         (iii)  upon payment to the Class A-AB Certificates of the above distribution, to the holders of the Class A-1 Certificates, the
                Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero; the portion of the Principal
                Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-AB Certificates (in respect of the Planned Principal Balance);

         (iv)   upon payment in full of the aggregate Certificate Balance of the
                Class A-1 Certificates, to the holders of the Class A-2
                Certificates, the Principal Distribution Amount for such
                Distribution Date until the aggregate Certificate Balance of the
                Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
                Distribution Amount distributed to the holders of the Class A-AB
                (in respect of the Planned Principal Balance) and Class A-1
                Certificates;

         (v)    upon payment in full of the aggregate Certificate Balance of the
                Class A-2 Certificates, to the holders of the Class A-3
                Certificates, the Principal Distribution Amount for such
                Distribution Date until the aggregate Certificate Balance of the
                Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
                Distribution Amount distributed to the holders of the Class A-AB
                (in respect of the Planned Principal Balance), Class A-1 and
                Class A-2 Certificates;

         (vi)   upon payment in full of the aggregate Certificate Balance of the
                Class A-3 Certificates, to the holders of the Class A-AB
                Certificates, the Principal Distribution Amount for such
                Distribution Date until the aggregate Certificate Balance of the
                Class A-AB Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
                Distribution Amount distributed to the holders of the Class A-AB
                (in respect of the Planned Principal Balance), Class A-1, Class
                A-2 and Class A-3 Certificates;

         (vii)  upon payment in full of the aggregate Certificate Balance of the
                Class A-3 and Class A-AB Certificates, to the holders of the
                Class A-4A Certificates, the Principal Distribution Amount for
                such Distribution Date until the aggregate Certificate Balance of the Class A-4A Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                Principal Distribution Amount distributed to the holders of the
                Class A-1, Class A-2, Class A-3 and Class A-AB Certificates;

         (viii) upon payment in full of the aggregate Certificate Balance of the
                Class A-4A Certificates, to the holders of the Class A-4B
                Certificates, the Principal Distribution Amount for such
                Distribution Date until the aggregate Certificate Balance of the
                Class A-4B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will

                                      S-77

                  be reduced by any portion of the Principal Distribution
                  Amount distributed to the holders of the Class A-1, Class
                  A-2, Class A-3, Class A-AB and Class A-4A Certificates;

         (ix)     to the holders of the Class A-1, Class A-2, Class A-3, Class
                  A-AB and Class A-4 Certificates and the Class X Certificates,
                  pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated to such certificates and for which reimbursement has not
                  previously been fully paid (in the case of the Class X
                  Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest
                  distributed, other than by reason of a reduction of the
                  Notional Amount), plus interest on such Realized Losses or
                  Expense Losses, at one-twelfth the applicable Pass-Through
                  Rate, provided that such amounts in respect of the Class A-4
                  Certificates will be allocated first to the Class A-4A
                  Certificates until such unreimbursed losses are reimbursed, together with all interest at the applicable Pass-Through
                  Rate, and then to the Class A-4B Certificates;

         (x)      to the holders of the Class A-J Certificates, the
                  Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (xi)     upon payment in full of the aggregate Certificate Balance of the Class A-4B Certificates, to the holders of the Class A-J
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class A-J Certificates has been reduced to zero; the
                  portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A Senior Certificates;

         (xii)    to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                  allocated to such class of certificates and for which
                  reimbursement has not previously been fully paid, plus
                  interest on such Realized Losses or Expense Losses, at
                  one-twelfth the applicable Pass-Through Rate;

         (xiii)   to the holders of the Class B Certificates, the Distributable
                  Certificate Interest Amount in respect of such class of
                  certificates for such Distribution Date;

         (xiv)    upon payment in full of the aggregate Certificate Balance of the Class A-J Certificates, to the holders of the Class B
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A Senior and Class A-J Certificates;

         (xv)     to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                  Losses or Expense Losses, at one-twelfth the applicable
                  Pass-Through Rate;

         (xvi)    to the holders of the Class C Certificates, the Distributable
                  Certificate Interest Amount in respect of such class of
                  certificates for such Distribution Date;

         (xvii)   upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A Senior, Class A-J and Class B Certificates;

                                      S-78

         (xviii)  to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                  Losses or Expense Losses, at one-twelfth the applicable
                  Pass-Through Rate;

         (xix)    to the holders of the Class D Certificates, the Distributable
                  Certificate Interest Amount in respect of such class of
                  certificates for such Distribution Date;

         (xx)     upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A Senior, the Class A-J, Class B and Class C
                  Certificates;

         (xxi)    to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                  Losses or Expense Losses, at one-twelfth the applicable
                  Pass-Through Rate;

         (xxii)   to the holders of the Class E Certificates, the Distributable
                  Certificate Interest Amount in respect of such class of
                  certificates for such Distribution Date;

         (xxiii)  upon payment in full of the aggregate Certificate Balance of the Class D Certificates, to the holders of the Class E
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class E Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A Senior, the Class A-J, Class B, Class C and Class
                  D Certificates;

         (xxiv)   to the holders of the Class E Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                  Losses or Expense Losses, at one-twelfth the applicable
                  Pass-Through Rate; and

         (xxv)    to make payments to the holders of the private certificates
                  (other than the Class X Certificates and the Class LF
                  Certificates) as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction (with respect to the Lakeforest Mall Loan, solely the
Appraisal Reduction allocated to the Lakeforest Mall Loan Pooled Component) in effect is greater than or equal to the aggregate Certificate Balance of all
Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o    first, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate
     Certificate Balance of each such Class is reduced to zero, provided that
     Principal Distribution Amounts distributed to the Class A-4 Certificates will be applied first to the Class A-4A Certificates until the aggregate
     Certificate Balance of such Class is reduced to zero and then to the Class
     A-4B Certificates until the aggregate Certificate Balance of such Class is reduced to zero; and

o    second, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense
     Losses, at one-twelfth the applicable Pass-Through Rate, provided that such amounts with respect to the Class A-4 Certificates will be

                                      S-79

     allocated first to the Class A-4A Certificates until such unreimbursed losses are reimbursed, together with all interest at the applicable
     Pass-Through Rate, and then to the Class A-4B Certificates.

         On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates, the Class LF
Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class F Certificates, then payments under clauses
(1), (2), and (3) below, in that order, to the holders of the Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q
Certificates:

         (1)      to pay interest to the holders of the particular class of
                  certificates, up to an amount equal to the Distributable
                  Certificate Interest Amount in respect of such class of
                  certificates for such Distribution Date;

         (2)      if the aggregate Certificate Balance of each other class of
                  Subordinate Certificates, if any, with an earlier alphabetical
                  Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding
                  aggregate Certificate Balance of such class of certificates and (b) the remaining Principal Distribution Amount for such
                  Distribution Date; and

         (3)      to reimburse the holders of the particular class of
                  certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution
Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I
Certificates, and any amount of Excess Interest on deposit in the Excess
Interest Sub-account for the related Collection Period will be paid to holders of the Class Q Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

         Excess Liquidation Proceeds will be deposited into the Reserve Account.
On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates --
in order of alphabetical Class designation -- for any, and to the extent of,
Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate
Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Application of the Lakeforest Mall Available Funds

         So long as no monetary or material non-monetary event of default under the Lakeforest Mall Loan has occurred and is continuing and there are no outstanding unreimbursed Advances with respect to the Lakeforest Mall Loan, the
Lakeforest Mall Loan Available Funds will be distributed in the following order of priority (the "Lakeforest Mall Loan Non-Default Distribution Priority"):

         (i)      to the paying agent for the benefit of the Certificates (other than the Class LF Certificates) to be included as part of the
                  Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in
                  respect of the Lakeforest Mall Loan Pooled Component through the end of the related Interest Accrual Period;

         (ii)     to the paying agent for the benefit of the Certificates (other than the Class LF Certificates) to be included as part of the
                  Available Distribution Amount for such Distribution Date as principal, up to an amount equal to the product of (x) the
                  Lakeforest Mall Loan Principal Distribution Amount

                                      S-80

                  for such Distribution Date and (y) the Lakeforest Mall Loan
                  Pooled Percentage for such Distribution Date;

         (iii)    to the paying agent for the benefit of the Certificates (other than the Class LF Certificates) to be included as part of the
                  Available Distribution Amount for such Distribution Date, to reimburse such certificates for any Realized Losses and
                  Expense Losses previously allocated to the Lakeforest Mall
                  Loan Pooled Component and for which reimbursement has not
                  previously been fully paid, plus interest on such Realized
                  Losses and Expense Losses at the applicable interest rate;

         (iv)     to make distributions of interest to the holders of the Class
                  LF Certificates, up to an amount equal to all accrued and
                  unpaid interest in respect of the Lakeforest Mall Non-Pooled
                  Component through the end of the related Interest Accrual
                  Period;

         (v)      to the holders of the Class LF Certificates, up to an amount equal to the product of (x) the Lakeforest Mall Loan Principal
                  Distribution Amount for such Distribution Date and (y) the
                  Lakeforest Mall Loan Non-Pooled Percentage for such
                  Distribution Date; and

         (vi)     to the holders of the Class LF Certificates, to reimburse for any Realized Losses and Expense Losses previously allocated to the Class LF Certificates and for which reimbursement has not previously been fully paid.

         The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related
Distribution Date and will be applied as described below to make distributions on the certificates (other than the Class LF Certificates).

         If a monetary or material non-monetary event of default under the
Lakeforest Mall Loan has occurred and is continuing (and the Lakeforest Mall
Loan Operating Adviser has not cured the default) or if there are outstanding unreimbursed Advances, the Lakeforest Mall Loan Available Funds will be distributed in the following order of priority (the "Lakeforest Mall Loan
Default Distribution Priority"):

         (i)      to the paying agent for the benefit of the Certificates (other than the Class LF Certificates) to be included as part of the
                  Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in
                  respect of the Lakeforest Mall Loan Pooled Component through the end of the related Interest Accrual Period;

         (ii)     to the paying agent for the benefit of the Certificates (other than Class LF Certificates) to be included as part of the
                  Available Distribution Amount for such Distribution Date as principal, until the principal balance of the Lakeforest Mall
                  Loan Pooled Component is reduced to zero;

         (iii)    to the paying agent for the benefit of the Certificates (other than Class LF Certificates) to be included as part of the
                  Available Distribution Amount for such Distribution Date, to reimburse such certificates for any Realized Losses and
                  Expense Losses previously allocated to the Lakeforest Mall
                  Loan Pooled Component and for which reimbursement has not
                  previously been fully paid, plus interest on such Realized
                  Losses and Expense Losses at the applicable interest rate;

         (iv)     to make distributions of interest to the holders of the Class
                  LF Certificates, up to an amount equal to all accrued and
                  unpaid interest in respect of the Lakeforest Mall Loan
                  Non-Pooled Component through the end of the related Interest
                  Accrual Period;

         (v)      after the principal balance of the Lakeforest Mall Loan Pooled
                  Component has been reduced to zero, to make distributions of principal to the holders of the Class LF Certificates until the principal balance of the Lakeforest Mall Loan Non-Pooled
                  Component is reduced to zero; and

         (vi)     to the holders of the Class LF Certificates, to reimburse for any Realized Losses and Expense Losses previously allocated to the Class LF Certificates and for which reimbursement has not previously been fully paid.

                                      S-81

         The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related
Distribution Date and will be applied as described below to make distributions on the certificates (other than the Class LF Certificates).

         Notwithstanding the foregoing, any Prepayment Interest Shortfalls with respect to the Lakeforest Mall Loan will be allocated to reduce the amount of interest distributable, first to the Lakeforest Mall Loan Non-Pooled Component
(and as a result, to the Class LF Certificates) and then to the Lakeforest Mall
Loan Pooled Component and as a result to the other Classes of Certificates as described in this prospectus supplement.

         For purposes of calculating the allocation of collections on the
Lakeforest Mall Loan between the Lakeforest Mall Loan Pooled Component, on the one hand, and the Lakeforest Mall Loan Non-Pooled Component on the other hand, the Lakeforest Mall Loan Pooled Component will be deemed to have an initial principal balance of $121,050,000, as of the Cut-off Date (the "Lakeforest Mall
Loan Pooled Balance") and the Lakeforest Mall Loan Non-Pooled Component will be deemed to have an initial principal balance of $20,000,000, as of the Cut-off
Date (the "Lakeforest Mall Loan Non-Pooled Balance").

         The Lakeforest Mall Loan Pooled Component will accrue interest during each Interest Accrual Period on the amount of the Lakeforest Mall Loan Pooled
Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to 4.895%. The Lakeforest Mall Loan Non-Pooled Component will accrue interest during each Interest Accrual Period on the amount of the
Lakeforest Mall Loan Non-Pooled Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 4.895%. The
Lakeforest Mall Loan Pooled Balance will be reduced on each Distribution Date by all distributions of principal made in respect of the Lakeforest Mall Loan
Pooled Component on such Distribution Date pursuant to either clause (ii) of the
Lakeforest Mall Loan Non-Default Distribution Priority or clause (ii) of the
Lakeforest Mall Loan Default Distribution Priority, as applicable, and any related Realized Losses and Expense Losses allocated to the Lakeforest Mall Loan
Pooled Component on such Distribution Date. The Lakeforest Mall Loan Non-Pooled
Balance will be reduced on each Distribution Date by all distributions of principal made to the Class LF Certificates (in respect of the Lakeforest Mall
Loan Non-Pooled Component) on such Distribution Date pursuant to either clause
(v) of the Lakeforest Mall Loan Non-Default Distribution Priority or clause (v)
of the Lakeforest Mall Loan Default Distribution Priority, as applicable, and any Realized Losses and Expense Losses allocated to the Class LF Certificates on such Distribution Date.

         With respect to the Lakeforest Mall Loan, in the event that the
Lakeforest Mall Loan is in default, the Lakeforest Mall Loan Operating Adviser will have an option (with respect to the Lakeforest Mall Loan, the "Lakeforest
Mall Loan Purchase Option") to purchase both the Lakeforest Mall Loan Pooled
Component and the Lakeforest Mall Loan Non-Pooled Component from the trust fund at a price (the "Lakeforest Mall Loan Option Price") generally equal to the unpaid principal balance of the Lakeforest Mall Loan Pooled Component and the
Lakeforest Mall Loan Non-Pooled Component, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees and other servicing compensation due to the Special Servicer under the terms of the
Pooling and Servicing Agreement and other additional trust expenses allocable to the Lakeforest Mall Loan Pooled Component and the Lakeforest Mall Loan
Non-Pooled Component whether paid or unpaid. If the Lakeforest Mall Loan
Operating Adviser fails to exercise this option within the time period set forth in the Pooling and Servicing Agreement, certain other parties may have the right to exercise the Lakeforest Mall Loan Purchase Option.

         Unless and until the Option or the Lakeforest Mall Loan Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the
Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the
Option or the Lakeforest Mall Loan Purchase Option.

         The Lakeforest Mall Loan Operating Adviser will also have the option to cure a default by the borrower under the Lakeforest Mall Loan.

                                      S-82

Class A-AB Planned Principal Balance

         On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce its Certificate
Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Application of the Available Distribution Amount" above.
The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. Such balances were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the
Structuring Assumptions. Therefore, there can be no assurance that the
Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule
A. In general, once the Certificate Balances of the Class A-1, Class A-2 and
Class A-3 Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB
Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

         On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges relating to a mortgage loan in the trust and collected during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4A, Class A-4B, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H and Class J Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates (other than the Class LF Certificates) on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of such Prepayment
Premiums or Yield Maintenance Charges collected during the related Collection
Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions will be distributed to the holders of the
Class X Certificates.

         No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class K, Class L, Class M, Class N, Class O, Class P, Class Q
and Class LF Certificates or the Residual Certificates. Any Prepayment Premiums
or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the certificates, as well as the amount of Master Servicing
Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special
Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal
Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution
Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

                                      S-83

Appraisal Reductions

         Not later than the earliest Appraisal Event with respect to any mortgage loan (including the Lakeforest Mall Loan Non-Pooled Component, if applicable), Loan Pair or A/B Mortgage Loan serviced under the Pooling and
Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan (including the Lakeforest Mall Loan Non-Pooled Component, if applicable), Loan Pair or A/B
Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled
Principal Balance of the mortgage loan (including the Lakeforest Mall Loan
Non-Pooled Component, if applicable), Loan Pair or A/B Mortgage Loan is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be.
However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.
Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

         As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan (including the Lakeforest Mall Loan
Non-Pooled Component, if applicable), Loan Pair or A/B Mortgage Loan is brought current under the then current terms of such mortgage loan, Loan Pair or A/B
Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan (including the Lakeforest Mall Loan Non-Pooled
Component, if applicable), Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan (including the Lakeforest Mall Loan Non-Pooled Component, if applicable), Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal
Reduction exists, with a corresponding adjustment to the amount of the related
Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal
Reduction (including, without limitation, any request of (i) a B Note holder with respect to the related A/B Mortgage Loan (or Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder and (ii) the Lakeforest Mall Loan Operating Adviser with respect to the Lakeforest Mall Loan (or Operating Adviser on their behalf if there shall have been a determination that the Lakeforest Mall Loan Operating
Adviser will no longer be the directing holder).

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates;
provided that with respect to an Appraisal Reduction on the Lakeforest Mall
Loan, such Appraisal Reduction will be applied to the Class LF Certificates prior to any application of such Appraisal Reduction to the Lakeforest Mall Loan
Pooled Component (and as a result to the offered certificates). See
"--Advances--P&I Advances" below.

         Each Non-Serviced Mortgage Loan is subject to provisions in its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan
Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances
(including any advances to be made on such Non-Serviced Mortgage Loan under the
Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

                                      S-84

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of
Class A Senior Certificates of principal in an amount equal to the entire
Certificate Balance of the Class A Senior Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the
Class Q Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and
Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the percentage interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

         Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire
Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate Certificates with later alphabetical Class designations.

         Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J,
Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-J
Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3,
Class A-AB and Class A-4 Certificates, pro rata, and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the
Class X Certificates, pro rata with each other and with the Class A Senior
Certificates, in each case reducing principal and/or interest otherwise payable thereon, provided that losses allocated to the Class A-4 Certificates will be applied first to the Class A-4B Certificates and then to the Class A-4A
Certificates. Mortgage loan losses that are realized on the Lakeforest Mall loan will be allocated to the Class LF Certificates to the extent of the Certificate
Balance of the Class LF Certificates before being allocated to any other Class of certificates.

         Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any collection period will therefore result in the allocation of

                                      S-85

those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that collection period.

         Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates on any
Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

         Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced
Companion Mortgage Loans. Any additional trust expenses under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced
Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related
Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion
Mortgage Loans. Mortgage loan losses that are realized on the Lakeforest Mall loan will be allocated to the Class LF Certificates to the extent of the
Certificate Balance of the Class LF Certificates before being allocated to any other Class of certificates.

         Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced
Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

         Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A Note.

         Realized Losses with respect to the Lakeforest Mall Loan are to be allocated, and expenses are to be paid, first, to reduce the Certificate Balance of the Class LF Certificates to zero, and then to reduce to the Lakeforest Mall
Loan Pooled Balance of the Lakeforest Mall Loan Pooled Component to zero.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each Class of certificates (other than the Class LF
Certificates), pro rata, in proportion to the amount of Accrued Certificate
Interest payable to such Class on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest
Amount in respect of any Class of certificates will be reduced to the extent any
Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

                                      S-86

         In the case of any mortgage loan that provides for a Due Date
(including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

         With respect to the Lakeforest Mall Loan, Prepayment Interest
Shortfalls will be allocated first to the Lakeforest Mall Loan Non-Pooled
Component and then to the Lakeforest Mall Loan Pooled Component. Any Prepayment
Interest Shortfall, to the extent not allocated to the Lakeforest Mall Loan
Non-Pooled Component and resulting in a Net Aggregate Prepayment Interest
Shortfall, will be allocated to the certificates (other than the Residual
Certificates and the Class LF Certificates) as described above.

OPTIONAL TERMINATION

         The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the
Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans (including the Lakeforest Mall Loan
Non-Pooled Component) and any other property remaining in the trust on any
Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the balance as of the Cut-off Date of the mortgage loans and the Lakeforest Mall
Loan Non-Pooled Component.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans (including the Lakeforest Mall
Loan Non-Pooled Component), other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the
Collection Period with respect to which such purchase occurs, plus unreimbursed
Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each
REMIC under Section 860F of the Code.

         Upon any such termination, the purchase price for the mortgage loans
(including the Lakeforest Mall Loan Non-Pooled Component) and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--
Application of the Available Distribution Amount" in this prospectus supplement.
Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required

                                      S-87

to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o    the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan (or, in the case of the Lakeforest Mall Loan, the
     Lakeforest Mall Loan Pooled Component) as of the immediately preceding
     Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or
     Serviced Pari Passu Mortgage Loan, the portion of the Appraisal Reduction that is allocable to such Non-Serviced Mortgage Loan or Serviced Pari Passu
     Mortgage Loan, as applicable, or, in the case of the Lakeforest Mall Loan, the portion of the Appraisal Reduction that is allocable to the Lakeforest
     Loan Pooled Component) and the denominator of which is the Scheduled
     Principal Balance of the mortgage loan (or, in the case of the Lakeforest
     Mall Loan, the Lakeforest Mall Loan Pooled Component) as of such
     Determination Date.

         In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans, any Serviced Companion Mortgage Loan or the Lakeforest
Mall Loan Non-Pooled Component.

         With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable
Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

         Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

         Notwithstanding the foregoing, with respect to any Non-Serviced
Mortgage Loan, the master servicer, the trustee and fiscal agent will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on such Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for

                                      S-88

determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer. Because of the foregoing, P&I Advances with respect to any
Non-Serviced Mortgage Loans as to which advancing is provided for under the
Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and
Servicing Agreement.

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

 o   insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o    items such as real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o    other costs and expenses necessary to maintain, manage or operate such REO
     Property.

         Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

         The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the Lakeforest Mall Loan Non-Pooled Component, the related
Serviced Companion Mortgage Loan or B Note) or REO Property. However, if the
master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or Distribution Account as described under
"--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing
Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

         In general, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced

                                      S-89

Mortgage Loan Group under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

         Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the collection period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable advances, then the party entitled to such reimbursement has agreed to notify the rating agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under
"--Distributions--Subordination; Allocation of Losses and Certain Expenses") to
reduce the total principal balance of the certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing
Advance or P&I Advance by the master servicer, the special servicer, the trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

         The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable (subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the operating adviser or the Lakeforest Mall Loan Operating Adviser (as applicable), the
Rating Agencies, the paying agent and us (and the holders of the Serviced
Companion Mortgage Loan if the Servicing Advance relates to a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

                                      S-90

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

         Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

         (a)      A statement (in the form of Appendix V) setting forth, to the extent applicable (and separately stating such information as applicable with respect to the Lakeforest Mall Loan Non-Pooled Component):

                  (i)      the amount, if any, of such distributions to the
                           holders of each class of Principal Balance
                           Certificates applied to reduce the aggregate
                           Certificate Balance of such class;

                  (ii)     the amount of such distribution to holders of each
                           class of certificates allocable to (A) interest and
                           (B) Prepayment Premiums or Yield Maintenance Charges;

                  (iii)    the number of outstanding mortgage loans and the
                           aggregate principal balance and Scheduled Principal
                           Balance of the mortgage loans at the close of
                           business on the related Determination Date;

                  (iv)     the number and aggregate Scheduled Principal Balance
                           of mortgage loans:

                           (A)   delinquent 30 to 59 days,

                           (B)   delinquent 60 to 89 days,

                           (C)   delinquent 90 days or more,

                           (D)   as to which foreclosure proceedings have been
                                 commenced, or

                           (E)   as to which bankruptcy proceedings have been
                                 commenced;

                  (v)      with respect to any REO Property included in the
                           trust, the principal balance of the related mortgage
                           loan as of the date of acquisition of the REO
                           Property and the Scheduled Principal Balance of the
                           mortgage loan;

                  (vi)     as of the related Determination Date:

                           (A)   as to any REO Property sold during the
                                 related Collection Period, the date of the
                                 related determination by the special
                                 servicer that it has recovered all payments
                                 which it expects to be finally recoverable
                                 and the amount of the proceeds of such sale
                                 deposited into the Certificate Account, and

                           (B)   the aggregate amount of other revenues
                                 collected by the special servicer with
                                 respect to each REO Property during the
                                 related Collection Period and credited to
                                 the Certificate Account, in each case
                                 identifying such REO Property by the loan
                                 number of the related mortgage loan;

                  (vii)    the aggregate Certificate Balance or Notional Amount
                           of each class of certificates before and after giving
                           effect to the distribution made on such Distribution
                           Date;

                  (viii)   the aggregate amount of Principal Prepayments made
                           during the related Collection Period;

                                      S-91

                  (ix)     the Pass-Through Rate applicable to each class of
                           certificates for such Distribution Date;

                  (x)      the aggregate amount of servicing fees paid to the
                           master servicer, the Primary Servicer and the special
                           servicer and the holders of the rights to Excess
                           Servicing Fees;

                  (xi)     the amount of Unpaid Interest, Realized Losses or
                           Expense Losses, if any, incurred with respect to the
                           mortgage loans (including the Lakeforest Mall Loan
                           Non-Pooled Component, if applicable), including a
                           break out by type of such Expense Losses on an
                           aggregate basis;

                  (xii)    the aggregate amount of Servicing Advances and P&I
                           Advances outstanding, separately stated, that have
                           been made by the master servicer, the special
                           servicer, the trustee and the fiscal agent and the
                           aggregate amount of Servicing Advances and P&I
                           Advances made by the applicable Non-Serviced Mortgage
                           Loan Master Servicer in respect of the Non-Serviced
                           Mortgage Loans;

                  (xiii)   the amount of any Appraisal Reductions effected
                           during the related Collection Period on a
                           loan-by-loan basis and the total Appraisal Reductions
                           in effect as of such Distribution Date; and

                  (xiv)    such other information and in such form as will be
                           specified in the Pooling and Servicing Agreement.

         (b)      A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information
                  regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the
parties to the Pooling and Servicing Agreement, the Underwriters,
Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the pooling and servicing agreement (which form may be submitted electronically via the paying agent's website). For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicer is required to deliver the
Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, the
Depositor and anyone the Depositor or any Underwriter reasonably designates, the special servicer, and the Rating Agencies.

                                      S-92

         The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency, the Operating Adviser or the Lakeforest
Mall Loan Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies
(including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

         The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o    the Pooling and Servicing Agreement and any amendments to it;

o    all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o    all officer's certificates delivered to the paying agent since the Closing
     Date;

o    all accountants' reports delivered to the paying agent since the Closing
     Date;

o    the mortgage loan files;

o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o    any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any
     Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser or the Lakeforest Mall Loan Operating
Adviser (as applicable) without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable). Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and

                                      S-93

by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in October 2005:

            The close of business on

            October 1 (except as described       (A)      Cut-off Date.
            herein)

            October 31                           (B)      Record Date for all Classes of Certificates.

            October 2 - November 4               (C)      The Collection Period. The master servicer receives
                                                          Scheduled Payments due after the Cut-off Date and any
                                                          Principal Prepayments made after the Cut-off Date and on
                                                          or prior to November 4.

            November 4                           (D)      Determination Date.

            November 10                          (E)      Master Servicer Remittance Date.

            November 14                          (F)      Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

         (A)  The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

         (B)  Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

         (C)  Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to November 4, 2005 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

         (D)  As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

                                      S-94

         (E)  The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

         (F)  The paying agent will make distributions to Certificateholders on the 12th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle Bank National Association will act as the trustee. LaSalle Bank
National Association is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United
States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and
(iii) an institution whose short-term debt obligations are at all times rated not less than "Prime-1" by Moody's and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-" by Fitch
(or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by Fitch) and "Aa3" by Moody's, provided that, if the fiscal agent is rated at least "AA-" by Fitch (or "A+" by Fitch if the fiscal agent also has a short-term rating of at least "F-1" from Fitch) and "Aa3" by Moody's then the trustee must be rated not less than "A-" by Fitch and "A3" by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois
60603, Attention: Global Securitization Trust Services Group--Bear Stearns
Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through
Certificates, Series 2005-TOP20. As of June 30, 2005, the trustee had assets of approximately $69.75 billion. See "Description of the Pooling and Servicing
Agreements--Duties of the Trustee", "Description of the Pooling and Servicing
Agreements--Regarding the Fees, Indemnities and Powers of the Trustee" and
"Description of the Pooling and Servicing Agreements--Resignation and Removal of
the Trustee" in the prospectus.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a nonrecoverable advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of June 30, 2005, the fiscal agent had consolidated assets of approximately $1,035.37 billion. The long-term unsecured debt of ABN AMRO Bank
N.V. is rated "AA-" by Fitch and "Aa3" by Moody's. In the event that LaSalle
Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent under the Pooling and Servicing Agreement.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

         Wells Fargo Bank, National Association ("Wells Fargo") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo will serve as registrar (in such capacity, the "certificate registrar")
for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the

                                      S-95

"authenticating agent"). Wells Fargo maintains an office at Wells Fargo Center,
Sixth and Marquette, Minneapolis, Minnesota 55479-0113 for certificate transfers and exchanges and an office at 9062 Old Annapolis Road, Columbia, Maryland 21045 for securities administration purposes. Wells Fargo is also the master servicer.
As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

         The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each class of certificates is the
Distribution Date in October 2042.

         The ratings assigned by the Rating Agencies to each class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o    to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing
     Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust portion of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o    to modify, add to or eliminate the provisions in the Pooling and Servicing
     Agreement relating to transfers of residual certificates;

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

                                      S-96

o    to modify the provisions relating to the timing of reimbursements of
     Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

o    any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

         No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of
100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portion of the trust). In addition, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the holder of any of the PCF B Notes may be effected unless the holder of the applicable PCF B Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

         The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement
(without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded;
provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
Agreement.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o    reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o    eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the
     Code and related Treasury Regulations and rulings promulgated under the
     Code; or

o    adversely affect the status of any REMIC for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class
     R-I, Class R-II and Class R-III Certificateholders) or adversely affect the status of the grantor trust created from the related portion of the trust, without the consent of 100% of the holders of the Class Q Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and
     Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

                                      S-97

o    the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with
     Material Breaches of representations and warranties and Material Document
     Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the
     Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

o    the rate and timing of any reimbursement of the Master Servicer, the
     Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification;
     and

o    the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the
     Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 12th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the
Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate.
Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such class of certificates. As described herein, the
Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their Certificate
Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical order of Class designation, in each case until the aggregate
Certificate Balance of such class of certificates is, in turn, reduced to zero.
Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties,

                                      S-98

repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

         Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance of the related
Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class X
Certificates, the allocation of a portion of collected Prepayment Premiums or
Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The
Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II -
Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal
Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

         If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in

                                      S-99

connection with a principal prepayment accompanied by less than a full month's interest) may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, (i) with respect to the Lakeforest Mall Loan, first to the Class LF Certificates and then to the holders of the Class Q Certificates, and then to the other respective Classes of
Principal Balance Certificates, in ascending alphabetical order of Class designation -- from the Class P Certificates to the Class B Certificates, then the Class A-J Certificates, then pro rata among the Class A-1, Class A-2, Class
A-3, Class A-AB and Class A-4 Certificates, provided that Realized Losses and
Expense Losses allocated to the Class A-4 Certificates will be applied first to the Class A-4B Certificates until reduced to zero and then to the Class A-4A
Certificates until reduced to zero and (ii) with respect to any other mortgage loan, first to the Class Q Certificates, and then to the other respective
Classes of Principal Balance Certificates, in ascending alphabetical order of
Class designation -- from the Class P Certificates to the Class B Certificates, then the Class A-J Certificates, then pro rata among the Class A-1, Class A-2,
Class A-3, Class A-AB and Class A-4 Certificates, provided that Realized Losses and Expense Losses allocated to the Class A-4 Certificates will be applied first to the Class A-4B Certificates until reduced to zero and then to the Class A-4A
Certificates until reduced to zero. As to each of such classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of such class until such Certificate Balance is reduced to zero (in the case of the Principal
Balance Certificates); (ii) second, Unpaid Interest owing to such class and
(iii) third, Distributable Certificate Interest Amounts owing to such class, provided, that such reductions shall be allocated among the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB
Certificates and Class A-4 Certificates, and, as to their interest entitlements only, the Class X Certificates, pro rata, based upon their outstanding
Certificate Balances or accrued interest, as the case may be, provided that such amounts allocated to the Class A-4 Certificates will be applied first to the
Class A-4B Certificates and then to the Class A-4A Certificates. Net Aggregate
Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable,
Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by

                                     S-100

federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal
Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lockout, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o    dividing the sum by the aggregate amount of the reductions in the
     Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the
Mortgage Pool will not experience any defaults or losses, or that the Mortgage
Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

                                     S-101

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------           ----------   -----------   -----------  ------------  -----------

Closing Date                               100%         100%         100%          100%         100%
October 2006                                88%          88%          88%           88%          88%
October 2007                                74%          74%          74%           74%          74%
October 2008                                54%          54%          54%           54%          54%
October 2009                                31%          31%          31%           31%          31%
October 2010                                0%           0%           0%            0%           0%
Weighted average life (years)              2.99         2.98          2.97         2.96         2.95

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------           ----------   -----------   -----------  ------------  -----------

Closing Date                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                                0%           0%            0%           0%           0%
Weighted average life (years)              4.79         4.79          4.79         4.77         4.61

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------           ----------   -----------   -----------  ------------  -----------

Closing Date                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%         100%
October 2012                                0%           0%            0%           0%           0%
Weighted average life (years)              6.61         6.61          6.60         6.58         6.44

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%           50%          75%          100%
-----------------------------           ----------   -----------   -----------  ------------  -----------

Closing Date                               100%          100%         100%         100%          100%
October 2006                               100%          100%         100%         100%          100%
October 2007                               100%          100%         100%         100%          100%
October 2008                               100%          100%         100%         100%          100%
October 2009                               100%          100%         100%         100%          100%
October 2010                               100%          100%         100%         100%          100%
October 2011                                76%           76%          76%          76%           76%
October 2012                                52%           52%          52%          52%           52%
October 2013                                26%           26%          26%          26%           26%
October 2014                                0%            0%           0%           0%            0%
Weighted average life (years)              7.04          7.04         7.04         7.04          7.03

                                     S-102

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-4A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%           50%          75%          100%
-----------------------------           ----------   -----------   -----------  ------------  -----------

Closing Date                               100%          100%         100%         100%          100%
October 2006                               100%          100%         100%         100%          100%
October 2007                               100%          100%         100%         100%          100%
October 2008                               100%          100%         100%         100%          100%
October 2009                               100%          100%         100%         100%          100%
October 2010                               100%          100%         100%         100%          100%
October 2011                               100%          100%         100%         100%          100%
October 2012                               100%          100%         100%         100%          100%
October 2013                               100%          100%         100%         100%          100%
October 2014                                98%           98%          98%          97%           94%
October 2015                                0%            0%           0%           0%            0%
Weighted average life (years)              9.72          9.71         9.70         9.67          9.52

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-4B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%           50%          75%          100%
-----------------------------           ----------   -----------   -----------  ------------  -----------

Closing Date                               100%          100%         100%         100%          100%
October 2006                               100%          100%         100%         100%          100%
October 2007                               100%          100%         100%         100%          100%
October 2008                               100%          100%         100%         100%          100%
October 2009                               100%          100%         100%         100%          100%
October 2010                               100%          100%         100%         100%          100%
October 2011                               100%          100%         100%         100%          100%
October 2012                               100%          100%         100%         100%          100%
October 2013                               100%          100%         100%         100%          100%
October 2014                               100%          100%         100%         100%          100%
October 2015                                0%            0%           0%           0%            0%
Weighted average life (years)              9.90          9.89         9.88         9.87          9.71

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------           ----------   -----------   -----------  ------------  -----------

Closing Date                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%         100%
October 2012                               100%         100%          100%         100%         100%
October 2013                               100%         100%          100%         100%         100%
October 2014                               100%         100%          100%         100%         100%
October 2015                                14%          5%            0%           0%           0%
October 2016                                0%           0%            0%           0%           0%
Weighted average life (years)              9.97         9.96          9.96         9.94         9.79

                                     S-103

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------           ----------   -----------   -----------  ------------  -----------

Closing Date                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%         100%
October 2012                               100%         100%          100%         100%         100%
October 2013                               100%         100%          100%         100%         100%
October 2014                               100%         100%          100%         100%         100%
October 2015                               100%         100%          28%           0%           0%
October 2016                                0%           0%            0%           0%           0%
Weighted average life (years)              10.04        10.04         9.98         9.96         9.82

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%          100%
-----------------------------           ----------   -----------   -----------  ------------  -----------

Closing Date                               100%         100%          100%         100%          100%
October 2006                               100%         100%          100%         100%          100%
October 2007                               100%         100%          100%         100%          100%
October 2008                               100%         100%          100%         100%          100%
October 2009                               100%         100%          100%         100%          100%
October 2010                               100%         100%          100%         100%          100%
October 2011                               100%         100%          100%         100%          100%
October 2012                               100%         100%          100%         100%          100%
October 2013                               100%         100%          100%         100%          100%
October 2014                               100%         100%          100%         100%          100%
October 2015                               100%         100%          100%          0%            0%
October 2016                                0%           0%            0%           0%            0%
Weighted average life (years)              10.04        10.04        10.04         9.96          9.87

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%          100%
-----------------------------           ----------   -----------   -----------  ------------  -----------

Closing Date                               100%         100%          100%         100%          100%
October 2006                               100%         100%          100%         100%          100%
October 2007                               100%         100%          100%         100%          100%
October 2008                               100%         100%          100%         100%          100%
October 2009                               100%         100%          100%         100%          100%
October 2010                               100%         100%          100%         100%          100%
October 2011                               100%         100%          100%         100%          100%
October 2012                               100%         100%          100%         100%          100%
October 2013                               100%         100%          100%         100%          100%
October 2014                               100%         100%          100%         100%          100%
October 2015                               100%         100%          100%          95%           0%
October 2016                                0%           0%            0%           0%            0%
Weighted average life (years)              10.04        10.04        10.04         10.03         9.87

                                     S-104

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------           ----------   -----------   -----------  ------------  -----------

Closing Date                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%         100%
October 2012                               100%         100%          100%         100%         100%
October 2013                               100%         100%          100%         100%         100%
October 2014                               100%         100%          100%         100%         100%
October 2015                               100%         100%          100%         100%          0%
October 2016                                0%           0%            0%           0%           0%
Weighted average life (years)              10.04        10.04        10.04         10.04        9.87

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of two hundred twenty-one (221)
fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of
$2,072,978,628, subject to a permitted variance of plus or minus 5%. The Cut-off
Date Balances of the mortgage loans range from $548,718 to $121,050,000, and the mortgage loans have an average Cut-off Date Balance of $9,379,994. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. Unless otherwise noted, all numerical information concerning the mortgage loans contained in this prospectus supplement is approximate. All numerical information presented in this prospectus supplement (including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to the Lakeforest Mall Loan is calculated without regard to the Lakeforest Mall Loan Non-Pooled Component.

         The mortgage loans were originated between September 10, 2004 and
October 3, 2005. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans
(including crossed mortgage loans) in the Mortgage Pool are contained in
Appendix III attached.

         Two hundred seventy-four (274) mortgaged properties, securing mortgage loans representing 82.9% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Six (6) mortgaged properties, securing a mortgage loan representing 11.7% of the Initial Pool Balance, are subject to a leasehold interest in the mortgaged properties. Five (5) mortgaged properties, securing mortgage loans representing 5.4% of the Initial Pool
Balance, are subject to a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remaining portion of such mortgaged property.

         On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans"
below.

                                     S-105

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Two hundred nine
(209) mortgage loans, representing 85.3% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a
360-day year. Twelve (12) mortgage loans, representing 14.7% of the Initial Pool
Balance, accrue interest on the basis of a 360-day year consisting of twelve
30-day months.

Property Types

         The mortgage loans consist of the following property types:

         o    Retail - One hundred thirty-four (134) of the mortgaged
              properties, which secure 38.0% of the Initial Pool Balance, are retail properties;

         o    Office - Thirty-five (35) of the mortgaged properties, which secure 26.4% of the Initial Pool Balance, are office properties;

         o    Hospitality - Sixteen (16) of the mortgaged properties, which secure 10.1% of the Initial Pool Balance, are hospitality
              properties;

         o    Multifamily - Thirty-eight (38) of the mortgaged properties, which secure 7.9% of the Initial Pool Balance, are multifamily
              properties;

         o    Industrial - Thirty (30) of the mortgaged properties, which secure
              7.6% of the Initial Pool Balance, are industrial properties;

         o    Mixed Use - Three (3) of the mortgaged properties, which secure
              3.5% of the Initial Pool Balance, are mixed use properties;

         o    Other - Eleven (11) of the mortgaged properties, which secure 3.4%
              of the Initial Pool Balance, are types of properties other than those set forth in this paragraph;

         o    Self Storage - Thirteen (13) of the mortgaged properties, which secure 2.4% of the Initial Pool Balance, are self storage
              properties; and

         o    Manufactured Housing Community - Five (5) of the mortgaged properties, which secure 0.9% of the Initial Pool Balance, are manufactured housing community properties.

Property Location

         The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Wisconsin, New
York, Massachusetts, Maryland, Arizona and Texas.

         o    Fifty-eight (58) mortgaged properties, representing security for
              16.1% of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, thirty-one (31) of such mortgaged properties, representing security for 9.0% of the
              Initial Pool Balance, are located in Southern California, and twenty-seven (27) mortgaged properties, representing security for
              7.2% of the Initial Pool Balance, are located in Northern
              California. Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below;

                                     S-106

         o    Four (4) mortgaged properties, representing security for 9.9% of the Initial Pool Balance, are located in Wisconsin;

         o    Thirteen (13) mortgaged properties, representing security for 8.5%
              of the Initial Pool Balance, are located in New York;

         o    Five (5) mortgaged properties, representing security for 7.9% of the Initial Pool Balance, are located in Massachusetts;

         o    Five (5) mortgaged properties, representing security for 6.6% of the Initial Pool Balance, are located in Maryland;

         o    Seventeen (17) mortgaged properties, representing security for
              5.9% of the Initial Pool Balance, are located in Arizona; and

         o    Thirty-six (36) mortgaged properties, representing security for
              5.7% of the Initial Pool Balance, are located in Texas.

Due Dates

         Two hundred thirteen (213) of the mortgage loans, representing 86.9% of the Initial Pool Balance, have Due Dates on the 1st day of each calendar month.
One (1) of the mortgage loans, representing 0.3% of the Initial Pool Balance, has a Due Date on the 2nd day of each calendar month. Two (2) of the mortgage loans, representing 1.3% of the Initial Pool Balance, have Due Dates on the 3rd day of each calendar month. One (1) of the mortgage loans, representing 1.4% of the Initial Pool Balance, has a Due Date on the 7th day of each calendar month.
Four (4) of the mortgage loans, representing 10.1% of the Initial Pool Balance, have Due Dates on the 8th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including two hundred twenty (220) mortgage loans, representing 99.6% of the Initial Pool
Balance, with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days, and one (1) mortgage loan, representing
0.4% of the Initial Pool Balance, with a grace period prior to the imposition of late payment charges of 6 business days.

Amortization

         The mortgage loans have the following amortization features:

         o    Two hundred eight (208) of the mortgage loans, representing 93.8%
              of the Initial Pool Balance, are Balloon Loans. Twenty-four (24)
              of these mortgage loans, representing 13.4% of the Initial Pool
              Balance, are ARD loans. Included in these Balloon Loans are forty
              (40) mortgage loans, representing 21.7% of the Initial Pool
              Balance, that provide for monthly payments of interest only for a portion of their respective terms and then provide for the monthly payment of principal and interest over their respective remaining terms, thirty-four (34) mortgage loans, representing 33.5% of the
              Initial Pool Balance, that provide for monthly payments of interest only for their entire respective terms, and one (1)
              mortgage loan, representing 0.3% of the initial outstanding pool balance, that provides for the monthly payment of principal and interest for a portion of its term and then provides for monthly payments of interest only over the remaining term. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors" in this prospectus supplement.

                                     S-107

         o    The thirteen (13) remaining mortgage loans, representing 6.2% of the Initial Pool Balance are fully amortizing and each is expected to have less than 5.0% of the original principal balance
              outstanding as of its respective stated maturity date.

Prepayment Restrictions

         As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

         o    One hundred fifty-three (153) of the mortgage loans, representing
              74.8% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

         o    Twenty (20) mortgage loans, representing 9.7% of the Initial Pool
              Balance, prohibit voluntary principal prepayments during a
              Lock-out Period, and following the Lock-out Period provide for a
              Prepayment Premium or Yield Maintenance Charge calculated on the basis of a yield maintenance formula or 1% of the amount prepaid.

         o    Thirty-nine (39) mortgage loans, representing 6.9% of the Initial
              Pool Balance, prohibit voluntary principal prepayments during a
              Lock-out Period, and following the Lock-out Period provide for a
              Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower (after an initial period of at least two years following the date of the issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

         o    One (1) mortgage loan, representing 4.1% of the Initial Pool
              Balance, has no Lock-out Period and permits voluntary principal prepayments at any time if accompanied by a Prepayment Premium or
              Yield Maintenance Charge calculated on the basis of a yield maintenance formula.

         o    One (1) mortgage loan, representing 1.7% of the Initial Pool
              Balance, has no Lock-out Period and permits voluntary principal prepayments at any time during the first twenty-six (26) monthly payment periods if accompanied by a Prepayment Premium or Yield
              Maintenance Charge calculated on the basis of a yield maintenance formula or 1% of the amount prepaid, and also permits the related borrower, after the first twenty-six (26) payment periods (which will be at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable
              United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

         o    One (1) mortgage loan, representing 1.4% of the Initial Pool
              Balance, has no Lock-out Period and permits voluntary principal prepayments at any time during the first twenty-six (26) monthly payment periods if accompanied by a Prepayment Premium or Yield
              Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 2% of the amount prepaid, and also permits the related borrower, after the first twenty-six (26)
              payment periods (which will be at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

                                     S-108

         o    One (1) mortgage loan, representing 1.0% of the Initial Pool
              Balance, prohibits voluntary principal prepayments during a
              Lock-out Period, and following the Lock-out Period permits voluntary principal prepayments if accompanied by a Yield
              Maintenance Charge calculated on the basis of a yield maintenance formula.

         o    Five (5) mortgage loans, representing 0.4% of the Initial Pool
              Balance, have no Lock-out Period and permit voluntary principal prepayments at any time during the first twenty-six (26) monthly payment periods if accompanied by a Prepayment Premium or Yield
              Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, and at any time after the first twenty-six (26) monthly payment periods also permit the related Borrower to make voluntary principal
              prepayments if accompanied by a Prepayment Premium or Yield
              Maintenance Charge calculated on the basis of a yield maintenance formula or 1% of the amount prepaid or defease (which will be at least two years following the date of issuance of the
              certificates) the loan by pledging direct, non-callable United
              States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

         With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

         o    One (1) mortgage loan, representing 2.3% of the Initial Pool
              Balance, is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage upon defeasance of an amount equal to 125% of the allocated loan amount of the mortgaged property being released if the loan-to-value ratio immediately following such release is not greater than 55% and the debt service coverage ratio immediately following such release is at least equal to or greater than 2.17x.

         o    One (1) mortgage loan, representing 2.3% of the Initial Pool
              Balance, which is secured by multiple parcels, permits the release of three such parcels from the lien of the related mortgage upon defeasance of an amount equal to the amount of the allocated loan balance of the mortgaged property being released.

         o    One (1) mortgage loan, representing 1.7% of the Initial Pool
              Balance, which is secured by multiple mortgaged properties, permits the release of any such property from the lien of the related mortgage upon prepayment of an amount equal to at least
              110% of the allocated loan amount of the mortgaged property provided that the debt yield on the mortgage loan prior to the release is equal to or greater than the debt yield on the mortgage loan after such release and the debt service coverage ratio following such release is at least equal to or greater than the debt service coverage ratio after such release.

         o    One (1) mortgage loan, representing 0.9% of the Initial Pool
              Balance, is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage upon defeasance of an amount equal to 115% of the allocated loan amount of the mortgaged property being released if the loan-to-value ratio immediately following such release is not greater than 64% and the debt service coverage ratio immediately following such release is at least equal to or greater than 1.55x.

         o    One (1) mortgage loan, representing 0.8% of the Initial Pool
              Balance, is secured by multiple mortgaged properties and permits the partial release of any of the mortgaged properties from the lien of the mortgage upon defeasance of an amount equal to 125% of the allocated loan amount of the mortgaged property being released and the satisfaction of various criteria, including, among others, a post-release loan-to-value ratio of no more than 77% and a debt service coverage ratio of 1.30x.

         o    One (1) mortgage loan, representing 0.8% of the Initial Pool
              Balance, is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the

                                     S-109

              mortgage upon defeasance of an amount equal to 110% of the allocated loan amount of the mortgaged property being released if the loan-to-value ratio immediately following such release is not greater than 75% and the debt service coverage ratio immediately following such release is at least equal to or greater than
              1.15x, and also permits the borrower to substitute individual properties once during the loan term if the replacement property satisfies various criteria, including, among others,
              loan-to-value ratio, debt service coverage ratio, property condition and rating agency approval, as applicable.

         o    One (1) mortgage loan, representing 0.2% of the Initial Pool
              Balance, is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage upon defeasance of an amount equal to 115% of the allocated loan amount of the mortgaged property being released if the loan-to-value ratio immediately following such release is not greater than 60% and the debt service coverage ratio immediately following such release is at least equal to or greater than 1.12x.

         o    Four (4) mortgage loans, representing 1.8% of the Initial Pool
              Balance, are secured by multiple mortgaged properties and permit the substitution of certain of the mortgaged properties with other mortgaged properties satisfying various criteria, including, among others, loan-to-value ratio, debt service coverage ratio, property condition, market-based criteria and rating agency approval, as applicable.

         o    Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing one (1)
              to seven (7) payment dates prior to and including the maturity date or the Anticipated Repayment Date.

         The method of calculation of any Prepayment Premium or Yield
Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of the mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans, any Serviced Companion
Mortgage Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion

                                     S-110

Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the
Pooling and Servicing Agreement.

Subordinate and Other Financing

         Eleven (11) of the mortgage loans, representing 20.9% of the Initial
Pool Balance, currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. The
Lakeforest Mall Loan will be deemed to have two components, the Lakeforest Mall
Loan Pooled Component in an initial principal balance of $121,050,000 as of the
Cut-off Date, and the Lakeforest Mall Loan Non-Pooled Component in an initial principal balance of $20,000,000 as of the Cut-off Date. Payments on the
Lakeforest Mall Loan Non-Pooled Component will be subordinated as and to the extent set forth in this prospectus supplement. The Westin Copley Place Pari
Passu Loan, which had an aggregate outstanding principal balance as of the
Cut-off Date of $105,000,000, is secured by the related mortgaged property on a pari passu basis with another note, The Westin Copley Place Companion Loan, that had an original principal balance of $105,000,000. The 1345 Avenue of Americas
Pari Passu Loan, which had an outstanding principal balance as of the Cut-off
Date of $46,800,000, is secured by the related mortgaged property on a pari passu basis with other notes, the 1345 Avenue of the Americas Companion Loans, that had an aggregate original principal balance of approximately $466,695,115.
In addition, subordinated B Notes that had an aggregate original principal balance of approximately $116,504,885 are subordinated in right of payment to the 1345 Avenue of the Americas Pari Passu Loan and the related 1345 Avenue of the Americas Companion Loans. In addition, subordinated C Notes that had an aggregate original principal balance of $100,000,000 are subordinated in right of payment to the 1345 Avenue of the Americas Pari Passu Loan, the related 1345
Avenue of the Americas Companion Loans and the 1345 Avenue of the Americas B
Notes. The 200 Madison Avenue Pari Passu Loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000, is secured by the related mortgaged property on a pari passu basis with another note, the
200 Madison Avenue Companion Loan, that had original principal balance of
$45,000,000. The Park Avenue Plaza Pari Passu Loan, which had an outstanding principal balance as of the Cut-off Date of $19,350,000, is secured by the related mortgaged property on a pari passu basis with other notes, the Park
Avenue Plaza Companion Loans, that had an aggregate original principal balance of $229,469,275. In addition, subordinated B Notes that had an aggregate original principal balance of $2,180,725 are subordinated in right of payment to the Park Avenue Plaza Pari Passu Loan and the related Park Avenue Plaza
Companion Loans. The Park Avenue Plaza Pari Passu Loan also has related mezzanine financing in the original principal amount of $85,000,000. The
Hinckley Portfolio Pari Passu Loan, which had an aggregate outstanding principal balance as of the Cut-off Date of approximately $17,358,070, is secured by the related mortgaged properties on a pari passu basis with another note, the
Hinckley Portfolio Companion Loan, that had an original principal balance of
$17,500,000. See "Servicing of the Mortgage Loans--Servicing of the Mortgage
Loans--Servicing of The Westin Copley Place Loan Group, the 1345 Avenue of the
Americas Loan Group, the 200 Madison Avenue Loan Group, the Park Avenue Plaza
Loan Group, the PCF A/B Mortgage Loans and the Hinckley Portfolio Loan Group."
The Wilton Executive Campus Mortgage Loan, which had an outstanding principal balance as of the Cut-off Date of $36,000,000, is secured by the related mortgaged property, which also secures a second lien loan that had an original principal balance of $10,329,372. The Saddle Brook Shopping Center Mortgage
Loan, which had an outstanding principal balance as of the Cut-off Date of approximately $23,471,972, is secured by the related mortgaged property, which also secures a subordinated B Note, the Saddle Brook Shopping Center B Note,
that had an original principal balance of $1,500,000. The FedEx Miami Mortgage
Loan, which had an outstanding principal balance as of the Cut-off Date of
$11,250,000, is secured by the related mortgaged property, which also secures a subordinated B Note, the FedEx Miami B Note, that had an original principal balance of $500,000. The Weaver Fields Apartments Mortgage Loan, which had an outstanding principal balance as of the Cut-off Date of $3,493,056, is secured by the related mortgaged property, which also secures a second lien loan that had an original principal balance of $185,000. The Tinton Pines Apartments
Mortgage Loan, which had an outstanding principal balance as of the Cut-off Date of $3,493,287, is secured by the related mortgaged property, which also secures a subordinated B Note, the Tinton Pines Apartments B Note, that had an original principal balance of $500,000.

         Three (3) of the mortgage loans, representing 1.4% of the Initial Pool
Balance, are secured by mortgaged properties that currently have additional financing in place that is not secured by that mortgaged property. With respect to Mortgage Loan Nos. 107-116 and 124-133, there is related mezzanine financing in the aggregate amount

                                     S-111

of $19,488,590. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

         Four (4) of the mortgage loans, representing 7.1% of the Initial Pool
Balance, permit the related borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio ("DSCR") and loan-to-value ("LTV") tests are satisfied.
With respect to Mortgage Loan No. 1, future secured, subordinated financing is allowed if the combined LTV does not exceed 75%. With respect to Mortgage Loan
No. 64, future secured, subordinated financing is allowed if the combined LTV does not exceed 70.0% and the combined DSCR is greater than 1.3x. With respect to Mortgage Loan No. 80 and Mortgage Loan No. 105, future secured, subordinated financing is allowed if the combined LTV does not exceed 75.0% and 50.0%, respectively, and the combined DSCR is greater than 1.75x and 1.60x, respectively.

         Twenty-three (23) of the mortgage loans, representing 36.5% of the
Initial Pool Balance, permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

         We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

         Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral

         Seven (7) of the mortgage loans, representing 7.9% of the Initial Pool
Balance, has additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrower does not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loan. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements.
For further information with respect to additional collateral, see Appendix II.

Cash Management Agreements/Lockboxes

         Sixty (60) of the mortgage loans, representing 55.0% of the Initial
Pool Balance, generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

         Appendix II to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

         o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has

                                     S-112

              occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the
              applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related
              mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

         o    Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is
              forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust; the revenue is then applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

         o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

         o    Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the trust
              according to the related mortgage loan documents.

         o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

         In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the

                                     S-113

amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

         An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

         Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

                                     S-114

ENVIRONMENTAL INSURANCE

         In the case of sixty-three (63) mortgaged properties, securing mortgage loans representing approximately 5.3% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date
Balance in excess of approximately $4,991,616. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

         In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

         o    if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

         o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

         o    if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

         The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed
$4,875,000 and the total claims under the group policy is subject to a maximum of $38,345,000. There is no deductible under the policy.

         The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

         The secured creditor impaired property policy will be issued by
Steadfast Insurance Company, an affiliate of Zurich North America.

         In the case of two (2) mortgaged properties, securing mortgage loans representing 1.4% of the Initial Pool Balance, each of the related mortgage loans has the benefit of a stand-alone secured creditor impaired property policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of

                                     S-115

the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix III to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

         (1)      References to "DSCR" are references to "Debt Service Coverage
                  Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash
                  currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required current debt service payments.
                  However, debt service coverage ratios only measure the
                  current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating
                  expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this
                  prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement.
                  For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the
                  aggregate indebtedness evidenced by the Serviced Pari Passu
                  Mortgage Loan and the related Serviced Companion Mortgage
                  Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced
                  Mortgage Loan and the related Non-Serviced Companion Mortgage
                  Loan. The Debt Service Coverage Ratio information in this
                  prospectus supplement with respect to any A/B Mortgage Loan reflects the indebtedness under the related Mortgage Loan, but not the indebtedness on the related B Note.

                  In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the
                  respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made
                  changes to operating statements and operating information
                  obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash
                  Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower
                  supplied "trailing-12 months" income and/or expense
                  information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating
                  Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent
                  actually paid under the lease was significantly higher than the market rent for similar properties.

                  The Underwritable Cash Flow for residential cooperative
                  mortgaged properties is based on projected net operating
                  income at the mortgaged property, as determined by the
                  appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized
                  occupants, if

                                     S-116

                  any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and
                  projected reserves.

                  Historical operating results may not be available or were
                  deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed
                  improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating
                  Underwritable Cash Flow were generally derived from rent
                  rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with
                  respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the
                  applicable seller in determining the presented operating
                  information.

                  The Debt Service Coverage Ratios are presented herein for
                  illustrative purposes only and, as discussed above, are
                  limited in their usefulness in assessing the current, or
                  predicting the future, ability of a mortgaged property to
                  generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no
                  representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2)      References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon
                  LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in
                  Appendix I and the information presented in Appendix II and
                  Appendix III, the "Cut-off Date LTV," "Cut-off Date
                  Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for
                  any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i)
                  with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu
                  Mortgage Loan and the related Serviced Companion Mortgage
                  Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced
                  Mortgage Loan and the related Non-Serviced Companion Mortgage
                  Loan. The loan-to-value information in this prospectus
                  supplement with respect to any A/B Mortgage Loan reflects the indebtedness under the related Mortgage Loan, but not the
                  indebtedness on the related B Note.

                  For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and
                  statistical information include only the Lakeforest Mall Loan
                  Pooled Component. Generally, the exclusion of the Lakeforest
                  Mall Loan Non-Pooled Component (1) decreases the loan-to-value ratio of, (2) increases the debt service coverage ratio of, and (3) decreases the percentage of the aggregate principal balance of the mortgage loan represented by the Lakeforest
                  Mall Loan indicated in such statistical information because that information is based only on the Lakeforest Mall Loan
                  Pooled Component. References to the original principal balance of the Lakeforest Mall Loan Pooled Component are references to the principal balance of that mortgage loan (including the
                  Lakeforest Mall Loan Non-Pooled Component) as of its
                  origination date, less the principal balance of the Lakeforest
                  Mall Loan Non-Pooled Component as of such date.

                  The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of
                  Property Value and Condition--Appraisals."

                  No representation is made that any such value would
                  approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3)      References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the
                  related mortgage loans.

                                     S-117

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

         The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

         If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

         o    the outstanding principal balance of the related mortgage loan;
              and

         o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

         If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO
Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

                                     S-118

         In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser (or with respect to the Lakeforest
Mall Loan, the Lakeforest Mall Loan Operating Adviser) to the extent required by, and in accordance with the procedures set forth in, the Pooling and
Servicing Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser (or with respect to the Lakeforest Mall Loan, the
Lakeforest Mall Loan Operating Adviser) from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

THE SELLERS

Bear Stearns Commercial Mortgage, Inc.

         BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital
Corporation, and is a New York corporation and an affiliate of Bear, Stearns &
Co. Inc., one of the underwriters. BSCMI or an affiliate of BSCMI originated all of the BSCMI Loans and underwrote all of the BSCMI Loans. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's
telephone number is (212) 272-2000.

Morgan Stanley Mortgage Capital Inc.

         MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC
Loans was originated or purchased by MSMC, and all of the MSMC Loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at
1585 Broadway, New York, New York 10036. MSMC's telephone number is (212)
761-4700.

Principal Commercial Funding, LLC

         PCF is a wholly owned subsidiary of Principal Global Investors, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and

                                     S-119

acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392. PCF's phone number is (515) 248-3944.

Wells Fargo Bank, National Association

         A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans--The Master Servicer and Special
Servicer--Master Servicer" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

         On the Closing Date, each seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage
Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

         The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing
Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term
"Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

         The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (1)      the information presented in the schedule of the mortgage
loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

         (2)      such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

         (3)      no scheduled payment of principal and interest under the
mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

         (4)      the related mortgage constitutes a valid and, subject to
certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

         (5)      the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

         (6)      the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

                                     S-120

         (7)      the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

         (8)      except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

         (9)      the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

         (10)     the related mortgaged property is covered by an American Land
Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

         (11)     the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

         (12)     except in the case of the mortgage loans covered by the
secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment
(or the most recent assessment with respect to each mortgaged property) has been delivered to the Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

         (13)     each mortgage note, mortgage and other agreement that
evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

         (14)     the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan
Purchase Agreement;

         (15)     there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

         (16)     the related borrower is not, to the seller's knowledge, a
debtor in any state or federal bankruptcy or insolvency proceeding;

         (17)     no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

         (18)     to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

                                     S-121

         (19)     the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

         (20)     the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

         If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the
Mortgage Loans" above has a Material Document Defect, or if there is a Material
Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material
Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the seller will be obligated, not later than the last day of such
Permitted Cure Period, to:

         o    repurchase the affected mortgage loan from the trust at the
              Purchase Price; or

         o    at its option, if within the two-year period commencing on the
              Closing Date, replace such mortgage loan with a Qualifying
              Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable
              Qualifying Substitute Mortgage Loan as of the date of
              substitution, after application of all payments due on or before such date, whether or not received.

         The seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material
Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

                                     S-122

         The foregoing obligations of any seller to cure a Material Document
Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material
Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

         With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered.
Instead, the related seller will be required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the
Trustee will be required to take all actions necessary to confirm that the
Trustee on behalf of the Trust is shown as, the owner of the related Mortgage
Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the
Trustee after the Closing Date pursuant to the Pooling and Servicing Agreement.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (including the Lakeforest Mall Loan Non-Pooled
Component) (other than any Non-Serviced Mortgage Loans) in accordance with the
Servicing Standard. The applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement).
Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement. The servicing standard for any Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement is
substantially similar to the Servicing Standard under the Pooling and Servicing
Agreement.

         Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates.

                                     S-123

Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary
Servicer, as the case may be.

         Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

         On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary
Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

         Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing
Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

         The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

         o    a successor master servicer or special servicer is available, has assets of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
              Adviser, the depositor and the trustee;

         o    the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

         o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or
              qualification of the then current ratings on the certificates.

         Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

                                     S-124

         The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

         The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

         Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in
this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and
Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

         The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

         The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

         The Non-Serviced Mortgage Loan Pooling and Servicing Agreements
generally require the consent of the trustee, as holder of the Non-Serviced
Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

                                     S-125

SERVICING OF THE WESTIN COPLEY PLACE LOAN GROUP, THE 1345 AVENUE OF THE AMERICAS
LOAN GROUP, THE 200 MADISON AVENUE LOAN GROUP, THE PARK AVENUE PLAZA LOAN GROUP,
THE PCF A/B MORTGAGE LOANS AND THE HINCKLEY PORTFOLIO LOAN GROUP

THE WESTIN COPLEY PLACE LOAN GROUP

         Mortgage Loan No. 3 ("The Westin Copley Place Pari Passu Loan"), which had an aggregate outstanding principal balance as of the Cut-off Date of
$105,000,000, representing 5.1% of the Initial Pool Balance, is secured by the same mortgaged property on a pari passu basis with another group of notes ("The
Westin Copley Place Companion Loan"), which are not included in the trust and had an aggregate original principal balance of $105,000,000. The Westin Copley
Place Companion Loan is currently held by Wells Fargo Bank, National
Association. The Westin Copley Place Pari Passu Loan and The Westin Copley Place
Companion Loan have the same borrower and are all secured by the same mortgage instrument encumbering The Westin Copley Place Mortgaged Property. The interest rate and maturity date of The Westin Copley Place Companion Loan are identical to those of The Westin Copley Place Pari Passu Loan. Payments from the borrower under The Westin Copley Place Loan Group will be applied on a pari passu basis to The Westin Copley Place Pari Passu Loan and The Westin Copley Place Companion
Loan.

         The Westin Copley Place Pari Passu Loan and The Westin Copley Place
Companion Loan will each be serviced pursuant to the Pooling and Servicing
Agreement. The intercreditor agreement between the holders of The Westin Copley
Place Pari Passu Loan and the holders of The Westin Copley Place Companion Loan is expected to provide that for so long as The Westin Copley Place Pari Passu
Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, will be obligated to administer The Westin
Copley Place Pari Passu Loan consistently with the terms of the related intercreditor agreement and the Pooling and Servicing Agreement. It is expected that the special servicer will be required to give the holders of The Westin
Copley Place Companion Loan or their representatives prompt notice of any determination by the special servicer to take certain specified actions. The holders of The Westin Copley Place Companion Loan or their representatives will have an opportunity to consult with the special servicer after receipt of such notice with respect to any such proposed action.

         Except under the circumstances described below in this section, the master servicer or the special servicer, as the case may be, will be required to obtain the vote of the holders of a majority in aggregate principal amount of
The Westin Copley Place Pari Passu Loan and The Westin Copley Place Companion
Loan prior to taking any of the following actions:

         o    any modification or waiver that would result in the extension of the maturity date, a reduction in the interest rate or the monthly debt service payment or a deferral or a forgiveness of interest on or principal or any other monetary term (other than default interest) or a modification or waiver of any provision covering additional indebtedness or transferring any related mortgaged property or any interest therein;

         o    any modification of, or waiver with respect to, The Westin Copley
              Place Loan Group or any loan therein that would result in a discounted pay-off of that loan;

         o    any foreclosure upon any related mortgaged property;

         o    any proposed sale of a related REO Property for less than the amount approximately equal to the purchase price;

         o    any determination to bring a related mortgaged property into compliance with applicable environmental laws;

         o    any acceptance of substitute or additional collateral;

         o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

                                     S-126

         o    any release of the borrower, any guarantor or other obligor from liability with respect to The Westin Copley Place Loan Group or any loan therein;

         o    any approval of additional indebtedness secured by any related mortgaged property, to the extent the lender's approval is required under the mortgage loan documents; or

         o    any renewal or replacement of the then existing insurance
              policies, to the extent the lender's approval is required under the loan documents, or certain waivers, modification or amendments of any insurance requirements under the mortgage loan documents;

provided, however, that if such majority cannot agree on a course of action within 45 days, then the controlling class representative may direct the master servicer or special servicer to take such action as satisfies the requirements of the Pooling and Servicing Agreement, including the Servicing Standard.

         The initial holder of The Westin Copley Place Companion Loan is currently Wells Fargo Bank, National Association, which is also the related mortgage loan seller and master servicer hereunder.

         The holder of The Westin Copley Place Companion Loan may have relations and interests that conflict with those of the Certificateholders. It has no obligations to the Certificateholders and may act solely in its own interests.
No Certificateholder may take any action against the holder of The Westin Copley
Place Companion Loan for acting solely in its own interests.

THE 1345 AVENUE OF THE AMERICAS LOAN GROUP

         Mortgage Loan No. 11 (the "1345 Avenue of the Americas Pari Passu
Loan"), which had an outstanding principal balance as of the Cut-off Date of
$46,800,000, representing 2.3% of the Initial Pool Balance, is secured by the same mortgaged property on a pari passu basis with other notes (the "1345 Avenue of the Americas Companion Loans"), and on a subordinated basis with other notes
(the "1345 Avenue of the Americas B Loans" and "1345 Avenue of the Americas C
Loans"), none of which are included in the trust.

         The 1345 Avenue of the Americas Loan Group is comprised of eleven (11)
mortgage loans that includes: (a) the 1345 Avenue of the Americas Pari Passu
Loan; (b) the 1345 Avenue of the Americas 1-A2 Loan; (c) the 1345 Avenue of the
Americas 1-A3 Loan; (d) the 1345 Avenue of the Americas 1-A4 Loan; (e) the 1345
Avenue of the Americas 1-B1 Loan; (f) the 1345 Avenue of the Americas 1-B2 Loan;
(g) the 1345 Avenue of the Americas 1-C1 Loan; (h) the 1345 Avenue of the
Americas 1-C2 Loan; (i) the 1345 Avenue of the Americas 1-C3 Loan; (j) the 1345
Avenue of the Americas 1-C4 Loan; and (k) the 1345 Avenue of the Americas 2
Loan, respectively. The 1345 Avenue of the Americas 2 Loan is divided into two components, the 1345 Avenue of the Americas 2 Loan Component A and the 1345
Avenue of the Americas 2 Loan Component B. The 1345 Avenue of the Americas A
Loans consist of the 1345 Avenue of the Americas Pari Passu Loan, the 1345
Avenue of the Americas 1-A2 Loan, the 1345 Avenue of the Americas 1-A3 Loan, the
1345 Avenue of the Americas 1-A4 Loan and the 1345 Avenue of the Americas 2 Loan
Component A. The 1345 Avenue of the Americas B Loans consist of the 1345 Avenue of the Americas 1-B1 Loan, the 1345 Avenue of the Americas 1-B2 Loan and the
1345 Avenue of the Americas 2 Loan Component B. The 1345 Avenue of the Americas
C Loans consist of the 1345 Avenue of the Americas 1-C1 Loan, the 1345 Avenue of
the Americas 1-C2 Loan, the 1345 Avenue of the Americas 1-C3 Loan and the 1345
Avenue of the Americas 1-C4 Loan. The 1345 Avenue of the Americas B Loans are
subordinate to the 1345 Avenue of the Americas A Loans. The 1345 Avenue of the
Americas C Loans are subordinate to the 1345 Avenue of the Americas B Loans.

         The 1345 Avenue of the Americas 1-A3 Loan and the 1345 Avenue of the
Americas 1-A4 Loan, each with an original principal balance of $169,193,977, and the 1345 Avenue of the Americas 1-B1 Loan and the 1345 Avenue of the Americas
1-B2 Loan, each with an original principal balance of $49,006,023, are currently included in the securitization known as the MSCI FB 2005-1. The 1345 Avenue of the Americas 1-A2 Loan, with an original principal balance of $46,800,000, is currently included in the securitization known as the LB-UBS 2005-C5. The 1345
Avenue of the Americas Pari Passu Loan, the 1345 Avenue of the Americas
Companion Loans, the 1345 Avenue of the Americas B Loans and the 1345 Avenue of
the Americas C Loans have the same borrower and are all

                                     S-127

secured by the same mortgage instrument encumbering the same mortgaged property.
The 1345 Avenue of the Americas Companion Loans, the 1345 Avenue of the Americas
B Loans and the 1345 Avenue of the Americas C Loans are not assets of the trust.

         The 1345 Avenue of the Americas Loan Group is currently being serviced and administered under the MSCI FB 2005-1 Pooling and Servicing Agreement, which provides for servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

         The holders of the 1345 Avenue of the Americas Pari Passu Loan, the
1345 Avenue of the Americas Companion Loans, the 1345 Avenue of the Americas B
Loans and 1345 Avenue of the Americas C Loans entered into a co-lender agreement. That co-lender agreement provides, among other things, for the following:

         Consent Rights: The controlling party for the 1345 Avenue of the
Americas Loan Group will have the ability to advise and direct the MSCI FB
2005-1 Master Servicer and/or the MSCI FB 2005-1 Special Servicer with respect to certain specified servicing actions under the MSCI FB 2005-1 Pooling and
Servicing Agreement regarding the 1345 Avenue of the Americas Loan Group, including those involving foreclosure or material modification of the 1345
Avenue of the Americas Loan Group. As of any date of determination, the controlling party for the 1345 Avenue of the Americas Loan Group will be the holders of at least a majority in principal amount of the 1345 Avenue of the
Americas C Loans or, under certain specified circumstances, the MSCI FB 2005-1
Directing Certificateholders, as the case may be. Notwithstanding the foregoing, if the controlling party for the 1345 Avenue of the Americas Loan Group has not,
within the requisite time period, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the MSCI FB
2005-1 Special Servicer or the MSCI FB 2005-1 Master Servicer, as applicable, will implement such servicing action that it deems to be in accordance with the
MSCI FB 2005-1 servicing standards, and the decision of such MSCI FB 2005-1
Special Servicer or the MSCI FB 2005-1 Master Servicer, as applicable, will be binding on all such parties, subject to the conditions described under the MSCI
FB 2005-1 Pooling and Servicing Agreement.

         Consultation Rights: The holder of the loans in the 1345 Avenue of the
Americas Loan Group that is not, or is not represented by, the controlling party of the 1345 Avenue of the Americas Loan Group will have the ability to consult
(which consultation will be nonbinding) with the controlling party for the 1345
Avenue of the Americas Loan Group, the MSCI FB 2005-1 Master Servicer and/or the
MSCI FB 2005-1 Special Servicer with respect to certain specified servicing actions under the MSCI FB 2005-1 Pooling and Servicing Agreement regarding the
1345 Avenue of the Americas Loan Group, including those involving foreclosure or material modification of the 1345 Avenue of the Americas Loan Group.

         Purchase Option: In the event that (a) the 1345 Avenue of the Americas
Loan Group is specially serviced and (b) a scheduled payment on the 1345 Avenue of the Americas Loan Group is at least 60 days delinquent or the related balloon payment is not paid at maturity, the holder of a majority of the 1345 Avenue of the Americas C Loans, has the option to purchase the 1345 Avenue of the Americas
A Loans and the 1345 Avenue of the Americas B Loans (together only) at a price generally equal to the aggregate unpaid principal balance of the 1345 Avenue of the Americas A Loans and the 1345 Avenue of the Americas B Loans, together with all accrued unpaid interest on those loans (other than default interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the
MSCI FB 2005-1 Pooling and Servicing Agreement pursuant thereto (but exclusive of any prepayment consideration). The purchase option terminates upon the earliest of (i) the foreclosure or comparable conversion of the ownership of the
1345 Avenue of the Americas mortgaged property, (ii) expiration of a period of
90 days from the delivery of the purchase option notice to the holders of the option and (iii) the date on which the 1345 Avenue of the Americas Loan Group is no longer specially serviced and is current on its scheduled payments or its balloon payment has been made.

         Cure Rights: The holder of a majority of the 1345 Avenue of the
Americas C Loans has the right, but not the obligation, to cure a monetary default or a material non-monetary default that is not cured within the applicable grace period, within 5 business days, in the case of a monetary default, or 30 days, in the case of a non-monetary default, after the later of
(a) receipt by the holder of a majority of the 1345 Avenue of the Americas C
Loans of notice of the subject default and (b) the expiration of the applicable grace period for the subject default; provided that (i) no more than five such cure events are permitted during each 10-year rolling period during the term of the

                                     S-128

1345 Avenue of the Americas Loan Group (four of which may not exceed three consecutive months and one of which may not exceed one month) and (ii) no more than two cure events, whether or not consecutive, are permitted within any
12-month period.

         Replacement of Master Servicer and Special Servicer: If any event of default with respect to the MSCI FB 2005-1 Master Servicer or the MSCI FB 2005-1
Special Servicer exists under the MSCI FB 2005-1 Pooling and Servicing
Agreement, then (unless such default by the MSCI FB 2005-1 Master Servicer is waived by holders of MSCI FB 2005-1 certificates evidencing not less than
66-2/3% of the aggregate voting rights of all MSCI FB 2005-1 certificates and the other holders of mortgage loans in accordance with the terms of the MSCI FB
2005-1 Pooling and Servicing Agreement or, with respect to defaults by the MSCI
FB 2005-1 Master Servicer consisting of the failure to distribute any principal of or interest on, or other amounts due under, the 1345 Avenue of the Americas
Loan Group or the failure of the MSCI FB 2005-1 Master Servicer to make any advance, 100% of the aggregate voting rights of all MSCI FB 2005-1 certificates and the other holders of mortgage loans), the holder of the 1345 Avenue of the
Americas Pari Passu Loan, the holders of at least 51% of the aggregate voting rights of the MSCI FB 2005-1 certificates or the other holders of the 1345
Avenue of the Americas Loan Group may each direct the MSCI FB 2005-1 Trustee to terminate the MSCI FB 2005-1 Master Servicer or the MSCI FB 2005-1 Special
Servicer, as applicable, in accordance with the provisions of the MSCI FB 2005-1
Pooling and Servicing Agreement, and the MSCI FB 2005-1 Trustee will be required to serve as or appoint a successor MSCI FB 2005-1 Master Servicer or MSCI FB
2005-1 Special Servicer, as applicable, as provided in the MSCI FB 2005-1
Pooling and Servicing Agreement. The LB-UBS 2005-C5 Trustee may, on behalf of the LB-UBS 2005-C5 certificateholders, waive an event of default on the part of the MSCI FB 2005-1 Master Servicer or the MSCI FB 2005-1 Special Servicer only if so directed by such LB-UBS 2005-C5 certificateholders as would be able to waive a comparable event of default under the LB-UBS 2005-C5 Pooling and
Servicing Agreement. If an event of default on the part of the MSCI FB 2005-1
Master Servicer or the MSCI FB 2005-1 Special Servicer is not waived or cured, then the LB-UBS 2005-C5 Trustee may (or, at the direction of the LB-UBS 2005-C5 controlling class representative or the holders of LB-UBS 2005-C5 certificates entitled to at least 25% of the LB-UBS 2005-C5 voting rights, will be required
to) seek termination of the defaulting party under the MSCI FB 2005-1 Pooling and Servicing Agreement.

         In addition, the controlling party for the 1345 Avenue of the Americas
Loan Group will have the right to terminate the MSCI FB 2005-1 Special Servicer and designate a successor therefor with respect to that 1345 Avenue of the
Americas Group; provided that, among other things, (i) the applicable rating agency confirms to the MSCI FB 2005-1 Trustee in writing that such replacement, in and of itself, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to any class of MSCI FB 2005-1 certificates, the LB-UBS 2005-C5 certificates or any other certificates issued in connection with a securitization of any of the mortgage loans in the 1345 Avenue of the
Americas Loan Group, and (ii) any expenses incurred by the MSCI FB 2005-1
Trustee or the terminated MSCI FB 2005-1 Special Servicer in connection with the replacement of the MSCI FB 2005-1 Special Servicer are paid by the controlling party for the 1345 Avenue of the Americas Loan Group.

         Priority of Payments: Pursuant to 1345 Avenue of the Americas co-lender agreement, following the allocation of payments to each mortgage loan in the
1345 Avenue of the Americas Loan Group in accordance with the related loan documents, prior to the occurrence of a 1345 Avenue of the Americas Payment
Application Trigger Event, (a) all scheduled monthly payments on the 1345 Avenue of the Americas Loan Group will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
generally in the following manner:

         o    first, pro rata, to the payment of accrued and unpaid interest on the 1345 Avenue of the Americas A Loans, the 1345 Avenue of the
              Americas B Loans and the 1345 Avenue of the Americas C Loans;

         o    second, pro rata, to the 1345 Avenue of the Americas Pari Passu
              Loan and the 1345 Avenue of the Americas 1-A2 Loan, in reduction of their outstanding principal balances until reduced to zero;

         o    third, pro rata, to the 1345 Avenue of the Americas 1-A3 Loan and the 1345 Avenue of the Americas 1-A4 Loan and the 1345 Avenue of
              the Americas 2 Loan Component A, in reduction of their outstanding principal balances until reduced to zero;

                                     S-129

         o    fourth, pro rata, to the 1345 Avenue of the Americas B Loans, in reduction of their outstanding principal balances until reduced to zero;

         o    fifth, pro rata, to the 1345 Avenue of the Americas C Loans, in reduction of their outstanding principal balances until reduced to zero;

and (b) any principal payments relating to any casualty or condemnation proceeds received will be applied in the following priority:

         o    first, pro rata, to the 1345 Avenue of the Americas A Loans, in reduction of their outstanding principal balances until reduced to zero;

         o    second, pro rata, to the 1345 Avenue of the Americas B Loans, in reduction of their outstanding principal balances until reduced to zero;

         o    third, pro rata, to the 1345 Avenue of the Americas C Loans, in reduction of their outstanding principal balances until reduced to zero.

         Pursuant to the terms of the 1345 Avenue of the Americas co-lender agreement, following the occurrence of a 1345 Avenue of the Americas Payment
Application Trigger Event (and for so long as the default giving rise to the event is continuing), but prior to a final recovery determination, all amounts received with respect to the 1345 Avenue of the Americas Loan Group (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) will be applied in the following priority:

         o    first, to the payment of accrued and unpaid net interest, pro rata, on the 1345 Avenue of the Americas A Loans;

         o    second, to the extent of any principal collections received in respect of the 1345 Avenue of the Americas Loan Group (after allocating all loan collections to interest on the 1345 Avenue of the Americas A Loans and the 1345 Avenue of the Americas B Loans,
              but not the 1345 Avenue of the Americas C Loans) in reduction of the outstanding principal balances of the 1345 Avenue of the
              Americas A Loans, pro rata, until each is reduced to zero;

         o    third, to the payment of accrued and unpaid net interest on the
              1345 Avenue of the Americas B Loans;

         o    fourth, to the extent of any principal collections received in respect of the 1345 Avenue of the Americas Loan Group remaining after application pursuant to the immediately preceding second bullet point, to the reduction of the outstanding principal balances of 1345 Avenue of the Americas B Loans, pro rata, until each is reduced to zero;

         o    fifth, to repay to the holder of the 1345 Avenue of the Americas C
              Loans any cure payments made by such holders;

         o    sixth, to the payment of accrued and unpaid net interest, pro rata, on the 1345 Avenue of the Americas C Loans;

         o    seventh, to the reduction of the outstanding principal balances of
              1345 Avenue of the Americas C Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

         o    eighth, to the payment to the 1345 Avenue of the Americas A Loans, the 1345 Avenue of the Americas B Loans and the 1345 Avenue of the
              Americas C Loans, in that order, any prepayment consideration then due and payable under the related loan documents;

                                     S-130

         o    ninth, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas A Loans to be applied as provided in the MSCI FB 2005-1 Pooling and Servicing Agreement;

         o    tenth, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas B Loans to be applied as provided in the MSCI FB 2005-1 Pooling and Servicing Agreement;

         o    eleventh, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas C Loans to be applied as provided in the MSCI FB 2005-1 Pooling and Servicing Agreement;

         o    twelfth, to the extent of any remaining amounts, to the 1345
              Avenue of the Americas Mortgage Loan and the 1345 Avenue of the
              Americas Non-Trust Loans, pro rata, in accordance with their initial principal amounts.

         Pursuant to the terms of the 1345 Avenue of the Americas co-lender agreement, upon a final recovery determination, all amounts received with respect to 1345 Avenue of the Americas Loan Group (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
will be applied in the following priority:

         o    first, to the payment of accrued and unpaid interest on the 1345
              Avenue of the Americas A Loans, pro rata, in accordance with the interest accrued thereon;

         o    second, to the reduction of the outstanding principal balances of the 1345 Avenue of the Americas A Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

         o    third, to the payment of accrued and unpaid interest on the 1345
              Avenue of the Americas B Loans, pro rata, in accordance with the interest accrued thereon;

         o    fourth, to the reduction of the outstanding principal balances of the 1345 Avenue of the Americas B Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

         o    fifth, to repay to the holders of the 1345 Avenue of the Americas
              C Loans any cure payments made by it;

         o    sixth, to the payment of accrued and unpaid interest on the 1345
              Avenue of the Americas C Loans, pro rata, in accordance with the interest accrued thereon;

         o    seventh, to the reduction of the outstanding principal balances of the 1345 Avenue of the Americas C Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

         o    eighth, to the payment to the 1345 Avenue of the Americas A Loans,
              1345 Avenue of the Americas B Loans and the 1345 Avenue of the
              Americas C Loans, in that order, any prepayment consideration then due and payable under the related loan documents;

         o    ninth, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas A Loans to be applied as provided in the MSCI FB 2005-1 Pooling and Servicing Agreement;

                                     S-131

         o    tenth, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas B Loans to be applied as provided in the MSCI FB 2005-1 Pooling and Servicing Agreement;

         o    eleventh, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas C Loans to be applied as provided in the MSCI FB 2005-1 Pooling and Servicing Agreement;

         o    twelfth, to the extent of any remaining amounts, to the 1345
              Avenue of the Americas Mortgage Loan and the 1345 Avenue of the
              Americas Non-Trust Loans, pro rata, in accordance with their initial principal amounts.

         In the event that the 1345 Avenue of the Americas Loan Group is prepaid in full after the conclusion of its lockout period, all amounts received will be applied in the same order of priority as in the immediately preceding bullet points one through seven.

THE 200 MADISON AVENUE LOAN GROUP

         Mortgage Loan No. 12 (the "200 Madison Avenue Pari Passu Loan"), which has an outstanding principal balance as of the Cut-off Date of $45,000,000, representing 2.2% of the Initial Pool Balance, is secured by the same mortgaged property on a pari passu basis with another note (the "200 Madison Avenue
Companion Loan"), which is not included in the trust and has an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000. The 200
Madison Avenue Pari Passu Loan and the 200 Madison Avenue Companion Loan have the same borrower and are all secured by the same mortgage instrument encumbering the 200 Madison Avenue mortgaged property. The interest rate and maturity date of the 200 Madison Avenue Companion Loan are identical to those of the 200 Madison Avenue Pari Passu Loan. Payments from the borrower under the 200
Madison Avenue Loan Group will be applied on a pari passu basis to the 200
Madison Avenue Pari Passu Loan and the 200 Madison Avenue Companion Loan. The
200 Madison Avenue Pari Passu Loan and the 200 Madison Avenue Companion Loan are
collectively referred to herein as the "200 Madison Avenue Loan Group."

         A co-lender agreement (the "200 Madison Avenue Co-Lender Agreement")
governs the respective rights and powers of the noteholders of the 200 Madison
Avenue Loan Group. The 200 Madison Avenue Co-Lender Agreement provides, in general, that:

         o    the 200 Madison Avenue Pari Passu Loan and the 200 Madison Avenue
              Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any of the others; and

         o    the GSMSC 2005-GG4 Pooling and Servicing Agreement will govern the servicing and administration of the 200 Madison Avenue Pari Passu
              Loan and the 200 Madison Avenue Companion Loan.

         All decisions, consents, waivers, approvals and other actions on the part of the holder of the 200 Madison Avenue Pari Passu Loan and the 200 Madison
Avenue Companion Loan will be effected in accordance with the GSMSC 2005-GG4
Pooling and Servicing Agreement.

THE PARK AVENUE PLAZA LOAN GROUP

         Mortgage Loan No. 38 (the "Park Avenue Plaza Pari Passu Loan" ), which had an outstanding principal balance as of the Cut-off Date of $19,350,000, representing 0.9% of the Initial Pool Balance, is secured by the same mortgaged property on a pari passu basis with other notes (the "Park Avenue Plaza
Companion Loans"), and on a subordinated basis with other notes (the "Park
Avenue Plaza B Loans"), none of which are included in the trust.

         The Park Avenue Plaza Loan Group is comprised of seven (7) mortgage loans that include: (a) the Park Avenue Plaza Pari Passu Loan; (b) the Park
Avenue Plaza 1-A2 Loan; (c) the Park Avenue Plaza 1-A3 Loan; (d) the

                                     S-132

Park Avenue Plaza 1-A4 Loan; (e) the Park Avenue Plaza 1-B1 Loan; (f) the Park
Avenue Plaza 1-B2 Loan; and (g) the Park Avenue Plaza 2 Loan, respectively. The
Park Avenue Plaza 2 Loan is divided into two components, the Park Avenue Plaza 2
Loan Component A and the Park Avenue Plaza 2 Loan Component B. The Park Avenue
Plaza A Loans consist of the Park Avenue Plaza Pari Passu Loan, the Park Avenue
Plaza 1-A2 Loan, the Park Avenue Plaza 1-A3 Loan, the Park Avenue Plaza 1-A4
Loan and the Park Avenue Plaza 2 Loan Component A. The Park Avenue Plaza B Loans
consist of the Park Avenue Plaza 1-B1 Loan, the Park Avenue Plaza 1-B2 Loan and
the Park Avenue Plaza 2 Loan Component B. The Park Avenue Plaza B Loans are
subordinate to the Park Avenue Plaza A Loans.

         The Park Avenue Plaza 1-A3 Loan and the Park Avenue Plaza 1-A4 Loan,
each with an original principal balance of $55,494,045, and the Park Avenue
Plaza 1-B1 Loan and the Park Avenue Plaza 1-B2 Loan, each with an original principal balance of $655,955, are currently included in the securitization known as the MSCI FB 2005-1. The Park Avenue Plaza 1-A2 Loan, with an original principal balance of $19,350,000, is currently included in the securitization known as the LB-UBS 2005-C5. The Park Avenue Plaza Pari Passu Loan, the Park
Avenue Plaza Companion Loans and the Park Avenue Plaza B Loans have the same borrower and are all secured by the same mortgage instrument encumbering the same mortgaged property. The Park Avenue Plaza Companion Loans and the Park
Avenue Plaza B Loans are not assets of the trust. The Park Avenue Plaza Pari
Passu Loan also has related mezzanine financing in the original principal amount of $85,000,000, which is not an asset of the trust.

         The Park Avenue Plaza Loan Group is currently being serviced and administered under the MSCI FB 2005-1 Pooling and Servicing Agreement, which provides for servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

         The holders of the Park Avenue Plaza Pari Passu Loan, the Park Avenue
Plaza Companion Loans and the Park Avenue Plaza B Loans entered into a co-lender agreement. That co-lender agreement provides, among other things, for the following:

         Consent Rights: The controlling party for the Park Avenue Plaza Loan
Group will have the ability to advise and direct the MSCI FB 2005-1 Master
Servicer and/or the MSCI FB 2005-1 Special Servicer with respect to certain specified servicing actions under the MSCI FB 2005-1 Pooling and Servicing
Agreement regarding the Park Avenue Plaza Loan Group, including those involving foreclosure or material modification of the Park Avenue Plaza Loan Group. As of any date of determination, the controlling party for the Park Avenue Plaza Loan
Group will be the MSCI FB 2005-1 Directing Certificateholders. Notwithstanding
the foregoing, if the controlling party for the Park Avenue Plaza Loan Group has not, within the requisite time period, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the
MSCI FB 2005-1 Special Servicer or MSCI FB 2005-1 Master Servicer, as
applicable, will implement such servicing action that it deems to be in accordance with the MSCI FB 2005-1 servicing standards, and the decision of such
MSCI FB 2005-1 Special Servicer or MSCI FB 2005-1 Master Servicer, as
applicable, will be binding on all such parties, subject to the conditions described under the MSCI FB 2005-1 Pooling and Servicing Agreement.

         Consultation Rights: The holder of the loans in the Park Avenue Plaza
Loan Group that is not, or is not represented by, the controlling party for the
Park Avenue Plaza Loan Group will have the ability to consult (which consultation will be nonbinding) with the controlling party for the Park Avenue
Plaza Loan Group, the MSCI FB 2005-1 Master Servicer and/or the MSCI FB 2005-1
Special Servicer with respect to certain specified servicing actions under the
MSCI FB 2005-1 Pooling and Servicing Agreement regarding the Park Avenue Plaza
Loan Group, including those involving foreclosure or material modification of the Park Avenue Plaza Loan Group.

         Purchase Option: If the Park Avenue Plaza Loan Group is specially serviced and is in monetary default under the terms of the related loan agreement or is in non-monetary default in a manner that has caused a class interest shortfall or realized loss to occur, in either case, beyond any applicable cure period, the holder of a majority of the Park Avenue Plaza B
Loans, has the option to purchase the Park Avenue Plaza A Loans at a price generally equal to the aggregate unpaid principal balance of the Park Avenue
Plaza A Loans, together with all accrued unpaid interest on those loans (other than default interest), and any servicing compensation, advances and interest on advances payable or reimbursable.

                                     S-133

         Replacement of Master Servicer and Special Servicer: If any event of default with respect to the MSCI FB 2005-1 Master Servicer or the MSCI FB 2005-1
Special Servicer exists under the MSCI FB 2005-1 Pooling and Servicing
Agreement, then (unless such default by the MSCI FB 2005-1 Master Servicer is waived by holders of MSCI FB 2005-1 certificates evidencing not less than
66-2/3% of the aggregate voting rights of all MSCI FB 2005-1 certificates and the other holders of the mortgage loans in accordance with the terms of the MSCI
FB 2005-1 Pooling and Servicing Agreement or, with respect to defaults by the
MSCI FB 2005-1 Master Servicer consisting of the failure to distribute any principal of or interest on, or other amounts due under, the Park Avenue Plaza
Loan Group or the failure of the MSCI FB 2005-1 Master Servicer to make any advance, 100% of the aggregate voting rights of all MSCI FB 2005-1 certificates and the other holders of the mortgage loans), the holders of at least 51% of the aggregate voting rights of the MSCI FB 2005-1 certificates or the other holders of the Park Avenue Plaza Loan Group may each direct the MSCI FB 2005-1 Trustee to terminate the MSCI FB 2005-1 Master Servicer or the MSCI FB 2005-1 Special
Servicer, as applicable, in accordance with the provisions of the MSCI FB 2005-1
Pooling and Servicing Agreement, and the MSCI FB 2005-1 Trustee will be required to serve as or appoint a successor MSCI FB 2005-1 Master Servicer or MSCI FB
2005-1 Special Servicer, as applicable, as provided in the MSCI FB 2005-1
Pooling and Servicing Agreement. The LB-UBS 2005-C5 Trustee may, on behalf of the LB-UBS 2005-C5 certificateholders, waive an event of default on the part of the MSCI FB 2005-1 Master Servicer or the MSCI FB 2005-1 Special Servicer only if so directed by such LB-UBS 2005-C5 certificateholders as would be able to waive a comparable event of default under the LB-UBS 2005-C5 Pooling and
Servicing Agreement. If an event of default on the part of the MSCI FB 2005-1
Master Servicer or the MSCI FB 2005-1 Special Servicer is not waived or cured, then the LB-UBS 2005-C5 Trustee may (or, at the direction of the LB-UBS 2005-C5 controlling class representative or the holders of LB-UBS 2005-C5 certificates entitled to at least 25% of the LB-UBS 2005-C5 voting rights, will be required
to) seek termination of the defaulting party under the MSCI FB 2005-1 Pooling and Servicing Agreement.

         In addition, the controlling party for the Park Avenue Plaza Loan Group will have the right to terminate the MSCI FB 2005-1 Special Servicer and designate a successor therefor with respect to the Park Avenue Plaza Loan Group;
provided that, among other things, (i) the applicable rating agency confirms to the MSCI FB 2005-1 Trustee in writing that such replacement, in and of itself, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to any class of MSCI FB 2005-1 certificates, the LB-UBS 2005-C5 certificates or any other certificates issued in connection with a securitization of any of the mortgage loans in the Park Avenue Plaza Loan Group, and (ii) any expenses incurred by the MSCI FB 2005-1 Trustee or the terminated
MSCI FB 2005-1 Special Servicer in connection with the replacement of the MSCI
FB 2005-1 Special Servicer are paid by the controlling party for the Park Avenue
Plaza Loan Group.

         Priority of Payments: Pursuant to the Park Avenue Plaza co-lender agreement, following the allocation of payments to each mortgage loan in the
Park Avenue Plaza Loan Group in accordance with the related loan documents, prior to the occurrence of a Park Avenue Plaza Payment Application Trigger
Event, (a) all scheduled monthly payments on the Park Avenue Plaza Loan Group will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

         o    first, pro rata, to the payment of accrued and unpaid interest on the Park Avenue Plaza A Loans and Park Avenue Plaza B Loans;

         o    second, pro rata, to the Park Avenue Plaza Pari Passu Loan and
              Park Avenue Plaza 1-A2 Loan, in reduction of their outstanding principal balances until reduced to zero;

         o    third, pro rata, to the Park Avenue Plaza 1-A3 Loan and Park
              Avenue Plaza 1-A4 Loan, in reduction of their outstanding
              principal balances until reduced to zero;

         o    fourth, pro rata, to the Park Avenue Plaza B Loans, in reduction of their outstanding principal balances until reduced to zero;

and (b) any principal payments relating to any casualty or condemnation proceeds received will be applied in the following priority:

                                     S-134

         o    first, pro rata, to the Park Avenue Plaza A Loans, in reduction of their outstanding principal balances until reduced to zero;

         o    second, pro rata, to the Park Avenue Plaza B Loans, in reduction of their outstanding principal balances until reduced to zero.

         Pursuant to the terms of the Park Avenue Plaza co-lender agreement, following the occurrence of a Park Avenue Plaza Payment Application Trigger
Event (and for so long as the default giving rise to the event is continuing), but prior to a final recovery determination, all amounts received with respect to the Park Avenue Plaza Loan Group (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) will be applied in the following priority:

         o    first, to the payment of accrued and unpaid net interest, pro rata, on the Park Avenue Plaza A Loans;

         o    second, to the extent of any principal collections received in respect of the Park Avenue Plaza Loan Group (after allocating all loan collections to interest on the Park Avenue Plaza A Loans and the Park Avenue Plaza B Loans) in reduction of the outstanding principal balances of the Park Avenue Plaza A Loans, pro rata, until each is reduced to zero;

         o    third, to the payment of accrued and unpaid net interest on the
              Park Avenue Plaza B Loans, pro rata, in accordance with the interest accrued thereon;

         o    fourth, to the extent of any principal collections received in respect of the Park Avenue Plaza Loan Group remaining after application pursuant to the immediately preceding second bullet point, to the reduction of the outstanding principal balances of
              Park Avenue Plaza B Loans, pro rata, until each is reduced to zero;

         o    fifth, to the payment to the Park Avenue Plaza A Loans and the
              Park Avenue Plaza B Loans, in that order, any prepayment
              consideration then due and payable under the related loan
              documents;

         o    sixth, pro rata to the payment of all penalty charges due with respect to the Park Avenue Plaza A Loans to be applied as provided in the MSCI FB 2005-1 Pooling and Servicing Agreement;

         o    seventh, pro rata to the payment of all penalty charges due with respect to the Park Avenue Plaza B Loans to be applied as provided in the MSCI FB 2005-1 Pooling and Servicing Agreement;

         o    eighth, to the extent of any remaining amounts, to the Park Avenue
              Plaza Mortgage Loan and Park Avenue Plaza 2 Loan, pro rata, in accordance with their initial principal amounts.

         Pursuant to the terms of the Park Avenue Plaza co-lender agreement, upon a final recovery determination, all amounts received with respect to the
Park Avenue Plaza Loan Group (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) will be applied in the following priority:

         o    first, to the payment of accrued and unpaid interest on the Park
              Avenue Plaza A Loans, pro rata, in accordance with the interest accrued thereon;

         o    second, to the reduction of the outstanding principal balances of the Park Avenue Plaza A Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

         o    third, to the payment of accrued and unpaid interest on the Park
              Avenue Plaza B Loans, pro rata, in accordance with the interest accrued thereon;

                                     S-135

         o    fourth, to the reduction of the outstanding principal balances of the Park Avenue Plaza B Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

         o    fifth, to the payment to the Park Avenue Plaza A Loans and Park
              Avenue Plaza B Loans, in that order, any prepayment consideration then due and payable under the related loan documents;

         o    sixth, pro rata to the payment of all penalty charges due with respect to the Park Avenue Plaza A Loans to be applied as provided in the MSCI FB 2005-1 Pooling and Servicing Agreement;

         o    seventh, pro rata to the payment of all penalty charges due with respect to the Park Avenue Plaza B Loans to be applied as provided in the MSCI FB 2005-1 Pooling and Servicing Agreement;

         o    eighth, to the extent of any remaining amounts, to the Park Avenue
              Plaza Mortgage Loan and the Park Avenue Plaza Non-Trust Loans, pro
              rata, in accordance with their initial principal amounts.

         In the event that the Park Avenue Plaza Loan Group is prepaid in full after the conclusion of its lockout period, all amounts received will be applied in the same order of priority as the immediately preceding bullet points one through eight, except that the Park Avenue Plaza Loan Group will not be entitled to any prepayment consideration.

THE PCF A/B MORTGAGE LOANS

         Mortgage Loan No. 62, which had an outstanding principal balance as of the Cut-off Date of $11,250,000 (the "FedEx Miami Mortgage Loan"), represents approximately 0.5% of the Initial Pool Balance. The mortgage on the related mortgaged property also secures one subordinate note with an original principal balance of $500,000 (the "FedEx Miami B Note"). Mortgage Loan No. 31, which had an outstanding principal balance as of the Cut-off Date of approximately
$23,471,972 (the "Saddle Brook Shopping Center Mortgage Loan"), representing approximately 1.1% of the Initial Pool Balance. The mortgage on the related mortgaged property also secures one subordinate note with an original principal balance of $1,500,000 (the "Saddle Brook Shopping Center B Note"). Mortgage Loan
No. 164, which had an outstanding principal balance as of the Cut-off Date of approximately $3,493,287 (the "Tinton Pines Apartments Mortgage Loan"),
representing approximately 0.2% of the Initial Pool Balance. The mortgage on the related mortgaged property also secures one subordinate note with an original principal balance of $500,000 (the "Tinton Pines Apartments B Note"). The Tinton
Pines Apartments Mortgage Loan, the FedEx Miami Mortgage Loan and the Saddle
Brook Shopping Center Mortgage Loan are collectively referred to herein as the
"PCF Mortgage Loans." The Tinton Pines Apartments B Note, the FedEx Miami B Note
and the Saddle Brook Shopping Center B Note are collectively referred to herein as the "PCF B Notes."

         Each of the PCF B Notes initially will be held by Principal Life
Insurance Company, which holder may sell or transfer any of the PCF B Notes at any time subject to compliance with the requirements of the related intercreditor agreement. None of the PCF B Notes are included in the trust but will be serviced pursuant to the Pooling and Servicing Agreement. Each of the
PCF Mortgage Loans together with its respective PCF B Note is referred to herein as a "PCF A/B Mortgage Loan." Each PCF Mortgage Loan and related PCF B Note comprising a PCF A/B Mortgage Loan have the same borrower and the same maturity date.

The PCF Intercreditor Agreement

         The initial holder of each PCF Mortgage Loan and the initial holder of the related PCF B Note have entered into an intercreditor agreement (each a "PCF
Intercreditor Agreement").

Rights of the Holder of the PCF B Note

         Pursuant to the terms of each PCF Intercreditor Agreement, the holder of each PCF B Note has the right to direct the master servicer with respect to various servicing matters (including substitution or release of the related mortgaged property) affecting such PCF A/B Mortgage Loan as described hereunder.
In addition, the holder of each

                                     S-136

PCF B Note has the right (i) to replace the special servicer of the applicable
PCF A/B Mortgage Loan under the conditions described under "Servicing of the
Mortgage Loans--Special Servicer--Termination of the Special Servicer" and (ii)
whether or not a PCF Change of Control Event has occurred, (a) to cure a monetary event of default within 10 days after the later of its receipt of notice of such event of default or the expiration of the applicable notice and grace periods; (b) to cure a non-monetary default, within 30 days following the later of receipt of notice of such event of default or the expiration of the applicable notice and grace periods and (c) to purchase the related PCF Mortgage
Loan (in whole but not in part) if an event of default under the related PCF A/B
Mortgage Loan has occurred and such PCF A/B Mortgage Loan has become specially serviced.

         If a monetary event of default (as to which the holder of any PCF B
Note or its designee is not curing in accordance with the applicable PCF
Intercreditor Agreement) has occurred and is continuing with respect to the related PCF Mortgage Loan, or a material non-monetary event of default (as to which the holder of the related PCF B Note or its designee is not curing in accordance with the applicable PCF Intercreditor Agreement) has occurred and is continuing at a time when the related PCF Mortgage Loan is being specially serviced, then the aggregate amount of all payments and other collections will be applied to pay accrued and unpaid interest and principal and certain other amounts described in the applicable PCF Intercreditor Agreement (until such amounts have been paid in full) payable on the related PCF Mortgage Loan prior to paying interest or principal to the holder of the related PCF B Note. At all other times, amounts received and other collections with respect to the any PCF
A/B Mortgage Loan will be applied to pay accrued and unpaid interest and principal payable on the related PCF Mortgage Loan and the related PCF B Note, as further described in the applicable PCF Intercreditor Agreement.

Certain Rights to Consult with and Direct the Special Servicer

         With respect to each PCF A/B Mortgage Loan, except under the circumstances described below, neither the master servicer nor the special servicer, as applicable, will be permitted to take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing
Agreement, to consent to the master servicer's taking), at any time (whether or not an event of default under such PCF A/B Mortgage Loan documents has occurred)
any of the following actions (but only if the Pooling and Servicing Agreement requires the special servicer to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action), unless the master servicer or special servicer, as applicable, has notified the holder of the related PCF B Note of such proposed action in writing, and such holder has not objected in writing within 5 business days (if such PCF A/B Mortgage Loan is not specially serviced)
or 10 business days (if such PCF A/B Mortgage Loan is specially serviced)
following the holder of the related PCF B Note having been notified and provided with all information that such holder reasonably requests with respect to the proposed action:

         o    any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include
              acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing such PCF A/B
              Mortgage Loan;

         o    any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of such PCF A/B Mortgage Loan (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of such PCF A/B Mortgage
              Loan);

         o    any proposed sale of the related mortgaged property after it becomes REO Property;

         o    any acceptance of a discounted payoff of such PCF A/B Mortgage
              Loan;

         o    any determination to bring the related mortgaged property
              (including if it is an REO Property) into compliance with
              applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

         o    any release of material collateral for such PCF A/B Mortgage Loan
              (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, such PCF A/B Mortgage
              Loan;

                                     S-137

         o    any acceptance of substitute or additional collateral for such PCF
              A/B Mortgage Loan (other than in accordance with the terms of such
              PCF A/B Mortgage Loan);

         o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to such PCF A/B Mortgage Loan or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

         o    any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of such PCF A/B Mortgage Loan, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to such PCF A/B
              Mortgage Loan) from liability under such PCF A/B Mortgage Loan;

         o    any renewal or replacement of the then existing insurance policies with respect to such PCF A/B Mortgage Loan to the extent that such renewal or replacement policy does not comply in all material respects with the terms of the related mortgage loan documents or any waiver, modification or amendment of any material insurance requirements under the related mortgage loan documents, in each case if lender's approval is required under the related mortgage loan documents; and

         o    any adoption or approval of a plan in bankruptcy of the borrower;

provided that, in the event that the master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interests of the certificateholders and the holder of the applicable PCF B Note
(as a collective whole), the master servicer or special servicer, as applicable, may take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing Agreement, may consent to the master servicer's taking) any such action without waiting for the response of such PCF B Note holder.

         Notwithstanding the foregoing, no advice, direction or objection given or made by the holder of any PCF B Note for the related PCF A/B Mortgage Loan may, and the master servicer and the special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

         o    require, cause or permit such servicer to violate applicable law, any provision of the applicable PCF Intercreditor Agreement or the
              Pooling and Servicing Agreement, including that party's obligation to act in accordance with the Servicing Standard; or

         o    result in an adverse tax consequence for the trust fund.

         Furthermore, the master servicer or the special servicer, as applicable will not be obligated to seek approval from the holder of such PCF B Note for any actions to be taken by such servicer with respect to the workout or liquidation of related PCF A/B Mortgage Loan if:

         o    the master servicer or special servicer has, as provided in the second preceding paragraph, notified the holder of such PCF B Note in writing of various actions that the master servicer or special servicer proposes to take with respect to the workout or
              liquidation of such PCF B Note; and

         o    for 90 days following the first such notice, the holder of such
              PCF B Note has objected to all of those proposed actions and has failed to suggest any alternative actions that the master servicer or special servicer considers to be consistent with the Servicing
              Standard.

         Notwithstanding the foregoing, the holder of such PCF B Note will not have the rights otherwise described above for so long as a PCF Change of Control
Event exists with respect to the related PCF A/B Mortgage Loan.

                                     S-138

Cure Rights of the Holder of the PCF B Notes

         In addition, the holder of each PCF B Note will be entitled (subject to certain terms and conditions set forth in the applicable PCF Intercreditor
Agreement) to cure monetary events of default under the related PCF A/B Mortgage
Loan, in which case the special servicer will refrain from taking any action against the related borrower, any related guarantor or any related mortgaged property. The holder of such PCF B Note may exercise such right to cure within
10 days after the later of receipt of notice or the expiration of the grace period. Notwithstanding the foregoing, the holder of such PCF B Note will not be required to pay or reimburse any person amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent such PCF A/B Mortgage Loan is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the applicable PCF Intercreditor Agreement is made, or a non-monetary default exists for which the holder of such PCF B Note (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of the applicable PCF Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the master servicer or special servicer; but such limitation will not prevent the master servicer or special servicer from collecting default interest or late charges. Notwithstanding the foregoing, the holder of such B
Note is entitled to (i) no more than 4 consecutive cure events, (ii) no more than 6 cure events, whether or not consecutive, in any 12 month period and (iii)
no more than 9 cure events over the life of the related PCF Mortgage Loan.

Purchase Option

     The holder of each PCF B Note will also have the option to purchase the related PCF Mortgage Loan if an event of default under the related PCF A/B
Mortgage Loan occurs and such PCF A/B Mortgage Loan becomes specially serviced.
If and for so long as such PCF A/B Mortgage Loan remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the holder of such PCF B
Note losing its control rights under the applicable PCF Intercreditor Agreement
(provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action by the special servicer, the holder of such PCF B
Note may, at its option, purchase or designate another person to purchase the related PCF Mortgage Loan at the purchase price set forth in, and in accordance with the requirements of, the applicable PCF Intercreditor Agreement, which such purchase price is generally equal to a par purchase price. No workout fee, liquidation fee or similar fee payable to the master servicer or special servicer for the related PCF A/B Mortgage Loan will be payable by the holder of such PCF B Note if (i) the Pooling and Servicing Agreement does not expressly provide for payment of such liquidation fees by the holder of such PCF B Note or
(ii) with respect to any liquidation fee which is expressly required to be paid under the Pooling and Servicing Agreement in connection with such purchase by the holder of such PCF B Note, the related PCF Mortgage Loan is purchased within
90 days of the later of the transfer of the related PCF A/B Mortgage Loan to the special servicer and the receipt by the holder of such PCF B Note of written notice from the special servicer that such transfer has taken place.
Furthermore, the holder of such PCF B Note will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price. The foregoing purchase rights of the holder of such PCF B Note do not apply to any REO
Property related to the applicable PCF A/B Mortgage Loan and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property.

     The initial holder of each PCF B Note will be Principal Life Insurance
Company or an affiliate thereof. Principal Life Insurance Company is an affiliate of the related mortgage loan seller and related primary servicer for the PCF A/B Mortgage Loans.

     Each holder of a PCF B Note may have relationships and interests that conflict with those of the series 2005-TOP20 certificateholders. Each such holder of the PCF B Note has no obligations to the series 2005-TOP20 certificateholders and may act solely in its own interests. No series 2005-TOP20 certificateholder may take any action against the holder of any PCF B Note for acting solely in its own interests.

                                     S-139

     When reviewing the rest of this "Servicing of the Mortgage Loans" section under this prospectus supplement, it is important that you consider the effects that the rights and powers of the holder of each PCF B Note discussed above could have on the actions of the master servicer or special servicer.

THE HINCKLEY PORTFOLIO LOAN GROUP

         Mortgage Loan No. 43-47 (the "Hinckley Portfolio Pari Passu Loan"),
which has an outstanding principal balance as of the Cut-off Date of approximately $17,358,070, representing 0.8% of the Initial Pool Balance, is secured by the same mortgaged property on a pari passu basis with another note
(the "Hinckley Portfolio Companion Loan"), which is not included in the trust and has an aggregate outstanding principal balance as of the Cut-off Date of
$17,358,070. The Hinckley Portfolio Pari Passu Loan and the Hinckley Portfolio
Companion Loan have the same borrower and are all secured by the same mortgage instrument encumbering the Hinckley Portfolio mortgaged property. The interest rate and maturity date of the Hinckley Portfolio Companion Loan are identical to those of the Hinckley Portfolio Pari Passu Loan. Payments from the borrower under the Hinckley Portfolio Loan Group will be applied on a pari passu basis to the Hinckley Portfolio Pari Passu Loan and the Hinckley Portfolio Companion
Loan. The Hinckley Portfolio Pari Passu Loan and the Hinckley Portfolio
Companion Loan are collectively referred to herein as the "Hinckley Portfolio
Loan Group."

         Only the Hinckley Portfolio Pari Passu Loan is included in the trust.
The Hinckley Portfolio Companion Loan is included in a securitization known as the Morgan Stanley Capital I Trust 2005-TOP19 ("MSCI 2005-TOP19")
securitization. The Hinckley Portfolio Pari Passu Loan and the Hinckley
Portfolio Companion Loan are being serviced pursuant to the MSCI 2005-TOP19
Pooling and Servicing Agreement. For purposes of the information presented in this prospectus supplement with respect to the Hinckley Portfolio Pari Passu
Loan, the DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF reflect the aggregate indebtedness evidenced by the Hinckley Portfolio Pari Passu Loan and the Hinckley Portfolio Companion Loan.

         General. The Hinckley Portfolio Loan Group is being serviced under the
MSCI 2005-TOP19 Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Hinckley
Portfolio Pari Passu Loan or the Hinckley Portfolio Companion Loan will be effected in accordance with the MSCI 2005-TOP19 Pooling and Servicing Agreement)
and therefore the MSCI 2005-TOP19 Master Servicer will make servicing advances
(and if it fails to make such advances, the MSCI 2005-TOP19 Trustee or the MSCI
2005-TOP19 Fiscal Agent will be required to make such servicing advances) and remit collections on the Hinckley Portfolio Pari Passu Loan to or on behalf of the trust, but will not make advances with respect to monthly P&I payments on the Hinckley Portfolio Pari Passu Loan. The master servicer will be required to make advances with respect to monthly P&I payments on the Hinckley Portfolio
Pari Passu Loan, unless it has determined that such advance would not be recoverable from collections on the Hinckley Portfolio Pari Passu Loan. If the
MSCI 2005-TOP19 Master Servicer notifies the master servicer that any proposed advance of scheduled principal and interest payments on the Hinckley Portfolio
Companion Loan would be or is nonrecoverable, then the master servicer will not be permitted to make any additional P&I Advances with respect to the Hinckley
Portfolio Pari Passu Loan, unless the master servicer has consulted with the
MSCI 2005-TOP19 Master Servicer relating to the Hinckley Portfolio Companion
Loan and they agree that circumstances with respect to such loans have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. The MSCI 2005-TOP19 Pooling and Servicing
Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the
MSCI 2005-TOP19 Pooling and Servicing Agreement are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

         The holders of the Hinckley Portfolio Pari Passu Loan and the Hinckley
Portfolio Companion Loan entered into an intercreditor agreement. The intercreditor agreement between the holders of the Hinckley Portfolio Pari Passu
Loan and the holders of the Hinckley Portfolio Companion Loan provides that for so long as the Hinckley Portfolio Pari Passu Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, is obligated to administer the Hinckley Portfolio Pari Passu Loan consistently with the terms of the related intercreditor agreement and the MSCI
2005-TOP19 Pooling and Servicing Agreement. The MSCI 2005-TOP19 Special Servicer
is required to give the holders of the Hinckley Portfolio Pari Passu Loan or their representatives prompt notice of any determination by the special servicer to take certain specified actions.

                                     S-140

However, the MSCI 2005-TOP19 Special Servicer will not be obligated to act upon the direction, advice or objection of the holders of the Hinckley Portfolio Pari
Passu Loan, or its representative, in connection with any such proposed action.

         Except under the circumstances described below in this section, the
MSCI 2005-TOP19 Master Servicer or the MSCI 2005-TOP19 Special Servicer, as the
case may be, will be required to obtain the vote of the holders of a majority in aggregate principal amount of the Hinckley Portfolio Pari Passu Loan and the
Hinckley Portfolio Companion Loan prior to taking any of the following actions:

         o    any modification or waiver that would result in the extension of the maturity date, a reduction in the interest rate or the monthly debt service payment or a deferral or a forgiveness of interest on or principal or any other monetary term relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the loan documents or a modification or waiver of any provision covering additional indebtedness or transferring any related mortgaged property or any interest therein;

         o    any modification of, or waiver with respect to, the Hinckley
              Portfolio Loan Group or any loan therein that would result in a discounted pay-off of that loan;

         o    any foreclosure or comparable conversion of ownership of any related mortgaged property or any acquisition of any related mortgaged property by deed-in-lieu of foreclosure;

         o    any proposed sale of a related REO Property for less than the amount approximately equal to the purchase price;

         o    any determination to bring a related mortgaged property into compliance with applicable environmental laws;

         o    any acceptance of substitute or additional collateral;

         o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

         o    any release of the borrower, any guarantor or other obligor from liability with respect to the Hinckley Portfolio Loan Group or any loan therein;

         o    any approval of additional indebtedness secured by any related mortgaged property, to the extent the lender's approval is required under the mortgage loan documents; or

         o    any renewal or replacement of the then existing insurance
              policies, to the extent the lender's approval is required under the loan documents, or certain waivers, modification or amendments of any insurance requirements under the mortgage loan documents;

provided, however, that if such majority cannot agree on a course of action within 45 days, then the controlling class representative may direct the master servicer or special servicer to take such action as satisfies the requirements of the MSCI 2005-TOP19 Pooling and Servicing Agreement, including the servicing standard thereunder.

         Sale of Defaulted Mortgage Loan. Under the MSCI 2005-TOP19 Pooling and
Servicing Agreement, if the Hinckley Portfolio Companion Loan is subject to a fair value purchase option, the option holder under the MSCI 2005-TOP19 Pooling and Servicing Agreement will have an option to purchase the Hinckley Portfolio
Pari Passu Loan, at the purchase price determined by the MSCI 2005-TOP19 Special
Servicer under the MSCI 2005-TOP19 Pooling and Servicing Agreement.

         Termination of the Master Servicer or Special Servicer Generally. If an
event of default under the MSCI 2005-TOP19 Pooling and Servicing Agreement occurs, is continuing and has not been remedied, the MSCI 2005-TOP19 Depositor or the MSCI 2005-TOP19 Trustee may, and upon written direction from the holders of at least 25% of all of the certificates issued pursuant to the MSCI
2005-TOP19 Pooling and Servicing Agreement shall or, to

                                     S-141

the extent that it is affected by such event of default, a holder of the
Hinckley Portfolio Pari Passu Loan may, under certain conditions, terminate the
MSCI 2005-TOP19 Master Servicer or the MSCI 2005-TOP19 Special Servicer with respect to the Hinckley Portfolio Loan Group, as applicable, if such party is the defaulting party.

         In addition to the provisions set forth above, the MSCI 2005-TOP19
Pooling and Servicing Agreement provides that if, with respect to a particular matter, a rating agency confirmation is required that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned to any class of certificates issued pursuant to the MSCI
2005-TOP19 Pooling and Servicing Agreement, then with respect to any matter affecting any Serviced Companion Mortgage Loan (as such term is defined in the
MSCI 2005-TOP19 Pooling and Servicing Agreement, which would include the
Hinckley Portfolio Pari Passu Loan), such confirmation shall also be required from the nationally recognized statistical rating organizations then rating the securities representing an interest in such loan and such rating organizations'
respective ratings of such securities.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

         Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is also the paying agent and certificate registrar.

         Wells Fargo's principal servicing offices are located at 45 Fremont
Street, 2nd Floor, San Francisco, California 94105.

         As of August 31, 2005, Wells Fargo was responsible for servicing approximately 8,411 commercial and multifamily mortgage loans, totaling approximately $66.9 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         Wells Fargo & Company is the holding company for Wells Fargo. Wells
Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

         ARCap Servicing, Inc., a Delaware corporation, will be responsible for servicing the Specially Serviced Mortgage Loans. The special servicer is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and the entity which is anticipated to be the initial Operating Adviser. The special servicer's principal place of business is 5605 N. MacArthur Blvd., Suite 950,
Dallas, Texas 75038. As of August 31, 2005, ARCap Servicing, Inc. was named the special servicer on 49 CMBS transactions encompassing 7,256 loans with a legal balance of $50.5 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the
United States, Canada and Puerto Rico.

         The information presented herein concerning ARCap Servicing, Inc. has been provided by ARCap Servicing, Inc. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

                                     S-142

THE MASTER SERVICER

Master Servicer Compensation

         The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary
Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the
Pooling and Servicing Agreement.

         The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

         In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the
Master Servicing Fee as compensation.

EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the
Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of the Primary Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

         The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above. If (i) any Event of Default on the part of the master servicer occurs that affects a Serviced Companion Mortgage Loan or
(ii) any Serviced Companion Mortgage Loan is included in a securitization that is rated by Fitch and the trustee receives notice from Fitch that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that Serviced Companion
Mortgage Loan or the master servicer has been downgraded below a specified rating level by Fitch, and in either case, the master servicer is not

                                     S-143

otherwise terminated, then, at the request of the holder of such affected
Serviced Companion Mortgage Loan, the trustee shall require the master servicer to appoint a sub-servicer with respect to the related mortgage loan.

         Upon termination of the master servicer under the Pooling and Servicing
Agreement, all authority, power and rights of the master servicer under the
Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

         However, if the master servicer is terminated solely due to an Event of
Default described in the eighth, ninth or tenth bullet of the definition of
Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing
Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and
Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

         The special servicer will oversee the resolution of Specially Serviced
Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

Special Servicer Compensation

         The special servicer will be entitled to receive:

         o    a Special Servicing Fee;

         o    a Workout Fee; and

         o    a Liquidation Fee.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage
Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

                                     S-144

         The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for
REO Property collections, and other charges specified in the Pooling and
Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the
Workout Fee will be obligations of the trust and will represent Expense Losses.
The Special Servicer Compensation will be payable in addition to the Master
Servicing Fee payable to the master servicer.

         In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

         As described in this prospectus supplement under "--The Operating
Adviser and the Lakeforest Mall Loan Operating Adviser," the Operating Adviser
(or with respect to the Lakeforest Mall Loan, the Lakeforest Mall Loan Operating
Adviser) will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

         If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

         The trustee may terminate the special servicer upon a Special Servicer
Event of Default. However, if the special servicer is terminated solely due to a
Special Servicer Event of Default described in the eighth, ninth or tenth bullet of the definition of Special Servicer Event of Default, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and
Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to obtain the prior written consent of the Operating
Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the Pooling and
Servicing Agreement.

         The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above. If (i)
any Event of Default on the part of the Special Servicer occurs that affects a
Serviced Companion Mortgage Loan or (ii) any Serviced Companion Mortgage Loan is
included in a securitization that is rated by Fitch and the Trustee receives notice from Fitch that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that
Serviced Companion Mortgage Loan, and in either case, the Special Servicer is not otherwise terminated, then, subject to the applicable consultation rights of any particular related Serviced Companion Mortgage Loan under its related intercreditor agreement, the Operating Adviser shall appoint (or, in the event of the failure of the Operating Adviser to appoint, the trustee will appoint) a replacement special servicer with respect to the related Loan Pair.

                                     S-145

         Notwithstanding anything to the contrary contained herein, with respect to each PCF A/B Mortgage Loan, to the extent that no PCF B Note Change of
Control Event exists, the holder of the applicable PCF B Note or its designee has and shall have the right to appoint and replace the special servicer for the related PCF A/B Mortgage Loans with a qualified special servicer, provided, however, that such holder or its designee shall only have the right to terminate the special servicer if such special servicer no longer meets the eligibility criteria for a special servicer as set forth in the Pooling and Servicing
Agreement or in the event that neither the special servicer nor an affiliate thereof holds a majority of the Controlling Class.

         In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER AND THE LAKEFOREST MALL LOAN OPERATING ADVISER

         An Operating Adviser (and with respect to the Lakeforest Mall Loan, the
Lakeforest Mall Loan Operating Adviser) appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser
(and with respect to the Lakeforest Mall Loan, the Lakeforest Mall Loan
Operating Adviser) has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced
Mortgage Loans and (ii) within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser (and with respect to the Lakeforest Mall Loan, the Lakeforest Mall Loan Operating Adviser) of, among other things:

         o    any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original maturity date;

         o    any foreclosure or comparable conversion of the ownership of a mortgaged property;

         o    any proposed sale of a defaulted mortgage loan or A/B Mortgage
              Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination";

         o    any determination to bring an REO Property into compliance with applicable environmental laws;

         o    any release of or acceptance of substitute or additional
              collateral for a mortgage loan or A/B Mortgage Loan;

         o    any acceptance of a discounted payoff;

         o    any waiver or consent to a waiver of a "due-on-sale" or
              "due-on-encumbrance" clause;

         o    any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan or A/B
              Mortgage Loan;

         o    any release of collateral for a Specially Serviced Mortgage Loan or A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

         o    any franchise changes or management company changes to which the special servicer is required to consent;

         o    certain releases of any escrow accounts, reserve accounts or letters of credit;

                                     S-146

         o    any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B
              Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance;

         o    with respect to the Lakeforest Mall Loan, any acceptance of a discounted payoff of the Lakeforest Mall Loan;

         o    with respect to the Lakeforest Mall Loan, any renewal or
              replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

         o    with respect to the Lakeforest Mall Loan, any approval of a material capital expenditure;

         o    with respect to the Lakeforest Mall Loan, any replacement of the property manager; and

         o    with respect to the Lakeforest Mall Loan, any adoption or approval of a plan in bankruptcy of the related borrower.

         In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser and the Lakeforest Mall Loan Operating Adviser
shall be responsible for their own expenses.

         Except as may be described in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

         Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

         o    reduce the amounts owing under any Specially Serviced Mortgage
              Loan by forgiving principal, accrued interest and/or any
              Prepayment Premium or Yield Maintenance Charge;

                                     S-147

         o    reduce the amount of the Scheduled Payment on any Specially
              Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

         o    forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

         o    extend the maturity date of any Specially Serviced Mortgage Loan;
              and/or

         o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, equal to or increase the recovery to
Certificateholders and the holders of such Serviced Companion Mortgage Loan or B
Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

         In no event, however, will the special servicer be permitted to:

         o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
              Distribution Date; or

         o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced
              Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

         Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Expenses"
in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

         The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

         The Pooling and Servicing Agreement grants to (a) the holder of each
PCF B Note, solely with respect to the related PCF A/B Mortgage Loan, (b) the holder of the certificates representing the greatest percentage interest in the
Controlling Class, (c) the special servicer, and (d) any seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National
Association), in that order, an option (the "Option") to purchase from the trust
(in the case of the Lakeforest Mall Loan, subject to the purchase right of the
Lakeforest Mall Loan Operating Adviser to purchase the Lakeforest Mall Loan) any defaulted mortgage loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a
defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the

                                     S-148

special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

         The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

FORECLOSURES

         The special servicer may at any time, with notification to and consent of the Operating Adviser (and with respect to the Lakeforest Mall Loan, the
Lakeforest Mall Loan Operating Adviser) (or a B Note designee, if applicable)
and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the
Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

         If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent

                                     S-149

contractor on a mortgaged property owned by REMIC I, such as a hotel business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate --
currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates.
Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of
REO Taxes in connection with the operation of commercial REO Properties by
REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Material Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

         o    the making of proper elections;

         o    the accuracy of all representations made with respect to the mortgage loans;

         o    ongoing compliance with all provisions of the Pooling and
              Servicing Agreement and other related documents and no amendments to them;

         o    ongoing compliance with any Non-Serviced Mortgage Loan Pooling and
              Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

         o    ongoing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury
              Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the REMIC Regular Certificates (other than the beneficial interest of the Class
Q Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest
Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) the Class Q Certificates will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor
Trust.

         The offered certificates will be REMIC Regular Certificates issued by
REMIC III. See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular

                                     S-150

Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

         Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

         The offered certificates will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" in the
prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         We anticipate that the offered certificates will be issued at a premium for federal income tax purposes. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such
Certificateholder.

         Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Premium" in the prospectus.

         The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see
"Yield, Prepayment and Maturity Considerations" in this prospectus supplement.
However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

         Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as
described under "Description of the Offered Certificates--Distributions--
Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code

                                     S-151

when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing
Agreement, rather than including projected Prepayment Premiums or Yield
Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield
Maintenance Charges are treated as ordinary income rather than capital gain.
However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

         Under certain circumstances, as described under the headings "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for
Certificates as to Which No REMIC Election is Made--Reporting Requirements and
Backup Withholding" and "Material Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Taxation of Foreign Investors" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Material Federal
Income Tax Consequences" and "State and Other Tax Considerations" in the
prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 16.1% of the Initial
Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

         Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                                     S-152

                              ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to
ERISA and/or Section 4975 of the Code and on persons that are Parties in
Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a
Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in
Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the
U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the
Operating Adviser, the Lakeforest Mall Loan Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing
Plans. In the absence of an applicable exemption, "prohibited transactions"--
within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance
Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

         o    the initial purchase, the holding, and the subsequent resale by
              Plans of certificates evidencing interests in pass-through trusts;
              and

                                     S-153

         o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other
              obligations that meet the conditions and requirements of the
              Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

         o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
              transaction with an unrelated party;

         o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's;

         o    the trustee cannot be an affiliate of any member of the Restricted
              Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

         o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates;
              the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
              Securities and Exchange Commission under the 1933 Act.

         A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Exemptions provide relief from certain
self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

                                     S-154

         o    the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

         o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the
Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John
Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a
Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the
Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of
Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult their legal counsel with respect to the applicability of Section 401(c).

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent, the fiscal agent and the master servicer that (1)
such acquisition and holding is permissible under applicable law, including
Prohibited Transaction Exemption 2002-41, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the
Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in
DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                     S-155

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

         No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

         We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                                     S-156

                              PLAN OF DISTRIBUTION

         We have entered into an Underwriting Agreement with the Underwriters.
Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from us the respective aggregate Certificate Balance of each class of offered certificates presented below.

            UNDERWRITERS               CLASS A-1        CLASS A-2       CLASS A-3       CLASS A-AB       CLASS A-4A
---------------------------------    ------------    -------------    ------------    --------------   ----------------

Bear, Stearns & Co. Inc.             $               $                $               $                $

Morgan Stanley & Co. Incorporated    $               $                $               $                $

     Total..................         $               $                $               $                $

     UNDERWRITERS        CLASS A-4B      CLASS A-J         CLASS B          CLASS C         CLASS D         CLASS E
--------------------   -------------   ------------    -------------    ------------    --------------   ----------------

Bear, Stearns & Co.
   Inc.                $               $               $                $                $               $

Morgan Stanley & Co.
   Incorporated        $               $               $                $                $               $

     Total..........   $               $               $                $                $               $

         Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.

         The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will
be approximately $       , plus accrued interest on the Certificates.

         The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the
facilities of DTC against payment therefor on or about October   , 2005, which
is the      business day following the date of pricing of the certificates.

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

                                     S-157

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         The Depositor is an affiliate of Bear, Stearns & Co. Inc., an
Underwriter, and Bear Stearns Commercial Mortgage, Inc., a seller.

                                  LEGAL MATTERS

         The legality of the offered certificates will be passed upon for us by
Cadwalader, Wickersham & Taft LLP, New York, New York and by Latham & Watkins
LLP, New York, New York, and material federal income tax consequences of investing in the offered certificates will be passed upon for us by Cadwalader,
Wickersham & Taft LLP. Certain legal matters will be passed upon for the
Underwriters by Latham & Watkins LLP and by Cadwalader, Wickersham & Taft LLP.
Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage,
Inc. by Cadwalader, Wickersham & Taft LLP, for Morgan Stanley Mortgage Capital
Inc. by Latham & Watkins LLP, for Principal Commercial Funding, LLC by Dechert
LLP, New York, New York, and for Wells Fargo Bank, National Association, in its
capacity as master servicer, by Sidley Austin Brown & Wood LLP, New York, New
York.

                                     S-158

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and Moody's.

CLASS                                                FITCH           MOODY'S
-------------------------------------------      ------------    -------------
Class A-1..................................           AAA              Aaa
Class A-2..................................           AAA              Aaa
Class A-3..................................           AAA              Aaa
Class A-AB.................................           AAA              Aaa
Class A-4A.................................           AAA              Aaa
Class A-4B.................................           AAA              Aaa
Class A-J..................................           AAA              Aaa
Class B....................................           AA+              Aa1
Class C....................................           AA               Aa2
Class D....................................           AA-              Aa3
Class E....................................            A                A2

         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the certificates do not represent any assessment of (1)
the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                     S-159

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

         "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note (or notes) included in the trust.

         "A/B Mortgage Loan" means each of the PCF A/B Mortgage Loans or any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and a subordinated mortgage note, one or more of which senior mortgage note(s) is included in the trust. References herein to an
A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note.

         "Accrued Certificate Interest" means, in respect of each class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement
(and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in
The Wall Street Journal from time to time.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

         "Appraisal Event" means not later than the earliest of the following:

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

                                     S-160

o    the effective date of any modification to a Money Term of a mortgage loan,
     Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
     Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o    the date 30 days following the date a mortgaged property becomes an REO
     Property.

         "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

     the sum of:

o    the Scheduled Principal Balance of such mortgage loan (including the
     Lakeforest Mall Loan Non-Pooled Component, if applicable), Loan Pair or A/B
     Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o    to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan (including the Lakeforest Mall Loan Non-Pooled Component, if applicable), Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan (including the Lakeforest Mall Loan Non-Pooled Component, if applicable), Loan Pair or A/B Mortgage Loan became a Rehabilitated Mortgage
     Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

     over

o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (including the Lakeforest Mall
     Loan Non-Pooled Component, if applicable), Loan Pair or A/B Mortgage Loan
     (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note.
In the case of the Lakeforest Mall Loan, any Appraisal Reduction will be calculated in respect of the Lakeforest Mall Loan taken as a whole and any such
Appraisal Reduction will be allocated first to the Lakeforest Mall Loan
Non-Pooled Component and then allocated to the Lakeforest Mall Loan Pooled
Component.

         "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a specified date prior to stated
maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

                                     S-161

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO
Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or
Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution
Date:

         (1)      all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
                  represent payments and other collections on or in respect of the mortgage loans (excluding the portion of amounts received on the Lakeforest Mall Loan that are allocated to the
                  Lakeforest Mall Non-Pooled Component) and any REO Properties
                  that were received by the master servicer or the special
                  servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

                  o    Scheduled Payments collected but due on a Due Date
                       subsequent to the related Collection Period;

                  o    Prepayment Premiums or Yield Maintenance Charges (which
                       are separately distributable on the certificates as
                       described in this prospectus supplement);

                  o    amounts that are payable or reimbursable to any person
                       other than the Certificateholders (including, among other
                       things, amounts attributable to Expense Losses and
                       amounts payable to the master servicer, the special
                       servicer, the Primary Servicer, the trustee, the paying
                       agent and the fiscal agent as compensation or in
                       reimbursement of outstanding Advances or as Excess
                       Servicing Fees);

                  o    amounts deposited in the Certificate Account in error;

                  o    if such Distribution Date occurs during January, other
                       than a leap year, or February of any year, the Interest
                       Reserve Amounts with respect to the Interest Reserve
                       Loans to be deposited into the Interest Reserve Account;

                  o    in the case of the REO Property related to an A/B
                       Mortgage Loan, all amounts received with respect to such
                       A/B Mortgage Loan that are required to be paid to the
                       holder of the related B Note pursuant to the terms of the
                       related B Note and the related intercreditor agreement;
                       and

                  o    any portion of such amounts payable to the holders of any
                       Serviced Companion Mortgage Loan or B Note;

         (2)      to the extent not already included in clause (1), any P&I
                  Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

                                     S-162

         (3)      if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts (in the case of the
                  Lakeforest Mall Loan, the portion of the Interest Reserve
                  Amount for the Lakeforest Mall Pooled Component) then on
                  deposit in the Interest Reserve Account in respect of each
                  Interest Reserve Loan.

         "Balloon Loans" means mortgage loans that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

         "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment
Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y)
the difference between (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to the principal prepayment (or the current
Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii)
the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to that principal prepayment (or the current
Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the
Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

         "B Note" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

         "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

         "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

         "C Note" means, with respect to the 1345 Avenue of the America Loan
Group, the related subordinated Mortgage Note not included in the trust, which is subordinated in right of payment to the related A Notes and B Notes to the extent set forth in the related intercreditor agreement.

          "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing
Agreement.

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

                                     S-163

         "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

         "Certificate Owner" means an entity acquiring an interest in an offered certificate.

         "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

         "Class A Senior Certificates" means the Class A-1 Certificates, the
Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates
and the Class A-4 Certificates.

         "Class A-4 Certificates" means the Class A-4A Certificates and Class
A-4B Certificates, collectively.

         "Clearstream Bank" means Clearstream Bank, societe anonyme.

         "Closing Date" means on or about October     , 2005.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal
Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii)
the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan), plus any investment income earned on the amount prepaid prior to such
Distribution Date. No Compensating Interest will be payable in respect of the
Lakeforest Mall Loan Non-Pooled Component.

         "Compensating Interest Payment" means any payment of Compensating
Interest.

         "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or
Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in
Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Condemnation Proceeds will be distributable to the Certificateholders.

         "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of

                                     S-164

the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

         "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of
Subordinated Certificates.

         "CPR" - See "Constant Prepayment Rate" above.

         "Cut-off Date" means October 1, 2005, or with respect to any mortgage loan that was originated in October 2005 that has its first Scheduled Payment in
December 2005, the date of origination. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in October 2005 with respect to mortgage loans not having Due Dates on the first of each month have been deemed received on October 1, 2005, not the actual day which such scheduled payments were due.

         "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

         "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

         "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

         "Debt Service Coverage Ratio" or "DSCR" means the ratio of
Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the
Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Debt Service Coverage Ratio (after IO Period)" or "DSCR (after IO
Period)" means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period.
See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in
this prospectus supplement.

          "Depositor" means Bear Stearns Commercial Mortgage Securities Inc.

         "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 7th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii)
the 5th business day prior to the related Distribution Date.

                                     S-165

         "Discount Rate" means, for the purposes of the distribution of
Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any
Class (or in the case of Classes A-4A and A-4B, such Classes collectively or individually as the context may require) of certificates for any Distribution
Date, the sum of:

o    Accrued Certificate Interest in respect of such Class or Classes of certificates for such Distribution Date, reduced (to not less than zero)
     by:

                  o    any Net Aggregate Prepayment Interest Shortfalls
                       allocated to such Class or Classes for such Distribution
                       Date; and

                  o    Realized Losses and Expense Losses, in each case
                       specifically allocated with respect to such Distribution
                       Date to reduce the Distributable Certificate Interest
                       Amount payable in respect of such Class or Classes in
                       accordance with the terms of the Pooling and Servicing
                       Agreement; plus

o    the portion of the Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding
     Distribution Date; plus

o    if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
     Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
     Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
     Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

         "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 12th day of each month, or if any such
12th day is not a business day, on the next succeeding business day.

         "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

                                     S-166

         "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

         "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

         "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the
     Pooling and Servicing Agreement, including any required Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure;
     provided, further that such cure period may not exceed 90 days;

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the master servicer receives actual knowledge that Moody's has (i)
     qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating;

                                     S-167

o    the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

o    the master servicer has been downgraded to a servicer rating level below
     CMS3, or its then equivalent, by Fitch.

         "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

         "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

         "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan.

         "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

         "Excess Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

         "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

         "Expense Losses" means, among other things:

o    any interest paid to the master servicer, special servicer, the trustee or the fiscal agent in respect of unreimbursed Advances on the mortgage loans;

o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FedEx Miami A/B Mortgage Loan" means the FedEx Miami Mortgage Loan and the FedEx Miami B Note.

         "FedEx Miami B Note" means, with respect to the FedEx Miami Mortgage
Loan, the related B Note.

                                     S-168

         "FedEx Miami Mortgage Loan" means Mortgage Loan No. 62.

         "Financial Market Publishers" means TREPP, LLC and Intex Solutions,
Inc.

         "Fitch" means Fitch, Inc.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance
Company General Accounts.

         "GSMSC 2005-GG4" means the securitization known as the GS Mortgage
Securities Corporation II Series 2005-GG4.

         "GSMSC 2005-GG4 Depositor" means the "depositor" under the GSMSC
2005-GG4 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is GS Mortgage Securities Corporation II.

         "GSMSC 2005-GG4 Master Servicer" means the "master servicer" under the
GSMSC 2005-GG4 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is GMAC Commercial Mortgage Corporation.

         "GSMSC 2005-GG4 Operating Adviser" means the operating adviser appointed under the GSMSC 2005-GG4 Pooling and Servicing Agreement.

         "GSMSC 2005-GG4 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement entered into between the GSMSC 2005-GG4 Depositor, the GSMSC
2005-GG4 Master Servicer, the GSMSC 2005-GG4 Special Servicer and the GSMSC
2005-GG4 Trustee.

         "GSMSC 2005-GG4 Special Servicer" means the "special servicer" under the GSMSC 2005-GG4 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LNR Partners, Inc.

         "GSMSC 2005-GG4 Trustee" means the "trustee" under the GSMSC 2005-GG4
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

         "Hinckley Portfolio Companion Loan" means the loan that is secured by the Hinckley Portfolio Pari Passu Mortgage on a pari passu basis with the
Hinckley Portfolio Pari Passu Loan.

         "Hinckley Portfolio Loan Group" means, collectively, the Hinckley
Portfolio Pari Passu Loan and the Hinckley Portfolio Companion Loan.

         "Hinckley Portfolio Pari Passu Loan" means Mortgage Loan Nos. 43-47, which is secured on a pari passu basis with the Hinckley Portfolio Companion
Loan pursuant to the Hinckley Portfolio Pari Passu Mortgage.

         "Hinckley Portfolio Pari Passu Mortgage" means the mortgage securing the Hinckley Portfolio Pari Passu Loan and the Hinckley Portfolio Companion
Loan.

         "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$2,072,978,628.

         "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

         "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower.
With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds, and with respect to the mortgaged property or

                                     S-169

properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance Proceeds will be distributable to the
Certificateholders.

         "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "Lakeforest Mall Loan" means Mortgage Loan No. 1.

         "Lakeforest Mall Loan Available Funds" means in general, for any
Distribution Date:

         (1)      all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
                  represent payments and other collections on or in respect of the Lakeforest Mall Loan, including in the event that the
                  Lakeforest Mall Loan is an REO Property, that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following, in each case to the extent attributable to the Lakeforest Mall Loan:

                  o    Scheduled Payments collected but due on a Due Date
                       subsequent to the related Collection Period with respect
                       to the Lakeforest Mall Loan;

                  o    amounts that are payable or reimbursable to any person
                       other than the Certificateholders (including, among other
                       things, amounts attributable to Expense Losses and
                       amounts payable to the master servicer, the special
                       servicer, any primary servicer, the trustee, the paying
                       agent and the fiscal agent as compensation or in
                       reimbursement of outstanding Advances or as Excess
                       Servicing Fees);

                  o    amounts deposited in the Certificate Account in error;
                       and

                  o    if such Distribution Date occurs during January, other
                       than a leap year, or February of any year, any applicable
                       Interest Reserve Amounts to be deposited into the
                       Interest Reserve Account;

         (1)      to the extent not already included in clause (1) any
                  Compensating Interest Payment with respect to the Lakeforest
                  Mall Loan paid with respect to such Distribution Date; and

          (2)     if such Distribution Date occurs during March of any year, the portion of the Interest Reserve Amount then on deposit in the
                  Interest Reserve Account in respect of the Lakeforest Mall
                  Loan.

          "Lakeforest Mall Loan Non-Pooled Component" means with respect to the
Lakeforest Mall Loan, a subordinated component of the beneficial interest in the
Lakeforest Mall Loan from which the Class LF Certificates are entitled to distributions.

         "Lakeforest Mall Loan Non-Pooled Percentage" means with respect to the
Lakeforest Mall Loan, for any Distribution Date, a fraction expressed as a percentage, the numerator of which is the principal balance of the Lakeforest
Mall Loan Non-Pooled Component and the denominator of which is the sum of (a)
the principal balance

                                     S-170

of the Lakeforest Mall Loan Pooled Component and (b) the principal balance of the Lakeforest Mall Loan Non-Pooled Component.

         "Lakeforest Mall Loan Non-Pooled Principal" with respect to the
Lakeforest Mall Loan, (a) in the event that the Lakeforest Mall Loan Default
Distribution Priority is not in effect, an amount equal to the product of (x)
the Lakeforest Mall Loan Principal Distribution Amount for that Distribution
Date and (y) the Lakeforest Mall Loan Non-Pooled Percentage for that
Distribution Date or (b) in the event that the Lakeforest Mall Loan Default
Distribution Priority is in effect, any amounts required to be distributed to the Class LF Certificates as principal pursuant to the Lakeforest Mall Loan
Default Distribution Priority for that Distribution Date.

         "Lakeforest Mall Loan Operating Adviser" means that entity appointed by the holders of a majority of the Class LF Certificates which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

         "Lakeforest Mall Loan Pooled Component" means with respect to the
Lakeforest Mall Loan, a senior component of the beneficial interest in the
Lakeforest Mall Loan from which the certificates (other than the Class LF
Certificates) are entitled to distributions.

         "Lakeforest Mall Loan Pooled Percentage" means with respect to the
Lakeforest Mall Loan, for any Distribution Date, a fraction expressed as a percentage, the numerator of which is the principal balance of the Lakeforest
Mall Loan Pooled Component and the denominator of which is the sum of (a) the principal balance of the Lakeforest Mall Loan Pooled Component and (b) the
principal balance of the Lakeforest Mall Loan Non-Pooled Component.

         "Lakeforest Mall Loan Principal Distribution Amount" means with respect to the Lakeforest Mall Loan, for any Distribution Date the amount equal to the sum of (a) the Lakeforest Mall Loan Principal Shortfall for that Distribution
Date, and (b) all payments of principal of the Lakeforest Mall Loan, including but not limited to the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments,
in each case, to the extent received or advanced, as the case may be, in respect of such mortgage loan and any REO mortgage loan for its Due Date occurring during the related Collection Period; and all payments (including Principal
Prepayments and the principal portion of the Balloon Payment and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance
Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loan during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

         "Lakeforest Mall Loan Principal Shortfall" means, for any Distribution
Date, the amount, if any, by which (a) the Lakeforest Mall Loan Principal
Distribution Amount for the prior Distribution Date exceeds (b) the aggregate amount distributed in respect of principal in respect of the Lakeforest Mall
Loan Pooled Component and the Class LF Certificates on the preceding
Distribution Date.

         "LB-UBS 2005-C5" means the securitization known as the LB-UBS
Commercial Mortgage Trust 2005-C5.

         "LB-UBS 2005-C5 Depositor" means the "depositor" under the LB-UBS
2005-C5 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is SASCO II.

         "LB-UBS 2005-C5 Fiscal Agent" means the "fiscal agent" under the LB-UBS
2005-C5 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is ABN AMRO Bank N.V.

         "LB-UBS 2005-C5 Master Servicer" means the "servicer" under the LB-UBS
2005-C5 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wachovia Bank, National Association.

                                     S-171

         "LB-UBS 2005-C5 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement entered into between the LB-UBS 2005-C5 Depositor, the
LB-UBS 2005-C5 Master Servicer, the LB-UBS 2005-C5 Special Servicer, the LB-UBS
2005-C5 Trustee and the LB-UBS 2005-C5 Fiscal Agent.

         "LB-UBS 2005-C5 Special Servicer" means the "special servicer" under the LB-UBS 2005-C5 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LNR Partners, Inc.

         "LB-UBS 2005-C5 Trustee" means the "trustee" under the LB-UBS 2005-C5
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association, a national banking association.

         "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

         "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the
Certificateholders.

         "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

         "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

         "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

         "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B
Note. Notwithstanding the foregoing, no Master Servicing Fee will be payable with respect to any of the PCF B Notes or otherwise be allocable to any such PCF
B Notes or the trust with respect to such PCF B Notes.

         "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans), any Serviced Companion Mortgage Loan and any B Note in connection with the
Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

         "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

         "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

                                     S-172

          "Money Term" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield
Maintenance Charge (but does not include late fee or default interest provisions).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage File" means the following documents, among others:

o    the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o    an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

         "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective seller, as the case may be.

         "Mortgage Pool" means the two hundred twenty-one (221) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$2,072,978,628, which may vary on the Closing Date by up to 5%.

         "MSCI FB 2005-1" means the securitization known as the 1345 Avenue of the Americas and Park Avenue Plaza Trust Series FB 2005-1.

         "MSCI FB 2005-1 Depositor" means the "depositor" under the MSCI FB
2005-1 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Morgan Stanley Capital I Inc.

         "MSCI FB 2005-1 Directing Certificateholders" means, as of any date of determination, the holders of at least a majority of the voting rights of the most subordinate principal balance class of the MSCI FB 2005-1 certificates.

         "MSCI FB 2005-1 Fiscal Agent" means the "fiscal agent" under the MSCI
FB 2005-1 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is ABN AMRO Bank N.V.

         "MSCI FB 2005-1 Master Servicer" means the "servicer" under the MSCI FB
2005-1 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

                                     S-173

         "MSCI FB 2005-1 Operating Adviser" means the operating adviser appointed under the MSCI FB 2005-1 Pooling and Servicing Agreement.

         "MSCI FB 2005-1 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement entered into between the MSCI FB 2005-1 Depositor, the MSCI
FB 2005-1 Master Servicer, the MSCI FB 2005-1 Special Servicer, the MSCI FB
2005-1 Trustee and the MSCI FB 2005-1 Fiscal Agent.

         "MSCI FB 2005-1 Special Servicer" means the "special servicer" under the MSCI FB 2005-1 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

         "MSCI FB 2005-1 Trustee" means the "trustee" under the MSCI FB 2005-1
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association, a national banking association.

         "MSCI 2005-TOP19" means the securitization known as the Morgan Stanley
Capital I Trust Series 2005-TOP19.

         "MSCI 2005-TOP19 Depositor" means the "depositor" under the MSCI
2005-TOP19 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Morgan Stanley Capital I Inc.

         "MSCI 2005-TOP19 Fiscal Agent" means the "fiscal agent" under the MSCI
2005-TOP19 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is ABN AMRO Bank N.V.

         "MSCI 2005-TOP19 Master Servicer" means the "master servicer" under the
MSCI 2005-TOP19 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

         "MSCI 2005-TOP19 Operating Adviser" means the operating adviser appointed under the MSCI 2005-TOP19 Pooling and Servicing Agreement.

         "MSCI 2005-TOP19 Paying Agent" means the "paying agent" under the MSCI
2005-TOP19 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

         "MSCI 2005-TOP19 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement entered into between the MSCI 2005-TOP19 Depositor, the MSCI
2005-TOP19 Master Servicer, the MSCI 2005-TOP19 Special Servicer, the MSCI
2005-TOP19 Paying Agent, the MSCI 2005-TOP19 Trustee and the MSCI 2005-TOP19
Fiscal Agent.

         "MSCI 2005-TOP19 Special Servicer" means the "special servicer" under the MSCI 2005-TOP19 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is ARCap Servicing, Inc.

         "MSCI 2005-TOP19 Trustee" means the "trustee" under the MSCI 2005-TOP19
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association, a national banking association.

         "MSMC" means Morgan Stanley Mortgage Capital Inc.

         "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest
Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

                                     S-174

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each
Non-30/360 Loan:

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable
     Interest Reserve Amount; and

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in March of each year will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (commencing in 2006), if applicable, and February
     (commencing in 2006).

         "Non-Serviced Companion Mortgage Loan" means a loan not included in the trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the 1345 Avenue of the Americas Companion Loan, the 200 Madison Avenue Companion Loan, the Park
Avenue Plaza Companion Loan and the Hinckley Portfolio Companion Loan.

         "Non-Serviced Mortgage Loan" means a mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loans in the trust are the 1345 Avenue of the Americas Pari Passu Loan, the 200 Madison
Avenue Pari Passu Loan, the Park Avenue Plaza Pari Passu Loan and the Hinckley
Portfolio Pari Passu Loan.

         "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan.

         "Non-Serviced Mortgage Loan Group" means the 1345 Avenue of the
Americas Loan Group, the 200 Madison Avenue Loan Group, the Park Avenue Plaza
Loan Group and the Hinckley Portfolio Loan Group.

         "Non-Serviced Mortgage Loan Master Servicer" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

         "Non-Serviced Mortgage Loan Mortgage" means the 1345 Avenue of the
Americas Pari Passu Mortgage, the 200 Madison Avenue Pari Passu Mortgage, the
Park Avenue Plaza Pari Passu Mortgage and the Hinckley Portfolio Pari Passu
Mortgage.

         "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the
MSCI FB 2005-1 Pooling and Servicing Agreement, the GSMSC 2005-GG4 Pooling and
Servicing Agreement and the MSCI 2005-TOP19 Pooling and Servicing Agreement.

         "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

         "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

                                     S-175

         "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of the
Principal Balance Certificates outstanding from time to time.

         "OID" means original issue discount.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related Intercreditor Agreement); provided further, that, with respect to the Lakeforest Mall Loan, the Lakeforest Mall
Loan Operating Adviser, will, for as long as and to the extent set forth in the
Pooling and Servicing Agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights relate to the Lakeforest Mall Loan.

         "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

         "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

         "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

         "Park Avenue Plaza A Loans" means Park Avenue Plaza 1-A1 Loan, Park
Avenue Plaza 1-A2 Loan, Park Avenue Plaza 1-A3 Loan, Park Avenue Plaza 1-A4 Loan
and Park Avenue Plaza 2 Loan Component A.

         "Park Avenue Plaza B Loans" means Park Avenue Plaza 1-B1 Loan, Park
Avenue Plaza 1-B2 Loan and Park Avenue Plaza 2 Loan Component B.

         "Park Avenue Plaza Companion Loans" means the loans that are secured by the Park Avenue Plaza Pari Passu Mortgage on a pari passu basis with the Park
Avenue Plaza Pari Passu Loan, which include the Park Avenue Plaza 1-A2 Loan, the
Park Avenue Plaza 1-A3 Loan, the Park Avenue Plaza 1-A4 Loan and the Park Avenue
Plaza 2 Loan Component A.

         "Park Avenue Plaza Loan Group" means, collectively, the Park Avenue
Plaza Pari Passu Loan, the Park Avenue Plaza Companion Loans and the Park Avenue
Plaza B Loans.

         "Park Avenue Plaza Pari Passu Loan" means Mortgage Loan No. 38, which is secured on a pari passu basis with the Park Avenue Plaza Companion Loans pursuant to the Park Avenue Plaza Pari Passu Mortgage.

         "Park Avenue Plaza Payment Application Trigger Event" means a monetary default or a material non-monetary default at a time when the Park Avenue Plaza
Loan Group is specially serviced.

         "Park Avenue Plaza Pari Passu Mortgage" means the mortgage securing the
Park Avenue Plaza Pari Passu Loan, the Park Avenue Plaza Companion Loans and the
Park Avenue Plaza B Loans.

         "Park Avenue Plaza 1-A2 Loan" means, with respect to the Park Avenue
Plaza Loan Group, the loan in the original principal amount of $19,350,000, which is secured on a pari passu basis with the Park Avenue Plaza Pari Passu
Loan pursuant to the Park Avenue Plaza Pari Passu Mortgage.

                                     S-176

         "Park Avenue Plaza 1-A3 Loan" means, with respect to the Park Avenue
Plaza Loan Group, the loan in the original principal amount of $55,494,045, which is secured on a pari passu basis with the Park Avenue Plaza Pari Passu
Loan pursuant to the Park Avenue Plaza Pari Passu Mortgage.

         "Park Avenue Plaza 1-A4 Loan" means, with respect to the Park Avenue
Plaza Loan Group, the loan in the original principal amount of $55,494,045, which is secured on a pari passu basis with the Park Avenue Plaza Pari Passu
Loan pursuant to the Park Avenue Plaza Pari Passu Mortgage.

         "Park Avenue Plaza 1-B1 Loan" means, with respect to the Park Avenue
Plaza Loan Group, the loan in the original principal amount of $655,955, which is a subordinated mortgage note that is not included in the trust and is not serviced under the Pooling and Servicing Agreement.

         "Park Avenue Plaza 1-B2 Loan" means, with respect to the Park Avenue
Plaza Loan Group, the loan in the original principal amount of $655,955, which is a subordinated mortgage note that is not included in the trust and is not serviced under the Pooling and Servicing Agreement.

         "Park Avenue Plaza B Loans" means, collectively, the Park Avenue Plaza
1-B1 Loan, the Park Avenue Plaza 1-B2 Loan and the Park Avenue Plaza 2 Loan
Component B.

         "Park Avenue Plaza Non-Trust Loans" means Park Avenue Plaza Companion
Loans and Park Avenue Plaza B Loans.

         "Park Avenue Plaza 2 Loan" means, collectively, the Park Avenue Plaza
Loan 2 Component A and the Park Avenue Plaza Loan 2 Component B.

         "Park Avenue Plaza 2 Loan Component A" means, with respect to the Park
Avenue Plaza 2 Loan, the mortgage loan in the original principal amount of
$99,131,185, which is secured on a pari passu basis with the Park Avenue Plaza
Pari Passu Loan pursuant to the Park Avenue Plaza Pari Passu Mortgage.

         "Park Avenue Plaza 2 Loan Component B" means, with respect to the Park
Avenue Plaza 2 Loan, the mortgage loan in the original principal amount of
$868,815, which is a subordinated mortgage note that is not included in the trust and is not serviced under the Pooling and Servicing Agreement.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

         "PCF" means Principal Commercial Funding, LLC.

         "PCF A/B Mortgage Loans" means each of the FedEx Miami A/B Mortgage
Loan, the Saddle Brook Shopping Center A/B Mortgage Loan and the Tinton Pines
Apartments A/B Mortgage Loan.

         "PCF B Notes" means each of the FedEx Miami B Note, the Saddle Brook
Shopping Center B Note and the Tinton Pines Apartments B Note.

         "PCF Change of Control Event" means, with respect to each PCF A/B
Mortgage Loan, as of any date of determination if (a) (i) the initial unpaid principal balance of the related PCF B Note minus (ii) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, such PCF B Note, (y) any Appraisal Reduction amount in effect as of such date of determination and allocable to such PCF B Note and (z) any realized losses allocated to such PCF B Note is less than (b) 25% of the difference between (x)
the initial unpaid principal

                                     S-177

balance of such PCF B Note and (y) any scheduled payments or prepayments of principal allocated to, and received on, such PCF B Note.

         "PCF Intercreditor Agreement" means each of the intercreditor agreements, between the initial holder of the applicable PCF Mortgage Loan and the initial holder of the related PCF B Note.

          "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

         "PCF Mortgage Loans" means each of the FedEx Miami Mortgage Loan, the
Saddle Brook Shopping Center Mortgage Loan and the Tinton Pines Apartments
Mortgage Loan.

         "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional
Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

         "Permitted Cure Period" means, for the purposes of any Material
Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or
Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material
Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document
Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a
Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially
Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

         "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of October 1, 2005, between Bear Stearns Commercial Mortgage
Securities Inc., as depositor, Wells Fargo, as master servicer, ARCap Servicing,
Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells
Fargo Bank, National Association, as paying agent and certificate registrar and
ABN AMRO Bank N.V., as fiscal agent.

         "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the pari passu loan servicing fee (in the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

         "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial
Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was

                                     S-178

made occurred prior to the Due Date for such mortgage loan in such Collection
Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess
Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any
Non-Serviced Mortgage Loan) and the Trustee Fee that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment
Interest Shortfall will generally equal the excess of:

o    the aggregate amount of interest that would have accrued at the Net
     Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance
     of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the
     Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee,
     if the related mortgage loan is a Specially Serviced Mortgage Loan, and the
     Trustee Fee).

         "Prepayment Premium" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion Mortgage
Loan or B Note.

         "Primary Servicer" means Principal Global Investors, LLC.

         "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

         "Primary Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

         "Principal Balance Certificates" means, upon initial issuance, the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4A, Class A-4B, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O, Class P and Class Q Certificates.

         "Principal Distribution Amount" equals, in general, for any
Distribution Date, the aggregate of the following:

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any
     Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments (but not in respect of any Serviced Companion Mortgage
     Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
     Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced
     Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal; less

o    the Lakeforest Mall Loan Non-Pooled Principal.

                                     S-179

         The following amounts shall generally reduce the Principal Distribution
Amount to the extent applicable:

o    if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that collection period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs); and

o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date (prior to reimbursement from other collections) and the
     Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs).

         "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion
Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the
Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced
Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related
Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, the
Depositor or the trustee in respect of the Material Breach or Material Document
Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

         "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

                                     S-180

         "Rating Agencies" means Fitch and Moody's.

         "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

         If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the
Principal Balance Certificates on the distribution date for that collection period.

         "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

         "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

         "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

         "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and
Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan
Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan

                                     S-181

Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

         "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class
R-II Certificates and the Class R-III Certificates.

         "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

         "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

         "Saddle Brook Shopping Center A/B Mortgage Loan" means the Saddle Brook
Shopping Center Mortgage Loan and the Saddle Brook Shopping Center B Note.

         "Saddle Brook Shopping Center B Note" means, with respect to the Saddle
Brook Shopping Center Mortgage Loan, the related B Note.

         "Saddle Brook Shopping Center Mortgage Loan" means Mortgage Loan
No. 31.

         "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

         "Senior Certificates" means the Class A Senior Certificates and the
Class X Certificates.

         "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. The
Serviced Companion Mortgage Loan in the trust is The Westin Copley Place
Companion Loan.

         "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a

                                     S-182

pari passu basis that are not included in the trust. The Serviced Pari Passu
Mortgage Loan in the trust is The Westin Copley Place Pari Passu Loan.

         "Serviced Pari Passu Mortgage Loan B Note" means, with respect to any
Serviced Pari Passu Mortgage Loan, any subordinated mortgage note that is designated as a B Note and which is not included in the trust. There are no
Serviced Pari Passu Mortgage Loan B Notes related to the trust.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o    with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the
     Certificateholders (as a collective whole) (or in the case of any A/B
     Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net
     Mortgage Rate, in the case of the mortgage loans (other than any A Note or
     Serviced Pari Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B
     Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and the related
     Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

          i.   any other relationship that the master servicer or the
               special servicer, as the case may be, or any of their
               affiliates may have with the related borrower;

          ii.  the ownership of any certificate or any interest in any
               Serviced Companion Mortgage Loan, any Non-Serviced
               Companion Mortgage Loan, any B Note or any mezzanine loan
               related to a mortgage loan by the master servicer or the
               special servicer, as the case may be, or any of their
               affiliates;

          iii. the master servicer's obligation to make Advances;

                                     S-183

          iv.  the right of the master servicer (or any of their
               affiliates) or the special servicer, as the case may be,
               to receive reimbursement of costs, or the sufficiency of
               any compensation payable to it, under the Pooling and
               Servicing Agreement or with respect to any particular
               transaction; and

          v.   any obligation of the master servicer (or any of its
               affiliates) to repurchase any mortgage loan from the
               trust.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage
Loan), a Serviced Companion Mortgage Loan or a B Note to become a Specially
Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any
A Note, it will be deemed to have occurred also with respect to the related B
Note; provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

         "Specially Serviced Mortgage Loan" means the following:

o    any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion
     Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any
     A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default,

                                     S-184

     in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan (as the case may
     be).

         "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
     Agreement;

o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
     Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more

                                     S-185

     classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either (i) or (ii), citing servicing concerns with the special servicer as the sole and material factor in such rating action;

o    the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

o    the special servicer has been downgraded to a servicer rating level below
     CSS3, or its then equivalent, by Fitch.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

         "Structuring Assumptions" means the following assumptions:

o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o    the closing date for the sale of the certificates is October 28, 2005;

o    distributions on the certificates are made on the 12th day of each month, commencing in November 2005;

o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o    no Principal Prepayment on any mortgage loan is made during its Lock-out
     Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
     Charge, Prepayment Premium or a defeasance requirement, and otherwise
     Principal Prepayments are made on the mortgage loans at the indicated
     levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o    no mortgage loan exercises its partial release option;

o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer, the trustee or the fiscal agent as reimbursements of any nonrecoverable advances, unreimbursed advances outstanding as of the date of modification of any mortgage loan and any related interest on such advances;

o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date;

                                     S-186

o    the mortgage loans that have their first payment in December 2005 pay interest only during the first Interest Accrual Period relating to the
     Distribution Date in November 2005 and was assumed to have one additional month of Lock-out Period; and

o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

         "Subordinate Certificates" means the Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class O, Class P and Class Q Certificates.

         "The Westin Copley Place Companion Loan" means the loan that is secured by The Westin Copley Place Pari Passu Mortgage on a pari passu basis with The
Westin Copley Place Pari Passu Loan.

         "The Westin Copley Place Loan Group" means, collectively, The Westin
Copley Place Pari Passu Loan and The Westin Copley Place Companion Loan.

         "The Westin Copley Place Pari Passu Loan" means Mortgage Loan No. 3, which is secured on a pari passu basis with The Westin Copley Place Companion
Loan pursuant to The Westin Copley Place Pari Passu Mortgage.

         "The Westin Copley Place Pari Passu Mortgage" means the mortgage securing The Westin Copley Place Pari Passu Loan and The Westin Copley Place
Companion Loan.

         "1345 Avenue of the Americas Companion Loans" means the loans that are secured by the 1345 Avenue of the Americas Pari Passu Mortgage on a pari passu basis with the 1345 Avenue of the Americas Pari Passu Loan, which include the
1345 Avenue of the Americas 1-A2 Loan, the 1345 Avenue of the Americas 1-A3
Loan, the 1345 Avenue of the Americas 1-A4 Loan and the 1345 Avenue of the
Americas Loan 2 Component A.

         "1345 Avenue of the Americas Loan Group" means, collectively, the 1345
Avenue of the Americas Pari Passu Loan, the 1345 Avenue of the Americas
Companion Loans, the 1345 Avenue of the Americas B Loans and the 1345 Avenue of
the Americas C Loans.

         "1345 Avenue of the Americas Pari Passu Loan" means Mortgage Loan No.
11, which is secured on a pari passu basis with the 1345 Avenue of the Americas
Companion Loans pursuant to the 1345 Avenue of the Americas Place Pari Passu
Mortgage.

         "1345 Avenue of the Americas Pari Passu Mortgage" means the mortgage securing the 1345 Avenue of the Americas Pari Passu Loan, the 1345 Avenue of the
Americas Companion Loans, the 1345 Avenue of the Americas B Loans and the 1345
Avenue of the Americas C Loans.

         "1345 Avenue of the Americas 1-A2 Loan" means, with respect to the 1345
Avenue of the Americas Loan Group, the mortgage loan in the original principal amount of $46,800,000, which is secured on a pari passu basis with the 1345
Avenue of the Americas Pari Passu Loan pursuant to the 1345 Avenue of the
Americas Place Pari Passu Mortgage.

         "1345 Avenue of the Americas 1-A3 Loan" means, with respect to the 1345
Avenue of the Americas Loan Group, the mortgage loan in the original principal amount of $169,193,977, which is secured on a pari passu basis with the 1345
Avenue of the Americas Pari Passu Loan pursuant to the 1345 Avenue of the
Americas Place Pari Passu Mortgage.

         "1345 Avenue of the Americas 1-A4 Loan" means, with respect to the 1345
Avenue of the Americas Loan Group, the mortgage loan in the original principal amount of $169,193,977, which is secured on a pari passu basis with the 1345
Avenue of the Americas Pari Passu Loan pursuant to the 1345 Avenue of the
Americas Place Pari Passu Mortgage.

                                     S-187

         "1345 Avenue of the Americas B Loans" means, collectively, the 1345
Avenue of the Americas 1-B1 Loan, the 1345 Avenue of the Americas 1-B2 Loan and
the 1345 Avenue of the Americas Loan 2 Component B.

         "1345 Avenue of the Americas 1-B1 Loan" means, with respect to the 1345
Avenue of the Americas Loan Group, the mortgage loan in the original principal amount of $49,006,023, which is a subordinated mortgage note that is not included in the trust and is not serviced under the Pooling and Servicing
Agreement.

         "1345 Avenue of the Americas 1-B2 Loan" means, with respect to the 1345
Avenue of the Americas Loan Group, the mortgage loan in the original principal amount of $49,006,023, which is a subordinated mortgage note that is not included in the trust and is not serviced under the Pooling and Servicing
Agreement.

         "1345 Avenue of the Americas C Loans" means, collectively, the 1345
Avenue of the Americas 1-C1 Loan, the 1345 Avenue of the Americas 1-C2 Loan, the
1345 Avenue of the Americas 1-C3 Loan and the 1345 Avenue of the Americas 1-C4
Loan.

         "1345 Avenue of the Americas 1-C1 Loan" means, with respect to the 1345
Avenue of the Americas Loan Group, the mortgage loan in the original principal amount of $33,333,333, which is a subordinated mortgage note that is not included in the trust and is not serviced under the Pooling and Servicing
Agreement.

         "1345 Avenue of the Americas 1-C2 Loan" means, with respect to the 1345
Avenue of the Americas Loan Group, the mortgage loan in the original principal amount of $33,333,333, which is a subordinated mortgage note that is not included in the trust and is not serviced under the Pooling and Servicing
Agreement.

         "1345 Avenue of the Americas 1-C3" means, with respect to the 1345
Avenue of the Americas Loan Group, the mortgage loan in the original principal amount of $16,666,667, which is a subordinated mortgage note that is not included in the trust and is not serviced under the Pooling and Servicing
Agreement.

         "1345 Avenue of the Americas 1-C4 Loan" means, with respect to the 1345
Avenue of the Americas Loan Group, the mortgage loan in the original principal amount of $16,666,667, which is a subordinated mortgage note that is not included in the trust and is not serviced under the Pooling and Servicing
Agreement.

         "1345 Avenue of the Americas Loan 2" means, collectively, the 1345
Avenue of the Americas Loan 2 Component A and the 1345 Avenue of the Americas
Loan 2 Component B.

         "1345 Avenue of the Americas Loan 2 Component A" means, with respect to the 1345 Avenue of the Americas Loan 2, the mortgage loan in the original principal amount of $81,507,161, which is secured on a pari passu basis with the
1345 Avenue of the Americas Pari Passu Loan pursuant to the 1345 Avenue of the
Americas Place Pari Passu Mortgage.

         "1345 Avenue of the Americas Loan 2 Component B" means, with respect to the 1345 Avenue of the Americas Loan 2, the mortgage loan in the original principal amount of $18,492,839, which is a subordinated mortgage note that is not included in the trust and is not serviced under the Pooling and Servicing
Agreement.

         "1345 Avenue of the Americas Non-Trust Loans" means, the 1345 Avenue of the Americas Companion Loans, 1345 Avenue of the Americas B Loans and 1345
Avenue of the Americas C Loans.

         "1345 Avenue of the Americas Payment Application Trigger Event" means a monetary default or a material non-monetary default at a time when the 1345
Avenue of the Americas Loan Group is specially serviced.

         "Tinton Pines Apartments A/B Mortgage Loan" means the Tinton Pines
Apartments Mortgage Loan and the Tinton Pines Apartments B Note.

         "Tinton Pines Apartments B Note" means, with respect to the Tinton
Pines Apartments Mortgage Loan, the related B Note.

                                     S-188

         "Tinton Pines Apartments Mortgage Loan" means Mortgage Loan No. 164.

         "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S.
government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable)
of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

         "200 Madison Avenue Companion Loan" means the loan that is secured by the 200 Madison Avenue Pari Passu Mortgage on a pari passu basis with the 200
Madison Avenue Pari Passu Loan.

         "200 Madison Avenue Loan Group" means, collectively, the 200 Madison
Avenue Pari Passu Loan and the 200 Madison Avenue Companion Loan.

         "200 Madison Avenue Pari Passu Loan" means Mortgage Loan No. 12, which is secured on a pari passu basis with the 200 Madison Avenue Pari Passu Loan
Companion Loan pursuant to the 200 Madison Avenue Place Pari Passu Mortgage.

         "200 Madison Avenue Pari Passu Mortgage" means the mortgage securing the 200 Madison Avenue Pari Passu Loan and the 200 Madison Avenue Companion
Loan.

         "UCF" - See "Underwritable Cash Flow."

         "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwriters" means Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated.

         "Underwriting Agreement" means that agreement, dated October , 2005, entered into by the Depositor and the Underwriters.

         "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

         "WAC" - See "Weighted Average Net Mortgage Rate."

         "Weaver Fields Apartments Mortgage Loan"  means Mortgage Loan No. 165.

         "Weighted Average Net Mortgage Rate" or "WAC" means, for any
Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of the Lakeforest Mall, the Net Mortgage Rate on the
Lakeforest Mall Pooled Component only) (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage
Rate), weighted on the basis of their respective Scheduled Principal Balances
(in the case of the Lakeforest Mall Loan, the Scheduled Principal Balance on the
Lakeforest Mall Loan Pooled Component), as of the close of business on the preceding Distribution Date.

                                     S-189

         "Wells Fargo" means Wells Fargo Bank, National Association.

         "Wilton Executive Campus Mortgage Loan"  means Mortgage Loan No. 15.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any
Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

         "Yield Maintenance Charge" means, with respect to any Distribution
Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

                                      S-190

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY   WEIGHTED     WEIGHTED
                                                                        AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
LOAN SELLER                                       MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, N.A.                                 101            678,477,543           32.7      5.287          120       1.84
Morgan Stanley Mortgage Capital Inc.                    41            466,839,868           22.5      5.097          100       2.63
Bear Stearns Commercial Mortgage, Inc.                  45            470,399,939           22.7      5.214          108       1.96
Principal Commercial Funding, LLC                       32            264,261,278           12.7      5.287          120       1.48
Principal Commercial Funding, LLC/Morgan Stanley
    Mortgage Capital Inc.(1)                             2           (193,000,000)           9.3      5.000          120       1.90
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 221         $2,072,978,628          100.0%     5.201%         113       2.01X
====================================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                            WEIGHTED                  WEIGHTED           WEIGHTED
                                                            AVERAGE                   AVERAGE            AVERAGE
                                                              DSCR                  CUT-OFF DATE         BALLOON
LOAN SELLER                                                AFTER IO (X)                LTV (%)            LTV (%)
----------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, N.A.                                         1.72                     63.5               53.1
Morgan Stanley Mortgage Capital Inc.                           2.50                     53.6               44.6
Bear Stearns Commercial Mortgage, Inc.                         1.84                     62.3               57.2
Principal Commercial Funding, LLC                              1.45                     67.8               52.2
Principal Commercial Funding, LLC/Morgan Stanley
    Mortgage Capital Inc.(1)                                   1.90                     61.3               50.0
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                         1.91X                    61.3%              51.7%
================================================================================================================

(1)  Mortgage Loan No.2, The West Towne Mall, and Mortgage Loan No.5, The East
     Towne Mall, were co-originated by Principal Commercial Funding, LLC and
     Morgan Stanley Capital Inc.

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY   WEIGHTED   WEIGHTED              WEIGHTED       WEIGHTED
                                               AGGREGATE      AGGREGATE    AVERAGE   AVERAGE     WEIGHTED   AVERAGE       AVERAGE
                            NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE     DSCR       CUT-OFF DATE
CUT-OFF DATE BALANCE ($)  MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X) AFTER IO (X)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                    5             3,406,973            0.2      5.356      118       1.54       1.54           65.3
1,000,001 - 2,000,000           52            82,340,765            4.0      5.397      120       1.82       1.75           55.8
2,000,001 - 3,000,000           38            95,381,234            4.6      5.406      123       1.67       1.64           59.5
3,000,001 - 4,000,000           25            87,292,893            4.2      5.318      117       1.72       1.70           60.8
4,000,001 - 5,000,000           17            77,291,790            3.7      5.226      122       1.93       1.91           59.8
5,000,001 - 6,000,000            9            48,875,057            2.4      5.512      124       1.92       1.74           62.2
6,000,001 - 7,000,000           11            72,023,750            3.5      5.302      125       2.61       2.49           64.6
7,000,001 - 8,000,000            7            53,563,213            2.6      5.214      114       1.77       1.59           62.3
8,000,001 - 9,000,000            5            43,361,850            2.1      5.103      118       5.03       4.96           45.6
9,000,001 - 10,000,000           5            48,955,551            2.4      5.122      118       2.22       2.22           56.0
10,000,001 - 15,000,000         14           168,624,722            8.1      5.200      110       1.73       1.62           64.7
15,000,001 - 20,000,000         10           180,842,493            8.7      5.413      141       1.58       1.49           69.5
20,000,001 - 25,000,000          6           135,147,794            6.5      5.141      114       1.65       1.49           67.4
25,000,001 - 50,000,000         11           413,320,544           19.9      5.103      108       2.29       2.08           55.8
50,000,001 <=                    6           562,550,000           27.1      5.106      100       1.95       1.92           62.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         221        $2,072,978,628          100.0%     5.201%     113       2.01X      1.91X          61.3%
====================================================================================================================================

---------------------------------------
                              WEIGHTED
                              AVERAGE
                              BALLOON
CUT-OFF DATE BALANCE ($)       LTV (%)
---------------------------------------

1 - 1,000,000                   48.5
1,000,001 - 2,000,000           43.6
2,000,001 - 3,000,000           46.4
3,000,001 - 4,000,000           49.3
4,000,001 - 5,000,000           46.9
5,000,001 - 6,000,000           46.6
6,000,001 - 7,000,000           51.6
7,000,001 - 8,000,000           52.7
8,000,001 - 9,000,000           39.4
9,000,001 - 10,000,000          49.7
10,000,001 - 15,000,000         57.5
15,000,001 - 20,000,000         44.1
20,000,001 - 25,000,000         60.5
25,000,001 - 50,000,000         47.2
50,000,001 <=                   58.4
-------------------------------------
TOTAL:                          51.7%
=====================================

Minimum: $548,718
Maximum: $121,050,000
Average: $9,379,994

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY     WEIGHTED     WEIGHTED                 WEIGHTED
                                                 AGGREGATE      AGGREGATE     AVERAGE      AVERAGE     WEIGHTED     AVERAGE
                            NUMBER OF         CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING    AVERAGE       DSCR
STATE                  MORTGAGED PROPERTIES     BALANCE ($)    BALANCE (%)    RATE (%)    TERM (MOS.)   DSCR (X)  AFTER IO (X)
------------------------------------------------------------------------------------------------------------------------------

California - Southern           31              185,823,358            9.0       5.208          117       1.95          1.83
California - Northern           27              148,765,825            7.2       5.143          117       1.84          1.76
Wisconsin                        4              205,674,609            9.9       5.018          118       1.91          1.88
New York                        13              175,479,792            8.5       5.144          117       3.57          3.32
Massachusetts                    5              164,650,000            7.9       5.287          103       2.04          2.04
Maryland                         5              137,431,023            6.6       4.932           64       2.34          2.34
Arizona                         17              121,389,619            5.9       5.226           89       1.58          1.55
Texas                           36              117,197,370            5.7       5.241          130       1.72          1.51
Florida                         22               97,126,920            4.7       5.386          122       1.63          1.54
Washington                       7               80,192,546            3.9       5.253          119       1.82          1.76
Connecticut                      5               69,516,334            3.4       4.961          113       1.89          1.84
Virginia                         8               68,507,460            3.3       5.156          103       1.95          1.91
Pennsylvania                    11               65,336,467            3.2       5.247          115       1.97          1.70
Minnesota                        3               62,152,628            3.0       5.524          118       1.49          1.24
New Jersey                      10               56,653,322            2.7       5.255          133       1.72          1.69
Georgia                         11               36,705,804            1.8       5.292          131       2.18          1.78
Nevada                           4               29,034,226            1.4       5.414          139       1.57          1.55
Illinois                        10               28,797,299            1.4       5.166          113       1.59          1.47
Oregon                           5               28,246,175            1.4       5.142          119       2.05          1.82
North Carolina                   6               23,814,959            1.1       4.896          102       2.63          2.63
Nebraska                         2               21,658,797            1.0       5.597          120       1.34          1.34
Missouri                         2               17,970,808            0.9       5.343          119       1.57          1.57
Michigan                         4               16,620,000            0.8       5.121          118       1.78          1.65
Ohio                             3               13,681,452            0.7       5.242          145       2.52          1.94
Tennessee                        6               13,371,073            0.6       5.348          128       1.76          1.73
Colorado                         2               12,150,000            0.6       5.439           68       1.77          1.77
Alabama                          2                9,377,348            0.5       5.227          119       1.67          1.48
New Mexico                       2                8,112,647            0.4       5.290          118       1.27          1.27
Louisiana                        5                6,986,722            0.3       5.711           89       1.65          1.58
Idaho                            1                6,780,874            0.3       5.770          117       1.51          1.51
Maine                            3                6,257,845            0.3       6.260          236       1.36          1.36
Kansas                           2                5,973,904            0.3       5.296          120       1.27          1.27
Rhode Island                     1                5,512,864            0.3       6.260          236       1.36          1.36
Indiana                          3                4,807,165            0.2       5.581          102       1.48          1.48
Wyoming                          1                4,613,133            0.2       5.290          118       1.25          1.25
Oklahoma                         1                3,841,782            0.2       5.290          118       1.27          1.27
Utah                             2                3,798,407            0.2       5.503          117       1.70          1.49
South Carolina                   1                3,613,245            0.2       5.189          118       1.89          1.89
Iowa                             1                3,567,369            0.2       5.290          118       1.28          1.28
Alaska                           1                1,787,456            0.1       5.610          178       1.23          1.23
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         285           $2,072,978,628          100.0%      5.201%         113       2.01X         1.91X
==============================================================================================================================

------------------------------------------------
                          WEIGHTED    WEIGHTED
                          AVERAGE     AVERAGE
                        CUT-OFF DATE  BALLOON
STATE                       LTV (%)     LTV (%)
------------------------------------------------

California - Southern       56.3        48.7
California - Northern       61.1        52.6
Wisconsin                   62.1        51.1
New York                    43.6        26.7
Massachusetts               63.4        62.9
Maryland                    54.9        53.8
Arizona                     68.8        65.6
Texas                       69.6        47.3
Florida                     66.2        51.9
Washington                  63.2        56.4
Connecticut                 69.5        68.0
Virginia                    57.7        53.6
Pennsylvania                63.2        51.8
Minnesota                   69.0        62.7
New Jersey                  56.3        41.5
Georgia                     58.2        44.3
Nevada                      66.8        45.2
Illinois                    70.6        59.2
Oregon                      60.5        54.1
North Carolina              55.7        51.5
Nebraska                    76.9        64.6
Missouri                    66.2        55.3
Michigan                    70.3        66.9
Ohio                        55.1        34.2
Tennessee                   63.7        49.1
Colorado                    62.1        62.1
Alabama                     72.2        60.3
New Mexico                  77.6        64.7
Louisiana                   62.9        55.6
Idaho                       78.8        66.7
Maine                       74.5         2.5
Kansas                      60.5        35.4
Rhode Island                74.5         2.5
Indiana                     63.7        51.0
Wyoming                     79.5        66.3
Oklahoma                    78.4        65.3
Utah                        56.1        47.8
South Carolina              59.8        45.3
Iowa                        77.6        64.6
Alaska                      67.7         1.4
----------------------------------------------
TOTAL:                      61.3%       51.7%
==============================================

                                      I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------

                                                                               PERCENT BY    WEIGHTED      WEIGHTED
                                                               AGGREGATE        AGGREGATE     AVERAGE       AVERAGE    WEIGHTED
                                       NUMBER OF            CUT-OFF DATE     CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
PROPERTY TYPE                     MORTGAGED PROPERTIES        BALANCE ($)      BALANCE (%)    RATE (%)   TERM (MOS.)    DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------

Retail
  Anchored                                 30                589,352,500             28.4       5.056           107        1.93
  Free Standing                            55                 62,236,716              3.0       5.509           116        1.51
  Shadow Anchored                          11                 42,858,562              2.1       5.389           126        1.79
  Unanchored                               17                 42,502,652              2.1       5.348           115        1.88
  Big Box                                  12                 39,917,873              1.9       5.294           116        1.57
  Specialty                                 9                 10,300,000              0.5       5.250            81        2.08
------------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                               134               $787,168,303             38.0%      5.141%          109        1.87X
Office
  Urban                                    10                303,037,933             14.6       5.211           106        2.06
  Suburban                                 21                225,378,559             10.9       5.289           101        1.83
  Medical                                   4                 18,245,387              0.9       5.444           105        1.43
------------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                                35               $546,661,879             26.4%      5.251%          104        1.94X
Hospitality
  Full Service                              3                142,846,884              6.9       5.286           118        2.11
  Extended Stay                            10                 34,890,544              1.7       5.189           118        1.89
  Limited Service                           3                 32,321,542              1.6       5.317           108        1.76
------------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                                16               $210,058,970             10.1%      5.274%          117        2.02X
Multifamily
  Garden                                   27                100,995,465              4.9       5.189           120        1.82
  Mid Rise                                  4                 29,893,270              1.4       5.217            88        1.43
  High Rise                                 2                 15,400,000              0.7       4.912           116       15.31
  Low Rise                                  4                 12,561,566              0.6       5.568           126        1.42
  Student Housing                           1                  4,456,000              0.2       4.540            57        3.49
------------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                                38               $163,306,301              7.9%      5.179%          113        3.04X
Industrial
  Warehouse                                14                105,425,709              5.1       5.245           141        1.61
  Light Industrial                         10                 29,797,800              1.4       5.497           145        1.62
  Flex Industrial                           6                 21,349,734              1.0       5.306           119        2.04
------------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                                30               $156,573,243              7.6%      5.301%          139        1.67X
Mixed Use
  Retail/Office                             3                 72,500,000              3.5       4.999           118        2.09
------------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                                 3                $72,500,000              3.5%      4.999%          118        2.09X
Other
  Parking                                   5                 53,285,000              2.6       5.044           118        2.85
  Marina                                    3                 11,323,720              0.5       6.260           236        1.36
  Leased Fee                                3                  4,939,983              0.2       5.606           151        1.32
------------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                                11                $69,548,702              3.4%      5.282%          140        2.50X
Self Storage
  Self Storage                             13                 48,893,239              2.4       5.260           119        1.88
------------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                                13                $48,893,239              2.4%      5.260%          119        1.88X
Manufactured Housing Community
  Manufactured Housing Community            5                 18,267,991              0.9       5.087           115        1.56
------------------------------------------------------------------------------------------------------------------------------------
  SUBTOTAL:                                 5                $18,267,991              0.9%      5.087%          115        1.56X
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                    285             $2,072,978,628            100.0%      5.201%          113        2.01X
====================================================================================================================================

---------------------------------------------------------------------------------------------

                                       WEIGHTED                  WEIGHTED           WEIGHTED
                                        AVERAGE                  AVERAGE            AVERAGE
                                         DSCR                  CUT-OFF DATE         BALLOON
PROPERTY TYPE                         AFTER IO (X)                LTV (%)             LTV (%)
---------------------------------------------------------------------------------------------

Retail
  Anchored                                1.90                     61.2               53.4
  Free Standing                           1.42                     68.3               55.4
  Shadow Anchored                         1.78                     60.5               48.2
  Unanchored                              1.84                     57.5               51.4
  Big Box                                 1.48                     62.8               52.5
  Specialty                               2.08                     68.3               68.3
---------------------------------------------------------------------------------------------
  SUBTOTAL:                               1.84X                    61.7%              53.3%
Office
  Urban                                   1.86                     57.5               46.8
  Suburban                                1.74                     63.0               56.2
  Medical                                 1.43                     65.7               53.5
---------------------------------------------------------------------------------------------
  SUBTOTAL:                               1.79X                    60.0%              50.9%
Hospitality
  Full Service                            1.98                     64.8               61.5
  Extended Stay                           1.89                     59.8               45.3
  Limited Service                         1.64                     68.1               58.0
---------------------------------------------------------------------------------------------
  SUBTOTAL:                               1.91X                    64.5%              58.2%
Multifamily
  Garden                                  1.69                     64.0               54.5
  Mid Rise                                1.19                     75.6               68.8
  High Rise                              15.31                      7.7                7.7
  Low Rise                                1.42                     68.5               49.8
  Student Housing                         3.49                     41.3               41.3
---------------------------------------------------------------------------------------------
  SUBTOTAL:                               2.91X                    60.5%              52.0%
Industrial
  Warehouse                               1.60                     63.1               37.8
  Light Industrial                        1.47                     67.2               42.8
  Flex Industrial                         2.04                     44.2               35.9
---------------------------------------------------------------------------------------------
  SUBTOTAL:                               1.64X                    61.3%              38.5%
Mixed Use
  Retail/Office                           2.09                     61.6               60.5
---------------------------------------------------------------------------------------------
  SUBTOTAL:                               2.09X                    61.6%              60.5%
Other
  Parking                                 2.07                     52.5               44.4
  Marina                                  1.36                     74.5                2.5
  Leased Fee                              1.32                     68.9               48.4
---------------------------------------------------------------------------------------------
  SUBTOTAL:                               1.90X                    57.2%              37.8%
Self Storage
  Self Storage                            1.81                     60.3               50.1
---------------------------------------------------------------------------------------------
  SUBTOTAL:                               1.81X                    60.3%              50.1%
Manufactured Housing Community
  Manufactured Housing Community          1.25                     75.8               67.3
---------------------------------------------------------------------------------------------
  SUBTOTAL:                               1.25X                    75.8%              67.3%
---------------------------------------------------------------------------------------------
TOTAL:                                    1.91X                    61.3%              51.7%
=============================================================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------

                                                      PERCENT BY   WEIGHTED    WEIGHTED               WEIGHTED
                                        AGGREGATE      AGGREGATE    AVERAGE     AVERAGE   WEIGHTED    AVERAGE
                     NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING    AVERAGE      DSCR
MORTGAGE RATE (%)  MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)   DSCR (X)  AFTER IO (X)
-----------------------------------------------------------------------------------------------------------------

4.501 - 5.000            30           682,264,909           32.9      4.936         107       2.52       2.45
5.001 - 5.500           139         1,108,759,678           53.5      5.232         111       1.84       1.72
5.501 - 6.000            45           236,956,085           11.4      5.629         124       1.42       1.35
6.001 - 6.500             7            44,997,956            2.2      6.174         177       1.49       1.40
-----------------------------------------------------------------------------------------------------------------
TOTAL:                  221        $2,072,978,628          100.0%     5.201%        113       2.01X      1.91X
=================================================================================================================

-------------------------------------------

                      WEIGHTED      WEIGHTED
                       AVERAGE      AVERAGE
                     CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)        LTV (%)     LTV (%)
-------------------------------------------

4.501 - 5.000           56.2          50.7
5.001 - 5.500           62.7          52.7
5.501 - 6.000           68.7          55.3
6.001 - 6.500           67.0          24.7
-------------------------------------------
TOTAL:                  61.3%         51.7%
===========================================

Minimum: 4.540%
Maximum: 6.440%
Weighted Average: 5.201%

ORIGINAL TERMS TO STATED MATURITY

----------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED    WEIGHTED
                                                                AGGREGATE      AGGREGATE    AVERAGE     AVERAGE   WEIGHTED
                                            NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING    AVERAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)   MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)   DSCR (X)
----------------------------------------------------------------------------------------------------------------------------

1 - 60                                          10            198,610,002            9.6      5.054          58       2.18
61 - 120                                       193          1,708,012,052           82.4      5.185         114       2.01
121 - 180                                       12            115,911,143            5.6      5.388         132       2.05
181 - 240                                        6             50,445,432            2.4      5.891         238       1.30
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         221         $2,072,978,628          100.0%     5.201%        113       2.01X
============================================================================================================================

-------------------------------------------------------------------------------
                                         WEIGHTED        WEIGHTED     WEIGHTED
                                          AVERAGE         AVERAGE     AVERAGE
                                            DSCR        CUT-OFF DATE  BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)  AFTER IO (X)      LTV (%)     LTV (%)
-------------------------------------------------------------------------------

1 - 60                                       2.17           58.3        58.0
61 - 120                                     1.91           61.9        54.8
121 - 180                                    1.69           53.7        18.2
181 - 240                                    1.30           71.0         1.6
-------------------------------------------------------------------------------
TOTAL:                                       1.91X          61.3%       51.7%
===============================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 114 mos.

REMAINING TERMS TO STATED MATURITY

-------------------------------------------------------------------------------------------------------------------------------
                                                                               PERCENT BY   WEIGHTED     WEIGHTED
                                                                 AGGREGATE      AGGREGATE    AVERAGE      AVERAGE  WEIGHTED
                                             NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING   AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)   MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)
-------------------------------------------------------------------------------------------------------------------------------

1 - 60                                           10            198,610,002            9.6      5.054           58      2.18
61 - 120                                        195          1,774,162,052           85.6      5.192          114      2.03
121 - 180                                        10             49,761,143            2.4      5.408          151      1.40
181 - 240                                         6             50,445,432            2.4      5.891          238      1.30
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          221         $2,072,978,628          100.0%     5.201%         113      2.01X
===============================================================================================================================

---------------------------------------------------------------------------------------
                                               WEIGHTED         WEIGHTED      WEIGHTED
                                                AVERAGE          AVERAGE       AVERAGE
                                                   DSCR     CUT-OFF DATE       BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)    AFTER IO (X)          LTV (%)       LTV (%)
---------------------------------------------------------------------------------------

1 - 60                                             2.17             58.3          58.0
61 - 120                                           1.91             61.2          52.7
121 - 180                                          1.40             69.8          42.3
181 - 240                                          1.30             71.0           1.6
---------------------------------------------------------------------------------------
TOTAL:                                             1.91X            61.3%         51.7%
=======================================================================================

Minimum: 57 mos.
Maximum: 239 mos.
Weighted Average: 113 mos.

                                      I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

-------------------------------------------------------------------------------------------------------------------------
                                                                          PERCENT BY   WEIGHTED      WEIGHTED
                                                            AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                       NUMBER OF         CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
ORIGINAL AMORTIZATION TERM (MOS.)    MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
-------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                            34             694,436,000           33.5      5.064            95       2.46
  121 - 180                                 1               3,500,000            0.2      5.070           120       1.15
  181 - 240                                 6              10,123,651            0.5      5.884           128       1.42
  241 - 300                                43             266,359,118           12.8      5.321           118       2.00
  301 - 360                               123             957,806,882           46.2      5.208           116       1.71
  361 - 580                                 1              11,250,000            0.5      5.440           108       1.25
-------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                 208          $1,943,475,652           93.8%     5.176%          109       2.01X

FULLY AMORTIZING LOANS
  61 - 120                                  3              67,720,749            3.3      5.363           118       2.53
  121 - 180                                 4              11,336,796            0.5      5.310           178       1.29
  181 - 240                                 6              50,445,432            2.4      5.891           238       1.30
-------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                  13            $129,502,977            6.2%     5.564%          170       1.94X
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                    221          $2,072,978,628          100.0%     5.201%          113       2.01X
=========================================================================================================================

------------------------------------------------------------------------------
                                       WEIGHTED        WEIGHTED      WEIGHTED
                                        AVERAGE         AVERAGE       AVERAGE
                                         DSCR        CUT-OFF DATE    BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)      AFTER IO (X)     LTV (%)        LTV (%)
------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                            2.46           58.8         58.8
  121 - 180                                1.15           56.5         24.5
  181 - 240                                1.42           61.0         36.7
  241 - 300                                1.75           59.9         47.2
  301 - 360                                1.61           64.5         55.0
  361 - 580                                1.25           65.8         58.8
------------------------------------------------------------------------------
SUBTOTAL:                                  1.93X          61.8%        55.1%

FULLY AMORTIZING LOANS
  61 - 120                                 1.92           41.1          0.1
  121 - 180                                1.29           64.0          0.7
  181 - 240                                1.30           71.0          1.6
------------------------------------------------------------------------------
SUBTOTAL:                                  1.62X          54.8%         0.7%
------------------------------------------------------------------------------
TOTAL:                                     1.91X          61.3%        51.7%
==============================================================================

Minimum: 90 mos.
Maximum: 415 mos.
Weighted Average: 328 mos.

REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                        PERCENT BY   WEIGHTED     WEIGHTED              WEIGHTED
                                                         AGGREGATE       AGGREGATE    AVERAGE      AVERAGE   WEIGHTED    AVERAGE
                                     NUMBER OF        CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE      DSCR
REMAINING AMORTIZATION TERM (MOS.) MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)  AFTER IO (X)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                          34            694,436,000            33.5      5.064           95       2.46      2.46
  121 - 180                               1              3,500,000             0.2      5.070          120       1.15      1.15
  181 - 240                               6             10,123,651             0.5      5.884          128       1.42      1.42
  241 - 300                              43            266,359,118            12.8      5.321          118       2.00      1.75
  301 - 360                             123            957,806,882            46.2      5.208          116       1.71      1.61
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                               208         $1,943,475,652            93.8%     5.176%         109       2.01X     1.93X

FULLY AMORTIZING LOANS
  61 - 120                                3             67,720,749             3.3      5.363          118       2.53      1.92
  121 - 180                               4             11,336,796             0.5      5.310          178       1.29      1.29
  181 - 240                               6             50,445,432             2.4      5.891          238       1.30      1.30
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                13           $129,502,977             6.2%     5.564%         170       1.94X     1.62X
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                  221         $2,072,978,628           100.0%     5.201%         113       2.01X     1.91X
====================================================================================================================================

--------------------------------------------------------------
                                       WEIGHTED       WEIGHTED
                                       AVERAGE         AVERAGE
                                     CUT-OFF DATE      BALLOON
REMAINING AMORTIZATION TERM (MOS.)       LTV(%)        LTV(%)
--------------------------------------------------------------

BALLOON LOANS
Interest Only                            58.8           58.8
  121 - 180                              56.5           24.5
  181 - 240                              61.0           36.7
  241 - 300                              59.9           47.2
  301 - 360                              64.5           55.0
--------------------------------------------------------------
SUBTOTAL:                                61.8%          55.1%

FULLY AMORTIZING LOANS
  61 - 120                               41.1            0.1
  121 - 180                              64.0            0.7
  181 - 240                              71.0            1.6
--------------------------------------------------------------
SUBTOTAL:                                54.8%           0.7%
--------------------------------------------------------------
TOTAL:                                   61.3%          51.7%
==============================================================

Minimum: 88 mos.
Maximum: 415 mos.
Weighted Average: 327 mos.

                                      I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------
                                                      PERCENT BY   WEIGHTED     WEIGHTED              WEIGHTED
                                       AGGREGATE       AGGREGATE    AVERAGE      AVERAGE   WEIGHTED    AVERAGE
                                    CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE      DSCR
DEBT SERVICE COVERAGE RATIO (X)       BALANCE ($)     BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)  AFTER IO (X)
------------------------------------------------------------------------------------------------------------------

<= 1.20                                6,192,602             0.3      5.461          145       1.17       1.17
1.21 - 1.30                          145,874,429             7.0      5.509          146       1.26       1.26
1.31 - 1.40                          114,375,011             5.5      5.527          131       1.36       1.30
1.41 - 1.50                          188,510,143             9.1      5.479          120       1.47       1.37
1.51 - 1.60                          242,177,364            11.7      5.204          102       1.57       1.49
1.61 - 1.70                           97,880,078             4.7      5.133          115       1.65       1.55
1.71 - 1.80                          140,802,399             6.8      5.132          118       1.76       1.69
1.81 <=                            1,137,166,602            54.9      5.094          107       2.42       2.29
------------------------------------------------------------------------------------------------------------------
TOTAL:                            $2,072,978,628           100.0%     5.201%         113       2.01X      1.91X
==================================================================================================================

-------------------------------------------------------------------
                                      WEIGHTED            WEIGHTED
                                       AVERAGE             AVERAGE
                                     CUT-OFF DATE          BALLOON
DEBT SERVICE COVERAGE RATIO (X)         LTV (%)            LTV (%)
------------------------------------------------------------------

<= 1.20                                  62.9               32.5
1.21 - 1.30                              71.4               44.2
1.31 - 1.40                              73.3               52.0
1.41 - 1.50                              67.0               55.6
1.51 - 1.60                              69.1               62.8
1.61 - 1.70                              67.6               58.5
1.71 - 1.80                              59.4               50.0
1.81 <=                                  56.0               49.4
------------------------------------------------------------------
TOTAL:                                   61.3%              51.7%
===================================================================

Minimum: 1.15x
Maximum: 16.51x
Weighted Average: 2.01x

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY   WEIGHTED     WEIGHTED
                                                                        AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD (X)   MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------

<= 1.20                                                  5             58,877,602            2.8      5.249          106       1.42
1.21 - 1.30                                             38            261,199,429           12.6      5.437          134       1.38
1.31 - 1.40                                             20            107,425,011            5.2      5.539          137       1.41
1.41 - 1.50                                             34            173,333,143            8.4      5.425          120       1.57
1.51 - 1.60                                             25            219,302,364           10.6      5.224           99       1.64
1.61 - 1.70                                             16             88,280,078            4.3      5.152          115       1.74
1.71 - 1.80                                             13            148,262,399            7.2      5.147          117       1.89
1.81 <=                                                 70          1,016,298,602           49.0      5.070          106       2.46
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 221         $2,072,978,628          100.0%     5.201%         113       2.01X
====================================================================================================================================

--------------------------------------------------------------------------------------------------
                                                           WEIGHTED        WEIGHTED      WEIGHTED
                                                           AVERAGE         AVERAGE       AVERAGE
                                                             DSCR        CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD (X)           AFTER IO (X)       LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------

<= 1.20                                                       1.15          76.0          66.6
1.21 - 1.30                                                   1.25          71.7          53.1
1.31 - 1.40                                                   1.35          70.8          48.6
1.41 - 1.50                                                   1.45          64.5          52.5
1.51 - 1.60                                                   1.57          65.8          60.4
1.61 - 1.70                                                   1.65          67.4          58.3
1.71 - 1.80                                                   1.75          60.8          50.2
1.81 <=                                                       2.38          54.9          48.5
--------------------------------------------------------------------------------------------------
TOTAL:                                                        1.91X         61.3%         51.7%
==================================================================================================

Minimum: 1.11x
Maximum: 16.51x
Weighted Average: 1.91x

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY    WEIGHTED    WEIGHTED                WEIGHTED
                                                 AGGREGATE      AGGREGATE     AVERAGE     AVERAGE  WEIGHTED       AVERAGE
                             NUMBER OF        CUT-OFF DATE   CUT-OFF DATE    MORTGAGE   REMAINING   AVERAGE          DSCR
LOAN-TO-VALUE RATIO (%)    MORTGAGE LOANS       BALANCE ($)    BALANCE (%)    RATE (%) TERM (MOS.)  DSCR (X)  AFTER IO (X)
-----------------------------------------------------------------------------------------------------------------------------

<= 20.0                           3             16,970,749            0.8       4.917         113     14.09         14.09
20.1 - 30.0                       1              5,800,000            0.3       4.840         120      4.43          4.43
30.1 - 40.0                      12             44,300,983            2.1       5.054         121      2.67          2.67
40.1 - 50.0                      30            197,976,780            9.6       5.176         115      2.43          2.21
50.1 - 60.0                      62            647,893,326           31.3       5.064         105      2.09          1.99
60.1 - 70.0                      61            691,725,487           33.4       5.265         114      1.81          1.72
70.1 - 80.0                      52            468,311,304           22.6       5.334         120      1.49          1.39
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                          221         $2,072,978,628          100.0%      5.201%        113      2.01X         1.91X
=============================================================================================================================

----------------------------------------------------------
                               WEIGHTED           WEIGHTED
                               AVERAGE             AVERAGE
                             CUT-OFF DATE          BALLOON
LOAN-TO-VALUE RATIO (%)         LTV (%)            LTV (%)
----------------------------------------------------------

<= 20.0                            8.7                7.0
20.1 - 30.0                       27.6               27.6
30.1 - 40.0                       36.0               29.1
40.1 - 50.0                       43.9               27.3
50.1 - 60.0                       56.5               49.7
60.1 - 70.0                       65.4               58.2
70.1 - 80.0                       74.2               59.4
----------------------------------------------------------
TOTAL:                            61.3%              51.7%
==========================================================

Minimum: 7.1%
Maximum: 79.8%
Weighted Average: 61.3%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                     PERCENT BY   WEIGHTED    WEIGHTED               WEIGHTED
                                                       AGGREGATE      AGGREGATE    AVERAGE     AVERAGE  WEIGHTED      AVERAGE
                                    NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE        DSCR
BALLOON LOAN-TO-VALUE RATIO (%)   MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)   AFTER IO (X)
------------------------------------------------------------------------------------------------------------------------------------

<= 20.0                                 15           144,902,977            7.0      5.495         164      3.36        3.08
20.1 - 30.0                              9            31,112,473            1.5      4.966         123      2.86        2.86
30.1 - 40.0                             25            86,470,313            4.2      5.299         120      2.07        2.07
40.1 - 50.0                             55           441,422,816           21.3      5.091         116      2.06        1.95
50.1 - 60.0                             70           685,987,758           33.1      5.141         106      1.96        1.89
60.1 - 70.0                             44           566,332,291           27.3      5.287         110      1.71        1.62
70.1 - 80.0                              3           116,750,000            5.6      5.175          81      1.55        1.47
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 221        $2,072,978,628          100.0%     5.201%        113      2.01X       1.91X
====================================================================================================================================

------------------------------------------------------------
                                     WEIGHTED       WEIGHTED
                                     AVERAGE        AVERAGE
                                   CUT-OFF DATE     BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)        LTV (%)       LTV (%)
------------------------------------------------------------

<= 20.0                               49.8           1.5
20.1 - 30.0                           36.6          26.0
30.1 - 40.0                           44.4          35.4
40.1 - 50.0                           55.1          46.2
50.1 - 60.0                           61.7          54.8
60.1 - 70.0                           70.3          65.1
70.1 - 80.0                           72.9          71.2
------------------------------------------------------------
TOTAL:                                61.3%         51.7%
============================================================

Minimum: 0.0%
Maximum: 73.4%
Weighted Average: 51.7%

                                       I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             OCT-05          OCT-06           OCT-07           OCT-08          OCT-09            OCT-10
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                          92.45%          92.42%           92.28%           77.90%         77.67%             78.57%
YM (2)                               4.11%           4.14%            4.18%            5.29%          5.36%              6.06%
Greater of YM and 1.00% (2)(3)       2.07%           2.05%            2.15%           16.81%         16.97%             15.37%
Greater of YM and 2.00% (2)          1.37%           1.38%            1.40%            0.00%          0.00%              0.00%
Open                                 0.00%           0.00%            0.00%            0.00%          0.00%              0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%        100.00%           100.00%          100.00%        100.00%            100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $2,072,978,628  $2,058,096,548   $2,040,310,132   $2,015,037,361  $1,986,065,880    $1,756,728,579
% Initial Pool Balance             100.00%          99.28%           98.42%           97.20%         95.81%             84.74%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS (CONT'D)       OCT-11          OCT-12           OCT-13           OCT-14           OCT-15          OCT-16
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                             78.42%          84.61%           84.56%           81.78%           12.92%          52.12%
YM (2)                                  6.18%          1.41%             1.44%            1.50%            0.00%           0.00%
Greater of YM and 1.00% (2)(3)         15.40%          13.98%           13.99%           14.21%           17.43%          47.88%
Greater of YM and 2.00% (2)             0.00%          0.00%             0.00%            0.00%           0.00%            0.00%
Open                                    0.00%          0.00%             0.00%            2.50%           69.66%           0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%        100.00%           100.00%          100.00%         100.00%          100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $1,722,691,286  $1,512,617,947   $1,475,805,502   $1,416,378,067    $225,923,223     $41,669,708
% Initial Pool Balance                 83.10%          72.97%           71.19%           68.33%           10.90%           2.01%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS (CONT'D)       OCT-17           OCT-18        OCT-19         OCT-20
-----------------------------------------------------------------------------------------------

Locked Out                             52.97%           54.07%        55.56%         59.26%
YM (2)                                  0.00%            0.00%         0.00%          0.00%
Greater of YM and 1.00% (2)(3)         47.03%           45.93%        44.44%         40.74%
Greater of YM and 2.00% (2)             0.00%           0.00%          0.00%          0.00%
Open                                    0.00%           0.00%          0.00%          0.00%
-----------------------------------------------------------------------------------------------
TOTALS                                 100.00%         100.00%        100.00%        100.00%
-----------------------------------------------------------------------------------------------
Pool Balance Outstanding             $37,779,047     $33,657,178    $29,290,286    $18,595,046
% Initial Pool Balance                  1.82%           1.62%          1.41%          0.90%
-----------------------------------------------------------------------------------------------

Notes:
(1)  The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.
(2)  See Appendix II for a description of the Yield Maintenance.
(3)  DEF/YM1 loans have been modeled as Yield Maintenance.

                                       I-8

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
  MORTGAGE       CMSA        CMSA      MORTGAGE
  LOAN NO.     LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)
-----------------------------------------------------------------------------------------------------------------------------

      1           1          1-001          MSMC       Lakeforest Mall
      2           2          2-001        PCF/MSMC     West Towne Mall
      3           3          3-001           WFB       The Westin Copley Place
      4           4          4-001           PCF       Two Renaissance Square
      5           5          5-001        PCF/MSMC     East Towne Mall
      6           6          6-001          BSCMI      Lawson Commons
                  7                                    Park 'N Fly Portfolio - Roll-up (I)
      7                      7-001           WFB       Park 'N Fly Atlanta (I)
      8                      7-002           WFB       Park 'N Fly Dallas (I)
      9                      7-003           WFB       Park 'N Fly Cleveland (I)
     10                      7-004           WFB       Park 'N Fly Houston (I)
     11           8          8-001          MSMC       1345 Avenue of the Americas
     12           9          9-001          MSMC       200 Madison Avenue
     13           10        10-001          BSCMI      Computershare Canton
     14           11        11-001           WFB       Depot Business Park
     15           12        12-001          BSCMI      Wilton Executive Campus
                  13                                   InTown Suites - Roll-up (II)
     16                     13-001          BSCMI      InTown Suites - Military Trail (II)
     17                     13-002          BSCMI      InTown Suites - Brandon (II)
     18                     13-003          BSCMI      InTown Suites - Hamilton Church (II)
     19                     13-004          BSCMI      InTown Suites - Broad River (II)
     20                     13-005          BSCMI      InTown Suites - Mobile (II)
     21                     13-006          BSCMI      InTown Suites - Sandy Springs (II)
     22                     13-007          BSCMI      InTown Suites - Chicago West (II)
     23                     13-008          BSCMI      InTown Suites - Charlotte North (II)
     24                     13-009          BSCMI      InTown Suites - Memphis SE (II)
     25                     13-010          BSCMI      InTown Suites - Gunbarrel Road (II)
     26           14        14-001          BSCMI      Circuit City Headquarters
     27           15        15-001          BSCMI      Marriott Philadelphia West
     28           16        16-001          MSMC       Fifth & Pine
     29           17        17-001          BSCMI      American Stock Exchange Building
     30           18        18-001           WFB       AMLI Downtown Apartments
     31           19        19-001           PCF       Saddle Brook Shopping Center
     32           20        20-001           WFB       Manhattan Gateway Shopping Center
     33           21        21-001          BSCMI      Buena Vista Plaza
     34           22        22-001          MSMC       Corral Hollow
     35           23        23-001           PCF       428 Westlake Avenue, North
     36           24        24-001           WFB       Sand Hill Plaza
     37           25        25-001          BSCMI      1301 West Highlands Boulevard
     38           26        26-001          MSMC       Park Avenue Plaza
     39           27        27-001           WFB       Temple Towne Center
                  28                                   24 Hour Fitness Portfolio -  Roll-up (III)
     40                     28-001           WFB       24 Hour Fitness Portfolio -  Cypress (III)
     41                     28-002           WFB       24 Hour Fitness Portfolio - 7420 Metcalf (III)
     42           29        29-001           WFB       Summerhill Plaza
                  30                                   Hinckley Portfolio - Roll-up (IV)
     43                     30-001           WFB       Hinckley Portfolio - Stuart Facility (IV)
     44                     30-002           WFB       Hinckley Portfolio - Portsmouth Facility (IV)
     45                     30-003           WFB       Hinckley Portfolio - SW Harbor Shore (IV)
     46                     30-004           WFB       Hinckley Portfolio - Trenton Facility (IV)
     47                     30-005           WFB       Hinckley Portfolio - SW Harbor Bass Harbor (IV)
                  31                                   Springview Terrace Portfolio - Roll-up (V)
     48                     31-001           WFB       Springview Terrace Portfolio - Grand Valley Village (V)
     49                     31-002           WFB       Springview Terrace Portfolio - Wedgewood Terrace (V)
     50                     31-003           WFB       Springview Terrace Portfolio - Fairview Estates (V)
     51                     31-004           WFB       Springview Terrace Portfolio - Meadowview Village (V)
     52           32        32-001           WFB       The Colonnade Shopping Center
     53           33        33-001           PCF       11303 Antoine
     54           34        34-001          MSMC       Hampton Inn St. Louis
     55           35        35-001          MSMC       Cascade Boulevard Center
     56           36        36-001          BSCMI      Rollingwood Shopping Center
     57           37        37-001           WFB       2200 Harbor Blvd.
     58           38        38-001          MSMC       CarMax Buena Park
     59           39        39-001           PCF       Willow Run Apartments
     60           40        40-001          BSCMI      Sun Trust
     61           41        41-001          MSMC       Mercado Fiesta Center
     62           42        42-001           PCF       FedEx Miami
     63           43        43-001           PCF       8822 South Ridgeline Boulevard
     64           44        44-001           WFB       Winding Commons
                  45                                   Ehrlich Portfolio - Roll-up (VI)
     65                     45-001          BSCMI      Ehrlich Portfolio - Applebee's - Mount Vernon (VI)
     66                     45-002          BSCMI      Ehrlich Portfolio - Golden Corral - Lakeland (VI)
     67                     45-003          BSCMI      Ehrlich Portfolio - Black Eyed Pea - Plano (VI)
     68                     45-004          BSCMI      Ehrlich Portfolio - Tony Roma's - Jacksonville  (VI)
     69                     45-005          BSCMI      Ehrlich Portfolio - Denny's - Virginia Beach (VI)
     70                     45-006          BSCMI      Ehrlich Portfolio - Jack in the Box - Hurst (VI)
     71                     45-007          BSCMI      Ehrlich Portfolio - Taco Bell  - Macomb (VI)
     72                     45-008          BSCMI      Ehrlich Portfolio - Church's - San Antonio (VI)
     73                     45-009          BSCMI      Ehrlich Portfolio - Arby's - New Bern (VI)
     74           46        46-001           WFB       Herndon - Reston Business Park
     75           47        47-001          MSMC       Courtyard Madison East
     76           48        48-001           WFB       Security Public Storage - Bethesda
     77           49        49-001          BSCMI      Pride Center
     78           50        50-001          MSMC       AMTEC Center 4 & 10
     79           51        51-001          MSMC       Brookstone Apartments
     80           52        52-001          BSCMI      Meridian Town Centre
     81           53        53-001           PCF       31775 Hayman Street
     82           54        54-001          MSMC       60 East End Avenue Coop
     83           55        55-001          BSCMI      205 Place
     84           56        56-001          BSCMI      Queen's Boulevard Office
     85           57        57-001           WFB       Wal-Mart Supercenter
     86           58        58-001          BSCMI      The Tannery
     87           59        59-001           WFB       Murray Street Station Apartments
     88           60        60-001          MSMC       Holiday Inn - Daytona Beach
     89           61        61-001          BSCMI      Lynnwood Corporate Center
     90           62        62-001           WFB       Best Buy, Sanford, FL
     91           63        63-001          MSMC       Days Inn - Anaheim
     92           64        64-001          MSMC       Golden Valley Office Park
     93           65        65-001           PCF       Livingston Plaza
     94           66        66-001           PCF       4455 Rivergreen Parkway
     95           67        67-001           WFB       Rivercrest Apartments - Idaho
     96           68        68-001           WFB       Birch Commons Apartment Complex
     97           69        69-001          MSMC       520 East 72nd Street Coop
     98           70        70-001          MSMC       Plantation Corporate Center
     99           71        71-001           WFB       Security Public Storage - Richmond
     100          72        72-001          BSCMI      Staples Plaza
     101          73        73-001           PCF       Amberley Court Apartments Complex
     102          74        74-001           WFB       Centre Pointe Plaza
     103          75        75-001          MSMC       Ridgepoint Apartments
     104          76        76-001           WFB       Shoppes of Midtown
     105          77        77-001           WFB       ParkCenter 400
     106          78        78-001           PCF       4018 Westhollow Parkway
                  79        79-001                     Circle K Portfolio Pod 3 - Roll-up (VII)
     107                    79-002           WFB       Circle K Portfolio Pod 3 - 18649 S Arizona Ave (VII)
     108                    79-003           WFB       Circle K Portfolio Pod 3 - 410 N Center (VII)
     109                    79-004           WFB       Circle K Portfolio Pod 3 - 809 E Southern Ave (VII)
     110                    79-005           WFB       Circle K Portfolio Pod 3 - 1802 E University Dr (VII)
     111                    79-006           WFB       Circle K Portfolio Pod 3 - 15 W Southern Ave (VII)
     112                    79-007           WFB       Circle K Portfolio Pod 3 - 5902 W Bell Rd (VII)
     113                    79-008           WFB       Circle K Portfolio Pod 3 - 2815 E University (VII)
     114                    79-009           WFB       Circle K Portfolio Pod 3 - 3410 N Hayden Rd (VII)
     115                    79-010           WFB       Circle K Portfolio Pod 3 - 9049 W Peoria Ave (VII)
     116                    79-011           WFB       Circle K Portfolio Pod 3 - 4306 W Maryland Ave (VII)
     117          80        80-001           PCF       68-70 East 11th Street
     118          81        81-001          MSMC       NJ Retail Portfolio (A)
     119          82        82-001          MSMC       Metroliner Center (A)
     120          83        83-001          MSMC       Turnpike Plaza (A)
     121          84        84-001           WFB       Security Public Storage - Herndon
     122          85        85-001          MSMC       Heritage Plaza
     123          86        86-001           WFB       West Cliff Shopping Center
                  87                                   Circle K Portfolio Pod 10 - Roll-up (VIII)
     124                    87-001           WFB       Circle K Portfolio Pod 10 - 325 W 70 St (VIII)
     125                    87-002           WFB       Circle K Portfolio Pod 10 - 41 Tamiami Tr (VIII)
     126                    87-003           WFB       Circle K Portfolio Pod 10 - 1825 Appling Harlem Dr (VIII)
     127                    87-004           WFB       Circle K Portfolio Pod 10 - 7700 N Atlantic Ave (VIII)
     128                    87-005           WFB       Circle K Portfolio Pod 10 - 1224 HWY 41 N (VIII)
     129                    87-006           WFB       Circle K Portfolio Pod 10 - 762 Pierremont Rd (VIII)
     130                    87-007           WFB       Circle K Portfolio Pod 10 - 400 S Suncoast Blvd (VIII)
     131                    87-008           WFB       Circle K Portfolio Pod 10 - 2631 Wrightsboro Rd (VIII)
     132                    87-009           WFB       Circle K Portfolio Pod 10 - 3275 W Gulf To Lake Hwy (VIII)
     133                    87-010           WFB       Circle K Portfolio Pod 10 - 528 US Highway 80 (VIII)
     134          88        88-001          BSCMI      25 East Salem
     135          89        89-001          MSMC       2 East Hutton Centre Drive
     136          90        90-001           WFB       Corporate Pointe
     137          91        91-001           WFB       Posthole Office
                  92                                   CVS Portfolio - Roll-up (IX)
     138                    92-001          BSCMI      CVS - Keystone Heights (IX)
     139                    92-001          BSCMI      CVS - Lakeland (IX)
     140          93        93-001          BSCMI      14140 Ventura Blvd.
     141          94        94-001           WFB       Walgreens - Cheyenne
     142          95        95-001           WFB       Walgreens - Albuquerque
     143          96        96-001           PCF       Spanish River Plaza
     144          97        97-001          MSMC       Campus Edge Apts - Phase II
     145          98        98-001           WFB       Terri's Consign and Design Furnishings
     146          99        99-001          BSCMI      Swift Creek Shopping Center
     147         100        100-001         BSCMI      Hanover Commons
     148         101        101-001          WFB       Marketplace Square
     149         102        102-001          PCF       101 Locust Street
     150         103        103-001          WFB       Security Public Storage - Escondido
     151         104        104-001          WFB       North Bay Self Storage
     152         105        105-001          WFB       Colonial Village
     153         106        106-001          WFB       Castroville and Salinas Industrial
     154         107        107-001          WFB       Walgreens - Lawton
     155         108        108-001         BSCMI      Rosamond Apartments
     156         109        109-001          WFB       5109 E. La Palma Ave.
     157         110        110-001         BSCMI      125 Phillips Avenue
     158         111        111-001          WFB       Mill Creek Professional Center
     159         112        112-001         BSCMI      Park Road Benicia
     160         113        113-001         MSMC       Pyramid Self Storage
     161         114        114-001          WFB       Walgreens - Ruidoso
     162         115        115-001          WFB       Walgreens - Des Moines
     163         116        116-001          WFB       10000 College Blvd
     164         117        117-001          PCF       Tinton Pines Apartments
     165         118        118-001         MSMC       Weaver Fields Apartments
     166         119        119-001          WFB       5455 S. Centinela Avenue
     167         120        120-001          WFB       Los Altos Courtyard
     168         121        121-001         BSCMI      Walgreens - Miami
     169         122        122-001          WFB       Walgreens - San Bernardino
     170         123        123-001          WFB       Maple Lewis Business Center-Corona CA
     171         124        124-001          WFB       Foothill Center
     172         125        125-001          WFB       Pierremont Mall Shopping Center
     173         126        126-001         BSCMI      Bell Plaza
     174         127        127-001         MSMC       1810-1848 Lomita Blvd
     175         128        128-001          PCF       5676 Innovation Drive
     176         129        129-001          WFB       Pebble Creek Apartments
     177         130        130-001          WFB       Shasta Villa Apartments
     178         131        131-001         MSMC       Dunn Center Ground Lease
     179         132        132-001          WFB       CVS Pharmacy-CT
     180         133        133-001         BSCMI      505 Paradise Road
     181         134        134-001          WFB       Page Self Storage
                 135                                   Dollar General (Pool 7) - Roll-up (X)
     182                    135-001          WFB       Dollar General (Pool 7) - Weslaco (X)
     183                    135-002          WFB       Dollar General (Pool 7) - Edinburg (X)
     184                    135-003          WFB       Dollar General (Pool 7) - Southpark (X)
     185                    135-004          WFB       Dollar General (Pool 7) - Santa Rosa (X)
     186                    135-005          WFB       Dollar General (Pool 7) - Heavenly (X)
     187         136        136-001          WFB       Owatonna Commons
     188         137        137-001          PCF       849 North 10th Street
     189         138        138-001          PCF       Bonita Centre East
     190         139        139-001          WFB       Four Storage - Bristol Plaza
     191         140        140-001          WFB       Security Public Storage - Oceanside
     192         141        141-001         BSCMI      Eckerd - McKeesport
                 142                                   McBlock Portfolio - Roll-up (XI)
     193                    142-001          PCF       McBlock McDonough (XI)
     194                    142-002          PCF       McBlock Woodstock (XI)
     195         143        143-001         MSMC       Victoria Square Shopping Center
     196         144        144-001          WFB       Tractor Supply Company - Wisconsin
     197         145        145-001          WFB       Airport Center
     198         146        146-001          WFB       Veteran Avenue Apartments
     199         147        147-001         BSCMI      Walgreens Chesapeake
     200         148        148-001          WFB       Parkridge Center
     201         149        149-001          WFB       Maple Commerce Center
     202         150        150-001          PCF       Stevens Creek Retail Center
     203         151        151-001         BSCMI      Kash N' Karry - New Port Richey
                 152                                   Dollar General (Pool 5) - Roll-up (XII)
     204                    152-001          WFB       Dollar General (Pool 5) - Laredo (XII)
     205                    152-002          WFB       Dollar General (Pool 5) - McAllen (Auburn) (XII)
     206                    152-003          WFB       Dollar General (Pool 5) - Bryan (XII)
     207                    152-004          WFB       Dollar General (Pool 5) - McAllen (Dove) (XII)
     208         153        153-001         BSCMI      Eckerd - Virginia Beach
     209         154        154-001         BSCMI      CVS Wilmington
     210         155        155-001          PCF       2913 Transport Street
     211         156        156-001         MSMC       Park City Retail
     212         157        157-001          WFB       Security Public Storage - Roseville
     213         158        158-001          WFB       Severna Park Plaza
     214         159        159-001          PCF       1150 North Miller Street
     215         160        160-001         MSMC       Lakemont Gardens
     216         161        161-001          PCF       190 S. Weber Road
     217         162        162-001         BSCMI      Eckerd - Hiram
     218         163        163-001          PCF       McDonough Promenade
     219         164        164-001          WFB       Redding Hilltop Apartments
                 165                                   Dollar General (Pool 3) - Roll-up (XIII)
     220                    165-001          WFB       Dollar General (Pool 3) - Castroville (XIII)
     221                    165-002          WFB       Dollar General (Pool 3) - Harlingen (XIII)
     222                    165-003          WFB       Dollar General (Pool 3) - Dripping Springs (XIII)
     223                    165-004          WFB       Dollar General (Pool 3) - New Waverly (XIII)
     224         166        166-001         MSMC       13 South William St.
     225         167        167-001          PCF       1220 Railroad Street
     226         168        168-001          WFB       South Bluff Crossing
     227         169        169-001          PCF       The Veranda
     228         170        170-001          WFB       University Manor Apartments
     229         171        171-001          WFB       Heritage Heights Apartments
     230         172        172-001          WFB       3685 17th Street Apartments
     231         173        173-001          PCF       Parkway Apartments
     232         174        174-001          WFB       Holiday Hammond and The Edge
     233         175        175-001          WFB       Rite Aid - Philadelphia
     234         176        176-001          WFB       2145 E. 49th Street
     235         177        177-001          WFB       City View Apartments
     236         178        178-001          WFB       Security Public Storage - Sacramento II
     237         179        179-001          WFB       White Cap Industries II
     238         180        180-001          WFB       Sundance Apartments
                 181                                   Dollar General (Pool 6) - Roll-up (XIV)
     239                    181-001          WFB       Dollar General (Pool 6) - San Marcos (XIV)
     240                    181-002          WFB       Dollar General (Pool 6) - Walnut (XIV)
     241                    181-003          WFB       Dollar General (Pool 6) - Hwy 46 (XIV)
     242         182        182-001         BSCMI      Rite Aid - Medford
     243         183        183-001          WFB       Cirby Business Park
     244         184        184-001          WFB       Oregon Aero Building
     245         185        185-001          WFB       Van Nuys and Sherman Way Shopping Center
     246         186        186-001          WFB       2525 N. Naomi Street
     247         187        187-001          WFB       Broomfield Marketplace
     248         188        188-001         BSCMI      Hartwell Retail
     249         189        189-001          WFB       3235 San Fernando Road
     250         190        190-001         BSCMI      Rite Aid - Poulsbo
     251         191        191-001         BSCMI      Rite Aid - Sequim
     252         192        192-001         MSMC       College & Horizon
     253         193        193-001          WFB       Red Branch Center
                 194                                   Dollar General (Pool 4) - Roll-up (XV)
     254                    194-001          WFB       Dollar General (Pool 4) - Edinburg (XV)
     255                    194-002          WFB       Dollar General (Pool 4) - San Juan (XV)
     256                    194-003          WFB       Dollar General (Pool 4) - Premont (XV)
     257         195        195-001          WFB       Security Public Storage - Vallejo
     258         196        196-001          WFB       Office Max - San Francisco
     259         197        197-001         BSCMI      Rite Aid - Turlock
     260         198        198-001          WFB       3010 Knight Street
     261         199        199-001         MSMC       Towne Storage - West Jordan
     262         200        200-001          WFB       Country Faire Shopping Center
     263         201        201-001         BSCMI      1110 Wyatt Street
     264         202        202-001         BSCMI      1184 Cromwell Avenue
     265         203        203-001          WFB       25620 Rye Canyon Industrial
     266         204        204-001         BSCMI      Rite Aid - Seaside
     267         205        205-001          WFB       HH GREGG - Muncie, IN.
     268         206        206-001         MSMC       Pennwood Square Apartments
     269         207        207-001          WFB       SouthTown Mobile Home Park
     270         208        208-001          WFB       Sunrise Business Park
     271         209        209-001          PCF       2020 West Pinnacle Peak Road
                 210                                   Waco Apartments Portfolio - Roll-up (XVI)
     272                    210-001          WFB       Waco Apartments Portfolio - South 11th Street Apartments (XVI)
     273                    210-002          WFB       Waco Apartments Portfolio - 1600 & 1604 Bagby (XVI)
     274                    210-003          WFB       Waco Apartments Portfolio - St. James Apartments (XVI)
     275         211        211-001          WFB       Gunbarrel Commons
     276         212        212-001         MSMC       Edgewood Court Apartments
     277         213        213-001         MSMC       Rite Aid - Gonzales, LA
     278         214        214-001          WFB       5800 Park Center, Ltd
     279         215        215-001         BSCMI      Kirklands Cookeville
     280         216        216-001          WFB       Oxboro Place Apartments
     281         217        217-001         MSMC       Churchill Square Apartments
     282         218        218-001          PCF       5525 West Division Street
     283         219        219-001          PCF       51 East 71st Street
     284         220        220-001         MSMC       65 King Street
     285         221        221-001          PCF       2525 West 59th Street

                                                       TOTALS AND WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE
  LOAN NO.    STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

      1       701 Russell Avenue
      2       66 West Towne Mall
      3       10 Huntington Avenue
      4       40 North Central Avenue
      5       89 East Towne Mall
      6       380 Saint Peter Street North

      7       3950 Conley Street
      8       800 Royal Lane
      9       19000 Snow Road
     10       15480 John F. Kennedy Boulevard
     11       1345 Avenue of the Americas
     12       200 Madison Avenue
     13       250 Royall Street
     14       16 Business Park Way
     15       11-15 & 21 River Road

     16       5801 Military Trail North
     17       8207 East Adamo Drive
     18       2823 Murfreesboro Pike
     19       1633 Broad River Road
     20       1116 West I-65 Service Road South
     21       355 Hammond Drive
     22       350 East Roosevelt Road
     23       7706 North Tryon Street
     24       3539 Ridgeway Road
     25       1914 Gunbarrel Road
     26       9954 Mayland Drive
     27       111 Crawford Avenue
     28       1501 and 1503 Fifth Avenue
     29       86 Trinity Place & 22 Thames Street
     30       201 Lavaca Street
     31       189 Route 46 West
     32       1800 Rosecrans Avenue
     33       2411 West Olive
     34       NE Corner of West 11th Street & Corral Hollow Road
     35       428 Westlake Avenue North
     36       228 South Main Street, Route 25
     37       1301 West Highlands Boulevard
     38       55 East 52nd Street
     39       2112 SW H K Dodgen Loop

     40       4501 Katella Avenue
     41       7420 Metcalf Ave.
     42       7501 - 7581 W. Lake Mead Blvd

     43       4550 SE Boatyard Drive
     44       Maritime Drive
     45       127 and 130 Shore Road
     46       50 Industrial Way
     47       121 Bass Harbor Road

     48       11 Grand Valley Drive
     49       3725 Peoria Road
     50       260 East Garfield Avenue
     51       3614 Stadium Drive
     52       6708 West Canal Drive
     53       11303 Antoine
     54       333 Washington Avenue
     55       10329-10487 SW Cascade Boulevard
     56       13520 & 13851 Foulger Square
     57       2200 Harbor Blvd
     58       6100 Manchester Boulevard
     59       3505 West Moreland Avenue
     60       801 Laurel Oak Drive
     61       1457 W. Southern Avenue
     62       200 S Miami Avenue
     63       8822 South Ridgeline Boulevard
     64       6017 Winding Way

     65       105 North Potomac Boulevard
     66       4532 S. Florida Avenue
     67       1905 Preston Road
     68       4521 Southside Boulevard
     69       5720 Northampton Blvd.
     70       320 Grapevine Highway
     71       45590 Gratiot Avenue
     72       1003 SE Military Drive
     73       1705 Red Robin Lane
     74       300 - 364 Victory Drive, 301-366 Spring Street
     75       2502 Crossroads Drive
     76       5221 River Road
     77       22828-22968 Victory Blvd.
     78       6409 Congress Ave & 751 Park of Commerce Drive
     79       2701 Homestead Road
     80       4886-4950 Marsh Road
     81       31775 Hayman Street
     82       60 East End Avenue
     83       9722 S.E. Washington Street
     84       120-34/44 and  120-46/70 Queens Blvd.
     85       87 Airport Road
     86       12-22 Federal Street and 50-52, 54-58, 71-79 Water Street
     87       1262 Murray Street
     88       930 N Atlantic Avenue
     89       19401 40th Avenue West
     90       1501 Rinehart Road
     91       2029 South Harbor Boulevard
     92       123 Camino de la Reina
     93       963 Livingston Avenue
     94       4455 Rivergreen Parkway
     95       2005 Canyon Crest Drive
     96       1850 E. Birch Avenue
     97       520 East 72nd Street
     98       2 South University Drive
     99       801 Madeline Road
     100      1145 North Colony Road
     101      3240, 3257 & 3245 West 147th Place and 3400, 3414, 3424, 3434, 3450, 3510, 3518, 3542 & 3620 West 147th Street
     102      39355 California Street
     103      5020 West Peoria Avenue
     104      1500 Government Street
     105      400 North Tustin Avenue
     106      4018 Westhollow Parkway

     107      18649 S Arizona Ave
     108      410 N Center Street
     109      809 E Southern Ave
     110      1802 E University Dr
     111      15 W Southern Ave
     112      5902 W Bell Rd
     113      2815 E University
     114      3410 N Hayden Rd
     115      9049 W Peoria Ave
     116      4306 W Maryland Ave
     117      68-70 East 11th Street
     118      1182 Rahway Avenue; 291 Amboy Avenue; 239 and 245 Main Street, 570 Route 1 North
     119      15 Gill Lane
     120      301 Port Reading Avenue
     121      385 Spring Street and 303 Victory Drive
     122      210-268 Ryders Lane
     123      2311 West Ledbetter Drive

     124      325 W 70 St
     125      41 Tamiami Tr
     126      1825 Appling Harlem Dr
     127      7700 N Atlantic Ave
     128      1224 HWY 41 N
     129      762 Pierremont Rd
     130      400 S Suncoast Blvd
     131      2631 Wrightsboro Rd
     132      3275 W Gulf To Lake Hwy
     133      Hwy 80 and Quarterman Drive
     134      25 East Salem Street
     135      2 Hutton Centre Drive
     136      5250 S. Virginia Street
     137      6345 South Jones Blvd.

     138      120 State Road 100
     139      6105 U.S. Highway 98 North
     140      14140 Ventura Blvd.
     141      2303 East Lincolnway
     142      10236 Coors Blvd
     143      500 East Spanish River Boulevard
     144      1300 Varsity Lane
     145      8698 E. Raintree Drive
     146      5861 Holly Springs Road
     147      1246 Washington Street
     148      1420 and 1442 East Chandler Boulevard
     149      101 Locust Street
     150      425 North Quince Street
     151      720 Southpoint Boulevard
     152      2910 N. Eastman Road
     153      1081-1083 Harkins Road and 11085, 11145-11165, 11285, and 11325 Commercial Parkway
     154      6701 Northwest Cache Rd
     155      3400 15th Street West
     156      5109 E. La Palma Ave.
     157      125 Phillips Avenue
     158      16030 Bothell Everett Highway
     159      4401-4477 Park Road
     160      1515 Washington Avenue
     161      138 Sudderth Drive
     162      1330 E. University Avenue
     163      10000 College Blvd
     164      1-34 Karen Drive & 1-96 Diane Drive
     165      3870 Weaver Meadows Lane
     166      5455 S. Centinela Avenue
     167      851 Fremont Avenue
     168      200 SW 13th Street
     169      1301 W. Base Line Street
     170      310, 330, 350 South Maple Street
     171      20651& 20671 Lake Forest Drive
     172      4801 Line Avenue
     173      6230-6260 West 95th Street
     174      1810-1848 Lomita Boulevard
     175      5676 Innovation Drive
     176      950 E. Southern Avenue
     177      275 Hilltop Drive
     178      NWC W. Florissant Road & Dunn Road
     179      142 Talcottville Road
     180      505 Paradise Road
     181      1456 Route 55

     182      900 N. International
     183      4406 Raul Longoria
     184      19620 FM 1485 Road
     185      21820 FM 506
     186      23412 FM 1485
     187      1100 West Frontage Road
     188      849 North 10th Street
     189      4500-4538 Bonita Road
     190      2900 Ford Road
     191      1501 South Coast Highway
     192      400 Lincoln Highway

     193      41 Price Quarters Road
     194      12154 Highway 92
     195      6677 103rd Street
     196      1801 Milwaukee Avenue
     197      1350 S. Loop Road
     198      1417 Veteran Avenue
     199      1168 George Washington Hwy
     200      8950 State Route 108
     201      109-119 N. Maple St. & 1869 W. Pomona Road
     202      20807 Stevens Creek Blvd.
     203      6400 Massachusetts Ave

     204      3353 Clark Blvd.
     205      7900 N. 23rd Street
     206      2711 Boonville Rd.
     207      1200 Dove
     208      1808 Salem Road
     209      1700 Eastwood Road
     210      2913 Transport Street
     211      625 Main Street,
     212      715 Cirby Way
     213      160 Governor Ritchie Highway
     214      1150 North Miller Street
     215      100-600 Twin Ponds Lane
     216      190 South Weber Road
     217      4692 Ridge Road
     218      1401 Highway 20 West
     219      105 Hilltop Drive

     220      U.S. Hwy 90
     221      2321 Stuart Place Rd.
     222      2400 Hwy 290 & Springs Lane
     223      9312 SH 75 South
     224      13 South William Street
     225      1220 Railroad Street
     226      1345 West Southport Road
     227      901-913 Lincoln Avenue & 900-923 Monte Carlo
     228      615 South Sugar Road
     229      11706 Arbor Street
     230      3685 17th Street
     231      925-931 North Front Street
     232      220 S. 2nd St. & 207 S. 15th St.
     233      6201 Germantown Avenue
     234      2145 E. 49th Street
     235      1307 Mt. Pisgah Rd
     236      6301 Stockton Blvd.
     237      1995 West Cordelia Road
     238      3801, 3805, 3808, 3809, 3810, 3821, 3831 W. 79th Avenue and 7847 Jewel Lake Road

     239      102 Willow Springs Drive
     240      1812 South Walnut Ave.
     241      988 S. Hwy 46
     242      981 Medford Center
     243      601 Commerce Drive and 198 Cirby Way
     244      3210 Del Webb Avenue NE
     245      14434-14480 Sherman Way
     246      2525 N. Naomi Street
     247      6765 & 6785 West 120th Avenue
     248      1541 Anderson Highway
     249      3235 N. San Fernando Road
     250      19475 Seventh Avenue
     251      680 C West Washington St.
     252      709 E. Horizon Ridge Drive
     253      9110 Red Branch Road

     254      1406 Monte Cristo Rd.
     255      3102 Raul Longoria
     256      915 S Broadway
     257      4360 Sonoma Blvd.
     258      1750 Harrison Street
     259      651 N. Golden State Blvd.
     260      3010 Knight Street
     261      4502 West New Bingham Highway
     262      12111-12191 Alcosta Blvd
     263      1110 Wyatt Street
     264      1184 Cromwell Avenue
     265      25620 Rye Canyon Road
     266      313 South Roosevelt Drive
     267      4301 West Clara Lane
     268      600 Pennwood Avenue
     269      7555 Decatur Road
     270      4851 - 4871 Sunrise Drive
     271      2020 West Pinnacle Peak Road

     272      1708, 1715, & 1721 S. 11th Street
     273      1600 & 1604 Bagby
     274      1318 James Street
     275      2265 Gunbarrel Road
     276      235 Edgewood Avenue
     277      1710 North Airline Highway
     278      5800 Park Center
     279      393 West Jackson Street
     280      325-327 West 98th Street
     281      163 Churchill Road
     282      5525 West Division Street
     283      51 East 71st Street
     284      65 King Street
     285      2525 West 59th Street

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE
  LOAN NO.    CITY                      STATE     ZIP CODE     PROPERTY TYPE                          PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------

      1       Gaithersburg                MD        20877      Retail                                 Anchored
      2       Madison                     WI        53719      Retail                                 Anchored
      3       Boston                      MA        02116      Hospitality                            Full Service
      4       Phoenix                     AZ        85004      Office                                 Urban
      5       Madison                     WI        53704      Retail                                 Anchored
      6       St. Paul                    MN        55102      Office                                 Urban

      7       College Park                GA        30337      Other                                  Parking
      8       Coppell                     TX        75019      Other                                  Parking
      9       Brook Park                  OH        44142      Other                                  Parking
     10       Houston                     TX        77032      Other                                  Parking
     11       New York                    NY        10019      Office                                 Urban
     12       New York                    NY        10016      Office                                 Urban
     13       Canton                      MA        02021      Office                                 Suburban
     14       Sacramento                  CA        95828      Industrial                             Warehouse
     15       Wilton                      CT        06897      Mixed Use                              Retail/Office

     16       Riviera Beach               FL        33407      Hospitality                            Extended Stay
     17       Tampa                       FL        33619      Hospitality                            Extended Stay
     18       Antioch                     TN        37013      Hospitality                            Extended Stay
     19       Columbia                    SC        29210      Hospitality                            Extended Stay
     20       Mobile                      AL        36609      Hospitality                            Extended Stay
     21       Sandy Springs               GA        30328      Hospitality                            Extended Stay
     22       Villa Park                  IL        60181      Hospitality                            Extended Stay
     23       Charlotte                   NC        28262      Hospitality                            Extended Stay
     24       Memphis                     TN        38815      Hospitality                            Extended Stay
     25       Chattanooga                 TN        37421      Hospitality                            Extended Stay
     26       Richmond                    VA        23233      Office                                 Suburban
     27       West Conshohocken           PA        19428      Hospitality                            Full Service
     28       Seattle                     WA        98101      Mixed Use                              Retail/Office
     29       New York                    NY        10006      Office                                 Urban
     30       Austin                      TX        78701      Multifamily                            Mid Rise
     31       Saddle Brook Township       NJ        07663      Retail                                 Anchored
     32       Manhattan Beach             CA        90266      Retail                                 Anchored
     33       Burbank                     CA        91506      Office                                 Suburban
     34       Tracy                       CA        95376      Retail                                 Anchored
     35       Seattle                     WA        98109      Office                                 Suburban
     36       Newtown                     CT        06470      Retail                                 Anchored
     37       Lincoln                     NE        68521      Office                                 Suburban
     38       New York                    NY        10022      Office                                 Urban
     39       Temple                      TX        76504      Retail                                 Anchored

     40       Cypress                     CA        90730      Retail                                 Anchored
     41       Overland Park               KS        66204      Retail                                 Big Box
     42       Las Vegas                   NV        89128      Retail                                 Anchored

     43       Stuart                      FL        34997      Other                                  Marina
     44       Portsmouth                  RI        02871      Other                                  Marina
     45       Southwest Harbor            ME        04679      Industrial                             Light Industrial
     46       Trenton                     ME        04605      Industrial                             Light Industrial
     47       Southwest Harbor            ME        04679      Other                                  Marina

     48       Springfield                 IL        62704      Manufactured Housing Community         Manufactured Housing Community
     49       Springfield                 IL        62702      Manufactured Housing Community         Manufactured Housing Community
     50       Coldwater                   MI        49036      Manufactured Housing Community         Manufactured Housing Community
     51       Kalamazoo                   MI        49008      Manufactured Housing Community         Manufactured Housing Community
     52       Kennewick                   WA        99336      Retail                                 Anchored
     53       Houston                     TX        77066      Industrial                             Warehouse
     54       St. Louis                   MO        63102      Hospitality                            Limited Service
     55       Tigard                      OR        97223      Retail                                 Anchored
     56       Woodbridge                  VA        22192      Retail                                 Anchored
     57       Costa Mesa                  CA        92627      Retail                                 Anchored
     58       Buena Park                  CA        90621      Retail                                 Big Box
     59       Willow Grove                PA        19090      Multifamily                            Garden
     60       Naples                      FL        34108      Office                                 Suburban
     61       Mesa                        AZ        85202      Retail                                 Shadow Anchored
     62       Miami                       FL        33130      Industrial                             Warehouse
     63       Highlands Ranch             CO        80129      Office                                 Suburban
     64       Carmichael                  CA        95608      Multifamily                            Garden

     65       Mount Vernon                IL        62864      Retail                                 Specialty
     66       Lakeland                    FL        33813      Retail                                 Specialty
     67       Plano                       TX        75093      Retail                                 Specialty
     68       Jacksonville                FL        32216      Retail                                 Specialty
     69       Virginia Beach              VA        23455      Retail                                 Specialty
     70       Hurst                       TX        76054      Retail                                 Specialty
     71       Macomb                      MI        48042      Retail                                 Specialty
     72       San Antonio                 TX        78214      Retail                                 Specialty
     73       New Bern                    NC        28562      Retail                                 Specialty
     74       Herndon                     VA        20170      Industrial                             Flex Industrial
     75       Madison                     WI        53718      Hospitality                            Limited Service
     76       Bethesda                    MD        20816      Self Storage                           Self Storage
     77       Woodland Hills              CA        91367      Retail                                 Anchored
     78       Boca Raton                  FL        33487      Office                                 Medical
     79       Chapel Hill                 NC        27516      Multifamily                            Garden
     80       Meridian                    MI        48864      Retail                                 Anchored
     81       Hayward                     CA        94544      Industrial                             Light Industrial
     82       New York                    NY        10028      Multifamily                            High Rise
     83       Portland                    OR        97216      Retail                                 Shadow Anchored
     84       Kew Gardens                 NY        11415      Office                                 Urban
     85       Hazelton                    PA        18201      Retail                                 Anchored
     86       Newburyport                 MA        01950      Mixed Use                              Retail/Office
     87       San Luis Obispo             CA        93405      Multifamily                            Garden
     88       Daytona Beach               FL        32118      Hospitality                            Full Service
     89       Lynnwood                    WA        98036      Office                                 Suburban
     90       Sanford                     FL        32771      Retail                                 Big Box
     91       Anaheim                     CA        92802      Hospitality                            Limited Service
     92       San Diego                   CA        92108      Office                                 Suburban
     93       North Brunswick             NJ        08901      Retail                                 Anchored
     94       Duluth                      GA        30096      Industrial                             Warehouse
     95       Twin Falls                  ID        83301      Multifamily                            Low Rise
     96       Fresno                      CA        93726      Multifamily                            Garden
     97       New York                    NY        10021      Multifamily                            High Rise
     98       Plantation                  FL        33324      Office                                 Urban
     99       Richmond                    CA        94806      Self Storage                           Self Storage
     100      Wallingford                 CT        06492      Retail                                 Anchored
     101      Midlothian                  IL        60445      Multifamily                            Garden
     102      Fremont                     CA        94538      Office                                 Suburban
     103      Glendale                    AZ        85304      Multifamily                            Garden
     104      Mobile                      AL        36604      Retail                                 Anchored
     105      Santa Ana                   CA        92705      Office                                 Suburban
     106      Houston                     TX        77082      Industrial                             Warehouse

     107      Chandler                    AZ        85248      Retail                                 Free Standing
     108      Mesa                        AZ        85201      Retail                                 Free Standing
     109      Mesa                        AZ        85204      Retail                                 Free Standing
     110      Tempe                       AZ        85281      Retail                                 Free Standing
     111      Tempe                       AZ        85282      Retail                                 Free Standing
     112      Glendale                    AZ        85308      Retail                                 Free Standing
     113      Mesa                        AZ        85213      Retail                                 Free Standing
     114      Scottsdale                  AZ        85251      Retail                                 Free Standing
     115      Peoria                      AZ        85345      Retail                                 Free Standing
     116      Glendale                    AZ        85301      Retail                                 Free Standing
     117      New York                    NY        10003      Other                                  Parking
     118      Woodbridge                  NJ        07067      Retail                                 Unanchored
     119      Iselin                      NJ        08830      Retail                                 Unanchored
     120      Port Reading                NJ        07095      Retail                                 Unanchored
     121      Herndon                     VA        20170      Self Storage                           Self Storage
     122      Milltown                    NJ        08850      Retail                                 Unanchored
     123      Dallas                      TX        75224      Retail                                 Anchored

     124      Shreveport                  LA        71106      Retail                                 Free Standing
     125      Port Charlotte              FL        33953      Retail                                 Free Standing
     126      Appling                     GA        30802      Retail                                 Free Standing
     127      Cape Canaveral              FL        32920      Retail                                 Free Standing
     128      Inverness                   FL        32650      Retail                                 Free Standing
     129      Shreveport                  LA        71106      Retail                                 Free Standing
     130      Crystal River               FL        34429      Retail                                 Free Standing
     131      Augusta                     GA        30904      Retail                                 Free Standing
     132      Lecanto                     FL        34661      Retail                                 Free Standing
     133      Savannah                    GA        31410      Retail                                 Free Standing
     134      Hackensack                  NJ        07601      Office                                 Suburban
     135      Santa Ana                   CA        92707      Retail                                 Unanchored
     136      Reno                        NV        89502      Office                                 Suburban
     137      Las Vegas                   NV        89118      Office                                 Suburban

     138      Keystone Heights            FL        32656      Retail                                 Free Standing
     139      Lakeland                    FL        33809      Retail                                 Free Standing
     140      Los Angeles                 CA        91423      Office                                 Urban
     141      Cheyenne                    WY        82001      Retail                                 Free Standing
     142      Albuquerque                 NM        87114      Retail                                 Free Standing
     143      Boca Raton                  FL        33431      Office                                 Suburban
     144      Charlotte                   NC        28223      Multifamily                            Student Housing
     145      Scottsdale                  AZ        85260      Retail                                 Shadow Anchored
     146      Cary                        NC        27606      Retail                                 Anchored
     147      Hanover                     MA        02339      Retail                                 Anchored
     148      Phoenix                     AZ        85048      Retail                                 Shadow Anchored
     149      Hartford                    CT        06114      Industrial                             Light Industrial
     150      Escondido                   CA        92025      Self Storage                           Self Storage
     151      Petaluma                    CA        94954      Self Storage                           Self Storage
     152      Longview                    TX        75605      Multifamily                            Garden
     153      Castroville & Salinas       CA    95012 & 93962  Industrial                             Warehouse
     154      Lawton                      OK        73505      Retail                                 Free Standing
     155      Rosamond                    CA        93560      Multifamily                            Garden
     156      Anaheim                     CA        92807      Office                                 Suburban
     157      South Hackensack            NJ        07606      Industrial                             Warehouse
     158      Mill Creek                  WA        98012      Office                                 Medical
     159      Benicia                     CA        94510      Industrial                             Flex Industrial
     160      Neptune                     NJ        07753      Self Storage                           Self Storage
     161      Ruidoso                     NM        88345      Retail                                 Free Standing
     162      Des Moines                  IA        50316      Retail                                 Free Standing
     163      Overland Park               KS        66210      Office                                 Suburban
     164      Tinton Falls                NJ        07724      Multifamily                            Garden
     165      Memphis                     TN        38109      Multifamily                            Garden
     166      Los Angeles                 CA        90066      Office                                 Suburban
     167      Los Altos                   CA        94024      Office                                 Medical
     168      Miami                       FL        33130      Retail                                 Anchored
     169      San Bernardino              CA        92411      Retail                                 Anchored
     170      Corona                      CA        92882      Industrial                             Light Industrial
     171      Lake Forest                 CA        92630      Retail                                 Unanchored
     172      Shreveport                  LA        71106      Retail                                 Anchored
     173      Oak Lawn                    IL        60453      Retail                                 Unanchored
     174      Lomita                      CA        90717      Retail                                 Unanchored
     175      Valley City                 OH        44280      Industrial                             Warehouse
     176      Mesa                        AZ        85204      Multifamily                            Garden
     177      Redding                     CA        96003      Multifamily                            Garden
     178      Florissant                  MO        63033      Retail                                 Big Box
     179      Vernon                      CT        06066      Retail                                 Free Standing
     180      Swampscott                  MA        01907      Retail                                 Unanchored
     181      LaGrangeville               NY        12540      Self Storage                           Self Storage

     182      Weslaco                     TX        78596      Retail                                 Free Standing
     183      Edinburg                    TX        78539      Retail                                 Free Standing
     184      New Caney                   TX        77357      Retail                                 Free Standing
     185      Santa Rosa                  TX        78593      Retail                                 Free Standing
     186      New Caney                   TX        77357      Retail                                 Free Standing
     187      Owatonna                    MN        55060      Retail                                 Shadow Anchored
     188      Sacramento                  CA        95814      Industrial                             Warehouse
     189      Bonita                      CA        91902      Retail                                 Unanchored
     190      Bristol                     PA        19007      Self Storage                           Self Storage
     191      Oceanside                   CA        92054      Self Storage                           Self Storage
     192      East McKeesport             PA        15035      Retail                                 Free Standing

     193      McDonough                   GA        30253      Other                                  Leased Fee
     194      Woodstock                   GA        30188      Other                                  Leased Fee
     195      Jacksonville                FL        32210      Retail                                 Shadow Anchored
     196      Burlington                  WI        53105      Retail                                 Big Box
     197      Alameda                     CA        94502      Office                                 Suburban
     198      Los Angeles                 CA        90024      Multifamily                            Garden
     199      Chesapeake                  VA        23323      Retail                                 Free Standing
     200      Columbia                    MD        21045      Office                                 Suburban
     201      Corona                      CA        92880      Industrial                             Flex Industrial
     202      Cupertino                   CA        95014      Retail                                 Shadow Anchored
     203      New Port Richey             FL        34653      Retail                                 Free Standing

     204      Laredo                      TX        78043      Retail                                 Free Standing
     205      McAllen                     TX        78504      Retail                                 Free Standing
     206      Bryan                       TX        77808      Retail                                 Free Standing
     207      McAllen                     TX        78504      Retail                                 Free Standing
     208      Virginia Beach              VA        23456      Retail                                 Anchored
     209      Wilmington                  NC        28403      Retail                                 Anchored
     210      Richmond                    VA        23234      Industrial                             Warehouse
     211      Park City,                  UT        84060      Retail                                 Unanchored
     212      Roseville                   CA        95678      Self Storage                           Self Storage
     213      Severna Park                MD        21146      Retail                                 Unanchored
     214      Anaheim                     CA        92806      Industrial                             Warehouse
     215      Bridgeville                 PA        15206      Multifamily                            Garden
     216      Bolingbrook                 IL        60490      Other                                  Leased Fee
     217      Hiram                       GA        30134      Retail                                 Free Standing
     218      McDonough                   GA        30253      Retail                                 Shadow Anchored
     219      Redding                     CA        96003      Multifamily                            Low Rise

     220      Castroville                 TX        78009      Retail                                 Free Standing
     221      Harlingen                   TX        78552      Retail                                 Free Standing
     222      Dripping Springs            TX        78620      Retail                                 Free Standing
     223      New Waverly                 TX        77358      Retail                                 Free Standing
     224      New York                    NY        10004      Office                                 Urban
     225      Corona                      CA        92882      Industrial                             Warehouse
     226      Indianapolis                IN        46217      Retail                                 Unanchored
     227      College Station             TX        77840      Multifamily                            Garden
     228      Edinburg                    TX        78539      Multifamily                            Garden
     229      Omaha                       NE        68144      Multifamily                            Garden
     230      San Francisco               CA        94114      Multifamily                            Low Rise
     231      Harrisburg                  PA        17102      Multifamily                            Mid Rise
     232      Waco                        TX        76701      Multifamily                            Garden
     233      Philadelphia                PA        19144      Retail                                 Big Box
     234      Vernon                      CA        90058      Industrial                             Warehouse
     235      Walnut Creek                CA        94596      Multifamily                            Garden
     236      Sacramento                  CA        95824      Self Storage                           Self Storage
     237      Fairfield                   CA        94534      Industrial                             Warehouse
     238      Anchorage                   AK        99502      Multifamily                            Low Rise

     239      San Marcos                  TX        78666      Retail                                 Free Standing
     240      New Braunfels               TX        78130      Retail                                 Free Standing
     241      New Braunfels               TX        78130      Retail                                 Free Standing
     242      Medford                     OR        97504      Retail                                 Big Box
     243      Roseville                   CA        95678      Industrial                             Flex Industrial
     244      Salem                       OR        97302      Industrial                             Flex Industrial
     245      Van Nuys                    CA        91405      Retail                                 Unanchored
     246      Burbank                     CA        91504      Industrial                             Light Industrial
     247      Broomfield                  CO        80020      Retail                                 Shadow Anchored
     248      Hartwell                    GA        31082      Retail                                 Anchored
     249      Los Angeles                 CA        90065      Industrial                             Light Industrial
     250      Poulsbo                     WA        98370      Retail                                 Big Box
     251      Sequim                      WA        98382      Retail                                 Big Box
     252      Henderson                   NV        89015      Retail                                 Unanchored
     253      Columbia                    MD        21045      Industrial                             Flex Industrial

     254      Edinburg                    TX        78541      Retail                                 Free Standing
     255      San Juan                    TX        78589      Retail                                 Free Standing
     256      Premont                     TX        78375      Retail                                 Free Standing
     257      Vallejo                     CA        94589      Self Storage                           Self Storage
     258      San Francisco               CA        94103      Retail                                 Big Box
     259      Turlock                     CA        95380      Retail                                 Big Box
     260      Shreveport                  LA        71105      Office                                 Suburban
     261      West Jordan                 UT        84088      Self Storage                           Self Storage
     262      San Ramon                   CA        94583      Retail                                 Unanchored
     263      New York                    NY        10460      Multifamily                            Mid Rise
     264      New York                    NY        10452      Multifamily                            Mid Rise
     265      Santa Clarita               CA        91355      Industrial                             Light Industrial
     266      Seaside                     OR        97138      Retail                                 Big Box
     267      Muncie                      IN        47304      Retail                                 Anchored
     268      Wilkinsburg                 PA        15221      Multifamily                            Garden
     269      Fort Wayne                  IN        46816      Manufactured Housing Community         Manufactured Housing Community
     270      Martinez                    CA        94553      Industrial                             Light Industrial
     271      Phoenix                     AZ        85027      Industrial                             Light Industrial

     272      Waco                        TX        76706      Multifamily                            Garden
     273      Waco                        TX        76706      Multifamily                            Garden
     274      Waco                        TX        76706      Multifamily                            Garden
     275      Chattanooga                 TN        37421      Retail                                 Shadow Anchored
     276      Pittsburgh                  PA        15218      Multifamily                            Garden
     277      Gonzales                    LA        70737      Retail                                 Free Standing
     278      Sylvania                    OH        43615      Office                                 Medical
     279      Cookeville                  TN        38501      Retail                                 Shadow Anchored
     280      Bloomington                 MN        55420      Multifamily                            Garden
     281      Turtle Creek                PA        15145      Multifamily                            Garden
     282      Chicago                     IL        60651      Retail                                 Free Standing
     283      Chicago                     IL        60619      Retail                                 Free Standing
     284      Chappaqua                   NY        10514      Retail                                 Unanchored
     285      Chicago                     IL        60629      Retail                                 Free Standing

---------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                                           PERCENT  PERCENT LEASED
  LOAN NO.    UNITS/SF(3)            YEAR BUILT               YEAR RENOVATED        LEASED(4)  AS OF DATE(4)   SECURITY TYPE(5)
---------------------------------------------------------------------------------------------------------------------------------

      1            402,625              1978                       2000                89.1%    07/01/2005     Fee
      2            459,935           1970/1990                   2003-2004            100.0%    09/30/2005     Fee
      3                803              1983                     1999-2004             76.7%    07/31/2005     Leasehold
      4            470,464              1988                        NAP                98.5%    09/28/2005     Leasehold
      5            430,387           1971/2004                   2003-2004             94.6%    09/30/2005     Fee
      6            436,478              1999                        NAP                99.0%    07/01/2005     Fee

      7              2,322              1981                        NAP                67.7%    04/30/2005     Fee/Leasehold
      8              1,914              1996                        NAP                84.3%    04/30/2005     Fee
      9              1,625              1969                       1994                67.6%    04/30/2005     Fee
     10              2,957              1971                       2000                68.2%    04/30/2005     Fee/Leasehold
     11          1,896,140              1969                    1988 / 2004            96.2%    06/01/2005     Fee/Leasehold
     12            666,527              1925                     2003-2004             98.3%    08/15/2005     Fee
     13            185,171              2002                       2004               100.0%    10/01/2005     Fee
     14          2,272,245              1940                     2001-2003             82.8%    08/11/2005     Leasehold
     15            188,029           1979-2001                     2001                98.8%    06/15/2005     Fee

     16                121              2004                        NAP                85.6%    07/31/2005     Fee
     17                150              2000                       2005                89.4%    07/31/2005     Fee
     18                121              1999                        NAP                96.0%    07/31/2005     Fee
     19                132              1997                       2005                88.4%    07/31/2005     Fee
     20                132              1997                        NAP                88.7%    07/31/2005     Fee
     21                 71              1999                        NAP                92.2%    07/31/2005     Fee
     22                 80              2000                        NAP                84.1%    07/31/2005     Fee
     23                121              1999                        NAP                83.6%    07/31/2005     Fee
     24                144              1997                       2004                82.0%    07/31/2005     Fee
     25                121              2000                        NAP                80.9%    07/31/2005     Fee
     26            368,255              1997                        NAP               100.0%    10/01/2005     Fee
     27                286              1991                     2004-2005             68.2%    06/30/2005     Fee
     28            149,882              1909                       1999                92.3%    07/01/2004     Fee/Leasehold
     29            204,200           1891, 1921                  1929-1931            100.0%    10/01/2005     Fee
     30                220              2004                        NAP                90.5%    07/18/2005     Fee
     31            221,912              1974                       2002               100.0%    08/30/2005     Fee
     32             82,000           1999-2000                      NAP               100.0%    04/28/2005     Fee
     33            115,130              1991                       2004               100.0%    06/01/2005     Fee
     34            167,184              2002                        NAP               100.0%    03/20/2005     Fee
     35             86,619              2004                        NAP                96.8%    08/15/2005     Fee
     36            159,936              1990                        NAP                98.9%    08/23/2005     Fee
     37            137,671              2005                        NAP               100.0%    10/01/2005     Fee
     38          1,137,452              1981                       2004                99.9%    06/01/2005     Fee
     39            252,376              2001                        NAP                93.4%    08/04/2005     Fee

     40             74,138              2004                        NAP                96.0%    08/30/2005     Fee
     41             15,700              1955                       2005               100.0%    08/30/2005     Fee
     42             91,163              1997                        NAP                98.6%    07/19/2005     Fee

     43             33,299           1955-2004                      NAP               100.0%    05/06/2005     Fee
     44            160,650           1930-1990                     2004               100.0%    05/06/2005     Leasehold
     45            160,722           1930-1995                     2002               100.0%    05/06/2005     Fee
     46             94,656           1999-2001                      NAP               100.0%    05/06/2005     Fee
     47             24,648          1988 / 2001                     NAP               100.0%    05/06/2005     Fee

     48                459 1970-1980 / 1986 / 1993 / 1994           NAP                83.9%    07/10/2005     Fee
     49                210          1965 - 1996                     NAP                83.8%    07/10/2005     Fee
     50                239          1971 / 1998                     NAP                74.9%    07/10/2005     Fee
     51                184              1960                        NAP                90.2%    07/10/2005     Fee
     52            160,678          1996 / 2002                     NAP                97.7%    06/01/2005     Fee
     53            281,853              2005                        NAP               100.0%    08/25/2005     Fee
     54                190              1967                       2003                63.6%    06/30/2005     Fee
     55            100,376              1996                        NAP               100.0%    03/25/2005     Fee
     56             98,965              1997                       2005               100.0%    08/31/2005     Fee
     57            188,662              1961                       1994                98.7%    06/13/2005     Fee/Leasehold
     58             58,477              2004                        NAP               100.0%    06/20/2005     Fee
     59                172           1971/2000                     2004                93.6%    08/25/2005     Fee
     60             66,955              1983                      Ongoing              98.0%    08/26/2005     Fee
     61             71,157              1984                        NAP                97.3%    07/28/2005     Fee
     62            103,337              1999                        NAP               100.0%    08/30/2005     Fee
     63             85,860              1986                        NAP               100.0%    09/15/2005     Fee
     64                102              2003                        NAP                94.1%    06/01/2005     Fee

     65              5,580              1995                        NAP               100.0%    10/01/2005     Fee
     66              8,825              1996                        NAP               100.0%    10/01/2005     Fee
     67              5,445              1996                        NAP               100.0%    10/01/2005     Fee
     68              6,297              1998                        NAP               100.0%    10/01/2005     Fee
     69              3,012              1976                        NAP               100.0%    10/01/2005     Fee
     70              2,860              1995                        NAP               100.0%    10/01/2005     Fee
     71              2,356              1990                        NAP               100.0%    10/01/2005     Fee
     72              1,850              1995                        NAP               100.0%    10/01/2005     Fee
     73              2,554              1987                        NAP               100.0%    10/01/2005     Fee
     74            235,058              1975                        NAP                93.1%    08/01/2005     Fee
     75                127              2003                        NAP                75.9%    06/30/2005     Fee
     76             81,836              1961                     1999-2001             95.8%    07/25/2005     Fee
     77            185,265              1964                       2002                95.3%    05/31/2005     Fee
     78            103,673           1986/2002                   2002/2005             98.7%    04/20/2005     Fee
     79                224              1986                        NAP                93.3%    05/31/2005     Fee
     80             86,891              1988                        NAP                89.8%    05/25/2005     Fee
     81            214,813              1966                       2005               100.0%    05/25/2005     Fee
     82                124              1973                       2003               100.0%    04/18/2005     Fee
     83             63,365              1990                        NAP                98.5%    05/01/2005     Fee
     84             77,062          1939 & 1992                 1981 & 1998           100.0%    03/28/2005     Fee
     85            199,026              1994                        NAP               100.0%    06/14/2005     Fee
     86             76,181        1890-1917, 2005                1985-1998            100.0%    07/21/2005     Fee
     87                 82              1977                       1999               100.0%    08/19/2005     Fee
     88                123              1989                       2000                71.0%    05/31/2005     Fee
     89             73,412              1989                       2000                78.6%    08/31/2005     Fee
     90             30,767              2005                        NAP               100.0%    06/01/2005     Fee
     91                127              1984                       2003                73.2%    06/30/2005     Fee
     92             68,983           1972-1973                      NAP               100.0%    07/19/2005     Fee
     93             34,693           2002/2005                      NAP                96.0%    06/30/2005     Fee
     94            231,000           1993/2000                      NAP               100.0%    07/22/2005     Fee
     95                132              2004                        NAP                95.5%    09/13/2005     Fee
     96                 49              2005                        NAP                95.9%    07/25/2005     Fee
     97                245              1963                       2005               100.0%    04/21/2005     Fee
     98             56,141              1985                        NAP               100.0%    06/01/2005     Fee
     99             99,125              1999                       2001                75.1%    08/14/2005     Fee
     100            97,884              1970                       1990                85.1%    09/29/2005     Fee
     101               168           1958/1971                     2002                93.0%    09/21/2005     Fee
     102            55,722              1983                       2002                90.0%    07/31/2005     Fee
     103               164              1985                        NAP                95.7%    05/01/2005     Fee
     104            42,601           2004-2005                      NAP                92.0%    06/28/2005     Fee
     105           124,994              1979                     2002-2004             96.1%    08/16/2005     Fee
     106           187,769           1979/1995                      NAP               100.0%    07/22/2005     Fee

     107             3,076              1989                        NAP               100.0%    10/01/2004     Fee
     108             3,093              1987                        NAP               100.0%    10/01/2004     Fee
     109             2,665              1986                        NAP               100.0%    10/01/2004     Fee
     110             3,063              1988                        NAP               100.0%    10/01/2004     Fee
     111             2,679              1985                        NAP               100.0%    10/01/2004     Fee
     112             2,956              1987                        NAP               100.0%    10/01/2004     Fee
     113             4,680              1986                        NAP               100.0%    10/01/2004     Fee
     114             2,739              1984                        NAP               100.0%    10/01/2004     Fee
     115             2,781              1974                        NAP               100.0%    10/01/2004     Fee
     116             3,493              1986                        NAP               100.0%    10/01/2004     Fee
     117            25,000              1930                        NAP               100.0%    08/24/2005     Fee
     118            18,718        1920, 1955, 1990           1989, 1990, 1997          95.2%    01/23/2005     Fee
     119             9,647              1997                        NAP               100.0%    10/01/2005     Fee
     120            10,000              1996                        NAP               100.0%    10/01/2005     Fee
     121            82,008          1985 / 2004                    2004                67.8%    07/31/2005     Fee
     122            38,232              1991                        NAP               100.0%    06/28/2005     Fee
     123            92,494              2001                        NAP                96.6%    07/12/2005     Fee

     124             3,068              1997                        NAP               100.0%    10/01/2004     Fee
     125             2,600              1983                        NAP               100.0%    10/01/2004     Fee
     126             3,135              1987                        NAP               100.0%    10/01/2004     Fee
     127             2,400              1985                        NAP               100.0%    10/01/2004     Fee
     128             3,025              1988                        NAP               100.0%    10/01/2004     Fee
     129             1,250              1968                        NAP               100.0%    10/01/2004     Fee
     130             2,600              1984                        NAP               100.0%    10/01/2004     Fee
     131             2,113              1988                        NAP               100.0%    10/01/2004     Fee
     132             2,600              1985                        NAP               100.0%    10/01/2004     Fee
     133             2,400              1976                        NAP               100.0%    10/01/2004     Fee
     134            80,207              1965                        NAP               100.0%    06/02/2005     Fee
     135            13,383              2001                        NAP               100.0%    06/01/2005     Fee
     136            81,701              1987                        NAP                83.3%    07/12/2005     Fee
     137            38,759              2004                        NAP               100.0%    03/15/2005     Fee

     138            13,813              2004                        NAP               100.0%    10/01/2005     Fee
     139            11,200              1999                        NAP               100.0%    10/01/2005     Fee
     140            49,954              1985                        NAP                95.9%    07/27/2005     Fee
     141            15,120              2000                        NAP               100.0%    04/04/2005     Fee
     142            15,930              1998                        NAP               100.0%    04/04/2005     Fee
     143            54,459           1974/1984                      NAP                92.0%    09/15/2005     Fee
     144                84              1999                    2002, 2005             83.3%    06/08/2005     Fee
     145            29,000              2004                        NAP               100.0%    12/03/2004     Fee
     146            77,032              1990                       2004               100.0%    06/07/2005     Fee
     147            63,878              1987                       1998               100.0%    04/25/2005     Fee
     148            29,814              1999                       2003                87.2%    08/01/2005     Fee
     149            73,458           1978/1990                     2003               100.0%    09/08/2005     Fee
     150            91,520              1986                        NAP                79.0%    06/07/2005     Fee
     151            64,895              2000                        NAP                78.1%    08/16/2005     Fee
     152               132              1985                       1998                88.6%    06/02/2005     Fee
     153           112,643     1980, 1982-1986, 1990                NAP               100.0%    07/06/2005     Fee
     154            15,120              2000                        NAP               100.0%    04/04/2005     Fee
     155               120              1985                        NAP                95.0%    08/01/2005     Fee
     156            35,979              1986                        NAP               100.0%    05/24/2005     Fee
     157           140,000              1959                        NAP               100.0%    10/01/2005     Fee
     158            26,153              1983                        NAP                92.1%    07/26/2005     Fee
     159            96,116              1985                        NAP               100.0%    10/01/2005     Fee
     160            56,475           1986/1994                     1994                94.9%    03/31/2005     Fee
     161            15,930              1998                        NAP               100.0%    04/04/2005     Fee
     162            13,905              2000                        NAP               100.0%    04/04/2005     Fee
     163            35,169              1981                       1987               100.0%    07/31/2005     Fee
     164               117              1988                        NAP                97.4%    08/18/2005     Fee
     165               108              2003                        NAP                93.5%    07/01/2005     Fee
     166            19,560              1991                        NAP               100.0%    06/08/2005     Fee
     167            20,383              1970                        NAP               100.0%    06/01/2005     Fee
     168            15,139              1998                        NAP               100.0%    10/01/2005     Fee
     169            14,820              2005                        NAP               100.0%    08/01/2005     Fee
     170            44,764              1988                        NAP                96.0%    08/01/2005     Fee
     171            19,402              1990                        NAP               100.0%    06/01/2005     Fee
     172            69,555              1964                       1992               100.0%    06/01/2005     Fee
     173            36,395              1986                        NAP               100.0%    04/29/2005     Fee
     174            26,841              1988                        NAP               100.0%    06/20/2005     Fee
     175            90,000              2005                        NAP               100.0%    07/12/2005     Fee
     176               122              1985                        NAP                91.8%    06/23/2005     Fee
     177               101              1978                        NAP                97.0%    05/31/2005     Fee
     178           159,717           1971-1989                      NAP               100.0%    03/04/2005     Fee
     179            10,500              1997                        NAP               100.0%    06/20/2005     Fee
     180            19,800              1963                     1987/1998            100.0%    05/10/2005     Fee
     181            64,069           1989-2000                      NAP                80.7%    05/17/2005     Fee

     182             9,014              2005                        NAP               100.0%    08/01/2005     Fee
     183             9,014              2005                        NAP               100.0%    08/01/2005     Fee
     184             9,014              2005                        NAP               100.0%    07/31/2005     Fee
     185             9,014              2005                        NAP               100.0%    07/31/2005     Fee
     186             9,014              2005                        NAP               100.0%    07/31/2005     Fee
     187            18,440              2004                        NAP               100.0%    07/14/2005     Fee
     188           164,863              1950                       1991               100.0%    09/01/2005     Fee
     189            23,211              1982                        NAP                93.3%    08/26/2005     Fee
     190            76,850              1988                        NAP                82.1%    05/26/2005     Fee
     191            74,018              1985                        NAP                93.0%    05/31/2005     Fee
     192            10,908              1999                        NAP               100.0%    10/01/2005     Fee

     193             9,991              2003                        NAP               100.0%    07/12/2005     Fee
     194             9,200              2003                        NAP               100.0%    07/12/2005     Fee
     195            27,728              1988                        NAP               100.0%    08/31/2005     Fee
     196            22,670              2005                        NAP               100.0%    07/06/2005     Fee
     197            37,055              1987                       2004               100.0%    06/23/2005     Fee
     198                33              1969                       2003               100.0%    04/12/2005     Fee
     199            14,550              2005                        NAP               100.0%    10/01/2005     Fee
     200            56,220              1971                        NAP               100.0%    04/01/2005     Leasehold
     201            59,416              1987                        NAP                66.6%    04/01/2005     Fee
     202             6,993              2005                        NAP               100.0%    05/05/2005     Fee
     203            43,441              1989                        NAP               100.0%    10/01/2005     Fee

     204             9,014              2005                        NAP               100.0%    07/31/2005     Fee
     205             8,125              2005                        NAP               100.0%    07/31/2005     Fee
     206             9,014              2005                        NAP               100.0%    07/31/2005     Fee
     207             8,125              2005                        NAP               100.0%    08/01/2005     Fee
     208            13,813           2004/2005                      NAP               100.0%    10/01/2005     Fee
     209            11,520              2004                        NAP               100.0%    10/01/2005     Fee
     210           188,000              1973                       2003               100.0%    07/29/2005     Fee
     211             9,092              1998                        NAP               100.0%    09/13/2005     Fee
     212            43,500              1977                        NAP                94.0%    05/31/2005     Fee
     213            34,703              1979                     2000-2001             92.2%    04/01/2005     Fee
     214            37,432              2003                        NAP               100.0%    07/27/2005     Fee
     215                72              1996                       2004                97.2%    04/30/2005     Fee
     216             8,500              2003                        NAP               100.0%    08/31/2005     Fee
     217            13,813              2004                        NAP               100.0%    10/01/2005     Fee
     218            16,255              2004                        NAP                93.8%    08/08/2005     Fee
     219                81              1974                        NAP                92.6%    05/31/2005     Fee

     220             9,014              2005                        NAP               100.0%    08/01/2005     Fee
     221             9,014              2005                        NAP               100.0%    08/01/2005     Fee
     222             9,014              2005                        NAP               100.0%    07/31/2005     Fee
     223             9,014              2005                        NAP               100.0%    07/31/2005     Fee
     224             5,800              1839                   1903 and 2001          100.0%    07/01/2005     Fee
     225            48,052           1987/1999                      NAP               100.0%    08/04/2005     Fee
     226            17,100           1998-1999                      NAP                93.0%    07/01/2005     Fee
     227                27              2001                        NAP               100.0%    07/22/2005     Fee
     228                91              1972                        NAP                94.5%    05/01/2005     Fee
     229                60              1973                        NAP               100.0%    04/30/2005     Fee
     230                18              1917                       1990               100.0%    07/01/2005     Fee
     231                34              1920                     1988-1989            100.0%    08/10/2005     Fee
     232                24          1926 / 2004                    1999               100.0%    05/25/2005     Fee
     233            11,078              1999                        NAP               100.0%    06/13/2005     Fee
     234            41,500              1995                        NAP                51.8%    08/01/2005     Fee
     235                20              1964                       2005                95.0%    08/25/2005     Fee
     236            41,050              1986                        NAP                78.7%    08/04/2005     Fee
     237            19,800              1972                       2004               100.0%    08/05/2005     Fee
     238                48              1970                       2004                91.7%    07/13/2005     Fee

     239             9,014              2005                       2005               100.0%    05/25/2005     Fee
     240             9,014              2005                       2005               100.0%    05/25/2005     Fee
     241             9,014              2005                       2005               100.0%    05/25/2005     Fee
     242            37,151              1989                        NAP               100.0%    10/01/2005     Fee
     243            44,531              1987                        NAP               100.0%    07/20/2005     Fee
     244            40,000              1997                        NAP               100.0%    08/08/2005     Fee
     245            18,296              1995                        NAP               100.0%    06/23/2005     Fee
     246            26,260              1977                       1993               100.0%    05/01/2005     Fee
     247            21,020           1993-1994                      NAP               100.0%    06/02/2005     Fee
     248            56,355              1987                       2005                86.4%    06/16/2005     Fee
     249            60,373        1946-1951, 1997                1999-2004             95.5%    08/03/2005     Fee
     250            29,172              1985                        NAP               100.0%    10/01/2005     Fee
     251            31,040              1992                        NAP               100.0%    10/01/2005     Fee
     252             9,932              2004                        NAP               100.0%    05/25/2005     Fee
     253            38,840              1974                        NAP               100.0%    04/01/2005     Leasehold

     254             9,014              2005                        NAP               100.0%    08/01/2005     Fee
     255             8,125              2005                        NAP               100.0%    07/31/2005     Fee
     256             8,125              2004                        NAP               100.0%    07/31/2005     Fee
     257            47,185              1984                        NAP                83.7%    05/31/2005     Fee
     258            23,750              1996                        NAP               100.0%    06/22/2005     Fee
     259            23,593              1986                        NAP               100.0%    10/01/2005     Fee
     260            38,981              1981               2000-2001 / 2003-2004       92.2%    07/19/2005     Fee
     261            63,510              2003                        NAP                72.0%    05/31/2005     Fee
     262             8,827              2001                        NAP               100.0%    08/17/2005     Fee
     263                58              1932                       2004                98.3%    08/23/2005     Fee
     264                72              1927                       2005               100.0%    06/07/2005     Fee
     265            50,581              1991                        NAP                82.9%    06/23/2005     Fee
     266            27,005              1991                        NAP               100.0%    10/01/2005     Fee
     267            39,332              1987                        NAP               100.0%    04/01/2005     Fee
     268                90              1977                     2002-2003             95.6%    04/20/2005     Fee
     269               142              1971                        NAP                83.1%    08/16/2005     Fee
     270            32,288              1989                        NAP                95.3%    06/29/2005     Fee
     271            14,263              2001                        NAP               100.0%    08/24/2005     Fee

     272                13       1996 / 2001 / 1958                 NAP               100.0%    05/19/2005     Fee
     273                 3           1961/2000                     2003               100.0%    05/19/2005     Fee
     274                 2              2000                        NAP               100.0%    04/01/2005     Fee
     275            11,456              1996                        NAP                86.0%    04/01/2005     Fee
     276                70              1966                       1995                91.4%    04/20/2005     Fee
     277            11,037              1999                        NAP               100.0%    05/01/2005     Fee
     278            10,408           2003-2005                      NAP               100.0%    12/01/2004     Fee
     279             6,240              2004                        NAP               100.0%    10/01/2005     Fee
     280                42              1967                        NAP                78.6%    07/01/2005     Fee
     281                54              1973                       1998                98.1%    04/20/2005     Fee
     282             9,312              1942                       2005               100.0%    08/03/2005     Fee
     283            12,115              1925                       2005               100.0%    08/17/2005     Fee
     284             4,000              1942                       1980               100.0%    09/01/2005     Fee
     285             7,139              1923                       2005               100.0%    08/03/2005     Fee

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           CUT-OFF
  MORTGAGE                                       RELATED                               ORIGINAL       CUT-OFF DATE    DATE BALANCE
  LOAN NO.    LIEN POSITION                   BORROWER LIST                             BALANCE          BALANCE(6) PER UNIT OR SF
-----------------------------------------------------------------------------------------------------------------------------------

      1           First                            NAP                             $121,050,000       $121,050,000            $301
      2           First                            2, 5                            $113,000,000       $113,000,000            $246
      3           First                            NAP                             $105,000,000       $105,000,000        $261,519
      4           First                            NAP                              $85,200,000        $85,200,000            $181
      5           First                            2, 5                             $80,000,000        $80,000,000            $186
      6           First                           6, 33                             $58,300,000        $58,300,000            $134

      7           First                            NAP                              $16,890,000        $16,890,000          $5,443
      8           First                            NAP                              $14,110,000        $14,110,000          $5,443
      9           First                            NAP                               $9,440,000         $9,440,000          $5,443
     10           First                            NAP                               $7,560,000         $7,560,000          $5,443
     11           First                           11, 38                            $46,800,000        $46,800,000            $271
     12           First                            NAP                              $45,000,000        $45,000,000            $135
     13           First                           13, 26                            $44,500,000        $44,500,000            $240
     14           First                            NAP                              $42,000,000        $42,000,000             $18
     15           First                           15, 60                            $36,000,000        $36,000,000            $191

     16           First                            NAP                               $6,763,530         $6,742,378         $29,246
     17           First                            NAP                               $5,596,640         $5,579,138         $29,246
     18           First                            NAP                               $3,627,570         $3,616,225         $29,246
     19           First                            NAP                               $3,624,580         $3,613,245         $29,246
     20           First                            NAP                               $3,508,320         $3,497,348         $29,246
     21           First                            NAP                               $2,869,700         $2,860,726         $29,246
     22           First                            NAP                               $2,608,270         $2,600,113         $29,246
     23           First                            NAP                               $2,425,810         $2,418,224         $29,246
     24           First                            NAP                               $1,997,210         $1,990,964         $29,246
     25           First                            NAP                               $1,978,370         $1,972,183         $29,246
     26           First                           13, 26                            $31,270,000        $31,270,000             $85
     27           First                            NAP                              $29,860,000        $29,860,000        $104,406
     28           First                            NAP                              $28,500,000        $28,500,000            $190
     29           First                            NAP                              $26,500,000        $26,500,000            $130
     30           First                            NAP                              $25,000,000        $25,000,000        $113,636
     31           First                            NAP                              $23,500,000        $23,471,972            $106
     32           First                            NAP                              $22,400,000        $22,400,000            $273
     33           First                           6, 33                             $22,000,000        $22,000,000            $191
     34           First                            NAP                              $21,300,000        $21,300,000            $127
     35           First                            NAP                              $21,000,000        $20,975,822            $242
     36           First                            NAP                              $20,000,000        $20,000,000            $125
     37           First                            NAP                              $19,737,600        $19,737,600            $143
     38           First                           11, 38                            $19,350,000        $19,350,000            $219
     39           First                            NAP                              $19,000,000        $18,976,444             $75

     40           First                            NAP                              $16,425,144        $16,400,004            $210
     41           First                            NAP                               $2,477,696         $2,473,904            $210
     42           First                            NAP                              $17,500,000        $17,463,200            $192

     43           First                            NAP                               $5,633,047         $5,587,362             $73
     44           First                            NAP                               $5,557,940         $5,512,864             $73
     45           First                            NAP                               $3,868,026         $3,836,655             $73
     46           First                            NAP                               $2,215,665         $2,197,695             $73
     47           First                            NAP                                 $225,322           $223,495             $73

     48           First                            NAP                               $7,060,000         $7,060,000         $15,495
     49           First                            NAP                               $3,320,000         $3,320,000         $15,495
     50           First                            NAP                               $3,300,000         $3,300,000         $15,495
     51           First                            NAP                               $3,240,000         $3,240,000         $15,495
     52           First                            NAP                              $16,200,000        $16,200,000            $101
     53           First                            NAP                              $16,000,000        $15,963,271             $57
     54           First                           54, 75                            $15,000,000        $14,982,954         $78,858
     55           First                            NAP                              $14,500,000        $14,500,000            $144
     56           First                            NAP                              $13,600,000        $13,600,000            $137
     57           First                            NAP                              $13,000,000        $13,000,000             $69
     58           First                            NAP                              $13,000,000        $12,970,243            $222
     59           First                            NAP                              $12,800,000        $12,784,846         $74,331
     60           First                           15, 60                            $12,600,000        $12,600,000            $188
     61           First                            NAP                              $11,400,000        $11,386,678            $160
     62           First                            NAP                              $11,250,000        $11,250,000            $109
     63           First                            NAP                              $10,500,000        $10,500,000            $122
     64           First                            NAP                              $10,400,000        $10,400,000        $101,961

     65           First                            NAP                               $2,040,000         $2,040,000            $266
     66           First                            NAP                               $1,600,000         $1,600,000            $266
     67           First                            NAP                               $1,490,000         $1,490,000            $266
     68           First                            NAP                               $1,300,000         $1,300,000            $266
     69           First                            NAP                                 $990,000           $990,000            $266
     70           First                            NAP                                 $880,000           $880,000            $266
     71           First                            NAP                                 $720,000           $720,000            $266
     72           First                            NAP                                 $700,000           $700,000            $266
     73           First                            NAP                                 $580,000           $580,000            $266
     74           First      74, 76, 99, 121, 150, 177, 191, 212, 219, 236, 257     $10,250,000        $10,250,000             $44
     75           First                           54, 75                            $10,100,000        $10,100,000         $79,528
     76           First      74, 76, 99, 121, 150, 177, 191, 212, 219, 236, 257     $10,000,000         $9,988,379            $122
     77           First                            NAP                              $10,000,000         $9,976,137             $54
     78           First                            NAP                              $10,000,000         $9,941,035             $96
     79           First                          79, 144                             $9,690,000         $9,690,000         $43,259
     80           First                            NAP                               $9,360,000         $9,360,000            $108
     81           First                            NAP                               $9,000,000         $9,000,000             $42
     82           First                            NAP                               $8,900,000         $8,900,000         $71,774
     83           First                            NAP                               $8,800,000         $8,800,000            $139
     84           First                            NAP                               $8,650,000         $8,650,000            $112
     85           First                            NAP                               $8,050,000         $8,011,850             $40
     86           First                            NAP                               $8,000,000         $8,000,000            $105
     87           First                            NAP                               $8,000,000         $8,000,000         $97,561
     88           First                            NAP                               $8,000,000         $7,986,884         $64,934
     89           First                            NAP                               $7,600,000         $7,600,000            $104
     90           First                            NAP                               $7,560,000         $7,537,741            $245
     91           First                            NAP                               $7,250,000         $7,238,587         $56,997
     92           First                            NAP                               $7,200,000         $7,200,000            $104
     93           First                            NAP                               $6,900,000         $6,856,603            $198
     94           First                            NAP                               $6,800,000         $6,786,273             $29
     95           First                            NAP                               $6,800,000         $6,780,874         $51,370
     96           First                            NAP                               $6,550,000         $6,550,000        $133,673
     97           First                            NAP                               $6,500,000         $6,500,000         $26,531
     98           First                            NAP                               $6,500,000         $6,500,000            $116
     99           First      74, 76, 99, 121, 150, 177, 191, 212, 219, 236, 257      $6,450,000         $6,450,000             $65
     100          First                            NAP                               $6,400,000         $6,400,000             $65
     101          First                            NAP                               $6,400,000         $6,400,000         $38,095
     102          First                            NAP                               $6,400,000         $6,400,000            $115
     103          First                            NAP                               $6,400,000         $6,400,000         $39,024
     104          First                            NAP                               $5,880,000         $5,880,000            $138
     105          First                            NAP                               $5,800,000         $5,800,000             $46
     106          First                          106, 210                            $5,800,000         $5,757,300             $31

     107          First                      107-116, 124-133                          $655,000           $655,000            $174
     108          First                      107-116, 124-133                          $599,000           $599,000            $174
     109          First                      107-116, 124-133                          $592,000           $592,000            $174
     110          First                      107-116, 124-133                          $585,000           $585,000            $174
     111          First                      107-116, 124-133                          $571,000           $571,000            $174
     112          First                      107-116, 124-133                          $570,000           $570,000            $174
     113          First                      107-116, 124-133                          $494,000           $494,000            $174
     114          First                      107-116, 124-133                          $494,000           $494,000            $174
     115          First                      107-116, 124-133                          $435,000           $435,000            $174
     116          First                      107-116, 124-133                          $425,000           $425,000            $174
     117          First                            NAP                               $5,285,000         $5,285,000            $211
     118          First                          118-120                             $2,590,000         $2,581,808            $138
     119          First                          118-120                             $1,390,000         $1,385,604            $138
     120          First                          118-120                             $1,320,000         $1,315,825            $138
     121          First      74, 76, 99, 121, 150, 177, 191, 212, 219, 236, 257      $5,250,000         $5,250,000             $64
     122          First                            NAP                               $5,200,000         $5,190,577            $136
     123          First                            NAP                               $5,160,000         $5,154,180             $56

     124          First                      107-116, 124-133                          $613,000           $613,000            $204
     125          First                      107-116, 124-133                          $593,000           $593,000            $204
     126          First                      107-116, 124-133                          $578,000           $578,000            $204
     127          First                      107-116, 124-133                          $557,000           $557,000            $204
     128          First                      107-116, 124-133                          $529,000           $529,000            $204
     129          First                      107-116, 124-133                          $502,000           $502,000            $204
     130          First                      107-116, 124-133                          $487,000           $487,000            $204
     131          First                      107-116, 124-133                          $484,000           $484,000            $204
     132          First                      107-116, 124-133                          $418,000           $418,000            $204
     133          First                      107-116, 124-133                          $377,000           $377,000            $204
     134          First                            NAP                               $5,000,000         $5,000,000             $62
     135          First                            NAP                               $5,000,000         $5,000,000            $374
     136          First                            NAP                               $5,000,000         $4,991,616             $61
     137          First                            NAP                               $5,000,000         $4,979,409            $128

     138          First                            NAP                               $2,550,000         $2,534,009            $197
     139          First                            NAP                               $2,400,000         $2,384,949            $197
     140          First                            NAP                               $4,700,000         $4,700,000             $94
     141          First                   141-142, 154, 161-162                      $4,623,000         $4,613,133            $305
     142          First                   141-142, 154, 161-162                      $4,550,000         $4,540,288            $285
     143          First                            NAP                               $4,500,000         $4,500,000             $83
     144          First                          79, 144                             $4,456,000         $4,456,000         $53,048
     145          First                            NAP                               $4,500,000         $4,426,240            $153
     146          First                            NAP                               $4,350,000         $4,335,735             $56
     147          First                          147, 180                            $4,250,000         $4,250,000             $67
     148          First                          148, 176                            $4,220,000         $4,214,967            $141
     149          First                            NAP                               $4,175,000         $4,175,000             $57
     150          First      74, 76, 99, 121, 150, 177, 191, 212, 219, 236, 257      $4,100,000         $4,095,262             $45
     151          First                            NAP                               $4,100,000         $4,095,182             $63
     152          First                            NAP                               $3,900,000         $3,894,008         $29,500
     153          First                            NAP                               $3,900,000         $3,891,711             $35
     154          First                   141-142, 154, 161-162                      $3,850,000         $3,841,782            $254
     155          First                            NAP                               $3,800,000         $3,800,000         $31,667
     156          First                            NAP                               $3,800,000         $3,788,401            $105
     157          First                            NAP                               $3,800,000         $3,782,645             $27
     158          First                            NAP                               $3,725,000         $3,716,724            $142
     159          First                            NAP                               $3,600,000         $3,589,280             $37
     160          First                            NAP                               $3,575,000         $3,575,000             $63
     161          First                   141-142, 154, 161-162                      $3,580,000         $3,572,359            $224
     162          First                   141-142, 154, 161-162                      $3,575,000         $3,567,369            $257
     163          First                            NAP                               $3,500,000         $3,500,000            $100
     164          First                            NAP                               $3,500,000         $3,493,287         $29,857
     165          First                            NAP                               $3,500,000         $3,493,056         $32,343
     166          First                            NAP                               $3,500,000         $3,490,110            $178
     167          First                            NAP                               $3,450,000         $3,439,363            $169
     168          First                            NAP                               $3,400,000         $3,400,000            $225
     169          First                            NAP                               $3,400,000         $3,396,410            $229
     170          First                            NAP                               $3,243,750         $3,240,015             $72
     171          First                            NAP                               $3,225,000         $3,225,000            $166
     172          First                            NAP                               $3,200,000         $3,190,642             $46
     173          First                            NAP                               $3,140,000         $3,119,502             $86
     174          First                            NAP                               $3,100,000         $3,100,000            $115
     175          First                            NAP                               $3,100,000         $3,093,187             $34
     176          First                          148, 176                            $3,100,000         $3,093,040         $25,353
     177          First      74, 76, 99, 121, 150, 177, 191, 212, 219, 236, 257      $3,000,000         $2,993,474         $29,638
     178          First                            NAP                               $3,000,000         $2,987,854             $19
     179          First                            NAP                               $2,950,000         $2,941,334            $280
     180          First                          147, 180                            $2,900,000         $2,900,000            $146
     181          First                            NAP                               $2,865,000         $2,860,544             $45

     182          First        182-186, 204-207, 220-223, 239-241, 254-256             $588,834           $587,954             $63
     183          First        182-186, 204-207, 220-223, 239-241, 254-256             $581,824           $580,954             $63
     184          First        182-186, 204-207, 220-223, 239-241, 254-256             $581,824           $580,954             $63
     185          First        182-186, 204-207, 220-223, 239-241, 254-256             $567,803           $566,954             $63
     186          First        182-186, 204-207, 220-223, 239-241, 254-256             $504,715           $503,961             $63
     187          First                            NAP                               $2,760,000         $2,754,368            $149
     188          First                            NAP                               $2,700,000         $2,700,000             $16
     189          First                            NAP                               $2,700,000         $2,697,072            $116
     190          First                            NAP                               $2,700,000         $2,694,346             $35
     191          First      74, 76, 99, 121, 150, 177, 191, 212, 219, 236, 257      $2,700,000         $2,694,200             $36
     192          First                            NAP                               $2,700,000         $2,694,024            $247

     193          First                            NAP                               $1,376,821         $1,373,049            $140
     194          First                            NAP                               $1,323,179         $1,319,553            $140
     195          First                            NAP                               $2,650,000         $2,647,116             $95
     196          First                            NAP                               $2,580,000         $2,574,609            $114
     197          First                            NAP                               $2,550,000         $2,550,000             $69
     198          First                            NAP                               $2,530,000         $2,524,680         $76,505
     199          First                            NAP                               $2,500,000         $2,500,000            $172
     200          First                       200, 213, 253                          $2,500,000         $2,497,154             $44
     201          First                            NAP                               $2,500,000         $2,494,765             $42
     202          First                            NAP                               $2,500,000         $2,485,660            $355
     203          First                            NAP                               $2,500,000         $2,452,308             $56

     204          First        182-186, 204-207, 220-223, 239-241, 254-256             $631,049           $630,106             $70
     205          First        182-186, 204-207, 220-223, 239-241, 254-256             $617,622           $616,699             $70
     206          First        182-186, 204-207, 220-223, 239-241, 254-256             $614,266           $613,348             $70
     207          First        182-186, 204-207, 220-223, 239-241, 254-256             $537,063           $536,260             $70
     208          First                            NAP                               $2,347,000         $2,339,577            $169
     209          First                            NAP                               $2,335,000         $2,335,000            $203
     210          First                          106, 210                            $2,325,000         $2,307,883             $12
     211          First                            NAP                               $2,300,000         $2,300,000            $253
     212          First      74, 76, 99, 121, 150, 177, 191, 212, 219, 236, 257      $2,300,000         $2,297,396             $53
     213          First                       200, 213, 253                          $2,300,000         $2,297,357             $66
     214          First                            NAP                               $2,300,000         $2,296,341             $61
     215          First                            NAP                               $2,250,000         $2,250,000         $31,250
     216          First                            NAP                               $2,250,000         $2,247,380            $264
     217          First                            NAP                               $2,200,000         $2,200,000            $159
     218          First                            NAP                               $2,200,000         $2,194,890            $135
     219          First      74, 76, 99, 121, 150, 177, 191, 212, 219, 236, 257      $2,100,000         $2,095,431         $25,870

     220          First        182-186, 204-207, 220-223, 239-241, 254-256             $555,932           $555,101             $57
     221          First        182-186, 204-207, 220-223, 239-241, 254-256             $535,085           $534,285             $57
     222          First        182-186, 204-207, 220-223, 239-241, 254-256             $500,339           $499,591             $57
     223          First        182-186, 204-207, 220-223, 239-241, 254-256             $458,644           $457,958             $57
     224          First                            NAP                               $2,050,000         $2,037,933            $351
     225          First                            NAP                               $2,000,000         $2,000,000             $42
     226          First                            NAP                               $2,000,000         $1,996,741            $117
     227          First                            NAP                               $2,000,000         $1,990,933         $73,738
     228          First                            NAP                               $2,000,000         $1,990,918         $21,878
     229          First                            NAP                               $1,927,000         $1,921,197         $32,020
     230          First                            NAP                               $1,900,000         $1,897,804        $105,434
     231          First                            NAP                               $1,900,000         $1,896,954         $55,793
     232          First                            NAP                               $1,875,000         $1,869,579         $77,899
     233          First                            NAP                               $1,808,000         $1,802,773            $163
     234          First                            NAP                               $1,800,000         $1,800,000             $43
     235          First                       235, 262, 270                          $1,800,000         $1,800,000         $90,000
     236          First      74, 76, 99, 121, 150, 177, 191, 212, 219, 236, 257      $1,800,000         $1,797,958             $44
     237          First                            NAP                               $1,800,000         $1,797,097             $91
     238          First                            NAP                               $1,800,000         $1,787,456         $37,239

     239          First        182-186, 204-207, 220-223, 239-241, 254-256             $619,884           $617,277             $66
     240          First        182-186, 204-207, 220-223, 239-241, 254-256             $598,988           $596,469             $66
     241          First        182-186, 204-207, 220-223, 239-241, 254-256             $571,128           $568,726             $66
     242          First                242, 250-251, 259, 266, 279                   $1,775,000         $1,775,000             $48
     243          First                            NAP                               $1,725,000         $1,721,380             $39
     244          First                            NAP                               $1,700,000         $1,696,175             $42
     245          First                            NAP                               $1,700,000         $1,694,893             $93
     246          First                            NAP                               $1,685,000         $1,679,741             $64
     247          First                            NAP                               $1,650,000         $1,650,000             $79
     248          First                            NAP                               $1,650,000         $1,642,313             $29
     249          First                            NAP                               $1,640,000         $1,637,339             $27
     250          First                242, 250-251, 259, 266, 279                   $1,600,000         $1,600,000             $55
     251          First                242, 250-251, 259, 266, 279                   $1,600,000         $1,600,000             $52
     252          First                            NAP                               $1,600,000         $1,600,000            $161
     253          First                       200, 213, 253                          $1,600,000         $1,598,134             $41

     254          First        182-186, 204-207, 220-223, 239-241, 254-256             $621,634           $620,712             $63
     255          First        182-186, 204-207, 220-223, 239-241, 254-256             $614,569           $613,657             $63
     256          First        182-186, 204-207, 220-223, 239-241, 254-256             $363,797           $363,257             $63
     257          First      74, 76, 99, 121, 150, 177, 191, 212, 219, 236, 257      $1,600,000         $1,596,563             $34
     258          First                            NAP                               $1,600,000         $1,570,749             $66
     259          First                242, 250-251, 259, 266, 279                   $1,550,000         $1,550,000             $66
     260          First                            NAP                               $1,500,000         $1,498,446             $38
     261          First                            NAP                               $1,500,000         $1,498,407             $24
     262          First                       235, 262, 270                          $1,500,000         $1,498,273            $170
     263          First                          263-264                             $1,500,000         $1,498,158         $25,830
     264          First                          263-264                             $1,500,000         $1,498,158         $20,808
     265          First                            NAP                               $1,500,000         $1,484,156             $29
     266          First                242, 250-251, 259, 266, 279                   $1,475,000         $1,475,000             $55
     267          First                            NAP                               $1,466,500         $1,462,433             $37
     268          First                       268, 276, 281                          $1,350,000         $1,350,000         $15,000
     269          First                            NAP                               $1,350,000         $1,347,991          $9,493
     270          First                       235, 262, 270                          $1,300,000         $1,298,503             $40
     271          First                            NAP                               $1,250,000         $1,248,695             $88

     272          First                            NAP                                 $814,710           $812,381         $67,584
     273          First                            NAP                                 $227,734           $227,083         $67,584
     274          First                            NAP                                 $177,556           $177,048         $67,584
     275          First                            NAP                               $1,200,000         $1,198,644            $105
     276          First                       268, 276, 281                          $1,200,000         $1,195,004         $17,071
     277          First                            NAP                               $1,185,000         $1,182,634            $107
     278          First                            NAP                               $1,150,000         $1,148,265            $110
     279          First                242, 250-251, 259, 266, 279                   $1,100,000         $1,100,000            $176
     280          First                            NAP                               $1,100,000         $1,098,261         $26,149
     281          First                       268, 276, 281                            $800,000           $796,669         $14,753
     282          First                        282-283, 285                            $775,000           $773,194             $83
     283          First                        282-283, 285                            $690,000           $688,392             $57
     284          First                            NAP                                 $600,000           $600,000            $150
     285          First                        282-283, 285                            $550,000           $548,718             $77

                                                                                 $2,074,574,690     $2,072,978,628

---------------------------------------------------------------------------
  MORTGAGE                 FIRST PAYMENT   FIRST PAYMENT
  LOAN NO.     NOTE DATE    DATE (P&I)       DATE (IO)      MATURITY DATE
---------------------------------------------------------------------------

      1       06/09/2005        NAP          08/08/2005      07/08/2010
      2       10/03/2005    12/01/2005          NAP          11/01/2015
      3       08/30/2005        NAP          10/01/2005      09/01/2015
      4       09/28/2005        NAP          11/01/2005      04/01/2012
      5       10/03/2005    12/01/2005          NAP          11/01/2015
      6       07/27/2005    09/01/2009       09/01/2005      08/01/2015

      7       07/21/2005    08/01/2008       09/01/2005      08/01/2015
      8       07/21/2005    08/01/2008       09/01/2005      08/01/2015
      9       07/21/2005    08/01/2008       09/01/2005      08/01/2015
     10       07/21/2005    08/01/2008       09/01/2005      08/01/2015
     11       07/06/2005    08/08/2007       08/08/2005      08/08/2015
     12       03/15/2005        NAP          05/01/2005      04/01/2015
     13       09/21/2005        NAP          11/01/2005      10/01/2010
     14       09/12/2005    11/01/2005          NAP          12/01/2014
     15       07/29/2005        NAP          09/01/2005      08/01/2015

     16       07/21/2005    09/01/2005          NAP          08/01/2015
     17       07/21/2005    09/01/2005          NAP          08/01/2015
     18       07/21/2005    09/01/2005          NAP          08/01/2015
     19       07/21/2005    09/01/2005          NAP          08/01/2015
     20       07/21/2005    09/01/2005          NAP          08/01/2015
     21       07/21/2005    09/01/2005          NAP          08/01/2015
     22       07/21/2005    09/01/2005          NAP          08/01/2015
     23       07/21/2005    09/01/2005          NAP          08/01/2015
     24       07/21/2005    09/01/2005          NAP          08/01/2015
     25       07/21/2005    09/01/2005          NAP          08/01/2015
     26       06/14/2005        NAP          08/01/2005      07/01/2012
     27       04/29/2005    06/01/2007       06/01/2005      05/01/2015
     28       07/21/2005        NAP          09/07/2005      08/07/2015
     29       08/18/2005        NAP          10/01/2005      09/01/2015
     30       07/26/2005    09/01/2007       09/01/2005      08/01/2012
     31       08/30/2005    10/01/2005          NAP          09/01/2015
     32       09/22/2005    11/01/2009       11/01/2005      10/01/2015
     33       07/27/2005    09/01/2010       09/01/2005      08/01/2015
     34       07/22/2005        NAP          09/08/2005      08/08/2015
     35       08/15/2005    10/03/2005          NAP          09/03/2016
     36       08/29/2005        NAP          10/01/2005      09/01/2015
     37       09/16/2005    11/01/2005          NAP          10/01/2015
     38       07/25/2005    03/08/2008       09/08/2005      09/08/2015
     39       08/05/2005    10/01/2005          NAP          09/01/2015

     40       09/01/2005    10/01/2005          NAP          09/01/2015
     41       09/01/2005    10/01/2005          NAP          09/01/2015
     42       07/26/2005    09/01/2005          NAP          08/01/2015

     43       07/01/2005    07/01/2005          NAP          06/01/2025
     44       07/01/2005    07/01/2005          NAP          06/01/2025
     45       07/01/2005    07/01/2005          NAP          06/01/2025
     46       07/01/2005    07/01/2005          NAP          06/01/2025
     47       07/01/2005    07/01/2005          NAP          06/01/2025

     48       09/02/2005    11/01/2008       11/01/2005      10/01/2015
     49       09/02/2005    11/01/2008       11/01/2005      10/01/2015
     50       09/02/2005    11/01/2008       11/01/2005      10/01/2015
     51       09/02/2005    11/01/2008       11/01/2005      10/01/2015
     52       09/01/2005    11/01/2005          NAP          10/01/2015
     53       08/26/2005    10/01/2005          NAP          09/01/2025
     54       09/01/2005    10/01/2005          NAP          09/01/2015
     55       08/30/2005    10/01/2007       10/01/2005      09/01/2015
     56       06/27/2005        NAP          08/01/2005      07/01/2015
     57       09/22/2005    11/01/2005          NAP          10/01/2015
     58       07/25/2005    09/01/2005          NAP          08/01/2015
     59       08/25/2005    10/01/2005          NAP          09/01/2015
     60       07/14/2005    09/01/2008       09/01/2005      08/01/2015
     61       08/04/2005    10/01/2005          NAP          09/01/2015
     62       09/08/2005    11/01/2005          NAP          10/01/2014
     63       09/19/2005        NAP          11/01/2005      10/01/2010
     64       08/31/2005    11/01/2010       11/01/2005      10/01/2015

     65       06/15/2005        NAP          08/01/2005      07/01/2012
     66       06/15/2005        NAP          08/01/2005      07/01/2012
     67       06/15/2005        NAP          08/01/2005      07/01/2012
     68       06/15/2005        NAP          08/01/2005      07/01/2012
     69       06/15/2005        NAP          08/01/2005      07/01/2012
     70       06/15/2005        NAP          08/01/2005      07/01/2012
     71       06/15/2005        NAP          08/01/2005      07/01/2012
     72       06/15/2005        NAP          08/01/2005      07/01/2012
     73       06/15/2005        NAP          08/01/2005      07/01/2012
     74       09/22/2005    11/01/2005          NAP          10/01/2015
     75       09/01/2005    10/01/2007       10/01/2005      09/01/2012
     76       08/31/2005    10/01/2005          NAP          09/01/2015
     77       07/20/2005    09/01/2005          NAP          08/01/2015
     78       05/18/2005    07/01/2005          NAP          06/01/2015
     79       06/17/2005        NAP          08/01/2005      07/01/2015
     80       08/17/2005        NAP          10/01/2005      09/01/2015
     81       07/29/2005    09/01/2007       09/01/2005      08/01/2015
     82       04/28/2005        NAP          06/01/2005      05/01/2015
     83       09/20/2005        NAP          11/01/2005      10/01/2015
     84       09/28/2005    11/01/2005          NAP          10/01/2015
     85       06/24/2005    08/01/2005          NAP          07/01/2015
     86       09/20/2005    11/01/2005          NAP          10/01/2015
     87       09/09/2005    11/01/2007       11/01/2005      10/01/2015
     88       08/25/2005    10/01/2005          NAP          09/01/2015
     89       09/20/2005    11/01/2010       11/01/2005      10/01/2015
     90       06/30/2005    08/01/2005          NAP          07/01/2015
     91       08/04/2005    10/01/2005          NAP          09/01/2015
     92       09/14/2005    11/01/2009       11/01/2005      10/01/2012
     93       06/30/2005    08/01/2005          NAP          07/01/2025
     94       07/22/2005    09/02/2005       06/02/2014      05/02/2016
     95       05/27/2005    08/01/2005          NAP          07/01/2015
     96       07/25/2005    09/01/2008       09/01/2005      08/01/2015
     97       06/28/2005        NAP          08/01/2005      07/01/2015
     98       06/29/2005    08/01/2010       08/01/2005      07/01/2015
     99       08/26/2005    11/01/2005          NAP          10/01/2015
     100      06/16/2005    08/01/2007       08/01/2005      07/01/2010
     101      09/21/2005    11/03/2005          NAP          10/03/2015
     102      09/15/2005    11/01/2005          NAP          10/01/2015
     103      06/22/2005    08/01/2010       08/01/2005      07/01/2015
     104      09/14/2005    11/01/2007       11/01/2005      10/01/2015
     105      08/23/2005        NAP          11/01/2005      10/01/2015
     106      07/22/2005    09/01/2005          NAP          08/01/2020

     107      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     108      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     109      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     110      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     111      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     112      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     113      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     114      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     115      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     116      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     117      08/24/2005    10/01/2008       10/01/2005      09/01/2015
     118      06/08/2005    08/01/2005          NAP          07/01/2015
     119      06/08/2005    08/01/2005          NAP          07/01/2015
     120      06/08/2005    08/01/2005          NAP          07/01/2015
     121      09/22/2005    11/01/2006       11/01/2005      10/01/2015
     122      07/13/2005    09/01/2005          NAP          08/01/2015
     123      07/27/2005    10/01/2005          NAP          09/01/2015

     124      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     125      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     126      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     127      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     128      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     129      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     130      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     131      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     132      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     133      10/01/2004    11/01/2006       11/01/2004      10/01/2014
     134      07/06/2005        NAP          09/01/2005      08/01/2015
     135      08/25/2005        NAP          10/01/2005      09/01/2015
     136      07/14/2005    10/01/2005          NAP          09/01/2015
     137      07/08/2005    09/01/2005          NAP          08/01/2025

     138      05/27/2005    07/01/2005          NAP          06/01/2015
     139      05/27/2005    07/01/2005          NAP          06/01/2015
     140      08/24/2005        NAP          10/01/2005      09/01/2015
     141      07/25/2005    09/01/2005          NAP          08/01/2015
     142      07/25/2005    09/01/2005          NAP          08/01/2015
     143      09/15/2005    11/01/2005          NAP          10/01/2015
     144      06/10/2005        NAP          08/01/2005      07/01/2010
     145      01/03/2005    03/01/2005          NAP          02/01/2015
     146      07/29/2005    09/01/2005          NAP          08/01/2015
     147      07/13/2005        NAP          09/01/2005      08/01/2015
     148      08/04/2005    10/01/2005          NAP          09/01/2015
     149      09/13/2005    11/01/2006       11/01/2005      10/01/2015
     150      08/12/2005    10/01/2005          NAP          09/01/2015
     151      08/31/2005    10/01/2005          NAP          09/01/2015
     152      07/27/2005    10/01/2005          NAP          09/01/2015
     153      07/01/2005    09/01/2005          NAP          08/01/2015
     154      07/28/2005    09/01/2005          NAP          08/01/2015
     155      08/30/2005        NAP          10/01/2005      09/01/2015
     156      06/24/2005    08/01/2005          NAP          07/01/2012
     157      06/21/2005    08/01/2005          NAP          07/01/2015
     158      07/15/2005    09/01/2005          NAP          08/01/2010
     159      06/14/2005    08/01/2005          NAP          07/01/2015
     160      06/29/2005    08/01/2006       08/01/2005      07/01/2015
     161      07/25/2005    09/01/2005          NAP          08/01/2015
     162      07/25/2005    09/01/2005          NAP          08/01/2015
     163      09/09/2005    11/01/2005          NAP          10/01/2015
     164      08/18/2005    10/01/2005          NAP          09/01/2015
     165      07/29/2005    09/01/2005          NAP          08/01/2020
     166      05/26/2005    08/01/2005          NAP          07/01/2015
     167      06/16/2005    08/01/2005          NAP          07/01/2015
     168      08/10/2005        NAP          10/01/2005      09/01/2015
     169      08/08/2005    10/01/2005          NAP          09/01/2015
     170      08/09/2005    10/01/2005          NAP          09/01/2015
     171      07/18/2005        NAP          10/01/2005      09/01/2015
     172      06/13/2005    08/01/2005          NAP          07/01/2010
     173      05/13/2005    07/01/2005          NAP          06/01/2012
     174      07/11/2005        NAP          09/01/2005      08/01/2015
     175      08/01/2005    10/01/2005          NAP          09/01/2025
     176      07/12/2005    09/01/2005          NAP          08/01/2015
     177      07/25/2005    09/01/2005          NAP          08/01/2015
     178      05/20/2005    07/01/2005          NAP          06/01/2015
     179      06/23/2005    08/01/2005          NAP          07/01/2015
     180      06/24/2005        NAP          08/01/2005      07/01/2015
     181      08/29/2005    10/01/2005          NAP          09/01/2015

     182      08/09/2005    10/01/2005          NAP          09/01/2015
     183      08/09/2005    10/01/2005          NAP          09/01/2015
     184      08/09/2005    10/01/2005          NAP          09/01/2015
     185      08/09/2005    10/01/2005          NAP          09/01/2015
     186      08/09/2005    10/01/2005          NAP          09/01/2015
     187      07/15/2005    09/01/2005          NAP          08/01/2015
     188      09/01/2005    11/01/2005          NAP          10/01/2015
     189      08/26/2005    10/01/2005          NAP          09/01/2015
     190      07/01/2005    09/01/2005          NAP          08/01/2015
     191      07/25/2005    09/01/2005          NAP          08/01/2015
     192      07/29/2005    09/01/2005          NAP          08/01/2015

     193      07/19/2005    09/01/2005          NAP          08/01/2020
     194      07/19/2005    09/01/2005          NAP          08/01/2020
     195      08/02/2005    10/01/2005          NAP          09/01/2015
     196      07/06/2005    09/01/2005          NAP          08/01/2015
     197      06/20/2005    09/01/2007       09/01/2005      08/01/2015
     198      06/28/2005    09/01/2005          NAP          08/01/2015
     199      07/22/2005    09/01/2008       09/01/2005      08/01/2015
     200      08/04/2005    10/01/2005          NAP          09/01/2015
     201      07/05/2005    09/01/2005          NAP          08/01/2015
     202      05/05/2005    07/01/2005          NAP          06/01/2020
     203      09/10/2004    11/01/2004          NAP          10/01/2014

     204      08/09/2005    10/01/2005          NAP          09/01/2015
     205      08/09/2005    10/01/2005          NAP          09/01/2015
     206      08/09/2005    10/01/2005          NAP          09/01/2015
     207      08/09/2005    10/01/2005          NAP          09/01/2015
     208      06/10/2005    08/01/2005          NAP          07/01/2015
     209      07/08/2005        NAP          09/01/2005      08/01/2012
     210      07/29/2005    09/01/2005          NAP          08/01/2020
     211      05/20/2005    07/01/2006       07/01/2005      06/01/2015
     212      08/15/2005    10/01/2005          NAP          09/01/2015
     213      08/04/2005    10/01/2005          NAP          09/01/2015
     214      08/05/2005    10/01/2005          NAP          09/01/2015
     215      06/07/2005        NAP          08/01/2005      07/01/2010
     216      08/31/2005    10/01/2005          NAP          09/01/2015
     217      09/15/2005    11/01/2005          NAP          10/01/2015
     218      08/08/2005    10/01/2005          NAP          09/01/2025
     219      07/25/2005    09/01/2005          NAP          08/01/2015

     220      08/09/2005    10/01/2005          NAP          09/01/2015
     221      08/09/2005    10/01/2005          NAP          09/01/2015
     222      08/09/2005    10/01/2005          NAP          09/01/2015
     223      08/09/2005    10/01/2005          NAP          09/01/2015
     224      05/17/2005    07/01/2005          NAP          06/01/2015
     225      09/02/2005    11/01/2005          NAP          10/01/2015
     226      08/05/2005    10/01/2005          NAP          09/01/2015
     227      07/22/2005    09/01/2005          NAP          08/01/2020
     228      06/09/2005    08/01/2005          NAP          07/01/2015
     229      06/24/2005    08/01/2005          NAP          07/01/2015
     230      08/01/2005    10/01/2005          NAP          09/01/2015
     231      08/19/2005    10/01/2005          NAP          09/01/2015
     232      06/29/2005    08/01/2005          NAP          07/01/2015
     233      06/13/2005    08/01/2005          NAP          07/01/2015
     234      08/19/2005    10/01/2008       10/01/2005      09/01/2015
     235      08/08/2005    10/01/2007       10/01/2005      09/01/2015
     236      08/15/2005    10/01/2005          NAP          09/01/2015
     237      08/05/2005    10/01/2005          NAP          09/01/2015
     238      07/20/2005    09/01/2005          NAP          08/01/2020

     239      06/15/2005    08/01/2005          NAP          07/01/2015
     240      06/15/2005    08/01/2005          NAP          07/01/2015
     241      06/15/2005    08/01/2005          NAP          07/01/2015
     242      07/18/2005    09/01/2010       09/01/2005      08/01/2015
     243      07/19/2005    09/01/2005          NAP          08/01/2015
     244      08/08/2005    10/01/2005          NAP          09/01/2015
     245      05/27/2005    09/01/2005          NAP          08/01/2015
     246      06/24/2005    09/01/2005          NAP          08/01/2015
     247      08/15/2005        NAP          10/01/2005      09/01/2015
     248      06/23/2005    08/01/2005          NAP          07/01/2015
     249      07/11/2005    10/01/2005          NAP          09/01/2015
     250      07/18/2005    09/01/2010       09/01/2005      08/01/2015
     251      07/18/2005    09/01/2010       09/01/2005      08/01/2015
     252      06/01/2005    07/01/2010       07/01/2005      06/01/2015
     253      08/04/2005    10/01/2005          NAP          09/01/2015

     254      08/09/2005    10/01/2005          NAP          09/01/2015
     255      08/09/2005    10/01/2005          NAP          09/01/2015
     256      08/09/2005    10/01/2005          NAP          09/01/2015
     257      07/25/2005    09/01/2005          NAP          08/01/2015
     258      06/14/2005    09/01/2005          NAP          02/01/2013
     259      07/18/2005    09/01/2010       09/01/2005      08/01/2015
     260      07/22/2005    10/01/2005          NAP          09/01/2015
     261      08/11/2005    10/01/2005          NAP          09/01/2015
     262      08/08/2005    10/01/2005          NAP          09/01/2015
     263      08/04/2005    10/01/2005          NAP          09/01/2015
     264      08/04/2005    10/01/2005          NAP          09/01/2015
     265      06/15/2005    08/01/2005          NAP          07/01/2020
     266      07/18/2005    09/01/2010       09/01/2005      08/01/2015
     267      07/05/2005    09/01/2005          NAP          08/01/2015
     268      09/14/2005    11/01/2005          NAP          10/01/2015
     269      08/31/2005    10/01/2005          NAP          09/01/2010
     270      08/08/2005    10/01/2005          NAP          09/01/2015
     271      08/26/2005    10/01/2005          NAP          09/01/2015

     272      06/24/2005    08/01/2005          NAP          07/01/2015
     273      06/24/2005    08/01/2005          NAP          07/01/2015
     274      06/24/2005    08/01/2005          NAP          07/01/2015
     275      08/09/2005    10/01/2005          NAP          09/01/2010
     276      05/17/2005    07/01/2005          NAP          06/01/2015
     277      07/07/2005    09/01/2005          NAP          08/01/2015
     278      08/11/2005    10/01/2005          NAP          09/01/2015
     279      04/25/2005    06/01/2010       06/01/2005      05/01/2015
     280      09/01/2005    10/01/2005          NAP          09/01/2015
     281      05/17/2005    07/01/2005          NAP          06/01/2015
     282      08/03/2005    10/01/2005          NAP          09/01/2015
     283      08/17/2005    10/01/2005          NAP          09/01/2015
     284      04/29/2005        NAP          06/01/2005      05/01/2015
     285      08/03/2005    10/01/2005          NAP          09/01/2015

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                     GRACE
  LOAN NO.                                                   PERIOD(7)
------------------------------------------------------------------------------------------------------------------------------------

      1                                                          0
      2                 5, however if borrower makes three payments later than the 3rd of the month within a calendar year the grace period will be reduce to 3 days for the remaining loan term.
      3                                                          5
      4         5, applicable to one payment per calendar year, no more than five late payments over the loan term.
      5                 5, however if borrower makes three payments later than the 3rd of the month within a calendar year the grace period will be reduce to 3 days for the remaining loan term.
      6                                                          0

      7                                                          5
      8                                                          5
      9                                                          5
     10                                                          5
     11                                                          0
     12                                                          0
     13                                                          5
     14                                                          5
     15                                                          5

     16                                                          0
     17                                                          0
     18                                                          0
     19                                                          0
     20                                                          0
     21                                                          0
     22                                                          0
     23                                                          0
     24                                                          0
     25                                                          0
     26                                                          5
     27                                                          5
     28                                                          0
     29                                                          5
     30                                                          5
     31                                                          0
     32                                                          5
     33                                                          0
     34                                                          0
     35                                                          0
     36                                                          5
     37                                                          5
     38                                                          0
     39                                                          5

     40                                                          0
     41                                                          0
     42                                                          5

     43                                                          5
     44                                                          5
     45                                                          5
     46                                                          5
     47                                                          5

     48                                                          5
     49                                                          5
     50                                                          5
     51                                                          5
     52                                                          5
     53                                                          0
     54                                                          5
     55                                                          5
     56                                                          5
     57                                                          5
     58                                                          5
     59                                                          0
     60                                                          5
     61                                                          5
     62                                                          0
     63                                                          0
     64                                                          5

     65                                                          5
     66                                                          5
     67                                                          5
     68                                                          5
     69                                                          5
     70                                                          5
     71                                                          5
     72                                                          5
     73                                                          5
     74                                                          5
     75                                                          5
     76                                                          5
     77                                                          5
     78                                                          5
     79                                                          0
     80                                                          0
     81                                                          0
     82                                                          5
     83                                                          5
     84                                                          5
     85                                                          5
     86                                                          5
     87                                                          5
     88                                                          5
     89                                                          5
     90                                                          6
     91                                                          5
     92                                                          5
     93                                                          0
     94                                                          0
     95                                                          5
     96                                                          5
     97                                                          5
     98                                                          5
     99                                                          5
     100                                                         5
     101                                                         0
     102                                                         5
     103                                                         5
     104                                                         5
     105                                                         5
     106                                                         0

     107                                                         5
     108                                                         5
     109                                                         5
     110                                                         5
     111                                                         5
     112                                                         5
     113                                                         5
     114                                                         5
     115                                                         5
     116                                                         5
     117                                                         0
     118                                                         5
     119                                                         5
     120                                                         5
     121                                                         5
     122                                                         5
     123                                                         5

     124                                                         5
     125                                                         5
     126                                                         5
     127                                                         5
     128                                                         5
     129                                                         5
     130                                                         5
     131                                                         5
     132                                                         5
     133                                                         5
     134                                                         5
     135                                                         5
     136                                                         5
     137                                                         5

     138                                                         5
     139                                                         5
     140                                                         5
     141                                                         5
     142                                                         5
     143                                                         0
     144                                                         0
     145                                                         5
     146                                                         5
     147                                                         5
     148                                                         5
     149                                                         0
     150                                                         5
     151                                                         5
     152                                                         5
     153                                                         5
     154                                                         5
     155                                                         5
     156                                                         5
     157                                                         5
     158                                                         5
     159                                                         5
     160                                                         5
     161                                                         5
     162                                                         5
     163                                                         5
     164                                                         0
     165                                                         5
     166                                                         5
     167                                                         5
     168                                                         5
     169                                                         5
     170                                                         5
     171                                                         5
     172                                                         5
     173                                                         5
     174                                                         5
     175                                                         0
     176                                                         5
     177                                                         5
     178                                                         5
     179                                                         5
     180                                                         5
     181                                                         5

     182                                                         5
     183                                                         5
     184                                                         5
     185                                                         5
     186                                                         5
     187                                                         5
     188                                                         0
     189                                                         0
     190                                                         5
     191                                                         5
     192                                                         5

     193                                                         0
     194                                                         0
     195                                                         5
     196                                                         5
     197                                                         5
     198                                                         5
     199                                                         5
     200                                                         5
     201                                                         5
     202                                                         0
     203                                                         5

     204                                                         5
     205                                                         5
     206                                                         5
     207                                                         5
     208                                                         5
     209                                                         5
     210                                                         0
     211                                                         5
     212                                                         5
     213                                                         5
     214                                                         0
     215                                                         5
     216                                                         0
     217                                                         5
     218                                                         0
     219                                                         5

     220                                                         5
     221                                                         5
     222                                                         5
     223                                                         5
     224                                                         5
     225                                                         0
     226                                                         5
     227                                                         0
     228                                                         5
     229                                                         5
     230                                                         5
     231                                                         0
     232                                                         5
     233                                                         5
     234                                                         5
     235                                                         5
     236                                                         5
     237                                                         5
     238                                                         5

     239                                                         5
     240                                                         5
     241                                                         5
     242                                                         5
     243                                                         5
     244                                                         5
     245                                                         5
     246                                                         5
     247                                                         5
     248                                                         5
     249                                                         5
     250                                                         5
     251                                                         5
     252                                                         5
     253                                                         5

     254                                                         5
     255                                                         5
     256                                                         5
     257                                                         5
     258                                                         5
     259                                                         5
     260                                                         5
     261                                                         5
     262                                                         5
     263                                                         5
     264                                                         5
     265                                                         5
     266                                                         5
     267                                                         5
     268                                                         5
     269                                                         5
     270                                                         5
     271                                                         0

     272                                                         5
     273                                                         5
     274                                                         5
     275                                                         5
     276                                                         5
     277                                                         5
     278                                                         5
     279                                                         5
     280                                                         5
     281                                                         5
     282                                                         0
     283                                                         0
     284                                                         5
     285                                                         0

---------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                  LOCKBOX          LOCKBOX         ORIGINAL TERM     REMAINING TERM        ORIGINAL       REMAINING
  LOAN NO.     ARD LOAN     STATUS            TYPE             TO MATURITY       TO MATURITY      AMORT. TERM(8)   AMORT. TERM
---------------------------------------------------------------------------------------------------------------------------------

      1           No       In Place           Hard                 60                57                 IO              IO
      2           No       In Place   Soft, Springing Hard        120                120               360             360
      3           Yes      In Place           Hard                120                119                IO              IO
      4           No         None              NAP                 78                78                 IO              IO
      5           No       In Place   Soft, Springing Hard        120                120               360             360
      6           No       In Place           Hard                120                118               360             360

      7           No       Springing          Hard                120                118               300             300
      8           No       Springing          Hard                120                118               300             300
      9           No       Springing          Hard                120                118               300             300
     10           No       Springing          Hard                120                118               300             300
     11           No       In Place           Hard                121                118                97              97
     12           No       In Place           Soft                120                114                IO              IO
     13           Yes      Springing          Hard                 60                60                 IO              IO
     14           No         None              NAP                110                110               360             360
     15           No       Springing          Hard                120                118                IO              IO

     16           No       In Place           Hard                120                118               300             298
     17           No       In Place           Hard                120                118               300             298
     18           No       In Place           Hard                120                118               300             298
     19           No       In Place           Hard                120                118               300             298
     20           No       In Place           Hard                120                118               300             298
     21           No       In Place           Hard                120                118               300             298
     22           No       In Place           Hard                120                118               300             298
     23           No       In Place           Hard                120                118               300             298
     24           No       In Place           Hard                120                118               300             298
     25           No       In Place           Hard                120                118               300             298
     26           Yes      Springing          Hard                 84                81                 IO              IO
     27           No       In Place           Hard                120                115               300             300
     28           No       In Place           Hard                120                118                IO              IO
     29           No       Springing          Hard                120                119                IO              IO
     30           No         None              NAP                 84                82                360             360
     31           No         None              NAP                120                119               360             359
     32           No         None              NAP                120                120               336             336
     33           No       In Place           Hard                120                118               360             360
     34           No         None              NAP                120                118                IO              IO
     35           No         None              NAP                132                131               360             359
     36           No       Springing          Hard                120                119                IO              IO
     37           No       In Place           Hard                120                120               360             360
     38           No       In Place           Hard                121                119                91              91
     39           No       Springing          Hard                120                119               360             359

     40           Yes      In Place           Hard                120                119               300             299
     41           Yes      In Place           Hard                120                119               300             299
     42           No         None              NAP                120                118               360             358

     43           No       Springing          Hard                240                236               240             236
     44           No       Springing          Hard                240                236               240             236
     45           No       Springing          Hard                240                236               240             236
     46           No       Springing          Hard                240                236               240             236
     47           No       Springing          Hard                240                236               240             236

     48           No         None              NAP                120                120               360             360
     49           No         None              NAP                120                120               360             360
     50           No         None              NAP                120                120               360             360
     51           No         None              NAP                120                120               360             360
     52           No         None              NAP                120                120               360             360
     53           No         None              NAP                240                239               240             239
     54           No         None              NAP                120                119               360             359
     55           No         None              NAP                120                119               360             360
     56           No       Springing          Hard                120                117                IO              IO
     57           No         None              NAP                120                120               360             360
     58           No         None              NAP                120                118               360             358
     59           No         None              NAP                120                119               360             359
     60           No         None              NAP                120                118               360             360
     61           No       Springing          Hard                120                119               360             359
     62           No         None              NAP                108                108               415             415
     63           Yes        None              NAP                 60                60                 IO              IO
     64           No         None              NAP                120                120               300             300

     65           Yes        None              NAP                 84                81                 IO              IO
     66           Yes        None              NAP                 84                81                 IO              IO
     67           Yes        None              NAP                 84                81                 IO              IO
     68           Yes        None              NAP                 84                81                 IO              IO
     69           Yes        None              NAP                 84                81                 IO              IO
     70           Yes        None              NAP                 84                81                 IO              IO
     71           Yes        None              NAP                 84                81                 IO              IO
     72           Yes        None              NAP                 84                81                 IO              IO
     73           Yes        None              NAP                 84                81                 IO              IO
     74           No         None              NAP                120                120               360             360
     75           No         None              NAP                 84                83                360             360
     76           No         None              NAP                120                119               360             359
     77           No         None              NAP                120                118               360             358
     78           No       Springing          Hard                120                116               300             296
     79           No       Springing          Hard                120                117                IO              IO
     80           No         None              NAP                120                119                IO              IO
     81           No         None              NAP                120                118               336             336
     82           No         None              NAP                120                115                IO              IO
     83           No         None              NAP                120                120                IO              IO
     84           No         None              NAP                120                120               360             360
     85           No         None              NAP                120                117               300             297
     86           No         None              NAP                120                120               360             360
     87           No         None              NAP                120                120               360             360
     88           No         None              NAP                120                119               300             299
     89           No         None              NAP                120                120               360             360
     90           Yes      In Place           Hard                120                117               360             357
     91           No         None              NAP                120                119               300             299
     92           No       In Place           Soft                 84                84                360             360
     93           No         None              NAP                240                237               240             237
     94           No         None              NAP                129                127               360             358
     95           No         None              NAP                120                117               360             357
     96           No         None              NAP                120                118               360             360
     97           No         None              NAP                120                117                IO              IO
     98           No         None              NAP                120                117               360             360
     99           No         None              NAP                120                120               360             360
     100          No         None              NAP                 60                57                360             360
     101          No         None              NAP                120                120               324             324
     102          No         None              NAP                120                120               360             360
     103          No         None              NAP                120                117               360             360
     104          No         None              NAP                120                120               360             360
     105          No         None              NAP                120                120                IO              IO
     106          No         None              NAP                180                178               180             178

     107          No       In Place           Hard                120                108               300             300
     108          No       In Place           Hard                120                108               300             300
     109          No       In Place           Hard                120                108               300             300
     110          No       In Place           Hard                120                108               300             300
     111          No       In Place           Hard                120                108               300             300
     112          No       In Place           Hard                120                108               300             300
     113          No       In Place           Hard                120                108               300             300
     114          No       In Place           Hard                120                108               300             300
     115          No       In Place           Hard                120                108               300             300
     116          No       In Place           Hard                120                108               300             300
     117          Yes        None              NAP                120                119               360             360
     118          No         None              NAP                120                117               360             357
     119          No         None              NAP                120                117               360             357
     120          No         None              NAP                120                117               360             357
     121          No         None              NAP                120                120               360             360
     122          No         None              NAP                120                118               360             358
     123          No       Springing          Hard                120                119               360             359

     124          No       In Place           Hard                120                108               300             300
     125          No       In Place           Hard                120                108               300             300
     126          No       In Place           Hard                120                108               300             300
     127          No       In Place           Hard                120                108               300             300
     128          No       In Place           Hard                120                108               300             300
     129          No       In Place           Hard                120                108               300             300
     130          No       In Place           Hard                120                108               300             300
     131          No       In Place           Hard                120                108               300             300
     132          No       In Place           Hard                120                108               300             300
     133          No       In Place           Hard                120                108               300             300
     134          No         None              NAP                120                118                IO              IO
     135          No         None              NAP                120                119                IO              IO
     136          No         None              NAP                120                119               300             299
     137          No         None              NAP                240                238               240             238

     138          Yes      Springing          Hard                120                116               300             296
     139          Yes      Springing          Hard                120                116               300             296
     140          No         None              NAP                120                119                IO              IO
     141          Yes      In Place   Soft, Springing Hard        120                118               360             358
     142          Yes      In Place   Soft, Springing Hard        120                118               360             358
     143          No         None              NAP                120                120               300             300
     144          No       Springing          Hard                 60                57                 IO              IO
     145          No         None              NAP                120                112               240             232
     146          No       In Place           Hard                120                118               300             298
     147          No         None              NAP                120                118                IO              IO
     148          No         None              NAP                120                119               360             359
     149          No         None              NAP                120                120               360             360
     150          No         None              NAP                120                119               360             359
     151          No         None              NAP                120                119               360             359
     152          No         None              NAP                120                119               300             299
     153          No         None              NAP                120                118               360             358
     154          Yes      In Place   Soft, Springing Hard        120                118               360             358
     155          No         None              NAP                120                119                IO              IO
     156          No         None              NAP                 84                81                360             357
     157          No       Springing          Hard                120                117               300             297
     158          No         None              NAP                 60                58                360             358
     159          Yes        None              NAP                120                117               360             357
     160          No         None              NAP                120                117               360             360
     161          Yes      In Place   Soft, Springing Hard        120                118               360             358
     162          Yes      In Place   Soft, Springing Hard        120                118               360             358
     163          No         None              NAP                120                120               180             180
     164          No         None              NAP                120                119               282             281
     165          No         None              NAP                180                178               360             358
     166          No         None              NAP                120                117               360             357
     167          No         None              NAP                120                117               360             357
     168          No       Springing          Hard                120                119                IO              IO
     169          No       In Place           Hard                120                119               360             359
     170          No         None              NAP                120                119               360             359
     171          No         None              NAP                120                119                IO              IO
     172          No         None              NAP                 60                57                360             357
     173          No         None              NAP                 84                80                300             296
     174          No       Springing          Hard                120                118                IO              IO
     175          No         None              NAP                240                239               240             239
     176          No         None              NAP                120                118               360             358
     177          No         None              NAP                120                118               360             358
     178          No         None              NAP                120                116               360             356
     179          No         None              NAP                120                117               360             357
     180          No         None              NAP                120                117                IO              IO
     181          No         None              NAP                120                119               300             299

     182          No       In Place           Hard                120                119               300             299
     183          No       In Place           Hard                120                119               300             299
     184          No       In Place           Hard                120                119               300             299
     185          No       In Place           Hard                120                119               300             299
     186          No       In Place           Hard                120                119               300             299
     187          No         None              NAP                120                118               360             358
     188          No         None              NAP                120                120               300             300
     189          No         None              NAP                120                119               360             359
     190          No         None              NAP                120                118               360             358
     191          No         None              NAP                120                118               360             358
     192          No         None              NAP                120                118               360             358

     193          No         None              NAP                180                178               300             298
     194          No         None              NAP                180                178               300             298
     195          No         None              NAP                120                119               360             359
     196          No       In Place           Hard                120                118               360             358
     197          No         None              NAP                120                118               360             360
     198          No         None              NAP                120                118               360             358
     199          Yes      Springing          Hard                120                118               360             360
     200          No         None              NAP                120                119               360             359
     201          No         None              NAP                120                118               360             358
     202          No         None              NAP                180                176               300             296
     203          No         None              NAP                120                108               300             288

     204          No       In Place           Hard                120                119               300             299
     205          No       In Place           Hard                120                119               300             299
     206          No       In Place           Hard                120                119               300             299
     207          No       In Place           Hard                120                119               300             299
     208          No         None              NAP                120                117               360             357
     209          No         None              NAP                 84                82                 IO              IO
     210          No         None              NAP                180                178               180             178
     211          No         None              NAP                120                116               360             360
     212          No         None              NAP                120                119               360             359
     213          No         None              NAP                120                119               360             359
     214          No         None              NAP                120                119               300             299
     215          No         None              NAP                 60                57                 IO              IO
     216          Yes        None              NAP                120                119               360             359
     217          Yes      Springing          Hard                120                120               360             360
     218          No         None              NAP                240                239               240             239
     219          No         None              NAP                120                118               360             358

     220          No       In Place           Hard                120                119               300             299
     221          No       In Place           Hard                120                119               300             299
     222          No       In Place           Hard                120                119               300             299
     223          No       In Place           Hard                120                119               300             299
     224          No         None              NAP                120                116               300             296
     225          No         None              NAP                120                120               360             360
     226          No         None              NAP                120                119               300             299
     227          No         None              NAP                180                178               240             238
     228          No         None              NAP                120                117               300             297
     229          No         None              NAP                120                117               360             357
     230          No         None              NAP                120                119               360             359
     231          No         None              NAP                120                119               300             299
     232          No         None              NAP                120                117               360             357
     233          No       In Place           Hard                120                117               360             357
     234          No         None              NAP                120                119               360             360
     235          No         None              NAP                120                119               360             360
     236          No         None              NAP                120                119               360             359
     237          No       In Place           Hard                120                119               300             299
     238          No         None              NAP                180                178               180             178

     239          No       In Place           Hard                120                117               300             297
     240          No       In Place           Hard                120                117               300             297
     241          No       In Place           Hard                120                117               300             297
     242          Yes      In Place           Hard                120                118               336             336
     243          No         None              NAP                120                118               360             358
     244          No         None              NAP                120                119               240             239
     245          No         None              NAP                120                118               300             298
     246          No         None              NAP                120                118               300             298
     247          No         None              NAP                120                119                IO              IO
     248          No         None              NAP                120                117               300             297
     249          No         None              NAP                120                119               300             299
     250          Yes      In Place           Hard                120                118               336             336
     251          Yes      In Place           Hard                120                118               336             336
     252          No         None              NAP                120                116               360             360
     253          No         None              NAP                120                119               360             359

     254          No       In Place           Hard                120                119               300             299
     255          No       In Place           Hard                120                119               300             299
     256          No       In Place           Hard                120                119               300             299
     257          No         None              NAP                120                118               360             358
     258          No         None              NAP                 90                88                 90              88
     259          Yes      In Place           Hard                120                118               336             336
     260          No         None              NAP                120                119               360             359
     261          No         None              NAP                120                119               360             359
     262          No         None              NAP                120                119               360             359
     263          No         None              NAP                120                119               360             359
     264          No         None              NAP                120                119               360             359
     265          No         None              NAP                180                177               180             177
     266          Yes      In Place           Hard                120                118               336             336
     267          No         None              NAP                120                118               300             298
     268          No         None              NAP                120                120               360             360
     269          No         None              NAP                 60                59                300             299
     270          No         None              NAP                120                119               360             359
     271          No         None              NAP                120                119               360             359

     272          No         None              NAP                120                117               360             357
     273          No         None              NAP                120                117               360             357
     274          No         None              NAP                120                117               360             357
     275          No         None              NAP                 60                59                360             359
     276          No         None              NAP                120                116               360             356
     277          No         None              NAP                120                118               360             358
     278          No       Springing          Hard                120                119               300             299
     279          Yes      Springing          Hard                120                115               360             360
     280          No         None              NAP                120                119               300             299
     281          No         None              NAP                120                116               360             356
     282          No         None              NAP                120                119               240             239
     283          No         None              NAP                120                119               240             239
     284          No         None              NAP                120                115                IO              IO
     285          No         None              NAP                120                119               240             239

                                                                  114                113               328             327

----------------------------------------------------------------------------------------------------------------------------
  MORTGAGE       MORTGAGE          MONTHLY        MONTHLY    THIRD MOST RECENT   THIRD MOST RECENT       SECOND MOST RECENT
  LOAN NO.           RATE     PAYMENT (P&I)   PAYMENT (IO)                 NOI       NOI DATE                           NOI
----------------------------------------------------------------------------------------------------------------------------

      1            4.895%              NAP       $500,641          $14,202,496      12/31/2002                  $14,049,356
      2            5.000%         $606,608            NAP           $9,131,584      12/31/2002                   $9,484,397
      3            5.280%              NAP       $468,417          $20,647,000      12/31/2003                  $24,078,000
      4            5.140%              NAP       $370,009           $7,886,886      12/31/2002                   $7,653,039
      5            5.000%         $429,457            NAP           $7,586,778      12/31/2002                   $7,108,022
      6            5.528%         $332,046       $272,299           $6,589,537      12/31/2003                   $6,699,413

      7            4.980%          $98,541        $71,067           $2,367,676      12/31/2003                   $2,669,099
      8            4.980%          $82,321        $59,370           $1,685,893      12/31/2003                   $2,148,121
      9            4.980%          $55,075        $39,720           $1,297,363      12/31/2003                   $1,283,538
     10            4.980%          $44,107        $31,810           $1,318,087      12/31/2002                   $1,332,992
     11            5.365%         $595,312       $212,121          $68,745,650      12/31/2002                  $48,173,758
     12            4.950%              NAP       $188,203                  NAP          NAP                     $13,780,347
     13            5.339%              NAP       $197,988                  NAP          NAP                             NAP
     14            4.960%         $224,439            NAP           $4,388,232      12/31/2003                   $4,567,546
     15            4.890%              NAP       $148,738           $3,578,506      12/31/2002                   $3,848,565

     16            5.189%          $40,285            NAP                  NAP          NAP                        $781,631
     17            5.189%          $33,335            NAP             $737,441      12/31/2003                     $755,725
     18            5.189%          $21,607            NAP             $499,260      12/31/2003                     $489,254
     19            5.189%          $21,589            NAP             $346,237      12/31/2003                     $482,622
     20            5.189%          $20,896            NAP             $421,840      12/31/2003                     $442,037
     21            5.189%          $17,093            NAP             $307,935      12/31/2003                     $355,714
     22            5.189%          $15,536            NAP             $392,550      12/31/2003                     $270,554
     23            5.189%          $14,449            NAP             $330,506      12/31/2003                     $285,342
     24            5.189%          $11,896            NAP             $366,676      12/31/2003                     $260,312
     25            5.189%          $11,784            NAP             $393,891      12/31/2003                     $257,841
     26            5.105%              NAP       $133,028                  NAP          NAP                             NAP
     27            5.339%         $180,498       $134,685           $3,238,340      12/31/2003                   $3,426,573
     28            5.050%              NAP       $121,603           $3,432,346      12/31/2003                   $3,562,313
     29            4.926%              NAP       $110,293                  NAP          NAP                             NAP
     30            5.250%         $138,051       $110,894                  NAP          NAP                             NAP
     31            5.040%         $126,728            NAP           $1,911,219      12/31/2002                   $3,358,062
     32            5.100%         $125,348        $96,522                  NAP          NAP                      $1,692,538
     33            5.324%         $122,495        $98,962           $2,814,488      12/31/2002                   $2,831,553
     34            4.890%              NAP        $88,003                  NAP          NAP                      $2,317,525
     35            5.230%         $115,703            NAP                  NAP          NAP                             NAP
     36            4.865%              NAP        $82,209           $1,978,276      12/31/2003                   $1,920,683
     37            5.609%         $113,421            NAP                  NAP          NAP                             NAP
     38            5.391%         $260,777        $88,139          $32,100,495      12/31/2002                  $32,699,625
     39            4.830%         $100,031            NAP           $1,174,317      12/31/2003                   $2,162,272

     40            5.615%         $101,996            NAP                  NAP          NAP                             NAP
     41            5.615%          $15,386            NAP                  NAP          NAP                             NAP
     42            5.360%          $97,831            NAP           $1,606,206      12/31/2003                   $1,869,931

     43            6.260%          $41,206            NAP                  NAP          NAP                             NAP
     44            6.260%          $40,657            NAP                  NAP          NAP                             NAP
     45            6.260%          $28,295            NAP                  NAP          NAP                             NAP
     46            6.260%          $16,208            NAP                  NAP          NAP                             NAP
     47            6.260%           $1,648            NAP                  NAP          NAP                             NAP

     48            5.030%          $38,029        $30,004             $668,717      12/31/2003                     $639,197
     49            5.030%          $17,883        $14,110             $150,888      12/31/2003                     $192,735
     50            5.030%          $17,776        $14,025                  NAP          NAP                        $164,371
     51            5.030%          $17,452        $13,770             $355,807      12/31/2003                     $343,369
     52            5.790%          $94,951            NAP           $1,504,964      12/31/2003                   $1,578,622
     53            5.500%         $110,062            NAP                  NAP          NAP                             NAP
     54            5.300%          $83,296            NAP             $958,130      12/31/2003                   $1,746,744
     55            5.070%          $78,461        $62,113           $1,425,625      12/31/2003                   $1,412,630
     56            5.150%              NAP        $59,177             $837,710      12/31/2002                     $844,930
     57            5.120%          $70,743            NAP           $2,116,924      12/31/2003                   $2,196,145
     58            4.957%          $69,446            NAP                  NAP          NAP                             NAP
     59            5.080%          $69,340            NAP           $1,012,700      12/31/2002                     $976,662
     60            5.180%          $69,032        $55,145           $1,454,228      12/31/2002                   $1,191,365
     61            5.150%          $62,247            NAP                  NAP          NAP                        $773,136
     62            5.440%          $60,215            NAP                  NAP          NAP                             NAP
     63            5.480%              NAP        $48,616                  NAP          NAP                             NAP
     64            5.310%          $62,690        $46,659             $162,032      12/31/2003                     $636,759

     65            5.250%              NAP         $9,049                  NAP          NAP                             NAP
     66            5.250%              NAP         $7,097                  NAP          NAP                             NAP
     67            5.250%              NAP         $6,609                  NAP          NAP                             NAP
     68            5.250%              NAP         $5,766                  NAP          NAP                             NAP
     69            5.250%              NAP         $4,391                  NAP          NAP                             NAP
     70            5.250%              NAP         $3,903                  NAP          NAP                             NAP
     71            5.250%              NAP         $3,194                  NAP          NAP                             NAP
     72            5.250%              NAP         $3,105                  NAP          NAP                             NAP
     73            5.250%              NAP         $2,573                  NAP          NAP                             NAP
     74            5.165%          $56,062            NAP           $1,410,073      12/31/2003                   $1,547,767
     75            5.260%          $55,835        $44,887             $713,276      12/31/2003                   $1,335,507
     76            5.180%          $54,788            NAP           $1,026,877      12/31/2003                   $1,146,853
     77            4.755%          $52,195            NAP           $1,852,968      12/31/2003                   $1,629,804
     78            5.570%          $61,828            NAP                  NAP          NAP                        $994,830
     79            4.930%              NAP        $40,363                  NAP          NAP                        $903,015
     80            5.174%              NAP        $40,918             $972,259      12/31/2003                     $812,063
     81            5.360%          $51,784        $40,758                  NAP          NAP                             NAP
     82            4.950%              NAP        $37,222             $522,556      12/31/2002                     $715,545
     83            5.086%              NAP        $37,815           $1,366,403      12/31/2003                   $1,368,601
     84            5.060%          $46,753            NAP           $1,696,826      12/31/2002                   $1,263,994
     85            5.050%          $47,294            NAP                  NAP          NAP                      $1,213,690
     86            5.309%          $44,469            NAP             $822,864      12/31/2002                     $891,434
     87            4.920%          $42,555        $33,256             $797,151      12/31/2003                     $841,385
     88            5.160%          $47,516            NAP           $1,278,430      12/31/2003                   $1,188,321
     89            4.975%          $40,682        $31,946                  NAP          NAP                        $757,082
     90            5.570%          $43,257            NAP                  NAP          NAP                             NAP
     91            5.430%          $44,219            NAP                  NAP          NAP                        $637,513
     92            5.160%          $39,358        $31,390                  NAP          NAP                        $810,770
     93            5.880%          $48,957            NAP                  NAP          NAP                             NAP
     94            5.550%          $38,823        $27,496                  NAP          NAP                             NAP
     95            5.770%          $39,769            NAP                  NAP          NAP                             NAP
     96            5.350%          $36,576        $29,608                  NAP          NAP                             NAP
     97            4.860%              NAP        $26,691             $452,026      12/31/2002                     $377,003
     98            5.050%          $35,092        $27,734             $757,570      12/31/2002                     $746,680
     99            5.220%          $35,497            NAP             $496,976      12/31/2003                     $614,622
     100           5.250%          $35,341        $28,389             $469,458      12/31/2002                     $573,186
     101           5.250%          $36,992            NAP             $509,522      12/31/2002                     $514,172
     102           4.990%          $34,317            NAP             $550,244      12/31/2003                     $671,320
     103           5.080%          $34,670        $27,470                  NAP          NAP                        $444,232
     104           5.250%          $32,470        $26,082                  NAP          NAP                             NAP
     105           4.840%              NAP        $23,718           $1,280,222      12/31/2002                   $1,627,751
     106           5.220%          $46,533            NAP             $380,567      12/31/2002                     $370,300

     107           6.040%           $4,236         $3,343                  NAP          NAP                             NAP
     108           6.040%           $3,874         $3,057                  NAP          NAP                             NAP
     109           6.040%           $3,829         $3,021                  NAP          NAP                             NAP
     110           6.040%           $3,783         $2,985                  NAP          NAP                             NAP
     111           6.040%           $3,693         $2,914                  NAP          NAP                             NAP
     112           6.040%           $3,686         $2,909                  NAP          NAP                             NAP
     113           6.040%           $3,195         $2,521                  NAP          NAP                             NAP
     114           6.040%           $3,195         $2,521                  NAP          NAP                             NAP
     115           6.040%           $2,813         $2,220                  NAP          NAP                             NAP
     116           6.040%           $2,749         $2,169                  NAP          NAP                             NAP
     117           5.630%          $30,440        $25,140                  NAP          NAP                             NAP
     118           5.250%          $14,302            NAP                  NAP          NAP                             NAP
     119           5.250%           $7,676            NAP                  NAP          NAP                             NAP
     120           5.250%           $7,289            NAP                  NAP          NAP                             NAP
     121           5.330%          $29,251        $23,643             $300,600      12/31/2003                     $286,622
     122           6.040%          $31,310            NAP             $664,579      12/31/2003                     $748,405
     123           5.340%          $28,782            NAP             $569,820      12/31/2002                     $554,600

     124           6.040%           $3,965         $3,128                  NAP          NAP                             NAP
     125           6.040%           $3,835         $3,026                  NAP          NAP                             NAP
     126           6.040%           $3,738         $2,950                  NAP          NAP                             NAP
     127           6.040%           $3,602         $2,843                  NAP          NAP                             NAP
     128           6.040%           $3,421         $2,700                  NAP          NAP                             NAP
     129           6.040%           $3,247         $2,562                  NAP          NAP                             NAP
     130           6.040%           $3,150         $2,485                  NAP          NAP                             NAP
     131           6.040%           $3,130         $2,470                  NAP          NAP                             NAP
     132           6.040%           $2,703         $2,133                  NAP          NAP                             NAP
     133           6.040%           $2,438         $1,924                  NAP          NAP                             NAP
     134           4.975%              NAP        $21,017             $582,897      12/31/2002                     $593,312
     135           5.180%              NAP        $21,883             $423,831      12/31/2003                     $504,865
     136           5.010%          $29,259            NAP                  NAP          NAP                        $834,171
     137           6.100%          $36,111            NAP                  NAP          NAP                             NAP

     138           5.200%          $15,206            NAP                  NAP          NAP                             NAP
     139           5.200%          $14,311            NAP                  NAP          NAP                             NAP
     140           4.743%              NAP        $18,835             $856,635      12/31/2002                     $760,270
     141           5.290%          $25,643            NAP                  NAP          NAP                        $385,057
     142           5.290%          $25,238            NAP                  NAP          NAP                        $387,061
     143           5.600%          $27,903            NAP             $385,898      12/31/2002                     $447,737
     144           4.540%              NAP        $17,093                  NAP          NAP                        $711,272
     145           6.440%          $33,392            NAP                  NAP          NAP                             NAP
     146           4.900%          $25,177            NAP             $659,752      12/31/2002                     $587,018
     147           4.995%              NAP        $17,936             $758,440      12/31/2002                     $778,857
     148           5.040%          $22,757            NAP             $428,126      12/31/2002                     $374,723
     149           5.150%          $22,797        $18,167                  NAP          NAP                             NAP
     150           5.210%          $22,539            NAP             $609,308      12/31/2003                     $595,978
     151           5.120%          $22,311            NAP             $483,723      12/31/2003                     $480,615
     152           5.590%          $24,159            NAP             $544,994      12/31/2003                     $613,038
     153           5.310%          $21,681            NAP             $646,242      12/31/2003                     $731,168
     154           5.290%          $21,355            NAP                  NAP          NAP                        $326,257
     155           4.988%              NAP        $16,015             $373,932      12/31/2003                     $428,483
     156           5.410%          $21,362            NAP                  NAP          NAP                             NAP
     157           5.267%          $22,810            NAP             $539,960      12/31/2002                     $555,893
     158           5.100%          $20,225            NAP                  NAP          NAP                        $439,122
     159           5.520%          $20,486            NAP                  NAP          NAP                             NAP
     160           5.150%          $19,520        $15,556                  NAP          NAP                        $535,608
     161           5.290%          $19,858            NAP                  NAP          NAP                        $305,721
     162           5.290%          $19,830            NAP                  NAP          NAP                        $304,753
     163           5.070%          $27,806            NAP                  NAP          NAP                        $498,911
     164           4.810%          $20,742            NAP             $718,049      12/31/2002                     $671,886
     165           5.630%          $20,159            NAP                  NAP          NAP                             NAP
     166           5.750%          $20,425            NAP             $355,357      12/31/2002                     $350,025
     167           5.365%          $19,298            NAP             $455,114      12/31/2002                     $359,317
     168           5.044%              NAP        $14,490             $318,362      12/31/2002                     $318,362
     169           5.690%          $19,712            NAP                  NAP          NAP                             NAP
     170           5.230%          $17,872            NAP                  NAP          NAP                             NAP
     171           5.420%              NAP        $14,769             $439,629      12/31/2003                     $439,099
     172           5.600%          $18,371            NAP             $405,398      12/31/2002                     $381,224
     173           5.234%          $18,787            NAP                  NAP          NAP                        $472,276
     174           5.010%              NAP        $13,122             $243,390      12/31/2002                     $281,290
     175           5.870%          $21,978            NAP                  NAP          NAP                             NAP
     176           5.050%          $16,736            NAP                  NAP          NAP                        $281,722
     177           5.200%          $16,473            NAP             $387,274      12/31/2003                     $332,247
     178           5.560%          $17,147            NAP                  NAP          NAP                             NAP
     179           5.580%          $16,898            NAP                  NAP          NAP                             NAP
     180           5.103%              NAP        $12,504                  NAP          NAP                        $203,454
     181           5.510%          $17,611            NAP             $245,218      12/31/2003                     $330,830

     182           5.770%           $3,712            NAP                  NAP          NAP                             NAP
     183           5.770%           $3,667            NAP                  NAP          NAP                             NAP
     184           5.770%           $3,667            NAP                  NAP          NAP                             NAP
     185           5.770%           $3,579            NAP                  NAP          NAP                             NAP
     186           5.770%           $3,181            NAP                  NAP          NAP                             NAP
     187           5.500%          $15,671            NAP                  NAP          NAP                             NAP
     188           5.370%          $16,371            NAP             $286,112      12/31/2002                     $314,074
     189           5.550%          $15,415            NAP             $339,479      12/31/2002                     $373,064
     190           5.380%          $15,128            NAP                  NAP          NAP                        $397,379
     191           5.260%          $14,926            NAP             $439,330      12/31/2003                     $435,379
     192           5.118%          $14,690            NAP                  NAP          NAP                             NAP

     193           5.970%           $8,846            NAP                  NAP          NAP                             NAP
     194           5.970%           $8,501            NAP                  NAP          NAP                             NAP
     195           5.530%          $15,096            NAP             $432,800      12/31/2002                     $376,296
     196           5.390%          $14,471            NAP                  NAP          NAP                             NAP
     197           5.470%          $14,431        $11,785             $533,504      12/31/2002                     $504,405
     198           5.360%          $14,144            NAP             $222,123      12/31/2003                     $237,529
     199           5.250%          $13,805        $11,089                  NAP          NAP                             NAP
     200           5.290%          $13,867            NAP             $432,127      12/31/2003                     $557,174
     201           5.380%          $14,007            NAP             $369,759      12/31/2003                     $393,538
     202           6.090%          $16,245            NAP                  NAP          NAP                             NAP
     203           5.272%          $15,014            NAP                  NAP          NAP                             NAP

     204           5.770%           $3,978            NAP                  NAP          NAP                             NAP
     205           5.770%           $3,893            NAP                  NAP          NAP                             NAP
     206           5.770%           $3,872            NAP                  NAP          NAP                             NAP
     207           5.770%           $3,385            NAP                  NAP          NAP                             NAP
     208           5.250%          $12,960            NAP                  NAP          NAP                             NAP
     209           5.034%              NAP         $9,795                  NAP          NAP                             NAP
     210           5.220%          $18,654            NAP                  NAP          NAP                             NAP
     211           5.400%          $12,915        $10,494             $263,565      12/31/2003                     $261,665
     212           5.320%          $12,801            NAP             $212,552      12/31/2003                     $222,028
     213           5.240%          $12,686            NAP             $302,391      12/31/2003                     $302,479
     214           5.360%          $13,932            NAP                  NAP          NAP                             NAP
     215           5.030%              NAP         $9,562             $377,750      12/31/2003                     $354,313
     216           5.170%          $12,313            NAP                  NAP          NAP                             NAP
     217           5.410%          $12,367            NAP                  NAP          NAP                             NAP
     218           5.400%          $15,010            NAP                  NAP          NAP                             NAP
     219           5.200%          $11,531            NAP             $243,542      12/31/2003                     $230,634

     220           5.770%           $3,504            NAP                  NAP          NAP                             NAP
     221           5.770%           $3,373            NAP                  NAP          NAP                             NAP
     222           5.770%           $3,154            NAP                  NAP          NAP                             NAP
     223           5.770%           $2,891            NAP                  NAP          NAP                             NAP
     224           5.580%          $12,687            NAP                  NAP          NAP                             NAP
     225           5.620%          $11,507            NAP             $218,218      12/31/2002                     $226,216
     226           5.200%          $11,926            NAP             $235,521      12/31/2003                     $258,106
     227           5.350%          $13,589            NAP             $283,941      12/31/2002                     $240,519
     228           5.300%          $12,044            NAP             $293,008      12/31/2003                     $215,855
     229           5.470%          $10,905            NAP             $162,774      12/31/2003                     $209,555
     230           5.210%          $10,445            NAP                  NAP          NAP                        $141,146
     231           5.310%          $11,453            NAP             $188,073       1/31/2003                     $209,025
     232           5.650%          $10,823            NAP                  NAP          NAP                             NAP
     233           5.650%          $10,436            NAP                  NAP          NAP                             NAP
     234           5.350%          $10,051         $8,136                  NAP          NAP                             NAP
     235           5.040%           $9,707         $7,665             $175,654      12/31/2003                     $163,890
     236           5.310%          $10,007            NAP             $193,999      12/31/2003                     $174,975
     237           5.270%          $10,808            NAP                  NAP          NAP                             NAP
     238           5.610%          $14,813            NAP             $331,863      12/31/2003                     $243,674

     239           5.740%           $3,896            NAP                  NAP          NAP                             NAP
     240           5.740%           $3,765            NAP                  NAP          NAP                             NAP
     241           5.740%           $3,590            NAP                  NAP          NAP                             NAP
     242           5.336%          $10,187         $8,002                  NAP          NAP                             NAP
     243           5.370%           $9,654            NAP             $476,745      12/31/2003                     $450,580
     244           5.670%          $11,858            NAP                  NAP          NAP                        $215,795
     245           5.430%          $10,369            NAP             $506,832      12/31/2003                     $482,469
     246           5.200%          $10,048            NAP             $257,126      12/31/2002                     $272,832
     247           5.180%              NAP         $7,221             $288,645      12/31/2003                     $279,021
     248           5.550%          $10,182            NAP                  NAP          NAP                             NAP
     249           5.230%           $9,808            NAP             $303,145      12/31/2003                     $379,168
     250           5.336%           $9,183         $7,213                  NAP          NAP                             NAP
     251           5.336%           $9,183         $7,213                  NAP          NAP                             NAP
     252           5.130%           $8,717         $6,935                  NAP          NAP                             NAP
     253           5.160%           $8,746            NAP             $297,517      12/31/2003                     $327,057

     254           5.820%           $3,937            NAP                  NAP          NAP                             NAP
     255           5.820%           $3,892            NAP                  NAP          NAP                             NAP
     256           5.820%           $2,304            NAP                  NAP          NAP                             NAP
     257           5.260%           $8,845            NAP             $273,258      12/31/2003                     $308,086
     258           4.970%          $21,333            NAP             $635,000      12/31/2002                     $635,000
     259           5.336%           $8,896         $6,988                  NAP          NAP                             NAP
     260           5.790%           $8,792            NAP             $174,610      12/31/2003                     $155,703
     261           5.660%           $8,668            NAP                  NAP          NAP                         $52,623
     262           5.230%           $8,264            NAP             $161,238      12/31/2003                     $212,635
     263           4.881%           $7,944            NAP             $220,937      12/31/2002                     $139,459
     264           4.881%           $7,944            NAP             $237,119      12/31/2002                     $188,938
     265           5.440%          $12,209            NAP             $199,610      12/31/2002                     $195,398
     266           5.336%           $8,465         $6,650                  NAP          NAP                             NAP
     267           5.900%           $9,359            NAP                  NAP          NAP                             NAP
     268           5.430%           $7,606            NAP             $261,202      12/31/2003                     $239,506
     269           5.800%           $8,534            NAP             $148,020      12/31/2003                     $152,347
     270           5.230%           $7,163            NAP             $228,129      12/31/2003                     $239,479
     271           5.750%           $7,295            NAP                  NAP          NAP                             NAP

     272           5.700%           $4,729            NAP                  NAP          NAP                             NAP
     273           5.700%           $1,322            NAP                  NAP          NAP                             NAP
     274           5.700%           $1,031            NAP                  NAP          NAP                             NAP
     275           5.330%           $6,686            NAP                  NAP          NAP                        $160,586
     276           5.430%           $6,761            NAP             $219,802      12/31/2003                     $197,846
     277           5.600%           $6,803            NAP                  NAP          NAP                             NAP
     278           5.710%           $7,207            NAP                  NAP          NAP                             NAP
     279           5.566%           $6,291         $5,173                  NAP          NAP                             NAP
     280           5.400%           $6,689            NAP             $151,962      12/31/2003                     $150,447
     281           5.430%           $4,507            NAP             $121,713      12/31/2003                     $109,984
     282           5.370%           $5,274            NAP                  NAP          NAP                             NAP
     283           5.370%           $4,696            NAP                  NAP          NAP                             NAP
     284           5.210%              NAP         $2,641              $77,823      12/31/2002                      $88,616
     285           5.370%           $3,743            NAP                  NAP          NAP                             NAP

                   5.201%

------------------------------------------------------------------------------------------------------
  MORTGAGE      SECOND MOST RECENT      MOST RECENT          MOST RECENT NOI            UNDERWRITABLE
  LOAN NO.           NOI DATE                   NOI                DATE                           NOI
------------------------------------------------------------------------------------------------------

      1             12/31/2003          $14,042,942             12/31/2004                $14,682,196
      2             12/31/2003           $9,950,220             12/31/2004                $15,093,204
      3             12/31/2004          $24,170,000           T-12 7/31/2005              $26,683,744
      4             12/31/2003           $6,265,903             12/31/2004                 $7,564,623
      5             12/31/2003           $7,968,531             12/31/2004                 $9,557,111
      6             12/31/2004           $7,128,278           T-12 05/31/05                $5,322,337

      7             12/31/2004           $2,777,455           T-12 4/30/2005               $2,761,963
      8             12/31/2004           $2,242,584          Actual 4/30/2005              $2,220,369
      9             12/31/2004           $1,381,843          Actual 4/30/2005              $1,611,393
     10             12/31/2003           $1,336,134          Actual 4/30/2005              $1,141,314
     11             12/31/2003          $47,284,154             12/31/2004                $75,140,150
     12             12/31/2003          $13,628,395             12/31/2004                $13,185,391
     13                 NAP                     NAP                NAP                     $4,429,290
     14             12/31/2004           $5,366,358           T-12 6/30/2005               $6,444,516
     15             12/31/2003           $3,713,945             12/31/2004                 $3,765,699

     16             12/31/2004             $967,314           T-12 07/31/05                  $979,272
     17             12/31/2004             $787,604           T-12 07/31/05                  $772,632
     18             12/31/2004             $516,471           T-12 07/31/05                  $507,310
     19             12/31/2004             $496,600           T-12 07/31/05                  $531,029
     20             12/31/2004             $493,060           T-12 07/31/05                  $528,441
     21             12/31/2004             $425,374           T-12 07/31/05                  $447,251
     22             12/31/2004             $377,578           T-12 07/31/05                  $415,108
     23             12/31/2004             $374,981           T-12 07/31/05                  $385,552
     24             12/31/2004             $370,911           T-12 07/31/05                  $369,705
     25             12/31/2004             $321,005           T-12 07/31/05                  $321,781
     26                 NAP                     NAP                NAP                     $3,490,380
     27             12/31/2004           $3,542,069           T-12 07/31/05                $4,437,898
     28             12/31/2004           $3,641,297        Annualized 7/31/2005            $3,694,336
     29                 NAP                     NAP                NAP                     $3,479,361
     30                 NAP                     NAP                NAP                     $1,890,688
     31             12/31/2003           $2,901,348             12/31/2004                 $2,472,603
     32             12/31/2003           $1,980,000             12/31/2004                 $1,780,505
     33             12/31/2003           $2,580,645             12/31/2004                 $2,347,315
     34             12/31/2003           $2,376,666             12/31/2004                 $2,376,636
     35                 NAP                     NAP                NAP                     $2,278,896
     36             12/31/2004           $1,968,570           T-12 5/31/2005               $2,016,914
     37                 NAP                     NAP                NAP                     $1,855,517
     38             12/31/2003          $21,052,155             12/31/2004                $35,225,025
     39             12/31/2004           $2,097,531           T-12 6/30/2005               $2,105,903

     40                 NAP                     NAP                NAP                     $1,794,461
     41                 NAP                     NAP                NAP                       $331,740
     42             12/31/2004           $1,782,069           T-12 5/31/2005               $1,803,996

     43                 NAP                     NAP                NAP                     $1,446,417
     44                 NAP                     NAP                NAP                     $1,349,324
     45                 NAP                     NAP                NAP                       $917,965
     46                 NAP                     NAP                NAP                       $526,973
     47                 NAP                     NAP                NAP                        $53,034

     48             12/31/2004             $622,559           T-12 6/30/2005                 $550,624
     49           Annualized 2004          $295,739           T-7 6/30/2005                  $274,957
     50             12/31/2004             $305,740        Annualized 6/30/2005              $274,492
     51             12/31/2004             $338,690           T-12 6/30/2005                 $306,696
     52             12/31/2004           $1,571,972           T-12 5/31/2005               $1,513,855
     53                 NAP                     NAP                NAP                     $1,706,626
     54             12/31/2004           $1,883,160          T-12 (6/30/2005)              $1,798,830
     55             12/31/2004           $1,417,007           T-12 (3/31/05)               $1,306,588
     56             12/31/2003           $1,019,540             12/31/2004                 $1,256,437
     57             12/31/2004           $2,354,261           T-12 5/31/2005               $2,154,537
     58                 NAP                     NAP                NAP                     $1,306,684
     59             12/31/2003             $901,828             12/31/2004                 $1,087,501
     60             12/31/2003           $1,220,767             12/31/2004                 $1,263,674
     61             12/31/2003             $855,725             12/31/2004                 $1,055,577
     62                 NAP                     NAP                NAP                       $965,956
     63                 NAP                     NAP                NAP                     $1,004,355
     64             12/31/2004             $943,564             T-12 2005                  $1,203,397

     65                 NAP                     NAP                NAP                       $223,416
     66                 NAP                     NAP                NAP                       $173,566
     67                 NAP                     NAP                NAP                       $160,125
     68                 NAP                     NAP                NAP                       $145,429
     69                 NAP                     NAP                NAP                       $118,468
     70                 NAP                     NAP                NAP                       $101,983
     71                 NAP                     NAP                NAP                        $78,616
     72                 NAP                     NAP                NAP                        $77,272
     73                 NAP                     NAP                NAP                        $64,092
     74             12/31/2004           $1,477,111           T-12 7/31/2005               $1,565,755
     75             12/31/2004           $1,349,494          T-12 (6/30/2005)              $1,279,720
     76             12/31/2004           $1,260,864           T-12 5/31/2005               $1,321,415
     77             12/31/2004           $1,612,802         Ann. 5 mos. 05/05              $1,969,290
     78             12/31/2003           $1,105,197             12/31/2004                 $1,093,473
     79             12/31/2003             $871,318             12/31/2004                 $1,421,810
     80             12/31/2004             $835,979         Ann. 10 mos. 04/05               $963,491
     81                 NAP                     NAP                NAP                       $854,902
     82             12/31/2003             $648,241             12/31/2004                 $7,411,690
     83             12/31/2004           $1,400,874         Ann. 6 mos. 06/05              $1,361,986
     84             12/31/2003           $1,401,016             12/31/2004                 $1,200,974
     85             12/31/2003           $1,245,098             12/31/2004                 $1,161,457
     86             12/31/2003             $986,906             12/31/2004                 $1,048,764
     87             12/31/2004             $805,246           T-12 7/30/2005                 $768,011
     88             12/31/2004           $1,255,259          T-12 (5/31/2005)              $1,144,363
     89             12/31/2003             $822,363             12/31/2004                   $851,628
     90                 NAP                     NAP                NAP                       $671,751
     91             12/31/2004             $938,852          T-12 (6/30/2005)                $948,955
     92             12/31/2004             $824,883           T-12 (6/30/05)                 $859,217
     93                 NAP                     NAP                NAP                       $780,674
     94                 NAP                     NAP                NAP                       $667,496
     95                 NAP                     NAP                NAP                       $746,750
     96                 NAP                     NAP                NAP                       $540,978
     97             12/31/2003             $388,243             12/31/2004                 $4,439,827
     98             12/31/2003             $817,438             12/31/2004                   $772,385
     99             12/31/2004             $612,675           T-12 6/30/2005                 $647,806
     100            12/31/2003             $569,166             12/31/2004                   $611,219
     101            12/31/2003             $537,097             12/31/2004                   $672,928
     102            12/31/2004             $778,668        Annualized 7/30/2005              $628,822
     103            12/31/2003             $418,725             12/31/2004                   $591,419
     104                NAP                     NAP                NAP                       $512,997
     105            12/31/2003           $1,423,665             12/31/2004                 $1,460,686
     106            12/31/2003             $601,776             12/31/2004                   $749,146

     107                NAP                     NAP                NAP                        $77,004
     108                NAP                     NAP                NAP                        $73,582
     109                NAP                     NAP                NAP                        $45,347
     110                NAP                     NAP                NAP                        $71,870
     111                NAP                     NAP                NAP                        $70,159
     112                NAP                     NAP                NAP                        $65,026
     113                NAP                     NAP                NAP                        $60,748
     114                NAP                     NAP                NAP                        $60,748
     115                NAP                     NAP                NAP                        $51,336
     116                NAP                     NAP                NAP                        $52,192
     117                NAP                     NAP                NAP                       $449,329
     118                NAP                     NAP                NAP                       $293,730
     119                NAP                     NAP                NAP                       $163,694
     120                NAP                     NAP                NAP                       $155,307
     121            12/31/2004             $276,297           T-12 5/31/2005                 $498,976
     122            12/31/2004             $739,629           T-12 (4/30/05)                 $616,680
     123            12/31/2003             $485,805             12/31/2004                   $532,103

     124                NAP                     NAP                NAP                        $75,293
     125                NAP                     NAP                NAP                        $78,715
     126                NAP                     NAP                NAP                        $71,015
     127                NAP                     NAP                NAP                        $68,448
     128                NAP                     NAP                NAP                        $65,026
     129                NAP                     NAP                NAP                        $33,368
     130                NAP                     NAP                NAP                        $59,892
     131                NAP                     NAP                NAP                        $52,192
     132                NAP                     NAP                NAP                        $51,336
     133                NAP                     NAP                NAP                        $40,213
     134            12/31/2003             $585,406             12/31/2004                   $691,916
     135            12/31/2004             $501,144           T-12 (4/30/05)                 $481,749
     136            12/31/2003             $927,845             12/31/2004                   $910,512
     137                NAP                $245,595             12/31/2004                   $567,586

     138                NAP                     NAP                NAP                       $298,706
     139                NAP                     NAP                NAP                       $280,243
     140            12/31/2003             $580,380             12/31/2004                   $745,126
     141            12/31/2003             $385,111             12/31/2004                   $385,179
     142            12/31/2003             $387,090             12/31/2004                   $387,140
     143            12/31/2003             $409,975             12/31/2004                   $475,695
     144            12/31/2003             $559,907             12/31/2004                   $745,135
     145                NAP                     NAP                NAP                       $627,575
     146            12/31/2003             $597,130             12/31/2004                   $628,638
     147            12/31/2003             $744,275             12/31/2004                   $746,990
     148            12/31/2003             $394,713             12/31/2004                   $462,008
     149                NAP                     NAP                NAP                       $365,861
     150            12/31/2004             $537,825           T-12 5/31/2005                 $543,442
     151            12/31/2004             $499,567           T-12 6/30/2005                 $487,321
     152            12/31/2004             $567,148           T-12 5/31/2005                 $555,940
     153            12/31/2004             $740,374           T-12 6/30/2005                 $664,936
     154             12/1/2003             $326,311             12/31/2004                   $326,373
     155            12/31/2004             $522,851             T-12 07/05                   $551,623
     156                NAP                     NAP                NAP                       $471,550
     157            12/31/2003             $553,753             12/31/2004                   $560,915
     158            12/31/2004             $444,341           T-12 4/25/2005                 $416,836
     159                NAP                     NAP                NAP                       $458,076
     160            12/31/2003             $473,242             12/31/2004                   $476,158
     161            12/31/2003             $305,750             12/31/2004                   $305,791
     162            12/31/2003             $304,769             12/31/2004                   $304,811
     163            12/31/2004             $516,121             T-12 2005                    $429,168
     164            12/31/2003             $737,345             12/31/2004                   $619,227
     165                NAP                $546,975           T-12 (6/30/05)                 $365,438
     166            12/31/2003             $345,254             12/31/2004                   $374,631
     167            12/31/2003             $413,996             12/31/2004                   $376,796
     168            12/31/2003             $318,362             12/31/2004                   $318,362
     169                NAP                     NAP                NAP                       $296,288
     170                NAP                $324,074             12/31/2004                   $302,539
     171            12/31/2004             $446,445           T-12 5/31/2005                 $404,399
     172            12/31/2003             $361,323             12/31/2004                   $349,218
     173            12/31/2003             $365,854             12/31/2004                   $426,170
     174            12/31/2003             $380,702             12/31/2004                   $368,599
     175                NAP                     NAP                NAP                       $407,499
     176            12/31/2004             $334,091           T-12 5/31/2005                 $342,311
     177            12/31/2004             $324,076           T-12 5/31/2005                 $335,532
     178                NAP                     NAP                NAP                       $284,633
     179                NAP                     NAP                NAP                       $289,669
     180            12/31/2003             $295,850             12/31/2004                   $332,237
     181            12/31/2004             $386,982             T-12 2005                    $316,013

     182                NAP                     NAP                NAP                        $62,201
     183                NAP                     NAP                NAP                        $60,555
     184                NAP                     NAP                NAP                        $60,469
     185                NAP                     NAP                NAP                        $59,628
     186                NAP                     NAP                NAP                        $52,968
     187                NAP                $271,816          Annualized 2005                 $256,304
     188            12/31/2003             $328,141             12/31/2004                   $288,879
     189            12/31/2003             $344,856             12/31/2004                   $332,931
     190            12/31/2003             $387,125             12/31/2004                   $368,678
     191            12/31/2004             $462,689           T-12 5/31/2005                 $474,769
     192                NAP                     NAP                NAP                       $291,293

     193                NAP                     NAP                NAP                       $132,619
     194                NAP                     NAP                NAP                       $129,028
     195            12/31/2003             $401,549             12/31/2004                   $321,792
     196                NAP                     NAP                NAP                       $258,378
     197            12/31/2003             $418,887             12/31/2004                   $350,496
     198            12/31/2004             $240,063           T-12 3/31/2005                 $252,683
     199                NAP                     NAP                NAP                       $285,422
     200            12/31/2004             $510,003           T-12 5/31/2005                 $480,292
     201            12/31/2004             $437,905           T-12 4/30/2005                 $272,883
     202                NAP                     NAP                NAP                       $246,722
     203                NAP                     NAP                NAP                       $307,637

     204                NAP                     NAP                NAP                        $68,812
     205                NAP                     NAP                NAP                        $67,070
     206                NAP                     NAP                NAP                        $67,047
     207                NAP                     NAP                NAP                        $58,423
     208                NAP                     NAP                NAP                       $365,208
     209                NAP                     NAP                NAP                       $304,860
     210                NAP                $200,497             12/31/2004                   $352,800
     211            12/31/2004             $260,032           T-12 (2/28/05)                 $251,093
     212            12/31/2004             $223,914           T-12 5/31/2005                 $230,876
     213            12/31/2004             $423,103     Annualized 5 Mos 5/31/2005           $338,093
     214                NAP                     NAP                NAP                       $227,398
     215            12/31/2004             $385,665           T-12 (4/30/05)                 $372,120
     216                NAP                     NAP                NAP                       $215,037
     217                NAP                     NAP                NAP                       $263,697
     218                NAP                 $17,381             12/31/2004                   $275,933
     219            12/31/2004             $223,474           T-12 5/31/2005                 $226,997

     220                NAP                     NAP                NAP                        $58,702
     221                NAP                     NAP                NAP                        $56,226
     222                NAP                     NAP                NAP                        $53,166
     223                NAP                     NAP                NAP                        $48,592
     224                NAP                     NAP                NAP                       $217,397
     225            12/31/2003             $223,286             12/31/2004                   $227,944
     226            12/31/2004             $233,395           T-12 3/31/2005                 $235,696
     227            12/31/2003             $244,031             12/31/2004                   $236,490
     228            12/31/2004             $214,689           T-12 3/31/2005                 $218,750
     229            12/31/2004             $222,264           T-12 3/31/2005                 $200,029
     230            12/31/2002             $133,935             12/31/2003                   $160,992
     231             1/31/2004             $214,761             1/31/2005                    $196,371
     232                NAP                     NAP                NAP                       $192,517
     233                NAP                     NAP                NAP                       $209,789
     234                NAP                $157,337          Actual 8/1/2005                 $320,990
     235            12/31/2004             $182,835        Annualized 6/30/2005              $170,374
     236            12/31/2004             $162,406           T-12 6/30/2005                 $201,050
     237                NAP                     NAP                NAP                       $188,209
     238            12/31/2004             $222,072           T-12 5/31/2005                 $232,499

     239                NAP                     NAP                NAP                        $65,121
     240                NAP                     NAP                NAP                        $63,058
     241                NAP                     NAP                NAP                        $60,527
     242                NAP                     NAP                NAP                       $203,191
     243            12/31/2004             $451,299           T-12 5/31/2005                 $418,300
     244            12/31/2004             $289,532          Annualized 2005                 $234,165
     245            12/31/2004             $453,220           T-12 3/31/2005                 $333,833
     246            12/31/2003             $295,098             12/31/2004                   $211,117
     247            12/31/2004             $284,023           T-12 4/30/2005                 $290,832
     248                NAP                     NAP                NAP                       $202,747
     249            12/31/2004             $421,094           T-12 5/31/2005                 $422,843
     250                NAP                     NAP                NAP                       $176,099
     251                NAP                     NAP                NAP                       $182,872
     252                NAP                     NAP                NAP                       $199,212
     253            12/31/2004             $312,415           T-12 5/31/2005                 $304,698

     254                NAP                     NAP                NAP                        $65,005
     255                NAP                     NAP                NAP                        $63,473
     256                NAP                     NAP                NAP                        $38,012
     257            12/31/2004             $325,149           T-12 5/31/2005                 $311,571
     258            12/31/2003             $635,000             12/31/2004                   $578,328
     259                NAP                     NAP                NAP                       $176,099
     260            12/31/2004             $172,220           T-12 4/30/2005                 $199,485
     261            12/31/2004             $154,418           T-12 (6/30/05)                 $159,738
     262            12/31/2004             $265,003        Annualized 6/30/2005              $201,645
     263            12/31/2003             $239,085             12/31/2004                   $202,753
     264            12/31/2003             $214,074             12/31/2004                   $177,494
     265            12/31/2003             $351,830             12/31/2004                   $278,227
     266                NAP                     NAP                NAP                       $169,326
     267                NAP                     NAP                NAP                       $194,358
     268            12/31/2004             $254,900           T-12 (3/31/05)                 $237,794
     269            12/31/2004             $131,771           T-12 7/31/2005                 $152,884
     270            12/31/2004             $248,538        Annualized 6/30/2005              $208,341
     271                NAP                     NAP                NAP                       $128,017

     272                NAP                 $96,612             12/31/2004                    $86,279
     273                NAP                 $41,109             12/31/2004                    $24,139
     274                NAP                 $23,204             12/31/2004                    $18,776
     275            12/31/2004             $170,848        Annualized 6/30/2005              $153,918
     276            12/31/2004             $210,326           T-12 (3/31/05)                 $211,062
     277                NAP                     NAP                NAP                       $173,542
     278                NAP                     NAP                NAP                       $132,346
     279                NAP                     NAP                NAP                       $129,251
     280            12/31/2004             $126,918             T-12 2005                    $130,290
     281            12/31/2004              $99,888           T-12 (3/31/05)                 $111,607
     282                NAP                     NAP                NAP                        $80,843
     283                NAP                     NAP                NAP                        $73,233
     284            12/31/2003              $86,848             12/31/2004                    $75,123
     285                NAP                     NAP                NAP                        $57,605

---------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE      UNDERWRITABLE    NOI        NCF        NCF POST IO      CUT-OFF DATE   BALLOON         BALLOON         APPRAISED
  LOAN NO.          CASH FLOW   DSCR(9)    DSCR(9)   PERIOD DSCR(10)             LTV       LTV         BALANCE             VALUE
---------------------------------------------------------------------------------------------------------------------------------

      1           $14,246,245    2.44       2.37           2.37            55.3%         55.3%    $121,050,000      $218,900,000
      2           $14,573,478    2.07       2.00           2.00            62.4%         50.9%     $92,139,229      $181,000,000
      3           $23,352,944    2.37       2.08           2.08            64.6%         64.6%    $105,000,000      $325,000,000
      4            $7,119,006    1.70       1.60           1.60            70.6%         70.6%     $85,200,000      $120,725,000
      5            $9,087,990    1.85       1.76           1.76            59.8%         48.8%     $65,231,311      $133,700,000
      6            $4,891,345    1.63       1.50           1.23            69.0%         63.1%     $53,289,904       $84,500,000

      7            $2,645,863    3.19       3.01           2.17            50.4%         42.2%     $14,132,186       $33,875,000
      8            $2,125,869    3.19       3.01           2.17            50.4%         42.2%     $11,806,107       $27,800,000
      9            $1,530,143    3.19       3.01           2.17            50.4%         42.2%      $7,898,628       $18,575,000
     10              $993,014    3.19       3.01           2.17            50.4%         42.2%      $6,325,596       $14,900,000
     11           $71,975,820    2.69       2.58           1.93            41.1%          0.1%        $532,898    $1,250,000,000
     12           $11,823,978    2.92       2.62           2.62            45.0%         45.0%     $45,000,000      $200,000,000
     13            $4,392,256    1.86       1.85           1.85            64.0%         64.0%     $44,500,000       $69,500,000
     14            $5,117,400    2.39       1.90           1.90            59.3%         49.9%     $35,342,882       $70,800,000
     15            $3,525,457    2.11       1.98           1.98            69.9%         69.9%     $36,000,000       $51,500,000

     16              $902,121    2.10       1.89           1.89            59.8%         45.3%      $5,108,765        $9,000,000
     17              $697,828    2.10       1.89           1.89            59.8%         45.3%      $4,227,367        $8,500,000
     18              $458,082    2.10       1.89           1.89            59.8%         45.3%      $2,740,049        $5,400,000
     19              $477,999    2.10       1.89           1.89            59.8%         45.3%      $2,737,791        $5,900,000
     20              $472,277    2.10       1.89           1.89            59.8%         45.3%      $2,649,975        $5,300,000
     21              $407,784    2.10       1.89           1.89            59.8%         45.3%      $2,167,599        $4,100,000
     22              $371,259    2.10       1.89           1.89            59.8%         45.3%      $1,970,131        $4,600,000
     23              $343,614    2.10       1.89           1.89            59.8%         45.3%      $1,832,312        $4,000,000
     24              $322,897    2.10       1.89           1.89            59.8%         45.3%      $1,508,573        $6,100,000
     25              $283,303    2.10       1.89           1.89            59.8%         45.3%      $1,494,342        $5,400,000
     26            $3,290,016    2.19       2.06           2.06            59.0%         59.0%     $31,270,000       $53,000,000
     27            $3,700,976    2.75       2.29           1.71            67.7%         55.5%     $24,456,896       $44,100,000
     28            $3,340,633    2.53       2.29           2.29            51.5%         51.5%     $28,500,000       $55,300,000
     29            $3,307,935    2.63       2.50           2.50            54.0%         54.0%     $26,500,000       $49,100,000
     30            $1,846,688    1.42       1.39           1.11            79.2%         73.4%     $23,179,364       $31,570,000
     31            $2,319,485    1.63       1.53           1.53            54.6%         45.1%     $19,385,632       $43,000,000
     32            $1,755,876    1.54       1.52           1.17            77.2%         69.0%     $20,016,497       $29,000,000
     33            $2,123,819    1.98       1.79           1.44            60.4%         56.1%     $20,416,151       $36,400,000
     34            $2,309,762    2.25       2.19           2.19            59.7%         59.7%     $21,300,000       $35,700,000
     35            $2,149,095    1.64       1.55           1.55            72.3%         58.5%     $16,955,366       $29,000,000
     36            $1,903,487    2.04       1.93           1.93            66.7%         66.7%     $20,000,000       $30,000,000
     37            $1,827,983    1.36       1.34           1.34            76.8%         64.5%     $16,577,733       $25,700,000
     38           $33,128,770    2.59       2.44           1.86            42.9%          0.0%         $58,036      $580,000,000
     39            $1,961,933    1.75       1.63           1.63            74.4%         61.0%     $15,566,809       $25,500,000

     40            $1,722,383    1.51       1.45           1.45            66.2%         50.8%     $12,591,590       $24,800,000
     41              $317,614    1.51       1.45           1.45            66.2%         50.8%      $1,899,413        $3,700,000
     42            $1,687,735    1.54       1.44           1.44            73.1%         61.0%     $14,584,330       $23,900,000

     43            $1,406,880    1.40       1.36           1.36            74.5%          2.5%        $185,293       $15,000,000
     44            $1,313,522    1.40       1.36           1.36            74.5%          2.5%        $182,824       $14,800,000
     45              $894,276    1.40       1.36           1.36            74.5%          2.5%        $127,236       $10,300,000
     46              $512,199    1.40       1.36           1.36            74.5%          2.5%         $72,881        $5,900,000
     47               $51,793    1.40       1.36           1.36            74.5%          2.5%          $7,410          $600,000

     48              $527,674    1.63       1.57           1.24            77.1%         68.4%      $6,264,796        $9,100,000
     49              $264,457    1.63       1.57           1.24            77.1%         68.4%      $2,946,051        $4,600,000
     50              $262,542    1.63       1.57           1.24            77.1%         68.4%      $2,928,304        $4,200,000
     51              $297,546    1.63       1.57           1.24            77.1%         68.4%      $2,875,063        $4,050,000
     52            $1,442,909    1.33       1.27           1.27            72.0%         60.8%     $13,680,769       $22,500,000
     53            $1,609,195    1.29       1.22           1.22            74.2%          0.5%        $109,559       $21,500,000
     54            $1,607,996    1.80       1.61           1.61            66.0%         55.0%     $12,476,347       $22,700,000
     55            $1,227,660    1.75       1.65           1.30            69.0%         60.0%     $12,592,000       $21,000,000
     56            $1,209,019    1.77       1.70           1.70            69.7%         69.7%     $13,600,000       $19,500,000
     57            $1,989,739    2.54       2.34           2.34            40.0%         33.1%     $10,753,689       $32,500,000
     58            $1,244,052    1.57       1.49           1.49            59.0%         48.6%     $10,696,085       $22,000,000
     59            $1,053,101    1.31       1.27           1.27            69.1%         57.1%     $10,572,551       $18,500,000
     60            $1,208,341    1.91       1.83           1.46            72.0%         64.1%     $11,215,052       $17,500,000
     61              $985,844    1.41       1.32           1.32            72.3%         59.9%      $9,437,242       $15,750,000
     62              $903,955    1.34       1.25           1.25            65.8%         58.8%     $10,053,632       $17,100,000
     63              $910,768    1.72       1.56           1.56            66.0%         66.0%     $10,500,000       $15,900,000
     64            $1,177,897    2.15       2.10           1.57            72.1%         64.6%      $9,322,256       $14,430,000

     65              $222,858    2.08       2.08           2.08            68.3%         68.3%      $2,040,000        $3,150,000
     66              $172,684    2.08       2.08           2.08            68.3%         68.3%      $1,600,000        $2,300,000
     67              $159,581    2.08       2.08           2.08            68.3%         68.3%      $1,490,000        $2,300,000
     68              $144,800    2.08       2.08           2.08            68.3%         68.3%      $1,300,000        $1,760,000
     69              $118,167    2.08       2.08           2.08            68.3%         68.3%        $990,000        $1,420,000
     70              $101,697    2.08       2.08           2.08            68.3%         68.3%        $880,000        $1,100,000
     71               $78,286    2.08       2.08           2.08            68.3%         68.3%        $720,000        $1,075,000
     72               $77,087    2.08       2.08           2.08            68.3%         68.3%        $700,000        $1,080,000
     73               $63,837    2.08       2.08           2.08            68.3%         68.3%        $580,000          $900,000
     74            $1,421,649    2.33       2.11           2.11            40.7%         33.7%      $8,491,042       $25,200,000
     75            $1,136,739    2.38       2.11           1.70            75.4%         69.9%      $9,365,506       $13,400,000
     76            $1,300,138    2.01       1.98           1.98            57.0%         47.3%      $8,286,172       $17,530,000
     77            $1,912,728    3.14       3.05           3.05            30.7%         25.1%      $8,173,400       $32,500,000
     78            $1,031,813    1.47       1.39           1.39            68.1%         52.4%      $7,655,230       $14,600,000
     79            $1,343,410    2.94       2.77           2.77            59.4%         59.4%      $9,690,000       $16,300,000
     80              $930,681    1.96       1.90           1.90            65.7%         65.7%      $9,360,000       $14,250,000
     81              $779,719    1.75       1.59           1.25            75.0%         64.1%      $7,697,684       $12,000,000
     82            $7,373,622   16.59      16.51          16.51             7.1%          7.1%      $8,900,000      $125,000,000
     83            $1,285,054    3.00       2.83           2.83            47.6%         47.6%      $8,800,000       $18,500,000
     84            $1,123,321    2.14       2.00           2.00            50.6%         41.8%      $7,141,591       $17,100,000
     85            $1,043,269    2.05       1.84           1.84            47.7%         36.0%      $6,051,880       $16,800,000
     86              $980,508    1.97       1.84           1.84            60.6%         50.4%      $6,657,351       $13,200,000
     87              $746,354    1.92       1.87           1.46            64.0%         55.4%      $6,922,512       $12,500,000
     88              $997,275    2.01       1.75           1.75            56.0%         42.4%      $6,035,989       $14,250,000
     89              $773,621    2.22       2.02           1.58            59.5%         54.9%      $7,018,002       $12,780,000
     90              $668,674    1.29       1.29           1.29            79.8%         67.1%      $6,342,905        $9,450,000
     91              $846,859    1.79       1.60           1.60            62.4%         47.6%      $5,522,406       $11,600,000
     92              $749,533    2.28       1.99           1.59            53.7%         51.5%      $6,900,839       $13,400,000
     93              $764,717    1.33       1.30           1.30            59.6%          1.8%        $206,512       $11,500,000
     94              $582,026    1.43       1.25           1.25            70.7%         61.1%      $5,863,652        $9,600,000
     95              $720,350    1.56       1.51           1.51            78.8%         66.7%      $5,739,840        $8,600,000
     96              $531,178    1.52       1.50           1.21            78.4%         70.1%      $5,850,745        $8,350,000
     97            $4,378,577   13.86      13.67          13.67             8.5%          8.5%      $6,500,000       $76,500,000
     98              $686,489    2.32       2.06           1.63            61.9%         57.2%      $6,009,153       $10,500,000
     99              $632,937    1.52       1.49           1.49            74.1%         61.5%      $5,352,473        $8,700,000
     100             $563,798    1.79       1.65           1.33            68.1%         65.3%      $6,138,954        $9,400,000
     101             $626,224    1.52       1.41           1.41            71.9%         56.8%      $5,057,990        $8,900,000
     102             $544,486    1.53       1.32           1.32            66.0%         54.4%      $5,272,030        $9,700,000
     103             $550,419    1.79       1.67           1.32            72.3%         66.9%      $5,919,327        $8,850,000
     104             $482,840    1.64       1.54           1.24            79.5%         69.3%      $5,129,903        $7,400,000
     105           $1,262,056    5.13       4.43           4.43            27.6%         27.6%      $5,800,000       $21,000,000
     106             $690,375    1.34       1.24           1.24            72.0%          0.6%         $46,332        $8,000,000

     107              $77,004    1.89       1.89           1.49            57.7%         48.1%        $546,421        $1,240,000
     108              $73,582    1.89       1.89           1.49            57.7%         48.1%        $499,704        $1,100,000
     109              $45,347    1.89       1.89           1.49            57.7%         48.1%        $493,864          $660,000
     110              $71,870    1.89       1.89           1.49            57.7%         48.1%        $488,024        $1,120,000
     111              $70,159    1.89       1.89           1.49            57.7%         48.1%        $476,344        $1,020,000
     112              $65,026    1.89       1.89           1.49            57.7%         48.1%        $475,510          $940,000
     113              $60,748    1.89       1.89           1.49            57.7%         48.1%        $412,109          $910,000
     114              $60,748    1.89       1.89           1.49            57.7%         48.1%        $412,109          $910,000
     115              $51,336    1.89       1.89           1.49            57.7%         48.1%        $362,889          $740,000
     116              $52,192    1.89       1.89           1.49            57.7%         48.1%        $354,548          $760,000
     117             $433,782    1.49       1.44           1.19            71.4%         64.2%      $4,747,428        $7,400,000
     118             $280,628    1.74       1.66           1.66            68.6%         57.2%      $2,151,552        $3,800,000
     119             $155,977    1.74       1.66           1.66            68.6%         57.2%      $1,154,695        $2,000,000
     120             $147,907    1.74       1.66           1.66            68.6%         57.2%      $1,096,544        $1,900,000
     121             $486,675    1.76       1.72           1.39            57.4%         49.0%      $4,483,394        $9,150,000
     122             $576,182    1.64       1.53           1.53            62.5%         53.3%      $4,423,143        $8,300,000
     123             $503,708    1.54       1.46           1.46            71.6%         59.7%      $4,297,231        $7,200,000

     124              $75,293    1.89       1.89           1.49            61.3%         51.1%        $511,382          $910,000
     125              $78,715    1.89       1.89           1.49            61.3%         51.1%        $494,698        $1,220,000
     126              $71,015    1.89       1.89           1.49            61.3%         51.1%        $482,184        $1,000,000
     127              $68,448    1.89       1.89           1.49            61.3%         51.1%        $464,666          $990,000
     128              $65,026    1.89       1.89           1.49            61.3%         51.1%        $441,307          $910,000
     129              $33,368    1.89       1.89           1.49            61.3%         51.1%        $418,783          $460,000
     130              $59,892    1.89       1.89           1.49            61.3%         51.1%        $406,269          $840,000
     131              $52,192    1.89       1.89           1.49            61.3%         51.1%        $403,767          $760,000
     132              $51,336    1.89       1.89           1.49            61.3%         51.1%        $348,708          $740,000
     133              $40,213    1.89       1.89           1.49            61.3%         51.1%        $314,505          $550,000
     134             $582,600    2.74       2.31           2.31            56.8%         56.8%      $5,000,000        $8,800,000
     135             $461,407    1.83       1.76           1.76            58.8%         58.8%      $5,000,000        $8,500,000
     136             $763,150    2.59       2.17           2.17            41.6%         31.3%      $3,752,279       $12,000,000
     137             $522,686    1.31       1.21           1.21            74.3%          2.3%        $157,212        $6,700,000

     138             $298,706    1.63       1.63           1.63            59.5%         45.2%      $1,926,949        $4,270,000
     139             $280,243    1.63       1.63           1.63            59.5%         45.2%      $1,813,599        $4,000,000
     140             $651,788    3.30       2.88           2.88            48.0%         48.0%      $4,700,000        $9,800,000
     141             $383,667    1.25       1.25           1.25            79.5%         66.3%      $3,844,342        $5,800,000
     142             $385,547    1.28       1.27           1.27            77.6%         64.7%      $3,783,638        $5,850,000
     143             $420,496    1.42       1.26           1.26            69.2%         53.1%      $3,448,775        $6,500,000
     144             $715,735    3.63       3.49           3.49            41.3%         41.3%      $4,456,000       $10,800,000
     145             $597,920    1.57       1.49           1.49            55.3%         37.7%      $3,014,890        $8,000,000
     146             $581,136    2.08       1.92           1.92            58.9%         44.2%      $3,251,815        $7,365,000
     147             $706,998    3.47       3.28           3.28            36.6%         36.6%      $4,250,000       $11,600,000
     148             $432,264    1.69       1.58           1.58            58.1%         48.0%      $3,481,164        $7,250,000
     149             $345,021    1.68       1.58           1.26            78.8%         66.9%      $3,547,493        $5,300,000
     150             $529,714    2.01       1.96           1.96            55.3%         46.0%      $3,400,559        $7,400,000
     151             $473,355    1.82       1.77           1.77            66.9%         55.4%      $3,390,853        $6,120,000
     152             $522,940    1.92       1.80           1.80            62.8%         48.2%      $2,987,188        $6,200,000
     153             $610,797    2.56       2.35           2.35            44.2%         36.9%      $3,245,151        $8,800,000
     154             $324,861    1.27       1.27           1.27            78.4%         65.3%      $3,201,539        $4,900,000
     155             $503,623    2.87       2.62           2.62            40.9%         40.9%      $3,800,000        $9,300,000
     156             $449,293    1.84       1.75           1.75            52.6%         47.2%      $3,399,780        $7,200,000
     157             $523,900    2.05       1.91           1.91            51.8%         39.4%      $2,879,007        $7,300,000
     158             $366,782    1.72       1.51           1.51            72.9%         67.6%      $3,445,612        $5,100,000
     159             $436,088    1.86       1.77           1.77            57.9%         48.6%      $3,015,813        $6,200,000
     160             $467,687    2.55       2.51           2.00            57.7%         49.0%      $3,037,937        $6,200,000
     161             $304,198    1.28       1.28           1.28            77.7%         64.7%      $2,977,016        $4,600,000
     162             $303,421    1.28       1.28           1.28            77.6%         64.6%      $2,972,857        $4,600,000
     163             $382,564    1.29       1.15           1.15            56.5%         24.5%      $1,517,812        $6,200,000
     164             $585,414    2.49       2.35           2.35            36.3%         26.0%      $2,505,704        $9,625,000
     165             $338,438    1.51       1.40           1.40            77.6%         55.9%      $2,515,122        $4,500,000
     166             $347,270    1.53       1.42           1.42            62.3%         52.7%      $2,952,561        $5,600,000
     167             $339,341    1.63       1.47           1.47            49.1%         41.1%      $2,876,327        $7,000,000
     168             $316,091    1.83       1.82           1.82            61.8%         61.8%      $3,400,000        $5,500,000
     169             $294,065    1.25       1.24           1.24            73.5%         61.9%      $2,862,018        $4,620,000
     170             $269,762    1.41       1.26           1.26            74.9%         62.2%      $2,692,080        $4,325,000
     171             $376,749    2.28       2.13           2.13            57.1%         57.1%      $3,225,000        $5,650,000
     172             $325,039    1.58       1.47           1.47            64.5%         60.2%      $2,981,658        $4,950,000
     173             $407,884    1.89       1.81           1.81            60.6%         51.1%      $2,632,139        $5,150,000
     174             $350,615    2.34       2.23           2.23            55.9%         55.9%      $3,100,000        $5,550,000
     175             $380,499    1.55       1.44           1.44            63.1%          1.9%         $90,674        $4,900,000
     176             $307,066    1.70       1.53           1.53            55.2%         45.7%      $2,558,282        $5,600,000
     177             $302,935    1.70       1.53           1.53            48.4%         40.3%      $2,487,638        $6,180,000
     178             $284,633    1.38       1.38           1.38            67.5%         56.9%      $2,515,686        $4,425,000
     179             $285,679    1.43       1.41           1.41            72.6%         61.1%      $2,475,830        $4,050,000
     180             $316,595    2.21       2.11           2.11            55.8%         55.8%      $2,900,000        $5,200,000
     181             $306,402    1.50       1.45           1.45            74.9%         57.3%      $2,188,379        $3,820,000

     182              $56,745    1.38       1.26           1.26            70.0%         54.0%        $453,801          $840,000
     183              $55,145    1.38       1.26           1.26            70.0%         54.0%        $448,396          $830,000
     184              $55,053    1.38       1.26           1.26            70.0%         54.0%        $448,396          $830,000
     185              $54,243    1.38       1.26           1.26            70.0%         54.0%        $437,591          $810,000
     186              $47,763    1.38       1.26           1.26            70.0%         54.0%        $388,970          $720,000
     187             $244,501    1.36       1.30           1.30            79.8%         67.0%      $2,310,136        $3,450,000
     188             $244,367    1.47       1.24           1.24            73.0%         55.5%      $2,052,784        $3,700,000
     189             $313,116    1.80       1.69           1.69            44.0%         36.9%      $2,263,163        $6,130,000
     190             $353,308    2.03       1.95           1.95            56.1%         46.9%      $2,251,555        $4,800,000
     191             $458,467    2.65       2.56           2.56            45.1%         37.5%      $2,243,119        $5,980,000
     192             $289,656    1.65       1.64           1.64            69.5%         57.6%      $2,233,044        $3,875,000

     193             $126,127    1.26       1.20           1.20            71.3%         43.0%        $827,332        $1,925,000
     194             $123,048    1.26       1.20           1.20            71.3%         43.0%        $795,098        $1,850,000
     195             $302,383    1.78       1.67           1.67            63.0%         52.9%      $2,219,896        $4,200,000
     196             $249,681    1.49       1.44           1.44            64.8%         54.1%      $2,152,153        $3,975,000
     197             $300,988    2.48       2.13           1.74            54.3%         47.6%      $2,236,211        $4,700,000
     198             $241,991    1.49       1.43           1.43            45.5%         38.0%      $2,108,478        $5,550,000
     199             $283,240    2.14       2.13           1.71            54.3%         48.4%      $2,228,478        $4,600,000
     200             $389,979    2.89       2.34           2.34            39.3%         32.7%      $2,078,739        $6,350,000
     201             $253,516    1.62       1.51           1.51            43.0%         35.9%      $2,084,772        $5,800,000
     202             $240,216    1.27       1.23           1.23            62.1%         36.7%      $1,466,141        $4,000,000
     203             $288,269    1.71       1.60           1.60            65.8%         50.8%      $1,894,108        $3,725,000

     204              $63,165    1.44       1.32           1.32            67.0%         51.7%        $486,333          $940,000
     205              $61,846    1.44       1.32           1.32            67.0%         51.7%        $475,985          $920,000
     206              $61,451    1.44       1.32           1.32            67.0%         51.7%        $473,399          $915,000
     207              $53,440    1.44       1.32           1.32            67.0%         51.7%        $413,901          $800,000
     208             $365,208    2.35       2.35           2.35            42.9%         35.8%      $1,949,689        $5,450,000
     209             $304,860    2.59       2.59           2.59            54.0%         54.0%      $2,335,000        $4,325,000
     210             $273,920    1.58       1.22           1.22            59.2%          0.5%         $18,573        $3,900,000
     211             $236,064    1.99       1.87           1.52            61.3%         52.5%      $1,967,713        $3,750,000
     212             $224,351    1.50       1.46           1.46            66.6%         55.5%      $1,914,237        $3,450,000
     213             $313,704    2.22       2.06           2.06            53.4%         44.4%      $1,909,438        $4,300,000
     214             $212,057    1.36       1.27           1.27            59.6%         45.4%      $1,747,654        $3,850,000
     215             $345,912    3.24       3.01           3.01            45.9%         45.9%      $2,250,000        $4,900,000
     216             $215,037    1.46       1.46           1.46            66.1%         54.8%      $1,863,798        $3,400,000
     217             $261,625    1.78       1.76           1.76            55.7%         46.5%      $1,836,545        $3,950,000
     218             $261,202    1.53       1.45           1.45            60.1%          0.4%         $14,940        $3,650,000
     219             $202,493    1.64       1.46           1.46            47.4%         39.4%      $1,741,347        $4,420,000

     220              $53,342    1.40       1.26           1.26            69.4%         53.6%        $428,440          $800,000
     221              $50,935    1.40       1.26           1.26            69.4%         53.6%        $412,377          $770,000
     222              $47,961    1.40       1.26           1.26            69.4%         53.6%        $385,599          $720,000
     223              $43,513    1.40       1.26           1.26            69.4%         53.6%        $353,466          $660,000
     224             $206,203    1.43       1.35           1.35            50.9%         39.2%      $1,569,866        $4,000,000
     225             $205,362    1.65       1.49           1.49            55.6%         46.7%      $1,680,373        $3,600,000
     226             $220,795    1.65       1.54           1.54            64.4%         48.7%      $1,511,145        $3,100,000
     227             $228,390    1.45       1.40           1.40            67.5%         25.5%        $751,691        $2,950,000
     228             $194,391    1.51       1.35           1.35            76.6%         58.3%      $1,517,037        $2,600,000
     229             $181,154    1.53       1.38           1.38            78.4%         65.8%      $1,611,816        $2,450,000
     230             $156,492    1.28       1.25           1.25            55.8%         46.3%      $1,575,868        $3,400,000
     231             $184,403    1.43       1.34           1.34            67.7%         51.5%      $1,441,181        $2,800,000
     232             $185,317    1.48       1.43           1.43            71.9%         60.7%      $1,576,973        $2,600,000
     233             $199,240    1.68       1.59           1.59            55.5%         46.8%      $1,520,622        $3,250,000
     234             $299,711    3.29       3.07           2.48            47.7%         42.6%      $1,607,751        $3,770,000
     235             $164,374    1.85       1.79           1.41            53.1%         46.1%      $1,561,979        $3,390,000
     236             $194,893    1.67       1.62           1.62            64.2%         53.5%      $1,497,631        $2,800,000
     237             $179,028    1.45       1.38           1.38            59.9%         45.4%      $1,363,405        $3,000,000
     238             $218,099    1.31       1.23           1.23            67.7%          1.4%         $36,879        $2,640,000

     239              $59,583    1.40       1.28           1.28            69.4%         53.6%        $477,430          $890,000
     240              $57,578    1.40       1.28           1.28            69.4%         53.6%        $461,337          $860,000
     241              $55,118    1.40       1.28           1.28            69.4%         53.6%        $439,879          $820,000
     242             $192,236    2.12       2.00           1.57            59.2%         54.3%      $1,627,906        $3,000,000
     243             $371,691    3.61       3.21           3.21            31.3%         26.1%      $1,438,046        $5,500,000
     244             $211,063    1.65       1.48           1.48            57.0%         37.2%      $1,106,566        $2,975,000
     245             $306,917    2.68       2.47           2.47            36.1%         27.6%      $1,295,050        $4,700,000
     246             $191,763    1.75       1.59           1.59            43.6%         33.1%      $1,273,269        $3,850,000
     247             $266,570    3.36       3.08           3.08            37.2%         37.2%      $1,650,000        $4,430,000
     248             $164,617    1.66       1.35           1.35            60.8%         46.2%      $1,246,491        $2,700,000
     249             $388,902    3.59       3.30           3.30            33.8%         25.6%      $1,240,458        $4,840,000
     250             $167,361    2.03       1.93           1.52            61.5%         56.4%      $1,467,409        $2,600,000
     251             $173,611    2.11       2.01           1.58            59.3%         54.3%      $1,467,409        $2,700,000
     252             $188,063    2.39       2.26           1.80            53.3%         49.4%      $1,480,672        $3,000,000
     253             $253,361    2.90       2.41           2.41            37.6%         31.2%      $1,324,946        $4,250,000

     254              $59,473    1.37       1.25           1.25            70.5%         54.5%        $479,889          $880,000
     255              $58,346    1.37       1.25           1.25            70.5%         54.5%        $474,435          $870,000
     256              $33,597    1.37       1.25           1.25            70.5%         54.5%        $280,845          $515,000
     257             $304,493    2.94       2.87           2.87            42.2%         35.2%      $1,329,256        $3,780,000
     258             $549,992    2.26       2.15           2.15            18.9%          0.3%         $27,206        $8,300,000
     259             $168,754    2.10       2.01           1.58            59.6%         54.7%      $1,421,552        $2,600,000
     260             $156,535    1.89       1.48           1.48            73.1%         61.8%      $1,266,436        $2,050,000
     261             $150,211    1.54       1.44           1.44            48.2%         40.6%      $1,261,515        $3,110,000
     262             $189,874    2.03       1.91           1.91            41.6%         34.6%      $1,244,894        $3,600,000
     263             $181,012    2.13       1.90           1.90            51.7%         42.4%      $1,231,015        $2,900,000
     264             $159,494    1.86       1.67           1.67            49.9%         41.0%      $1,231,015        $3,000,000
     265             $248,934    1.90       1.70           1.70            35.8%          0.7%         $29,964        $4,150,000
     266             $161,185    2.12       2.02           1.59            59.0%         54.1%      $1,352,767        $2,500,000
     267             $161,631    1.73       1.44           1.44            66.5%         51.6%      $1,135,307        $2,200,000
     268             $215,294    2.61       2.36           2.36            48.2%         40.3%      $1,127,668        $2,800,000
     269             $145,784    1.49       1.42           1.42            59.6%         53.9%      $1,219,222        $2,260,000
     270             $181,561    2.42       2.11           2.11            33.5%         27.8%      $1,078,908        $3,875,000
     271             $121,172    1.46       1.38           1.38            65.7%         55.5%      $1,054,106        $1,900,000

     272              $81,534    1.52       1.44           1.44            74.0%         62.5%        $686,250        $1,120,000
     273              $22,791    1.52       1.44           1.44            74.0%         62.5%        $191,825          $290,000
     274              $17,769    1.52       1.44           1.44            74.0%         62.5%        $149,559          $235,000
     275             $143,605    1.92       1.79           1.79            51.6%         47.9%      $1,113,651        $2,325,000
     276             $193,562    2.60       2.39           2.39            49.8%         41.8%      $1,002,264        $2,400,000
     277             $171,114    2.13       2.10           2.10            47.3%         39.8%        $994,885        $2,500,000
     278             $117,594    1.53       1.36           1.36            71.8%         55.3%        $884,467        $1,600,000
     279             $124,938    2.08       2.01           1.65            59.5%         55.4%      $1,024,485        $1,850,000
     280             $113,459    1.62       1.41           1.41            42.4%         32.3%        $837,005        $2,590,000
     281              $98,107    2.06       1.81           1.81            56.9%         47.7%        $668,176        $1,400,000
     282              $76,840    1.28       1.21           1.21            70.9%         45.7%        $498,591        $1,090,000
     283              $68,631    1.30       1.22           1.22            68.8%         44.4%        $443,907        $1,000,000
     284              $72,443    2.37       2.29           2.29            60.0%         60.0%        $600,000        $1,000,000
     285              $54,251    1.28       1.21           1.21            71.3%         46.0%        $353,839          $770,000

                                 2.14       2.01           1.91            61.3%         51.7%

--------------------------------------------------------------------------------------------------------------------------
  MORTGAGE     VALUATION                                                                             LEASE
  LOAN NO.     DATE(11)   LARGEST TENANT(12)                                                    EXPIRATION DATE     % NSF
--------------------------------------------------------------------------------------------------------------------------

      1       05/31/2005  Mastercraft Interior                                                    11/30/2008         5.0%
      2       09/01/2005  Dick's Sporting Goods                                                   01/31/2020        14.3%
      3       07/28/2005  NAP                                                                         NAP             NAP
      4       08/23/2005  Lewis & Roca, LLP                                                       02/28/2014        24.0%
      5       09/01/2005  Dick's Sporting Goods                                                   09/30/2019        15.3%
      6       05/01/2005  Lawson Associates, Inc.                                                 07/31/2015        70.5%

      7       05/23/2005  NAP                                                                         NAP             NAP
      8       05/23/2005  NAP                                                                         NAP             NAP
      9       05/09/2005  NAP                                                                         NAP             NAP
     10       05/29/2005  NAP                                                                         NAP             NAP
     11       06/20/2005  Alliance Capital Mgmt. L.P.                                             12/31/2024        46.4%
     12       03/01/2005  Phillips-Van Heusen Corp                                                05/01/2014        22.7%
     13       06/10/2005  EquiServe, Inc.                                                         05/31/2019       100.0%
     14       08/08/2005  Franchise Tax Board                                                     09/30/2008         8.6%
     15       06/17/2005  Media Marketing Analytic (MMA)                                          12/31/2010        18.0%

     16       06/01/2005  NAP                                                                         NAP             NAP
     17       06/01/2005  NAP                                                                         NAP             NAP
     18       06/01/2005  NAP                                                                         NAP             NAP
     19       06/01/2005  NAP                                                                         NAP             NAP
     20       06/01/2005  NAP                                                                         NAP             NAP
     21       06/01/2005  NAP                                                                         NAP             NAP
     22       06/01/2005  NAP                                                                         NAP             NAP
     23       06/01/2005  NAP                                                                         NAP             NAP
     24       06/01/2005  NAP                                                                         NAP             NAP
     25       06/01/2005  NAP                                                                         NAP             NAP
     26       04/11/2005  Circuit City Stores, Inc.                                               01/31/2020       100.0%
     27       03/17/2005  NAP                                                                         NAP             NAP
     28       11/19/2004  Aetna Life Insurance                                                    04/30/2008        26.7%
     29       07/12/2005  American Stock Exchange LLC                                             07/29/2020       100.0%
     30       05/18/2005  NAP                                                                         NAP             NAP
     31       06/25/2005  Wal-Mart Real Estate Business Trust                                     03/31/2010        46.0%
     32       07/24/2005  Old Navy                                                                09/30/2009        30.5%
     33       05/25/2005  The Walt Disney Company                                                 12/31/2010       100.0%
     34       06/04/2005  Safeway                                                                 05/31/2027        39.3%
     35       07/05/2005  Tommy Bahama                                                            10/28/2015        91.6%
     36       07/19/2005  Super Stop & Shop                                                       11/30/2010        38.4%
     37       09/08/2005  General Services Administration                                         07/01/2019       100.0%
     38       07/01/2005  McKinsey & Company, Inc.                                                07/31/2017        26.1%
     39       06/29/2005  Hobby Lobby                                                             12/31/2021        22.2%

     40       08/01/2005  24 Hour Fitness, Inc.                                                   10/22/2024        49.9%
     41       12/08/2004  24 Hour Fitness USA, Inc.                                               09/30/2025       100.0%
     42       06/14/2005  Gold's Gym                                                              11/30/2012        35.1%

     43       02/07/2005  The Talaria Company, LLC                                                05/31/2030       100.0%
     44       01/27/2005  The Talaria Company, LLC                                                05/31/2030       100.0%
     45       02/08/2005  The Talaria Company, LLC                                                05/31/2030       100.0%
     46       02/08/2005  The Talaria Company, LLC                                                05/31/2030       100.0%
     47       02/08/2005  The Talaria Company, LLC                                                05/31/2030       100.0%

     48       07/13/2005  NAP                                                                         NAP             NAP
     49       07/13/2005  NAP                                                                         NAP             NAP
     50       07/13/2005  NAP                                                                         NAP             NAP
     51       07/13/2005  NAP                                                                         NAP             NAP
     52       06/22/2005  Best Buy                                                                05/16/2014        20.7%
     53       06/18/2005  Glazier Foods Company                                                   09/30/2030       100.0%
     54       07/01/2005  NAP                                                                         NAP             NAP
     55       07/07/2005  Wickes Furniture Co.                                                    11/30/2011        45.4%
     56       04/06/2005  Super Fresh                                                             12/31/2017        56.9%
     57       07/27/2005  K-Mart                                                                  03/31/2019        49.9%
     58       06/10/2005  CarMax, Inc                                                             02/28/2020       100.0%
     59       07/12/2005  NAP                                                                         NAP             NAP
     60       05/09/2005  Sun Trust                                                               12/31/2012        36.5%
     61       07/01/2005  Renal Care Group                                                        03/31/2015        15.5%
     62       07/29/2005  Federal Express                                                         04/30/2014       100.0%
     63       08/22/2005  Software AG of North America, Inc.                                      12/31/2015       100.0%
     64       07/14/2005  NAP                                                                         NAP             NAP

     65       03/01/2005  Apple Partners Limited Partnership                                      08/23/2014       100.0%
     66       03/02/2005  Corral South Shore 3, Inc.                                              01/01/2012       100.0%
     67       03/01/2005  Black Eyed Pea                                                          09/30/2016       100.0%
     68       03/01/2005  Tony Roma's                                                             12/09/2013       100.0%
     69       03/06/2005  Denny's                                                                 08/31/2015       100.0%
     70       03/01/2005  Jack In The Box                                                         09/30/2014       100.0%
     71       03/01/2005  Taco Bell                                                               01/01/2019       100.0%
     72       03/01/2005  Church's Chicken                                                        10/01/2015       100.0%
     73       03/01/2005  Arby's                                                                  07/31/2019       100.0%
     74       07/06/2005  General Services Administration                                         12/31/2006        20.5%
     75       07/20/2005  NAP                                                                         NAP             NAP
     76       07/08/2005  NAP                                                                         NAP             NAP
     77       06/08/2005  Albertsons                                                              07/01/2035        28.4%
     78       04/11/2005  Kaplan, Inc.                                                            03/03/2010        39.0%
     79       05/17/2005  NAP                                                                         NAP             NAP
     80       07/28/2005  Marshall's                                                              03/31/2010        30.5%
     81       09/30/2005  Recycle America Alliance, L.L.C.                                        05/31/2015       100.0%
     82       03/24/2005  NAP                                                                         NAP             NAP
     83       08/01/2005  Portland Teachers Credit Union                                          04/30/2010        12.7%
     84       05/02/2005  The Legal Aid Society Of N.Y.                                           06/30/2022        48.7%
     85       04/26/2005  Wal-Mart Stores, Inc.                                                   03/14/2015       100.0%
     86       07/12/2005  Jabberwocky Bookshop                                                    05/31/2006         7.8%
     87       07/27/2005  NAP                                                                         NAP             NAP
     88       06/14/2005  NAP                                                                         NAP             NAP
     89       07/26/2005  Progressive Insurance                                                   09/01/2008        14.7%
     90       01/04/2005  Best Buy Stores, LP                                                     05/31/2020       100.0%
     91       06/10/2005  NAP                                                                         NAP             NAP
     92       07/21/2005  Remington College                                                       08/31/2010        38.6%
     93       06/20/2005  North Brunswick CVS, LLC                                                12/31/2026        42.6%
     94       07/18/2005  Amerimax Diversified Products, Inc.                                     05/31/2015       100.0%
     95       11/02/2006  NAP                                                                         NAP             NAP
     96       09/08/2005  NAP                                                                         NAP             NAP
     97       05/03/2005  NAP                                                                         NAP             NAP
     98       05/26/2005  Colonial Bank                                                           06/30/2013        12.8%
     99       06/07/2005  NAP                                                                         NAP             NAP
     100      04/01/2005  Staples                                                                 05/31/2009        19.1%
     101      07/01/2005  NAP                                                                         NAP             NAP
     102      07/29/2005  Platinum Group                                                          04/30/2006        12.5%
     103      05/19/2005  NAP                                                                         NAP             NAP
     104      07/18/2005  Office Depot                                                            11/01/2019        39.9%
     105      07/19/2005  AmPro Mortgage Corp dba Westworks Mortgage                              08/30/2008        10.0%
     106      06/10/2005  Star Pipe Products, Ltd.                                                06/30/2020       100.0%

     107      05/03/2004  Circle K Stores, Inc.                                                   03/18/2020       100.0%
     108      05/03/2004  Circle K Stores, Inc.                                                   03/18/2020       100.0%
     109      07/01/2004  Circle K Stores, Inc.                                                   03/18/2020       100.0%
     110      05/02/2004  Circle K Stores, Inc.                                                   03/18/2020       100.0%
     111      05/02/2004  Circle K Stores, Inc.                                                   03/18/2020       100.0%
     112      05/03/2004  Circle K Stores, Inc.                                                   03/18/2020       100.0%
     113      05/03/2004  Circle K Stores, Inc.                                                   03/18/2020       100.0%
     114      05/03/2004  Circle K Stores, Inc.                                                   03/18/2020       100.0%
     115      07/01/2004  Circle K Stores, Inc.                                                   03/18/2020       100.0%
     116      07/01/2004  Circle K Stores, Inc.                                                   03/18/2020       100.0%
     117      07/09/2005  Avis Rent-A-Car                                                         12/31/2018       100.0%
     118      10/08/2004  Quick Check                                                             05/31/2021        21.3%
     119      10/08/2004  Rainbow Academy                                                         11/30/2007        50.1%
     120      10/08/2004  Sunny Mart                                                              06/30/2006        30.0%
     121      07/13/2005  NAP                                                                         NAP             NAP
     122      05/31/2005  Sam Elite Corp.                                                         08/31/2014        14.6%
     123      05/14/2005  Albertson's                                                             04/26/2024        67.3%

     124      05/05/2004  Circle K Stores, Inc.                                                   03/18/2021       100.0%
     125      04/23/2004  Circle K Stores, Inc.                                                   03/18/2021       100.0%
     126      04/19/2004  Circle K Stores, Inc.                                                   03/18/2021       100.0%
     127      04/23/2004  Circle K Stores, Inc.                                                   03/18/2021       100.0%
     128      04/29/2004  Circle K Stores, Inc.                                                   03/18/2021       100.0%
     129      07/07/2004  Circle K Stores, Inc.                                                   03/18/2021       100.0%
     130      04/29/2004  Circle K Stores, Inc.                                                   03/18/2021       100.0%
     131      06/17/2004  Circle K Stores, Inc.                                                   03/18/2021       100.0%
     132      07/06/2004  Circle K Stores, Inc.                                                   03/18/2021       100.0%
     133      06/24/2004  Circle K Stores, Inc.                                                   03/18/2021       100.0%
     134      06/03/2005  HUMC Nursing                                                            10/31/2012        25.5%
     135      05/13/2005  Rubios Restaurants, Inc.                                                08/31/2011        16.1%
     136      05/28/2005  Anthem Blue Cross/Blue Shield                                           12/31/2008        35.6%
     137      05/25/2005  Lochsa Engineering                                                      03/31/2025        66.6%

     138      03/29/2005  CVS EGL Keystone Heights FL, L.L.C.                                     04/28/2024       100.0%
     139      03/29/2005  CVS EGL Hay S5 Lakeland FL, LLC                                         06/14/2019       100.0%
     140      07/13/2005  Progressive Insurance                                                   06/30/2010        37.8%
     141      04/27/2005  Walgreen Co.                                                            12/31/2021       100.0%
     142      04/21/2005  Walgreen Co.                                                            07/30/2018       100.0%
     143      08/22/2005  Crosstec Corp.                                                          04/30/2006        15.1%
     144      05/12/2005  NAP                                                                         NAP             NAP
     145      12/22/2004  Terri's Consign and Design Furnishings, Inc.                            01/31/2020        72.4%
     146      06/24/2005  Food Lion                                                               10/26/2010        37.6%
     147      04/27/2005  Michael's                                                               01/31/2008        46.1%
     148      06/07/2005  Triple R. Childcare                                                     11/14/2009        27.0%
     149      07/21/2005  PSI Group, Inc.                                                         02/28/2013       100.0%
     150      06/08/2005  NAP                                                                         NAP             NAP
     151      07/18/2005  Steward Properties                                                      03/31/2006         3.5%
     152      06/02/2005  NAP                                                                         NAP             NAP
     153      05/17/2005  Monterey Bay Aquarium Research                                          09/30/2008        13.5%
     154      04/25/2005  Walgreen Co.                                                            10/31/2020       100.0%
     155      08/01/2005  NAP                                                                         NAP             NAP
     156      05/26/2005  KHS&S Contractors, Inc.                                                 06/30/2015        72.7%
     157      01/31/2005  AEP Industries Inc.                                                     02/28/2015       100.0%
     158      06/15/2005  MC Family Dentistry                                                     12/31/2013        18.3%
     159      04/12/2005  Radiator Express Warehouse, Inc.                                        06/01/2015       100.0%
     160      04/29/2005  NAP                                                                         NAP             NAP
     161      04/21/2005  Walgreen Co.                                                            09/30/2018       100.0%
     162      04/17/2005  Walgreen Co.                                                            02/29/2020       100.0%
     163      08/01/2005  Bank of America, N.A.                                                   12/31/2008        50.4%
     164      07/14/2005  NAP                                                                         NAP             NAP
     165      03/09/2005  NAP                                                                         NAP             NAP
     166      04/29/2005  Motion Picture Licensing Corp                                           06/30/2020        50.0%
     167      06/07/2005  John Welsh, MD                                                          01/31/2009        10.6%
     168      05/26/2005  Walgreen Co.                                                            01/31/2058       100.0%
     169      06/21/2005  Walgreen Co.                                                            09/07/2030       100.0%
     170      07/08/2005  Industrial Elec Resource                                                10/31/2005         8.6%
     171      06/15/2005  Wasabi Restaurant                                                       03/31/2013        19.1%
     172      05/04/2005  Stein Mart                                                              04/30/2007        47.1%
     173      02/08/2005  Plass Appliances                                                        03/31/2006        25.0%
     174      06/01/2005  Pacific Dialysis Services                                               08/31/2006        25.3%
     175      07/25/2005  CPS Delivery System, Inc.                                               07/17/2025       100.0%
     176      05/20/2005  NAP                                                                         NAP             NAP
     177      06/21/2005  NAP                                                                         NAP             NAP
     178      04/01/2005  KRCV                                                                    09/01/2015       100.0%
     179      05/27/2005  Vernon CVS, Inc.                                                        01/31/2018       100.0%
     180      05/28/2005  Norman Paint & Wallpaper                                                02/28/2020        33.3%
     181      06/02/2005  NAP                                                                         NAP             NAP

     182      04/23/2005  Dollar General                                                          03/31/2015       100.0%
     183      07/19/2005  Dollar General                                                          02/28/2015       100.0%
     184      04/22/2005  Dollar General                                                          03/31/2015       100.0%
     185      06/15/2005  Dollar General                                                          02/28/2015       100.0%
     186      06/21/2005  Dollar General                                                          04/30/2015       100.0%
     187      05/20/2005  F.T.L. Compensation                                                     01/31/2010        33.5%
     188      04/19/2005  Room Source                                                             10/31/2012       100.0%
     189      08/16/2005  Washington Mutual                                                       09/30/2012        21.5%
     190      06/02/2005  NAP                                                                         NAP             NAP
     191      06/08/2005  NAP                                                                         NAP             NAP
     192      06/14/2005  Eckerd Drug Store                                                       09/01/2019       100.0%

     193      06/11/2005  McDonald's Corporation (Henry County)                                   06/05/2023       100.0%
     194      06/11/2005  McDonald's Corporation (Cherokee County)                                06/28/2024       100.0%
     195      06/08/2005  Blockbuster                                                             05/31/2010        25.2%
     196      06/07/2005  Tractor Supply Company                                                  03/31/2020       100.0%
     197      05/09/2005  Abbott                                                                  09/14/2009        69.3%
     198      06/03/2005  NAP                                                                         NAP             NAP
     199      07/01/2005  Walgreen Co.                                                            09/30/2030       100.0%
     200      06/21/2005  Daniels Consultants, Inc.                                               08/31/2008        13.2%
     201      05/27/2005  Dale O'Banion                                                           10/31/2005         9.4%
     202      06/01/2005  Panera, LLC                                                             06/30/2015        73.8%
     203      09/17/2004  Kash N' Karry                                                           01/31/2021       100.0%

     204      07/18/2005  Dollar General                                                          02/28/2015       100.0%
     205      04/23/2005  Dollar General                                                          03/31/2015       100.0%
     206      04/28/2005  Dollar General                                                          03/31/2015       100.0%
     207      07/19/2005  Dollar General                                                          03/31/2014       100.0%
     208      05/01/2005  Eckerd Corporation                                                      12/15/2023       100.0%
     209      07/09/2004  Revco Discount Drug Centers, Inc.                                       01/31/2027       100.0%
     210      07/01/2005  Star Pipe Products                                                      06/30/2020        61.9%
     211      04/19/2005  Prudential Utah Real Estate                                             08/31/2012        59.8%
     212      07/25/2005  NAP                                                                         NAP             NAP
     213      06/26/2005  Century 21                                                              01/31/2007        27.1%
     214      07/11/2005  Mobile Edge, LLC                                                        05/31/2009       100.0%
     215      05/02/2005  NAP                                                                         NAP             NAP
     216      07/19/2005  Bank of America                                                         06/30/2023       100.0%
     217      06/09/2005  Eckerd                                                                  12/13/2023       100.0%
     218      06/28/2005  Metro Brokers, Inc.                                                     08/31/2012        27.7%
     219      06/21/2005  NAP                                                                         NAP             NAP

     220      08/01/2005  Dollar General                                                          03/31/2015       100.0%
     221      07/19/2005  Dollar General                                                          02/28/2015       100.0%
     222      04/27/2005  Dollar General                                                          09/30/2014       100.0%
     223      04/22/2005  Dollar General                                                          03/31/2015       100.0%
     224      04/01/2005  McRoberts Protective Agency                                             05/01/2020       100.0%
     225      07/29/2005  Summit Industries                                                       05/31/2010       100.0%
     226      06/14/2005  Hollywood Video                                                         11/30/2009        28.1%
     227      07/01/2005  NAP                                                                         NAP             NAP
     228      05/31/2005  NAP                                                                         NAP             NAP
     229      05/20/2005  NAP                                                                         NAP             NAP
     230      06/27/2005  NAP                                                                         NAP             NAP
     231      07/20/2005  NAP                                                                         NAP             NAP
     232      05/01/2005  NAP                                                                         NAP             NAP
     233      05/20/2005  Rite Aid of Pennsylvania, Inc.                                          09/30/2024       100.0%
     234      06/13/2005  Jacobs Farm/Del Cabo, Inc.                                              08/31/2010        51.8%
     235      06/17/2005  NAP                                                                         NAP             NAP
     236      07/25/2005  NAP                                                                         NAP             NAP
     237      07/08/2005  White Cap Industries II, Inc.                                           12/31/2013       100.0%
     238      06/03/2005  NAP                                                                         NAP             NAP

     239      04/27/2005  Dollar General                                                          03/31/2015       100.0%
     240      04/27/2005  Dollar General                                                          02/28/2015       100.0%
     241      04/27/2005  Dollar General                                                          03/31/2015       100.0%
     242      05/03/2005  Rite Aid                                                                06/30/2025       100.0%
     243      06/27/2005  BVA                                                                     06/30/2009        15.0%
     244      07/06/2005  Oregon Aero                                                             01/31/2009       100.0%
     245      04/22/2005  ICDC College                                                            09/22/2009        72.2%
     246      05/26/2005  Media City Partners, L.P. dba Media City Teleproduction Center          09/30/2010       100.0%
     247      06/16/2005  Checker Auto Parts                                                      01/31/2006        28.5%
     248      04/27/2005  Freds                                                                   03/31/2010        35.3%
     249      06/06/2005  IPTV Corporation                                                        07/31/2009        26.8%
     250      05/02/2005  Rite Aid                                                                06/30/2025       100.0%
     251      05/02/2005  Rite Aid                                                                06/18/2025       100.0%
     252      04/22/2005  Sweet Pea                                                               01/05/2015        65.3%
     253      06/21/2005  New Horizons Diagnostic Corp.                                           01/31/2010        36.4%

     254      07/14/2005  Dollar General                                                          06/30/2015       100.0%
     255      04/23/2005  Dollar General                                                          10/31/2014       100.0%
     256      06/18/2005  Dollar General                                                          10/31/2014       100.0%
     257      07/08/2005  NAP                                                                         NAP             NAP
     258      04/26/2005  Office Max, Inc.                                                        01/31/2012       100.0%
     259      05/04/2005  Rite Aid                                                                06/30/2025       100.0%
     260      06/06/2005  Ayers Institute                                                         07/31/2018        28.1%
     261      06/08/2005  NAP                                                                         NAP             NAP
     262      06/24/2005  Jay Vee Liquors                                                         10/31/2008        37.5%
     263      06/23/2005  Moni Market                                                             03/31/2012          NAP
     264      06/23/2005  NAP                                                                         NAP             NAP
     265      05/11/2005  Paragon Precision                                                       07/31/2006        28.0%
     266      05/03/2005  Rite Aid                                                                06/30/2025       100.0%
     267      04/29/2005  Gregg Appliance, Inc.                                                   03/31/2006        80.1%
     268      03/29/2005  NAP                                                                         NAP             NAP
     269      06/30/2005  NAP                                                                         NAP             NAP
     270      06/22/2005  Saller Safety Shoes                                                     08/01/2009        17.0%
     271      08/09/2005  Performance Contracting Group                                           04/30/2010       100.0%

     272      05/13/2005  NAP                                                                         NAP             NAP
     273      05/13/2005  NAP                                                                         NAP             NAP
     274      05/13/2005  NAP                                                                         NAP             NAP
     275      07/26/2005  Hollywood Video                                                         01/22/2012        58.1%
     276      03/29/2005  NAP                                                                         NAP             NAP
     277      05/04/2005  Rite Aid                                                                12/14/2024       100.0%
     278      06/10/2005  Midwest Cardiovascular Consultants, LLC                                 03/31/2010        47.7%
     279      04/06/2005  Kirkland Stores, Inc.                                                   05/28/2014       100.0%
     280      06/03/2005  NAP                                                                         NAP             NAP
     281      03/29/2005  NAP                                                                         NAP             NAP
     282      09/01/2005  Family Dollar                                                           06/30/2015       100.0%
     283      09/01/2005  Family Dollar, Inc.                                                     06/30/2015       100.0%
     284      03/23/2005  Kasco Wine & Spirits, Ltd.                                              08/31/2012        68.8%
     285      09/01/2005  Family Dollar                                                           06/30/2015       100.0%

-----------------------------------------------------------------------------------------------
  MORTGAGE                                                               LEASE
  LOAN NO.    SECOND LARGEST TENANT(12)                             EXPIRATION DATE      % NSF
-----------------------------------------------------------------------------------------------

      1       F.Y.E./ For Your Entertainment                           07/31/2006         2.8%
      2       Toys R Us                                                04/30/2010        10.6%
      3       NAP                                                         NAP              NAP
      4       GSA - US Attorney                                        03/31/2016        18.0%
      5       Gordman's                                                09/30/2014        11.1%
      6       St. Paul Fire & Marine                                   07/31/2006        23.7%

      7       NAP                                                         NAP              NAP
      8       NAP                                                         NAP              NAP
      9       NAP                                                         NAP              NAP
     10       NAP                                                         NAP              NAP
     11       Pimco Advisors L.P.                                      12/31/2016         9.5%
     12       Lally McFarland Pantello                                 05/01/2013        15.4%
     13       NAP                                                         NAP              NAP
     14       Bozankaya LLC                                            04/30/2008         6.9%
     15       Greenfield On-Line                                       04/30/2010        17.9%

     16       NAP                                                         NAP              NAP
     17       NAP                                                         NAP              NAP
     18       NAP                                                         NAP              NAP
     19       NAP                                                         NAP              NAP
     20       NAP                                                         NAP              NAP
     21       NAP                                                         NAP              NAP
     22       NAP                                                         NAP              NAP
     23       NAP                                                         NAP              NAP
     24       NAP                                                         NAP              NAP
     25       NAP                                                         NAP              NAP
     26       NAP                                                         NAP              NAP
     27       NAP                                                         NAP              NAP
     28       Seattle Coffee Company                                   12/31/2009        17.9%
     29       NAP                                                         NAP              NAP
     30       NAP                                                         NAP              NAP
     31       Jack La Lanne Fitness Centers, Inc.                      07/31/2017        14.4%
     32       Barnes & Noble                                           01/31/2015        28.0%
     33       NAP                                                         NAP              NAP
     34       Orchard Supply & Hardware (Sears: S&P: BBB-)             04/30/2017        29.6%
     35       Keybank National Assocation                              01/31/2015         3.5%
     36       TJ Maxx                                                  01/31/2006        15.8%
     37       NAP                                                         NAP              NAP
     38       AON Service Corporation                                  04/30/2023        23.9%
     39       Ross Dress for Less                                      01/31/2012        12.0%

     40       Office Depot, Inc.                                       01/01/2015        24.3%
     41       NAP                                                         NAP              NAP
     42       Dolphin Court                                            05/31/2008         8.2%

     43       NAP                                                         NAP              NAP
     44       NAP                                                         NAP              NAP
     45       NAP                                                         NAP              NAP
     46       NAP                                                         NAP              NAP
     47       NAP                                                         NAP              NAP

     48       NAP                                                         NAP              NAP
     49       NAP                                                         NAP              NAP
     50       NAP                                                         NAP              NAP
     51       NAP                                                         NAP              NAP
     52       Office Depot                                             04/30/2011        18.8%
     53       NAP                                                         NAP              NAP
     54       NAP                                                         NAP              NAP
     55       Comp USA                                                 11/30/2011        25.5%
     56       Cheeseburger in Paradise                                 05/31/2015         6.8%
     57       Office Depot                                             01/31/2008        11.1%
     58       NAP                                                         NAP              NAP
     59       NAP                                                         NAP              NAP
     60       UBS Paine Webber                                         06/30/2012        19.8%
     61       Pier 1 Imports                                           06/30/2008        13.5%
     62       NAP                                                         NAP              NAP
     63       NAP                                                         NAP              NAP
     64       NAP                                                         NAP              NAP

     65       NAP                                                         NAP              NAP
     66       NAP                                                         NAP              NAP
     67       NAP                                                         NAP              NAP
     68       NAP                                                         NAP              NAP
     69       NAP                                                         NAP              NAP
     70       NAP                                                         NAP              NAP
     71       NAP                                                         NAP              NAP
     72       NAP                                                         NAP              NAP
     73       NAP                                                         NAP              NAP
     74       Nextel Communications, Inc.                              09/30/2008         8.2%
     75       NAP                                                         NAP              NAP
     76       NAP                                                         NAP              NAP
     77       Home Goods                                               08/31/2012        17.9%
     78       Graphic Printing                                         03/03/2010        14.0%
     79       NAP                                                         NAP              NAP
     80       Pier 1 Imports                                           02/28/2010        12.0%
     81       NAP                                                         NAP              NAP
     82       NAP                                                         NAP              NAP
     83       Newport Bay Restaurants                                  03/31/2010         9.6%
     84       City of N.Y. Dept. of Gen. Svcs.                         02/28/2012        19.0%
     85       NAP                                                         NAP              NAP
     86       New England Fishery Management                           12/31/2010         5.5%
     87       NAP                                                         NAP              NAP
     88       NAP                                                         NAP              NAP
     89       PacMed Clinics                                           05/31/2011        13.7%
     90       NAP                                                         NAP              NAP
     91       NAP                                                         NAP              NAP
     92       Zoological Society of San Diego                          02/29/2012        15.8%
     93       Lenrich LLC                                              09/30/2014        13.5%
     94       NAP                                                         NAP              NAP
     95       NAP                                                         NAP              NAP
     96       NAP                                                         NAP              NAP
     97       NAP                                                         NAP              NAP
     98       State of FL - DOT                                        02/28/2006         9.8%
     99       NAP                                                         NAP              NAP
     100      One Stop Pet Shop, Inc.                                  08/31/2014        16.9%
     101      NAP                                                         NAP              NAP
     102      Hogarty Funding Group                                    10/31/2007        10.1%
     103      NAP                                                         NAP              NAP
     104      Dollar Tree                                              01/01/2015        28.2%
     105      Realty Support Services, Inc.                            07/31/2007         7.5%
     106      NAP                                                         NAP              NAP

     107      NAP                                                         NAP              NAP
     108      NAP                                                         NAP              NAP
     109      NAP                                                         NAP              NAP
     110      NAP                                                         NAP              NAP
     111      NAP                                                         NAP              NAP
     112      NAP                                                         NAP              NAP
     113      NAP                                                         NAP              NAP
     114      NAP                                                         NAP              NAP
     115      NAP                                                         NAP              NAP
     116      NAP                                                         NAP              NAP
     117      NAP                                                         NAP              NAP
     118      Century 21                                               01/31/2009        19.5%
     119      Quick Check                                              12/05/2012        49.9%
     120      Turnpike Liquors                                         08/30/2006        25.0%
     121      NAP                                                         NAP              NAP
     122      Lox, Stock & Deli                                        04/30/2008        12.6%
     123      Blockbuster Video                                        01/31/2007         5.2%

     124      NAP                                                         NAP              NAP
     125      NAP                                                         NAP              NAP
     126      NAP                                                         NAP              NAP
     127      NAP                                                         NAP              NAP
     128      NAP                                                         NAP              NAP
     129      NAP                                                         NAP              NAP
     130      NAP                                                         NAP              NAP
     131      NAP                                                         NAP              NAP
     132      NAP                                                         NAP              NAP
     133      NAP                                                         NAP              NAP
     134      HUMC Quest Mental Health                                 10/31/2012        20.7%
     135      Daphnes Greek Cafe                                       09/30/2011        13.8%
     136      New York Life Ins. Co.                                   03/31/2009        17.0%
     137      Absolute Insurance                                       05/30/2010        17.9%

     138      NAP                                                         NAP              NAP
     139      NAP                                                         NAP              NAP
     140      CORT Furniture Rental                                    09/30/2009        10.9%
     141      NAP                                                         NAP              NAP
     142      NAP                                                         NAP              NAP
     143      Canton Garden Restaurant                                 03/31/2009         8.2%
     144      NAP                                                         NAP              NAP
     145      Eatza Pizza, Inc.                                        01/13/2013        17.2%
     146      Eckerd Drug (Sublease to USA Baby)                       10/27/2010        11.2%
     147      Joann's Fabrics                                          01/31/2008        20.8%
     148      Anytime Fitness                                          09/30/2010        10.6%
     149      NAP                                                         NAP              NAP
     150      NAP                                                         NAP              NAP
     151      ExtraAccess Services                                     11/30/2007         1.8%
     152      NAP                                                         NAP              NAP
     153      S&S Records & Retention                                  12/31/2010        13.3%
     154      NAP                                                         NAP              NAP
     155      NAP                                                         NAP              NAP
     156      VOLT Information Sciences                                06/30/2009        27.3%
     157      NAP                                                         NAP              NAP
     158      Cascade Children's                                       12/31/2008        14.8%
     159      NAP                                                         NAP              NAP
     160      NAP                                                         NAP              NAP
     161      NAP                                                         NAP              NAP
     162      NAP                                                         NAP              NAP
     163      Massachusetts Mutual Life Insurance                         MTM            14.9%
     164      NAP                                                         NAP              NAP
     165      NAP                                                         NAP              NAP
     166      Entertainment in Motion                                  06/30/2020        50.0%
     167      Hix/Rubenstein Companies                                 08/31/2006         9.9%
     168      NAP                                                         NAP              NAP
     169      NAP                                                         NAP              NAP
     170      Madison FCS                                              08/31/2007         7.5%
     171      Baja Fresh                                               09/30/2010         9.3%
     172      Toy Fair                                                 01/31/2008        10.8%
     173      New China Buffet                                         11/30/2008        15.7%
     174      Coin Laundry                                             03/31/2014        12.7%
     175      NAP                                                         NAP              NAP
     176      NAP                                                         NAP              NAP
     177      NAP                                                         NAP              NAP
     178      NAP                                                         NAP              NAP
     179      NAP                                                         NAP              NAP
     180      Frame King                                               11/30/2007        28.8%
     181      NAP                                                         NAP              NAP

     182      NAP                                                         NAP              NAP
     183      NAP                                                         NAP              NAP
     184      NAP                                                         NAP              NAP
     185      NAP                                                         NAP              NAP
     186      NAP                                                         NAP              NAP
     187      Anytime Fitness                                          04/30/2010        17.0%
     188      NAP                                                         NAP              NAP
     189      Home Team Real Estate                                    06/01/2006        16.7%
     190      NAP                                                         NAP              NAP
     191      NAP                                                         NAP              NAP
     192      NAP                                                         NAP              NAP

     193      NAP                                                         NAP              NAP
     194      NAP                                                         NAP              NAP
     195      Gator's Restaurant                                       12/31/2010        24.0%
     196      NAP                                                         NAP              NAP
     197      Pinnacle Printing                                        07/31/2010        13.1%
     198      NAP                                                         NAP              NAP
     199      NAP                                                         NAP              NAP
     200      The Domestic Violence Center of Howard County            07/31/2005        11.4%
     201      Prima Dance                                              07/31/2006         8.6%
     202      Peet's Coffee                                            04/02/2015        26.2%
     203      NAP                                                         NAP              NAP

     204      NAP                                                         NAP              NAP
     205      NAP                                                         NAP              NAP
     206      NAP                                                         NAP              NAP
     207      NAP                                                         NAP              NAP
     208      NAP                                                         NAP              NAP
     209      NAP                                                         NAP              NAP
     210      Ryder Integrated Logistic                                01/31/2008        38.1%
     211      Mother Urban's Ratskeller                                08/31/2014        19.1%
     212      NAP                                                         NAP              NAP
     213      Dynamic Graphics                                         06/30/2008        17.3%
     214      NAP                                                         NAP              NAP
     215      NAP                                                         NAP              NAP
     216      NAP                                                         NAP              NAP
     217      NAP                                                         NAP              NAP
     218      Joey's Only Seafood Restaurant                           02/28/2015        16.5%
     219      NAP                                                         NAP              NAP

     220      NAP                                                         NAP              NAP
     221      NAP                                                         NAP              NAP
     222      NAP                                                         NAP              NAP
     223      NAP                                                         NAP              NAP
     224      NAP                                                         NAP              NAP
     225      NAP                                                         NAP              NAP
     226      Grumpy Ed's Pub & Eatery                                 04/30/2009        21.1%
     227      NAP                                                         NAP              NAP
     228      NAP                                                         NAP              NAP
     229      NAP                                                         NAP              NAP
     230      NAP                                                         NAP              NAP
     231      NAP                                                         NAP              NAP
     232      NAP                                                         NAP              NAP
     233      NAP                                                         NAP              NAP
     234      NAP                                                         NAP              NAP
     235      NAP                                                         NAP              NAP
     236      NAP                                                         NAP              NAP
     237      NAP                                                         NAP              NAP
     238      NAP                                                         NAP              NAP

     239      NAP                                                         NAP              NAP
     240      NAP                                                         NAP              NAP
     241      NAP                                                         NAP              NAP
     242      NAP                                                         NAP              NAP
     243      Delta Drywall                                            06/30/2007        11.9%
     244      NAP                                                         NAP              NAP
     245      Boston Market                                            12/25/2010        19.1%
     246      NAP                                                         NAP              NAP
     247      Discount Liquor of Broomfield                            06/30/2008        14.3%
     248      Beall's                                                  03/31/2010        22.2%
     249      United Team Tile & Stone                                 11/30/2005        18.6%
     250      NAP                                                         NAP              NAP
     251      NAP                                                         NAP              NAP
     252      New Future Nails Spa                                     03/31/2010        12.6%
     253      Igene Biotechnology                                      01/31/2011        21.8%

     254      NAP                                                         NAP              NAP
     255      NAP                                                         NAP              NAP
     256      NAP                                                         NAP              NAP
     257      NAP                                                         NAP              NAP
     258      NAP                                                         NAP              NAP
     259      NAP                                                         NAP              NAP
     260      State Police - Riverboat Div.                            01/24/2007        12.3%
     261      NAP                                                         NAP              NAP
     262      Sudha Chinta, DDS                                        09/20/2006        20.8%
     263      Check Cashing                                            01/31/2008          NAP
     264      NAP                                                         NAP              NAP
     265      TAS Synergistics, LLC                                    09/30/2005        19.3%
     266      NAP                                                         NAP              NAP
     267      F.W. Toenges & Sons, Inc.                                01/31/2009         7.9%
     268      NAP                                                         NAP              NAP
     269      NAP                                                         NAP              NAP
     270      Saybolt Inc.                                                MTM            11.7%
     271      NAP                                                         NAP              NAP

     272      NAP                                                         NAP              NAP
     273      NAP                                                         NAP              NAP
     274      NAP                                                         NAP              NAP
     275      European Market                                          08/31/2007        16.5%
     276      NAP                                                         NAP              NAP
     277      NAP                                                         NAP              NAP
     278      Primary Care Physicians, LLC                             10/31/2015        45.2%
     279      NAP                                                         NAP              NAP
     280      NAP                                                         NAP              NAP
     281      NAP                                                         NAP              NAP
     282      NAP                                                         NAP              NAP
     283      NAP                                                         NAP              NAP
     284      Siderow Associates                                       10/31/2005        31.3%
     285      NAP                                                         NAP              NAP

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                LEASE                  INSURANCE           TAX         CAPITAL EXPENDITURE
  LOAN NO.  THIRD LARGEST TENANT(12)                 EXPIRATION DATE   % NSF  ESCROW IN PLACE  ESCROW IN PLACE   ESCROW IN PLACE(13)
------------------------------------------------------------------------------------------------------------------------------------

      1     Bombay Company                             06/30/2015       2.2%        No               No                   No
      2     Steve & Barry's                            04/30/2013       8.1%        No               No                   No
      3     NAP                                            NAP           NAP        No               Yes                 Yes
      4     Squire Sanders & Dempsey                   05/31/2007      17.9%        No               No                   No
      5     Steve & Barry's                            01/31/2011       6.7%        No               No                   No
      6     Kincaid's                                  02/28/2011       2.5%        Yes              Yes                  No

      7     NAP                                            NAP           NAP        Yes              Yes                  No
      8     NAP                                            NAP           NAP        Yes              Yes                  No
      9     NAP                                            NAP           NAP        Yes              Yes                  No
     10     NAP                                            NAP           NAP        Yes              Yes                  No
     11     Linklaters                                 08/31/2020       8.4%        No               No                   No
     12     Greater NY Mutual                          01/01/2018      13.4%        No               No                   No
     13     NAP                                            NAP           NAP        No               No                   No
     14     Visual & Performing Arts Charter School    07/31/2008       3.5%        Yes              Yes                 Yes
     15     Allegient Systems                          11/30/2006       9.9%        No               No                   No

     16     NAP                                            NAP           NAP        Yes              Yes                 Yes
     17     NAP                                            NAP           NAP        Yes              Yes                 Yes
     18     NAP                                            NAP           NAP        Yes              Yes                 Yes
     19     NAP                                            NAP           NAP        Yes              Yes                 Yes
     20     NAP                                            NAP           NAP        Yes              Yes                 Yes
     21     NAP                                            NAP           NAP        Yes              Yes                 Yes
     22     NAP                                            NAP           NAP        Yes              Yes                 Yes
     23     NAP                                            NAP           NAP        Yes              Yes                 Yes
     24     NAP                                            NAP           NAP        Yes              Yes                 Yes
     25     NAP                                            NAP           NAP        Yes              Yes                 Yes
     26     NAP                                            NAP           NAP        No               No                   No
     27     NAP                                            NAP           NAP        No               Yes                  No
     28     Anthropologie                              11/30/2009      13.8%        No               No                   No
     29     NAP                                            NAP           NAP        No               No                   No
     30     NAP                                            NAP           NAP        No               No                   No
     31     AJ Wright                                  08/31/2012      11.3%        No               Yes                  No
     32     Trader Joe's                               12/31/2009      12.2%        Yes              Yes                 Yes
     33     NAP                                            NAP           NAP        Yes              Yes                 Yes
     34     Long's Drug                                06/30/2027      14.0%        No               No                   No
     35     Bebas 'n' Cinnamons a World Cafe           01/31/2015       1.7%        No               No                   No
     36     KB Toys                                    01/31/2011       9.4%        No               No                   No
     37     NAP                                            NAP           NAP        Yes              Yes                 Yes
     38     Swiss Re Financial Services                10/31/2012      16.0%        No               No                   No
     39     Goody's Family Clothing                    10/31/2011      11.9%        No               Yes                 Yes

     40     Pacific Premier Bank                       12/31/2015       4.7%        No               No                  Yes
     41     NAP                                            NAP           NAP        No               No                  Yes
     42     The Lasik Vision Institute, LLC            03/03/2008       4.4%        No               Yes                  No

     43     NAP                                            NAP           NAP        No               No                   No
     44     NAP                                            NAP           NAP        No               No                   No
     45     NAP                                            NAP           NAP        No               No                   No
     46     NAP                                            NAP           NAP        No               No                   No
     47     NAP                                            NAP           NAP        No               No                   No

     48     NAP                                            NAP           NAP        Yes              Yes                 Yes
     49     NAP                                            NAP           NAP        Yes              Yes                 Yes
     50     NAP                                            NAP           NAP        Yes              Yes                 Yes
     51     NAP                                            NAP           NAP        Yes              Yes                 Yes
     52     Ross Dress for Less                        02/02/2013      18.7%        Yes              Yes                 Yes
     53     NAP                                            NAP           NAP        No               Yes                  No
     54     NAP                                            NAP           NAP        No               Yes                 Yes
     55     Staples                                    11/30/2011      24.4%        Yes              Yes                 Yes
     56     Evenson Hallmark                           02/28/2009       6.4%        Yes              Yes                 Yes
     57     Jo-Ann Stores, Inc.                        07/31/2008       7.7%        Yes              Yes                  No
     58     NAP                                            NAP           NAP        No               No                   No
     59     NAP                                            NAP           NAP        Yes              Yes                 Yes
     60     Wentzel & Berry                            07/01/2006       5.7%        No               No                   No
     61     Metropolitan Ma                            05/31/2010      10.5%        No               No                  Yes
     62     NAP                                            NAP           NAP        No               No                   No
     63     NAP                                            NAP           NAP        No               No                   No
     64     NAP                                            NAP           NAP        No               No                  Yes

     65     NAP                                            NAP           NAP        No               No                   No
     66     NAP                                            NAP           NAP        No               No                   No
     67     NAP                                            NAP           NAP        No               No                   No
     68     NAP                                            NAP           NAP        No               No                   No
     69     NAP                                            NAP           NAP        No               No                   No
     70     NAP                                            NAP           NAP        No               No                   No
     71     NAP                                            NAP           NAP        No               No                   No
     72     NAP                                            NAP           NAP        No               No                   No
     73     NAP                                            NAP           NAP        No               No                   No
     74     Wicker Warehouse, Inc.                     10/31/2009       6.8%        No               No                   No
     75     NAP                                            NAP           NAP        No               Yes                 Yes
     76     NAP                                            NAP           NAP        No               No                   No
     77     Pep Boys                                   12/01/2015      10.6%        No               No                   No
     78     Universal Delivery Solutions               03/31/2008       9.3%        No               Yes                 Yes
     79     NAP                                            NAP           NAP        No               No                   No
     80     David's Bridal                             02/17/2012      11.6%        No               No                   No
     81     NAP                                            NAP           NAP        No               No                  Yes
     82     NAP                                            NAP           NAP        No               No                   No
     83     Blockbuster Video #92488                   11/30/2005       9.5%        No               No                   No
     84     Medisys Ventures, Inc.                     03/31/2008      15.4%        Yes              Yes                 Yes
     85     NAP                                            NAP           NAP        No               No                   No
     86     Riverside Cycle                            09/30/2007       5.3%        No               Yes                  No
     87     NAP                                            NAP           NAP        Yes              Yes                 Yes
     88     NAP                                            NAP           NAP        No               Yes                 Yes
     89     MCG Enterprises                            04/17/2008      12.0%        No               Yes                 Yes
     90     NAP                                            NAP           NAP        No               No                   No
     91     NAP                                            NAP           NAP        Yes              Yes                 Yes
     92     Pacific Church of Religious Science        06/30/2007      10.7%        No               Yes                 Yes
     93     Dental Health Associates, P.A.             07/06/2013      12.4%        No               Yes                  No
     94     NAP                                            NAP           NAP        No               No                   No
     95     NAP                                            NAP           NAP        Yes              Yes                  No
     96     NAP                                            NAP           NAP        Yes              Yes                 Yes
     97     NAP                                            NAP           NAP        No               No                   No
     98     Remax                                      05/31/2011       8.8%        Yes              Yes                 Yes
     99     NAP                                            NAP           NAP        No               No                   No
     100    Fabri-Centers of America, Inc.             01/31/2007      13.8%        Yes              Yes                 Yes
     101    NAP                                            NAP           NAP        No               Yes                 Yes
     102    Fremont Optometric Group                   11/30/2009       9.2%        No               Yes                 Yes
     103    NAP                                            NAP           NAP        No               Yes                 Yes
     104    Tijuana Flats                              02/01/2010       8.0%        Yes              Yes                 Yes
     105    Aleks Corporation                          04/15/2006       6.5%        No               No                   No
     106    NAP                                            NAP           NAP        No               No                   No

     107    NAP                                            NAP           NAP        No               No                   No
     108    NAP                                            NAP           NAP        No               No                   No
     109    NAP                                            NAP           NAP        No               No                   No
     110    NAP                                            NAP           NAP        No               No                   No
     111    NAP                                            NAP           NAP        No               No                   No
     112    NAP                                            NAP           NAP        No               No                   No
     113    NAP                                            NAP           NAP        No               No                   No
     114    NAP                                            NAP           NAP        No               No                   No
     115    NAP                                            NAP           NAP        No               No                   No
     116    NAP                                            NAP           NAP        No               No                   No
     117    NAP                                            NAP           NAP        No               No                   No
     118    Sunny Mart                                 09/30/2019      16.0%        No               No                  Yes
     119    NAP                                            NAP           NAP        No               No                  Yes
     120    Fantastic Sams                             02/28/2014      15.0%        No               Yes                 Yes
     121    NAP                                            NAP           NAP        Yes              No                   No
     122    Gianna Nicole                              08/31/2022      10.0%        Yes              Yes                 Yes
     123    Washington Mutual                          04/30/2016       4.0%        No               Yes                 Yes

     124    NAP                                            NAP           NAP        No               No                   No
     125    NAP                                            NAP           NAP        No               No                   No
     126    NAP                                            NAP           NAP        No               No                   No
     127    NAP                                            NAP           NAP        No               No                   No
     128    NAP                                            NAP           NAP        No               No                   No
     129    NAP                                            NAP           NAP        No               No                   No
     130    NAP                                            NAP           NAP        No               No                   No
     131    NAP                                            NAP           NAP        No               No                   No
     132    NAP                                            NAP           NAP        No               No                   No
     133    NAP                                            NAP           NAP        No               No                   No
     134    Hackensack Univ. Medical Center            02/28/2015      16.0%        No               Yes                 Yes
     135    Togos Eateries-Store                       07/31/2011      12.7%        Yes              Yes                 Yes
     136    Krummer, Kaempfer                          12/31/2005       6.1%        No               No                   No
     137    Mayflower Financial                        06/30/2010      15.5%        No               No                   No

     138    NAP                                            NAP           NAP        No               No                   No
     139    NAP                                            NAP           NAP        No               No                   No
     140    Autumn Leaves                              11/30/2009       8.7%        No               Yes                  No
     141    NAP                                            NAP           NAP        No               No                  Yes
     142    NAP                                            NAP           NAP        No               No                  Yes
     143    Language Exchange International, Inc.      01/31/2011       7.7%        No               Yes                 Yes
     144    NAP                                            NAP           NAP        No               No                   No
     145    Mattress Gallery                           02/28/2010      10.3%        No               No                   No
     146    Sherwin Williams                           09/30/2012       8.3%        Yes              Yes                 Yes
     147    Pier One Imports                           01/31/2010      12.5%        No               No                   No
     148    Legend Cleaners                            11/30/2009       8.2%        Yes              Yes                 Yes
     149    NAP                                            NAP           NAP        No               No                   No
     150    NAP                                            NAP           NAP        No               No                   No
     151    George Hills Co.                           12/31/2005       1.3%        Yes              Yes                  No
     152    NAP                                            NAP           NAP        Yes              Yes                 Yes
     153    Mission Foods                              07/14/2005      11.5%        No               Yes                  No
     154    NAP                                            NAP           NAP        No               No                  Yes
     155    NAP                                            NAP           NAP        No               Yes                  No
     156    NAP                                            NAP           NAP        No               No                   No
     157    NAP                                            NAP           NAP        No               No                   No
     158    Donaldson Clinic                           03/31/2008      14.2%        Yes              Yes                 Yes
     159    NAP                                            NAP           NAP        No               No                  Yes
     160    NAP                                            NAP           NAP        No               No                   No
     161    NAP                                            NAP           NAP        No               No                  Yes
     162    NAP                                            NAP           NAP        No               No                  Yes
     163    Ticket Solutions                           06/30/2009       8.9%        No               No                   No
     164    NAP                                            NAP           NAP        No               No                   No
     165    NAP                                            NAP           NAP        Yes              No                  Yes
     166    NAP                                            NAP           NAP        No               No                   No
     167    Bodies in Motion Physical Therapy          01/31/2010       8.3%        Yes              Yes                  No
     168    NAP                                            NAP           NAP        No               No                  Yes
     169    NAP                                            NAP           NAP        No               No                   No
     170    Royce, David Brandon                       03/31/2007       7.5%        No               No                   No
     171    Spice India                                08/31/2009       7.5%        No               No                   No
     172    L'Oasis Gift and Gourmet                   06/30/2009       9.5%        Yes              Yes                  No
     173    Oak Lawn and Imaging                       09/30/2009      12.9%        No               No                   No
     174    Paulson/Kim - CJ Steakhouse                04/30/2010       8.3%        Yes              Yes                  No
     175    NAP                                            NAP           NAP        No               Yes                  No
     176    NAP                                            NAP           NAP        Yes              Yes                 Yes
     177    NAP                                            NAP           NAP        Yes              Yes                  No
     178    NAP                                            NAP           NAP        No               No                   No
     179    NAP                                            NAP           NAP        No               No                   No
     180    Sagan Agency                               11/30/2008      15.2%        No               No                   No
     181    NAP                                            NAP           NAP        Yes              Yes                 Yes

     182    NAP                                            NAP           NAP        No               No                   No
     183    NAP                                            NAP           NAP        No               No                   No
     184    NAP                                            NAP           NAP        No               No                   No
     185    NAP                                            NAP           NAP        No               No                   No
     186    NAP                                            NAP           NAP        No               No                   No
     187    Radio Shack                                01/31/2010      12.1%        Yes              Yes                 Yes
     188    NAP                                            NAP           NAP        No               Yes                  No
     189    Boll Weevil                                02/28/2007      14.8%        No               No                   No
     190    NAP                                            NAP           NAP        Yes              Yes                  No
     191    NAP                                            NAP           NAP        No               No                   No
     192    NAP                                            NAP           NAP        No               No                   No

     193    NAP                                            NAP           NAP        No               No                   No
     194    NAP                                            NAP           NAP        No               No                   No
     195    Rainbow Woman's                            01/31/2010      11.6%        No               Yes                 Yes
     196    NAP                                            NAP           NAP        No               No                   No
     197    USTA                                       02/28/2007       9.3%        Yes              Yes                  No
     198    NAP                                            NAP           NAP        Yes              Yes                 Yes
     199    NAP                                            NAP           NAP        No               No                   No
     200    Engineered Framing Systems, Inc.           07/31/2005       8.7%        No               No                   No
     201    Sunset Graphics                            10/31/2005       6.3%        No               No                   No
     202    NAP                                            NAP           NAP        No               Yes                  No
     203    NAP                                            NAP           NAP        No               No                  Yes

     204    NAP                                            NAP           NAP        No               No                   No
     205    NAP                                            NAP           NAP        No               No                  Yes
     206    NAP                                            NAP           NAP        No               No                   No
     207    NAP                                            NAP           NAP        No               No                   No
     208    NAP                                            NAP           NAP        Yes              No                  Yes
     209    NAP                                            NAP           NAP        No               No                   No
     210    NAP                                            NAP           NAP        No               No                   No
     211    Fine Art Services (Wilshire sublet)        08/31/2006      12.9%        Yes              Yes                  No
     212    NAP                                            NAP           NAP        Yes              Yes                  No
     213    Beckno Financial Svc.                      08/31/2009      17.3%        No               No                   No
     214    NAP                                            NAP           NAP        No               No                   No
     215    NAP                                            NAP           NAP        No               No                  Yes
     216    NAP                                            NAP           NAP        No               No                   No
     217    NAP                                            NAP           NAP        No               No                   No
     218    Dent First P.C.                            03/12/2015      16.4%        No               Yes                  No
     219    NAP                                            NAP           NAP        Yes              Yes                  No

     220    NAP                                            NAP           NAP        No               No                   No
     221    NAP                                            NAP           NAP        No               No                  Yes
     222    NAP                                            NAP           NAP        No               No                  Yes
     223    NAP                                            NAP           NAP        No               No                  Yes
     224    NAP                                            NAP           NAP        No               No                  Yes
     225    NAP                                            NAP           NAP        No               Yes                  No
     226    The Tan Co.                                03/31/2010      14.0%        Yes              Yes                 Yes
     227    NAP                                            NAP           NAP        No               Yes                  No
     228    NAP                                            NAP           NAP        Yes              Yes                 Yes
     229    NAP                                            NAP           NAP        Yes              Yes                 Yes
     230    NAP                                            NAP           NAP        Yes              Yes                  No
     231    NAP                                            NAP           NAP        No               Yes                  No
     232    NAP                                            NAP           NAP        Yes              Yes                 Yes
     233    NAP                                            NAP           NAP        No               No                   No
     234    NAP                                            NAP           NAP        No               No                   No
     235    NAP                                            NAP           NAP        No               Yes                 Yes
     236    NAP                                            NAP           NAP        Yes              Yes                  No
     237    NAP                                            NAP           NAP        No               No                  Yes
     238    NAP                                            NAP           NAP        Yes              Yes                  No

     239    NAP                                            NAP           NAP        No               No                   No
     240    NAP                                            NAP           NAP        No               No                   No
     241    NAP                                            NAP           NAP        No               No                   No
     242    NAP                                            NAP           NAP        No               No                   No
     243    T3 Systems, Inc.                           03/14/2009       9.0%        No               No                   No
     244    NAP                                            NAP           NAP        Yes              Yes                 Yes
     245    IPCS Wireless                              11/30/2009       4.3%        No               No                   No
     246    NAP                                            NAP           NAP        Yes              Yes                  No
     247    Pho 120                                    12/01/2014       9.7%        No               No                   No
     248    Aaron's                                    05/31/2010      15.4%        Yes              Yes                 Yes
     249    Fisher, Sehgal, Yanez, Inc.                01/31/2008      10.2%        Yes              Yes                  No
     250    NAP                                            NAP           NAP        No               No                   No
     251    NAP                                            NAP           NAP        No               No                   No
     252    Subway                                     02/14/2010      12.1%        No               No                   No
     253    Spice of India                             01/31/2009      12.4%        No               No                   No

     254    NAP                                            NAP           NAP        No               No                   No
     255    NAP                                            NAP           NAP        No               No                   No
     256    NAP                                            NAP           NAP        No               No                   No
     257    NAP                                            NAP           NAP        No               No                   No
     258    NAP                                            NAP           NAP        No               No                   No
     259    NAP                                            NAP           NAP        No               No                   No
     260    State Police-Gaming Div.                   01/24/2007      10.4%        Yes              Yes                 Yes
     261    NAP                                            NAP           NAP        No               No                   No
     262    Salon Terrazzo                             05/01/2007      20.8%        No               Yes                 Yes
     263    Bronx Cafe                                 06/30/2010        NAP        No               Yes                  No
     264    NAP                                            NAP           NAP        No               Yes                  No
     265    Next Systems                               04/30/2007      17.1%        No               No                   No
     266    NAP                                            NAP           NAP        No               No                   No
     267    Beneficial Indiana, Inc                    09/30/2010       4.2%        Yes              Yes                 Yes
     268    NAP                                            NAP           NAP        No               No                  Yes
     269    NAP                                            NAP           NAP        Yes              Yes                 Yes
     270    Aqua Graphics Tech                         09/30/2007      11.6%        No               Yes                 Yes
     271    NAP                                            NAP           NAP        No               Yes                  No

     272    NAP                                            NAP           NAP        Yes              Yes                 Yes
     273    NAP                                            NAP           NAP        Yes              Yes                 Yes
     274    NAP                                            NAP           NAP        Yes              Yes                 Yes
     275    Scenic City Signs                          10/31/2008      11.4%        No               No                   No
     276    NAP                                            NAP           NAP        No               No                  Yes
     277    NAP                                            NAP           NAP        No               No                   No
     278    St. Vincent Mercy Medical Center           11/30/2009       7.1%        Yes              Yes                 Yes
     279    NAP                                            NAP           NAP        Yes              Yes                 Yes
     280    NAP                                            NAP           NAP        Yes              Yes                  No
     281    NAP                                            NAP           NAP        No               No                  Yes
     282    NAP                                            NAP           NAP        No               No                   No
     283    NAP                                            NAP           NAP        No               No                   No
     284    NAP                                            NAP           NAP        No               No                   No
     285    NAP                                            NAP           NAP        No               No                   No

                                                                                   24.0%            40.7%               31.1%

-------------------------------------------------------------------------------------------------------------------
  MORTGAGE           TI/LC                                              OTHER
  LOAN NO.    ESCROW IN PLACE(14)                              ESCROW DESCRIPTION(15)
-------------------------------------------------------------------------------------------------------------------

      1                No                                                NAP
      2                No                                        Additional Security
      3                No                                       Debt Service Reserve
      4               Yes                                                NAP
      5                No                                                NAP
      6               Yes                                 St Paul Fire Master Lease Reserve

      7                No                                  Condemnation Insurance Impound
      8                No                                  Condemnation Insurance Impound
      9                No                                  Condemnation Insurance Impound
     10                No                                  Condemnation Insurance Impound
     11               Yes                                                NAP
     12                No                                                NAP
     13                No                                                NAP
     14               Yes                                                NAP
     15                No                                                NAP

     16                No                                                NAP
     17                No                                                NAP
     18                No                                                NAP
     19                No                                                NAP
     20                No                                                NAP
     21                No                                                NAP
     22                No                                                NAP
     23                No                                                NAP
     24                No                                                NAP
     25                No                                                NAP
     26                No                                                NAP
     27                No                                            PIP Reserve
     28               Yes                                                NAP
     29                No                                                NAP
     30                No                                                NAP
     31                No                                                NAP
     32                No                                                NAP
     33               Yes                                                NAP
     34                No                                                NAP
     35                No                                                NAP
     36                No                                                NAP
     37                No                                  GSA Lease Reserve LOC (750,000)
     38               Yes                                                NAP
     39                No                                                NAP

     40               Yes                             Cypress Rent Reserve/LaSalsa Reserve Fund
     41               Yes                                   74h and Metcalf Rent Reserve
     42               Yes                                                NAP
                                                                         NAP
     43                No                             TI/LC / Submerged Lands Letters of Credit
     44                No                                      TI/LC Letter of Credit
     45                No                             TI/LC / Submerged Lands Letters of Credit
     46                No                                      TI/LC Letter of Credit
     47                No                                      TI/LC Letter of Credit

     48                No                                       Grand Valley Holdback
     49                No                                                NAP
     50                No                                                NAP
     51                No                                                NAP
     52               Yes                                                NAP
     53                No                                                NAP
     54                No                                                NAP
     55                No                                     Wickes; CompUSA; Staples
     56                No                        Includes Commerce Holdback of $1 MM + 121k of Rent
     57                No                                                NAP
     58                No                                                NAP
     59                No                                                NAP
     60                No                                                NAP
     61               Yes                                                NAP
     62                No                                                NAP
     63                No                                                NAP
     64                No                                                NAP

     65                No                                                NAP
     66                No                                                NAP
     67                No                                                NAP
     68                No                                                NAP
     69                No                                                NAP
     70                No                                                NAP
     71                No                                                NAP
     72                No                                                NAP
     73                No                                                NAP
     74                No                                                NAP
     75                No                                                NAP
     76                No                                                NAP
     77                No                                                NAP
     78               Yes                                                NAP
     79                No                                                NAP
     80               Yes                                                NAP
     81                No                                                NAP
     82                No                                                NAP
     83                No                                                NAP
     84               Yes                                                NAP
     85                No                                                NAP
     86                No                                                NAP
     87                No                                                NAP
     88                No                                                NAP
     89               Yes                                                NAP
     90                No                                                NAP
     91                No                                                NAP
     92               Yes                                                NAP
     93                No                                       Debt Service Payment
     94                No                                          Rent Shortfall
     95                No                                                NAP
     96                No                                                NAP
     97                No                                                NAP
     98                No                                                NAP
     99                No                                                NAP
     100              Yes                                                NAP
     101               No                                                NAP
     102              Yes                                                NAP
     103               No                                                NAP
     104              Yes                                                NAP
     105               No                                                NAP
     106               No                                                NAP

     107               No                                                NAP
     108               No                                                NAP
     109               No                                                NAP
     110               No                                                NAP
     111               No                                                NAP
     112               No                                                NAP
     113               No                                                NAP
     114               No                                                NAP
     115               No                                                NAP
     116               No                                                NAP
     117               No                                                NAP
     118              Yes                                                NAP
     119              Yes                                     Lease Extension Holdback
     120              Yes                                     Lease Extension Holdback
     121               No                                                NAP
     122              Yes                                                NAP
     123              Yes                                                NAP

     124               No                                                NAP
     125               No                                                NAP
     126               No                                                NAP
     127               No                                                NAP
     128               No                                                NAP
     129               No                                                NAP
     130               No                                                NAP
     131               No                                                NAP
     132               No                                                NAP
     133               No                                                NAP
     134               No                                                NAP
     135              Yes                                                NAP
     136               No                                                NAP
     137              Yes                                                NAP

     138               No                                                NAP
     139               No                                                NAP
     140               No                                                NAP
     141               No                                                NAP
     142               No                                                NAP
     143              Yes                                                NAP
     144               No                                                NAP
     145              Yes                                      Rent Shortfall Impound
     146               No                                  Sherwin Williams Space Reserve
     147               No                                                NAP
     148              Yes                                        Occupancy Holdback
     149               No                                                NAP
     150               No                                                NAP
     151               No                                                NAP
     152               No                                                NAP
     153               No                                                NAP
     154               No                                                NAP
     155               No                                                NAP
     156              Yes                                                NAP
     157               No                                                NAP
     158              Yes                                                NAP
     159               No                                                NAP
     160               No                                                NAP
     161               No                                                NAP
     162               No                                                NAP
     163               No                                                NAP
     164               No                                                NAP
     165               No                                                NAP
     166               No                                                NAP
     167              Yes                                                NAP
     168               No                         Per Walgreens Estoppel, exterior needs painting.
     169               No                                                NAP
     170               No                                                NAP
     171               No                                                NAP
     172              Yes                                                NAP
     173               No                                                NAP
     174               No                                                NAP
     175               No                                                NAP
     176               No                                                NAP
     177               No                                                NAP
     178               No                                                NAP
     179               No                                                NAP
     180               No                                                NAP
     181               No                                                NAP

     182               No                                                NAP
     183               No                                                NAP
     184               No                                                NAP
     185               No                                                NAP
     186               No                                                NAP
     187              Yes                                                NAP
     188               No                                                NAP
     189               No                                                NAP
     190               No                                                NAP
     191               No                                                NAP
     192               No                                                NAP

     193               No                                                NAP
     194               No                                                NAP
     195              Yes                                                NAP
     196               No                                                NAP
     197              Yes                                                NAP
     198               No                                                NAP
     199               No                                        Walgreen's Holdback
     200               No                                       Ground Lease Impound
     201              Yes                                                NAP
     202               No             Construction Completion $188,246.23 and Debt Service Shortfall $97,500.00
     203               No                                                NAP

     204               No                                                NAP
     205               No                                                NAP
     206               No                                                NAP
     207               No                                                NAP
     208               No                                                NAP
     209               No                                                NAP
     210               No                                                NAP
     211               No                                                NAP
     212               No                                                NAP
     213               No                                                NAP
     214               No                                                NAP
     215               No                                                NAP
     216               No                                                NAP
     217               No                                                NAP
     218               No                                                NAP
     219               No                                                NAP

     220               No                                                NAP
     221               No                                                NAP
     222               No                                                NAP
     223               No                                                NAP
     224              Yes                                                NAP
     225               No                                                NAP
     226              Yes                                                NAP
     227               No                                                NAP
     228               No                                                NAP
     229               No                                                NAP
     230               No                                                NAP
     231               No                                                NAP
     232               No                                                NAP
     233               No                                                NAP
     234               No                                       Leaseup Impound (LOC)
     235               No                                                NAP
     236               No                                                NAP
     237               No                                       Debt Service Reserve
     238               No                                                NAP

     239               No                                                NAP
     240               No                                                NAP
     241               No                                                NAP
     242               No                                                NAP
     243               No                                                NAP
     244               No                                                NAP
     245               No                                                NAP
     246               No                                                NAP
     247               No                                                NAP
     248              Yes                                Hibbett's Rent Holdback & TI Escrow
     249               No                                                NAP
     250               No                                                NAP
     251               No                                                NAP
     252               No                  Occupancy Holdbacks - New Future - $2812.50; Fastbucks - $2,350
     253               No                                       Ground Lease Impound

     254               No                                                NAP
     255               No                                                NAP
     256               No                                                NAP
     257               No                                                NAP
     258               No                                                NAP
     259               No                                                NAP
     260              Yes                                                NAP
     261               No                                                NAP
     262               No                                                NAP
     263               No                                                NAP
     264               No                            Holdback Escrow until ALTA Survey complete
     265               No                                                NAP
     266               No                                                NAP
     267              Yes                                                NAP
     268               No                                                NAP
     269               No                                                NAP
     270               No                                                NAP
     271               No                                                NAP

     272               No                                                NAP
     273               No                                                NAP
     274               No                                                NAP
     275               No                                                NAP
     276               No                                                NAP
     277               No                                                NAP
     278              Yes                                                NAP
     279               No                                                NAP
     280               No                                                NAP
     281               No                                                NAP
     282               No                                                NAP
     283               No                                                NAP
     284               No                                             Holdback
     285               No                                                NAP

                     32.0%

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                  SPRINGING                   INITIAL CAPITAL EXPENDITURE                     MONTHLY CAPITAL EXPENDITURE
  LOAN NO.            ESCROW DESCRIPTION(16)                  ESCROW REQUIREMENT(17)                          ESCROW REQUIREMENT(18)
------------------------------------------------------------------------------------------------------------------------------------

      1          RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
      2          RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
      3                 Insurance, Other                                   $931,344      Quarterly Deposit of 4% of Gross  Revenues
      4                 RE Tax, Insurance                                        $0                                              $0
      5          RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
      6                       CapEx                                              $0                                              $0

      7                       CapEx                                              $0                                              $0
      8                       CapEx                                              $0                                              $0
      9                       CapEx                                              $0                                              $0
     10                       CapEx                                              $0                                              $0
     11          RE Tax, Insurance, CapEx, Other                                 $0                                              $0
     12          RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     13             RE Tax, Insurance, CapEx                                     $0                                              $0
     14                   TI/LC, Other                                           $0                                         $24,616
     15             RE Tax, Insurance, CapEx                                     $0                                              $0

     16                                                                      $6,018                                          $6,018
     17                                                                      $6,048                                          $6,048
     18                                                                      $4,056                                          $4,056
     19                                                                      $4,196                                          $4,196
     20                                                                      $4,161                                          $4,161
     21                                                                      $3,064                                          $3,064
     22                                                                      $3,248                                          $3,248
     23                                                                      $3,184                                          $3,184
     24                                                                      $3,433                                          $3,433
     25                                                                      $2,893                                          $2,893
     26             RE Tax, Insurance, CapEx                                     $0                                              $0
     27                                                                          $0                              4% of Gross Income
     28          RE Tax, Insurance, CapEx, Other                                 $0                                              $0
     29             RE Tax, Insurance, CapEx                                     $0                                              $0
     30                 RE Tax, Insurance                                        $0                                              $0
     31                                                                          $0                                              $0
     32                                                                          $0                                          $1,025
     33                                                                      $1,439                                          $1,439
     34                 RE Tax, Insurance                                        $0                                              $0
     35                       TI/LC                                              $0                                              $0
     36          RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     37                                                                      $1,721                                          $1,721
     38          RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     39                 Insurance, TI/LC                                         $0                                          $3,155

     40                 RE Tax, Insurance                                        $0                                            $926
     41                 RE Tax, Insurance                                        $0                                            $249
     42                     Insurance                                            $0                                              $0

     43      RE Tax, Insurance, CapEx, TI/LC, Other                              $0                                              $0
     44      RE Tax, Insurance, CapEx, TI/LC, Other                              $0                                              $0
     45      RE Tax, Insurance, CapEx, TI/LC, Other                              $0                                              $0
     46      RE Tax, Insurance, CapEx, TI/LC, Other                              $0                                              $0
     47      RE Tax, Insurance, CapEx, TI/LC, Other                              $0                                              $0

     48                                                                     $24,688                                          $1,910
     49                                                                      $1,250                                            $875
     50                                                                      $1,250                                            $995
     51                                                                      $1,423                                            $765
     52                                                                          $0                                          $2,972
     53                       Other                                              $0                                              $0
     54                     Insurance                                            $0                                         $12,330
     55                   TI/LC, Other                                           $0                                          $1,757
     56                                                                      $1,237                                          $1,237
     57                                                                          $0                                              $0
     58             RE Tax, Insurance, Other                                     $0                                              $0
     59                                                                          $0                                          $3,583
     60             RE Tax, Insurance, CapEx                                     $0                                              $0
     61             RE Tax, Insurance, Other                               $145,047                                            $889
     62                       TI/LC                                              $0                                              $0
     63                       Other                                              $0                                              $0
     64                                                                          $0                                          $2,125

     65             RE Tax, Insurance, CapEx                                     $0                                              $0
     66             RE Tax, Insurance, CapEx                                     $0                                              $0
     67             RE Tax, Insurance, CapEx                                     $0                                              $0
     68             RE Tax, Insurance, CapEx                                     $0                                              $0
     69             RE Tax, Insurance, CapEx                                     $0                                              $0
     70             RE Tax, Insurance, CapEx                                     $0                                              $0
     71             RE Tax, Insurance, CapEx                                     $0                                              $0
     72             RE Tax, Insurance, CapEx                                     $0                                              $0
     73             RE Tax, Insurance, CapEx                                     $0                                              $0
     74                 RE Tax, Insurance                                        $0                                              $0
     75                     Insurance                                            $0                                          $9,100
     76                 RE Tax, Insurance                                        $0                                              $0
     77             RE Tax, Insurance, CapEx                                     $0                                              $0
     78                                                                          $0                                          $1,728
     79             RE Tax, Insurance, CapEx                                     $0                                              $0
     80          RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     81               TI/LC, Environmental                               $2,186,000                                              $0
     82             RE Tax, Insurance, CapEx                                     $0                                              $0
     83             RE Tax, Insurance, CapEx                                     $0                                              $0
     84                                                                      $1,284                                          $1,284
     85                 RE Tax, Insurance                                        $0                                              $0
     86                 Insurance, CapEx                                         $0                                              $0
     87                                                                    $111,431                                          $1,805
     88                     Insurance                                            $0                                         $12,257
     89                     Insurance                                        $1,224                                          $1,224
     90             RE Tax, Insurance, TI/LC                                     $0                                              $0
     91                                                                          $0                                          $8,508
     92                                                                          $0                                            $862
     93                                                                          $0                                              $0
     94                       TI/LC                                              $0                                              $0
     95                                                                          $0                                              $0
     96                                                                          $0                                            $817
     97             RE Tax, Insurance, CapEx                                     $0                                              $0
     98                                                                          $0                                            $500
     99                                                                          $0                                              $0
     100                                                                     $1,213                                          $1,213
     101                  Environmental                                          $0                                          $3,500
     102                RE Tax, Insurance                                        $0                                            $929
     103                    Insurance                                            $0                                          $3,417
     104                      TI/LC                                              $0                                            $533
     105                                                                         $0                                              $0
     106                                                                         $0                                              $0

     107                RE Tax, Insurance                                        $0                                              $0
     108                RE Tax, Insurance                                        $0                                              $0
     109                RE Tax, Insurance                                        $0                                              $0
     110                RE Tax, Insurance                                        $0                                              $0
     111                RE Tax, Insurance                                        $0                                              $0
     112                RE Tax, Insurance                                        $0                                              $0
     113                RE Tax, Insurance                                        $0                                              $0
     114                RE Tax, Insurance                                        $0                                              $0
     115                RE Tax, Insurance                                        $0                                              $0
     116                RE Tax, Insurance                                        $0                                              $0
     117                                                                         $0                                              $0
     118                RE Tax, Insurance                                        $0                                            $234
     119                RE Tax, Insurance                                        $0                                            $121
     120                RE Tax, Insurance                                        $0                                            $125
     121                                                                         $0                                              $0
     122                      TI/LC                                              $0                                            $477
     123                Insurance, Other                                         $0                                            $519

     124                RE Tax, Insurance                                        $0                                              $0
     125                RE Tax, Insurance                                        $0                                              $0
     126                RE Tax, Insurance                                        $0                                              $0
     127                RE Tax, Insurance                                        $0                                              $0
     128                RE Tax, Insurance                                        $0                                              $0
     129                RE Tax, Insurance                                        $0                                              $0
     130                RE Tax, Insurance                                        $0                                              $0
     131                RE Tax, Insurance                                        $0                                              $0
     132                RE Tax, Insurance                                        $0                                              $0
     133                RE Tax, Insurance                                        $0                                              $0
     134                    Insurance                                        $1,003                                          $1,003
     135                                                                         $0                                            $167
     136                      TI/LC                                              $0                                              $0
     137                                                                         $0                                              $0

     138                RE Tax, Insurance                                        $0                                              $0
     139            RE Tax, Insurance, CapEx                                     $0                                              $0
     140             Insurance, CapEx, TI/LC                                     $0                                              $0
     141            RE Tax, Insurance, TI/LC                                     $0                                            $126
     142            RE Tax, Insurance, TI/LC                                     $0                                            $133
     143                                                                   $150,000                                              $0
     144            RE Tax, Insurance, CapEx                                     $0                                              $0
     145                                                                         $0                                              $0
     146                      TI/LC                                          $1,797                                          $1,797
     147            RE Tax, Insurance, CapEx                                     $0                                              $0
     148                                                                         $0                                            $375
     149                      TI/LC                                              $0                                              $0
     150                RE Tax, Insurance                                        $0                                              $0
     151                      CapEx                                              $0                                              $0
     152                                                                         $0                                          $2,816
     153                                                                         $0                                              $0
     154            RE Tax, Insurance, TI/LC                                     $0                                            $126
     155                Insurance, CapEx                                         $0                                              $0
     156                      TI/LC                                              $0                                              $0
     157            RE Tax, Insurance, CapEx                                     $0                                              $0
     158                      CapEx                                              $0                                            $481
     159            RE Tax, Insurance, TI/LC                                   $801                                            $801
     160            RE Tax, Insurance, CapEx                                     $0                                              $0
     161            RE Tax, Insurance, TI/LC                                     $0                                            $133
     162            RE Tax, Insurance, TI/LC                                     $0                                            $116
     163         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     164                                                                         $0                                              $0
     165                  RE Tax, CapEx                                     $27,000                                          $2,250
     166                      TI/LC                                              $0                                              $0
     167                                                                         $0                                              $0
     168            RE Tax, Insurance, CapEx                                 $4,000                                              $0
     169                RE Tax, Insurance                                        $0                                              $0
     170                                                                         $0                                              $0
     171                  Environmental                                          $0                                              $0
     172                      TI/LC                                              $0                                              $0
     173            RE Tax, Insurance, CapEx                                     $0                                              $0
     174                      Other                                              $0                                              $0
     175                                                                         $0                                              $0
     176                                                                         $0                                          $2,937
     177                                                                         $0                                              $0
     178                                                                         $0                                              $0
     179            RE Tax, Insurance, TI/LC                                     $0                                              $0
     180            RE Tax, Insurance, CapEx                                     $0                                              $0
     181                                                                         $0                                            $801

     182         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     183         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     184         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     185         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     186         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     187                                                                         $0                                            $230
     188                      TI/LC                                              $0                                              $0
     189                                                                         $0                                              $0
     190                                                                         $0                                              $0
     191                RE Tax, Insurance                                        $0                                              $0
     192            RE Tax, Insurance, CapEx                                     $0                                              $0

     193                                                                         $0                                              $0
     194                                                                         $0                                              $0
     195                                                                         $0                                            $347
     196            RE Tax, Insurance, TI/LC                                     $0                                              $0
     197                      TI/LC                                              $0                                              $0
     198                                                                         $0                                            $891
     199         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     200            RE Tax, Insurance, CapEx                                     $0                                              $0
     201                                                                         $0                                              $0
     202                      Other                                              $0                                              $0
     203                  RE Tax, Other                                        $543                                            $543

     204         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     205         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     206         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     207         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     208                     RE Tax                                            $173                                            $173
     209            RE Tax, Insurance, CapEx                                     $0                                              $0
     210                                                                         $0                                              $0
     211                                                                         $0                                              $0
     212                                                                         $0                                              $0
     213            RE Tax, Insurance, CapEx                                     $0                                              $0
     214                                                                         $0                                              $0
     215                RE Tax, Insurance                                        $0                                          $2,184
     216                                                                         $0                                              $0
     217            RE Tax, Insurance, CapEx                                     $0                                              $0
     218                                                                         $0                                              $0
     219                                                                         $0                                              $0

     220         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     221         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     222         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     223         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     224                RE Tax, Insurance                                        $0                                             $97
     225                      TI/LC                                              $0                                              $0
     226                                                                         $0                                            $214
     227                                                                         $0                                              $0
     228                                                                   $150,000                                          $2,275
     229                                                                         $0                                          $1,500
     230                                                                         $0                                              $0
     231                                                                         $0                                              $0
     232                                                                         $0                                          $1,317
     233            RE Tax, Insurance, TI/LC                                     $0                                              $0
     234                      TI/LC                                              $0                                              $0
     235                                                                         $0                                            $500
     236                                                                         $0                                              $0
     237            RE Tax, Insurance, TI/LC                                $40,000                                              $0
     238                                                                         $0                                              $0

     239         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     240         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     241         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     242         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     243                                                                         $0                                              $0
     244                      TI/LC                                              $0                                            $500
     245                      TI/LC                                              $0                                              $0
     246                      TI/LC                                              $0                                              $0
     247                                                                         $0                                              $0
     248                                                                       $939                                            $939
     249                      TI/LC                                              $0                                              $0
     250         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     251         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     252                RE Tax, Insurance                                        $0                                              $0
     253            RE Tax, Insurance, CapEx                                     $0                                              $0

     254         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     255         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     256         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     257                RE Tax, Insurance                                        $0                                              $0
     258                RE Tax, Insurance                                        $0                                              $0
     259         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     260                      TI/LC                                              $0                                            $650
     261                                                                         $0                                              $0
     262                      TI/LC                                              $0                                            $110
     263                Insurance, CapEx                                         $0                                              $0
     264                Insurance, CapEx                                         $0                                              $0
     265                RE Tax, Insurance                                        $0                                              $0
     266         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     267                      TI/LC                                              $0                                            $656
     268                RE Tax, Insurance                                        $0                                          $1,875
     269                                                                         $0                                            $592
     270                      TI/LC                                              $0                                            $750
     271                      TI/LC                                              $0                                              $0

     272                                                                         $0                                            $395
     273                                                                         $0                                            $111
     274                                                                         $0                                             $86
     275            RE Tax, Insurance, TI/LC                                     $0                                              $0
     276                RE Tax, Insurance                                        $0                                          $1,458
     277                RE Tax, Insurance                                        $0                                              $0
     278                      TI/LC                                              $0                                            $217
     279              RE Tax, TI/LC, Other                                   $2,500                                              $0
     280                      CapEx                                              $0                                              $0
     281                RE Tax, Insurance                                        $0                                          $1,050
     282                      TI/LC                                              $0                                              $0
     283                      TI/LC                                              $0                                              $0
     284         RE Tax, Insurance, CapEx, TI/LC                                 $0                                              $0
     285                      TI/LC                                              $0                                              $0

                                                                         $3,829,607                                        $185,741

----------------------------------------------------------------------------------------------------------------------
  MORTGAGE        CURRENT CAPITAL EXPENDITURE                                                           INITIAL TI/LC
  LOAN NO.                  ESCROW BALANCE(19)                                                  ESCROW REQUIREMENT(20)
----------------------------------------------------------------------------------------------------------------------

      1                                    $0                                                                      $0
      2                                    $0                                                                      $0
      3                                    $0                                                                      $0
      4                                    $0                                                              $4,500,000
      5                                    $0                                                                      $0
      6                                    $0                                                                 $36,362

      7                                    $0                                                                      $0
      8                                    $0                                                                      $0
      9                                    $0                                                                      $0
     10                                    $0                                                                      $0
     11                                    $0                                                              $5,000,000
     12                                    $0                                                                      $0
     13                                    $0                                                                      $0
     14                                    $0                                                                      $0
     15                                    $0                                                                      $0

     16                                    $0                                                                      $0
     17                                    $0                                                                      $0
     18                                    $0                                                                      $0
     19                                    $0                                                                      $0
     20                                    $0                                                                      $0
     21                                    $0                                                                      $0
     22                                    $0                                                                      $0
     23                                    $0                                                                      $0
     24                                    $0                                                                      $0
     25                                    $0                                                                      $0
     26                                    $0                                                                      $0
     27                                    $0                                                                      $0
     28                                    $0                                                  $2,500,000 in 3 stages
     29                                    $0                                                                      $0
     30                                    $0                                                                      $0
     31                                    $0                                                                      $0
     32                                    $0                                                                      $0
     33                                $2,878                                                              $4,000,000
     34                                    $0                                                                      $0
     35                                    $0                                                                      $0
     36                                    $0                                                                      $0
     37                                    $0                                                                      $0
     38                                    $0                                                              $3,500,000
     39                                    $0                                                                      $0

     40                                    $0                                                                      $0
     41                                    $0                                                                      $0
     42                                    $0                                                                      $0

     43                                    $0                                                                      $0
     44                                    $0                                                                      $0
     45                                    $0                                                                      $0
     46                                    $0                                                                      $0
     47                                    $0                                                                      $0

     48                               $24,688                                                                      $0
     49                                $1,423                                                                      $0
     50                                $1,250                                                                      $0
     51                                $1,250                                                                      $0
     52                                    $0                                                                 $50,000
     53                                    $0                                                                      $0
     54                                    $0                                                                      $0
     55                                    $0                                                                      $0
     56                                $3,711                                                                      $0
     57                                    $0                                                                      $0
     58                                    $0                                                                      $0
     59                                    $0                                                                      $0
     60                                    $0                                                                      $0
     61                              $145,047                                                                      $0
     62                                    $0                                                                      $0
     63                                    $0                                                                      $0
     64                                    $0                                                                      $0

     65                                    $0                                                                      $0
     66                                    $0                                                                      $0
     67                                    $0                                                                      $0
     68                                    $0                                                                      $0
     69                                    $0                                                                      $0
     70                                    $0                                                                      $0
     71                                    $0                                                                      $0
     72                                    $0                                                                      $0
     73                                    $0                                                                      $0
     74                                    $0                                                                      $0
     75                                    $0                                                                      $0
     76                                    $0                                                                      $0
     77                                    $0                                                                      $0
     78                                $3,459                                                                      $0
     79                                    $0                                                                      $0
     80                                    $0                                                                      $0
     81                            $2,186,000                                                                      $0
     82                                    $0                                                                      $0
     83                                    $0                                                                      $0
     84                                    $0                                                                  $4,167
     85                                    $0                                                                      $0
     86                                    $0                                                                      $0
     87                              $111,431                                                                      $0
     88                                    $0                                                                      $0
     89                                    $0                                                                  $5,000
     90                                    $0                                                                      $0
     91                                    $0                                                                      $0
     92                                    $0                                                                      $0
     93                                    $0                                                                      $0
     94                                    $0                                                                      $0
     95                                    $0                                                                      $0
     96                                  $817                                                                      $0
     97                                    $0                                                                      $0
     98                                  $500                                                                      $0
     99                                    $0                                                                      $0
     100                               $3,640                                                                  $8,089
     101                                   $0                                                                      $0
     102                                   $0                                                                      $0
     103                               $3,417                                                                      $0
     104                                   $0                                                                  $1,719
     105                                   $0                                                                      $0
     106                                   $0                                                                      $0

     107                                   $0                                                                      $0
     108                                   $0                                                                      $0
     109                                   $0                                                                      $0
     110                                   $0                                                                      $0
     111                                   $0                                                                      $0
     112                                   $0                                                                      $0
     113                                   $0                                                                      $0
     114                                   $0                                                                      $0
     115                                   $0                                                                      $0
     116                                   $0                                                                      $0
     117                                   $0                                                                      $0
     118                                 $234                                                                      $0
     119                                 $121                                                                      $0
     120                                 $125                                                                      $0
     121                                   $0                                                                      $0
     122                                   $0                                                                      $0
     123                                   $0                                                                      $0

     124                                   $0                                                                      $0
     125                                   $0                                                                      $0
     126                                   $0                                                                      $0
     127                                   $0                                                                      $0
     128                                   $0                                                                      $0
     129                                   $0                                                                      $0
     130                                   $0                                                                      $0
     131                                   $0                                                                      $0
     132                                   $0                                                                      $0
     133                                   $0                                                                      $0
     134                               $2,005                                                                      $0
     135                                   $0                                                                      $0
     136                                   $0                                                                      $0
     137                                   $0                                                                $500,000

     138                                   $0                                                                      $0
     139                                   $0                                                                      $0
     140                                   $0                                                                      $0
     141                                 $126                                                                      $0
     142                                 $133                                                                      $0
     143                                   $0                                                                $200,000
     144                                   $0                                                                      $0
     145                                   $0                                                                $303,000
     146                               $3,595                                                                      $0
     147                                   $0                                                                      $0
     148                                   $0                                                                      $0
     149                                   $0                                                                      $0
     150                                   $0                                                                      $0
     151                                   $0                                                                      $0
     152                                   $0                                                                      $0
     153                                   $0                                                                      $0
     154                                 $126                                                                      $0
     155                                   $0                                                                      $0
     156                                   $0                                                                $200,000
     157                                   $0                                                                      $0
     158                                 $481                                                                      $0
     159                                   $0                                                                      $0
     160                                   $0                                                                      $0
     161                                 $133                                                                      $0
     162                                 $116                                                                      $0
     163                                   $0                                                                      $0
     164                                   $0                                                                      $0
     165                              $27,000                                                                      $0
     166                                   $0                                                                      $0
     167                                   $0                                                                      $0
     168                               $4,000                                                                      $0
     169                                   $0                                                                      $0
     170                                   $0                                                                      $0
     171                                   $0                                                                      $0
     172                                   $0                                                                $100,000
     173                                   $0                                                                      $0
     174                                   $0                                                                      $0
     175                                   $0                                                                      $0
     176                               $2,937                                                                      $0
     177                                   $0                                                                      $0
     178                                   $0                                                                      $0
     179                                   $0                                                                      $0
     180                                   $0                                                                      $0
     181                                   $0                                                                      $0

     182                                   $0                                                                      $0
     183                                   $0                                                                      $0
     184                                   $0                                                                      $0
     185                                   $0                                                                      $0
     186                                   $0                                                                      $0
     187                                 $230                                                                 $60,000
     188                                   $0                                                                      $0
     189                                   $0                                                                      $0
     190                                   $0                                                                      $0
     191                                   $0                                                                      $0
     192                                   $0                                                                      $0

     193                                   $0                                                                      $0
     194                                   $0                                                                      $0
     195                                   $0                                                                      $0
     196                                   $0                                                                      $0
     197                                   $0                                                                      $0
     198                                 $891                                                                      $0
     199                                   $0                                                                      $0
     200                                   $0                                                                      $0
     201                                   $0                                                                $154,920
     202                                   $0                                                                      $0
     203                               $6,516                                                                      $0

     204                                   $0                                                                      $0
     205                                   $0                                                                      $0
     206                                   $0                                                                      $0
     207                                   $0                                                                      $0
     208                                 $518                                                                      $0
     209                                   $0                                                                      $0
     210                                   $0                                                                      $0
     211                                   $0                                                                      $0
     212                                   $0                                                                      $0
     213                                   $0                                                                      $0
     214                                   $0                                                                      $0
     215                                   $0                                                                      $0
     216                                   $0                                                                      $0
     217                                   $0                                                                      $0
     218                                   $0                                                                      $0
     219                                   $0                                                                      $0

     220                                   $0                                                                      $0
     221                                   $0                                                                      $0
     222                                   $0                                                                      $0
     223                                   $0                                                                      $0
     224                                 $194                                                                      $0
     225                                   $0                                                                      $0
     226                                   $0                                                                      $0
     227                                   $0                                                                      $0
     228                             $124,550                                                                      $0
     229                               $3,001                                                                      $0
     230                                   $0                                                                      $0
     231                                   $0                                                                      $0
     232                               $1,317                                                                      $0
     233                                   $0                                                                      $0
     234                                   $0                                                                      $0
     235                                   $0                                                                      $0
     236                                   $0                                                                      $0
     237                              $40,000                                                                      $0
     238                                   $0                                                                      $0

     239                                   $0                                                                      $0
     240                                   $0                                                                      $0
     241                                   $0                                                                      $0
     242                                   $0                                                                      $0
     243                                   $0                                                                      $0
     244                                   $0                                                                      $0
     245                                   $0                                                                      $0
     246                                   $0                                                                      $0
     247                                   $0                                                                      $0
     248                               $2,818                                                                  $2,083
     249                                   $0                                                                      $0
     250                                   $0                                                                      $0
     251                                   $0                                                                      $0
     252                                   $0                                                                      $0
     253                                   $0                                                                      $0

     254                                   $0                                                                      $0
     255                                   $0                                                                      $0
     256                                   $0                                                                      $0
     257                                   $0                                                                      $0
     258                                   $0                                                                      $0
     259                                   $0                                                                      $0
     260                                   $0                                                                      $0
     261                                   $0                                                                      $0
     262                                   $0                                                                      $0
     263                                   $0                                                                      $0
     264                                   $0                                                                      $0
     265                                   $0                                                                      $0
     266                                   $0                                                                      $0
     267                                 $656                                                                      $0
     268                                   $0                                                                      $0
     269                                   $0                                                                      $0
     270                                   $0                                                                      $0
     271                                   $0                                                                      $0

     272                                 $791                                                                      $0
     273                                 $221                                                                      $0
     274                                 $172                                                                      $0
     275                                   $0                                                                      $0
     276                               $2,920                                                                      $0
     277                                   $0                                                                      $0
     278                                   $0                                                                      $0
     279                               $2,500                                                                      $0
     280                                   $0                                                                      $0
     281                               $2,103                                                                      $0
     282                                   $0                                                                      $0
     283                                   $0                                                                      $0
     284                                   $0                                                                      $0
     285                                   $0                                                                      $0

                                   $2,720,037                                                             $18,625,340

----------------------------------------------------------------------------------------------------------------------
  MORTGAGE                     MONTHLY TI/LC         CURRENT TI/LC  ENVIRONMENTAL        INTEREST
  LOAN NO.             ESCROW REQUIREMENT(21)    ESCROW BALANCE(22)   INSURANCE       ACCRUAL METHOD   SEASONING(23)
----------------------------------------------------------------------------------------------------------------------

      1                                   $0                    $0        No            Actual/360           3
      2                                   $0                    $0        No              30/360             0
      3                                   $0                    $0        No            Actual/360           1
      4                                   $0            $4,500,000        No            Actual/360           0
      5                                   $0                    $0        No              30/360             0
      6                              $36,362                    $0        No            Actual/360           2

      7                                   $0                    $0        No            Actual/360           2
      8                                   $0                    $0        No            Actual/360           2
      9                                   $0                    $0        No            Actual/360           2
     10                                   $0                    $0        No            Actual/360           2
     11        Must maintain initial balance            $5,000,000        No            Actual/360           3
     12                                   $0                    $0        No            Actual/360           6
     13                                   $0                    $0        No              30/360             0
     14                              $59,167                    $0        No            Actual/360           0
     15                                   $0                    $0        No            Actual/360           2

     16                                   $0                    $0        No            Actual/360           2
     17                                   $0                    $0        No            Actual/360           2
     18                                   $0                    $0        No            Actual/360           2
     19                                   $0                    $0        No            Actual/360           2
     20                                   $0                    $0        No            Actual/360           2
     21                                   $0                    $0        No            Actual/360           2
     22                                   $0                    $0        No            Actual/360           2
     23                                   $0                    $0        No            Actual/360           2
     24                                   $0                    $0        No            Actual/360           2
     25                                   $0                    $0        No            Actual/360           2
     26                                   $0                    $0        No              30/360             3
     27                                   $0                    $0        No            Actual/360           5
     28                                   $0                    $0        No            Actual/360           2
     29                                   $0                    $0        No            Actual/360           1
     30                                   $0                    $0        No            Actual/360           2
     31                                   $0                    $0        No            Actual/360           1
     32                                   $0                    $0 Yes - Individual     Actual/360           0
     33                                   $0            $4,004,188        No            Actual/360           2
     34                                   $0                    $0        No            Actual/360           2
     35                                   $0                    $0        No            Actual/360           1
     36                                   $0                    $0        No            Actual/360           1
     37                                   $0                    $0        No            Actual/360           0
     38        Must maintain initial balance            $3,500,000        No            Actual/360           2
     39                                   $0                    $0        No            Actual/360           1

     40                               $5,136                    $0        No            Actual/360           1
     41                                 $930                    $0        No            Actual/360           1
     42                               $6,000                $6,000        No            Actual/360           2

     43                                   $0                    $0        No            Actual/360           4
     44                                   $0                    $0        No            Actual/360           4
     45                                   $0                    $0        No            Actual/360           4
     46                                   $0                    $0        No            Actual/360           4
     47                                   $0                    $0        No            Actual/360           4

     48                                   $0                    $0        No            Actual/360           0
     49                                   $0                    $0        No            Actual/360           0
     50                                   $0                    $0        No            Actual/360           0
     51                                   $0                    $0        No            Actual/360           0
     52                               $4,793               $50,000        No            Actual/360           0
     53                                   $0                    $0        No              30/360             1
     54                                   $0                    $0        No            Actual/360           1
     55                                   $0                    $0        No            Actual/360           1
     56                                   $0                    $0        No            Actual/360           3
     57                                   $0                    $0        No            Actual/360           0
     58                                   $0                    $0        No            Actual/360           2
     59                                   $0                    $0        No            Actual/360           1
     60                                   $0                    $0        No            Actual/360           2
     61                               $4,167                    $0        No            Actual/360           1
     62                                   $0                    $0        No            Actual/360           0
     63                                   $0                    $0        No            Actual/360           0
     64                                   $0                    $0        No            Actual/360           0

     65                                   $0                    $0        No            Actual/360           3
     66                                   $0                    $0        No            Actual/360           3
     67                                   $0                    $0        No            Actual/360           3
     68                                   $0                    $0        No            Actual/360           3
     69                                   $0                    $0        No            Actual/360           3
     70                                   $0                    $0        No            Actual/360           3
     71                                   $0                    $0        No            Actual/360           3
     72                                   $0                    $0        No            Actual/360           3
     73                                   $0                    $0        No            Actual/360           3
     74                                   $0                    $0        No            Actual/360           0
     75                                   $0                    $0        No            Actual/360           1
     76                                   $0                    $0        No            Actual/360           1
     77                                   $0                    $0        No            Actual/360           2
     78                               $2,083                $4,170        No            Actual/360           4
     79                                   $0                    $0        No            Actual/360           3
     80                               $1,431                    $0        No            Actual/360           1
     81                                   $0                    $0        No            Actual/360           2
     82                                   $0                    $0        No            Actual/360           5
     83                                   $0                    $0        No            Actual/360           0
     84                               $4,167                    $0        No            Actual/360           0
     85                                   $0                    $0        No            Actual/360           3
     86                                   $0                    $0        No            Actual/360           0
     87                                   $0                    $0        No            Actual/360           0
     88                                   $0                    $0        No            Actual/360           1
     89                               $5,000                    $0        No            Actual/360           0
     90                                   $0                    $0        No            Actual/360           3
     91                                   $0                    $0        No            Actual/360           1
     92                               $5,000                    $0        No            Actual/360           0
     93                                   $0                    $0        No            Actual/360           3
     94                                   $0                    $0        No            Actual/360           2
     95                                   $0                    $0        No            Actual/360           3
     96                                   $0                    $0        No            Actual/360           2
     97                                   $0                    $0        No            Actual/360           3
     98                                   $0                    $0 Yes - Individual     Actual/360           3
     99                                   $0                    $0        No            Actual/360           0
     100                              $8,089               $24,266        No            Actual/360           3
     101                                  $0                    $0        No            Actual/360           0
     102                              $6,100                    $0        No            Actual/360           0
     103                                  $0                    $0        No            Actual/360           3
     104                              $1,719                $1,719        No            Actual/360           0
     105                                  $0                    $0        No            Actual/360           0
     106                                  $0                    $0        No              30/360             2

     107                                  $0                    $0        No            Actual/360           12
     108                                  $0                    $0        No            Actual/360           12
     109                                  $0                    $0        No            Actual/360           12
     110                                  $0                    $0        No            Actual/360           12
     111                                  $0                    $0        No            Actual/360           12
     112                                  $0                    $0        No            Actual/360           12
     113                                  $0                    $0        No            Actual/360           12
     114                                  $0                    $0        No            Actual/360           12
     115                                  $0                    $0        No            Actual/360           12
     116                                  $0                    $0        No            Actual/360           12
     117                                  $0                    $0        No            Actual/360           1
     118                                $780                  $780        No            Actual/360           3
     119                                $402                  $402        No            Actual/360           3
     120                                $417                  $417        No            Actual/360           3
     121                                  $0                    $0        No            Actual/360           0
     122                              $1,667                    $0        No            Actual/360           2
     123                              $2,297                    $0        No            Actual/360           1

     124                                  $0                    $0        No            Actual/360           12
     125                                  $0                    $0        No            Actual/360           12
     126                                  $0                    $0        No            Actual/360           12
     127                                  $0                    $0        No            Actual/360           12
     128                                  $0                    $0        No            Actual/360           12
     129                                  $0                    $0        No            Actual/360           12
     130                                  $0                    $0        No            Actual/360           12
     131                                  $0                    $0        No            Actual/360           12
     132                                  $0                    $0        No            Actual/360           12
     133                                  $0                    $0        No            Actual/360           12
     134                                  $0                    $0        No            Actual/360           2
     135                              $1,528                    $0        No            Actual/360           1
     136                                  $0                    $0        No            Actual/360           1
     137                                  $0                    $0        No            Actual/360           2

     138                                  $0                    $0        No            Actual/360           4
     139                                  $0                    $0        No            Actual/360           4
     140                                  $0                    $0        No            Actual/360           1
     141                                  $0                    $0        No            Actual/360           2
     142                                  $0                    $0        No            Actual/360           2
     143                                  $0                    $0        No            Actual/360           0
     144                                  $0                    $0        No            Actual/360           3
     145                              $2,908               $95,695        No            Actual/360           8
     146                                  $0                    $0        No            Actual/360           2
     147                                  $0                    $0        No            Actual/360           2
     148                              $1,980                    $0        No            Actual/360           1
     149                                  $0                    $0        No            Actual/360           0
     150                                  $0                    $0        No            Actual/360           1
     151                                  $0                    $0        No            Actual/360           1
     152                                  $0                    $0   Yes - Group        Actual/360           1
     153                                  $0                    $0        No            Actual/360           2
     154                                  $0                    $0        No            Actual/360           2
     155                                  $0                    $0        No            Actual/360           1
     156                                  $0              $200,234   Yes - Group        Actual/360           3
     157                                  $0                    $0        No            Actual/360           3
     158                              $3,817                $3,817   Yes - Group        Actual/360           2
     159                                  $0                    $0        No            Actual/360           3
     160                                  $0                    $0        No            Actual/360           3
     161                                  $0                    $0   Yes - Group        Actual/360           2
     162                                  $0                    $0        No            Actual/360           2
     163                                  $0                    $0   Yes - Group        Actual/360           0
     164                                  $0                    $0        No            Actual/360           1
     165                                  $0                    $0        No            Actual/360           2
     166                                  $0                    $0   Yes - Group        Actual/360           3
     167                              $2,782                $5,565   Yes - Group        Actual/360           3
     168                                  $0                    $0        No            Actual/360           1
     169                                  $0                    $0   Yes - Group        Actual/360           1
     170                                  $0                    $0        No            Actual/360           1
     171                                  $0                    $0        No            Actual/360           1
     172                              $1,268              $102,657        No            Actual/360           3
     173                                  $0                    $0        No              30/360             4
     174                                  $0                    $0        No            Actual/360           2
     175                                  $0                    $0        No            Actual/360           1
     176                                  $0                    $0   Yes - Group        Actual/360           2
     177                                  $0                    $0   Yes - Group        Actual/360           2
     178                                  $0                    $0        No            Actual/360           4
     179                                  $0                    $0   Yes - Group        Actual/360           3
     180                                  $0                    $0        No            Actual/360           3
     181                                  $0                    $0   Yes - Group        Actual/360           1

     182                                  $0                    $0   Yes - Group        Actual/360           1
     183                                  $0                    $0   Yes - Group        Actual/360           1
     184                                  $0                    $0   Yes - Group        Actual/360           1
     185                                  $0                    $0   Yes - Group        Actual/360           1
     186                                  $0                    $0   Yes - Group        Actual/360           1
     187                                  $0               $60,055   Yes - Group        Actual/360           2
     188                                  $0                    $0        No            Actual/360           0
     189                                  $0                    $0        No            Actual/360           1
     190                                  $0                    $0   Yes - Group        Actual/360           2
     191                                  $0                    $0   Yes - Group        Actual/360           2
     192                                  $0                    $0        No            Actual/360           2

     193                                  $0                    $0        No            Actual/360           2
     194                                  $0                    $0        No            Actual/360           2
     195                              $1,155                    $0        No            Actual/360           1
     196                                  $0                    $0   Yes - Group        Actual/360           2
     197                              $3,394                $3,394   Yes - Group        Actual/360           2
     198                                  $0                    $0   Yes - Group        Actual/360           2
     199                                  $0                    $0        No            Actual/360           2
     200                                  $0                    $0   Yes - Group        Actual/360           1
     201                                  $0              $155,024        No            Actual/360           2
     202                                  $0                    $0        No              30/360             4
     203                                  $0                    $0        No            Actual/360           12

     204                                  $0                    $0   Yes - Group        Actual/360           1
     205                                  $0                    $0   Yes - Group        Actual/360           1
     206                                  $0                    $0   Yes - Group        Actual/360           1
     207                                  $0                    $0   Yes - Group        Actual/360           1
     208                                  $0                    $0        No            Actual/360           3
     209                                  $0                    $0        No              30/360             2
     210                                  $0                    $0        No              30/360             2
     211                                  $0                    $0        No            Actual/360           4
     212                                  $0                    $0   Yes - Group        Actual/360           1
     213                                  $0                    $0   Yes - Group        Actual/360           1
     214                                  $0                    $0        No            Actual/360           1
     215                                  $0                    $0        No            Actual/360           3
     216                                  $0                    $0        No            Actual/360           1
     217                                  $0                    $0        No            Actual/360           0
     218                                  $0                    $0        No              30/360             1
     219                                  $0                    $0   Yes - Group        Actual/360           2

     220                                  $0                    $0   Yes - Group        Actual/360           1
     221                                  $0                    $0   Yes - Group        Actual/360           1
     222                                  $0                    $0   Yes - Group        Actual/360           1
     223                                  $0                    $0   Yes - Group        Actual/360           1
     224                              $1,250                $2,500        No            Actual/360           4
     225                                  $0                    $0        No            Actual/360           0
     226                              $1,161                    $0   Yes - Group        Actual/360           1
     227                                  $0                    $0        No            Actual/360           2
     228                                  $0                    $0   Yes - Group        Actual/360           3
     229                                  $0                    $0   Yes - Group        Actual/360           3
     230                                  $0                    $0   Yes - Group        Actual/360           1
     231                                  $0                    $0        No            Actual/360           1
     232                                  $0                    $0   Yes - Group        Actual/360           3
     233                                  $0                    $0   Yes - Group        Actual/360           3
     234                                  $0                    $0   Yes - Group        Actual/360           1
     235                                  $0                    $0   Yes - Group        Actual/360           1
     236                                  $0                    $0   Yes - Group        Actual/360           1
     237                                  $0                    $0        No            Actual/360           1
     238                                  $0                    $0   Yes - Group        Actual/360           2

     239                                  $0                    $0   Yes - Group        Actual/360           3
     240                                  $0                    $0   Yes - Group        Actual/360           3
     241                                  $0                    $0   Yes - Group        Actual/360           3
     242                                  $0                    $0        No            Actual/360           2
     243                                  $0                    $0   Yes - Group        Actual/360           2
     244                                  $0                    $0        No            Actual/360           1
     245                                  $0                    $0   Yes - Group        Actual/360           2
     246                                  $0                    $0        No            Actual/360           2
     247                                  $0                    $0        No            Actual/360           1
     248                              $2,083                $6,265        No              30/360             3
     249                                  $0                    $0        No            Actual/360           1
     250                                  $0                    $0        No            Actual/360           2
     251                                  $0                    $0        No            Actual/360           2
     252                                  $0                    $0        No            Actual/360           4
     253                                  $0                    $0   Yes - Group        Actual/360           1

     254                                  $0                    $0   Yes - Group        Actual/360           1
     255                                  $0                    $0   Yes - Group        Actual/360           1
     256                                  $0                    $0   Yes - Group        Actual/360           1
     257                                  $0                    $0   Yes - Group        Actual/360           2
     258                                  $0                    $0        No            Actual/360           2
     259                                  $0                    $0        No            Actual/360           2
     260                              $2,838                    $0   Yes - Group        Actual/360           1
     261                                  $0                    $0        No            Actual/360           1
     262                                  $0                    $0        No            Actual/360           1
     263                                  $0                    $0        No            Actual/360           1
     264                                  $0                    $0        No            Actual/360           1
     265                                  $0                    $0        No            Actual/360           3
     266                                  $0                    $0        No            Actual/360           2
     267                                $477                  $477   Yes - Group        Actual/360           2
     268                                  $0                    $0        No            Actual/360           0
     269                                  $0                    $0   Yes - Group        Actual/360           1
     270                                  $0                    $0   Yes - Group        Actual/360           1
     271                                  $0                    $0        No            Actual/360           1

     272                                  $0                    $0   Yes - Group        Actual/360           3
     273                                  $0                    $0   Yes - Group        Actual/360           3
     274                                  $0                    $0   Yes - Group        Actual/360           3
     275                                  $0                    $0        No            Actual/360           1
     276                                  $0                    $0        No            Actual/360           4
     277                                  $0                    $0        No            Actual/360           2
     278                                $500                    $0   Yes - Group        Actual/360           1
     279                                  $0                    $0        No            Actual/360           5
     280                                  $0                    $0        No            Actual/360           1
     281                                  $0                    $0        No            Actual/360           4
     282                                  $0                    $0        No            Actual/360           1
     283                                  $0                    $0        No            Actual/360           1
     284                                  $0                    $0        No            Actual/360           5
     285                                  $0                    $0        No            Actual/360           1

                                    $182,846           $17,727,624                                           2

---------------------------------------------------------------------------------------------------------------
                                         PREPAYMENT CODE(24)
  MORTGAGE    ------------------------------------------------------------------     YM         ADMINISTRATIVE
  LOAN NO.      LO   DEF     DEF/YM1.00   YM3.00    YM2.00   YM1.00   YM   OPEN  FORMULA(25)      COST RATE(26)
---------------------------------------------------------------------------------------------------------------

      1         27    29                                                      4                          3.128
      2         23    92                                                      5                          3.128
      3         25    91                                                      4                          3.128
      4          0                                                    74      4       A                  3.128
      5         23    92                                                      5                          3.128
      6         26    90                                                      4                          9.128

      7         26    92                                                      2                          3.128
      8         26    92                                                      2                          3.128
      9         26    92                                                      2                          3.128
     10         26    92                                                      2                          3.128
     11         27    94                                                      0                          0.378
     12         30    85                                                      5                          1.128
     13         35                                               23           2       B                  9.128
     14         35    72                                                      3                          3.128
     15         26    93                                                      1                         10.128

     16          0    90                                         26           4       C                  5.128
     17          0    90                                         26           4       C                  5.128
     18          0    90                                         26           4       C                  5.128
     19          0    90                                         26           4       C                  5.128
     20          0    90                                         26           4       C                  5.128
     21          0    90                                         26           4       C                  5.128
     22          0    90                                         26           4       C                  5.128
     23          0    90                                         26           4       C                  5.128
     24          0    90                                         26           4       C                  5.128
     25          0    90                                         26           4       C                  5.128
     26         35                                               47           2       B                  5.128
     27         29    90                                                      1                          5.128
     28          0    90                                26                    4       D                  3.128
     29         25    94                                                      1                          7.128
     30         35    47                                                      2                          3.128
     31         25    91                                                      4                          3.128
     32         35    81                                                      4                          3.128
     33         26    90                                                      4                          9.128
     34         26                                                    90      4       E                  3.128
     35         25                                              104           3       A                  3.128
     36         25                   91                                       4       F                  3.128
     37         24    95                                                      1                          5.128
     38         26    95                                                      0                          0.378
     39         25    93                                                      2                          3.128

     40         25    91                                                      4                          3.128
     41         25    91                                                      4                          3.128
     42         35    81                                                      4                          3.128

     43         35   201                                                      4                          5.128
     44         35   201                                                      4                          5.128
     45         35   201                                                      4                          5.128
     46         35   201                                                      4                          5.128
     47         35   201                                                      4                          5.128

     48         35    82                                                      3                          3.128
     49         35    82                                                      3                          3.128
     50         35    82                                                      3                          3.128
     51         35    82                                                      3                          3.128
     52         35                   81                                       4       G                  8.128
     53         25                                              211           4       A                  3.128
     54         25                                               91           4       H                  3.128
     55         25    91                                                      4                          3.128
     56         27    90                                                      3                          5.128
     57         35    81                                                      4                          3.128
     58         26    90                                                      4                          3.128
     59         25    91                                                      4                          3.128
     60         26    93                                                      1                         10.128
     61         25    91                                                      4                          8.128
     62         24    82                                                      2                          3.128
     63         24                                               33           3       A                  3.128
     64         35    83                                                      2                          3.128

     65         27    56                                                      1                          5.128
     66         27    56                                                      1                          5.128
     67         27    56                                                      1                          5.128
     68         27    56                                                      1                          5.128
     69         27    56                                                      1                          5.128
     70         27    56                                                      1                          5.128
     71         27    56                                                      1                          5.128
     72         27    56                                                      1                          5.128
     73         27    56                                                      1                          5.128
     74         35    83                                                      2                          3.128
     75         25                                               55           4       H                  3.128
     76         35    83                                                      2                          3.128
     77         26    93                                                      1                          5.128
     78         28    88                                                      4                          3.128
     79         27    92                                                      1                          3.128
     80         25                   88                                       7       I                  5.128
     81         26                                               92           2       A                  3.128
     82         29                                               87           4       J                  3.128
     83         24    93                                                      3                          5.128
     84         24    94                                                      2                          5.128
     85         27    89                                                      4                          3.128
     86         24    95                                                      1                          5.128
     87         35    83                                                      2                          3.128
     88         25    88                                                      7                          3.128
     89         24    94                                                      2                          5.128
     90         35    83                                                      2                          3.128
     91         25    88                                                      7                          3.128
     92         24    56                                                      4                          3.128
     93         27   209                                                      4                          3.128
     94         26    98                                                      5                          3.128
     95         35                   83                                       2       G                  8.128
     96         35    83                                                      2                          3.128
     97         27                                               89           4       J                  3.128
     98         27    89                                                      4                          3.128
     99         35    83                                                      2                          3.128
     100        27    32                                                      1                          5.128
     101        24    94                                                      2                          3.128
     102        35    83                                                      2                          3.128
     103        27    89                                                      4                          3.128
     104        35    81                                                      4                          3.128
     105        35    81                                                      4                          3.128
     106        26                                              152           2       A                  3.128

     107        36    80                                                      4                         19.128
     108        36    80                                                      4                         19.128
     109        36    80                                                      4                         19.128
     110        36    80                                                      4                         19.128
     111        36    80                                                      4                         19.128
     112        36    80                                                      4                         19.128
     113        36    80                                                      4                         19.128
     114        36    80                                                      4                         19.128
     115        36    80                                                      4                         19.128
     116        36    80                                                      4                         19.128
     117        25                                               93           2       A                  3.128
     118        27    89                                                      4                          3.128
     119        27    89                                                      4                          3.128
     120        27    89                                                      4                          3.128
     121        35    83                                                      2                          3.128
     122        26    90                                                      4                          3.128
     123        25    91                                                      4                          3.128

     124        36    80                                                      4                         20.128
     125        36    80                                                      4                         20.128
     126        36    80                                                      4                         20.128
     127        36    80                                                      4                         20.128
     128        36    80                                                      4                         20.128
     129        36    80                                                      4                         20.128
     130        36    80                                                      4                         20.128
     131        36    80                                                      4                         20.128
     132        36    80                                                      4                         20.128
     133        36    80                                                      4                         20.128
     134        26    93                                                      1                          9.128
     135        25    91                                                      4                          3.128
     136        35                   83                                       2       G                  3.128
     137        35                  201                                       4       G                  3.128

     138        28    90                                                      2                         10.128
     139        28    90                                                      2                         10.128
     140        25    94                                                      1                          5.128
     141        35    81                                                      4                          3.128
     142        35    81                                                      4                          3.128
     143        24    92                                                      4                          3.128
     144        27    32                                                      1                          3.128
     145        35                   81                                       4       G                  3.128
     146        26    93                                                      1                          5.128
     147        26    93                                                      1                          5.128
     148        35                   83                                       2       G                  3.128
     149        24    92                                                      4                          3.128
     150        35                   83                                       2       G                  8.128
     151        35    81                                                      4                          3.128
     152        35    81                                                      4                          3.128
     153        35                   81                                       4       G                  3.128
     154        35    81                                                      4                          8.128
     155        25    94                                                      1                          5.128
     156        35                   45                                       4       G                  8.128
     157        47    72                                                      1                          5.128
     158        35                   18                                       7       G                  3.128
     159        27    89                                                      4                          5.128
     160        27    89                                                      4                          3.128
     161        35    81                                                      4                          8.128
     162        35    81                                                      4                          8.128
     163        35    81                                                      4                          8.128
     164        25    93                                                      2                          3.128
     165        26   150                                                      4                          3.128
     166        35                   81                                       4       G                  8.128
     167        35    83                                                      2                          8.128
     168        25    94                                                      1                          5.128
     169        35    83                                                      2                          8.128
     170        35                   81                                       4       G                  8.128
     171        35    81                                                      4                         13.128
     172        35                   21                                       4       G                  3.128
     173        35                                               47           2       B                  5.128
     174        26    90                                                      4                          3.128
     175        25   211                                                      4                          3.128
     176        35                   83                                       2       G                  3.128
     177        35                   81                                       4       G                  3.128
     178        28    88                                                      4                          3.128
     179        35                   81                                       4       G                  8.128
     180        27    92                                                      1                          5.128
     181        35    81                                                      4                          3.128

     182        35    81                                                      4                         20.128
     183        35    81                                                      4                         20.128
     184        35    81                                                      4                         20.128
     185        35    81                                                      4                         20.128
     186        35    81                                                      4                         20.128
     187        35    81                                                      4                          3.128
     188        24    92                                                      4                          3.128
     189        25    91                                                      4                          3.128
     190        47                   69                                       4       G                  3.128
     191        35                   83                                       2       G                  8.128
     192        26    93                                                      1                         10.128

     193        26                                              152           2       A                  3.128
     194        26                                              152           2       A                  3.128
     195        25    91                                                      4                          3.128
     196        35    81                                                      4                          8.128
     197        35    83                                                      2                          3.128
     198        35    81                                                      4                          3.128
     199        26    93                                                      1                          5.128
     200        25    91                                                      4                          8.128
     201        35                   81                                       4       G                  3.128
     202        16                                              160           4       A                  3.128
     203        36    83                                                      1                          5.128

     204        35    81                                                      4                         20.128
     205        35    81                                                      4                         20.128
     206        35    81                                                      4                         20.128
     207        35    81                                                      4                         20.128
     208        27    92                                                      1                          5.128
     209        35                                               47           2       B                  5.128
     210        26                                              152           2       A                  3.128
     211        28    88                                                      4                         13.128
     212        35                   83                                       2       G                  8.128
     213        25    91                                                      4                          8.128
     214        25    91                                                      4                          3.128
     215        27    29                                                      4                          3.128
     216        25    92                                                      3                          3.128
     217        24    95                                                      1                         10.128
     218        25   211                                                      4                          3.128
     219        35                   81                                       4       G                  8.128

     220        35    81                                                      4                         20.128
     221        35    81                                                      4                         20.128
     222        35    81                                                      4                         20.128
     223        35    81                                                      4                         20.128
     224        28    88                                                      4                          3.128
     225        24    92                                                      4                          3.128
     226        35    81                                                      4                          3.128
     227        26   150                                                      4                          3.128
     228        35                   81                                       4       G                  3.128
     229        35    81                                                      4                          3.128
     230        35                   83                                       2       G                  8.128
     231        25    93                                                      2                          3.128
     232        35    81                                                      4                          3.128
     233        35    83                                                      2                         13.128
     234        35                   81                                       4       G                 13.128
     235        35                   81                                       4       G                  8.128
     236        35                   83                                       2       G                 13.128
     237        35    83                                                      2                         13.128
     238        35                  141                                       4       G                  3.128

     239        35    81                                                      4                         20.128
     240        35    81                                                      4                         20.128
     241        35    81                                                      4                         20.128
     242         0                   93                          26           1       K                  5.128
     243        35    81                                                      4                         13.128
     244        35                   81                                       4       G                  3.128
     245        35                   81                                       4       G                 13.128
     246        35                   81                                       4       G                  8.128
     247        35    81                                                      4                         18.128
     248        27    90                                                      3                          5.128
     249        35                   81                                       4       G                  8.128
     250         0                   93                          26           1       K                  5.128
     251         0                   93                          26           1       K                  5.128
     252        28    88                                                      4                          3.128
     253        25    91                                                      4                         13.128

     254        35    81                                                      4                         20.128
     255        35    81                                                      4                         20.128
     256        35    81                                                      4                         20.128
     257        35                   83                                       2       G                 13.128
     258        35    54                                                      1                         18.128
     259         0                   93                          26           1       K                  5.128
     260        35    81                                                      4                          3.128
     261        25    91                                                      4                          3.128
     262        35                   81                                       4       G                  8.128
     263        25                                               94           1       L                  5.128
     264        25                                               94           1       L                  5.128
     265        35                  141                                       4       G                 18.128
     266         0                   93                          26           1       K                  5.128
     267        35    81                                                      4                          8.128
     268        24    92                                                      4                          3.128
     269        35    21                                                      4                          8.128
     270        35                   81                                       4       G                  8.128
     271        25    91                                                      4                          3.128

     272        35                   81                                       4       G                 20.128
     273        35                   81                                       4       G                 20.128
     274        35                   81                                       4       G                 20.128
     275        35                   21                                       4       G                 18.128
     276        28    88                                                      4                          3.128
     277        26    90                                                      4                          3.128
     278        35    83                                                      2                         13.128
     279        29    90                                                      1                          5.128
     280        35    81                                                      4                         13.128
     281        28    88                                                      4                          3.128
     282        25    92                                                      3                          3.128
     283        25    92                                                      3                          3.128
     284        29                                               87           4       M                  3.128
     285        25    92                                                      3                          3.128

                                                                                                         4.454

FOOTNOTES TO APPENDIX II

1    "WFB," "MSMC," "BSCMI," and "PCF" denote, Wells Fargo Bank, National
     Association, Morgan Stanley Mortgage Capital Inc., Bear Stearns Commercial
     Mortgage, Inc., and Principal Commercial Funding, LLC, respectively, as
     Sellers.

     With respect to Mortgage Loan No. 2 West Towne Mall and Mortgage Loan No. 5
     East Towne Mall, the loans were co-originated by PCF and MSMC.

2    The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan
     Nos. 7-10, 16-25, 40-41, 43-47, 48-51, 65-73, 107-116, 124-133, 138-139,
     182-186, 193-194, 204-207, 220-223, 239-241, 254-256, and 272-274. For the
     purpose of the statistical information set forth in this Prospectus
     Supplement as to such mortgage loans, a portion of the aggregate Cut-off
     Date Balance has been allocated to each mortgaged property based on the respective appraised values and/or Underwritable Cash Flows. The following loan pools represent cross-collateralized/crossed-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 118-120. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and crossed-collateralized/crossed-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF
     Post IO Period DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance
     per Unit or SF, are calculated on an aggregate basis.

3    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4    In general, for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower.
     "Percent Leased as of Date" indicates the date as of which "Percent Leased"
     was determined based on such information.

     With respect to Mortgage Loan No. 2, West Towne Mall, the property is subject to a ground lease. However, the ground lessor has
     encumbered/subordinated its interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, the loan is disclosed as a fee loan.

     With respect to Mortgage Loan No. 5, East Towne Mall, the property is subject to a ground lease. However, the ground lessor has
     encumbered/subordinated its interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, the loan is disclosed as a fee loan.

5    With respect to Mortgage Loan No. 165, Weaver Fields Apartments, the
     property is subject to a ground lease. However, the ground lessor has encumbered/subordinated its interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, the loan is disclosed as a fee loan.

6    The Cut-off Date is October 1, 2005 (and with respect to any mortgage loan originated in October 2005 and has its first scheduled payment date in
     December 2005, the date of origination) for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in October 2005 were due on October 1, 2005, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan
     No. 94, 4455 Rivergreen Parkway, which is due on the 2nd of the month,
     Mortgage Loan No. 35, 428 Westlake Avenue, North, and Mortgage Loan No.
     101, Amberley Court Apartments Complex, which are due on the 3rd of the month, Mortgage Loan No. 28, Fifth & Pine, which is due on the 7th of the month, and Mortgage Loan No. 1, Lakeforest Mall, Mortgage Loan No. 11, 1345
     Avenue of the Americas, Mortgage Loan No. 34, Corral Hollow, and Mortgage
     Loan No. 38, Park Avenue Plaza, which are due on the 8th of the month.

     With respect to Mortgage Loan No. 1, Lakeforest Mall (referred to herein as the "Lakeforest Mall Loan Pooled Component"), the subject $121,050,000 loan represents the pooled portion of a $141,050,000 mortgage loan. The
     $20,000,000 non-pooled subordinate balance (referred to herein as the
     "Lakeforest Mall Loan Non-Pooled Component") is represented by the Class LF
     Certificates which are not offered hereby. For purposes of the information presented in this Prospectus Supplement with respect to the Lakeforest Mall
     Loan Pooled Component, the Underwritable NOI, Underwritable Cash Flow, NOI
     DSCR, NCF DSCR, NCF Post IO Period DSCR, Cut-off Date LTV, Balloon LTV and
     Cut-off Date Balance per Unit or SF, reflect the indebtedness evidenced only by the Lakeforest Mall Loan Pooled Component.

                                      II-1

     With respect to Mortgage Loan No. 3, (referred to herein as the "Westin
     Copley Place Loan" and "Westin Copley Place Pari Passu Loan"), the loan is comprised of one A Note (Note A-1 described below) that is secured by the mortgaged property on a 50% pari passu basis with another A Note (Note A-2 described below, the "Westin Copley Place Companion Loan") that is not included in the Trust. The Westin Copley Place A Notes have original principal balances as follows: Note A-1, $105,000,000; Note A-2
     $105,000,000. The Westin Copley Place Companion Loan has the same interest rate, maturity date and amortization term as the Westin Copley Place Pari
     Passu Loan. For the purposes of the information presented in the Prospectus
     Supplement with respect to the Westin Copley Place Loan, the Underwritten
     NOI, Underwritten Cash Flow, NOI DSCR, NCF DSCR, NCF Post IO Period DSCR,
     Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF,
     reflect the total aggregate indebtedness evidenced by the Westin Copley
     Pari Passu Loan and the Westin Copley Place Companion Loan.

     With respect to Mortgage Loan No. 11, 1345 Avenue of the Americas (referred to herein as the "1345 Avenue of the Americas Pari Passu Loan"), the loan is comprised of one A Note (Note 1-A1 described below) that is secured by the mortgaged property on a pari passu basis in the case of default with four Notes (Notes 1-A2, 1-A3, 1-A4, and Component A of Note 2, the "1345
     Avenue of the Americas Companion Loans") that are not included in the
     Trust. Note 1-Al included in the Trust had an original principal balance of
     $46,800,000. The 1345 Avenue of the Americas Companion Loans had an
     aggregate original principal balance of $466,695,115. The 1345 Avenue of the Americas Pari Passu Loan also secures seven subordinate Notes (Notes
     1-B1, 1-B2, and Component B of Note 2, the "1345 Avenue of the Americas B
     Loans"; Notes 1-C1, 1-C2, 1-C3, and 1-C4, the "1345 Avenue of the Americas
     C Loans") with an aggregate original principal balance of $216,504,885. For purposes of the information presented in this Prospectus Supplement with respect to the 1345 Avenue of the Americas Pari Passu Loan, the Cut-off
     Date LTV and Cut-off Date Balance per Unit or SF are based on the combined
     1345 Avenue of the Americas Pari Passu Loan and the 1345 Avenue of the
     Americas Companion Loans with an aggregate original principal balance of
     $513,495,115. The Balloon LTV is based on the expected principal balance of
     $532,898 as of August 8, 2015 of the contributed Note 1-A1.

     With respect to Mortgage Loan No. 12, 200 Madison Avenue (referred to herein as the "200 Madison Pari Passu Loan"), the loan is comprised of one
     A Note (Note A-2 described below) that is secured by the mortgaged property on a 50% pari passu basis with another note (Note A-1 described below, the
     "200 Madison Avenue Companion Loan") that is not included in the Trust. The
     200 Madison Avenue A Notes had original principal balances as follows: Note
     A-1 $45,000,000; Note A-2 $45,000,000. The 200 Madison Avenue Companion
     Loan has the same interest rate, maturity date and amortization term as the
     200 Madison Avenue Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the 200 Madison
     Avenue Pari Passu Loan, the Underwritable NOI, Underwritable Cash Flow, NOI
     DSCR, NCF DSCR, NCF Post IO Period DSCR, Cut-off Date LTV, Balloon LTV and
     Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the 200 Madison Avenue Pari Passu Loan and the 200 Madison
     Avenue Companion Loan.

     With respect to Mortgage Loan No. 38, Park Avenue Plaza (referred to herein as the "Park Avenue Plaza Pari Passu Loan"), the loan is comprised of one
     Note (Note 1-A1 described below) that is secured by the mortgaged property on a pari passu basis in the case of default with four Notes (Notes 1-A2,
     1-A3, 1-A4, and Component A of Note 2, the "Park Avenue Plaza Companion
     Loans") that are not included in the Trust. Note 1-Al included in the Trust had an original principal balance of $19,350,000. The Park Avenue Plaza
     Companion Loans had an aggregate original principal balance of
     $229,469,275. The Park Avenue Plaza Pari Passu Loan also secures three subordinate Notes (Notes 1-B1, 1-B2, and Component B of Note 2, the "Park
     Avenue Plaza B Loans") with an aggregate original principal balance of
     $2,180,725. In addition, the borrower has incurred $85,000,000 of mezzanine debt. For purposes of the information presented in this Prospectus
     Supplement with respect to the Park Avenue Plaza Pari Passu Loan, the
     Cut-off Date LTV and Cut-off Date Balance per Unit or SF are based on the combined Park Avenue Plaza Pari Passu Loan and the Park Avenue Plaza
     Companion Loans with an aggregate original principal balance of
     $248,819,275. The Balloon LTV is based on the expected principal balance of
     $58,036 as of September 8, 2015 of the contributed Note 1-A1.

     With respect to Mortgage Loan Nos. 43-47, (referred to herein as the
     "Hinckley Portfolio Loan" and the "Hinckley Portfolio Pari Passu Loan"),
     the loan is comprised of one A Note (Note A-2 described below) that is secured by the mortgage property on a 50% pari passu basis with another A
     Note (Note A-1 described below, the "Hinckley Portfolio Companion Loan")
     that is not included in the Trust. The Hinckley Portfolio A notes have original principal balances as follows: Note A-1, $17,500,000; Note A-2
     $17,500,000. The Note A-2 is included in the trust. Note A-1 is included in the REMIC Trust known as MSCI 2005-TOP19. The Hinckley Portfolio Companion
     Loan has the same interest rate, maturity date and amortization term as the
     Hinckley Portfolio Pari Passu Loan. For the purposes of the information presented in the Prospectus Supplement with respect to the Hinckley
     Portfolio Loan, the Underwritten NOI, Underwritten Cash Flow, NOI DSCR, NCF
     DSCR, NCF Post IO Period DSCR, Cut-off Date LTV, Balloon LTV and Cut-off
     Date Balance per Unit or SF, reflect the total aggregate indebtedness evidenced by the Hinckley Portfolio Pari Passu Loan and the Hinckley
     Portfolio Companion Loan.

                                      II-2

     With respect to Mortgage Loan No. 31, Saddle Brook Shopping Center, the
     loan also secures a $1,500,000 B Note held by an affiliate of the mortgage loan seller bearing interest at 6.206% for a term of 10 years. The B Note, and the right of the holder of the B Note to receive payments, is junior and subordinate to the A Note and the right of the holder of the A Note to the extent set forth in the related intercreditor agreement.

     With respect to Mortgage Loan No. 62, FedEx Miami, the loan also secures a
     $500,000 B Note held by an affiliate of the mortgage loan seller bearing interest at 6.14% for a term of 8.5 years. The B Note, and the right of the holder of the B Note to receive payments, is junior and subordinate to the
     A Note and the right of the holder of the A Note to the extent set forth in the related intercreditor agreement.

     With respect to Mortgage Loan No. 164, Tinton Pines Apartments, the loan also secures a $500,000 B Note held by an affiliate of the mortgage loan seller bearing interest at 5.37% for a term of 10 years. The B Note, and the right of the holder of the B Note to receive payments, is junior and subordinate to the A Note and the right of the holder of the A Note to the extent set forth in the related intercreditor agreement.

     With respect to Mortgage Loan No. 15, Wilton Executive Campus, the borrower has incurred an intra-borrower loan in the amount of $10,329,372.15. This debt is secured by a second mortgage on the property, which is subject to a subordination and standstill agreement.

     With respect to Mortgage Loan No. 165, Weaver Fields Apartments, the
     borrower has incurred a second lien loan in the amount of $185,000, which is currently held by the City of Memphis. A subordination and standstill agreement is in place.

     With respect to Mortgage Loan Nos. 107-116 the Circle K Portfolio Pod 3,
     mezzanine debt exists in the amount of $19,488,590 secured by the ownership interest in the borrower.

     With respect to Mortgage Loan Nos. 124-133 the Circle K Portfolio Pod 10,
     mezzanine debt exists in the amount of $19,488,590 secured by the ownership interest in the borrower.

     With respect to Mortgage Loan No. 64, Winding Commons, the borrower may incur additional secured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the combined LTV ratio is less than 70%, and
     (iii) the combined actual DSCR is greater than 1.30x.

     With respect to Mortgage Loan No. 80, Meridian Towne Center, the borrower may incur additional secured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the combined LTV ratio is less than 75%, and
     (iii) the combined DSCR is greater than 1.75x.

     With respect to Mortgage Loan No. 105, ParkCenter 400, the borrower may incur additional secured debt subject to restrictions and subordination as detailed in the loan documents including, but not limited to: (i) the combined LTV ratio is less than 50%, and (ii) the combined DSCR is greater than 1.60x assuming a loan constant of 10%.

     With respect to Mortgage Loan No. 1, Lakeforest Mall, the borrower may incur additional mezzanine debt subject to various conditions including:
     (i) there is no event of default, (ii) the combined LTV is less than 75%,
     (iii) the Underwritten NCF is equal or greater than the Underwritten NCF on the closing date of the original loan, (iv) lender's acceptance of mezzanine lender, and (v) mezzanine lender will be subject to an intercreditor agreement. Additionally, the borrower may incur additional debt in the form of mortgage secured, pari passu indebtedness provided lender receives rating agency confirmation that the pari passu nature of such debt will not result in the downgrade, withdrawal, or modification of ratings for the related securities including the shadow rating of the loan.

     With respect to Mortgage Loan No. 3, Westin Copley Place, the borrower may incur additional mezzanine debt secured by a pledge of 100% of the direct or indirect equity ownership subject to restrictions and subordination as detailed in the loan documents including, but not limited to: (i) Lender's approval of the mezzanine option, and (ii) rating agency confirmation.

     With respect to Mortgage Loan No. 11, 1345 Avenue of the Americas, future mezzanine debt is permitted subject to various conditions including: (i)
     the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.10x using an 8% loan constant, (ii) mezzanine lender is a
     Qualified Lender, and (iii) mezzanine lender will be subject to an intercreditor agreement. II-3

                                      II-3

     With respect to Mortgage Loan No. 12, 200 Madison Avenue, the borrower may obtain partnership debt up to $10,000,000 provided that: (i) there is no event of default, and (ii) the additional debt shall be paid within 60 days following the date on which such debt is incurred.

     With respect to Mortgage Loan No. 14, Depot Business Park, the borrower may incur additional mezzanine debt subject to restrictions and subordination as detailed in the loan documents including, but not limited to: (i) the ratio of aggregate principal and interest to fair market value is less than
     65%.

     With respect to Mortgage Loan Nos. 16-25, the Intown Suites Portfolio, the
     borrower may incur additional mezzanine debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) the combined LTV ratio is less than 80%, and (ii) the combined DSCR is greater than 1.20x. The lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with the mezzanine lender.

     With respect to Mortgage Loan No. 28, Fifth & Pine, future mezzanine debt is permitted subject to various conditions including: (i) there is no event of default, (ii) the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.20x, (iii) lender's acceptance of mezzanine lender, and (iv) mezzanine lender will be subject to an intercreditor agreement.

     With respect to Mortgage Loan No. 36, Sand Hill Plaza, the borrower may incur additional mezzanine debt subject to restrictions and subordination as detailed in the loan documents including, but not limited to: (i) the combined LTV ratio is less than 75%, and (ii) the combined DSCR is greater than 1.25x.

     With respect to Mortgage Loan No. 38, Park Avenue Plaza, future mezzanine debt is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 75% and DSCR less than
     1.10x using an 8% loan constant, (ii) mezzanine lender is a Qualified
     Lender, and (iii) mezzanine lender will be subject to an intercreditor agreement.

     With respect to Mortgage Loan No. 54, Hampton Inn St. Louis, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.25x. In addition, any time mezzanine debt is not outstanding, the loan sponsor may provide unsecured financing up to $2,400,000.

     With respect to Mortgage Loan No. 75, Courtyard Madison East, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.25x.

     With respect to Mortgage Loan No. 79, Brookstone Apartments, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.25x.

     With respect to Mortgage Loan No. 88, Holiday Inn - Daytona Beach, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 60% and DSCR less than 1.70x.

     With respect to Mortgage Loan No. 89, Lynnwood Corporate Center, the
     borrower may incur additional mezzanine debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) the combined LTV ratio is less than 75%, and (ii) the combined DSCR is greater than 1.20x. The lender must approve the mezzanine lender and financing documents and will enter into an subordination and standstill agreement with the mezzanine lender.

     With respect to Mortgage Loan No. 91, Days Inn - Anaheim, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 70% and DSCR less than 1.60x.

     With respect to Mortgage Loan No. 100, Staples Plaza, the borrower may incur additional mezzanine debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) the combined LTV ratio is less than 86.5%, and (ii) the combined DSCR is greater than 1.25x. The lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with the mezzanine lender.

                                      II-4

     With respect to Mortgage Loan No. 144, Campus Edge Apts - Phase II, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.25x.

     With respect to Mortgage Loan No. 2, West Towne Mall, the borrower may incur additional unsecured inter-company indebtedness not to exceed the aggregate amount of $5,000,000, subject to receipt by lender of an acceptable subordination agreement and new non-consolidation opinion.

     With respect to Mortgage Loan No. 5, East Towne Mall, the borrower may incur additional unsecured inter-company indebtedness not to exceed the aggregate amount of $5,000,000, subject to receipt by lender of an acceptable subordination agreement and new non-consolidation opinion.

     With respect to Mortgage Loan No. 78, AMTEC Center 4 & 10, the borrower may incur subordinate financing after the fifth loan year subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.25x.

     With respect to Mortgage Loan No. 82, 60 East End Avenue Coop, the borrower may obtain an unsecured line of credit subject to various conditions including the amount will not result in an aggregate LTV greater than 25%.

     With respect to Mortgage Loan No. 85, Wal-Mart Supercenter, the borrower may incur additional unsecured indebtedness not to exceed the aggregate amount of $750,000 from time to time during the term of the Loan made by the partners of THF Hazleton Development, L.P. to Trust Beneficiary.

     With respect to Mortgage Loan No. 97, 520 East 72nd Street Coop, the
     borrower may obtain an unsecured line of credit subject to various conditions including the amount will not result in an aggregate LTV greater than 25%.

     With respect to Mortgage Loan Nos. 7-10, Park `N Fly Portfolio, any
     property may be released through partial defeasance in an amount equal to
     125% of the allocated loan amount for the released property provided (i)
     the LTV immediately following the release is not greater than 55%, and (ii)
     the DSCR immediately following the release is at least equal to or greater than 2.17x.

     With respect to Mortgage Loan No. 11, 1345 Avenue of the Americas, the
     borrower may obtain a release of one or more of the following parcels
     (each, a "Release Parcel"): (a) the Ziegfield Theater, (b) the 1345 Avenue
     of the Americas parking garage, or (c) the 1345 Avenue of the Americas parking lot. The release of such parcels is subject to certain legal conditions as specified in the mortgage loan documents including delivery of substitute defeasance notes secured by appropriate U.S. obligations and having a principal balance equal to its proportionate share (based on the principal balances of the 1345 Avenue of the Americas Loans then outstanding) of (i) $8,000,000 if the Ziegfield Theater is the Release
     Parcel, (ii) $19,625,000 if the parking garage is the Release Parcel, (iii)
     $1,750,000 if the parking lot is the Release Parcel, or (iv) if there is more than one 1345 Avenue of the Americas Release Parcel, the sum of the
     applicable amounts listed.

     With respect to Mortgage Loan Nos. 16-25, the Intown Suites Portfolio, any
     property may be released through partial defeasance in an amount equal to
     110% of the allocated loan amount for the released property provided (i)
     the debt yield immediately following the release is greater than or equal to the Release Debt Yield as defined in the loan documents and (ii) the
     DSCR immediately following the release is at least equal to or greater than the DSCR immediately prior to the release.

     With respect to Mortgage Loan Nos. 40-41, 24 Hour Fitness Portfolio, the
     7420 Metcalf property may be released through partial defeasance in an amount equal to 115% of the allocated loan amount for the released property provided (i) the LTV immediately following the release is not greater than
     64%, and (ii) the DSCR immediately following the release is at least equal to or greater than 1.55x.

     With respect to Mortgage Loan Nos. 43-47, Hinckley Portfolio, any property may be released through partial defeasance in an amount equal to 110% of the allocated loan amount for the released property provided (i) the LTV immediately following the release is not greater than 75%, and (ii) the
     DSCR immediately following the release is at least equal to or greater than
     1.15x.

     With respect to Mortgage Loan Nos. 48-51, Springview Terrace Portfolio, any
     property may be released through partial defeasance in an amount equal to
     125% of the allocated loan amount for the released property provided that the remainder

                                      II-5

     properties' loan-to-value ratio is no greater than 77%, debt service coverage ratio is no less than 1.30x, and the release does not result in a principal pay down in excess of 25%.

     With respect to Mortgage Loan Nos. 138-139, CVS - Keystone Heights and CVS
     - Lakeland, any property may be released through partial defeasance in an amount equal to 115% of the allocated loan amount for the released property provided (i) the LTV immediately following the release is not greater than
     60%, and (ii) the DSCR immediately following the release is at least equal to or greater than 1.12x.

     With respect to Mortgage Loan Nos. 43-47, Hinckley Portfolio, the loan allows the borrower to substitute individual properties once during the loan term. Any proposed substitution would be subject to satisfying numerous requirements and conditions including the following: (i) the replacement property must have an LTV at least equal to 75%, (ii) the replacement property must have an equal or higher appraised value, be in equal or better physical condition, and be a building substantially similar in size, use and quality than the building being replaced, (iii) the replacement property and the remaining properties DSCR shall be at least
     1.15x, (iv) lender has received confirmation from the rating agencies that such substitution will not result in a downgrade of the certificates.

     With respect to Mortgage Loan Nos. 65-73, the Ehrlich Portfolio, any
     property may be substituted provided that, among other conditions as set forth in the loan documents, the value and DSCR immediately prior to the substitution is not less than the value and DSCR immediately after the substitution.

     With respect to Mortgage Loan Nos. 107-116, the Circle K Portfolio Pod 3,
     the loan allows the borrower to substitute a property of equal or greater value. Any proposed substitution would be subject to satisfying numerous requirements and conditions including the following: (i) the loan is not in default, (ii) approval of note holder, (iii) the potential substitute property must have an appraised value that is equal to or greater than that of the subject release property, and (iv) the location of the substitute property must be in proximity to the geographical area of the release property.

     With respect to Mortgage Loan Nos. 124-133, the Circle K Portfolio Pod 10,
     the loan allows the borrower to substitute a property of equal or greater value. Any proposed substitution would be subject to satisfying numerous requirements and conditions including the following: (i) the loan is not in default, (ii) approval of note holder, (iii) the potential substitute property must have an appraised value that is equal to or greater than that of the subject release property, and (iv) the location of the substitute property must be in proximity to the geographical area of the release property.

7    The "Grace Period" shown is grace period to charge late interest.

8    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

     With respect to Mortgage Loan No. 11, 1345 Avenue of the Americas, the
     scheduled debt service for the 1345 Avenue of the Americas Pari Passu Loan was calculated by adding the first 12 monthly payments due with respect to the 1345 Avenue of the Americas Pari Passu Loan and the 1345 Avenue of the
     Americas Companion Loans, during the first 12 months of the amortization period of the 1345 Avenue of the Americas Pari Passu Loan and the 1345
     Avenue of the Americas Non-Trust Loans. Such monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first 121 months of the loan term (beginning August 8, 2007) to the Notes 1-A1 and 1-A2, and (ii) interest payments computed by applying the 5.3645% coupon to the outstanding principal balance of the Note 1-A1 and the 1345 Avenue of the Americas Companion Loans (aggregate original principal balance of $513,495,115). The resulting loan constant for the
     1345 Avenue of the Americas Pari Passu Loan and the 1345 Avenue of the
     Americas Companion Loans is 7.272%.

     With respect to Mortgage Loan No. 38, Park Avenue Plaza, the scheduled debt service of the Park Avenue Plaza Pari Passu Loan was calculated by adding the first 12 monthly payments due with respect to the Park Avenue Plaza
     Pari Passu Loan and the Park Avenue Plaza Companion Loans, during the first
     12 months of the amortization period of the Park Avenue Plaza Pari Passu
     Loan and the Park Avenue Plaza Non-Trust Loans. Such monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first 121 months of the loan term (beginning March 8,
     2008) to the Notes 1-A1 and 1-A2 and (ii) interest payments computed by applying the 5.3911% coupon to the outstanding principal balance of the
     Park Avenue Plaza Pari Passu Loan and the Park Avenue Plaza Companion Loans
     (aggregate original principal balance of $248,819,275). The resulting loan constant for the Park Avenue Plaza Pari Passu Loan and the Park Avenue
     Plaza Companion Loans is 7.1723%.

                                      II-6

     With respect to Mortgage Loan No. 11, 1345 Avenue of the Americas, prior to a monetary event of default or material non-monetary event of default that would result in special servicing: (1) Note 1-A1 receives all monthly amortization payments pro rata and pari passu with Note 1-A2, but prior to
     Notes 1-A3, 1-A4, 1-B1, 1-B2, 1-C1, 1-C2, 1-C3, 1-C4, Component A Note 2,
     and Component B Note 2, and (2) Note 1-A1 receive casualty and condemnation proceeds and other unscheduled principal payments pro rata and pari passu with Notes 1-A2, 1-A3, 1-A4, and Component A Note 2, but prior to Notes
     1-B1, 1-B2, 1-C1, 1-C2, 1-C3, 1-C4, and Component B Note 2.

     With respect to Mortgage Loan No. 38, Park Avenue Plaza, prior to a monetary event of default or material non-monetary event of default that would result in special servicing: (1) Note 1-A1 receives all monthly amortization payments pro rata and pari passu with Note 1-A2, but prior to
     Notes 1-A3, 1-A4, 1-B1, 1-B2, Component A Note 2, and Component B Note 2,
     and (2) Note 1-A1 receives casualty and condemnation proceeds and other unscheduled principal payments pro rata and pari passu with Notes 1-A2,
     1-A3, 1-A4 and Component A Note 2, but prior to Notes 1-B1, 1-B2, and
     Component B Note 2.

     With respect to Mortgage Loan No. 11, 1345 Avenue of the Americas, after a monetary event of default or material non-monetary event of default that would result in special servicing: (1) Note 1-A1 receives all principal and interest payments pro rata and pari passu with Notes 1-A2, 1-A3, 1-A4 and
     Component A Note 2, but prior to Notes 1-A3, 1-A4, 1-B1, 1-B2, 1-C1, 1-C2,
     1-C3, 1-C4, Component A Note 2, and Component B Note 2, and (2) Notes 1-C1,
     1-C2, 1-C3, and 1-C4 receive no principal and interest payments until the principal amounts of all notes more senior are paid in full.

     With respect to Mortgage Loan No. 38, Park Avenue Plaza, after a monetary event of default or material non-monetary event of default that would result in special servicing: (1) Note 1-A1 receives all principal and interest payments pro rata and pari passu with Notes 1-A2, 1-A3, 1-A4, and
     Component A Note 2, but prior to Notes 1-B1, 1-B2, and Component B Note 2, and (2) the mezzanine loan receives no principal and interest payments until the principal amounts of all notes more senior are paid in full. With respect to Mortgage Loan No. 62, FedEx Miami, the loan requires principal and interest payments of $60,215.08 from November 1, 2005 through March 1,
     2014. On April 1, 2014 the principal and interest payment will be
     $57,276.66, and then beginning May 1, 2014 until the loan is paid in full at the maturity date of October 1, 2014 the principal and interest payments will be $66,519.22.

     With respect to Mortgage Loan No. 94, 4455 Rivergreen Parkway, the loan requires principal and interest payments based on 30-year amortization from
     September 2, 2005 through May 2, 2014. Beginning June 2, 2014 until the loan is paid in full at the maturity date of May 2, 2016 the loan payments will be interest only.

9    The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

     With respect to Mortgage Loan No. 82, 60 East End Avenue Coop and Mortgage
     Loan No. 97, 520 East 72nd Street Coop, the underwriting is based on the property appraiser's estimated market rents for the non-sponsor-owned cooperative units.

10   The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11   "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

12   "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
     Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 33, Buena Vista Plaza, the mortgaged property is 100% leased to The Walt Disney Company with 32,894 square feet expiring in December 2008, 49,342 square feet expiring in December 2009, and 32,894 square feet expiring in December 2010.

     With respect to Mortgage Loan No. 141, Walgreens - Cheyenne, Walgreen Co.
     has a 60 year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

                                      II-7

     With respect to Mortgage Loan No. 142, Walgreens - Albuquerque, Walgreen
     Co. has a 60 year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

     With respect to Mortgage Loan No. 161, Walgreens - Ruidoso, Walgreen Co.
     has a 60 year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

     With respect to Mortgage Loan No. 162, Walgreens - Des Moines, Walgreen Co.
     has a 60 year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

     With respect to Mortgage Loan No. 168, Walgreens - Miami, Walgreen Co. has
     a 60-year lease, but has an option to terminate the lease at the end of years 20, 25, 30, 35, 40, 45, 50 and 55 with 6 months notice.

     With respect to Mortgage Loan No. 169, Walgreens - San Bernadino, Walgreen
     Co. has a 60 year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

     With respect to Mortgage Loan No. 199, Walgreens Chesapeake, Walgreen Co.
     has a 75-year lease, but has an option to terminate the lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with 6 months notice.

13   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, self storage and certain other mortgaged properties.

15   "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
     Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

17   "Initial Capital Expenditure Escrow Requirement" indicates the amount designated for Capital Expenditure Escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19   "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the September, 2005 due dates for the WFB, BSCMI, and PCF mortgage loans and August 2005 due dates for the MSMC mortgage loans.

20   "Initial TI/LC Escrow Requirement" indicates the amount designated for
     Tenant Improvements and Leasing Commissions Escrow or in certain cases the letter of credit that was deposited at loan closing.

21   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22   "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the September, 2005 due dates for the
     WFB, BSCMI, and PCF mortgage loans and August 2005 due dates for the MSMC mortgage loans. II-8

                                      II-8

23   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

24   The "Prepayment Code" includes the number of loan payments from the first
     Due Date to the stated maturity. "LO" represents the lockout period. "DEF"
     represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM2.00" represents the greater of yield maintenance and 2.00%.
     "YM1.00" represents the greater of yield maintenance and 1.00%. "Open"
     represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of
     "Prepayment Code" represents the number of payments in the Original Term to
     Maturity for which such provision applies. See Footnotes 25 and 27 for additional prepayment information.

     With respect to Mortgage Loan No. 231, Parkway Apartments, the borrower shall not have the right to prepay the loan until one month prior to the maturity date except in the event of a casualty, and the borrower is unable to rebuild as a result of it being a non-conforming legal use. In this event, the borrower is required to prepay the loan with a make whole premium to a level in which the DSCR is not less than 1.20x.

25   Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are eleven different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F","G", "H", "I", "J", "K", "L", and "M".
     Any exceptions to these formulas are shown below such formulas. Summaries of the eleven formulas are listed beginning on page II-12.

26   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

                                      II-9

 27   Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-5, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                   Escrow or       Escrowed Holdback
   Mtg.                                               LOC          or Letter of Credit                        Prepayment
  Loan                                              Release           Initial Amount      Outside Date         Premium
   No.   Property Name                             Conditions                              for Release        Provisions

    2    West Towne Mall                                1          $3,000,000 LOC              NAP         Yield Maintenance
   40    24 Hour Fitness Portfolio -  Cypress           2                 $650,000           3/1/2007      Yield Maintenance
   48    Springview Terrace Portfolio - Grand           3                 $440,000           1/1/2006      Yield Maintenance
         Valley Village
  101    Amberley Court Apartments Complex              4                  $28,437          11/1/2006      Yield Maintenance
  137    Posthole Office                                5                 $500,000          11/1/2005      Yield Maintenance
  189    Bonita Centre East                             4                 $167,959           6/1/2006      Yield Maintenance
  282    5525 West Division Street                      4                 $19,531           2/15/2006      Yield Maintenance

     All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-10

RELEASE CONDITIONS

 1.   Borrower furnishes to Lender a lessee's estoppel certificate for Granite
      City, evidencing that the lessee is paying rent pursuant to the lease and all obligations of the Borrower, as landlord under the lease have been satisfied and no Event of Default exists. In the event that Granite City terminates their lease and the Borrower has not satisfied the aforementioned conditions the reserve can be reduced only if the aggregate fixed rent and fixed reimbursements generated by the property is equal to or exceeds a specified threshold pursuant to the loan documents.

 2.   Provided no Event of Default exists and is continuing, Reserve Funds shall be delivered to Borrower upon Lender's receipt of an estoppel certificate executed by LaSalsa Inc., or a replacement Tenant , reasonably acceptable to Lender, or a replacement subtenant or assignee whose Lease is in compliance with the loan agreement, stating, among other things, that
      LaSalsa Inc. or such Tenant or subtenant or assignee, as applicable (A)
      has accepted the premises, (B) is in actual, physical occupancy of the entire premises demised under its Lease, (C) is paying full rent under its
      Lease, (D) is open for business at the Property, and (E) has been paid all tenant allowances due it in full under the applicable Lease.

 3.   No Default shall have occurred and be continuing; delivery to Lender, Rent
      Rolls and Trailing-12 operating statements for each property, no sooner than 10/01/2005, evidencing a DSCR of no less than (i) 1.25 to 1.00 on
      Actual and (ii) .82 to 1.00 on the 10% Debt Constant; as of the date of the request for disbursement; delivery to Lender, a certified rent roll dated no sooner than 10/01/2005 and a current certified operating statement for the Grand Valley property evidencing (i) a monthly rental increase effective as of September 1, 2005 in the amount of $17.00 per pad, and (ii) Economic Occupancy at Grand Valley of 82%.

 4.   Borrower furnishes to Lender written disbursement request; lien waivers;
      title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

 5.   Borrower furnishes to Lender written disbursement request; both a written certification and a certificate of occupancy provided to Lender evidencing
      Suite 102 is physically and economically occupied by Mayflower Financial;
      for any lease commenced after the date of the Note, a current estoppel certificate executed by that tenant evidencing (i) the lease is in full force and effect and neither Borrower nor the tenant is in default thereunder; (ii) all tenant improvements required under the lease have been satisfactorily completed; (iii) all conditions to the tenant's occupancy of the space and the payment of rent have been satisfied; and
      (iv) the tenant is in actual occupancy of and conducting business in the space and paying rent; if required by Lender, any additional evidence verifying the Property is physically and economically occupied.

                                      II-11

     YIELD MAINTENANCE FORMULAS

A    LOAN PREPAYMENT

     The Make Whole Premium shall be(1) the(2) greater of one percent (1%) of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

     (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to(3) the yield on the *U.S. Treasury Issue ("Primary Issue")
          published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield(4). In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to(5) maturity, yield).

     *    At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to(6) maturity as the Note.

     (2)  Calculate the "Present Value of the Loan." The Present Value of the
          Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to(7) the
          Maturity Date.

     (3)  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

(8)  Notwithstanding anything in the above to the contrary, during the last(9)
     90 days prior to the Maturity Date, (10)the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

(11) Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note UNTIL(12) the date which is(13)(14) three (3) months prior to the Maturity Date. From and after(15)
     such date, provided there is no Event of Default, the principal balance of the Note may be prepaid,(16) at par, in whole but not in part, upon: (a)
     not less than(17) 15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

(18) In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is(19)(20)(21) three (3)
     months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than(22) 30 days prior written notice to the
     Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless
     Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other
     Indebtedness then due under the Loan Documents, and (d) payment of a "Make
     Whole Premium(23)." Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     (24)

                                      II-12

NOTES:

(1)  With regard to Mortgage Loan No. 53, 11303 Antoine, insert "the lesser of:
     (a) maximum amount which is allowed under Texas law limiting the amount of interest which may be contracted for, charged or received after considering all other amounts constituting or deemed to constitute interest and (b)".

(2)  With regard to Mortgage Loan No. 4, Two Renaissance Square, delete "greater of one percent (1%) of the outstanding principal balance amount of the loan or a".

(3)  With regard to Mortgage Loan No. 4, Two Renaissance Square, insert "the aggregate of (x)".

(4)  With regard to Mortgage Loan No. 4, Two Renaissance Square, insert ", plus
     (y) fifty (50) basis points".

(5)  With regard to Mortgage Loan No. 4, Two Renaissance Square, insert "three
     (3) months prior to".

(6)  With regard to Mortgage Loan No. 4, Two Renaissance Square, delete
     "maturity as the Note" and insert "the date that is three (3) months prior to the Maturity Date".

(7)  With regard to Mortgage Loan No. 4, Two Renaissance Square, insert "to the date that is three (3) months prior".

(8)  With regard to Mortgage Loan No. 4, Two Renaissance Square, delete the entire paragraph.

(9)  With regard to Mortgage Loan No. 35, 428 Westlake Avenue, North, delete
     "90" and insert "thirty (30)".

(10) With regard to Mortgage Loan No. 35, 428 Westlake Avenue, North, delete
     "the Make Whole Premium shall not be subject to the one percent (1%)
     minimum and shall be calculated only as provided in (1) through (3) above."
     and insert "there shall be no Make Whole Premium."

(11) With regard to Mortgage Loan No. 4, Two Renaissance Square, delete the entire paragraph.

(12) With regard to Mortgage Loan No. 63, 8822 South Ridgeline Boulevard, delete
     "the date which is three (3) months prior to the Maturity Date" and insert
     "after the Lockout Date".

(13) With regard to Mortgage Loan No. 81, 31775 Hayman Street, Mortgage Loan No.
     106, 4018 Westhollow Parkway, Mortgage Loan No. 117, 68-70 East 11th
     Street, Mortgage Loan No. 193, McBlock McDonough, Mortgage Loan No. 194,
     McBlock Woodstock, and Mortgage Loan No. 210, 2913 Transport Street, delete
     "three (3) months" and insert "one (1) month".

(14) With regard to Mortgage Loan No. 35, 428 Westlake Avenue, North, delete
     "three (3) months" and insert "sixty (60) days".

(15) With regard to Mortgage Loan No. 63, 8822 South Ridgeline Boulevard, delete
     "such date" and insert "the Lockout Date and prior to the date which is two
     (2) months prior to the Anticipated Repayment Date".

(16) With regard to Mortgage Loan No. 63, 8822 South Ridgeline Boulevard, delete
     "at par,".

(17) With regard to Mortgage Loan No. 35, 428 Westlake Avenue, North, delete
     "15" and insert "5".

(18) With regard to Mortgage Loan No. 4, Two Renaissance Square, delete "In addition to the Loan Prepayment...which is three (3) months prior to the
     Maturity Date,".

(19) With regard to Mortgage Loan No. 81, 31775 Hayman Street, Mortgage Loan No.
     106, 4018 Westhollow Parkway, Mortgage Loan No. 117, 68-70 East 11th
     Street, Mortgage Loan No. 193, McBlock McDonough, Mortgage Loan No. 194,
     McBlock Woodstock, and Mortgage Loan No. 210, 2913 Transport Street, delete
     "three (3) months" and insert "one (1) month".

(20) With regard to Mortgage Loan No. 35, 428 Westlake Avenue, North, delete
     "three (3) months" and insert "thirty (30) days".

(21) With regard to Mortgage Loan No. 63, 8822 South Ridgeline Boulevard, delete
     "three (3)" and insert "two (2)".

                                      II-13

NOTES (CONTINUED):

(22) With regard to Mortgage Loan No. 63, 8822 South Ridgeline Boulevard, delete
     "30" and insert "15".

(23) With regard to Mortgage Loan No. 4, Two Renaissance Square, insert "if the prepayment occurs prior to the last three months preceding the Maturity
     Date, no Make Whole Premium being payable with respect to prepayments made during such three (3) month period (absent an Event of Default as provided above)".

(24) With regard to Mortgage Loan No. 63, 8822 South Ridgeline Boulevard and
     Mortgage Loan No. 117, 68-70 East 11th Street, insert the following paragraph:

     "(iii) Following the Anticipated Repayment Date, Borrower shall have the right to prepay the principal balance of the Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other
     Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.
     Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of the Note."

                                      II-14

B    Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date.
     On or after the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this
     Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i)
     interest accrued and unpaid on the outstanding principal balance of the
     Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the
     Note, the Mortgage and the other Loan Documents, and (iv) if prepayment occurs prior to the Payment Date which is one month prior to the
     Maturity(1) Date, a prepayment consideration (the "Prepayment
     Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity(1) Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over
     (2) the outstanding principal amount of the Loan. Lender shall notify
     Borrower of the amount and the basis of determination of the required prepayment consideration.

     "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
     Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall
     Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street
     Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any
     successor publication, published by the Board of Governors of the Federal
     Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     "Prepayment Rate Determination Date" shall mean the date which is five (5)
     Business Days prior to the prepayment date.

NOTES:

(1)  With respect to the Mortgage Loan No. 13 Computershare Canton and Mortgage
     Loan No. 26 Circuit City Headquarters, delete "Maturity" and insert
     "Anticipated Repayment."

                                      II-15

C    "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of
     (a) one percent (1%) of the outstanding balance of the Loan to be prepaid or satisfied and (b) the Prepayment Premium.

      VOLUNTARY PREPAYMENTS. (A) Except as otherwise provided in Sections 2.4.2,
      2.4.4 and 2.6.2 of the Loan Agreement, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Payment Date three (3)
      months prior to the Maturity Date. On such Payment Date or any Payment
      Date thereafter, Borrower may, at is option and upon ten (10) days prior written notice to Lender, prepay the Debt in whole or in part without payment of the Yield Maintenance Premium. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay
      Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

      PREPAYMENT PRIOR TO DEFEASANCE EXPIRATION DATE. If the Defeasance
      Expiration Date has not occurred, the Debt may be prepaid in whole (but not in part) prior to the date permitted under Section 2.4.1 of the Loan
      Agreement upon not less than ten (10) days prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a
      "Prepayment Date") provided no Event of Default exists and upon payment of an amount equal to the Yield Maintenance Premium as of the Prepayment
      Date. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason Borrower prepays the Loan on a date other than a Payment Date,
      Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the
      Payment Date next occurring following the date of such prepayment.

      "PREPAYMENT PREMIUM" shall mean the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note, assuming that all outstanding principal and interest on the Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event that such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

      "PREPAYMENT RATE" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall
      Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date, the "Prepayment Rate" shall be the yield on such United
      States Treasury Security most recently issued as of the Prepayment Rate
      Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment Rate in The Wall Street
      Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates," or any
      successor publication, published by the Board of Governors of the Federal
      Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                      II-16

D    "Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (A) two percent (2%) of the principal amount of the Loan being prepaid or
     (B) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
     Payments" shall mean the monthly payments of interest only which would be due through the Permitted Prepayment Date based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than Zero)
     between (y) the Initial Interest Rate and (z) the Yield Maintenance
     Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield
     Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the Yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates
     under the heading U.S. Government Securities/Treasury Constant Maturities
     for the week ending prior to the Prepayment Date, of U.S. Treasury Constant
     Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
     Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-17

E    "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment
     Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date"
     shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this
     Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero)
     between (y) the Applicable Interest Rate and (z) the Yield Maintenance
     Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate: which, when compounded monthly, is equivalent to the Yield
     Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates
     under the heading U.S. Government Securities/Treasury Constant Maturities
     for the week ending prior to the Prepayment Date, of U.S. Treasury Constant
     Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
     Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-18

F    PREPAYMENT CHARGE.

      BASIC CHARGE.

      Except as provided below, if this Note is prepaid prior to the Open Period
      Start Date, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following the occurrence and during the continuation of a Default, Borrower shall pay to
      Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

     (i)  an amount equal to 1% of the amount prepaid; or

     (ii) an amount equal to (A) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates through and including the Due Date occuring on June 1, 2015 back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below)
          plus .50% exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (B) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

For purposes of the foregoing, "Periodic Treasury Yield" means (x) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The
Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (y) 12, if the Due Dates are monthly, or 4, if Due Dates are quarterly.

ADDITIONAL CHARGE.

If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this
Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred) during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.

EXCLUSION.

Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the
Loan.

PREPAYMENT.

Borrower is not obligated to pay any yield maintenance or other prepayment penalty in connection with any prepayment made on or after to the Open Period
Start Date.

                                      II-19

G    PREPAYMENT CHARGE.

     BASIC CHARGE.

     Except as provided below, if this Note is prepaid prior to the Open Period, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

     (i) an amount equal to 1% of the amount prepaid; or

     (ii) an amount equal to (A) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (B) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the
     Loan as of the prepayment date.

     For purposes of the foregoing, "Periodic Treasury Yield" means (iii) the annual yield to maturity of the actively traded non-callable United States
     Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the
     Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if the Due Dates are monthly, or
     4, if Due Dates are quarterly.

     ADDITIONAL CHARGE.

     If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.

     EXCLUSION.

     Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

                                     II-20

H    The term "Yield Maintenance Premium" shall mean an amount equal to the greater of (A) one percent (1%) of the original principal amount of this
     Note or (B) the present value as of the Prepayment Date of the Calculated
     Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the
     Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H.15-Selected Interest Rates under the heading U.S. Government
     Securities Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                     II-21

I    "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of
     (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the
     Note assuming that all outstanding principal and interest on the Loan is paid on the Optional Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi- annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment
     Date), over (ii) the principal amount being prepaid.

     PREPAYMENT FOLLOWING PREPAYMENT LOCKOUT EXPIRATION DATE. Provided no Event
     of Default shall have occurred, Borrower shall have the right on any date from and after the Prepayment Lockout Expiration Date and prior to the
     Optional Prepayment Date to prepay the Debt in whole (or a portion thereof as permitted by Section 2.6.2 hereof) upon not less than thirty (30) days prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a "Prepayment Date") upon payment of an amount equal to the Yield Maintenance Premium. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay
     Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

     On any date from and after the Optional Prepayment Date, provided no Event of Default has occurred, Borrower may, at its option and upon thirty (30)
     days prior written notice to Lender, prepay the Debt in whole but not in part without payment of the Yield Maintenance Premium or any other prepayment premium. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the
     Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

                                     II-22

J    "Yield Maintenance Premium" shall mean an amount equal to the greater of
     (A) one percent (1%) of principal amount of the Loan being prepaid and (B)
     the present value as of the Prepayment Date (hereinafter defined) of the
     Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount
     Rate (hereinafter defined). As used in this definition, the term
     "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
     Maintenance Treasury Rate. As used in this definition, the term "Discount
     Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (hereinafter defined), when compounded semi- annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H.15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                     II-23

K    Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note, by paying, together with the amount to be prepaid, (a)
     interest accrued and unpaid on the portion of the principal balance of this
     Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security
     Instrument and the Other Security Documents, and (d) if the prepayment occurs prior to the Optional Prepayment Date, a prepayment consideration
     (the "Prepayment Consideration") equal to the greater of (i) one percent
     (1%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of (1) all then-scheduled Monthly Payments and (2) the amount of interest and principal scheduled to be outstanding on the Optional Prepayment Date
     (without giving effect to any payment required to be made on such date, and with each such payment or amount discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)) over (B) the principal amount of this Note being prepaid.

     The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
     Optional Prepayment Date, as most recently published in the "Treasury
     Bonds, Notes and Bills" section in The Wall Street Journal as of such
     Prepayment Rate Determination Date. If more than one issue of United States
     Treasury Securities has the remaining term to the Optional Prepayment Date referred to above, the "Prepayment Rate" shall be the yield on the United
     States Treasury Security most recently issued as of such Prepayment Rate
     Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the prepayment date. The term
     "REMIC Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section860D of the Code that holds this Note. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New
     York, New York.

     Lender shall notify Borrower of the amount and the basis of determination of the required Prepayment Consideration or the Partial Prepayment
     Consideration (as hereinafter defined). If the publication of the
     Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
     (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                     II-24

L    Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until after the date (the
     "Permitted Prepayment Date") which is the earlier to occur of the third
     (3rd) anniversary of the Month-End Date or the date that is two (2) years following the effective Startup Day (as such term is defined in Section
     860G(a)(9) of the Internal Revenue Code of 1986, as amended) of the issuance of Securities (as defined in Article 12 herein).

     After the Permitted Prepayment Date, Borrower may, provided it has given
     Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security
     Documents, and (d) a prepayment consideration (the "Prepayment
     Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate
     (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

     The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
     Maturity Date, as most recently published in the "Treasury Bonds, Notes and
     Bills" section in The Wall Street Journal as of such Prepayment Rate
     Determination Date. If more than one issue of United States Treasury
     Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
     Security most recently issued as of the Prepayment Rate Determination Date.
     The rate so published shall control absent manifest error. The term
     "Prepayment Rate Determination Date" shall mean the date which is five (5)
     Business Days prior to the scheduled prepayment date. As used herein,
     "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New
     York.

     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
     Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
     (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                     II-25

M    "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments
     (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term
     "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
     used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
     Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
     H.15 is no longer published; Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
     Treasury obligations or otherwise.

                                     II-26

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - LAKEFOREST MALL
--------------------------------------------------------------------------------

                     [PHOTOS OF LAKEFOREST MALL OMITTED]

                     [PHOTOS OF LAKEFOREST MALL OMITTED]

                     [PHOTOS OF LAKEFOREST MALL OMITTED]

                                     III-1

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - LAKEFOREST MALL
--------------------------------------------------------------------------------

        [MAP OF THE GREATER GAITHERSBURG AND WASHINGTON DC AREA OMITTED]

                                     III-2

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - LAKEFOREST MALL
--------------------------------------------------------------------------------

----------------------------------------------------------------------
                          LOAN INFORMATION
-------------------------------- -------------------------------------
LOAN PURPOSE:                    Acquisition
ORIGINAL BALANCE(1):             $121,050,000
CUT-OFF DATE BALANCE(1):         $121,050,000
SHADOW RATING (MOODY'S/FITCH):   Baa3/BBB-
FIRST PAYMENT DATE:              August 8, 2005
INTEREST RATE:                   4.895%
AMORTIZATION:                    Interest Only
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   July 8, 2010
EXPECTED MATURITY BALANCE(1):    $121,050,000
SPONSORS:                        The Mills Corporation and GM Asset
                                 Management
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until the earlier of
                                 June 9, 2008 or 2 years after the
                                 REMIC "start-up" date, with U.S.
                                 Treasury defeasance thereafter.
                                 Prepayable without penalty from and
                                 after April 8, 2010.

LOAN PER SF(1):                  $300.65

UP-FRONT RESERVES:               None

ONGOING RESERVES:                RE Tax:                Springing
                                 Insurance:             Springing
                                 TI/LC                  Springing
                                 Cap Ex:                Springing

LOCKBOX:                         Hard
----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------
                     PROPERTY INFORMATION
------------------------ ------------ --------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset
PROPERTY TYPE:           Retail
PROPERTY SUB-TYPE:       Anchored
LOCATION:                Gaithersburg, MD
YEAR BUILT/RENOVATED:    1978/2000
OCCUPANCY(2):            89.1%
SQUARE FOOTAGE:          402,625
THE COLLATERAL:          Two-level super regional mall
OWNERSHIP INTEREST:      Fee

PROPERTY MANAGEMENT:     The Millsservices Corporation

U/W NET OP. INCOME:      $14,682,196
U/W NET CASH FLOW:       $14,246,245
U/W OCCUPANCY:           90.9%
APPRAISED VALUE:         $218,900,000
CUT-OFF DATE LTV(1):     55.3%
MATURITY DATE LTV(1):    55.3%
DSCR(1):                 2.37x
POST IO DSCR(1):         NAP
----------------------------------------------------------------

----------------------------------------------------------------

(1)  The subject $121,050,000 loan represents the pooled portion of a
     $141,050,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the $121,050,000 pooled financing. The $20,000,000 subordinate balance will also be contributed to the trust and is not offered hereby. The DSCR calculated for the whole loan is 2.04x.

(2)  Occupancy is based on collateral in-place tenants from the underwritten rent roll dated July 1, 2005. Total gross leasable for this center is
     1,052,232 square feet, of which 402,625 square feet is included in the collateral for the Lakeforest Mall Loan.

THE LAKEFOREST MALL LOAN

      THE LOAN. The largest loan (the "Lakeforest Mall Loan") as evidenced by the Promissory Note (the "Lakeforest Mall Note") is secured by a first priority fee Indemnity Deed of Trust, Assignment of Leases and Rents, Security Agreement
and Fixture Filing (the "Lakeforest Mall Mortgage") encumbering a 402,625 square foot portion of the super-regional shopping center known as Lakeforest Mall, located in Gaithersburg, Maryland (the "Lakeforest Mall Property"). The
Lakeforest Mall Loan was originated on June 9, 2005 by or on behalf of Morgan
Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is Lakeforest LLC, a Delaware limited liability company (the "Lakeforest Mall Borrower") that owns no material asset other than the Lakeforest Mall Property and related interests. The Lakeforest Borrower is a subsidiary held 50% by General Motors Asset Management and 50% by The Mills
Corporation, the sponsors of the Lakeforest Loan. General Motors Asset
Management is an indirect subsidiary of General Motors Corporation. The Mills
Corporation (NYSE:MLS) is a retail-oriented real investment trust based in
Virginia.

                                     III-3

      THE PROPERTY. The Lakeforest Mall Property is located in Gaithersburg,
Maryland, 15 miles north of Washington, D.C. The Lakeforest Mall Property was originally constructed in 1978 and renovated in 2000. It consists of a 1,052,232 square foot, two story super-regional mall, of which 402,625 square feet is included in the collateral for the Lakeforest Mall Loan. The Lakeforest Mall
Property is situated on approximately 102 acres (of which 47.5 acres are encumbered) and includes 5,700 parking spaces. The Lakeforest Mall Property is anchored by Hecht's, JC Penney, Lord & Taylor and Sears. Each of these stores is owned by the relevant occupant, and is not part of the collateral for the
Lakeforest Mall Loan.

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
----------------------- ------------- ------------------ --------------- -------------- ------------------ -------------------------
                                        AVERAGE BASE       % OF TOTAL                    % OF TOTAL BASE
                        # OF LEASES      RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES    CUMULATIVE % OF TOTAL
         YEAR             ROLLING          ROLLING          ROLLING      OF SF ROLLING       ROLLING       RENTAL REVENUES ROLLING
----------------------- ------------- ------------------ --------------- -------------- ------------------ -------------------------

        Vacant               --              --               11%             11%              --                      --
----------------------- ------------- ------------------ --------------- -------------- ------------------ -------------------------
         2005                39            $15.88              8%             19%              4%                      4%
----------------------- ------------- ------------------ --------------- -------------- ------------------ -------------------------
         2006                24            $25.65             13%             32%              11%                    15%
----------------------- ------------- ------------------ --------------- -------------- ------------------ -------------------------
         2007                20            $41.74             10%             42%              14%                    29%
----------------------- ------------- ------------------ --------------- -------------- ------------------ -------------------------
         2008                17            $30.03             10%             52%              9%                     38%
----------------------- ------------- ------------------ --------------- -------------- ------------------ -------------------------
         2009                10            $43.13              8%             60%              11%                    49%
----------------------- ------------- ------------------ --------------- -------------- ------------------ -------------------------
         2010                15            $71.31              5%             65%              12%                    61%
----------------------- ------------- ------------------ --------------- -------------- ------------------ -------------------------
         2011                14            $45.68              9%             74%              14%                    74%
----------------------- ------------- ------------------ --------------- -------------- ------------------ -------------------------
         2012                6             $41.05              4%             78%              5%                     80%
----------------------- ------------- ------------------ --------------- -------------- ------------------ -------------------------
         2013                12            $29.65              7%             86%              7%                     87%
----------------------- ------------- ------------------ --------------- -------------- ------------------ -------------------------
         2014                8             $32.38              6%             91%              6%                     93%
----------------------- ------------- ------------------ --------------- -------------- ------------------ -------------------------
    2015 & Beyond            8             $25.37              9%            100%              7%                     100%
----------------------- ------------- ------------------ --------------- -------------- ------------------ -------------------------

The following table presents certain information relating to the major tenants at the Lakeforest Mall Property:

----------------------- ----------------- ------------ ------------ -------------- -------------- --------------- ----------------
                         CREDIT RATING                                              % OF TOTAL      ANNUALIZED
                            (FITCH /                                 ANNUALIZED     ANNUALIZED     UNDERWRITTEN
                           MOODY'S /                                UNDERWRITTEN   UNDERWRITTEN    BASE RENT ($       LEASE
         TENANT NAME        S&P)(1)        TENANT NRSF   % OF NRSF    BASE RENT      BASE RENT      PER NRSF)       EXPIRATION
----------------------- ----------------- ------------ ------------ -------------- -------------- --------------- ----------------

Mastercraft Interiors       --/--/--        20,290          5%        $210,002          2%            $10.35       11/30/2008
----------------------- ----------------- ------------ ------------ -------------- -------------- --------------- ----------------
F.Y.E. / For Your           --/--/--        11,411          3%        $275,005          2%            $24.10        7/31/2006
Entertainment
----------------------- ----------------- ------------ ------------ -------------- -------------- --------------- ----------------
Bombay Company              --/--/--         8,972          2%        $143,552          1%            $16.00        6/30/2015
----------------------- ----------------- ------------ ------------ -------------- -------------- --------------- ----------------
Forever 21                  --/--/--         7,937          2%        $198,420          2%            $25.00        1/31/2011
----------------------- ----------------- ------------ ------------ -------------- -------------- --------------- ----------------
Charlotte Russe             --/--/--         6,963          2%        $208,890          2%            $30.00        1/31/2011
----------------------- ----------------- ------------ ------------ -------------- -------------- --------------- ----------------
Express                   --/Baa2/BBB        6,500          2%        $169,000          1%            $26.00        1/31/2011
----------------------- ----------------- ------------ ------------ -------------- -------------- --------------- ----------------
Victoria's Secret         --/Baa2/BBB        6,500          2%        $195,000          2%            $30.00        1/31/2016
----------------------- ----------------- ------------ ------------ -------------- -------------- --------------- ----------------
Red Robin                   --/--/--         6,411          2%        $176,302          1%            $27.50        1/31/2016
----------------------- ----------------- ------------ ------------ -------------- -------------- --------------- ----------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     PROPERTY MANAGEMENT. The Lakeforest Mall Property is managed by The
Millsservices Corporation, which is an affiliate of the Lakeforest Mall Loan's sponsor. The management agreement is subordinate to the Lakeforest Mall Loan.

     ESCROWS AND RESERVES. During the continuance of a Cash Management Event, the Lakeforest Mall Borrower is required to deposit monthly (a) $26,696.67 into a TI/LC reserve, (b) $5,163.58 into a Replacement Reserve account and (c) 1/12 of the total annual amount of taxes and insurance premiums.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Provided the Lakeforest Mall
Borrower does not then have additional debt (as described below), the owners of the interests in the Lakeforest Mall Borrower or in Lakeforest Associates LLC
may obtain a mezzanine loan, provided the Lakeforest Mall Borrower has obtained a rating agency confirmation that the proposed mezzanine debt will not result in a qualification, reduction or withdrawal of the ratings of the REMIC securities, or, provided certain conditions are met including that (i) the amount of the mezzanine debt does not exceed an amount which, when added to the then outstanding principal balance of the Lakeforest Mall Loan, causes the loan-to-value ratio to exceed 75%, (ii) as of the date the mezzanine loan is advanced, underwritten cash flow is equal to closing date underwritten cash flow, (iii) the mezzanine loan is issued by an institutional lender, (iv) the mezzanine loan is coterminous with the Lakeforest Mall Loan, (v) the mezzanine debt will be a fixed rate loan or floating rate loan containing a capped interest rate and spread and (vi) the mezzanine loan lender will enter into an intercreditor agreement.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Provided the
Lakeforest Mall Borrower does not then have mezzanine debt (as described above), the Lakeforest Mall Borrower may obtain additional pari passu or junior secured financing provided that certain

                                     III-4

conditions are met, similar to conditions (i) through (v) described above with respect to mezzanine debt, and also provided that the additional debt lender shall enter into a co-lender or subordination and standstill agreement, and that the Lakeforest Mall Borrower has obtained a rating agency confirmation that the proposed additional debt will not result in a qualification, reduction or withdrawal of the ratings of the REMIC securities (or any shadow rating applicable to the Lakeforest Mall Loan).

         RELEASE OF PARCELS. The Lakeforest Mall Borrower may obtain a release of a designated unimproved outparcel, without any required prepayment of the
Lakeforest Mall Loan, provided the Lakeforest Mall Borrower satisfies certain conditions, including delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the release.

         Certain additional information regarding the Lakeforest Mall Loan and the Lakeforest Mall Property is set forth on Appendix II hereto.

                                     III-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     III-6

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - WEST TOWNE MALL
--------------------------------------------------------------------------------

                       [PHOTO OF WEST TOWNE MALL OMITTED]

                       [PHOTO OF WEST TOWNE MALL OMITTED]

                       [PHOTO OF WEST TOWNE MALL OMITTED]

                       [PHOTO OF WEST TOWNE MALL OMITTED]

                                     III-7

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - WEST TOWNE MALL
--------------------------------------------------------------------------------

                    [MAP OF THE GREATER MADISON AREA OMITTED]

                                     III-8

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - WEST TOWNE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------
                                LOAN INFORMATION
------------------------------- --------------------------------- --

LOAN PURPOSE:                   Refinance
ORIGINAL BALANCE:               $113,000,000
CUT-OFF DATE BALANCE:           $113,000,000
SHADOW RATING (MOODY'S /        Baa2 / BBB-
FITCH)
FIRST PAYMENT DATE:             December 1, 2005
INTEREST RATE:                  5.000%
AMORTIZATION:                   360 Months
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  November 1, 2015
EXPECTED MATURITY BALANCE:      $92,139,229
SPONSOR:                        CBL & Associates Properties, Inc
INTEREST CALCULATION:           30/360
CALL PROTECTION:                Locked out until the earlier of
                                December 1, 2008 or 2 years after the REMIC
                                "start-up" date, with U.S. Treasury defeasance.
                                Prepayable without penalty from and after July
                                1, 2015.

LOAN PER SF:                    $245.69

UP-FRONT RESERVES:               Other:               $3,000,000

ONGOING RESERVES:                RE Tax:             Springing
                                 Insurance:          Springing
                                 Cap Ex.:            Springing
                                 TI/LC:              Springing

LOCKBOX(1):                      Soft, Springing to Hard
--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------
                              PROPERTY INFORMATION
----------------------- --------------------------------------------

SINGLE ASSET/PORTFOLIO: Single Asset
PROPERTY TYPE:          Retail
PROPERTY SUB-TYPE:      Anchored
LOCATION:               Madison, WI
YEAR BUILT/RENOVATED:   1970, 1990 / 2003 - 2004
OCCUPANCY(2):           100.0%
SQUARE FOOTAGE:         459,935
THE COLLATERAL:         Class A regional mall
OWNERSHIP INTEREST:     Fee

PROPERTY MANAGEMENT:    CBL & Associates Management, Inc.

U/W NET OP. INCOME:      $15,093,204
U/W NET CASH FLOW:       $14,573,478
U/W OCCUPANCY:           97.5%
APPRAISED VALUE:         $181,000,000
CUT-OFF DATE LTV:        62.4%
MATURITY DATE LTV:      50.9%
DSCR: 2.00x
POST IO DSCR: NAP
--------------------------------------------------------------------

--------------------------------------------------------------------

(1)  A hard lockbox is triggered in any event of default or if the debt service coverage ratio calculated at the end of any fiscal year falls below 1.15x.

(2)  Occupancy is based on the rent roll dated September 30, 2005.

WEST TOWNE MALL  LOAN

      THE LOAN. The second largest loan (the "West Towne Mall Loan") as evidenced by the Promissory Note (the "West Towne Mall Note") is secured by a
Leasehold Mortgage and Security Agreement, Assignment of Leases and Rents (the
"West Towne Mall Mortgage") encumbering the 459,935 square foot regional mall known as West Towne, located in Madison, Wisconsin (the "West Towne Mall
Property"). The West Towne Mall Loan was co-originated on October 3, 2005 by or on behalf of Principal Commercial Funding, LLC and Morgan Stanley Mortgage
Capital Inc. The Ground Lessor has fully subjected its fee interest to the West
Towne Mall Mortgage and its interest does not survive foreclosure of the West
Towne Mortgage.

      THE BORROWER. The borrower is Madison/West Towne, LLC, a Delaware limited liability company (the "West Towne Mall Borrower") that owns no material asset other than the West Towne Mall Property and related interests. The West Towne
Mall Borrower is a single purpose bankruptcy remote entity. The West Towne Mall
Borrower is 100% owned by CBL & Associates Properties, Inc.

                                      III-9

      THE PROPERTY. The West Towne Mall Property is located in Madison,
Wisconsin, at 66 West Towne Mall. The West Towne Mall Property was originally constructed in 1970 expanded in 1990 and renovated in 2003-2004. It consists of
459,935 square feet of regional mall space. The West Towne Mall Property is situated on approximately 130.24 acres and includes 7,870 parking spaces.

------------------------------------------------------------------------------------------------------------------------------------
                                                         LEASE ROLLOVER SCHEDULE
---------------- ------------- --------------- ------------------ ----------------- ---------------------- -------------------------
                                AVERAGE BASE      % OF TOTAL                           % OF TOTAL BASE
                 # OF LEASES    RENT PER SF       SQUARE FEET     CUMULATIVE % OF      RENTAL REVENUES      CUMULATIVE % OF TOTAL
     YEAR          ROLLING        ROLLING           ROLLING          SF ROLLING            ROLLING         RENTAL REVENUES ROLLING
---------------- ------------- --------------- ------------------ ----------------- ---------------------- -------------------------

    Vacant            --             --               --                 --                  --                       --
---------------- ------------- --------------- ------------------ ----------------- ---------------------- -------------------------
     2005             --             --               --                 --                  --                       --
---------------- ------------- --------------- ------------------ ----------------- ---------------------- -------------------------
     2006             7            $87.66             1%                 1%                  3%                       3%
---------------- ------------- --------------- ------------------ ----------------- ---------------------- -------------------------
     2007             10           $26.11             6%                 7%                  7%                      10%
---------------- ------------- --------------- ------------------ ----------------- ---------------------- -------------------------
     2008             12           $40.24             5%                12%                  7%                      17%
---------------- ------------- --------------- ------------------ ----------------- ---------------------- -------------------------
     2009             16           $30.31             9%                21%                  11%                     29%
---------------- ------------- --------------- ------------------ ----------------- ---------------------- -------------------------
     2010             9            $15.54             15%               36%                  10%                     38%
---------------- ------------- --------------- ------------------ ----------------- ---------------------- -------------------------
     2011             10           $30.62             7%                43%                  9%                      47%
---------------- ------------- --------------- ------------------ ----------------- ---------------------- -------------------------
     2012             7            $21.28             8%                51%                  7%                      54%
---------------- ------------- --------------- ------------------ ----------------- ---------------------- -------------------------
     2013             10           $20.96             16%               67%                  14%                     68%
---------------- ------------- --------------- ------------------ ----------------- ---------------------- -------------------------
     2014             4            $56.62             1%                69%                  3%                      71%
---------------- ------------- --------------- ------------------ ----------------- ---------------------- -------------------------
 2015 & Beyond        15           $22.77             31%               100%                 29%                     100%
---------------- ------------- --------------- ------------------ ----------------- ---------------------- -------------------------

     The following table presents certain information relating to the major tenants at the West Towne Mall:

------------------------ --------------- ------------ -------------- --------------- -------------- --------------- ----------------
                         CREDIT RATING                                                % OF TOTAL      ANNUALIZED
                            (FITCH/                                    ANNUALIZED     ANNUALIZED     UNDERWRITTEN
                            MOODY'S                                   UNDERWRITTEN   UNDERWRITTEN    BASE RENT ($       LEASE
         TENANT NAME        /S&P)(1)      TENANT NRSF    % OF NRSF     BASE RENT       BASE RENT      PER NRSF)       EXPIRATION
------------------------ --------------- ------------ -------------- --------------- -------------- --------------- ----------------

Dick's Sporting Goods       --/--/--       66,000          14%       $1,190,004           11%           $18.03          1/31/2020
------------------------ --------------- ------------ -------------- --------------- -------------- --------------- ----------------
Steve & Barry's             --/--/--       37,121           8%        $445,452             4%           $12.00          4/30/2013
------------------------ --------------- ------------ -------------- --------------- -------------- --------------- ----------------
H&M                         --/--/--       18,377           4%        $441,048             4%           $24.00          5/31/2016
------------------------ --------------- ------------ -------------- --------------- -------------- --------------- ----------------
Victoria's Secret          --/Baa2/BBB      8,295           2%        $290,325             3%           $35.00          1/31/2011
------------------------ --------------- ------------ -------------- --------------- -------------- --------------- ----------------
Abercrombie & Fitch         --/--/--       10,842           2%        $271,056             2%           $25.00          1/31/2013
------------------------ --------------- ------------ -------------- --------------- -------------- --------------- ----------------
Granite City                --/--/--        9,000           2%        $256,500             2%           $28.50         12/31/2021
------------------------ --------------- ------------ -------------- --------------- -------------- --------------- ----------------
Express                    --/Baa2/BBB      9,483           2%        $237,075             2%           $25.00         10/31/2015
------------------------ --------------- ------------ -------------- --------------- -------------- --------------- ----------------
Casual Corner               --/--/--        7,980           2%        $215,460             2%           $27.00          4/30/2012
------------------------ --------------- ------------ -------------- --------------- -------------- --------------- ----------------
Toys R' Us                  CCC/B3/B+      48,638          11%        $209,230             2%           $4.30           4/30/2010
------------------------ --------------- ------------ -------------- --------------- -------------- --------------- ----------------
New York &Co.               --/--/--        7,887           2%        $205,062             2%           $26.00          3/31/2016
------------------------ --------------- ------------ -------------- --------------- -------------- --------------- ----------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. In any event of default or if the DSCR, when calculated after the end of any fiscal year falls, below 1.15x, the Borrower will begin making monthly deposits for Taxes and Insurance based on the current estimated expenses. If either of these trigger events occur the borrower will also begin making monthly capital expense reserve payments of $7,665.58 per month, capped at a $183,973.92 balance, and tenant improvement and leasing commission escrow reserve payments of $38,327.92 per month, capped at a
$689,902.56 balance. In addition a $3,000,000 letter of credit is being held by the Lender as a leasing holdback. The letter of credit will be released when
Borrower provides evidence in the form of an estoppel certificate that Granite
City is paying rent and there is no event of default. In the event Granite City terminates its lease and does not begin paying rent, the letter of credit can be reduced, provided there is no event of default and the aggregate fixed rent and fixed reimbursements are equal to and greater than the amounts set forth in the
Loan Documents.

     PROPERTY MANAGEMENT. The West Towne Mall Property is managed by CBL &
Associates Management, Inc.

     MEZZANINE LOAN, UNSECURED DEBT, OR PREFERRED EQUITY INTEREST. Future
unsecured inter-company debt is allowed, but not to exceed $5,000,000 in the aggregate subject to receipt by lender of an acceptable subordination agreement and new non-consolidation opinion

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Two parcels, the Mountain Jack Release Parcel and the
NTB Release Parcel, both out parcels that were not included in the appraisal for purposes of valuation, may be released with no pre-payment of the West Towne
Loan, upon compliance with the provisions of the West Towne Loan Documents. In addition, De Minimus Parcels, which were included in the appraisal for purposes of valuation, may be released without prepayment of the West Towne Loan provided that the parcels are unimproved, not income producing and not considered material to use and operation of the West Towne Property and that the release complies with the provisions of the West Towne Loan Documents.

     Certain additional information regarding the West Towne Mall Loan and the
West Towne Mall Property is set forth on Appendix II hereto.

                                     III-10

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 - THE WESTIN COPLEY PLACE
--------------------------------------------------------------------------------

                   [PHOTO OF THE WESTIN COPLEY PLACE OMITTED]

                   [PHOTO OF THE WESTIN COPLEY PLACE OMITTED]

                   [PHOTO OF THE WESTIN COPLEY PLACE OMITTED]

                   [PHOTO OF THE WESTIN COPLEY PLACE OMITTED]

                                     III-11

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 - THE WESTIN COPLEY PLACE
--------------------------------------------------------------------------------

                    [MAP OF THE GREATER BOSTON AREA OMITTED]

                                     III-12

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 3 -- THE WESTIN COPLEY PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------
LOAN PURPOSE:                   Acquisition
ORIGINAL BALANCE(1):            $105,000,000
CUT-OFF DATE BALANCE(1):        $105,000,000
SHADOW RATING (MOODY'S/FITCH):  NAP
FIRST PAYMENT DATE:             October 1, 2005
INTEREST RATE:                  5.2800%
AMORTIZATION TERM:              Interest Only
ARD:                            September 1, 2005

HYPERAMORTIZATION:              After the ARD, the loan interest
                                rate steps up to the greater of
                                (i) 10.28% and (ii) 5% above the
                                interpolated Treasury Rate of
                                obligations having similar terms
                                between the ARD and Maturity Date.

MATURITY DATE:                  September 1, 2035
EXPECTED MATURITY BALANCE(1):   $105,000,000
SPONSOR:                        LaSalle Hotel Properties, Inc.
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Locked out until the earlier of
                                September 1, 2008 and twenty-five
                                (25) months following the REMIC
                                Startup Day, with U.S. Treasury
                                defeasance thereafter.  Prepayable
                                without penalty from and after
                                June 1, 2015.

CUT-OFF DATE BALANCE PER
  ROOM(1):                      $261,519

UP-FRONT RESERVES:              RE Tax:      $684,877
                                FF&E:        $931,344
                                Debt Service:$924,000

ONGOING RESERVES:               RE Tax:      $342,439 / month
                                Insurance:   Springing
                                FF&E:        4% of Revenues /
                                             quarter
                                Other:       Springing

LOCKBOX:                        Hard
--------------------------------------------------------------------

--------------------------------------------------------------------

-----------------------------------------------------------------
                      PROPERTY INFORMATION
-----------------------------------------------------------------
---------------------------- ------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Hospitality
PROPERTY SUB-TYPE:           Full Service
LOCATION:                    Boston, MA
YEAR BUILT/RENOVATED:        1983 / 1999-2004
OCCUPANCY(2):                76.7%
ROOMS:                       803
THE COLLATERAL:              A 38-story, 803-room, full-service
                             hotel
OWNERSHIP INTEREST:          Leasehold

PROPERTY MANAGEMENT:         Westin Management Company East

U/W NET OP. INCOME:          $26,683,744
U/W NET CASH FLOW:           $23,352,944
U/W OCCUPANCY:               76.7%
APPRAISED VALUE:             $325,000,000
CUT-OFF DATE LTV(1):         64.6%
ARD LTV(1):                  64.6%
DSCR(1):                     2.08x
POST IO DSCR(1):             NAP
-----------------------------------------------------------------

-----------------------------------------------------------------

(1)  The subject $105,000,000 loan represents a 50% pari passu portion of the
     $210,000,000 mortgage loan. All LTV, DSCR and Loan per Room numbers in this table are based on the total $210,000,000 financing.

(2)  Occupancy is based on the 12-month operating statements ending July 31,
     2005.

THE WESTIN COPLEY PLACE LOAN

      THE LOAN. The third largest loan (the "Westin Copley Place Loan") is evidenced by two (2) pari passu promissory notes and is secured by a single first priority leasehold mortgage on the Westin Copley Place hotel located in
Boston, Massachusetts (the "Westin Copley Place Property"). The Westin Copley
Place Loan was wholly originated on August 30, 2005 by Wells Fargo Bank N.A., and was split into two 50% portion A-1 and A-2 pari passu notes. Note A-1 will be included in the trust.

      THE BORROWER. The borrower, LHO Backstreets, L.L.C. (the "Westin Copley
Place Borrower"), is a single purpose entity that owns no material assets other than the Westin Copley Place Property and related interests. The borrower is single member limited liability company structured with an independent director.
A non-consolidation opinion was delivered at origination. The guarantor is
LaSalle

                                     III-13

Hotel Operating Partnership, L.P. (the "LaSalle OP"), whereby LaSalle Hotel
Properties ("LaSalle" NYSE: LHO), the sponsor, is the sole general partner of the LaSalle OP owning a 97.7% interest and other various investors hold the remaining 2.3%. The LaSalle OP holds substantially all of LaSalle's assets and conducts all of LaSalle's operations. LaSalle is a Maryland-based real estate investment trust ("REIT") that owns approximately 23 hotels consisting of 7,600 guest rooms throughout the United States. LaSalle's hotels are operated under a number of flags, including Westin, Sheraton, Crestline, Hyatt, Benchmark, White
Lodging, Davidson, Marriott, Outrigger, Noble House, Hilton and Kimpton.

      THE PROPERTY. The Westin Copley Place Property is a Westin flagged,
38-story, 803-room full-service hotel located in Boston, Massachusetts. The
Westin Copley Place Property was built in 1983, renovated between 1999 and 2004, and features a fully equipped health club with a heated indoor swimming pool, spa and salon services, as well as approximately 57,000 square feet of function space, including two major ballrooms, five restaurants and a business center.
The property is located in the Back Bay area of Boston on a parcel bounded by
Huntington Avenue, Dartmouth Street and Stuart Street. The subject is part of the Copley Place complex and is connected by sky bridges to the Copley Place,
Marriott Copley Place, Prudential Center, Hynes Convention Center, Sheraton
Boston and 111 Huntington Avenue, an office development. Interstate 90 (I-90), which passes directly below the property, and Interstate 93 (I-93) provides access to the subject and its surrounding neighborhood. I-90 provides access to all points west of Boston, while I-93 is the major north-south roadway in
Boston. The property is approximately 5 miles from Logan International Airport.
During 1999 - 2004, approximately $40.0 million, or $49,813 per key, was spent in capital improvements on the Westin Copley Place Property. The subject property is constructed on air rights above Interstate 90, with the
Massachusetts Turnpike Authority (MTA) as the owner of the underlying interstate and Lessor of the air rights. All rents under the lease have been prepaid. The lease provides that the MTA cannot terminate the lease or evict the tenant or leasehold mortgagee in possession under any circumstances. The air rights Lease expires December 14, 2077.

---------------------------------------------------------------------------------------------------------------------------------
                                    SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)
---------------------------------------------------------------------------------------------------------------------------------
                         COMPETITIVE SET                   WESTIN COPLEY PLACE                     PENETRATION FACTOR
--------------- ----------------------------------- ----------------------------------- -----------------------------------------
     YEAR        OCCUPANCY      ADR       REVPAR     OCCUPANCY      ADR       REVPAR     OCCUPANCY      ADR          REVPAR
--------------- ------------ ---------- ----------- ------------ ---------- ----------- ------------ ----------- ----------------

     2002          71.1%      $181.90    $129.26       74.4%      $206.97    $153.95      104.6%       113.8%        119.1%
--------------- ------------ ---------- ----------- ------------ ---------- ----------- ------------ ----------- ----------------
     2003          71.1%      $173.76    $123.47       72.6%      $200.47    $145.54      102.1%       115.4%        117.9%
--------------- ------------ ---------- ----------- ------------ ---------- ----------- ------------ ----------- ----------------
     2004          73.9%      $188.06    $139.04       76.5%      $219.00    $167.48      103.5%       116.5%        120.5%
--------------- ------------ ---------- ----------- ------------ ---------- ----------- ------------ ----------- ----------------
 T-12 6/2005       74.6%      $191.72    $143.03       76.2%      $224.53    $171.06      102.1%       117.1%        119.6%
--------------- ------------ ---------- ----------- ------------ ---------- ----------- ------------ ----------- ----------------

(1)  The above table is based on data provided by STR Reports.

     PROPERTY MANAGEMENT. The Westin Copley Place Property is managed by Westin
Management Company East ("Westin"), an affiliate of Starwood Hotels and Resorts
Worldwide, Inc. ("Starwood"). Starwood (NYSE: HOT; rated BB+/Ba1 by S&P/Moody's)
is a hospitality company with nearly 750 hotels in the United States and 79 other countries and territories. The company has approximately 120,000 employees as of year-end 2004 and is headquartered in White Plains, New York.

     ESCROWS AND RESERVES. The Westin Copley Place Borrower is required to escrow 1/12 of annual real estate taxes monthly. Insurance reserves are waived provided the Property is covered under a Borrower (or property manager) blanket insurance policy that has been approved by Lender. The Westin Copley Place
Borrower is also required to escrow four percent (4%) of quarterly Gross
Revenues for FF&E less the sum of (i) any FF&E expenditures incurred and paid for by Borrower and not reimbursed pursuant to the loan documents, (ii) any carry forward credit amounts as described in the loan documents, and (iii) any amounts collected by Manager in respect of FF&E pursuant to the management agreement; a Flag Reserve of $450,000 per month, which is triggered following the occurrence of certain conditions, each as defined in the loan documents, and a $924,000 Debt Service reserve at closing. In addition, all excess cash flow will be held in a springing amortization reserve, as defined in the cash management agreement. The Borrower has a one-time right to withdraw funds accumulated during Years 1-6 from the reserve account so long as there is no default and there is no trigger event then in effect. The Borrower cannot withdraw funds accumulated during Years 7-10. The loan documents allow the hotel to be operated without a flag so long as the DSCR (T12) has not decreased more then 20% from the DSCR then in effect the quarter before the hotel was de-flagged and the annual cash flow is greater then $22,000,000.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The loan documents provide a constituent party or parties of Borrower (other than any such constituent party which is required to be a single purpose, bankruptcy remote entity pursuant to the Mortgage) (such party or parties, collectively, the "Mezzanine Borrower")
shall be permitted (the "Mezzanine Option") to incur mezzanine financing (the
"Mezzanine Loan") secured by a pledge of 100% of the direct or indirect equity ownership interest in Borrower held by the Mezzanine Borrower (the "Equity
Collateral"); provided Borrower obtains Lender's approval of the Mezzanine
Option, which shall be at Lender's sole discretion, and, if requested by Lender, a rating agency confirmation.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not Allowed.

     RELEASE OF PARCELS. Not Allowed.

     Certain additional information regarding the Westin Copley Place Loan and
Westin Copley Place Property is set forth on Appendix II hereto.

                                     III-14

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 4 - TWO RENAISSANCE SQUARE
--------------------------------------------------------------------------------

                    [PHOTO OF TWO RENAISSANCE SQUARE OMITTED]

                    [PHOTO OF TWO RENAISSANCE SQUARE OMITTED]

                                     III-15

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 4 - TWO RENAISSANCE SQUARE
--------------------------------------------------------------------------------

                        [MAP OF DOWNTOWN PHOENIX OMITTED]

                                     III-16

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 4 - TWO RENAISSANCE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------
LOAN PURPOSE:                   Acquisition
ORIGINAL BALANCE:               $85,200,000
CUT-OFF DATE BALANCE:           $85,200,000
SHADOW RATING (MOODY'S/
  FITCH)                        NAP
FIRST PAYMENT DATE:             November 1, 2005
INTEREST RATE:                  5.140%
AMORTIZATION:                   Interest Only
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  April 1, 2012
EXPECTED MATURITY BALANCE:      $85,200,000
SPONSORS:                       Pauls Realty Fund Advisor, LLC and
                                GE Pension Trust
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                From and after November 1, 2005,
                                in connection with any voluntary
                                prepayment, the borrower must pay
                                a yield maintenance premium.
                                Prepayable without penalty from
                                and after January 1, 2012.

LOAN PER SF:                     $181.10

UP-FRONT RESERVES:               TI/LC:              $4,500,000

ONGOING RESERVES:                RE Taxes:           Springing
                                 Insurance           Springing

LOCKBOX:                         None
--------------------------------------------------------------------

--------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Single Asset
PROPERTY TYPE:             Office
PROPERTY SUB-TYPE:         Urban
LOCATION:                  Phoenix, AZ
YEAR BUILT/RENOVATED:      1988/NAP
OCCUPANCY(1):              98.5%
SQUARE FOOTAGE:            470,464
THE COLLATERAL:            28-story multi-tenant class A office
                           building
OWNERSHIP INTEREST:        Leasehold

PROPERTY MANAGEMENT:       Pauls Realty Fund Advisor, LLC

U/W NET OP. INCOME:         $7,564,623
U/W NET CASH FLOW:          $7,119,006
U/W OCCUPANCY:              95.0%
APPRAISED VALUE:            $120,725,000
CUT-OFF DATE LTV:           70.6%
MATURITY DATE LTV:          70.6%
DSCR:                       1.60x
POST IO DSCR:               NAP
--------------------------------------------------------------------

(1)  Occupancy is based on the rent roll dated September 28, 2005.

TWO RENAISSANCE SQUARE LOAN

      THE LOAN. The fourth largest loan (the "Two Renaissance Square Loan") as evidenced by the Promissory Note (the "Two Renaissance Square Note") is secured by a Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement
and Fixture Filing and all other documents evidencing or securing the Two
Renaissance Square Loan (the "Two Renaissance Square Mortgage") encumbering the twenty-eight (28) story class A office building, located in Phoenix, Arizona
(the "Two Renaissance Square Property"). The Two Renaissance Square Property has
2 ground leases. Both ground leases are with the City of Phoenix. The first ground lease expires in June of 2006 at which time the Two Renaissance Borrower will have a fee mortgage subject only to the second ground lease. This ground lease relates only to that portion of the underground parking that is within the
City of Phoenix's street right of way. This ground lease does not expire until
2037 and has one (1) fifty (50) year renewal option. The Two Renaissance Square
Loan was originated on September 28th, 2005 by or on behalf of Principal
Commercial Funding, LLC.

      THE BORROWER. The borrower is Two Renaissance, LLC, a Delaware limited liability company (the "Two Renaissance Square Borrower") that owns no material asset other than the Two Renaissance Square Property and related interests. The
Two Renaissance Square Borrower is a single purpose bankruptcy remote entity.
The Two Renaissance Square Borrower has two (2) members, Paul Realty Fund
Advisor, LLC (10%) and General Electric Pension Trust (90%).

                                     III-17

      THE PROPERTY. The Two Renaissance Square Property is located in Phoenix,
Arizona, at 40 North Central Avenue. The Two Renaissance Square Property was
originally constructed in 1988. It consists of a 470,464 square foot, twenty-eight story, multi-tenant class A office building. The Two Renaissance
Square Property is situated on approximately .098 acres and includes 1,093
(2.33/1,000 square feet) parking spaces.

------------------------------------------------------------------------------------------------------------------------------------
                                                        LEASE ROLLOVER SCHEDULE
---------------- ------------ ------------------ -------------- ------------------- ------------------------- ----------------------
                    # OF        AVERAGE BASE       % OF TOTAL                                                 CUMULATIVE % OF TOTAL
       YEAR        LEASES        RENT PER SF       SQUARE FEET   CUMULATIVE % OF      % OF TOTAL BASE RENTAL     RENTAL REVENUES
                   ROLLING         ROLLING           ROLLING      SF ROLLING           REVENUES ROLLING            ROLLING
---------------- ------------ ------------------ -------------- ------------------- ------------------------- ----------------------

      Vacant         --              --               2%                2%                      --                      --
---------------- ------------ ------------------ -------------- ------------------- ------------------------- ----------------------
       2005          --              --               --                2%                      --                      --
---------------- ------------ ------------------ -------------- ------------------- ------------------------- ----------------------
       2006           3            $18.53             5%                7%                      4%                      4%
---------------- ------------ ------------------ -------------- ------------------- ------------------------- ----------------------
       2007          21            $25.58             27%              35%                     30%                     34%
---------------- ------------ ------------------ -------------- ------------------- ------------------------- ----------------------
       2008           1            $22.50             --               35%                      --                     35%
---------------- ------------ ------------------ -------------- ------------------- ------------------------- ----------------------
       2009           4            $20.59             3%               38%                      2%                     37%
---------------- ------------ ------------------ -------------- ------------------- ------------------------- ----------------------
       2010           5            $22.79             5%               43%                      5%                     42%
---------------- ------------ ------------------ -------------- ------------------- ------------------------- ----------------------
       2011           1            $24.00             4%               47%                      4%                     46%
---------------- ------------ ------------------ -------------- ------------------- ------------------------- ----------------------
       2012           1            $22.00             --               47%                      0%                     46%
---------------- ------------ ------------------ -------------- ------------------- ------------------------- ----------------------
       2013          --             $0.00             --               47%                      0%                     46%
---------------- ------------ ------------------ -------------- ------------------- ------------------------- ----------------------
       2014           6            $23.75             24%              71%                     24%                     70%
---------------- ------------ ------------------ -------------- ------------------- ------------------------- ----------------------
  2015 & Beyond      12            $23.97             29%              100%                    30%                     100%
---------------- ------------ ------------------ -------------- ------------------- ------------------------- ----------------------

`
      The following table presents certain information relating to the major tenants at the Two Renaissance Square:

----------------------------------------- ---------------- --------- -------- --------------- ------------- --------------
                                           CREDIT RATING                                       % OF TOTAL    ANNUALIZED
                                              (FITCH/                          ANNUALIZED      ANNUALIZED   UNDERWRITTEN
                                              MOODY'S       TENANT    % OF     UNDERWRITTEN   UNDERWRITTEN  BASE RENT ($
              TENANT NAME                    /S&P)(1)        NRSF     NRSF      BASE RENT      BASE RENT      PER NRSF)
----------------------------------------- ---------------- --------- -------- --------------- ------------- --------------

Lewis & Roca, LLP                             --/--/--     112,825     24%      $2,679,593         24%         $23.75
----------------------------------------- ---------------- --------- -------- --------------- ------------- --------------
GSA - US Attorney                            AAA/Aaa/AAA    84,583     18%      $2,342,949         21%         $27.70
----------------------------------------- ---------------- --------- -------- --------------- ------------- --------------
Squire Sanders & Dempsey                      --/--/--      84,377     18%      $2,238,505         20%         $26.53
----------------------------------------- ---------------- --------- -------- --------------- ------------- --------------
GSA - Indian Health Services                 AAA/Aaa/AAA    50,065     11%       $942,526          8%          $18.83
----------------------------------------- ---------------- --------- -------- --------------- ------------- --------------
Crescent Real Estate Funding XIII, LP(2)      --/--/--      35,879      8%       $870,778          8%          $24.27
----------------------------------------- ---------------- --------- -------- --------------- ------------- --------------
GSA - Defense Contract Management Agency     AAA/Aaa/AAA    25,244      5%       $467,661          4%          $18.53
----------------------------------------- ---------------- --------- -------- --------------- ------------- --------------
Interactive Worldwide                         --/--/--      19,020      4%       $456,480          4%          $24.00
----------------------------------------- ---------------- --------- -------- --------------- ------------- --------------
GSA - US Courts                              AAA/Aaa/AAA    12,744      3%       $303,307          3%          $23.80
----------------------------------------- ---------------- --------- -------- --------------- ------------- --------------
GSA - Social Security Administration         AAA/Aaa/AAA    6,528       1%       $145,998          1%          $22.36
----------------------------------------- ---------------- --------- -------- --------------- ------------- --------------
Capital Reprographics, LLC                    --/--/--      4,316       1%       $107,010          1%          $24.79
----------------------------------------- ---------------- --------- -------- --------------- ------------- --------------

--------------------------------------------------------

                                             LEASE
              TENANT NAME                  EXPIRATION
--------------------------------------------------------

Lewis & Roca, LLP                           2/28/2014
--------------------------------------------------------
GSA - US Attorney                           3/31/2016
--------------------------------------------------------
Squire Sanders & Dempsey                    5/31/2007
--------------------------------------------------------
GSA - Indian Health Services                5/31/2017
--------------------------------------------------------
Crescent Real Estate Funding XIII, LP(2)    5/31/2007
--------------------------------------------------------
GSA - Defense Contract Management Agency    8/11/2006
--------------------------------------------------------
Interactive Worldwide                       1/31/2011
--------------------------------------------------------
GSA - US Courts                             1/31/2010
--------------------------------------------------------
GSA - Social Security Administration        4/30/2009
--------------------------------------------------------
Capital Reprographics, LLC                  5/31/2007
--------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  There is a Master Lease from Crescent Real Estate Funding XIII, LP, the seller of the Two Renaissance Square Property.

     PROPERTY MANAGEMENT. The Two Renaissance Square Property is managed by
Pauls Realty Fund Advisor, LLC, which is affiliated with the Two Renaissance
Square Borrower.

     ESCROWS AND RESERVES. At closing, $4,500,000 was placed in escrow to cover re-tenanting and leasing costs. Beginning July 1, 2006 the Borrower shall begin making monthly tax escrow payments. In the event of a default, the borrower will begin making monthly deposits for Insurance based on the current estimated expenses.

MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed

ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS).  Not allowed

RELEASE OF PARCELS.    Not allowed

     Certain additional information regarding the Two Renaissance Square Loan and the Two Renaissance Square Property is set forth on Appendix II hereto

                                     III-18

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 - EAST TOWNE MALL
--------------------------------------------------------------------------------

                       [PHOTO OF EAST TOWNE MALL OMITTED]

                       [PHOTO OF EAST TOWNE MALL OMITTED]

                       [PHOTO OF EAST TOWNE MALL OMITTED]

                       [PHOTO OF EAST TOWNE MALL OMITTED]

                                     III-19

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 - EAST TOWNE MALL
--------------------------------------------------------------------------------

                    [MAP OF THE GREATER MADISON AREA OMITTED]

                                     III-20

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 - EAST TOWNE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------
LOAN PURPOSE:                   Refinance
ORIGINAL BALANCE:               $80,000,000
CUT-OFF DATE BALANCE:           $80,000,000
SHADOW RATING (MOODY'S/
  FITCH)                        Baa3/BBB
FIRST PAYMENT DATE:             December 1, 2005
INTEREST RATE:                  5.000%
AMORTIZATION:                   360 Months
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  November 1, 2015
EXPECTED MATURITY BALANCE:      $65,231,311
SPONSOR:                        CBL & Associates Properties, Inc
INTEREST CALCULATION:           30/360
CALL PROTECTION:                Locked out until the earlier of
                                December 1, 2008 or 2 years after the REMIC
                                "start-up" date, with U.S. Treasury defeasance.
                                Prepayable without penalty from and after July
                                1, 2015.

LOAN PER SF:                    $185.88

UP-FRONT RESERVES:               None

ONGOING RESERVES:                RE Tax:            Springing
                                 Insurance:         Springing
                                 Cap Ex.:           Springing
                                 TI/LC:             Springing

LOCKBOX(1):                      Soft, Springing to Hard
--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Single Asset
PROPERTY TYPE:             Retail
PROPERTY SUB-TYPE:         Anchored
LOCATION:                  Madison, WI
YEAR BUILT/RENOVATED:      1971, 2004 / 2003 - 2004
OCCUPANCY(2):              94.6%
SQUARE FOOTAGE:            430,387
THE COLLATERAL:            Class A regional mall
OWNERSHIP INTEREST:        Fee

PROPERTY MANAGEMENT:       CBL & Associates Management, Inc

U/W NET OP. INCOME:         $9,557,111
U/W NET CASH FLOW:          $9,087,990
U/W OCCUPANCY:              92.2%
APPRAISED VALUE:            $133,700,000
CUT-OFF DATE LTV:           59.8%
MATURITY DATE LTV:          48.8%
DSCR:                       1.76x
POST IO DSCR:               NAP
--------------------------------------------------------------------

--------------------------------------------------------------------

(1) A hard lockbox is triggered in any event of default or if the debt service coverage ratio calculated at the end of any fiscal year falls below 1.15x.

(2) Occupancy is based on the rent roll dated September 30, 2005.

EAST TOWNE MALL LOAN

      THE LOAN. The fifth largest loan (the "East Towne Mall Loan") as evidenced by the Promissory Note (the "East Towne Mall Note") is secured by a Leasehold
Mortgage and Security Agreement, Assignment of Leases and Rents (the "East Towne
Mall Mortgage") encumbering the 430,387 square foot regional mall known as East
Towne, located in Madison, Wisconsin (the "East Towne Mall Property"). The East
Towne Mall Loan was co-originated on October 3, 2005 by or on behalf of
Principal Commercial Funding, LLC and Morgan Stanley Mortgage Capital Inc. The
Ground Lessor has fully subjected its fee interest to the East Towne Mall
Mortgage and its interest does not survive foreclosure of the East Towne
Mortgage.

      THE BORROWER. The borrower is Madison/East Towne, LLC, a Delaware limited liability company (the "East Towne Mall Borrower") that owns no material asset other than the East Towne Mall Property and related interests. The East Towne
Mall Borrower is a single purpose bankruptcy remote entity. The East Towne Mall
Borrower is 100% owned by CBL & Associates Properties, Inc.

                                     III-21

      THE PROPERTY. The East Towne Mall Property is located in Madison,
Wisconsin, at 89 East Towne Mall. The East Towne Mall Property was originally constructed in 1971, renovated in 2003-2004 and expanded in 2004. It consists of
430,387 square feet of regional mall space. The East Towne Mall Property is situated on approximately 109.07 acres and includes 5,015 parking spaces.

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
------------------------------ ------------ ---------------- -------------- ------------ ----------------- -------------------------

                                  # OF       AVERAGE BASE     % OF TOTAL    CUMULATIVE   % OF TOTAL BASE      CUMULATIVE % OF TOTAL
                                 LEASES       RENT PER SF     SQUARE FEET     % OF SF    RENTAL REVENUES               RENTAL
            YEAR                 ROLLING        ROLLING         ROLLING       ROLLING        ROLLING              REVENUES ROLLING
------------------------------ ------------ ---------------- -------------- ------------ ----------------- -------------------------

           Vacant                  --             --              5%            5%              --                       --
------------------------------ ------------ ---------------- -------------- ------------ ----------------- -------------------------
            2005                   --             --              --            5%              --                       --
------------------------------ ------------ ---------------- -------------- ------------ ----------------- -------------------------
            2006                    9           $27.38            5%            10%             6%                       6%
------------------------------ ------------ ---------------- -------------- ------------ ----------------- -------------------------
            2007                    9           $31.28            7%            17%            10%                      16%
------------------------------ ------------ ---------------- -------------- ------------ ----------------- -------------------------
            2008                   12           $29.34            6%            23%             9%                      25%
------------------------------ ------------ ---------------- -------------- ------------ ----------------- -------------------------
            2009                    8           $30.19            4%            27%             6%                      31%
------------------------------ ------------ ---------------- -------------- ------------ ----------------- -------------------------
            2010                   11           $28.10            7%            34%             9%                      40%
------------------------------ ------------ ---------------- -------------- ------------ ----------------- -------------------------
            2011                   14           $27.19            13%           47%            17%                      57%
------------------------------ ------------ ---------------- -------------- ------------ ----------------- -------------------------
            2012                    9           $25.17            6%            53%             7%                      64%
------------------------------ ------------ ---------------- -------------- ------------ ----------------- -------------------------
            2013                    5           $23.53            3%            56%             4%                      68%
------------------------------ ------------ ---------------- -------------- ------------ ----------------- -------------------------
            2014                    5           $14.40            20%           76%            14%                      82%
------------------------------ ------------ ---------------- -------------- ------------ ----------------- -------------------------
        2015 & Beyond              12           $15.97            24%          100%            18%                      100%
------------------------------ ------------ ---------------- -------------- ------------ ----------------- -------------------------

  The following table presents certain information relating to the major tenants at the East Towne Mall:

-------------------------- ----------------- ---------- ----------- --------------- ---------------- -------------- ----------------
                                                                                        % OF TOTAL      ANNUALIZED
                             CREDIT RATING                             ANNUALIZED      ANNUALIZED     UNDERWRITTEN
                               (FITCH/        TENANT                  UNDERWRITTEN    UNDERWRITTEN    BASE RENT ($
         TENANT NAME       MOODY'S /S&P)(1)    NRSF     % OF NRSF      BASE RENT       BASE RENT       PER NRSF)    LEASE EXPIRATION
-------------------------- ----------------- ---------- ----------- --------------- ---------------- -------------- ----------------

Dick's Sporting Goods          --/--/--       66,000        15%        $925,980            10%          $14.03          9/30/2019
-------------------------- ----------------- ---------- ----------- --------------- ---------------- -------------- ----------------
Gordman's                      --/--/--       47,943        11%        $599,292            7%           $12.50          9/30/2014
-------------------------- ----------------- ---------- ----------- --------------- ---------------- -------------- ----------------
Steve & Barry's                --/--/--       28,828         7%        $426,654            5%           $14.80          1/31/2011
-------------------------- ----------------- ---------- ----------- --------------- ---------------- -------------- ----------------
Barnes & Noble                 --/--/--       25,925         6%        $355,173            4%           $13.70          3/31/2014
-------------------------- ----------------- ---------- ----------- --------------- ---------------- -------------- ----------------
Rogers & Hollands              --/--/--        2,348         1%        $274,998            3%           $117.12         1/31/2011
-------------------------- ----------------- ---------- ----------- --------------- ---------------- -------------- ----------------
Fred Myers Jewelry             --/--/--        1,673         0%        $187,343            2%           $111.98         1/31/2007
-------------------------- ----------------- ---------- ----------- --------------- ---------------- -------------- ----------------
Maurices                       --/--/--        6,829         2%        $157,067            2%           $23.00          1/31/2007
-------------------------- ----------------- ---------- ----------- --------------- ---------------- -------------- ----------------
Victoria's Secret            --/Baa2/BBB       6,592         2%        $151,616            2%           $23.00          1/31/2010
-------------------------- ----------------- ---------- ----------- --------------- ---------------- -------------- ----------------
American Eagle Outfitters      --/--/--        6,202         1%        $136,444            2%           $22.00          1/31/2011
-------------------------- ----------------- ---------- ----------- --------------- ---------------- -------------- ----------------
Finish Line                    --/--/--        6,800         2%        $136,000            2%           $20.00          1/31/2008
-------------------------- ----------------- ---------- ----------- --------------- ---------------- -------------- ----------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. In any event of default or if the DSCR, when calculated after the end of any fiscal year, falls below 1.15x, the borrower will begin making monthly deposits for Taxes and Insurance based on the current estimated expenses. If either of these trigger events occur, the borrower will also begin making monthly capital expense reserve payments of $7,173.12 per month, capped at a $172,154.88 balance, and tenant improvement and leasing commission escrow reserve payments of $35,865.58 per month, capped at a
$645,580.44 balance.

     PROPERTY MANAGEMENT. The East Towne Mall Property is managed by CBL &
Associates Management, Inc.

      MEZZANINE LOAN, UNSECURED DEBT, OR PREFERRED EQUITY INTEREST. Future
unsecured inter-company debt is allowed, but not to exceed $5,000,000 in the aggregate subject to receipt by lender of an acceptable subordination agreement and new non-consolidation opinion.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. De Minimus Parcels, which were included in the appraisal for purposes of valuation, may be released without prepayment of the
East Towne Loan provided that the parcels are unimproved, not income producing and not considered material to use and operation of the East Towne Property and that the release complies with the provisions of the East Towne Loan Documents.

      Certain additional information regarding the East Towne Mall Loan and the
East Towne Mall Property is set forth on Appendix II hereto.

                                     III-22

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 6 - LAWSON COMMONS
--------------------------------------------------------------------------------

                        [PHOTO OF LAWSON COMMONS OMITTED]

                        [PHOTO OF LAWSON COMMONS OMITTED]

                        [PHOTO OF LAWSON COMMONS OMITTED]

                                     III-23

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 6 - LAWSON COMMONS
--------------------------------------------------------------------------------

                   [MAP OF THE GREATER ST. PAUL AREA OMITTED]

                                     III-24

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 6 - LAWSON COMMONS
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------
LOAN PURPOSE:                   Acquisition
ORIGINAL BALANCE:               $58,300,000
CUT-OFF DATE BALANCE:           $58,300,000
SHADOW RATING (MOODY'S/FITCH):  NAP
FIRST PAYMENT DATE:             September 1,
                                2005
INTEREST RATE:                  5.528%
AMORTIZATION:                   Interest only through August 31,
                                2009.  Principal and interest
                                payments of $332,045.90 beginning
                                September 1, 2009 through
                                maturity.

ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  August 1, 2015
EXPECTED MATURITY BALANCE:      $53,289,904
SPONSOR:                        Behringer Harvard REIT I, Inc.
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout until the earlier of
                                September 1, 2008 or 2 years after the REMIC
                                "start-up" date, with U.S. Treasury defeasance
                                thereafter. Prepayable without penalty from and
                                after May 1, 2015.

LOAN PER SF:                    $133.57

UP-FRONT RESERVES:              Insurance:         $46,734
                                TI/LC:             $36,362
                                St. Paul Fire &
                                Marine Reserve:    $4,500,000

ONGOING RESERVES:               RE Tax:            $175,083 / month
                                Insurance:         $7,789 / month
                                TI/LC:             $36,362 / month
                                Cap Ex:            Springing

LOCKBOX:                        Hard

---------------------------------------------------------------------
                        PROPERTY INFORMATION
---------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Urban
LOCATION:                      St. Paul, MN
YEAR BUILT/RENOVATED:          1999
OCCUPANCY(1):                  99.0%
SQUARE FOOTAGE:                436,478
THE COLLATERAL:                Thirteen story office building
OWNERSHIP INTEREST:            Fee

PROPERTY MANAGEMENT:           HPT Management Services LP

U/W NET OP. INCOME:            $5,322,337
U/W NET CASH FLOW:             $4,891,345
U/W OCCUPANCY:                 90.0%
APPRAISED VALUE:               $84,500,000
CUT-OFF DATE LTV:              69.0%
MATURITY DATE LTV:             63.1%
DSCR:                          1.50x
POST IO DSCR:                  1.23x
---------------------------------------------------------------------

---------------------------------------------------------------------

(1) Occupancy is based on the rent roll dated July 1, 2005.

THE LAWSON COMMONS LOAN

      THE LOAN. The sixth largest loan (the "Lawson Commons Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Lawson
Commons office property located in St. Paul, Minnesota (the "Lawson Commons
Property"). The Lawson Commons Loan was originated on July 27, 2005 by Bear
Stearns Commercial Mortgage, Inc.

        THE BORROWER. The borrower is Behringer Harvard Lawson Commons, LLC, a
Delaware limited liability company (the "Lawson Commons Borrower") that owns no material asset other than the Lawson Commons Property and related interests. The general partner in the borrowing entity's sole member is Behringer Harvard REIT
I, Inc., a private real estate investment trust (REIT) formed in 2002. As of
June 30, 2005, Behringer Harvard REIT I, Inc. listed cash and cash equivalents of approximately $51.5 million and total stockholders equity of over $260 million.

                                     III-25

      THE PROPERTY. The Lawson Commons Property is a thirteen story, class `A',
436,478 square foot office building located in downtown central business district of St. Paul, Minnesota. The property is situated on St. Peter Street between 6th and 5th Street approximately 1 block from Rice Park. The Lawson
Commons Property is currently 99% leased to seven tenants. Approximately 70.5%
of the net rentable area is leased to Lawson Associates, Inc., a publicly traded company (NASDAQ: LWSN), on a long-term lease expiring in 2015. Lawson
Associates, Inc. has been headquartered at the property since the Lawson Common
Property was built in 1999. Approximately 28% of the total net rentable area is leased to investment grade rated tenants or their affiliates, and these tenants account for approximately 30% of the gross potential rent.

-----------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
-------------------- -------------- ----------------- ----------------- -------------- ------------------ -------------------------
                                      AVERAGE BASE       % OF TOTAL                     % OF TOTAL BASE    CUMULATIVE % OF TOTAL
                      # OF LEASES     RENT PER SF       SQUARE FEET     CUMULATIVE %    RENTAL REVENUES     BASE RENTAL REVENUES
        YEAR            ROLLING         ROLLING           ROLLING       OF SF ROLLING        ROLLING               ROLLING
-------------------- -------------- ----------------- ----------------- -------------- ------------------ -------------------------

       Vacant             --               --                1%              1%               --                     --
-------------------- -------------- ----------------- ----------------- -------------- ------------------ -------------------------
        MTM                1             $15.00              0%              1%               0%                     0%
-------------------- -------------- ----------------- ----------------- -------------- ------------------ -------------------------
        2005              --               --                --              1%               --                     0%
-------------------- -------------- ----------------- ----------------- -------------- ------------------ -------------------------
        2006               1             $15.00             24%              25%              24%                   24%
-------------------- -------------- ----------------- ----------------- -------------- ------------------ -------------------------
        2007              --               --                --              25%              --                    24%
-------------------- -------------- ----------------- ----------------- -------------- ------------------ -------------------------
        2008              --               --                --              25%              --                    24%
-------------------- -------------- ----------------- ----------------- -------------- ------------------ -------------------------
        2009               1             $18.76              1%              26%              1%                    25%
-------------------- -------------- ----------------- ----------------- -------------- ------------------ -------------------------
        2010              --               --                --              26%              --                    25%
-------------------- -------------- ----------------- ----------------- -------------- ------------------ -------------------------
        2011               3             $23.98              4%              30%              6%                    31%
-------------------- -------------- ----------------- ----------------- -------------- ------------------ -------------------------
        2012              --               --                --              30%              --                    31%
-------------------- -------------- ----------------- ----------------- -------------- ------------------ -------------------------
        2013              --               --                --              30%              --                    31%
-------------------- -------------- ----------------- ----------------- -------------- ------------------ -------------------------
        2014              --               --                --              30%              --                    31%
-------------------- -------------- ----------------- ----------------- -------------- ------------------ -------------------------
   2015 & Beyond           1             $14.60             70%             100%              69%                   100%
-------------------- -------------- ----------------- ----------------- -------------- ------------------ -------------------------

      The following table presents certain information relating to the major tenants at the Lawson Commons Property:

----------------------------- ---------------- ------------ ----------- -------------- ------------- -------------- ----------------
                                                                                        % OF TOTAL    ANNUALIZED
                               CREDIT RATING                             ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                  (FITCH/                               UNDERWRITTEN   UNDERWRITTEN  BASE RENT ($
        TENANT NAME           MOODY'S/S&P)(1)  TENANT NRSF   % OF NRSF  BASE RENT ($)   BASE RENT      PER NRSF)    LEASE EXPIRATION
----------------------------- ---------------- ------------ ----------- -------------- ------------- -------------- ----------------

Lawson Associates, Inc.          --/--/--        307,672        70%      $4,490,515        69%          $14.60           7/31/2015
----------------------------- ---------------- ------------ ----------- -------------- ------------- -------------- ----------------
St. Paul Fire & Marine(2)       AA-/Aa3/A+       103,470        24%      $1,552,050        24%          $15.00           7/31/2006
----------------------------- ---------------- ------------ ----------- -------------- ------------- -------------- ----------------
Kincaid's                       --/Baa3/--       10,975          3%        $261,610         4%          $23.84           2/28/2011
----------------------------- ---------------- ------------ ----------- -------------- ------------- -------------- ----------------
Chipotle Mexican Grill, Inc.      A/A2/A          3,699          1%         $84,152         1%          $22.75           1/31/2011
----------------------------- ---------------- ------------ ----------- -------------- ------------- -------------- ----------------
Bremer Bank NA                   BBB/--/--        3,158          1%         $59,244         1%          $18.76          12/31/2009
----------------------------- ---------------- ------------ ----------- -------------- ------------- -------------- ----------------
Starbucks Coffee                 --/--/--         1,540          0%         $43,120         1%          $28.00          12/31/2011
----------------------------- ---------------- ------------ ----------- -------------- ------------- -------------- ----------------
Frauenshuh Companies             --/--/--         1,623          0%         $24,345         0%          $15.00                 MTM
----------------------------- ---------------- ------------ ----------- -------------- ------------- -------------- ----------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  St. Paul never took occupancy of the majority of this space due to a merger and will not renew their lease when it expires in July 2006. However, St.
     Paul has sublet 100% of their space to eight subtenants and the seller has signed a five year master lease for the St. Paul space commencing in August
     2006 and collateralized by a $4.5 million escrow.

      ESCROWS AND RESERVES. The Lawson Commons Borrower is required to escrow
1/12th of annual real estate taxes and insurance. Cap Ex reserves of $0.20 per square foot per year will be collected beginning July 2006 on a monthly basis.
TI/LC reserves of $36,361.83 are collected monthly. Additionally, $4,500,000 was escrowed at closing by the Lawson Commons Borrower as collateralization for the seller's five year master lease of the St. Paul Fire & Marine space of approximately 103,470 square feet. The St. Paul Fire & Marine Reserve shall be released on a pro-rata basis as new leases that are acceptable to the Lender are signed for the St. Paul Fire & Marine space.

      PROPERTY MANAGEMENT. The Lawson Commons Property is managed by the HPT
Management Services LP, which is affiliated with the Frauenshuh Companies
("Frauenshuh"). Founded in 1983, Frauenshuh is a Minnesota-based full service real estate firm offering a variety of services nationwide in the commercial real estate sector. Frauenshuh is also one of the premier medical development firms in the United States.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Lawson Commons Loan and the
     Lawson Commons Property is set forth on Appendix II hereto.

                                     III-26

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 7 - PARK `N FLY PORTFOLIO
--------------------------------------------------------------------------------

                    [PHOTO OF PARK `N FLY PORTFOLIO OMITTED]

                    [PHOTO OF PARK `N FLY PORTFOLIO OMITTED]

                    [PHOTO OF PARK `N FLY PORTFOLIO OMITTED]

                                     III-27

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 7 - PARK `N FLY PORTFOLIO
--------------------------------------------------------------------------------

                   [MAP OF THE EASTERN UNITED STATES OMITTED]

                                     III-28

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 7 - PARK `N FLY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------
LOAN PURPOSE:                   Refinance
ORIGINAL BALANCE:               $48,000,000
CUT-OFF DATE BALANCE:           $48,000,000
SHADOW RATING (MOODY'S/FITCH):  Baa3 / BBB-
FIRST PAYMENT DATE:             September 1, 2005
INTEREST RATE:                  4.980%
AMORTIZATION:                   Interest only through July 1,
                                2008. Principal and Interest payments of
                                $280,044.19 beginning August 1, 2008 through
                                maturity.

ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  August 1, 2015
EXPECTED MATURITY BALANCE:      $40,162,517
SPONSOR:                        Park `N Fly, Inc.
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Locked out until the earlier of
                                August 1, 2009, or 2 years after
                                the REMIC "start-up" day, with
                                U.S. Treasury defeasance
                                thereafter.  Prepayable without
                                penalty from and afterJuly 1, 2015.

LOAN PER SPACE:                 $5,443.41

UP-FRONT RESERVES:              RE Tax:               $240,384
                                Insurance:            $106,617
                                Deferred
                                  Maintenance:        $304,688
                                Cap Ex:               Springing
                                Environmental:        $58,360
                                Other:                $113,455
ONGOING RESERVES:               RE Tax:               $38,145 / month
                                Insurance:            $8,885 / month

LOCKBOX(1):                     Springing hard

-------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:   Portfolio
PROPERTY TYPE:            Other
PROPERTY SUB-TYPE:        Parking
LOCATION:                 See Table
YEAR BUILT/RENOVATED:     See Table
OCCUPANCY(2):             71.5%
NUMBER OF SPACES          8,818
THE COLLATERAL:           Four off-airport parking facilities
                          located in GA, OH,  and TX (2)
OWNERSHIP INTEREST:       See Table
PROPERTY MANAGEMENT:      Park `N Fly Service Corporation

U/W NET OP. INCOME:       $7,735,039
U/W NET CASH FLOW:        $7,294,889
U/W OCCUPANCY:            100.0%
APPRAISED VALUE:          $95,150,000
CUT-OFF DATE LTV:         50.4%
MATURITY DATE LTV:        42.2%
DSCR:                     3.01x
POST IO DSCR:             2.17x
-------------------------------------------------------------------

(1)  Springing upon a "Trigger Event" which shall mean the earlier to occur of
     (i) a default under the Mortgage and (ii) the Debt Service Coverage Ratio being equal to or less than 1.50x.

(2)  An occupancy rate was not available for the parking structures. This occupancy rate represents an economic occupancy. Gross Potential Income was based on the revenue for trailing 12 months ending April 30th 2005.

THE PARK `N FLY PORTFOLIO LOAN

      THE LOAN. The seventh largest loan (the "Park `N Fly Portfolio Loan") as evidenced by the Promissory Note (the "Park `N Fly Portfolio Note") is secured by one mortgage, one deed of trust and two deeds to secure debt (collectively, the "Park `N Fly Portfolio Mortgage") encumbering the four properties commonly referred to as (a) Park `N Fly Atlanta; (b) Park `N Fly Dallas; (c) Park `N Fly
Cleveland; and (d) Park `N Fly Houston (the "Park `N Fly Portfolio Properties").
The Park `N Fly Portfolio Loan was originated on July 21, 2005 by or on behalf of Wells Fargo Bank, National Association.

                                     III-29

     THE BORROWER. The borrower is Park `N Fly Group One, Inc., a Delaware corporation (the "Park `N Fly Portfolio Borrower") that owns no material asset other than the Park `N Fly Portfolio Properties and related interests. The Park
`N Fly Portfolio Borrower is a wholly-owned subsidiary of Park `N Fly, Inc. the sponsor of the Park `N Fly Portfolio Loan. Park `N Fly, Inc. owns and operates in excess of 23,000 parking spaces in 13 off-airport parking facilities in 11 major metropolitan markets in the U.S.

      THE PROPERTIES. The Park `N Fly Portfolio Properties consist of four off-airport parking facilities with approximately 8,818 parking spaces. The properties are located in College Park, Georgia, less than 1.5 miles from the
Hartsfield-Jackson Atlanta International Airport; Coppell, Texas less than 4 miles from the Dallas-Fort Worth International Airport; Brook Park, Ohio,
approximately one mile east of Cleveland Hopkins International Airport; and
Houston, Texas less than 1 mile from George Bush Intercontinental Airport.

       More specific information about each property is set forth in the chart below:

---------------------- ---------------- ---------------------- ------------------ ------------------- ---------------- -------------
                                                                  ALLOCATED LOAN                          YEAR BUILT/
      PROPERTY              LOCATION       AIRPORT SERVED                 AMOUNT  OWNERSHIP INTEREST      RENOVATED        SPACES
---------------------- ---------------- ---------------------- ------------------ ------------------- ---------------- -------------

Park `N Fly Atlanta    College Park,    Atlanta International        $16,890,000  Fee/Leasehold          1981/NAP           2,322
                       GA
---------------------- ---------------- ---------------------- ------------------ ------------------- ---------------- -------------
Park `N Fly Dallas     Coppell, TX      Cleveland                    $14,110,000  Fee                     1996/NAP          1,914
                                        International
---------------------- ---------------- ---------------------- ------------------ ------------------- ---------------- -------------
Park `N Fly Cleveland  Brook Park, OH   Dallas Fort Worth             $9,440,000  Fee                    1969/1994          1,625
---------------------- ---------------- ---------------------- ------------------ ------------------- ---------------- -------------
Park `N Fly Houston    Houston, TX      Houston                       $7,560,000  Fee/Leasehold          1971/2000          2,957
                                        Intercontinental
---------------------- ---------------- ---------------------- ------------------ ------------------- ---------------- -------------

      ESCROWS AND RESERVES. The Park `N Fly Portfolio Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. If an event of default under the Park `N Fly Portfolio Mortgage and/or the Debt Service coverage Ratio is equal to or less than 1.50x ("Trigger Event"), the Park `N Fly Portfolio
Borrower is required to deposit monthly into a capital expenditure reserve account (a) $6,770.83 for the Park `N Fly Cleveland property; (b) $7,975 for the
Park `N Fly Atlanta property; (c) $12,712 for the Park `N Fly Houston property;
and (d) $9,675 for the Park `N Fly Dallas property. Additionally, The Park `N
Fly Portfolio Borrower deposited upfront reserves (a) $304,688 (125% of the recommended amount) into a deferred maintenance reserve for repaving the entire site at the Park `N Fly Cleveland property; and (b) $58,360 into an environmental reserve representing as follows: 125% of the estimated cost of
$16,000 ($20,000) for Park `N Fly Atlanta property and 125% of the estimated cost of $5,688 ($7,110) for the Park `N Fly Houston property. The costs are for the creation and implementation of a Corrective Action Plan - Part A required to receive no further actions letters from the states regarding low level petroleum hydrocarbons detected during a phase II survey of the property. Also, $31,250 representing 125% of the high end of the estimated cost of $20,000-$25,000 of replacing an underground storage tank at the Park `N Fly Cleveland property was escrowed at closing. In addition, there is an upfront reserve in the amount of
$113,445 for condemnation insurance.

      PROPERTY MANAGEMENT. The Park `N Fly Portfolio Properties are managed by
Park `N Fly Service Corporation, which is an affiliate of the Park `N Fly
Portfolio Loan's sponsor. The management agreement is subordinate to the Park `N
Fly Portfolio Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS.  Not allowed.

      Certain additional information regarding the Park `N Fly Portfolio Loan and the Park `N Fly Portfolio Properties is set forth on Appendix II hereto.

                                     III-30

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 8 - 1345 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

                 [PHOTO OF 1345 AVENUE OF THE AMERICAS OMITTED]

                 [PHOTO OF 1345 AVENUE OF THE AMERICAS OMITTED]

                                     III-31

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 8 - 1345 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

                       [MAP OF CENTRAL MANHATTAN OMITTED]

                                     III-32

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 8 - 1345 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

---------------------------------------------------------------------
                                LOAN INFORMATION
---------------------------------------------------------------------
LOAN PURPOSE:                   Refinance
ORIGINAL BALANCE(1):            $46,800,000
CUT-OFF DATE BALANCE(1):        $46,800,000
SHADOW RATING (MOODY'S/FITCH):  Aaa / AAA
FIRST PAYMENT DATE:             August 8, 2005
INTEREST RATE:                  5.3645%
AMORTIZATION:                   Interest only through July 8,
                                2007.  Principal and Interest
                                payments of $595,311.72 beginning
                                August 8, 2007 through maturity.
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  August 8, 2015
EXPECTED MATURITY BALANCE(3):   $532,898
SPONSORS:                       Fisher Brothers and National Bulk
                                Carriers
INTEREST CALCULATION:           Actual/360
CALL PROTECTION(4):             Locked out until the earlier of
                                July 6, 2008 or 2 years after the
                                REMIC "start-up" date, with U.S.
                                Treasury defeasance thereafter.
                                Prepayable without penalty from and
                                after February 8, 2025.

LOAN PER SF(1):                 $270.81

UP-FRONT RESERVES:              TI/LC:       $5,000,000

ONGOING RESERVES:               Ground
                                Rent:        Springing
                                RE Tax:      Springing
                                Insurance:   Springing
                                Cap Ex       Springing
                                TI/LC:       $325,000 monthly,
                                             capped at $5,000,000.
                                             See discussion below
                                             regarding last three
                                             years of loan term.

LOCKBOX:                        Hard

--------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:  Single Asset
PROPERTY TYPE:             Office
PROPERTY SUB-TYPE:         Urban
LOCATION:                  New York, NY
YEAR BUILT/RENOVATED:      1969/1988 & 2004
OCCUPANCY(2):              96.2%
SQUARE FOOTAGE:            1,896,140
THE COLLATERAL:            Urban office building
OWNERSHIP INTEREST:        Fee/Leasehold

PROPERTY MANAGEMENT:       Fisher Brothers Management Co. LLC

U/W NET OP. INCOME:        $75,140,150
U/W NET CASH FLOW:         $71,975,820
U/W OCCUPANCY:             96.2%
APPRAISED VALUE:           $1,250,000,000
CUT-OFF DATE LTV(1):       41.1%
MATURITY DATE LTV(3):      0.1%
DSCR(1):                   2.58x
POST IO DSCR(1):           1.93x
--------------------------------------------------------------------

(1)  The subject $46,800,000 loan represents a 9.11% pari passu interest in the
     $513,495,115 senior portion of a $730,000,000 mortgage loan. Cut-off Date
     LTV and Loan per SF numbers in this table are based on the total
     $513,495,115 senior financing. The Post IO DSCR was calculated by adding the first 12 monthly payments due with respect to the 1345 Avenue of the
     Americas Pari Passu Loan and the 1345 Avenue of the Americas Companion
     Loans, during the first 12 months of the amortization period of the 1345
     Avenue of the Americas Pari Passu Loan and the 1345 Avenue of the Americas
     Non-Trust Loans. Such monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first 121 months of the loan term (beginning August 8, 2007) to the 1345 Avenue of the Americas Pari Passu Loan and 1345 Avenue of the Americas Companion
     Loans and (ii) interest payments computed by applying the 5.3645% coupon to the outstanding principal balance of the 1345 Avenue of the Americas Pari
     Passu Loan and the 1345 Avenue of the Americas Companion Loans (aggregate original balance of $513,495,115). The resulting loan constant for the 1345
     Avenue of the Americas Pari Passu Loan and the 1345 Avenue of the Americas
     Companion Loans is 7.272%. The DSCR was calculated based on the interest only portion of the 1345 Avenue of the Americas Pari Passu Loan and the
     1345 Avenue of the Americas Companion Loans.

(2)  Occupancy is based on the rent roll dated June 1, 2005.

(3)  Expected Maturity Date Balance and Maturity Date LTV are based on the expected balance as of August 8, 2015 of the Note 1-A1 and not on the total
     $513,495,116 senior financing.

(4)  Call protection is based on the entire $730,000,000 mortgage loan.

                                     III-33

THE 1345 AVENUE OF THE AMERICAS LOAN

      THE LOAN. The eighth largest loan (the "1345 Avenue of the Americas Loan")
as evidenced by the Amended and Restated Promissory Note 1-A1 (the "1345 Avenue
of the Americas Note"), is secured by a first priority Fee and Leasehold
Mortgage, Assignment of Leases and Rents and Security Agreement (the "1345
Avenue of the Americas Mortgage") encumbering the 1,896,140 square foot urban office building known as 1345 Avenue of the Americas, located in New York, New
York (the "1345 Avenue of the Americas Property"). The 1345 Avenue of the
Americas Loan was originated on July 6, 2005 by or on behalf of Morgan Stanley
Mortgage Capital Inc. ("Morgan Stanley") and UBS Real Estate Investments Inc.
("UBS").

      THE BORROWER. The borrowers are 1345 Fee LLC, a Delaware limited liability company (the "1345 Avenue of the Americas Fee Borrower") and 1345 Leasehold LLC,
a Delaware limited liability company (the "1345 Avenue of the Americas Leasehold
Borrower" and, collectively, together with the 1345 Avenue of the Americas Fee
Borrower, the "1345 Avenue of the Americas Borrower"). The 1345 Avenue of the
Americas Fee Borrower and the 1345 Avenue of the Americas Leasehold Borrower
each owns no material assets other than its respective fee or leasehold interest in the 1345 Avenue of the Americas Property and related interests. Members of the Fisher family ("Fisher Brothers") and trusts for the benefit of Fisher family members indirectly own 50% of the general and limited partnership interests in the indirect sole member of the 1345 Avenue of the Americas
Leasehold Borrower. National Bulk Carriers, Inc. ("National Bulk Carriers"), a
New Jersey corporation owned by a charitable trust, indirectly owns the remaining 50% of the general and limited partnership interests in the indirect sole member of the 1345 Avenue of the Americas Leasehold Borrower. Fisher
Brothers indirectly owns a 50% limited partnership interest and a 0.5% general partnership interest in the indirect sole member of the 1345 Avenue of the
Americas Fee Borrower, and National Bulk Carriers indirectly owns a 49% limited partnership interest and a 0.5% general partnership interest in the indirect sole member of the 1345 Avenue of the Americas Fee Borrower.

      THE PROPERTY. The 1345 Avenue of the Americas Property is located in midtown Manhattan, at 1345 Avenue of the Americas. The 1345 Avenue of the
Americas Property was originally constructed in 1969 and renovated in 1988 and
2004. It consists of an office tower that comprises 1,896,140 rentable square feet. The 1345 Avenue of the Americas Property includes office space, a theater, a parking garage that provides 341 spaces and an adjacent parking lot. The 1345
Avenue of the Americas Property is owned in fee by the 1345 Avenue of the
Americas Fee Borrower and leased to the 1345 Avenue of the Americas Leasehold
Borrower pursuant to a ground lease that expires on January 1, 2046.

----------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                          # OF        AVERAGE BASE      % OF TOTAL      CUMULATIVE    % OF TOTAL BASE     CUMULATIVE % OF TOTAL
                         LEASES       RENT PER SF       SQUARE FEET      % OF SF      RENTAL REVENUES      BASE RENTAL REVENUES
        YEAR             ROLLING        ROLLING           ROLLING        ROLLING          ROLLING                ROLLING
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------

       Vacant              --              --               4%              4%               --                     --
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
         MTM               --              --               0%              4%               --                     --
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2005                3           $123.18             0%              4%               0%                     0%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2006                3            $13.11             0%              4%               0%                     0%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2007                1            $66.67             0%              4%               0%                     0%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2008                2            $38.77             2%              6%               2%                     2%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2009                4            $38.70             0%              6%               0%                     2%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2010                2            $40.89             3%              9%               2%                     4%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2011                3            $58.69             6%             16%               8%                    12%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2012                2            $41.33             2%             18%               2%                    14%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2013                2          $1,842.59            0%             18%               0%                    14%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2014                1        $1,250,000.00          0%             18%               1%                    16%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2015                1            $81.87             1%             18%               1%                    17%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2016                7            $44.37             19%            38%              18%                    35%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2017               --              --               --             38%               0%                    35%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2018                1            $31.60             1%             39%               1%                    35%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2019                3            $69.77             7%             45%              10%                    45%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
        2020                4            $24.20             8%             54%               4%                    49%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------
    2021 & Beyond          21            $52.53             46%            100%             51%                    100%
---------------------- ------------ ----------------- ---------------- ------------- ------------------- -------------------------

                                     III-34

The following table presents certain information relating to the major tenants at the 1345 Avenue of the Americas Property:

-------------------------------------- ------------- ---------- -------- ------------- ------------- ------------- -----------------
                                          CREDIT
                                          RATING                                        % OF TOTAL    ANNUALIZED
                                          (FITCH/                         ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                          MOODY'S     TENANT     % OF    UNDERWRITTEN  UNDERWRITTEN   BASE RENT
               TENANT NAME               /S&P)(1)      NRSF      NRSF     BASE RENT     BASE RENT    ($ PER NRSF)   LEASE EXPIRATION
-------------------------------------- ------------- ---------- -------- ------------- ------------- ------------- -----------------

Alliance Capital Mgmt. L.P.(2)            A+/A2/A+     879,211       46% $46,186,831        51%         $52.53          12/31/2024
-------------------------------------- ------------- ---------- -------- ------------- ------------- ------------- -----------------
Pimco Advisors L.P.(3)                   A+/Aa3/AA-    179,441       10% $8,074,845         9%          $45.00          12/31/2016
-------------------------------------- ------------- ---------- -------- ------------- ------------- ------------- -----------------
Linklaters                                --/--/--     159,199        8% $3,852,229         4%          $24.20           8/31/2020
-------------------------------------- ------------- ---------- -------- ------------- ------------- ------------- -----------------
Avon Products, Inc.                       A+/A2/A      132,425        7% $5,784,727         6%          $43.68          10/31/2016
-------------------------------------- ------------- ---------- -------- ------------- ------------- ------------- -----------------
Accenture LLP                             --/--/A+     117,619        6% $7,596,355         8%          $64.58           5/31/2019
-------------------------------------- ------------- ---------- -------- ------------- ------------- ------------- -----------------
MedPointe (formerly Carter-Wallace,
   Inc.)(4)                               --/--/--     116,544        6% $6,992,640         8%          $60.00           5/31/2011
-------------------------------------- ------------- ---------- -------- ------------- ------------- ------------- -----------------
Nichimen America, Inc.                    --/--/--     40,372         2% $1,668,624         2%          $41.33           4/30/2012
-------------------------------------- ------------- ---------- -------- ------------- ------------- ------------- -----------------
Stern Stewart Mgmt. Serv. Inc.            --/--/--     39,509         2% $1,517,833         2%          $38.42           7/31/2008
-------------------------------------- ------------- ---------- -------- ------------- ------------- ------------- -----------------
Howard J. Rubenstein Assoc. Inc.          --/--/--     54,106         3% $2,380,014         3%          $44.00           2/28/2016
-------------------------------------- ------------- ---------- -------- ------------- ------------- ------------- -----------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Alliance Capital Mgmt. L.P.'s lease permits the landlord to unilaterally extend the expiration date from December 31, 2019 to December 31, 2024 with
     3 years notice to the tenant. This table assumes this option is exercised.
     Additionally, Alliance Capital Mgmt. L.P. has subleased the 10th floor to
     Hearst Publishing and the 45th floor to Banco Bilboa.

(3)  PIMCO Advisors L.P. has subleased the 46th floor and part of the 47th floor to Fortress Investment Group LLC.

(4)  MedPointe (formerly Carter-Wallace, Inc.) has subleased the 42nd floor to
     Hearst Publishing and the 43rd and 44th floors to Arnold & S. Bleichroeder,
     Inc.

     PROPERTY MANAGEMENT. The 1345 Avenue of the Americas Property is managed by
Fisher Brothers Management Co. LLC, an affiliate of the 1345 Avenue of the
Americas Borrower. The management agreement is subordinate to the 1345 Avenue of the Americas Loan.

     ESCROWS AND RESERVES. The 1345 Avenue of the Americas Borrower must deposit
$325,000 monthly into a reserve for leasing commissions and tenant improvements, up to a cap of $5,000,000 in the reserve account at any time. In addition, during the last three years of the loan term, the 1345 Avenue of the Americas
Borrower is required to deposit $1,041,667 each month for leasing commissions and tenant improvements, provided that if as of July 1, 2022 or as of the first day of any calendar month thereafter, (i) underwritten cash flow (based on gross revenues from leases expiring no sooner than August 8, 2030) is at least
$70,000,000 and (ii) occupancy is at least 85%, then such deposits will be capped at an amount equal to the Long Term Lease Obligations. If the Long Term
Lease Obligations are less than the amount then on deposit, then such difference will be returned to the 1345 Avenue of the Americas Borrower, provided no event of default then exists. "Long Term Lease Obligations" is defined as all landlord costs under Long Term Leases (including leasing commissions, tenant allowances, free rent and tenant improvements) from and after the first date that Required
Underwriteable Cash Flow has been met. "Required Underwriteable Cash Flow" is defined as underwritten cash flow of at least $70,000,000 based on only revenues from Long Term Leases as of July 1, 2022 and as of the first day of every month thereafter. "Long Term Leases" is defined as leases in place on the date of calculation of Required Underwriteable Cash Flow that generally run at least until August 8, 2030. Following an event of default or occurrence of a Trigger
Event (described below), the 1345 Avenue of the Americas Borrower is required to deposit each month an amount equal to the ground rent payment under the ground lease.

     The 1345 Avenue of the Americas Borrower may substitute letters of credit for any reserve deposits required under the 1345 Avenue of the Americas Loan.

     During a Trigger Period (described below), the 1345 Avenue of the Americas
Borrower is required to deposit: (a) into a tax reserve account 1/12 of the total estimated annual taxes monthly, (b) into an insurance reserve account 1/12 of the total estimated annual insurance premiums monthly, and (c) into a capital expenditures fund reserve $40,000 monthly. A "Trigger Period" is defined as a period commencing (the "Trigger Event") (i) when underwriteable cash flow is less than $60,000,000 and ending when underwriteable cash flow is, and will have been for the immediately preceding six calendar months, equal to or greater than
$63,000,000 or (ii) upon an event of default and ending when the event of default has been cured or waived by Lender.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The 1345 Avenue of the
Americas Borrower may obtain mezzanine financing subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 75%
and DSCR less than 1.10x (determined using a specific loan constant), (ii) the subordinate mezzanine lender enters into an intercreditor agreement and (iii) if such mezzanine financing bears interest at a floating rate, such mezzanine financing documents require an interest rate cap at a fixed strike price.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS/PARTIAL DEFEASANCE. At any time, the 1345 Avenue of the
Americas Loan may be defeased in whole. The 1345 Avenue of the Americas Borrower may also partially defease the 1345 Avenue of the Americas Loan and obtain a release of one or more of the following parcels (each, a "Release Parcel"): (a)
the Ziegfield Theater, (b) the 1345 Avenue of the Americas parking garage, or
(c) the 1345 Avenue of the Americas parking lot. The release of any parcel is subject to certain legal conditions as specified in the mortgage loan documents including delivery of substitute defeasance notes secured by appropriate U.S.
obligations and having a principal balance equal to its proportionate share
(based on the principal balances of the

                                     III-35

1345 Avenue of the Americas Loans then outstanding) of (i) $8,000,000 if the
Ziegfield Theater is the Release Parcel, (ii) $19,625,000 if parking garage is the Release Parcel, (iii) $1,750,000 if the parking lot is the Release Parcel, or (iv) if there is more than one 1345 Avenue of the Americas Release Parcel, the sum of the applicable amounts listed.

     Certain additional information regarding the 1345 Avenue of Americas Loan and the 1345 Avenue of Americas Property as set forth on Appendix II hereto.

                                     III-36

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - 200 MADISON AVENUE
--------------------------------------------------------------------------------

                     [PHOTO OF 200 MADISON AVENUE OMITTED]

                                     III-37

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - 200 MADISON AVENUE
--------------------------------------------------------------------------------

                      [MAP OF CENTRAL MANHATTAN OMITTED]

                                     III-38

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - 200 MADISON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------
                         LOAN INFORMATION
------------------------------- ------------------------------------
LOAN PURPOSE:                   Refinance
ORIGINAL BALANCE(1):            $45,000,000
CUT-OFF DATE BALANCE(1):        $45,000,000
SHADOW RATING (MOODY'S/FITCH):  Aa3/AA
FIRST PAYMENT DATE:             May 1, 2005

INTEREST RATE:                  4.950%
AMORTIZATION:                   Interest Only
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  April 1, 2015
EXPECTED MATURITY BALANCE(1):   $45,000,000
SPONSOR:                        George Comfort & Sons
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Locked out until the earlier of
                                March 15, 2008 or 2 years after
                                the REMIC "start-up" date, with
                                U.S. Treasury defeasance
                                thereafter.  Prepayable without
                                penalty from and after December 1,
                                2014.

LOAN PER SF(1):                 $135.03

UP-FRONT RESERVES:              None

ONGOING RESERVES:               RE Tax:               Springing
                                Insurance:            Springing
                                TI/LC:                Springing
                                Cap Ex:               Springing

LOCKBOX(2):                     Soft, Springing to Hard
--------------------------------------------------------------------

--------------------------------------------------------------------

-----------------------------------------------------------------
                      PROPERTY INFORMATION
-----------------------------------------------------------------
SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Office
PROPERTY SUB-TYPE:      Urban
LOCATION:               New York, NY

YEAR BUILT/RENOVATED:   1925/2003 - 2004
OCCUPANCY(3):           98.3%
SQUARE FOOTAGE:         666,527
THE COLLATERAL:         26-story high rise office building
OWNERSHIP INTEREST:     Fee

PROPERTY MANAGEMENT:    George Comfort & Sons, Inc.

U/W NET OP. INCOME:     $13,185,391
U/W NET CASH FLOW:      $11,823,978
U/W OCCUPANCY:          97.2%
APPRAISED VALUE:        $200,000,000
CUT-OFF DATE LTV(1):    45.0%
MATURITY DATE LTV(1):   45.0%
DSCR(1):                2.62x
POST IO DSCR(1):        NAP
-----------------------------------------------------------------

-----------------------------------------------------------------

(1)  The subject $45,000,000 loan represents a 50% pari passu interest in a
     $90,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $90,000,000 financing.
(2)  A soft lockbox is in place with respect to the 200 Madison Avenue Loan. A hard lockbox will be established if net operating income declines below 65%
     of net operating income at the closing.
(3)  Occupancy is based on the rent roll dated August 15, 2005.

THE 200 MADISON AVENUE LOAN

      THE LOAN. The ninth largest loan (the "200 Madison Avenue Loan") as evidenced by the Promissory Note (the "200 Madison Avenue Note") is secured by a first priority fee Consolidated, Amended and Restated Mortgage, Security
Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents,
Security and Security Deposits (the "200 Madison Avenue Mortgage") encumbering the 666,527 square foot urban office building located in New York, New York (the
"200 Madison Avenue Property"). The 200 Madison Avenue Loan was originated on
March 15, 2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is 200 Madison Owner LLC, a Delaware limited liability company (the "200 Madison Avenue Borrower") that owns no material asset other than the 200 Madison Avenue Property and related interests. The 200
Madison Avenue Borrower is controlled by, Loeb Partners Realty and George
Comfort & Sons, the sponsor of the 200 Madison Avenue Loan. Loeb Partners Realty is a private real estate company with a reported current portfolio in excess of
12,000,000 square feet. George Comfort & Sons is a private real estate company based in New York City that reportedly manages in excess of 8,000,000 square feet, in 57% of which it has ownership interests.

                                     III-39

      THE PROPERTY. The 200 Madison Avenue Property is located in the Midtown business district of New York, New York, at 36th Street. The 200 Madison Avenue
Property was originally constructed in 1925. It consists of a 666,527 square foot, 26-story high-rise office building consisting of single- and multi-tenanted office floors with Phillips-Van Huesen Corp. as a major anchor tenant occupying eight upper-level floors. There are a total of 28 office tenants and six retail tenants.

-----------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE
---------------------- ------------- ------------------ ------------- ----------------- -------------------- ----------------------
                                       AVERAGE BASE      % OF TOTAL                       % OF TOTAL BASE       CUMULATIVE % OF
                       # OF LEASES      RENT PER SF     SQUARE FEET   CUMULATIVE % OF     RENTAL REVENUES      TOTAL BASE RENTAL
         YEAR            ROLLING          ROLLING         ROLLING        SF ROLLING           ROLLING          REVENUES ROLLING
---------------------- ------------- ------------------ ------------- ----------------- -------------------- ----------------------

        Vacant              --              --               2%              2%                 --                    --
---------------------- ------------- ------------------ ------------- ----------------- -------------------- ----------------------
         MTM                5             $32.35             2%              4%                 3%                    3%
---------------------- ------------- ------------------ ------------- ----------------- -------------------- ----------------------
         2005               3             $31.26             3%              7%                 3%                    5%
---------------------- ------------- ------------------ ------------- ----------------- -------------------- ----------------------
         2006               3             $26.75             9%              16%                8%                    13%
---------------------- ------------- ------------------ ------------- ----------------- -------------------- ----------------------
         2007               2             $43.49             0%              16%                1%                    14%
---------------------- ------------- ------------------ ------------- ----------------- -------------------- ----------------------
         2008               --              --               --              16%                --                    14%
---------------------- ------------- ------------------ ------------- ----------------- -------------------- ----------------------
         2009               1             $81.22             0%              16%                0%                    14%
---------------------- ------------- ------------------ ------------- ----------------- -------------------- ----------------------
         2010               7             $46.70             4%              20%                6%                    20%
---------------------- ------------- ------------------ ------------- ----------------- -------------------- ----------------------
         2011               3             $26.38             5%              25%                4%                    24%
---------------------- ------------- ------------------ ------------- ----------------- -------------------- ----------------------
         2012               1             $26.00             7%              32%                6%                    30%
---------------------- ------------- ------------------ ------------- ----------------- -------------------- ----------------------
         2013               9             $33.62            22%              53%               24%                    54%
---------------------- ------------- ------------------ ------------- ----------------- -------------------- ----------------------
         2014               3             $31.82            23%              76%               24%                    77%
---------------------- ------------- ------------------ ------------- ----------------- -------------------- ----------------------
    2015 & Beyond           6             $28.86            24%             100%               23%                   100%
---------------------- ------------- ------------------ ------------- ----------------- -------------------- ----------------------

The following table presents certain information relating to the major tenants at the 200 Madison Avenue Property:

------------------------- ---------------- ----------- -------- --------------- -------------- ------------------- -----------------
                                                                                 % OF TOTAL
                            CREDIT RATING                         ANNUALIZED     ANNUALIZED        ANNUALIZED
                              (FITCH/         TENANT    % OF     UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN BASE
         TENANT NAME      MOODY'S/S&P)(1)     NRSF      NRSF      BASE RENT       BASE RENT    RENT ($ PER NRSF)    LEASE EXPIRATION
------------------------- ---------------- ----------- -------- --------------- -------------- ------------------- -----------------

Phillips-Van Heusen Corp.   --/B2/BB+       151,597      23%     $4,823,908          24%            $31.82             5/1/2014
------------------------- ---------------- ----------- -------- --------------- -------------- ------------------- -----------------
Lally McFarland Pantello     --/--/--       102,383      15%     $3,678,328          18%            $35.93             5/1/2013
------------------------- ---------------- ----------- -------- --------------- -------------- ------------------- -----------------
Greater NY Mutual            --/--/--        89,386      13%     $2,592,194          13%            $29.00             1/1/2018
------------------------- ---------------- ----------- -------- --------------- -------------- ------------------- -----------------
United Feature Syndicate     --/--/--        46,718      7%      $1,240,590          6%             $26.55             2/28/2016
------------------------- ---------------- ----------- -------- --------------- -------------- ------------------- -----------------
Primedia, Inc.               --/B2/B         45,396      7%      $1,225,692          6%             $27.00            10/31/2006
------------------------- ---------------- ----------- -------- --------------- -------------- ------------------- -----------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     PROPERTY MANAGEMENT. The 200 Madison Avenue Property is managed by George
Comfort & Sons, Inc., an affiliate of the sponsor of the 200 Madison Avenue
Loan.

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a lockbox trigger period (as discussed below), (a) the 200 Madison Avenue Borrower is required to deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly; and (b) the 200 Madison
Avenue Borrower is required to deposit $13,875 monthly into a replacement reserve account and $111,000 monthly into a leasing reserve account.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. If no event of default shall have occurred and be continuing, the 200 Madison Avenue Borrower may incur, create or assume permitted debt, provided that each such amount shall be paid within sixty (60) days following the date on which each such amount is incurred.
Partners in 200 Madison Associates, L.P. may loan up to $10,000,000 of unsecured debt to 200 Madison Associates, L.P., and any such debt shall be used solely by
200 Madison Associates, L.P. as a capital contribution to 200 Madison Tier II
LLC, which amount shall in turn be contributed by 200 Madison Tier II LLC as a capital contribution to the 200 Madison Avenue Borrower and shall be used by the
200 Madison Avenue Borrower solely for expenses related to the operation, maintenance, leasing and improvement of the 200 Madison Avenue Property or payments of amounts due under the 200 Madison Avenue Loan.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 200 Madison Avenue Loan and the 200 Madison Avenue Property as set forth on Appendix II hereto.

                                     III-40

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 10 - COMPUTERSHARE CANTON
--------------------------------------------------------------------------------

                     [PHOTO OF COMPUTERSHARE CANTON OMITTED]

                     [PHOTO OF COMPUTERSHARE CANTON OMITTED]

                     [PHOTO OF COMPUTERSHARE CANTON OMITTED]

                     [PHOTO OF COMPUTERSHARE CANTON OMITTED]

                                     III-41

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 10 - COMPUTERSHARE CANTON
--------------------------------------------------------------------------------

                    [MAP OF THE GREATER BOSTON AREA OMITTED]

                                     III-42

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 10 - COMPUTERSHARE CANTON
--------------------------------------------------------------------------------

--------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------
LOAN PURPOSE:                   Acquisition
ORIGINAL BALANCE:               $44,500,000
CUT-OFF DATE BALANCE:           $44,500,000
SHADOW RATING (MOODY'S/FITCH):  NAP
FIRST PAYMENT DATE:             November 1, 2005
INTEREST RATE:                  5.339%
AMORTIZATION:                   Interest Only
ARD:                            October 1, 2010
HYPERAMORTIZATION:              After the ARD, the loan interest
                                rate steps up to 5.339% plus 2%;
                                additional payments to principal
                                of excess cash flow will be
                                required until the loan is paid in
                                full

MATURITY DATE:                  October 1, 2035
EXPECTED ARD BALANCE:           $44,500,000
SPONSOR:                        Inland Western Retail Real Estate
                                Trust, Inc.
INTEREST CALCULATION:           30/360
CALL PROTECTION:                Lockout through September 30,
                                2008.  In connection with any
                                voluntary prepayment, the borrower
                                must pay a premium equal to the
                                greater of a yield maintenance
                                premium and 1% of the principal
                                balance thereafter. Prepayable
                                without penalty from and after
                                September 1, 2010.

LOAN PER SF:                    $240.32

UP-FRONT RESERVES:              None

ONGOING RESERVES:               RE Tax:           Springing
                                Insurance:        Springing
                                Cap Ex:           Springing

LOCKBOX(1):                     Springing to Hard
--------------------------------------------------------------------

--------------------------------------------------------------------

-------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:     Single Asset
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Suburban
LOCATION:                     Canton, MA
YEAR BUILT / RENOVATED:       2002 / 2004
OCCUPANCY(2):                 100.0%
SQUARE FOOTAGE:               185,171
THE COLLATERAL:               Three story, class A office
                              building
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Inland US Management LLC

U/W NET OP. INCOME:           $4,429,290
U/W NET CASH FLOW:            $4,392,256
U/W OCCUPANCY:                92.0%
APPRAISED VALUE:              $69,500,000
CUT-OFF DATE LTV:             64.0%
ARD LTV:                      64.0%
DSCR:                         1.85x
POST IO DSCR:                 NAP
-------------------------------------------------------------------

(1)  Hard Lockbox is triggered upon (i) an event of default, (ii) a DSCR less than or equal to 1.75x, (iii) the borrower's failure to repay the debt on or before the payment date three months prior to the ARD or (iv) the bankruptcy or insolvency of the borrower, the property manager, or the anchor tenant. .

(2)  Occupancy is based on a lease expiring in May 2019.

THE COMPUTERSHARE CANTON LOAN

     THE LOAN. The tenth largest loan (the "Computershare Canton Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Computershare Canton office property located in Canton, Massachusetts (the
"Computershare Canton Property"). The Computershare Canton Loan was originated on September 21, 2005 by Bear Stearns Commercial Mortgage, Inc.

                                     III-43

     THE BORROWER. The borrower is Inland Western Canton O Green, L.L.C., a
Delaware limited liability company (the "Computershare Canton Borrower") that owns no material assets other than the Computershare Canton Property. The
Computershare Canton Borrower is wholly owned by Inland Western Retail Real
Estate Trust, Inc. ("IWEST"). As of June 30, 2005, IWEST reported total assets of $6.38 billion and total shareholder's equity of over $3.06 billion and owned a portfolio of 187 properties containing an aggregate of approximately 31.5 million square feet of gross leaseable area. The Inland Group, Inc. is the parent company of IWEST. The Inland Group, Inc. together with its subsidiaries and affiliates is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services.
Currently, the Inland real estate group of companies employs more than 1,000 people, manages over $13 billion in assets, and more than 100 million square feet of commercial property.

     THE PROPERTY. The Computershare Canton Property is a three story, class
`A', 185,171 square foot office building and 932 space parking garage located in
Canton, Massachusetts approximately 20 miles south of the Boston CBD. The
Computershare Canton Property is situated in an office park along Route 128 with direct access to several major roadways including Interstates 95 and 93. The
Computershare Canton Property is 100% leased to Computershare Shareholder
Services, Inc., f/k/a Equiserve, Inc. under a triple net lease expiring in May
2019. Equiserve, Inc. was acquired by Computershare in June 2005 and
Computershare has fully guaranteed the lease. Computershare, based in Australia, is the largest and sole global provider of shareholder and employee management services with operations in 21 countries on six continents and with more than 90 million shareholder accounts as part of its 14,000 company client base.
Following the acquisition of Equiserve, Inc., Computershare moved Equiserve's headquarters to the Computershare Canton Property.

-----------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
----------------- ------------- ------------------ ------------------ ------------- -------------------- --------------------
                                  AVERAGE BASE        % OF TOTAL       CUMULATIVE     % OF TOTAL BASE      CUMULATIVE % OF
                  # OF LEASES      RENT PER SF        SQUARE FEET       % OF SF       RENTAL REVENUES     TOTAL BASE RENTAL
      YEAR          ROLLING          ROLLING            ROLLING         ROLLING           ROLLING         REVENUES ROLLING
----------------- ------------- ------------------ ------------------ ------------- -------------------- --------------------

     Vacant            --              --                 --               --               --                   --
----------------- ------------- ------------------ ------------------ ------------- -------------------- --------------------
      2005             --              --                 --               --               --                   --
----------------- ------------- ------------------ ------------------ ------------- -------------------- --------------------
      2006             --              --                 --               --               --                   --
----------------- ------------- ------------------ ------------------ ------------- -------------------- --------------------
      2007             --              --                 --               --               --                   --
----------------- ------------- ------------------ ------------------ ------------- -------------------- --------------------
      2008             --              --                 --               --               --                   --
----------------- ------------- ------------------ ------------------ ------------- -------------------- --------------------
      2009             --              --                 --               --               --                   --
----------------- ------------- ------------------ ------------------ ------------- -------------------- --------------------
      2010             --              --                 --               --               --                   --
----------------- ------------- ------------------ ------------------ ------------- -------------------- --------------------
      2011             --              --                 --               --               --                   --
----------------- ------------- ------------------ ------------------ ------------- -------------------- --------------------
      2012             --              --                 --               --               --                   --
----------------- ------------- ------------------ ------------------ ------------- -------------------- --------------------
      2013             --              --                 --               --               --                   --
----------------- ------------- ------------------ ------------------ ------------- -------------------- --------------------
      2014             --              --                 --               --               --                   --
----------------- ------------- ------------------ ------------------ ------------- -------------------- --------------------
  2015 & Beyond        1             $26.00              100%             100%             100%                 100%
----------------- ------------- ------------------ ------------------ ------------- -------------------- --------------------

  The following table presents certain information relating to the tenant at the
Computershare Canton Property.

------------------- ------------------- -------------- -------------- -------------- ------------- -------------- ------------------
                                                                                      % OF TOTAL     ANNUALIZED
                                                                        ANNUALIZED    ANNUALIZED    UNDERWRITTEN
                       CREDIT RATING                                   UNDERWRITTEN   UNDERWRITTEN  BASE RENT ($
   TENANT NAME      (FITCH/MOODY'S/S&P)   TENANT NRSF    % OF NRSF     BASE RENT ($)   BASE RENT      PER NRSF)     LEASE EXPIRATION
------------------- ------------------- -------------- -------------- -------------- ------------- -------------- ------------------

EquiServe, Inc.         --/--/--          185,171         100%        $4,814,446       100%          $26.00          5/31/2019
------------------- ------------------- -------------- -------------- -------------- ------------- -------------- ------------------

         ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the Computershare Canton Borrower fails to provide evidence of payment. Cap Ex reserve springs if the Computershare Canton Borrower fails to provide evidence of property maintenance or an event of default occurs.

         PROPERTY MANAGEMENT. The Computershare Canton Property is managed by the Inland US Management LLC, which is affiliated with the Computershare Canton
Borrower.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Computershare Canton Loan and the Computershare Canton Property is set forth on Appendix II hereto.

                                     III-44

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------- --------------------- -----------------------------
[BEAR STEARNS LOGO OMITTED]    October 7, 2005    [MORGAN STANLEY LOGO OMITTED]
--------------------------- --------------------- -----------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                   ------------------------------------------

                                 $1,948,599,000
                                  (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  AS DEPOSITOR

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                            AS MORTGAGE LOAN SELLERS

                   ------------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP20

                   ------------------------------------------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY
CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,948,599,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP20

TRANSACTION FEATURES
--------------------
>> Sellers:

---------------------------------------------------------------------------------------------------------------------
                                                                      NO. OF     NO.OF      CUT-OFF DATE     % OF
SELLERS                                                               LOANS    PROPERTIES   BALANCE ($)(1)  POOL (1)
---------------------------------------------------------------------------------------------------------------------

 Wells Fargo Bank, National Association                                 101       146      678,477,543       32.7
 Morgan Stanley Mortgage Capital Inc.                                    41        41      466,839,868       22.5
 Bear Stearns Commercial Mortgage, Inc.                                  45        63      470,399,939       22.7
 Principal Commercial Funding, LLC                                       32        33      264,261,278       12.7
 Principal Commercial Funding, LLC / Morgan Stanley Mortgage Capital      2         2      193,000,000        9.3
 Inc.
---------------------------------------------------------------------------------------------------------------------
 TOTAL:                                                                 221       285    2,072,978,628      100.0
---------------------------------------------------------------------------------------------------------------------

(1) Excludes the subordinated Non-Pooled Component of Mortgage Loan No.1,
Lakeforest Mall, which is described in detail in the Prospectus Supplement.

>> Loan Pool:
   o     Average Cut-off Date Balance:  $9,379,994
   o     Largest Mortgage Loan by Cut-off Date Balance:  $121,050,000
   o     Five largest and ten largest loans:  24.3% and 36.0% of pool, respectively

>> Credit Statistics:
   o     Weighted average debt service coverage ratio of 2.01x
   o     Weighted average current loan-to-value ratio of 61.3%; weighted average balloon loan-to-value ratio of 51.7%

>>       Property Types:

                              [PIE CHART OMITTED]
Retail 38.0%
Manufactured Housing Community 0.9%
Self Storage 2.4%
Other 6.9%
Industrial 7.6%
Multifamily 7.9%
Hospitality 10.1%
Office 26.4%

Notes: "Other" collateral consists of Mixed Use, Parking, Marina, and Leased
Fee.

>> Call Protection: (as applicable)
   o     74.8% of the pool (153 loans) has a lockout period ranging from 23 to
         47 payments from origination, then defeasance provisions.
   o     9.7% of the pool (20 loans) has a lockout period ranging from 16 to 35 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%.
   o     6.9% of the pool (39 loans) has a lockout period ranging from 25 to 47 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance two years following securitization.
   o     4.1% of the pool (1 loan) is freely prepayable with a yield maintenance premium.
   o     1.7% of the pool (1 loan) is freely prepayable with the greater of yield maintenance and a prepayment premium of 1.0% for 26 payments, and then permits defeasance.
   o     1.4% of the pool (1 loan) is freely prepayable with the greater of yield maintenance and a prepayment premium of 2.0% for 26 payments, and then permits defeasance.
   o     1.0% of the pool (1 loan) has a lockout period of 26 payments from origination, then a yield maintenance premium.
   o     0.4% of the pool (5 loans) is freely prepayable with the greater of yield maintenance and a prepayment premium of 1.0% for 26 payments, then permits defeasance or the greater of yield maintenance and a prepayment premium of 1.0%.

>> Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying Agent in addition to detailed payment and delinquency information. Information provided by the Paying Agent is expected to be available at
   www.ctslink.com/cmbs. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying
   Agent's website.

>> Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

>> Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-2

                          $1,948,599,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP20

OFFERED CERTIFICATES
--------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                                 APPROXIMATE   CERTIFICATE
            INITIAL                                                              EXPECTED FINAL     INITIAL    PRINCIPAL TO
          CERTIFICATE     SUBORDINATION      RATINGS      AVERAGE    PRINCIPAL    DISTRIBUTION   PASS-THROUGH     VALUE
 CLASS    BALANCE (1)         LEVELS     (FITCH/MOODY'S) LIFE(2)(3) WINDOW(2)(4)     DATE(2)        RATE(5)      RATIO(6)
----------------------------------------------------------------------------------------------------------------------------

A-1       $126,750,000        17.000%       AAA / Aaa       2.99       1 - 57        7/12/10         [ ]%          50.9%
----------------------------------------------------------------------------------------------------------------------------
A-2       $189,450,000        17.000%       AAA / Aaa       4.79      57 - 60       10/12/10         [ ]%          50.9%
----------------------------------------------------------------------------------------------------------------------------
A-3       $176,000,000        17.000%       AAA / Aaa       6.61      78 - 84       10/12/12         [ ]%          50.9%
----------------------------------------------------------------------------------------------------------------------------
A-AB      $142,600,000        17.000%       AAA / Aaa       7.04      60 - 108      10/12/14         [ ]%          50.9%
----------------------------------------------------------------------------------------------------------------------------
A-4A      $954,956,000        27.000%       AAA / Aaa       9.72     108 - 119       9/12/15         [ ]%          44.8%
----------------------------------------------------------------------------------------------------------------------------
A-4B      $130,816,000        17.000%       AAA / Aaa       9.90     119 - 120      10/12/15         [ ]%          50.9%
----------------------------------------------------------------------------------------------------------------------------
A-J       $147,699,000         9.875%       AAA / Aaa       9.97     120 - 121      11/12/15         [ ]%          55.3%
----------------------------------------------------------------------------------------------------------------------------
B          $15,548,000         9.125%       AA+ / Aa1      10.04     121 - 121      11/12/15         [ ]%          55.7%
----------------------------------------------------------------------------------------------------------------------------
C          $20,730,000         8.125%        AA / Aa2      10.04     121 - 121      11/12/15         [ ]%          56.4%
----------------------------------------------------------------------------------------------------------------------------
D          $15,547,000         7.375%       AA- / Aa3      10.04     121 - 121      11/12/15         [ ]%          56.8%
----------------------------------------------------------------------------------------------------------------------------
E          $28,503,000         6.000%         A / A2       10.04     121 - 121      11/12/15         [ ]%          57.7%
----------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (7)
------------------------

-------------------------------------------------------------------------------------------------------------------------------
            INITIAL
          CERTIFICATE                                                                              APPROXIMATE     CERTIFICATE
          BALANCE OR                                                             EXPECTED FINAL      INITIAL        PRINCIPAL
           NOTIONAL       SUBORDINATION     RATINGS        AVERAGE   PRINCIPAL     DISTRIBUTION    PASS-THROUGH     TO VALUE
 CLASS     AMOUNT(1)         LEVELS      FITCH/MOODY'S)  LIFE(2)(3) WINDOW(2)(4)      DATE(2)         RATE(5)        RATIO(6)
-------------------------------------------------------------------------------------------------------------------------------

X        $2,072,978,628(8)     ---        AAA / Aaa        ---         ---             ---          Variable Rate       ---
-------------------------------------------------------------------------------------------------------------------------------
F        $18,139,000         5.125%        A- / A3        10.04      121 - 121       11/12/15           [ ]%           58.2%
-------------------------------------------------------------------------------------------------------------------------------
G        $18,139,000         4.250%      BBB+ / Baa1      10.04      121 - 121       11/12/15           [ ]%           58.7%
-------------------------------------------------------------------------------------------------------------------------------
H        $23,321,000         3.125%       BBB / Baa2      10.09      121 - 127        5/12/16           [ ]%           59.4%
-------------------------------------------------------------------------------------------------------------------------------
J        $18,138,000         2.250%      BBB- / Baa3      10.78      127 - 131        9/12/16           [ ]%           60.0%
-------------------------------------------------------------------------------------------------------------------------------
K- Q     $46,642,628           ---           ---           ---         ---              ---             [ ]%            ---
-------------------------------------------------------------------------------------------------------------------------------
LF (9)   $20,000,000           ---           ---           ---         ---              ---             ---             ---
-------------------------------------------------------------------------------------------------------------------------------

Notes:      (1)  In the case of each such Class, subject to a permitted variance of plus or minus 5%.

            (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.

            (3)  Average life is expressed in terms of years.

            (4)  Principal window is the period (expressed in terms of months and commencing with the month of November 2005) during which distributions of principal are expected to be made to the
                 holders of each designated Class.

            (5)  The Class A-1, A-2, A-3, A-AB, A-4A, A-4B, A-J, B, C, D, E, F,
                 G, H and J Certificates will each accrue interest at either (i)
                 a fixed rate, (ii) a fixed rate subject to a cap at the
                 weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage which percentage may be zero. The Class X Certificates will accrue interest at a variable rate as described herein.

            (6)  Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and the Certificate Balances
                 of all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio, calculated as described herein. The
                 Class A-1, A-2, A-3, A-AB and A-4B Certificate Principal to
                 Value Ratio is calculated based upon the aggregate of the Class
                 A-1, A-2, A-3, A-AB, A-4A and A-4B Certificate Balances. The
                 Class A-4A Certificate Principal to Value Ratio is calculated similarly, but also includes the subordination to the Class
                 A-4A Certificates of the Class A-4B Certificates.

            (7)  Certificates to be offered privately pursuant to Rule 144A.

            (8)  The Class X Notional Amount is defined herein and in the
                 Prospectus Supplement.

            (9)  Mortgage Loan No. 1, Lakeforest Mall, has been divided into a pooled senior component and a non-pooled subordinate component.
                 The Class LF Certificates only have an interest in the
                 non-pooled subordinate component and do not have an interest in any other mortgage loan. No other Class of Certificates has an interest in the subordinate non-pooled component. Consequently, the Class LF Certificates and the subordinate non-pooled
                 component are disregarded for all purposes in this Term Sheet.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-3

                          $1,948,599,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP20

I.  ISSUE CHARACTERISTICS
    ---------------------

Issue Type:                       Public: Classes A-1, A-2, A-3, A-AB, A-4A,
                                  A-4B, A-J, B, C, D and E (the "Offered
                                  Certificates")

                                  Private (Rule 144A): Classes X, F, G, H, J, K,
                                  L, M, N, O, P, Q and LF

Securities Offered:               $1,948,599,000 monthly pay, multi-class,
                                  commercial mortgage REMIC Pass-Through
                                  Certificates, including eleven principal and
                                  interest classes (Classes A-1, A-2, A-3, A-AB,
                                  A-4A, A-4B, A-J, B, C, D and E)

Sellers:                          Wells Fargo Bank, National Association, Morgan
                                  Stanley Mortgage Capital Inc., Bear Stearns
                                  Commercial Mortgage, Inc., and Principal
                                  Commercial Funding, LLC

Co-lead Bookrunning Managers:     Bear, Stearns & Co. Inc. and Morgan Stanley &
                                  Co. Incorporated

Master Servicer:                  Wells Fargo Bank, National Association

Primary Servicers:                Principal Global Investors, LLC (with respect
                                  to the individual loans sold by Principal
                                  Commercial Funding, LLC), Wells Fargo Bank,
                                  National Association (with respect to the
                                  individual loans sold by it, Bear Stearns
                                  Commercial Mortgage, Inc., and Morgan Stanley
                                  Mortgage Capital Inc.)

Special Servicer:                 ARCap Servicing, Inc.

Trustee:                          LaSalle Bank National Association

Paying Agent and Registrar:       Wells Fargo Bank, National Association

Cut-Off Date:                     October 1, 2005 (or with respect to any
                                  mortgage loan originated in October 2005 that
                                  has its first scheduled payment date in
                                  December 2005, the date of origination). For
                                  purposes of the information contained in this
                                  term sheet, scheduled payments due in October
                                  2005 with respect to mortgage loans not having
                                  payment dates on the first of each month have
                                  been deemed received on October 1, 2005, not
                                  the actual day on which such scheduled
                                  payments were due.

Expected Closing Date:            On or about October 28, 2005

Distribution Dates:               The 12th of each month, commencing in November
                                  2005 (or if the 12th is not a business day,
                                  the next succeeding business day)

Advancing:                        The Master Servicer is required to advance
                                  delinquent monthly mortgage payments to the
                                  extent recoverable. If the Master Servicer
                                  determines that a previously made advance is
                                  not recoverable, the Master Servicer will
                                  reimburse itself from the Certificate Account
                                  for the amount of the advance, plus interest.
                                  The reimbursement will be taken first from
                                  principal distributable on the Certificates
                                  and then interest. The Master Servicer has
                                  discretion to defer to later periods any
                                  reimbursements that would be taken from
                                  interest on the Certificates. Reimbursement
                                  for previously made recoverable advances
                                  deferred pursuant to a workout will be taken
                                  from principal distributable on the
                                  Certificates.

Minimum Denominations:            $25,000 for the Class A-1, A-2, A-3, A-AB,
                                  A-4A, A-4B and A-J Certificates and $100,000
                                  for all other Offered Certificates and in
                                  multiples of $1 thereafter

Settlement Terms:                 DTC, Euroclear and Clearstream, same day
                                  funds, with accrued interest

Legal/Regulatory Status:          Classes A-1, A-2, A-3, A-AB, A-4A, A-4B, A-J,
                                  B, C, D and E are expected to be eligible for
                                  exemptive relief under ERISA. No Class of
                                  Certificates is SMMEA eligible.

Risk Factors:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                  NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-4

                          $1,948,599,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP20

II. CLASS X CHARACTERISTICS
---------------------------

Class X Notional Amount:          The Notional Amount of the Class X
                                  Certificates will be equal to the aggregate of
                                  the Certificate Balances of the classes of
                                  Principal Balance Certificates outstanding
                                  from time to time.

Class X Pass-Through Rate:        The Pass-Through Rate applicable to the Class
                                  X Certificates for the initial Distribution
                                  Date will equal approximately [ ]% per annum.
                                  The Pass-Through Rate applicable to the Class
                                  X Certificates for each Distribution Date
                                  subsequent to the initial Distribution Date
                                  will equal the weighted average of the
                                  respective strip rates (the "Class X Strip
                                  Rates") at which interest accrues from time to
                                  time on the respective components of the total
                                  Notional Amount of the Class X Certificates
                                  outstanding immediately prior to the related
                                  Distribution Date (weighted on the basis of
                                  the respective balances of such components
                                  outstanding immediately prior to such
                                  Distribution Date). Each of those components
                                  will be comprised of the related class of the
                                  Principal Balance Certificates.

                                  For any Distribution Date, the applicable
                                  Class X Strip Rate with respect to each such
                                  component will equal the excess, if any, of
                                  (a) the Weighted Average Net Mortgage Rate for
                                  such Distribution Date, over (b) the
                                  Pass-Through Rate for such Distribution Date
                                  for the related class of Principal Balance
                                  Certificates. Under no circumstances will any
                                  Class X Strip Rate be less than zero.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-5

                          $1,948,599,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP20

Prepayment Premium Allocation:    Any Prepayment Premiums/Yield Maintenance
                                  Charges collected with respect to a Mortgage
                                  Loan during any particular Collection Period
                                  will be distributed to the holders of each
                                  Class of Principal Balance Certificates (other
                                  than an excluded class as defined below) then
                                  entitled to distributions of principal on such
                                  Distribution Date in an amount equal to the
                                  lesser of (i) such Prepayment Premium/Yield
                                  Maintenance Charge and (ii) the Prepayment
                                  Premium/Yield Maintenance Charge multiplied by
                                  the product of (a) a fraction, the numerator
                                  of which is equal to the amount of principal
                                  distributed to the holders of that Class on
                                  the Distribution Date, and the denominator of
                                  which is the total principal distributed on
                                  that distribution date, and (b) a fraction not
                                  greater than one, the numerator of which is
                                  equal to the excess, if any, of the
                                  Pass-Through Rate applicable to that Class,
                                  over the relevant Discount Rate (as defined in
                                  the Prospectus Supplement), and the
                                  denominator of which is equal to the excess,
                                  if any, of the Mortgage Rate of the Mortgage
                                  Loan that prepaid, over the relevant Discount
                                  Rate.

                                  The portion, if any, of the Prepayment
                                  Premium/Yield Maintenance Charge remaining
                                  after such payments to the holders of the
                                  Principal Balance Certificates will be
                                  distributed to the holders of the Class X
                                  Certificates. For the purposes of the
                                  foregoing, the Class K Certificates and below
                                  are the excluded classes.

                                  The following is an example of the Prepayment
                                  Premium Allocation under (ii) above based on
                                  the information contained herein and the
                                  following assumptions:

                                  o Two Classes of Certificates: Class A-2 and X

                                  o The characteristics of the Mortgage Loan
                                    being prepaid are as follows:

                                     - Mortgage Rate:  5.50%

                                     - Maturity Date:  10 years

                                  o The Discount Rate is equal to 4.00%

                                  o The Class A-2 Pass-Through Rate is equal to
                                    4.25%

                                                                  CLASS A-2 CERTIFICATES
                                  --------------------------------------------------------------------------------

                                                                                                         YIELD
                                                                                                      MAINTENANCE
                                             METHOD                                   FRACTION         ALLOCATION
                                                                                    -------------    -------------
                                                                                      CLASS A-2        CLASS A-2
                                                                                    -------------    -------------
                                  (Class A-2 Pass-Through Rate - Discount Rate)     (4.25%-4.00%)        16.67%
                                  ---------------------------------------------     -------------
                                  Discount Rate) (Mortgage Rate - Discount Rate)    (5.50%-4.00%)

                                                                CLASS X CERTIFICATE
                                  ---------------------------------------------------------------------------------

                                                                                                         YIELD
                                                                                                      MAINTENANCE
                                                   METHOD                             FRACTION         ALLOCATION
                                  ------------------------------------------        -------------    -------------
                                         1 - Class A-2 YM Allocation                  1 - 16.67%         83.33%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-6

                          $1,948,599,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP20

III. SELLERS               Wells Fargo Bank, National Association ("WFB")
     -------               ----------------------------------------------
                           The Mortgage Pool includes 101 Mortgage Loans,
                           representing 32.7% of the Initial Pool Balance, that
                           were originated by WFB.

                           WFB is a national banking association and affiliate
                           of Wells Fargo & Company that provides a full range
                           of banking services to individual, agribusiness, real
                           estate, commercial and small business customers. The
                           loans originated by WFB were originated through its
                           Capital Markets Group.

                           Morgan Stanley Mortgage Capital Inc. ("MSMC")*
                           ----------------------------------------------
                           The Mortgage Pool includes 41 Mortgage Loans,
                           representing 22.5% of the Initial Pool Balance, that
                           were originated by or on behalf of MSMC or purchased
                           from a third party.

                           MSMC is subsidiary of Morgan Stanley & Co.
                           Incorporated and was formed to originate and purchase
                           mortgage loans secured by commercial and multifamily
                           real estate.

                           Bear Stearns Commercial Mortgage, Inc. ("BSCMI")
                           ------------------------------------------------
                           The Mortgage Pool includes 45 Mortgage Loans,
                           representing 22.7% of the Initial Pool Balance, that
                           were originated by BSCMI and/or its affiliates.

                           BSCMI originates loans secured by retail, office,
                           industrial, multifamily, self-storage and hotel
                           properties as well as manufactured housing
                           communities located in the United States. BSCMI and
                           its affiliates originate and underwrite loans through
                           four offices located throughout the United States.
                           BSCMI loan origination and underwriting professionals
                           are all full-time BSCMI employees.

                           Principal Commercial Funding, LLC ("PCF")*
                           ------------------------------------------
                           The Mortgage Pool includes 32 Mortgage Loans,
                           representing 12.7% of the Initial Pool Balance, that
                           were originated by PCF and/or its affiliates.

                           PCF is a wholly owned subsidiary of Principal Global
                           Investors, LLC, which is a wholly owned subsidiary of
                           Principal Life Insurance Company. PCF was formed as a
                           Delaware limited liability company to originate and
                           acquire loans secured by commercial and multi-family
                           real estate. Each of the PCF loans was originated and
                           underwritten by PCF and/or its affiliates.

       *With respect to Mortgage Loan No. 2, West Towne Mall and Mortgage Loan
        No. 5, East Towne Mall, in aggregate representing 9.3% of the pool, the loans were co-originated by PCF and MSMC.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-7

                          $1,948,599,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP20

IV.  COLLATERAL DESCRIPTION
     ----------------------

                                TEN LARGEST LOANS
                                -----------------

------ ------------------------------------- ----------- --------------- ------ ----------- -------------- -------- ----------

                                              MORTGAGE                                                               UNITS/
                                                LOAN                             PROPERTY    CUT-OFF DATE   % OF      ROOMS/
  NO.             PROPERTY NAME                SELLER         CITY       STATE     TYPE        BALANCE      POOL       SF
------ ------------------------------------- ----------- --------------- ------ ----------- -------------- -------- ----------
 1.    Lakeforest Mall                          MSMC     Gaithersburg     MD    Retail       $121,050,000   5.8%      402,625
------ ------------------------------------- ----------- --------------- ------ ----------- -------------- -------- ----------
 2.    West Towne Mall                        PCF/MSMC   Madison          WI    Retail       $113,000,000   5.5%      459,935
------ ------------------------------------- ----------- --------------- ------ ----------- -------------- -------- ----------
 3.    The Westin Copley Place                  WFB      Boston           MA    Hospitality  $105,000,000   5.1%          803
------ ------------------------------------- ----------- --------------- ------ ----------- -------------- -------- ----------
 4.    Two Renaissance Square                   PCF      Phoenix          AZ    Office        $85,200,000   4.1%      470,464
------ ------------------------------------- ----------- --------------- ------ ----------- -------------- -------- ----------
 5.    East Towne Mall                        PCF/MSMC   Madison          WI    Retail        $80,000,000   3.9%      430,387
------ ------------------------------------- ----------- --------------- ------ ----------- -------------- -------- ----------
 6.    Lawson Commons                          BSCMI     St. Paul         MN    Office        $58,300,000   2.8%      436,478
------ ------------------------------------- ----------- --------------- ------ ----------- -------------- -------- ----------
 7.    Park 'N Fly Atlanta                      WFB      College Park     GA    Other         $16,890,000   0.8%        2,322
       Park 'N Fly Dallas                       WFB      Coppell          TX    Other         $14,110,000   0.7%        1,914
       Park 'N Fly Cleveland                    WFB      Brook Park       OH    Other          $9,440,000   0.5%        1,625
       Park 'N Fly Houston                      WFB      Houston          TX    Other          $7,560,000   0.4%        2,957
                                                                                               ----------   ----        -----
                                  SUBTOTAL:                                                   $48,000,000   2.3%        8,818
------ ------------------------------------- ----------- --------------- ------ ----------- -------------- -------- ----------
 8.    1345 Avenue of the Americas              MSMC     New York         NY    Office        $46,800,000   2.3%    1,896,140
------ ------------------------------------- ----------- --------------- ------ ----------- -------------- -------- ----------
 9.    200 Madison Avenue                       MSMC     New York         NY    Office        $45,000,000   2.2%      666,527
------ ------------------------------------- ----------- --------------- ------ ----------- -------------- -------- ----------
 10.   Computershare Canton                    BSCMI     Canton           MA    Office        $44,500,000   2.1%      185,171
------ ------------------------------------- ----------- --------------- ------ ----------- -------------- -------- ----------
       TOTALS/WEIGHTED AVERAGES                                                              $746,850,000   36.0%
------ ------------------------------------- ----------- --------------- ------ ----------- -------------- -------- ----------

------ ------------------------------------- ----------- --------------- ------ -----------
                                              LOAN
                                               PER                       CUT-OFF   BALLOON
                                               ROOM/    CURRENT   DSCR     DATE     /ARD
  NO.             PROPERTY NAME               UNIT/SF    DSCR    POST IO   LTV       LTV
------ -------------------------------------  -------- --------- -------- -------- --------
 1.    Lakeforest Mall                         $301     2.37x     2.37x    55.3%    55.3%
------ -------------------------------------  -------- --------- -------- -------- --------
 2.    West Towne Mall                         $246     2.00x     2.00x    62.4%    50.9%
------ -------------------------------------  -------- --------- -------- -------- --------
 3.    The Westin Copley Place                $261,519  2.08x     2.08x    64.6%    64.6%
------ -------------------------------------  -------- --------- -------- -------- --------
 4.    Two Renaissance Square                  $181     1.60x     1.60x    70.6%    70.6%
------ -------------------------------------  -------- --------- -------- -------- --------
 5.    East Towne Mall                         $186     1.76x     1.76x    59.8%    48.8%
------ -------------------------------------  -------- --------- -------- -------- --------
 6.    Lawson Commons                          $134     1.50x     1.23x    69.0%    63.1%
------ -------------------------------------  -------- --------- -------- -------- --------
 7.    Park 'N Fly Atlanta                    $5,443    3.01x     2.17x    50.4%    42.2%
       Park 'N Fly Dallas                     $5,443    3.01x     2.17x    50.4%    42.2%
       Park 'N Fly Cleveland                  $5,443    3.01x     2.17x    50.4%    42.2%
       Park 'N Fly Houston                    $5,443    3.01x     2.17x    50.4%    42.2%
                                              ------    -----     -----    -----    -----
                                  SUBTOTAL:   $5,443    3.01X     2.17X    50.4%    42.2%
------ -------------------------------------  -------- --------- -------- -------- --------
 8.    1345 Avenue of the Americas             $271     2.58x     1.93x    41.1%     0.1%
------ -------------------------------------  -------- --------- -------- -------- --------
 9.    200 Madison Avenue                      $135     2.62x     2.62x    45.0%    45.0%
------ -------------------------------------  -------- --------- -------- -------- --------
 10.   Computershare Canton                    $240     1.85x     1.85x    64.0%    64.0%
------ -------------------------------------  -------- --------- -------- -------- --------
       TOTALS/WEIGHTED AVERAGES                         2.09X     1.97X    59.7%    53.2%
------ -------------------------------------  -------- --------- -------- -------- --------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-8

                          $1,948,599,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP20

                         PARI PASSU AND COMPANION LOANS
                         ------------------------------

                                          ORIGINAL A-NOTE
   NO.           PROPERTY NAME                BALANCES             TRANSACTION                 SPECIAL SERVICER
-------- ------------------------------- ------------------ ---------------------------- --------------------------------

  1.     The Westin Copley Place           $105,000,000              BSCMSI 2005-TOP20            ARCap Servicing, Inc.*
                                           $105,000,000                            TBD                               TBD
-------- ------------------------------- ------------------ ---------------------------- --------------------------------
  2.     1345 Avenue of the Americas       $466,695,115                      FB 2005-1        Wells Fargo Bank, National
                                                                                                            Association*
                                            $46,800,000              BSCMSI 2005-TOP20             ARCap Servicing, Inc.
-------- ------------------------------- ------------------ ---------------------------- --------------------------------
  3.     200 Madison Avenue                 $45,000,000                  GSMS 2005-GG4               LNR Partners, Inc.*
                                            $45,000,000              BSCMSI 2005-TOP20             ARCap Servicing, Inc.
-------- ------------------------------- ------------------ ---------------------------- --------------------------------
  4.     Park Avenue Plaza                 $229,469,275                      FB 2005-1        Wells Fargo Bank, National
                                                                                                            Association*
                                            $19,350,000              BSCMSI 2005-TOP20             ARCap Servicing, Inc.
-------- ------------------------------- ------------------ ---------------------------- --------------------------------
  5.     Hinckley Portfolio                 $17,500,000                MSCI 2005-TOP19            ARCap Servicing, Inc.*
                                            $17,500,000              BSCMSI 2005-TOP20             ARCap Servicing, Inc.
-------- ------------------------------- ------------------ ---------------------------- --------------------------------

     * Denotes lead servicer

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-9

                          $1,948,599,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP20

CUT-OFF DATE BALANCE ($)
--------------------------------------------------
                      NO. OF   AGGREGATE
                    MORTGAGE   CUT-OFF DATE  % OF
                       LOANS   BALANCE ($)   POOL
--------------------------------------------------
1 - 1,000,000             5     3,406,973    0.2
1,000,001 - 2,000,00     52    82,340,765    4.0
2,000,001 - 3,000,000    38    95,381,234    4.6
3,000,001 - 4,000,000    25    87,292,893    4.2
4,000,001 - 5,000,000    17    77,291,790    3.7
5,000,001 - 6,000,000     9    48,875,057    2.4
6,000,001 - 7,000,000    11    72,023,750    3.5
7,000,001 - 8,000,000     7    53,563,213    2.6
8,000,001 - 9,000,000     5    43,361,850    2.1
9,000,001 - 10,000,000    5    48,955,551    2.4
10,000,001 - 15,000,000  14   168,624,722    8.1
15,000,001 - 20,000,000  10   180,842,493    8.7
20,000,001 - 25,000,000   6   135,147,794    6.5
25,000,001 - 50,000,000  11   413,320,544   19.9
50,000,001 <=             6   562,550,000   27.1
--------------------------------------------------
TOTAL:                  221 2,072,978,628  100.0
--------------------------------------------------

Min: 548,718  Max: 121,050,000  Average: 9,379,994
--------------------------------------------------

STATE
----------------------------------------------
                    NO. OF   AGGREGATE
                  MORTGAGE   CUT-OFF DATE % OF
                PROPERTIES   BALANCE ($)  POOL
----------------------------------------------
California - Southern 31     185,823,358   9.0
California - Northern 27     148,765,825   7.2
Wisconsin              4     205,674,609   9.9
New York              13     175,479,792   8.5
Massachusetts          5     164,650,000   7.9
Maryland               5     137,431,023   6.6
Arizona               17     121,389,619   5.9
Texas                 36     117,197,370   5.7
Florida               22      97,126,920   4.7
Washington             7      80,192,546   3.9
Connecticut            5      69,516,334   3.4
Other States         113     569,731,231  27.5
----------------------------------------------
 TOTAL:              285   2,072,978,628 100.0
----------------------------------------------

PROPERTY TYPE
----------------------------------------------
                    NO. OF   AGGREGATE
                  MORTGAGE   CUT-OFF DATE % OF
                PROPERTIES   BALANCE ($)  POOL
----------------------------------------------
Retail               134   787,168,303   38.0%
Office                35   546,661,879   26.4%
Hospitality           16   210,058,970   10.1%
Multifamily           38   163,306,301    7.9%
Industrial            30   156,573,243    7.6%
Mixed Use              3    72,500,000    3.5%
Other                 11    69,548,702    3.4%
Self Storage          13    48,893,239    2.4%
Manufactured
Housing Community      5    18,267,991    0.9%
----------------------------------------------
TOTAL:               285 2,072,978,628   100.0
----------------------------------------------

MORTGAGE RATE (%)
----------------------------------------------
                    NO. OF   AGGREGATE
                  MORTGAGE   CUT-OFF DATE % OF
                     LOANS   BALANCE ($)  POOL
----------------------------------------------
4.501 - 5.000       30       682,264,909  32.9
5.001 - 5.500      139     1,108,759,678  53.5
5.501 - 6.000       45       236,956,085  11.4
6.001 - 6.500        7        44,997,956   2.2
----------------------------------------------
TOTAL:             221     2,072,978,628 100.0
----------------------------------------------

Min: 4.540     Max: 6.440     Wtd Avg:  5.201
----------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
----------------------------------------------
                    NO. OF   AGGREGATE
                  MORTGAGE   CUT-OFF DATE % OF
                     LOANS   BALANCE ($)  POOL
----------------------------------------------
1 - 60              10     198,610,002     9.6
61 - 120           193   1,708,012,052    82.4
121 - 180           12     115,911,143     5.6
181 - 240            6      50,445,432     2.4
----------------------------------------------
TOTAL:             221   2,072,978,628   100.0
----------------------------------------------

 Min: 60      Max: 240       Wtd Avg:  114
--------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
----------------------------------------------
                    NO. OF   AGGREGATE-
                  MORTGAGE   CUT-OFF DATE % OF
                     LOANS   BALANCE ($)  POOL
----------------------------------------------
1 - 60              10     198,610,002     9.6
61 - 120           195   1,774,162,052    85.6
121 - 180           10      49,761,143     2.4
181 - 240            6      50,445,432     2.4
----------------------------------------------
TOTAL:             221   2,072,978,628   100.0
----------------------------------------------

 Min: 57      Max: 239       Wtd Avg: 113
---------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
-------------------------------------------------
                    NO. OF   AGGREGATE
                  MORTGAGE   CUT-OFF DATE % OF
                     LOANS   BALANCE ($)  POOL
-------------------------------------------------
Interest Only       34    694,436,000     33.5
61 - 120             3     67,720,749      3.3
121 - 180            5     14,836,796      0.7
181 - 240           12     60,569,083      2.9
241 - 300           43    266,359,118     12.8
301 - 360          123    957,806,882     46.2
361 - 580            1     11,250,000      0.5
-------------------------------------------------
TOTAL:             221  2,072,978,628    100.0
-------------------------------------------------

Non Zero Min: 90  Max: 415  Non Zero Wtd Avg: 328
-------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
--------------------------------------------------
                    NO. OF   AGGREGATE
                  MORTGAGE   CUT-OFF DATE  % OF
                     LOANS   BALANCE ($)   POOL
--------------------------------------------------
Interest Only       34     694,436,000     33.5
61 - 120             3      67,720,749      3.3
121 - 180            5      14,836,796      0.7
181 - 240           12      60,569,083      2.9
241 - 300           43     266,359,118     12.8
301 - 360          123     957,806,882     46.2
361 - 580            1      11,250,000      0.5
--------------------------------------------------
TOTAL:             221    2,072,978,62    100.0
--------------------------------------------------

Non Zero Min: 88  Max: 415  Non Zero Wtd Avg: 327
-------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
------------------------------------------------
                    NO. OF   AGGREGATE
                  MORTGAGE   CUT-OFF DATE   % OF
                     LOANS   BALANCE ($)    POOL
------------------------------------------------
<= 20.0                3     16,970,749     0.8
20.1 - 30.0            1      5,800,000     0.3
30.1 - 40.0           12     44,300,983     2.1
40.1 - 50.0           30    197,976,780     9.6
50.1 - 60.0           62    647,893,326    31.3
60.1 - 70.0           61    691,725,487    33.4
70.1 - 80.0           52    468,311,304    22.6
------------------------------------------------
TOTAL:               221  2,072,978,628   100.0
------------------------------------------------
 Min: 7.1     Max: 79.8   Wtd Avg: 61.3
------------------------------------------------

 LOAN-TO-VALUE RATIO AT MATURITY (%)
 -----------------------------------------------
                    NO. OF    AGGREGATE
                  MORTGAGE    CUT-OFF DATE  % OF
                     LOANS    BALANCE ($)   POOL
 -----------------------------------------------
 <= 20.0               15    144,902,977     7.0
 20.1 - 30.0            9     31,112,473     1.5
 30.1 - 40.0           25     86,470,313     4.2
 40.1 - 50.0           55    441,422,816    21.3
 50.1 - 60.0           70    685,987,758    33.1
 60.1 - 70.0           44    566,332,291    27.3
 70.1 - 80.0            3    116,750,000     5.6
 -----------------------------------------------
 TOTAL:               221  2,072,978,628   100.0
 -----------------------------------------------
 Min: 0.0     Max: 73.4   Wtd Avg:   51.7
 -----------------------------------------------

 DEBT SERVICE COVERAGE RATIO (X)
 ---------------------------------------------
                    NO. OF   AGGREGATE
                  MORTGAGE   CUT-OFF DATE % OF
                     LOANS   BALANCE ($)  POOL
 ---------------------------------------------
 <= 1.20                2     6,192,602    0.3
 1.21 - 1.30           31   145,874,429    7.0
 1.31 - 1.40           18   114,375,011    5.5
 1.41 - 1.50           31   188,510,143    9.1
 1.51 - 1.60           21   242,177,364   11.7
 1.61 - 1.70           16    97,880,078    4.7
 1.71 - 1.80           12   140,802,399    6.8
 1.81 <=               90 1,137,166,602   54.9
 ---------------------------------------------
 TOTAL:               221 2,072,978,628  100.0
 ---------------------------------------------

  Min: 1.15    Max: 16.51    Wtd Avg: 2.01
 ---------------------------------------------

 POST PARTIAL IO PERIOD DEBT SERVICE COVERAGE
 RATIO (X)
 ---------------------------------------------
                    NO. OF   AGGREGATE
                  MORTGAGE   CUT-OFF DATE % OF
                     LOANS   BALANCE ($)  POOL
 ---------------------------------------------
 <= 1.20                5    58,877,602    2.8
 1.21 - 1.30           38   261,199,429   12.6
 1.31 - 1.40           20   107,425,011    5.2
 1.41 - 1.50           34   173,333,143    8.4
 1.51 - 1.60           25   219,302,364   10.6
 1.61 - 1.70           16    88,280,078    4.3
 1.71 - 1.80           13   148,262,399    7.2
 1.81 <=               70 1,016,298,602   49.0
 ---------------------------------------------
 TOTAL:               221 2,072,978,628  100.0
 ---------------------------------------------

  Min: 1.11    Max: 16.51    Wtd Avg: 1.91
 ---------------------------------------------

All numerical information concerning the Mortgage Loans is approximate and excludes the subordinated Non-Pooled Component of Mortgage Loan No. 1,
Lakeforest Mall, which is described in detail in the Prospectus Supplement. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-Off Date. State and Property Type tables reflect allocated loan amounts in the case of Mortgage Loans secured by multiple properties. Sum of columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-10

                          $1,948,599,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP20

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions          OCT-05          OCT-06          OCT-07          OCT-08          OCT-09          OCT-10
------------------------------------------------------------------------------------------------------------------------------

Locked Out                       92.45%          92.42%          92.28%          77.90%          77.67%          78.57%
YM(2)                             4.11%           4.14%           4.18%           5.29%           5.36%           6.06%
Greater of YM and 1.00%(2)(3)     2.07%           2.05%           2.15%          16.81%          16.97%          15.37%
Greater of YM and 2.00%(2)        1.37%           1.38%           1.40%           0.00%           0.00%           0.00%
Open                              0.00%           0.00%           0.00%           0.00%           0.00%           0.00%
------------------------------------------------------------------------------------------------------------------------------
TOTALS                          100.00%         100.00%         100.00%         100.00%         100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding     $2,072,978,628  $2,058,096,548   $2,040,310,132  $2,015,037,361  $1,986,065,880  $1,756,728,579
% Initial Pool Balance          100.00%          92.28%          98.42%          97.20%          95.81%          84.74%
------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd) OCT-11          OCT-12          OCT-13          OCT-14          OCT-15          OCT-16
------------------------------------------------------------------------------------------------------------------------------

Locked Out                       78.42%          84.61%          84.56%          81.78%          12.92%          52.12%
YM(2)                             6.18%           1.41%           1.44%           1.50%           0.00%           0.00%
Greater of YM and 1.00%(2)(3)    15.40%          13.98%          13.99%          14.21%          17.43%          47.88%
Greater of YM and 2.00%(2)        0.00%           0.00%           0.00%           0.00%           0.00%           0.00%
Open                              0.00%           0.00%           0.00%           2.50%          69.66%           0.00%
------------------------------------------------------------------------------------------------------------------------------
TOTALS                          100.00%         100.00%         100.00%         100.00%         100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding     $1,722,691,286  $1,512,617,947   $1,475,805,502  $1,416,378,067  $255,923,223     $41,669,708
% Initial Pool Balance           83.10%          72.97%          71.19%          68.33%          10.90%           2.01%
------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

--------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd) OCT-17          OCT-18          OCT-19          OCT-20
--------------------------------------------------------------------------------------------

Locked Out                       52.97%          54.07%          55.56%          59.26%
YM(2)                             0.00%           0.00%           0.00%           0.00%
Greater of YM and 1.00%(2)(3)    47.03%          45.93%          44.44%          40.74%
Greater of YM and 2.00%(2)        0.00%           0.00%           0.00%           0.00%
Open                              0.00%           0.00%           0.00%           0.00%
--------------------------------------------------------------------------------------------
TOTALS                          100.00%         100.00%         100.00%         100.00%
--------------------------------------------------------------------------------------------
Pool Balance Outstanding       $37,779,047    $33,657,178     $29,290,286     $18,595,046
% Initial Pool Balance            1.82%          1.62%           1.41%            0.90%
--------------------------------------------------------------------------------------------

Notes
(1) The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.
(2) See Appendix II for a description of the Yield Maintenance.
(3) DEF/YM1 loans have been modeled as Yield Maintenance.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------
                                            DISTRIBUTION DATE STATEMENT

                      =======================================================================

                      STATEMENT SECTIONS                                              PAGE(S)
                      ------------------                                              -------

                      Certificate Distribution Detail                                    2
                      Certificate Factor Detail                                          3
                      Reconciliation Detail                                              4
                      Other Required Information                                         5
                      Cash Reconciliation Detail                                         6
                      Ratings Detail                                                     7
                      Current Mortgage Loan and Property Stratification Tables         8 - 10
                      Mortgage Loan Detail                                              11
                      Principal Prepayment Detail                                       12
                      Historical Detail                                                 13
                      Delinquency Loan Detail                                           14
                      Specially Serviced Loan Detail                                  15 - 16
                      Modified Loan Detail                                              17
                      Liquidated Loan Detail                                            18
                      Bond/Collateral Realized Loss Reconciliation                      19
                      =======================================================================

                   DEPOSITOR                                  MASTER SERVICER                           SPECIAL SERVICER
==============================================  =========================================  =========================================
Bead Stearns Chase Commercial Mortgage           Wells Fargo Bank, N.A.                     ARCap Servicing, Inc.
  Securities Inc.                                45 Fremont Street, 2nd Floor               5605 N. MacArthur Blvd.
383 Madison Avenue                               investorreporting@wellsfargo.com           Irving, TX 75038
New York, NY 10179                               San Francisco, CA 94105

Contact:      General Information Number         Contact:      Matilde Sanchez              Contact:      Chris Crouch
Phone Number: (212) 272-2000                     Phone Number: (415) 222-2364               Phone Number: (972) 580-1688
==============================================  =========================================  =========================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                    Page 1 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------
                                          CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
  Class   CUSIP     Pass-Through    Original    Beginning     Principal       Interest    Prepayment   Realized Loss/
                       Rate          Balance     Balance    Distribution    Distribution   Premium    Additional Trust     Total
                                                                                                       Fund Expenses    Distribution
====================================================================================================================================
  A-1                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-2                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-3                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-AB               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-4A               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-4B               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-J                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   B                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   C                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   D                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   E                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   F                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   G                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   H                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   J                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   K                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   L                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   M                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   N                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   O                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   P                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   Q                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   LF                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  R-I                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  R-II               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
 R-III               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================
Totals                                0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================

====================================
  Class      Ending     Current
             Balance  Subordination
                        Level (1)
====================================
  A-1          0.00        0.00
  A-2          0.00        0.00
  A-3          0.00        0.00
  A-4          0.00        0.00
  A-AB         0.00        0.00
  A-5          0.00        0.00
  A-J          0.00        0.00
   B           0.00        0.00
   C           0.00        0.00
   D           0.00        0.00
   E           0.00        0.00
   F           0.00        0.00
   G           0.00        0.00
   H           0.00        0.00
   J           0.00        0.00
   K           0.00        0.00
   L           0.00        0.00
   M           0.00        0.00
   N           0.00        0.00
   O           0.00        0.00
   P           0.00        0.00
   Q           0.00        0.00
   LF          0.00        0.00
  R-I          0.00        0.00
  R-II         0.00        0.00
 R-III         0.00        0.00
====================================
Totals         0.00        0.00
====================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                    Page 2 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

============================================================================================================================
Class      Cusip       Pass-Through      Original      Beginning        Interest       Prepayment     Total          Ending
                          Rate           Notional      Notional       Distribution       Premium    Distribution    Notional
                                          Amount        Amount                                                       Amount
============================================================================================================================
  X                     0.000000           0.00           0.00            0.00            0.00        0.00           0.00
============================================================================================================================
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                    Page 3 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                    CERTIFICATE FACTOR DETAIL

   =============================================================================================================================
      Class          CUSIP         Beginning      Principal         Interest        Prepayment     Realized Loss/       Ending
                                    Balance      Distribution     Distribution       Premium      Additional Trust      Balance
                                                                                                    Fund Expenses
   =============================================================================================================================
      A-1                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-2                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-3                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-AB                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-4A                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-4B                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-J                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       B                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       C                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       D                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       E                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       F                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       G                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       H                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       J                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       K                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       L                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       M                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       N                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       O                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       P                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       Q                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       LF                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      R-1                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      R-II                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      R-III                      0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
   =============================================================================================================================

   ===========================================================================================
     Class         CUSIP         Beginning         Interest        Prepayment         Ending
                                  Notional       Distribution       Premium          Notional
                                   Amount                                             Amount
   ===========================================================================================
       X                         0.00000000       0.00000000       0.00000000       0.00000000
   ===========================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 4 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                      RECONCILIATION DETAIL

               ADVANCE SUMMARY                                            MASTER SERVICING FEE SUMMARY

P & I Advances Outstanding                      0.00      Current Period Accrued Master Servicing Fees                       0.00
Servicing Advances Outstanding                  0.00      Less Master Servicing Fees on Delinquent Payments                  0.00
                                                          Less Reductions to Master Servicing Fees                           0.00
Reimbursements for Interest on P&I              0.00      Plus Master Servicing Fees on Delinquent Payments Received         0.00
Advances paid from general collections                    Plus Adjustments for Prior Master Servicing Calculation            0.00
                                                          Total Master Servicing Fees Collected                              0.00
Reimbursements for Interest on Servicing        0.00
Advances paid from general collections

 CERTIFICATE INTEREST RECONCILIATION

====================================================================================================================================
 Class     Accrued         Net Aggregate      Distributable     Distributable       Additional      Interest     Remaining Unpaid
         Certificate         Prepayment        Certificate   Certificate Interest   Trust Fund    Distribution     Distributable
           Interest      Interest Shortfall      Interest         Adjustment         Expenses                   Certificate Interest
====================================================================================================================================
  A-1       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-2       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-3       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-AB      0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-4A      0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-4B      0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-J       0.00                0.00               0.00              0.00               0.00          0.00              0.00
   B        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   C        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   D        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   E        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   F        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   G        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   H        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   J        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   K        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   L        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   M        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   N        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   O        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   P        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   Q        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   LF       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  R-I       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  R-II      0.00                0.00               0.00              0.00               0.00          0.00              0.00
   X        0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================
  Totals    0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 5 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount                  0.00               Additional Trust Fund Expenses/(Gains)         0.00

Aggregate Number of Outstanding Loans             0                         Fees Paid to Special Servicer        0.00

Aggregate Unpaid Principal Balance of Loans    0.00                         Interest on Advances                 0.00

Aggregate Stated Principal Balance of Loans    0.00                         Other Expenses of Trust              0.00

Aggregate Amount of Servicing Fee              0.00

Aggregate Amount of Special Servicing Fee      0.00

Aggregate Amount of Trustee Fee                0.00

Aggregate Primary Servicing Fee                0.00                Appraisal Reduction Amount

Aggregate Paying Agent Fee                     0.00                =================================================================
                                                                                       Appraisal      Cumulative        Most Recent
Aggregate Trust Fund Expenses                  0.00                     Loan           Reduction         ASER            App. Red.
                                                                       Number           Effected        Amount              Date
                                                                   =================================================================

                                                                   =================================================================
                                                                   Total
                                                                   =================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 6 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
 INTEREST:
     Interest paid or advanced                                                              0.00
     Interest reductions due to Nonrecoverability Determinations                            0.00
     Interest Adjustments                                                                   0.00
     Deferred Interest                                                                      0.00
     Net Prepayment Interest Shortfall                                                      0.00
     Net Prepayment Interest Excess                                                         0.00
     Extension Interest                                                                     0.00
     Interest Reserve Withdrawal                                                            0.00
                                                                                                 -------
          TOTAL INTEREST COLLECTED                                                                  0.00

 PRINCIPAL:
     Scheduled Principal                                                                    0.00
     Unscheduled Principal                                                                  0.00
          Principal Prepayments                                                             0.00
          Collection of Principal after Maturity Date                                       0.00
          Recoveries from Liquidation and Insurance Proceeds                                0.00
          Excess of Prior Principal Amounts paid                                            0.00
          Curtailments                                                                      0.00
     Negative Amortization                                                                  0.00
     Principal Adjustments                                                                  0.00
                                                                                                 -------
          TOTAL PRINCIPAL COLLECTED                                                                 0.00
 OTHER:
     Prepayment Penalties/Yield Maintenance                                                 0.00
     Repayment Fees                                                                         0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Received                                                               0.00
     Net Swap Counterparty Payments Received                                                0.00
                                                                                                 -------
          TOTAL OTHER FUNDS COLLECTED                                                               0.00
                                                                                                 -------
TOTAL FUNDS COLLECTED                                                                               0.00
                                                                                                 =======

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                                                  0.00
      Trustee Fee                                                                           0.00
      Certificate Administration Fee                                                        0.00
      Insurer Fee                                                                           0.00
      Miscellaneous Fee                                                                     0.00
                                                                                                 -------
            TOTAL FEES                                                                              0.00

  ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                                                0.00
      ASER Amount                                                                           0.00
      Special Servicing Fee                                                                 0.00
      Reduction of funds due to Non Recoverability Determination                            0.00
      Rating Agency Expenses                                                                0.00
      Attorney's Fees & Expenses                                                            0.00
      Bankruptcy Expense                                                                    0.00
      Taxes Imposed on Trust Fund                                                           0.00
      Advances Not Recovered                                                                0.00
      Other Expenses                                                                        0.00

                                                                                                 -------
            TOTAL ADDITIONAL TRUST FUND EXPENSES                                                    0.00

      Interest Reserve Deposit                                                              0.00

  PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
     Interest Distribution                                                                  0.00
     Principal Distribution                                                                 0.00
     Yield Maintenance/Prepayment Penalties                                                 0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Paid                                                                   0.00
     Net Swap Counterparty Payments Paid                                                    0.00
                                                                                                 -------
            TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                           0.00
                                                                                                 -------
TOTAL FUNDS DISTRIBUTED                                                                             0.00
                                                                                                 =======

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 7 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL

------------------------------------------------------------------------------------------------------------------------------------

            ============================================================================================================
                                                         Original Ratings                  Current Ratings (1)
                   Class             CUSIP      ------------------------------------------------------------------------
                                                       Fitch  Moody's  S & P              Fitch  Moody's  S & P
            ============================================================================================================
                    A-1
                    A-2
                    A-3
                    A-AB
                    A-4A
                    A-4B
                    A-J
                     B
                     C
                     D
                     E
                     F
                     G
                     H
                     J
                     K
                     L
                     M
                     N
                     O
                     P
                     Q
                     LF
                    R-I
                    R-II
                    R-III
                     X
          ============================================================================================================
              NR - Designates that the class was not rated by the above agency at the time of original issuance.
               X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
             N/A - Data not available this period.

         1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

                 Fitch, Inc.                            Moody's Investors Service              Standard & Poor's Rating Services
                 One State Street Plaza                 99 Church Street                       55 Water Street
                 New York, New York 10004               New York, New York 10007               New York, New York 10041
                 (212) 908-0500                         (212) 553-0300                         (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 8 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                      SCHEDULED BALANCE                                                         STATE (3)
================================================================  ==================================================================
                                  % of                                                              % of
 Scheduled    # of   Scheduled     Agg.  WAM         Weighted                   # of    Scheduled    Agg    WAM          Weighted
  Balance    loans    Balance      Bal.  (2)  WAC   Avg DSCR (1)     State     Props.    Balance     Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ==================================================================

================================================================  ==================================================================
  Totals                                                             Totals
================================================================  ==================================================================

  See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 9 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

          DEBT SERVICE COVERAGE RATIO                                                       PROPERTY TYPE (3)
================================================================  ================================================================
                                 % of                                                               % of
 Debt Service    # of  Scheduled  Agg.   WAM         Weighted                     # of   Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans   Balance   Bal.   (2)  WAC  Avg DSCR (1)   Property Type  Props.   Balance    Bal.  (2)   WAC  Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
    Totals                                                           Totals
================================================================  ================================================================

                            NOTE RATE                                                         SEASONING
================================================================  ================================================================
                                % of                                                               % of
    Note       # of  Scheduled   Agg.  WAM            Weighted                   # of  Scheduled   Agg   WAM            Weighted
    Rate      loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)    Seasoning   loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
   Totals                                                            Totals
================================================================  ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 10 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------
                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================   ================================================================
 Anticipated                     % of                                Remaining                     % of
  Remaining     # of  Scheduled   Agg.   WAM         Weighted       Amortization  # of  Scheduled   Agg.   WAM         Weighted
   Term (2)    loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)        Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================

      REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                       AGE OF MOST RECENT FINANCIAL INFORMATION
================================================================   ================================================================
                                                                      Age of
 Remaining                      % of                                Most Recent                    % of
   Stated      # of  Scheduled   Agg.   WAM         Weighted         Financial    # of  Scheduled   Agg.   WAM         Weighted
    Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)      Information  loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================

(1)   Debt Service Coverage Ratios are updated periodically as new financial information becomes available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
      Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided for this calculation.

(2)   Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
      Anticipated Repayment Date, if applicable, and the maturity date.

(3)   Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
      Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 11 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL
====================================================================================================================================
                                                                                                               Anticipated
 Loan                    Property                                   Interest       Principal       Gross        Repayment   Maturity
Number         ODCR      Type (1)          City          State       Payment        Payment        Coupon          Date        Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

====================================================================================================================================
                  Neg.          Beginning          Ending          Paid        Appraisal      Appraisal         Res.          Mod.
 Loan            Amort          Scheduled         Scheduled        Thru        Reduction      Reduction         Strat         Code
Number           (Y/N)           Balance            Balance        Date          Date          Amoount           (2)           (3)
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

      (1) Property Type Code                                 (2) Resolution Strategy Code
      ----------------------                                 ----------------------------

MF - Multi-Family       OF - Office        1 - Modification   6 - DPO                10 - Deed In Lieu Of
RT - Retail             MU - Mixed Use     2 - Foreclosure    7 - REO                     Foreclosure
HC - Health Care        LO - Lodging       3 - Bankruptcy     8 - Resolved           11 - Full Payoff
IN - Industrial         SS - Self Storage  4 - Extension      9 - Pending Return     12 - Reps and Warranties
WH - Warehouse          OT - Other         5 - Note Sale          to Master Servicer 13 - Other or TBD
MH - Mobile Home Park

(3) Modification Code
---------------------

 1 - Maturity Date Extension
 2 - Authorization Change
 3 - Principal Write-Off
 4 - Combination

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 12 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                   Offering Document        Principal Prepayment Amount                        Prepayment Penalties
Loan Number         Cross-Reference    ------------------------------------    ----------------------------------------------------
                                       Payoff Amount     Curtailment Amount     Prepayment Premium      Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 13 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                         HISTORICAL DETAIL

===========================================================================================================
                                                  Delinquencies
-----------------------------------------------------------------------------------------------------------
                   30-59               60-89        90 Days
Distribution       Days                Days         or More    Foreclosure        REO         Modifications
    Date         #  Balance         #  Balance     #  Balance   #  Balance     #  Balance      #  Balance
===========================================================================================================

===========================================================================================================

====================================================================================
                           Prepayments                         Rate and
                                                               Maturities
------------------------------------------------------------------------------------
Distribution       Curtailments        Payoff        Next Weighted Avg.
    Date            #  Balance        #  Balance       Coupon   Remit         WAM
====================================================================================

====================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 14 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

================================================================================================================================
                 Offering            # of     Paid        Current      Outstanding      Status of      Resolution    Servicing
Loan Number      Document          Months    Through       P & I         P & I           Mortgage      Strategy       Transfer
              Cross-Reference      Delinq.     Date       Advances      Advances         Loan (1)        Code (2)       Date
================================================================================================================================

================================================================================================================================
  Totals
================================================================================================================================

==============================================================================
                   Foreclosure   Actual      Outstanding
Loan Number           Date        Loan        Servicing    Bankruptcy     REO
                                 Balance       Advances      Date         Date
==============================================================================

==============================================================================
  Totals
==============================================================================

                      (1) Status of Mortgage Loan                                      (2) Resolution Strategy Code
                      ---------------------------                                      ----------------------------

A - Payments Not Received       2 - Two Months Delinquent            1 - Modification   6 - DPO                 10 - Deed In Lieu Of
    But Still in Grace Period   3 - Three or More Months Delinquent  2 - Foreclosure    7 - REO                      Foreclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment        3 - Bankruptcy     8 - Resolved            11 - Full Payoff
    Than 1 Month Delinquent         (Performing Matured Loan)        4 - Extension      9 - Pending Return      12 - Reps and
0 - Current                     7 - Foreclosure                      5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent        9 - REO                                                                         13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 15 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                                   Offering       Servicing    Resolution
Distribution       Loan            Document        Transfer    Strategy       Scheduled      Property                   Interest
    Date          Number        Cross-Reference      Date        Code (1)      Balance        Type (2)        State       Rate
====================================================================================================================================

===============================================================================================================================

===============================================================================================================================
                                               Net                                                                    Remaining
 Distribution              Actual           Operating            NOI                      Note         Maturity      Amortizaton
     Date                  Balance            Income             Date        DSCR         Date           Date           Term
===============================================================================================================================

===============================================================================================================================

                    (1) Resolution Strategy Code                                                 (2) Property Type Code
                    ----------------------------                                                 ----------------------

1 - Modification     6 - DPO                   10 - Deed In Lieu Of                  MF - Multi-Family           OF - Office
2 - Foreclosure      7 - REO                        Foreclosure                      RT - Retail                 MU - Mixed use
3 - Bankruptcy       8 - Resolved              11 - Full Payoff                      HC - Health Care            LO - Lodging
4 - Extension        9 - Pending Return        12 - Reps and Warranties              IN - Industrial             SS - Self Storage
5 - Note Sale            to Master Servicer    13 - Other or TBD                     WH - Warehouse              OT - Other
                                                                                     MH - Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 16 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                              Offering      Resolution     Site
Distribution      Loan       Document       Strategy    Inspection    Phase 1   Appraisal   Appraisal      Other REO
    Date         Number   Cross-Reference   Code (1)      Date         Date        Date       Value     Property Revenue    Comment
====================================================================================================================================

====================================================================================================================================

                                                    (1) Resolution Strategy Code
                                                    ----------------------------

                           1  -  Modification         6 - DPO                    10 - Deed In Lieu Of
                           2  -  Foreclosure          7 - REO                         Foreclosure
                           3  -  Bankruptcy           8 - Resolved               11 - Full Payoff
                           4  -  Extension            9 - Pending Return         12 - Reps and Warranties
                           5  -  Note Sale                to Master Servicer     13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 17 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                Offering
   Loan         Document           Pre-Modification
  Number     Cross-Reference           Balance           Modification Date                Modification Description
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 18 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       LIQUIDATED LOAN DETAIL

============================================================================================================================

             Final
            Recovery        Offering                                                              Gross Proceeds
 Loan     Determination     Document         Appraisal   Appraisal       Actual         Gross      as a % of
Number        Date       Cross-Reference        Date       Value         Balance       Proceeds   Actual Balance
============================================================================================================================

============================================================================================================================
  Current Total
============================================================================================================================
Cummulative Total
============================================================================================================================

==============================================================================
                                           Net
                                         Proceeds
           Aggregate         Net        as a % of                Repurchased
 Loan     Liquidation    Liquidation      Actual     Realized     by Seller
Number      Expenses*      Proceeds       Balance       Loss        (Y/N)
==============================================================================

==============================================================================
  Current Total
==============================================================================
Cummulative Total
==============================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.)

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 19 of 20

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 20                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  11/14/2005
                                                                                                RECORD DATE:   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                        BOND/COLLATERAL REALIZED LOSS RECONCILIATION

===============================================================================================================================
                             Beginning                                              Amounts
                             Balance of      Aggregate     Prior Realized      Covered by Over-         Interest (Shortage)/
 Distribution   Prospectus   the Loan at   Realized Loss    Loss Applied      collateralization and     Excesses applied to
     Date          Id        Liquidation    on Loans       to Certificates    other Credit Support      other Credit Support
===============================================================================================================================

                                              NO REALIZED LOSSES THIS PERIOD

===============================================================================================================================
  Current Total
===============================================================================================================================
Cummulative Total
===============================================================================================================================

================================================================================================================================
                   Modification             Additional
                   Adjustments/            (Recoveries)/         Current Realized      Recoveries of      (Recoveries)/Realized
 Distribution   Appraisal Reduction     Expenses applied to       Loss Applied to      Realized Losses      Loss Applied to
     Date          Adjustment            Realized Losses           Certificates         Paid as Cash      Certificate Interest
================================================================================================================================

================================================================================================================================
  Current Total
================================================================================================================================
Cummulative Total
================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 20 of 20

                                   SCHEDULE A
                                   ----------

                      Class A-AB Planned Principal Balance

 DISTRIBUTION DATE       BALANCE             DISTRIBUTION DATE       BALANCE
 -----------------       -------             -----------------       -------
    Closing Date     $142,600,000.00             09/12/2009      $142,600,000.00
     11/12/2005      $142,600,000.00             10/12/2009      $142,600,000.00
     12/12/2005      $142,600,000.00             11/12/2009      $142,600,000.00
     01/12/2006      $142,600,000.00             12/12/2009      $142,600,000.00
     02/12/2006      $142,600,000.00             01/12/2010      $142,600,000.00
     03/12/2006      $142,600,000.00             02/12/2010      $142,600,000.00
     04/12/2006      $142,600,000.00             03/12/2010      $142,600,000.00
     05/12/2006      $142,600,000.00             04/12/2010      $142,600,000.00
     06/12/2006      $142,600,000.00             05/12/2010      $142,600,000.00
     07/12/2006      $142,600,000.00             06/12/2010      $142,600,000.00
     08/12/2006      $142,600,000.00             07/12/2010      $142,600,000.00
     09/12/2006      $142,600,000.00             08/12/2010      $142,600,000.00
     10/12/2006      $142,600,000.00             09/12/2010      $142,600,000.00
     11/12/2006      $142,600,000.00             10/12/2010      $142,549,950.85
     12/12/2006      $142,600,000.00             11/12/2010      $139,909,000.00
     01/12/2007      $142,600,000.00             12/12/2010      $137,039,000.00
     02/12/2007      $142,600,000.00             01/12/2011      $134,373,000.00
     03/12/2007      $142,600,000.00             02/12/2011      $131,695,000.00
     04/12/2007      $142,600,000.00             03/12/2011      $128,359,000.00
     05/12/2007      $142,600,000.00             04/12/2011      $125,654,000.00
     06/12/2007      $142,600,000.00             05/12/2011      $122,722,000.00
     07/12/2007      $142,600,000.00             06/12/2011      $119,991,000.00
     08/12/2007      $142,600,000.00             07/12/2011      $117,033,000.00
     09/12/2007      $142,600,000.00             08/12/2011      $114,276,000.00
     10/12/2007      $142,600,000.00             09/12/2011      $111,507,000.00
     11/12/2007      $142,600,000.00             10/12/2011      $108,512,000.00
     12/12/2007      $142,600,000.00             11/12/2011      $105,716,000.00
     01/12/2008      $142,600,000.00             12/12/2011      $102,696,000.00
     02/12/2008      $142,600,000.00             01/12/2012       $99,874,000.00
     03/12/2008      $142,600,000.00             02/12/2012       $97,039,000.00
     04/12/2008      $142,600,000.00             03/12/2012       $93,770,000.00
     05/12/2008      $142,600,000.00             04/12/2012       $91,000,000.00
     06/12/2008      $142,600,000.00             05/12/2012       $88,300,000.00
     07/12/2008      $142,600,000.00             06/12/2012       $85,600,000.00
     08/12/2008      $142,600,000.00             07/12/2012       $82,900,000.00
     09/12/2008      $142,600,000.00             08/12/2012       $80,200,000.00
     10/12/2008      $142,600,000.00             09/12/2012       $77,500,000.00
     11/12/2008      $142,600,000.00             10/12/2012       $74,440,000.00
     12/12/2008      $142,600,000.00             11/12/2012       $71,550,000.00
     01/12/2009      $142,600,000.00             12/12/2012       $68,447,000.00
     02/12/2009      $142,600,000.00             01/12/2013       $65,531,000.00
     03/12/2009      $142,600,000.00             02/12/2013       $62,595,000.00
     04/12/2009      $142,600,000.00             03/12/2013       $59,074,000.00
     05/12/2009      $142,600,000.00             04/12/2013       $56,136,000.00
     06/12/2009      $142,600,000.00             05/12/2013       $52,986,000.00
     07/12/2009      $142,600,000.00             06/12/2013       $50,021,000.00
     08/12/2009      $142,600,000.00             07/12/2013       $46,844,000.00

                                      A-1

 DISTRIBUTION DATE         BALANCE
 -----------------         -------
     08/12/2013        $43,851,000.00
     09/12/2013        $40,844,000.00
     10/12/2013        $37,626,000.00
     11/12/2013        $34,591,000.00
     12/12/2013        $31,346,000.00
     01/12/2014        $28,282,000.00
     02/12/2014        $25,205,000.00
     03/12/2014        $21,527,000.00
     04/12/2014        $18,422,000.00
     05/12/2014        $15,099,000.00
     06/12/2014        $11,965,000.00
     07/12/2014         $8,625,000.00
     08/12/2014         $5,463,000.00
     09/12/2014         $2,286,000.00
     10/12/2014             $0.00

                                      A-2

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage
Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                The date of this prospectus is September 2, 2005.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                        i

   Shortfalls in Collections of Interest as a Result of Prepayments of

   Distributions on the Certificates in Respect of Prepayment Premiums

                                       ii

   Federal Income Tax Consequences for Certificates as to Which No

                                      iii

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                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

   TITLE OF CERTIFICATES..........   Commercial/Multifamily Mortgage
                                     Pass-Through Certificates, issuable in
                                     series.

   DEPOSITOR......................   Bear Stearns Commercial Mortgage Securities
                                     Inc., a Delaware corporation. Our telephone
                                     number is (212) 272-2000.

   DESCRIPTION OF CERTIFICATES;
      RATINGS.....................   The certificates of each series will be
                                     issued pursuant to a pooling and servicing
                                     agreement and may be issued in one or more
                                     classes. The certificates of each series
                                     will represent in the aggregate the entire
                                     beneficial ownership interest in the
                                     property of the related trust fund. Each
                                     trust fund will consist primarily of a
                                     segregated pool of commercial or
                                     multifamily mortgage loans, or
                                     mortgage-backed securities that evidence
                                     interests in, or that are secured by
                                     commercial or multifamily mortgage loans.
                                     Each class or certificate will be rated not
                                     lower than investment grade by one or more
                                     nationally recognized statistical rating
                                     agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                     (1)  the name of the servicer and special
                                          servicer, the circumstances when a
                                          special servicer will be appointed and
                                          their respective obligations (if any)
                                          to make advances to cover delinquent
                                          payments on the assets of the trust
                                          fund, taxes, assessments or insurance
                                          premiums;

                                     (2)  the assets in the trust fund,
                                          including a description of the pool of
                                          mortgage loans or mortgage-backed
                                          securities;

                                     (3)  the identity and attributes of each
                                          class within a series of certificates,
                                          including whether (and to what extent)
                                          any credit enhancement benefits any
                                          class of a series of certificates;

                                     (4)  the tax status of certificates; and

                                     (5)  whether the certificates will be
                                          eligible to be purchased by investors
                                          subject to ERISA or will be mortgage
                                          related securities for purposes of
                                          SMMEA.

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                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than

anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the

delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates.
Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by
DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares

allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on

                                       10

the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in

                                       11

this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each
mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of

                                       12

the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                                       13

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus

                                       14

supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                       15

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

                                       16

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

                                       17

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

                                       18

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives.
Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

                                       19

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may

                                       20

impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

                                       21

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of

                                       22

an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

                                       23

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect

                                       24

to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit
support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

                                       25

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

                                       26

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We

                                       27

will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the

                                       28

underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.
A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative

                                       29

amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

                                       30

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                       31

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of

                                       32

certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates

                                       33

may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a

                                       34

series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1.   the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2.   the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3.   the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4.   the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5.   if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6.   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

                                       35

     7.   information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8.   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9.   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10.  the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11.  if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12.  the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13.  if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14.  to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific

                                       36

information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the

                                       37

American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       38

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the preceding sentence,
DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial
Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

                                       39

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian,

                                       40

will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related

                                       41

mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party.
Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates

                                       42

may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement.
The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

                                       43

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise
          (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     6.   any amounts paid under any cash flow agreement, as described under
          "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7.   all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties;
          Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under
          "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8.   any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9.   to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11.  any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to you on each distribution date;

                                       44

     2.   to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3.   to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4.   to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5.   to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
          (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6.   if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
          (3) above made by it and the servicing expenses described in clause
          (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7.   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under
          "--Realization Upon Defaulted Mortgage Loans";

     8.   to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters
          Regarding the Servicer and the Depositor";

     9.   if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under
          "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11.  if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13.  to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

                                       45

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18.  to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other

                                       46

actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

                                       47

     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o    the Internal Revenue Service grants an extension of time to sell the property or

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

                                       48

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o    that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for

                                       49

losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest

                                       50

shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit
Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph
4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o    the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o    a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o    breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

                                       51

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

     o    that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o    those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o    that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o    any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

                                       52

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o    you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
          25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o    the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o    to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

                                       53

     o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o    for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

          Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

          o    that holder previously has given to the trustee written notice of default;

          o    except in the case of a default by the trustee,
               certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in

                                       54

               its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity;
               and

          o    the trustee for 60 days has neglected or refused to institute any such proceeding.

          No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

          Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

          o    is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

          o    has a combined capital and surplus of at least $50,000,000; and

          o    is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

          The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required

                                       55

to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o    constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o    constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o    may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       56

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of

                                       57

subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so

                                       58

specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the

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mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the

                                       61

United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o    the price paid for the foreclosed property did not represent
          (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that,

                                       62

until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o    if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

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     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o    the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o    the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o    if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

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     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.

                                       65

Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o    adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o    that any percentage rent due under the lease will not decline substantially;

     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o    that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity

                                       66

may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy
Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o    a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o    in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

                                       67

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

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     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans

                                       69

originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o    the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o    the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

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In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

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             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o    compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal
Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a
FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section
860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

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     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

                                       73

     o    regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o    loans secured by timeshare interests; and

     o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o    the fair market value of the real property securing the mortgage
          (including any buildings and structural components) must be at least
          80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1.   a mortgage in default or as to which default is reasonably foreseeable;

     2.   a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4.   a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three

                                       74

months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received.
Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue

                                       75

Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro

                                       76

rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a)  the sum of:

          o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
               redemption price at maturity; and

          o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b)  the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o    events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o    the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o    the interest compounds or is payable at least annually at current values of;

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o    a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

                                       78

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o    it bears a rate that qualifies as a variable rate under the OID regulations:

          o    that is tied to current values of a variable rate (or the
               highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points);
               or

          o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o    it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o    is exceeded by the then-current principal amount of the regular certificate; or

     o    in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

                                       79

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates;
          or

                                       81

     o    to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a

                                       82

residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of

                                       83

disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount"

                                       84

and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

     Market Discount . The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section
1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated
redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of
Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o    the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

                                       85

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under
Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating

                                       86

the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization
          (i.e., as a broker, nominee or middleman on its behalf); and

     o    the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

                                       87

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
          States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest;

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o    the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
          and

     o    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

                                       88

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o    if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

                                       89

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

     1.   the disposition of a qualified mortgage other than pursuant to:

          o    a substitution within two years of the startup day for a
               defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
               obligation at any time) or for any qualified mortgage within three months of the startup day;

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.   the receipt of compensation for services; or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

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     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o    the appointment of the tax matters person as provided in the preceding sentence; and

     o    the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable

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portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a
REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United
States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United
States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States
Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o    are United States Persons and classified as partnerships under the
          Internal Revenue Code, if any of their beneficial owners are not
          United States Persons,

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will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

      FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
                                ELECTION IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject

                                       93

to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, including deductions under Internal Revenue Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal
Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped
Certificates" and "--Premium and Discount--Recharacterization of Servicing
Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1.   A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section
          7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property"
          within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2.   A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of
          Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3.   A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code
          Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of
          Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

                                       94

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by

                                       95

the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue
Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o    if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o    we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
          Certificates--Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

                                       96

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
          Consequences for REMIC Certificates--Taxation of Regular
          Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include

                                       97

the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

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     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a
"trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of

                                       99

FASIT certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT pool will qualify as a
FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more
FASIT elections will be made with respect to the related trust fund.

     No final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the
Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

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                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special
caution should be exercised before the assets of a Plan are used to purchase a
Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue
Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant.
For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on

                                      101

ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o    are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
          and

                                      102

     o    are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     The appropriate characterization of those certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates)
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o    national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no

                                      103

representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. Section
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                                      104

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o    that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including

                                      105

          liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 450
Fifth Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Section may be obtained by calling the Securities and
Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission
also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering,
Analysis and Retrieval ("EDGAR") system. The Depositor has filed the
Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and
Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383

                                      106

Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel
(212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

                                      107

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      108

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
          Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o    any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
          Revenue Code Section 1381(a)(2)(C); and

     o    any organization, other than a farmers' cooperative described in
          Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

                                      109

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o    for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o    for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                                      110

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft
Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool"
in, and on Appendix B and Appendix C to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement.
Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)  Microsoft Excel is a registered trademark of Microsoft Corporation